As filed with the Securities and Exchange Commission on December 24, 2008

Registration No. 333-154800

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	7993	62-1411755
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Caesars Palace Drive

Las Vegas, NV 89109

(702) 407-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

HARRAH’S OPERATING COMPANY, INC.

(Exact name of registrant as specified in its charter)

(See Schedule A for additional registrants)

DELAWARE	7993	75-1941623
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Caesars Palace Drive

Las Vegas, NV 89109

(702) 407-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael D. Cohen, Esq.

Vice President and Corporate Secretary

Harrah’s Entertainment, Inc.

One Caesars Palace Drive

Las Vegas, NV 89109

(702) 407-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Monica K. Thurmond, Esq.

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

(212) 326-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
10.75% Senior Notes due 2016	$4,200,153,000	100%	$4,200,153,000	$165,066
Guarantee of 10.75% Senior Notes due 2016(3)	—	—	—	(4)
10.75%/11.5% Senior Toggle Notes due 2018	$1,052,583,000	100%	$1,052,583,000	$41,367
Guarantee of 10.75% Senior Toggle Notes due 2018(3)	—	—	—	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price is estimated solely for purpose of calculating the registration fee.
(2)	Calculated pursuant to Rule 457(f) of the rules and regulations of the Security Act. Paid by wire transfer on October 10, 2008.
(3)	Each of Harrah’s Operating Company, Inc.’s wholly-owned domestic subsidiaries jointly, severally and unconditionally guarantees, the 10.75% Senior Notes due 2016 and the 10.75% /11.5% Senior Toggle Notes due 2018 on a senior unsecured basis.
(4)	See Schedule A on the inside facing page for table of additional registrant guarantors. Pursuant to Rule 457(n) of the rules and regulations under the Securities Act, no separate fee for the guarantee is payable.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number

Harrah’s Operating Company, Inc. (Issuer)	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	75-1941623

Harrah’s Entertainment, Inc. (Parent Guarantor)	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	62-1411755

California Clearing Corporation	California	One Caesars Palace Drive Las Vegas, NV 89109	92-2421291

Bally’s Midwest Casino, Inc.	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	88-0404625

Bally’s Operator, Inc.	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	52-1919594

Caesars Palace Corporation	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	88-0172791

Harrah’s International Holding Company, Inc.	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1779042

Sheraton Tunica Corporation	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	04-3196700

AJP Holdings, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	75-3197770

AJP Parent, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	75-3197768

Biloxi Hammond, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1241172

Biloxi Village Walk Development, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	38-3764302

Chester Facility Holding Company, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	51-0616907

Harrah’s Chester Downs Investment Company, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	76-0760472

Harrah’s Maryland Heights LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	43-1725857

Harrah’s MH Project, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	35-2276359

Harrah’s Operating Company Memphis, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	62-1802711

Harrah’s Shreveport/Bossier City Holding Company, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	71-0902683

Harrah’s Shreveport/Bossier City Investment Company, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	71-0902682

Harrah’s Sumner Investment Company, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1527053

Harrah’s Sumner Management Company, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1527133

Harrah’s West Warwick Gaming Company, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	47-0942639

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number

Horseshoe Gaming Holding, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	88-0425131

JCC Holding Company II, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	62-1650470

Koval Holdings Company, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	56-2599109

Reno Crossroads, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	22-3741494

Village Walk Construction, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	37-1549893

Winnick Parent, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	32-0136798

Winnick Holdings, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	42-1652004

Bally’s Olympia Limited Partnership	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	36-3938276

Caesars World, Inc.	Florida	One Caesars Palace Drive Las Vegas, NV 89109	59-0773674

Southern Illinois Riverboat/Casino Cruises, Inc.	Illinois	One Caesars Palace Drive Las Vegas, NV 89109	37-1272361

Casino Computer Programming, Inc.	Indiana	One Caesars Palace Drive Las Vegas, NV 89109	31-1721454

Roman Entertainment Corporation of Indiana	Indiana	One Caesars Palace Drive Las Vegas, NV 89109	95-4510681

Roman Holding Corporation of Indiana	Indiana	One Caesars Palace Drive Las Vegas, NV 89109	95-4510678

Caesars Riverboat Casino, LLC	Indiana	One Caesars Palace Drive Las Vegas, NV 89109	95-4510682

Horseshoe Hammond, LLC	Indiana	One Caesars Palace Drive Las Vegas, NV 89109	36-3865868

Players Bluegrass Downs, Inc.	Kentucky	One Caesars Palace Drive Las Vegas, NV 89109	61-1250331

Harrah’s Bossier City Investment Company, LLC	Louisiana	One Caesars Palace Drive Las Vegas, NV 89109	71-0902684

Horseshoe Shreveport, L.L.C.	Louisiana	One Caesars Palace Drive Las Vegas, NV 89109	88-0442445

Jazz Casino Company, LLC	Louisiana	One Caesars Palace Drive Las Vegas, NV 89109	72-1429291

JCC Fulton Development, LLC	Louisiana	One Caesars Palace Drive Las Vegas, NV 89109	37-1527448

Players Riverboat II, LLC	Louisiana	One Caesars Palace Drive Las Vegas, NV 89109	72-1297055

Horseshoe Entertainment	Louisiana	One Caesars Palace Drive Las Vegas, NV 89109	72-1249477

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number

BL Development Corp.	Minnesota	One Caesars Palace Drive Las Vegas, NV 89109	41-1754530

GCA Acquisition Subsidiary, Inc.	Minnesota	One Caesars Palace Drive Las Vegas, NV 89109	41-1815669

Grand Casinos, Inc.	Minnesota	One Caesars Palace Drive Las Vegas, NV 89109	41-1689535

Grand Media Buying, Inc.	Minnesota	One Caesars Palace Drive Las Vegas, NV 89109	41-1726209

Grand Casinos of Biloxi, LLC	Minnesota	One Caesars Palace Drive Las Vegas, NV 89109	41-1726211

Bally’s Tunica, Inc.	Mississippi	One Caesars Palace Drive Las Vegas, NV 89109	36-3887302

East Beach Development Corporation	Mississippi	One Caesars Palace Drive Las Vegas, NV 89109	30-0360590

Robinson Property Group Corp.	Mississippi	One Caesars Palace Drive Las Vegas, NV 89109	64-0840031

Grand Casinos of Mississippi, LLC - Gulfport	Mississippi	One Caesars Palace Drive Las Vegas, NV 89109	36-4262232

Harrah’s North Kansas City LLC	Missouri	One Caesars Palace Drive Las Vegas, NV 89109	62-1802713

B I Gaming Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0401326

Benco, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0409341

Caesars Entertainment Golf, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	52-2271238

Caesars Entertainment Akwesasne Consulting Corp.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	52-2307758

Caesars Entertainment Canada Holding, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0445777

Caesars Entertainment Finance Corp.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0410850

Caesars Entertainment Retail, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	90-0059931

Caesars Palace Realty Corp.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0109258

Caesars Palace Sports Promotions, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	93-0720413

Caesars United Kingdom, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	83-0421943

Caesars World Merchandising, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	94-2768968

CEI-Sullivan County Development Company	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	52-2338538

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number

Consolidated Supplies, Services and Systems	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0424458

Desert Palace, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0097966

Dusty Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0398744

FHR Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0402426

Flamingo-Laughlin, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0240867

Harrah’s Alabama Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0308027

Harrah’s Arizona Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	62-1523519

Harrah’s Illinois Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0284653

Harrah’s Imperial Palace Corp.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	37-1518194

Harrah’s Interactive Investment Company	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0326036

Harrah’s Investments, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0317848

Harrah’s Kansas Casino Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0313173

Harrah’s Management Company	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0187173

Harrah’s Marketing Services Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	86-0889202

Harrah’s Maryland Heights Operating Company	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0343024

Harrah’s New Orleans Management Company	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	62-1534758

Harrah’s Pittsburgh Management Company	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0320269

Harrah’s Reno Holding Company, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	62-1440237

Harrah’s Southwest Michigan Casino Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0337476

Harrah’s Travel, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0400542

Harrah’s Tunica Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0292680

Harrah’s Vicksburg Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0292320

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number

Harveys BR Management Company, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	91-2000710

Harveys C.C. Management Company, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0307948

Harveys Iowa Management Company, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0321071

HBR Realty Company, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	91-2000709

HCR Services Company, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0370327

HEI Holding Company One, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	37-1524630

HEI Holding Company Two, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	38-3737280

Las Vegas Resort Development, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	90-0123916

LVH Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0402427

Parball Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0410530

Players Development, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	22-3452913

Players Resources, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	22-3409555

Reno Projects, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0300954

Rio Development Company, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0220505

Tele/Info, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0188729

Trigger Real Estate Corporation	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0398745

190 Flamingo, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	38-3736606

Caesars India Sponsor Company, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	26-3478539

Corner Investment Company, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	37-1531785

DCH Exchange, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	61-1527745

Harrah’s Bossier City Management Company, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	71-0902685

Harrah’s Chester Downs Management Company, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	68-0590545

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number

Harrah’s License Company, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	42-1643727

Harrah’s Shreveport Investment Company, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0292677

Harrah’s Shreveport Management Company, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	62-1839697

H-BAY, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	42-1640291

HCAL, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0313169

HHLV Management Company, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	87-0719578

Hole in the Wall, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	04-3813150

Horseshoe GP, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	94-3230241

Koval Investment Company, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	56-2599115

Las Vegas Golf Management, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	41-2171222

Nevada Marketing, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	30-0341987

Players Holding, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0346670

Players International, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	95-4175832

Players LC, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	22-3414663

Players Maryland Heights Nevada, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0345262

Players Riverboat Management, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0332373

Players Riverboat, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0332372

Roman Empire Development, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	35-2286976

TRB Flamingo, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	59-3797439

New Gaming Capital Partnership	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-6060088

Bally’s Park Place, Inc.	New Jersey	One Caesars Palace Drive Las Vegas, NV 89109	36-2931526

Boardwalk Regency Corporation	New Jersey	One Caesars Palace Drive Las Vegas, NV 89109	95-3147313

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number

Caesars New Jersey, Inc.	New Jersey	One Caesars Palace Drive Las Vegas, NV 89109	22-2230292

Caesars World Marketing Corporation	New Jersey	One Caesars Palace Drive Las Vegas, NV 89109	22-2746389

GNOC, Corp.	New Jersey	One Caesars Palace Drive Las Vegas, NV 89109	22-2494608

Martial Development Corp.	New Jersey	One Caesars Palace Drive Las Vegas, NV 89109	22-3461012

Players Services, Inc.	New Jersey	One Caesars Palace Drive Las Vegas, NV 89109	22-3400988

Atlantic City Country Club 1, LLC	New Jersey	One Caesars Palace Drive Las Vegas, NV 89109	21-0600260

Harrah’s NC Casino Company, LLC	North Carolina	One Caesars Palace Drive Las Vegas, NV 89109	56-1936298

Harrah South Shore Corporation	California	One Caesars Palace Drive Las Vegas, NV 89109	88-0074793

Showboat Atlantic City Mezz 1, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1305647

Showboat Atlantic City Mezz 2, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1305702

Showboat Atlantic City Mezz 3, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1305739

Showboat Atlantic City Mezz 4, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1305784

Showboat Atlantic City Mezz 5, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1305816

Showboat Atlantic City Mezz 6, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1305847

Showboat Atlantic City Mezz 7, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1305886

Showboat Atlantic City Mezz 8, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1305920

Showboat Atlantic City Mezz 9, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1305951

Showboat Atlantic City Propco, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1305988

Tahoe Garage Propco, LLC	Delaware	One Caesars Palace Drive Las Vegas, NV 89109	26-1777697

Harveys Tahoe Management Company, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	88-0370589

HTM Holding, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	26-2258855

Showboat Holding, Inc.	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	26-2397971

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number

DCH Lender, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	26-2468212

Durante Holdings, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	42-168403

Caesars Entertainment Development, LLC	Nevada	One Caesars Palace Drive Las Vegas, NV 89109	83-0379289

Ocean Showboat, Inc.	New Jersey	One Caesars Palace Drive Las Vegas, NV 89109	22-2500790

Showboat Atlantic City Operating Company, LLC	New Jersey	One Caesars Palace Drive Las Vegas, NV 89109	26-1305623

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

Subject to Completion, dated December 24, 2008

PRELIMINARY PROSPECTUS

Harrah’s Operating Company, Inc.

OFFERS TO EXCHANGE

$4,200,153,000 aggregate principal amount of its 10.75% Senior Notes due 2016 and

$1,052,583,000 aggregate principal amount of its 10.75%/11.5% Senior Toggle Notes due 2018, the issuance of each of which has been registered under the Securities Act of 1993, as amended (collectively, the “exchange notes”), for

any and all of its outstanding 10.75% Senior Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018, respectively (collectively, the “original notes,” and together with the exchange notes, the “notes”).

Harrah’s Operating Company, Inc. hereby offers, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offers”), to exchange up to $4,200,153,000 in aggregate principal amount of our registered 10.75% Senior Notes due 2016 and the guarantees thereof and $1,052,583,000 in the aggregate principal amount of our registered 10.75%/11.5% Senior Toggle Notes due 2018 and any guarantees thereof (the “exchange notes”), for a like principal amount of our unregistered 10.75% Senior Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018 (the “original notes”). We refer to the original notes and exchange notes collectively as the “notes.” The terms of the exchange notes and the guarantees thereof are identical to the terms of the original notes and the guarantees thereof in all material respects, except for the elimination of some transfer restrictions, registration rights and additional interest provisions relating to the original notes. The notes are irrevocably and unconditionally guaranteed by Harrah’s Entertainment, Inc. and the wholly-owned domestic subsidiaries of Harrah’s Operating Company, Inc. that guarantee obligations under the senior secured credit facilities (the “guarantors”). The notes will be exchanged in denominations of $2,000 and in integral multiples of $1,000.

We will exchange any and all original notes that are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on            , 2009, unless extended.

We have not applied, and do not intend to apply, for listing of the notes on any national securities exchange or automated quotation system.

See “Risk Factors” beginning on page 23 of this prospectus for a discussion of certain risks that you should consider before participating in this exchange offers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2009.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules of the Securities and Exchange Commission, or the SEC, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

The notes may not be offered or sold in or into the United Kingdom by means of any document except in circumstances that do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995. All applicable provisions of the Financial Services and Markets Act 2000 must be complied with in respect of anything done in relation to the notes in, from or otherwise involving or having an effect in the United Kingdom.

The notes have not been and will not be qualified under the securities laws of any province or territory of Canada. The notes are not being offered or sold, directly or indirectly, in Canada or to or for the account of any resident of Canada in contravention of the securities laws of any province or territory thereof.

Until                     , 2009 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in the exchange offers, may be required to deliver a prospectus.

i

PROSPECTUS SUMMARY

This summary highlights information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should carefully read the entire prospectus, including the information presented under the heading “Risk Factors” and the more detailed information in the unaudited pro forma condensed consolidated financial information and the historical financial statements and related notes presented elsewhere in this prospectus.

The exchange notes will be issued by Harrah’s Operating Company, Inc. (the “Issuer”), a Delaware corporation and a wholly-owned subsidiary of Harrah’s Entertainment, Inc., a Delaware corporation (“Harrah’s Entertainment”). Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” and “the company” refer to Harrah’s Entertainment and its consolidated subsidiaries, and references in this prospectus to “Harrah’s Operating” or “HOC” refer to the Issuer and its consolidated subsidiaries, in each case after giving effect to the consummation of the Transactions described below under “—The Transactions.”

As of September 30, 2008, Harrah’s Entertainment owned or managed 52 casinos through its subsidiaries. In connection with the financing of the Acquisition described below under “—The Transactions,” six casinos were spun or transferred out of Harrah’s Operating to entities that are side-by-side with Harrah’s Operating. See “—The Transactions—CMBS Transactions.” In addition, in connection with the Transactions, London Clubs and its subsidiaries became subsidiaries of Harrah’s Operating. See “The Transactions—London Clubs Transfer.” Harrah’s Operating has remained a direct, wholly-owned subsidiary of Harrah’s Entertainment and as of September 30, 2008 owned or managed 46 of the 52 Harrah’s Entertainment casinos. Notwithstanding these spin-offs and transfers, management of Harrah’s Entertainment continues to manage all of the properties of Harrah’s Operating and those held by its sister subsidiaries as one company, but Harrah’s Operating is not entitled to receive any direct contribution or proceeds from its sister subsidiaries’ operations. Harrah’s Entertainment guarantees the notes; the CMBS subsidiaries do not. As a result, we have provided the historical financial and pro forma financial information of Harrah’s Entertainment as well as pro forma financial information of Harrah’s Operating to give a meaningful and complete presentation of the CMBS Transactions and the London Clubs Transfer, among others.

Unless otherwise specified, all pro forma financial information for periods ended after December 31, 2006 provided in this prospectus gives pro forma effect to the closing of the Transactions. Harrah’s Operating has not historically reported financial information on a stand-alone basis and has not prepared audited historical financial statements for this offering. Accordingly, the financial information presented herein for Harrah’s Operating has been prepared on an unaudited pro forma basis. The pro forma financial information has been derived from the Harrah’s Entertainment financial statements for the relevant periods, as adjusted to remove the historical financial information of all subsidiaries of and account balances at Harrah’s Entertainment that were not components of Harrah’s Operating.

Our Company

Harrah’s Entertainment is the world’s largest and most geographically diversified gaming company with the #1 or #2 market share, based on revenue, in almost every major gaming market in the U.S., including Las Vegas and Atlantic City, the largest gaming markets in the U.S. As of September 30, 2008, we owned or managed 52 casinos across 12 U.S. states and six countries under the Harrah’s®, Caesars®, and Horseshoe® brand names, among others. Harrah’s Operating owned or managed 46 of these casinos. Harrah’s Entertainment operates the industry’s largest and most widely recognized customer recognition and loyalty program, called Total Rewards®, which has over 40 million members worldwide. In addition, we own and operate the World Series of Poker®.

Our History

Harrah’s Entertainment commenced its casino operations in 1937 and became a publicly listed company in 1971. Two years later, it became the first gaming company to be listed on the New York Stock Exchange (“NYSE”). In 1980, Harrah’s Entertainment was acquired by Holiday Inns, Inc. and was delisted from the NYSE. In 1995, Harrah’s Entertainment became a stand-alone company and resumed trading on the NYSE.

Harrah’s Entertainment has grown through a series of strategic acquisitions that have strengthened its scale, geographic diversity and leading market positions. In 1998, it completed its acquisition of Showboat, Inc. and in 1999, it purchased Rio Hotel & Casino, Inc. In 2000, it completed the purchase of Players International. During the next five years, Harrah’s Entertainment acquired Harveys Casino Resorts (2001), Horseshoe Gaming Holding Corp. (2004), the rights to the World Series of Poker (2004) and the Imperial Palace Hotel & Casino in Las Vegas (2005). Harrah’s Entertainment also acquired Caesars Entertainment, Inc. in 2005, which, at $9.3 billion, was the largest merger in the history of the gaming industry and secured Harrah’s Entertainment’s position as the world’s largest casino company. Additionally, Harrah’s Entertainment has expanded internationally, completing the acquisitions of London Clubs International plc (“London Clubs”) in 2006 and Macau Orient Golf in 2007.

In order to generate same store gaming revenue growth (defined as annual gaming revenue growth for properties held by Harrah’s Entertainment throughout the year) and cross-market play (defined as play by a guest in a property outside the home market of their primary gaming property) among its casinos, in 1997, Harrah’s Entertainment launched the Total Rewards program, which allows customers to earn benefits by playing at most Harrah’s Entertainment casinos, as well as WINet® (Winner’s Information Network), the industry’s first sophisticated nationwide customer database. Total Rewards was the first technology-based customer relationship management strategy implemented in the gaming industry and has been an effective tool used by management to enhance overall operating results.

Our Competitive Strengths

Industry’s largest and most geographically diversified gaming operator with leading market positions. Harrah’s Entertainment is the world’s largest and most geographically diversified gaming company, owning or managing 52 Harrah’s Entertainment properties in 12 U.S. states and six countries as of September 30, 2008. In addition, Harrah’s Entertainment’s properties operate as market leaders, having the #1 or #2 market share, based on revenue, in almost every major U.S. gaming market, including Las Vegas and Atlantic City, the largest gaming markets in the U.S. We use our scale and market leading position, in combination with our proprietary marketing technology and customer loyalty programs, to foster revenue growth and encourage repeat business. In addition, our scale and geographic diversity reduces our exposure to any single region, thereby providing income diversification and improving our risk profile.

Superior business model based on nationwide customer database and loyalty program. Our strategy is to generate same store gaming revenue growth and growth in cross-market play through our superior marketing and technological capabilities in combination with our nationwide casino network. These capabilities have allowed us to generate financial results that have consistently outperformed our competitors in the markets in which we operate. The systems that we use to generate our same store gaming revenue growth and cross-market play are Total Rewards, which allows our customers to earn benefits by playing at most Harrah’s Entertainment casinos, and WINet, the industry’s first sophisticated nationwide customer database. We believe these marketing tools, coupled with the industry’s deepest geographic reach, provide us with a significant competitive advantage that enables us to efficiently market our products to a large and recurring customer base, and generate profitable revenue growth.

Our asset value has benefited from substantial historical investments. From January 1, 2005 through September 30, 2008, we have invested $6.3 billion in our asset base, $4.6 billion of which was invested in Harrah’s Operating assets. In addition, we are currently in the midst of several investments that have recently opened or are scheduled to open over the coming years, including the Horseshoe Hammond expansion in Indiana (opened in August 2008) and the renovation and expansion of Caesars Palace Las Vegas (scheduled to open in 2009). We believe these investments, in conjunction with our substantial historical investments, will enhance our credit profile and bolster future growth in EBITDA that we will recognize over time. Further underpinning our asset value, the majority of our properties operate on owned real estate, and many have excess land available for expansion.

Portfolio of the most highly recognized brand names in the gaming industry. Subsidiaries of Harrah’s Entertainment own or manage many of the most highly recognized brand names in the gaming industry, including Harrah’s®, Caesars®, Horseshoe®, Total Rewards®, the World Series of Poker®, Rio®, Paris® , Bally’s®, Flamingo®, Harveys®, Showboat® and Grand CasinoSM. Each of these brands has a strong identity and enjoys widespread customer recognition. This diverse collection of brands allows us to appeal to a wide range of customer preferences and capture multiple visits through our ability to offer differentiated gaming experiences. In casino brand awareness studies, several of our brands consistently achieve higher rates of recognition overall, as compared to our competitors.

Experienced management team with proven track record. Our management team, led by CEO Gary Loveman, has built Harrah’s Entertainment into an industry leader by geographically diversifying our operations and introducing technology-based decision science tools to loyalty programs. A former associate professor at the Harvard University Graduate School of Business Administration, Mr. Loveman joined us as Chief Operating Officer in 1998 and drew on his extensive background in retail marketing and service-management to develop Total Rewards. Mr. Loveman was promoted to CEO in January 2003 and was named “Best CEO” in the gaming & lodging industry by Institutional Investor magazine for 2003, 2004, 2005 and 2006. In addition, the other members of our senior management team possess significant gaming industry experience.

Our Business Strategy

Leverage our unique scale and proprietary loyalty programs to generate same store gaming revenue growth and cross-market play growth. We plan to continue to aggressively leverage our nationwide distribution platform and superior marketing and technological capabilities to generate same store gaming revenue growth and growth in cross-market play. Through the Total Rewards and WINet systems, we are able to effectively monitor the play of over 40 million program participants and target our efforts and marketing expenditures on their highest return uses as well as promote cross-market play. We believe that given the scale and geographic reach of Harrah’s Entertainment, we are uniquely positioned amongst our competitors to execute this strategy.

Capitalize on strong growth trends in our industry. We have been successful in making investments that have generated incremental growth in our business and enabled us to post results that are superior to those of our competitors in the markets where we operate. These investments have historically been designed to improve the customer experience at existing properties, expand our capacity, or build new properties. We are currently pursuing select capital projects in proven markets that we believe will be accretive to our growth strategy and will generate attractive cash flow and returns on investment. For example, we are currently developing a new hotel tower at our iconic Caesars Palace in Las Vegas and recently unveiled a new vessel in Hammond, Indiana, which is expected to significantly increase our revenue-generating capacity in each of those markets. Additionally, we believe that we have opportunities to expand revenues and cash flow while further geographically diversifying our assets by pursuing selected international growth opportunities.

Enhance operational efficiency. We have identified significant opportunities to streamline our operations, improve our cost structure and optimize working capital. Our management team implemented a comprehensive profitability improvement program in September 2006 that identified three primary initiatives: organizational restructuring, a transformation of our teleservices (i.e., call centers) strategy, and procurement savings. In accordance with the shared services agreement, which is described under “Certain Relationships and Related Party Transactions—Shared Services Agreement,” 70% of these savings have been allocated to Harrah’s Operating.

Maximize free cash flow. Our combination of stable and predictable revenues, high operating margins, and well managed maintenance capital expenditures allow us to generate significant cash flow. We intend to maintain rigorous control over capital investment projects, and future growth capital will be spent only upon the expectation of attractive returns. We believe that our predictable maintenance capital expenditures, improved working capital management and cost savings initiatives should enhance our ability to generate free cash flow.

The Transactions

The Acquisition

On December 19, 2006, Harrah’s Entertainment entered into a definitive merger agreement with Hamlet Holdings LLC, a Delaware limited liability company (“Hamlet Holdings”), and Hamlet Merger Inc., a Delaware corporation and a wholly-owned subsidiary of Hamlet Holdings (“Merger Sub”). Hamlet Holdings and Merger Sub were formed and are controlled by affiliates of Apollo Global Management, LLC (“Apollo”) and TPG Capital, LP (“TPG” and, together with Apollo, the “Sponsors”). Pursuant to the merger agreement, on January 28, 2008, Merger Sub merged with and into Harrah’s Entertainment, and each share of Harrah’s Entertainment common stock issued and outstanding immediately prior to the effective time of the merger, was converted into the right to receive $90.00 in cash, which, when taken together with the net settlement of outstanding options, stock appreciation rights, restricted stock and restricted stock units, represents merger consideration of $17,241 million in the aggregate. We refer to the merger and payment of merger consideration as the “Acquisition.”

Upon completion of the Acquisition, Hamlet Holdings, funds affiliated with and controlled by the Sponsors, certain co-investors and certain members of management became the owners of all of the outstanding equity interests of Harrah’s Entertainment. Hamlet Holdings, the members of which are comprised of an equal number of individuals affiliated with each of the Sponsors, holds all of the voting common stock of Harrah’s Entertainment. The voting common stock does not have any economic rights. Funds affiliated with and controlled by the Sponsors, their co-investors and members of management each hold non-voting common stock and non-voting preferred stock. For more information regarding the equity ownership of Harrah’s Entertainment upon the closing of the Acquisition, see “—Corporate Structure” and “Security Ownership of Certain Beneficial Owners and Management.”

CMBS Transactions

In connection with the CMBS portion of the financing for the Acquisition described in more detail below under “—The Financing,” Harrah’s Operating spun off to Harrah’s Entertainment the following casino properties and related operating assets of those casinos (collectively, the “CMBS Closing Assets”) at or prior to the closing of the Acquisition: Harrah’s Las Vegas, Rio and Flamingo Las Vegas in Las Vegas, Nevada; Harrah’s Atlantic City and Showboat Atlantic City in Atlantic City, New Jersey; and Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe in Lake Tahoe, Nevada. All of the CMBS Closing Assets were spun out of Harrah’s Operating and its subsidiaries through a series of distributions, liquidations, transfers and contributions. We refer to the spin-off of the CMBS Closing Assets by Harrah’s Operating, resulting in the ownership of those assets by Harrah’s Entertainment through subsidiaries of Harrah’s Entertainment that are not also subsidiaries of Harrah’s Operating, as the “CMBS Spin-Off.”

Subsequent to the closing of the Acquisition and the CMBS Spin-Off, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun out of Harrah’s Operating and its subsidiaries, and Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City and their related operating assets were transferred to subsidiaries of Harrah’s Operating from Harrah’s Entertainment. We refer to the spin-off of Paris Las Vegas and Harrah’s Laughlin by Harrah’s Operating and the transfer to subsidiaries of Harrah’s Operating of Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City as the “Post-Closing CMBS Transaction,” and we refer to the following casino properties and related operating assets of those casinos as the “CMBS Assets”: Harrah’s Las Vegas, Rio, Paris Las Vegas and Flamingo Las Vegas in Las Vegas, Nevada; Harrah’s Atlantic City in Atlantic City, New Jersey and Harrah’s Laughlin in Laughlin, Nevada. The Post-Closing CMBS Transaction occurred in May 2008.

As illustrated below under “—Corporate Structure,” the holders of the CMBS Assets (the “CMBS Borrowers”), are side-by-side with Harrah’s Operating under Harrah’s Entertainment. Pursuant to a shared services agreement, Harrah’s Operating provides the CMBS Borrowers with certain corporate management and administrative operations and costs are allocated by Harrah’s Operating for providing such services. These operations include, but are not limited to, payroll, marketing, accounting and legal. The agreement also memorializes certain short-term cash management arrangements and other operating efficiencies that reflect the way in which Harrah’s Entertainment has historically operated its business. See “Certain Relationships and Related Party Transactions—Shared Services Agreement.” We refer to the CMBS Spin-Off together with the subsequent Post-Closing CMBS Transaction as the “CMBS Transactions.”

London Clubs Transfer

In December 2006, we acquired London Clubs, which owns and/or manages casinos in the United Kingdom, Egypt and South Africa. When acquired, London Clubs and its subsidiaries became wholly-owned subsidiaries of Harrah’s Entertainment and not subsidiaries of Harrah’s Operating. In connection with the CMBS Transactions and the financing described below under “—The Financing,” London Clubs and its subsidiaries, with the exception of those related to the London Clubs’ South African operations, became subsidiaries of Harrah’s Operating on or before the closing of the Acquisition. During the second quarter of 2008, Harrah’s Entertainment transferred to Harrah’s Operating the London Clubs’ South African operations, as well. We refer to the transfer of the London Clubs operations to Harrah’s Operating as the “London Clubs Transfer.”

The Financing

On January 28, 2008, the Acquisition was financed with the following:

•	a cash equity investment by the Sponsors, their co-investors and certain members of management in Harrah’s Entertainment of approximately $6,079 million;

•	the proceeds from the incurrence by Harrah’s Operating of $5,275 million of senior unsecured cash pay interim loans;

•	the proceeds from the incurrence by Harrah’s Operating of $1,500 million of senior unsecured PIK toggle interim loans;

•

borrowings of $7,250 million by Harrah’s Operating under the term loan portion of our new $9,250 million senior secured credit facilities, which also includes a $2,000 million revolving credit facility none of which was drawn at closing, but was subject to $188 million in outstanding letters of credit; and

•

$6,500 million of mortgage loans and related mezzanine financing under a real estate facility (the “CMBS Financing”) entered into by the CMBS Borrowers (with a payment guarantee by Harrah’s Entertainment of the operating leases thereunder) and secured initially by the CMBS Closing Assets and, after the Post-Closing CMBS Transaction, the CMBS Assets.

Harrah’s Operating used the proceeds of the notes which were issued on February 1, 2008 to reduce its interim loan borrowings described above on a dollar-for-dollar basis. Harrah’s Operating currently has $343 million of unsecured cash pay loans outstanding and $97 million of senior unsecured PIK toggle loans outstanding.

Harrah’s Operating used a portion of the proceeds of the senior secured credit facilities described above to repay all outstanding borrowings under its existing credit facilities, which, as of January 28, 2008, amounted to approximately $5,796 million.

Harrah’s Operating also used a portion of the proceeds described above (including the senior secured credit facilities) to repurchase $131 million of its 7.5% Senior Notes due 2009, $394 million of its 8.875% Senior

Subordinated Notes due 2008, $424 million of its 7.5% Senior Notes due 2009, $299 million of its 7% Senior Notes due 2013, all $250 million of its Senior Floating Rate Notes due 2008 and $375 million of its Floating Rate Contingent Convertible Senior Notes due 2024 (collectively, the “Retired Notes”) pursuant to tender offers and consent solicitations (collectively, the “Tender Offer”) completed on the same day as the Acquisition, as well as a discharge of all Senior Floating Rate Notes that were not tendered in the Tender Offer. We refer to the Tender Offer, the discharge, the repayment of senior unsecured interim loans with the proceeds of the notes which were issued on February 1, 2008 and the other financing transactions described above as the “Financing.”

New Hedging Arrangements

Harrah’s Operating entered into three new hedging arrangements with respect to LIBOR borrowings under the senior secured credit facilities, all of which fix the floating rate of interest thereunder to a fixed rate.

Throughout this prospectus, we collectively refer to the Acquisition, the CMBS Transactions, the London Clubs Transfer, the Financing and the new hedging arrangements as the “Transactions.”

Recent Events

In August 2008, construction was completed on the renovation and expansion of Horseshoe Hammond, property in the Illinois/Indiana region, which includes a two-level entertainment vessel including a 108,000-square-foot casino.

Construction has been completed on an upgrade and expansion of Harrah’s Atlantic City, which includes a new hotel tower with approximately 960 rooms, a casino expansion and a retail and entertainment complex. Portions of the new hotel tower opened in the first six months of 2008, and the remaining phase opened in July 2008.

On July 2, 2008, Harrah’s Operating made the permitted election under the (i) Indenture governing its 10.75%/11.5% Senior Toggle Notes due 2018 and (ii) Senior Unsecured Interim Loan Agreement dated January 28, 2008, to pay all interest due on February 1, 2009 for the notes and February 2, 2009 for the loan in kind. Harrah’s Operating intends to use the cash savings generated by this election for general corporate purposes. Harrah’s Operating is evaluating opportunities to retire other of its debt instruments in order to take advantage of current debt market conditions and thereby extend the weighted average maturity of its capital structure.

On December 24, 2008, Harrah’s Operating completed private exchange offers (the “Private Exchange Offers”) to exchange for its outstanding (i) 5.50% Senior Notes due 2010, (ii) 7.875% Senior Subordinated Notes due 2010, (iii) 8.0% Senior Notes due 2011, (iv) 8.125% Senior Subordinated Notes due 2011, (v) 5.375% Senior Notes due 2013, (vi) 5.625% Senior Notes due 2015, (vii) 6.50% Senior Notes due 2016, (viii) 5.75% Senior Notes due 2017; (ix) 10.75%/11.5% Senior Toggle Notes due 2018 and (x) 10.75% Senior Notes due 2016 (collectively, the “Old Notes”) up to $2.1 billion aggregate principal amount of (i) new 10.00% Second-Priority Senior Secured Notes due 2015 (the “2015 Second Lien Notes”), for Old Notes maturing between 2010 and 2013, and (ii) new 10.00% Second-Priority Senior Secured Notes due 2018 (the “2018 Second Lien Notes”), for Old Notes maturing between 2015 and 2018. Under the terms of the Private Exchange Offers, holders of Old Notes maturing in 2010 and 2011 could elect to receive cash in lieu of the 2015 Second Lien Notes for the Old Notes they tendered. Harrah’s Operating paid approximately $289 million to the holders that elected to receive cash in lieu of the 2015 Second Lien Notes that they would have otherwise received in exchange for their Old Notes maturing in 2010 and 2011.

The 2015 Second Lien Notes and 2018 Second Lien Notes are guaranteed by Harrah’s Entertainment and are secured on a second-priority basis by substantially all of the assets of Harrah’s Operating and the assets of its subsidiary pledgors that have pledged their assets to secure Harrah’s Operating’s obligations under the senior secured credit facilities. The purpose of the Private Exchange Offers was to reduce the outstanding principal amount of indebtedness of Harrah’s Operating and to extend the weighted average maturity of Harrah’s Operating’s outstanding indebtedness.

On December 24, 2008 Harrah’s Operating exchanged approximately $203 million of 2015 Second Lien Notes, $848 million of 2018 Second Lien Notes and $289 million in cash for the following Old Notes: (i) $371 million in aggregate principal amount at maturity of the 5.50% Senior Notes due 2010; (ii) $64 million in aggregate principal amount at maturity of the 7.875% Senior Subordinated Notes due 2010; (iii) $20 million in aggregate principal amount at maturity of the 8.0% Senior Notes due 2011; (iv) $91 million in aggregate principal amount at maturity of the 8.125% Senior Subordinated Notes due 2011; (v) $221 million in aggregate principal amount at maturity of the 5.375% Senior Notes due 2013; (vi) $136 million in aggregate principal amount at maturity of the 5.625% Senior Notes due 2015; (vii) $99 million in aggregate principal amount at maturity of the 6.50% Senior Notes due 2016; (viii) $140 million in aggregate principal amount at maturity of the 5.75% Senior Notes due 2017; (ix) $350 million in aggregate principal amount at maturity of the 10.75%/11.5% Senior Toggle Notes due 2018; (x) $732 million in aggregate principal amount at maturity of the 10.75% Senior Notes due 2016. In addition, Harrah’s Operating issued an aggregate of $12 million principal amount of 2015 Second Lien Notes to the dealer managers and to its financial advisor as compensation for their services in connection with the Private Exchange Offers.

The Sponsors

Apollo

Apollo was founded in 1990 and is among the most active and successful private investment firms in the United States in terms of both number of investment transactions completed and aggregate dollars invested. With current assets under management of $45 billion as of June 30, 2008, Apollo’s private equity business has invested approximately $23 billion of equity capital, from inception through June 30, 2008, in a wide variety of industries, both domestically and internationally. Companies owned or controlled by Apollo and affiliates or in which Apollo and affiliates have a significant equity investment include, among others, NCL Corporation, Oceania Cruises, AMC Entertainment, Inc., Hexion Specialty Chemicals, Inc., Rexnord Industries LLC and Berry Plastics Group, Inc.

TPG

TPG is a private investment partnership that was founded in 1992 and currently has more than $55 billion of assets under management. Headquartered in Fort Worth, with offices in San Francisco, London, Hong Kong, New York, Melbourne, Menlo Park, Moscow, Mumbai, Shanghai, Singapore and Tokyo, TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. TPG seeks to invest in world-class franchises across a range of industries. Prior investments include Alltel, Avaya, Burger King, Continental, Hotwire, J Crew, MGM, Neiman Marcus, Petco, Sabre, Seagate, Texas Genco, TXU and Univision.

Corporate Structure

(1)	The members of Hamlet Holdings are Leon Black, Joshua Harris and Marc Rowan, each of whom is affiliated with Apollo, and David Bonderman, James Coulter and Jonathan Coslet, each of whom is affiliated with TPG. Each member holds approximately 17% of the limited liability company interests of Hamlet Holdings.
(2)	Harrah’s Entertainment currently guarantees all of the Retained Notes of Harrah’s Operating and the senior secured credit facilities and the senior unsecured interim loans, each of which are described under “Description of Other Indebtedness.” It also guarantees the notes. In addition, it has provided a payment guarantee of any operating leases under the CMBS Facilities. The guarantee of Harrah’s Entertainment of the obligations under the notes is structurally subordinated to any guarantee of the operating leases under the CMBS Facilities.
(3)	Includes captive insurance subsidiaries.
(4)	Concurrently with the Acquisition, we entered into the senior secured credit facilities, which includes a $2,000 million revolving credit facility, of which $250 million was drawn at September 30, 2008. There were approximately $196 million in letters of credit outstanding under this facility at September 30, 2008. See “Description of Other Indebtedness—Senior Secured Credit Facilities.”
(5)	The CMBS Borrowers and their respective subsidiaries do not guarantee the notes, the senior unsecured cash pay interim loans, the senior unsecured PIK toggle interim loans, the senior secured credit facilities or any other indebtedness of Harrah’s Operating and are not directly liable for any obligations thereunder.
(6)	Includes the notes, as well as $343 million of senior unsecured cash pay interim loans and $97 million of senior unsecured PIK toggle interim loans that remain outstanding.
(7)	Each of the wholly owned domestic subsidiaries of Harrah’s Operating that pledged its assets to secure the senior secured credit facilities guarantees the notes, the senior unsecured cash pay interim loans and the senior unsecured PIK toggle interim loans. Non-U.S. subsidiaries of Harrah’s Operating do not guarantee the notes. In addition, subsidiaries that are not directly or indirectly wholly owned by Harrah’s Operating that do not, or that are not otherwise required to, secure the senior secured credit facilities do not guarantee the notes. See note 17 to our audited consolidated financial statements and note 15 to our unaudited consolidated financial statements for financial information regarding our non-guarantor subsidiaries.

Summary of the Terms of the Exchange Offers

In connection with the closing of the Acquisition, Harrah’s Operating entered into a registration rights agreement with the initial purchasers of the original notes. Under that agreement, Harrah’s Operating agreed to deliver to you this prospectus and to consummate the exchange offers.

Original Notes

Original Cash Pay Notes	$4,200,153,000 aggregate principal amount of 10.75% Senior Notes due 2016 and the guarantees thereof; and

Original Toggle Notes	$1,052,583,000 aggregate principal amount of 10.75%/11.5% Senior Toggle Notes due 2018 and the guarantees thereof.

Notes Offered

Exchange Cash Pay Notes	10.75% Senior Notes due 2016. The terms of the “exchange cash pay notes” are substantially identical to those terms of the “original cash pay notes,” except that the transfer restrictions, registration rights and provisions for additional interest relating to the original notes do not apply to the exchange notes. We refer to the exchange cash pay notes and the original cash pay notes collectively as the “cash pay notes.”

Exchange Toggle Notes	10.75%/11.5% Senior Toggle Notes due 2018. The terms of the “exchange toggle notes” are substantially identical to those terms of the “original toggle notes,” except that the transfer restrictions, registration rights and provisions for additional interest relating to the original notes do not apply to the exchange notes. We refer to the exchange toggle notes and the original toggle notes collectively as the “senior toggle notes.” We refer to the exchange cash pay notes and the exchange toggle notes as the “exchange notes.”

Exchange Offers	The Issuer is offering to exchange:

•	up to $4,200,153,000 aggregate principal amount of its exchange cash pay notes that have been registered under the Securities Act, for an equal amount of its original cash pay notes; and

•	up to $1,052,583,000 aggregate principal amount of its exchange toggle notes that have been registered under the Securities Act, for an equal amount of its original toggle notes.

The Issuer is also offering to satisfy certain of its obligations under the registration rights agreement that the Issuer entered into when it issued the original notes in transactions exempt from registration under the Securities Act.

Expiration Date; Withdrawal of Tenders

The exchange offers will expire at 5:00 p.m., New York City time, on                     , 2009, or such later date and time to which the Issuer extends it. The Issuer does not currently intend to extend the expiration date. A tender of original notes pursuant to the exchange offers may be withdrawn at any time prior to the expiration date. Any original notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

Conditions to the Exchange Offers	The exchange offers are subject to customary conditions, some of which the Issuer may waive. For more information, see “The Exchange Offers—Certain Conditions to the Exchange Offers.”

Procedures for Tendering Old Notes	If you wish to accept the exchange offers, you must complete, sign and date the accompanying letter of transmittal, or a copy of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or the copy, together with the original notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. If you hold original notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal.

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution of the exchange notes;

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the exchange notes; and

•

you are not our “affiliate” as defined in Rule 405 under the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Guaranteed Delivery Procedures	If you wish to tender your original notes and your original notes are not immediately available or you cannot deliver your original notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date, you must tender your original notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offers—Guaranteed Delivery Procedures.”

Effect on Holders of Original Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of, the exchange offers, the Issuer will have fulfilled a covenant contained in the registration rights agreement for the original notes and, accordingly, the Issuer will not be obligated to pay additional interest as described in the registration rights agreement. If you are a holder of original notes and do not tender your original notes in the exchange offers, you will continue to hold such original notes and you will be entitled to all the rights and limitations applicable to the original notes in the indenture, except for any rights under the registration rights agreement that, by their terms, terminate upon the consummation of the exchange offers.

Consequences of Failure to Exchange	All untendered original notes will continue to be subject to the restrictions on transfer provided for in the original notes and in the indenture. In general, the original notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, the Issuer does not currently anticipate that it will register the original notes under the Securities Act.

Resale of the Exchange Notes	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offers in exchange for original notes may be offered for resale, resold and otherwise transferred by you (unless you are the our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you:

•	are acquiring the exchange notes in the ordinary course of business; and

•

have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person or entity, including any of the Issuer’s affiliates, to participate in, a distribution of the exchange notes.

In addition, each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offers in exchange for original notes that were acquired as a result of market-making or other trading activity must also acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For more information, see “Plan of Distribution.” Any holder of original notes, including any broker-dealer, who:

•	is our affiliate,

•	does not acquire the exchange notes in the ordinary course of its business, or

•	tenders in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the position of the staff of the Commission expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Material Tax Consequences	The exchange of original notes for exchange notes in the exchange offers will not be a taxable event for U.S. federal income tax purposes. For more information, see “Certain U.S. Federal Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offers.

Exchange Agent	U.S. Bank National Association is the exchange agent for the exchange offers. The address and telephone number of the exchange agent are set forth in the section captioned “The Exchange Offers—Exchange Agent.”

Summary of the Terms of the Exchange Notes

The following summary highlights the material information regarding the exchange notes contained elsewhere in this prospectus. We urge you to read this entire prospectus, including the “Risk Factors” section and the consolidated financial statements and related notes.

Issuer	Harrah’s Operating Company, Inc.

Notes Offered

Exchange Cash Pay Notes	$4,200,153,000 aggregate principal amount of 10.75% Senior Notes due 2016. The exchange cash pay notes and the original cash pay notes will be considered to be a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase.

Exchange Toggle Notes	$1,052,583,000 aggregate principal amount of 10.75%/11.5% senior toggle notes due 2018. The exchange toggle notes and the original toggle notes will be considered to be a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase.

Maturity Date	The exchange cash pay notes will mature on February 1, 2016. The exchange toggle notes will mature on February 1, 2018.

Interest Rate	Interest on the exchange cash pay notes will be payable in cash and will accrue at a rate of 10.75% per annum.

Cash interest on the exchange toggle notes will accrue at a rate of 10.75% per annum, and PIK interest will accrue at a rate of 11.5% per annum. The initial interest payment on the exchange toggle notes will be payable in cash. For any interest period thereafter through February 1, 2013, the Issuer may elect to pay interest on the exchange toggle notes (i) in cash, (ii) by increasing the principal amount of the toggle notes or by issuing new toggle notes (“PIK interest”) or (iii) by paying interest on half of the principal amount of the exchange toggle notes in cash interest and half by increasing the principal amount of the exchange toggle notes or by issuing new toggle notes (“partial PIK interest”). After February 1, 2013, all interest on the exchange toggle notes will be payable in cash. If the Issuer elects to pay PIK interest or partial PIK interest, the Issuer will increase the principal amount of the exchange toggle notes or issue new exchange toggle notes or in an amount equal to the amount of PIK interest or partial PIK interest for the applicable interest period (rounded up to the nearest $1) to holders of the exchange toggle notes on the relevant record date.

On July 2, 2008, the Issuer made the permitted election under the Indenture governing its 10.75%/11.5% Senior Toggle Notes due 2018 to pay all interest due on February 1, 2009 for the notes and February 2, 2009 in kind.

Interest Payment Dates	February 1 and August 1, commencing on August 1, 2008.

Ranking	The exchange notes will be the Issuer’s senior unsecured obligations and will:

•	rank senior in right of payment to all existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes;

•	rank equally in right of payment to all of the Issuer’s existing and future senior debt; and

•

be effectively subordinated to all of the Issuer’s existing and future secured debt (including obligations under the Issuer’s senior secured credit facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of the Issuer’s subsidiaries that is not a guarantor of the notes.

As of September 30, 2008, after giving pro forma effect to the Private Exchange Offers, the notes and the senior unsecured cash pay interim loans and senior unsecured PIK toggle interim loans ranked (1) effectively junior to $7,464 million of senior secured indebtedness under the senior secured credit facilities, the 2015 Second Lien Notes, the 2018 Second Lien Notes and other senior secured indebtedness, (2) effectively senior to approximately $2,809 million face value of senior unsecured indebtedness to the extent of the guarantees provided by the guarantor subsidiaries, (3) contractually senior to approximately $536 million face value of retained notes constituting senior subordinated indebtedness and (4) effectively junior to $6,500 million of indebtedness of its non-guarantor subsidiaries. Further, the Issuer had $1,554 million available for additional borrowing under its new revolving credit facility (after giving effect to approximately $196 million in outstanding letters of credit), all of which would be secured.

Guarantees	The exchange notes will be jointly and severally irrevocably and unconditionally guaranteed by Harrah’s Entertainment and each of the material wholly-owned domestic subsidiaries of Harrah’s Operating, in each case to the extent such entity pledged its assets to secure the senior secured credit facilities of Harrah’s Operating. Similarly, the guarantees will be the senior unsecured obligations of the guarantors and will:

•	rank senior in right of payment to all of the applicable guarantor’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes;

•

rank equally in right of payment to all other applicable guarantor’s existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the exchange notes; and

•	are effectively subordinated to all of the applicable guarantor’s existing and future secured debt (including indebtedness secured by such guarantor’s assets, such as the Issuer’s senior secured credit facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of the Issuer’s or Harrah’s Entertainment’s subsidiaries that is not a guarantor of the exchange notes.

Any guarantee of the exchange notes will be released in the event such assets pledged to secure the senior secured credit facilities are released under the senior secured credit facilities.

Optional Redemption	The Issuer may redeem the exchange notes, in whole or part, at any time prior to February 1, 2012 with respect to the exchange cash pay notes, and February 1, 2013, with respect to the exchange toggle notes at a price equal to 100% of the principal amount of the exchange notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium,” as described in “Description of Exchange Notes—Optional Redemption.”

The Issuer may redeem the notes, in whole or in part, on or after February 1, 2012 with respect to the exchange cash pay notes, and February 1, 2013, with respect to the exchange toggle notes at the redemption prices set forth under “Description of Exchange Notes—Optional Redemption.”

Optional Redemption After Certain Equity Offerings	At any time (which may be more than once) before February 1, 2011, the Issuer may choose to redeem up to 35% of the principal amount of each of the exchange cash pay notes and the exchange toggle notes at a redemption price equal to 110.75% of the face amount thereof with respect to the exchange cash pay notes and 110.75% of the face amount thereof, with respect to the exchange toggle notes, in each case, with the net proceeds of one or more equity offerings to the extent such net cash proceeds are received by or contributed to us and so long as at least 50% of the aggregate principal amount of the exchange notes at maturity issued of the applicable series remains outstanding afterwards. See “Description of Exchange Notes—Optional Redemption.”

Mandatory Redemption

If the exchange toggle notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), at the end of each accrual period ending after the fifth anniversary of the exchange toggle notes’ issuance (each an “AHYDO redemption date”), the Issuer will be required to redeem for cash a portion of each exchange toggle note then outstanding equal to the “Mandatory Principal Redemption Amount” (such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of exchange each exchange toggle note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. The “Mandatory Principal Redemption Amount”

means the portion of a exchange toggle note that must be required to be redeemed to prevent such exchange toggle note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the exchange toggle notes prior to the AHYDO redemption date pursuant to any other provision of the indenture will alter the Issuer’s obligation to make the Mandatory Principal Redemption with respect to any exchange toggle notes that remain outstanding on an AHYDO redemption date.

Change of Control	If the Issuer experiences a change of control (as defined in the indenture governing the exchange notes), the Issuer will be required to make an offer to repurchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Exchange Notes—Change of Control.”

Certain Covenants	The indenture governing the exchange notes contains covenants limiting the Issuer’s ability and the ability of its subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of its capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

•	enter into certain transactions with its affiliates; and

•	designate its subsidiaries as unrestricted subsidiaries.

The covenants are subject to a number of important limitations and exceptions. In addition, the restrictive covenants do not apply to Harrah’s Entertainment. See “Description of Exchange Notes.” Certain covenants will cease to apply to a series of exchange notes for so long as the applicable series of notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of factors you should carefully consider prior to participating in the exchange offers.

Additional Information

Our principal executive offices are located at One Caesars Palace Drive, Las Vegas, Nevada 89109. Its telephone number is (702) 407-6000. The address of our internet site is http://www.harrahs.com. This internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly, no information in this internet address is included or incorporated herein.

Summary Historical Consolidated

and Unaudited Pro Forma Consolidated Financial Data

of Harrah’s Entertainment, Inc.

The following table presents our summary historical and pro forma financial information as of and for the periods presented. The summary historical financial information as of December 31, 2005, 2006 and 2007 and for each of the years in the three-year period ended December 31, 2007 have been derived from, and should be read in conjunction with, our audited financial statements included elsewhere in this prospectus. The summary historical financial information as of September 30, 2008 and for the nine months ended September 30, 2007 and September 30, 2008 and for the period from January 1, 2008 through January 27, 2008 and for the period from January 28, 2008 through September 30, 2008 are derived from, and should be read in conjunction with, our condensed consolidated financial statements included elsewhere in this prospectus, and, except as otherwise described herein, have been prepared on a basis consistent with our annual audited financial statements and, in the opinion of management, include all adjustments consisting of normal recurring accruals considered necessary for a fair presentation of such data.

The summary unaudited pro forma consolidated financial data for the year ended December 31, 2007 is based on our audited financial statements appearing elsewhere in this prospectus and gives effect to the Transactions as if they had occurred on January 1, 2007. The summary unaudited pro forma consolidated financial data for the nine months ended September 30, 2008 is based on our unaudited condensed consolidated financial statements included elsewhere in this prospectus and gives effect to the Transactions as if they had occurred on January 1, 2007. See “—The Transactions.” The pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable. The summary unaudited pro forma consolidated financial data are for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Harrah’s Operating or Harrah’s Entertainment actually would have been if the CMBS Transactions, the London Clubs Transfer or the other Transactions had occurred at any given date, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Please refer to “Unaudited Pro Forma Condensed Consolidated Financial Information of Harrah’s Entertainment, Inc.,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included elsewhere in this prospectus. The audited consolidated financial statements as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm.

	Historical						Pro Forma(1)
	Predecessor					Successor	Year Ended Dec. 31, 2007	Nine Months Ended Sept. 30, 2008
	Year Ended December 31,			Nine Months Ended Sept. 30, 2007	Jan. 1, 2008 through Jan. 27, 2008	Jan. 28, 2008 through Sept. 30, 2008
	2005	2006	2007
	(dollars in millions)

Revenues
Casino	$5,966.5	$7,868.6	$8,831.0	$6,686.7	$614.6	$ 5,653.2	$8,831.0	$6,267.8
Food and beverage	1,086.7	1,577.7	1,698.8	1,299.1	118.4	1,160.2	1,698.8	1,278.6
Rooms	786.2	1,240.7	1,353.6	1,035.9	96.4	894.2	1,353.6	990.6
Management fees	75.6	89.1	81.5	64.2	5.0	45.8	81.5	50.8
Other	424.7	611.0	695.9	525.1	42.7	462.4	695.9	505.1
Less: casino promotional allowances	(1,329.7)	(1,713.2)	(1,835.6)	(1,413.3)	(117.0)	(1,127.3)	(1,835.6)	(1,244.3)

Net revenues	7,010.0	9,673.9	10,825.2	8,197.7	760.1	7,088.5	10,825.2	7,848.6

Operating Expenses Direct
Casino	2,984.6	3,902.6	4,595.2	3,444.8	340.6	3,037.1	4,595.2	3,377.7
Food and beverage	482.3	697.6	716.5	553.7	50.5	486.1	716.5	536.6
Rooms	151.5	256.6	266.3	201.1	19.6	179.4	266.3	199.0
Property general and administrative, corporate and other	1,562.1	2,384.3	2,559.8	1,893.1	186.7	1,714.9	2,576.8	1,900.5
Depreciation and amortization	485.7	667.9	817.2	601.4	63.5	452.4	629.7	505.0
Write-downs, reserves and recoveries	194.7	83.3	109.7	(83.0)	4.7	(61.8)	109.7	(57.1)
Project opening costs	16.4	20.9	25.5	22.1	0.7	26.3	25.5	27.0
Acquisition and integration costs	55.0	37.0	13.4	8.3	125.6	23.1	13.4	148.7
Equity in income in nonconsolidated affiliates	(1.2)	(3.6)	(3.9)	(3.6)	(0.5)	1.3	(3.9)	0.8
Amortization of intangible assets	49.9	70.7	73.5	53.5	5.5	119.2	184.0	138.0

Total operating expenses	5,981.0	8,117.3	9,173.2	6,691.4	796.9	5,978.0	9,113.2	6,776.2

Income from operations	1,029.0	1,556.6	1,652.0	1,506.3	(36.8)	1,110.5	1,712.0	1,072.4
Interest expense, net of interest capitalized	(479.6)	(670.5)	(800.8)	(578.4)	(89.7)	(1,469.4)	(2,443.8)	(1,699.1)
Losses on early extinguishments of debt	(3.3)	(62.0)	(2.0)	(2.0)	—	(203.9)	(2.0)	(203.9)
Other income, including interest income	8.0	10.7	43.3	28.7	1.1	18.7	43.3	19.8

Income (loss) from continuing operations before income taxes and minority interests	554.1	834.8	892.5	954.6	(125.4)	(544.1)	(690.5)	(810.8)
(Provision) benefit for income taxes	(225.9)	(295.6)	(350.1)	(354.1)	26.0	147.7	259.4	209.9
Minority interests	(11.9)	(15.3)	(15.2)	(17.2)	(1.6)	(6.2)	(15.2)	(7.8)

Income (loss) from continuing operations	$316.3	$523.9	$527.2	$583.3	$(101.0)	$(402.6)	$(446.3)	$(608.7)

Other Financial Data
Capital expenditures	$1,201.0	$2,548.3	$1,462.2	$1,113.8	$120.1	$1,001.2	$1,462.2	$1,121.3
Ratio of earnings to fixed charges(2)	2.1x	2.2x	2.1x	2.6x	—	—	—	—

Balance Sheet Data
Cash and cash equivalents								$1,005.9
Working capital								(167.9)
Total assets								37,012.3
Total debt								24,214.2
Total stockholders’ equity								3,608.9

(1)	Includes pro forma adjustments for (1) the Acquisition; and (2) the Financing.
(2)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges and minority interests, excluding equity in undistributed earnings of less-than-50%-owned investments. Fixed charges include interest, amortization of debt expense, discount or premium related to indebtedness and such portion of rental expense we deem to be representative of interest. Our earnings were insufficient to cover our fixed charges by $122.5 million and $500.8 million for the Predecessor period ended January 27, 2008 and the Successor period ended September 30, 2008. On a pro forma basis, after giving effect to the Transactions, our earnings were insufficient to cover our fixed charges by $667.7 million and $764.6 million for the year ended December 31, 2007 and nine months ended September 30, 2008.

Summary Pro Forma Consolidated Financial Data

of Harrah’s Operating Company, Inc.

The following unaudited pro forma condensed consolidated financial data has been developed by applying pro forma adjustments to the historical audited consolidated financial statements of Harrah’s Entertainment and subsidiaries. Set forth below is summary unaudited pro forma consolidated financial data of Harrah’s Operating and its consolidated subsidiaries for the fiscal years ended December 31, 2005, 2006 and 2007, and for the nine month periods ended September 30, 2007 and 2008.

Note that we have presented pro forma financial information for both Harrah’s Entertainment, Inc., as parent guarantor and Harrah’s Operating, the issuer of the exchange notes. We believe that the additional unaudited pro forma financial information for Harrah’s Operating (which has been derived from the Harrah’s Entertainment audited historical financial statements) as the issuer of the exchange notes provides a meaningful presentation for investors to consider given other operations and activities of Harrah’s Entertainment that are not included in the credit of Harrah’s Operating, including the separate real estate financing by other subsidiaries of Harrah’s Entertainment. The CMBS Financing described herein is not a direct obligation of Harrah’s Operating.

The summary unaudited pro forma consolidated financial data for the fiscal years ended December 31, 2005, 2006 and 2007 and the nine months ended September 30, 2007 and 2008, have been prepared to give effect to the CMBS Transactions as if they had occurred on January 1, 2005. The summary unaudited pro forma consolidated financial data for the fiscal years ended December 31, 2007, and for the nine months ended September 30, 2007 and 2008 have been prepared to give effect to the London Clubs Transfer from December 2006 (when the acquisition of London Clubs by Harrah’s Entertainment was completed) and the remaining Transactions (including the CMBS Transactions) as if they had occurred on January 1, 2007, in the case of the summary unaudited pro forma consolidated statement of operations data and other financial data, and to all of the Transactions on September 30, 2008, in the case of the summary unaudited pro forma consolidated balance sheet data. The pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable. The summary unaudited pro forma consolidated financial data are for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Harrah’s Operating or Harrah’s Entertainment actually would have been if the CMBS Transactions, the London Clubs Transfer or the other Transactions had occurred at any given date, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Harrah’s Operating has not historically reported financial information on a stand-alone basis. Accordingly, the financial information presented herein for Harrah’s Operating has been prepared on an unaudited pro forma basis. The pro forma financial information has been derived from the Harrah’s Entertainment financial statements for the relevant periods, as adjusted to remove the historical financial information of all subsidiaries of and account balances at Harrah’s Entertainment that are not components of Harrah’s Operating.

The summary unaudited pro forma consolidated financial data should be read in conjunction with “—The Transactions,” “Unaudited Pro Forma Condensed Consolidated Financial Information of Harrah’s Operating Company, Inc.,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included elsewhere in this prospectus.

	Harrah’s Operating Company, Inc.
	Pro Forma for the CMBS Transactions(1)						Pro Forma for the Transactions(2)
	Predecessor					Successor
	Year Ended December 31,			Nine Months Ended Sept. 30, 2007	Jan. 1, 2008 through Jan. 27, 2008	Jan. 28, 2008 through Sept. 30, 2008	Year Ended Dec. 31, 2007	Nine Months Ended Sept. 30, 2008
	2005	2006	2007
	(dollars in millions)

Revenues
Casino	$4,586.6	$6,194.7	$7,082.8	$5,370.9	$498.2	$4,501.1	$7,082.8	$4,999.3
Food and beverage	643.4	978.6	1,076.9	822.7	77.3	733.4	1,076.9	810.7
Rooms	409.3	719.4	791.7	604.6	56.0	518.8	791.7	574.8
Management fees	75.6	89.1	81.5	64.2	5.0	45.8	81.5	50.8
Other	258.0	406.0	453.1	340.0	28.0	380.0	530.1	447.9
Less: casino promotional allowances	(954.4)	(1,249.9)	(1,342.2)	(1,038.1)	(87.0)	(814.2)	(1,342.2)	(901.2)

Net revenues	5,018.5	7,137.9	8,143.8	6,164.3	577.5	5,364.9	8,220.8	5,982.3

Operating Expenses
Direct
Casino	2,388.0	3,147.6	3,780.7	2,836.6	285.2	2,494.3	3,780.7	2,779.5
Food and beverage	255.1	394.2	415.4	322.6	30.3	282.2	415.4	312.5
Rooms	70.1	142.3	146.3	110.9	10.7	97.7	146.3	108.4
Property general and administrative, corporate and other	1,057.2	1,761.3	1,911.6	1,365.8	115.5	1,334.9	1,975.6	1,486.7
Depreciation and amortization	348.7	492.3	612.4	450.0	47.5	340.4	477.5	383.3
Write-downs, reserves and recoveries	186.3	77.3	87.2	(87.5)	0.2	(108.9)	87.2	(108.7)
Project opening costs	16.0	20.7	23.6	20.0	0.7	25.0	23.6	25.7
Acquisition and integration costs	55.0	37.0	13.4	8.3	125.6	23.1	13.4	148.7
Equity in income in nonconsolidated affiliates	(1.2)	(3.6)	(4.0)	(3.6)	(0.5)	1.2	(4.0)	0.7
Amortization of intangible assets	49.6	70.2	73.0	53.1	5.5	79.4	117.8	88.3

Total operating expenses	4,424.8	6,139.3	7,059.6	5,076.2	620.7	4,569.3	7,033.5	5,225.1

Income from operations	593.7	998.6	1,084.2	1,088.1	(43.2)	795.6	1,187.3	757.2
Interest expense, net of interest capitalized	(479.6)	(670.5)	(800.8)	(578.4)	(89.7)	(1,208.2)	(1,951.4)	(1,400.9)
Losses on early extinguishments of debt	(3.3)	(62.0)	(2.0)	(2.0)	—	(203.9)	(2.0)	(203.9)
Other income, including interest income	12.6	14.1	47.3	30.6	5.1	15.5	47.3	20.6

Income (loss) before income taxes and minority interests	123.4	280.2	328.7	538.3	(127.8)	(601.0)	(718.8)	(827.0)
(Provision) benefit for income taxes	(74.4)	(99.9)	(152.6)	(195.3)	21.6	186.7	250.9	233.4
Minority interests	(9.0)	(9.3)	(9.3)	(12.4)	(1.4)	(1.6)	(9.3)	(3.0)

Income (loss) from continuing operations	$40.0	$171.0	$166.8	$330.6	$(107.6)	$(415.9)	$(477.2)	$(596.6)

Other Financial Data
Capital expenditures	$1,049.4	$2,250.2	$1,072.6	$798.1	$93.0	$864.2	$1,072.6	$957.2
Ratio of earnings to fixed charges(3)	1.3x	1.4x	1.4x	1.8x	—	—	—	—
Balance Sheet Data
Cash and cash equivalents								$782.9
Working capital								(179.5)
Total assets								25,996.5
Total debt								17,713.8
Total stockholders’ equity								3,083.9

(1)	Includes pro forma adjustments only for the CMBS Transactions. Does not reflect any adjustments for the Acquisition, the Financing, the London Clubs Transfer or any of the other Transactions.
(2)	Includes pro forma adjustments for (1) the CMBS Transactions; (2) the results of London Clubs as of September 30, 2008 and for the year ended December 31, 2007 and the nine months ended September 30, 2008; (3) the Acquisition; and (4) the Financing.
(3)	For purposes of computing the pro forma ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges and minority interests, excluding equity in undistributed earnings of less-than-50%-owned investments. Fixed charges include interest, amortization of debt expense, discount or premium related to indebtedness and such portion of rental expense we deem to be representative of interest. On a pro forma basis, after giving effect to the Transactions, our earnings were insufficient to cover our fixed charges by $119.2 million, $635.8 million, $455.9 million and $551.5 million for the Predecessor period ended January 27, 2008, the Successor period ended September 30, 2008, the year ended December 31, 2007 and the nine months ended September 30, 2008.

RISK FACTORS

You should carefully consider the risk factors set forth below, as well as the other information contained in this offering memorandum, before purchasing any notes. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your original investment.

Risks Related to the Exchange Offers

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for exchange notes in the exchange offers, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. The restrictions on transfer of your original notes arise because we issued the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the registration rights agreements, we do not intend to register the original notes under the Securities Act. The tender of original notes under the exchange offers will reduce the principal amount of the currently outstanding original notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding original notes that you continue to hold following completion of the exchange offers. See “The Exchange Offers—Consequences of Failure to Exchange.”

There is no public market for the exchange notes, and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.

The exchange notes are a new issue of securities for which there is no existing trading market. Accordingly, we cannot assure you that a liquid market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell the exchange notes will be favorable.

We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system, although our original notes trade on the PORTAL Market. The liquidity of any market for the

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the original notes for the exchange notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

We understand that one or more of the initial purchasers of the original notes presently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market-making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offers or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the exchange notes or that any trading market that does develop will be liquid.

You must comply with the exchange offers procedures in order to receive new, freely tradable exchange notes.

Delivery of exchange notes in exchange for original notes tendered and accepted for exchange pursuant to the exchange offers will be made only after timely receipt by the exchange agent of book-entry transfer of original notes into the exchange agent’s account at DTC, as depositary, including an agent’s message (as defined herein). We are not required to notify you of defects or irregularities in tenders of original notes for exchange. Original notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offers, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offers, certain registration and other rights under the registration rights agreements will terminate. See “The Exchange Offers—Procedures for Tendering” and “The Exchange Offers—Consequences of Failure to Exchange.”

Some holders who exchange their original notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your original notes in the exchange offers for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to Our Indebtedness and the Notes

Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments on the notes.

We are a highly leveraged company. As of September 30, 2008, after giving pro forma effect to the Private Exchange Offers, Harrah’s Operating had $17,700 million face value of outstanding indebtedness, and for the nine months ended September 30, 2008, pro forma debt service payment obligations of $1,254 million (including approximately $792 million of debt service on fixed rate obligations). In addition, as of September 30, 2008, after giving pro forma effect to the Private Exchange Offers, we had $24,200 million face value of outstanding indebtedness, including Harrah’s Operating indebtedness and the indebtedness of the CMBS Borrowers, and for the nine months ended September 30, 2008, pro forma debt service payment obligations of $1,542 million (including approximately $792 million of debt service on fixed rate obligations), including amounts under the CMBS Facilities.

Our substantial indebtedness could have other important consequences for you as a holder of the notes. For example, it could:

•	limit our ability to borrow money for our working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes;

•

make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indentures governing the notes and the agreements governing other indebtedness;

•	require us to dedicate a substantial portion of our cash flow from operations to the repayment of our indebtedness thereby reducing funds available to us for other purposes;

•	limit our flexibility in planning for, or reacting to, changes in the economy or our operations or business;

•	make us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•	make us more vulnerable to downturns in our business or the economy;

•	restrict us from making strategic acquisitions, developing new gaming facilities, introducing new technologies or exploiting business opportunities; and

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or dispose of assets.

Furthermore, our interest expense could increase if interest rates increase because all of the debt under our senior secured credit facilities is variable-rate debt. See “Description of Other Indebtedness.”

Despite our substantial indebtedness, we may still be able to incur significantly more debt. This could intensify the risks described above.

We and our subsidiaries may be able to incur substantial indebtedness in the future. Although the terms of the agreements governing our indebtedness and our senior secured credit facilities contain restrictions on our and our subsidiaries’ ability to incur additional indebtedness, including secured indebtedness that will be effectively senior to the senior notes, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. As of September 30, 2008, we had $1,554 million available for additional borrowing under our revolving credit facility after giving effect to approximately $196 million in outstanding letters of credit, all of which would be secured. In addition to the notes, the senior unsecured interim loans, the borrowings under our senior secured credit facilities and the terms of the CMBS financing, the covenants under any other existing or future debt instruments could allow us and/or Harrah’s Operating to incur a significant amount of additional indebtedness. The more leveraged we become, the more we, and in turn our securityholders, will be exposed to certain risks described above under “—Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments on the notes.”

In addition, while the Retained Notes (as defined under “Description of Exchange Notes—Certain Definitions”) are not currently guaranteed by any of our subsidiaries, nor secured by any of their assets, the terms of the senior secured credit facilities and the indenture governing the notes offered hereby will permit Harrah’s Operating, subject to certain restrictions, to refinance the Retained Notes with debt that is guaranteed by, or secured by the assets of, its subsidiaries.

Harrah’s Operating may elect to pay interest on the toggle notes in additional notes rather than cash.

For any interest period through February 1, 2013, Harrah’s Operating may elect to pay all or half of the interest due on the toggle notes for such period by increasing the principal amount of the toggle notes or by issuing PIK interest, thereby increasing the aggregate principal amount of the toggle notes. As such, were Harrah’s Operating to elect to do so for each interest period through February 1, 2013, holders of the toggle notes could potentially receive no cash interest on the notes until August 2013. The Issuer has made such an election for the current interest period.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to pay principal and interest on the notes and to satisfy our other debt obligations will depend upon, among other things:

•

our future financial and operating performance (including the realization of any cost savings described herein), which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

•

our future ability to borrow under our senior secured credit facilities, the availability of which depends on, among other things, our complying with the covenants in our senior secured credit facilities.

We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to draw under our senior secured credit facilities or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements, including our senior secured credit facilities and the indenture governing the notes, may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due. The Sponsors have no continuing obligation to provide us with debt or equity financing.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own substantially all of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and (if they are not guarantors of the notes) their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the notes limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our non-guarantor subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

The terms of the Intercreditor Agreement will provide that your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

The Issuer’s obligations under the notes and the guarantors’ obligations under their guarantees of the notes will be unsecured. As a result, the notes and the related guarantees will be effectively subordinated to all of Harrah’s Operating’s and the guarantors’ secured indebtedness to the extent of the value of the assets securing such indebtedness. Harrah’s Operating’s obligations under the senior secured credit facilities are secured by a pledge of substantially all of Harrah’s Operating’s and its guarantors’ domestic tangible and intangible assets. Under the Intercreditor Agreement, in the event that Harrah’s Operating or a guarantor are declared bankrupt, become insolvent or are liquidated or reorganized, its obligations under the senior secured credit facilities and any other secured obligations will be entitled to be paid in full from its assets or the assets of such guarantor, as the case may be, pledged as security for such obligation before any payment may be made with respect to the notes. Holders of the notes would participate ratably in our remaining assets or the remaining assets of the guarantor, as the case may be, with all holders of unsecured indebtedness that are deemed to rank equally with the notes based upon the respective amount owed to each creditor. In addition, if Harrah’s Operating defaults under the senior secured credit facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If Harrah’s Operating were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture under which the notes will be issued at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of Harrah’s Operating’s assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.”

As of September 30, 2008, after giving pro forma effect to the Private Exchange Offers, Harrah’s Operating had $8,527 million of senior secured indebtedness ($7,464 million of which was indebtedness under the senior secured credit facilities and which does not include additional borrowing availability of $1,554 million under the revolving credit facility after giving effect to approximately $196 million in outstanding letters of credit, and $1,063 million of which would have been 2015 Second Lien Notes and 2018 Second Lien Notes). The indenture governing the notes will permit the incurrence of substantial additional indebtedness by Harrah’s Operating and its restricted subsidiaries in the future, including secured indebtedness. Any secured indebtedness incurred would rank senior to the notes to the extent of the value of the assets securing such indebtedness.

If Harrah’s Operating defaults on its obligations to pay its other indebtedness, Harrah’s Operating may not be able to make payments on the notes.

Any default under the agreements governing the indebtedness of Harrah’s Operating, including a default under the senior secured credit facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could leave Harrah’s Operating unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If Harrah’s Operating is unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on its indebtedness, or if Harrah’s Operating otherwise fails to comply with the various covenants, including financial and operating covenants, in the instruments governing its indebtedness (including the senior secured credit facilities), Harrah’s Operating could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against the assets of Harrah’s Operating, and Harrah’s Operating could be forced into bankruptcy or liquidation. If the operating performance of Harrah’s Operating declines, Harrah’s Operating may in the future need to seek waivers from the required lenders under the senior secured credit facilities to avoid being in default. If Harrah’s Operating breaches its covenants under the senior secured credit facilities and seeks a waiver, Harrah’s Operating may not be able to obtain a waiver from the required lenders. If this occurs, Harrah’s Operating would be in default under the senior secured credit facilities, the lenders could exercise their rights as described above, and Harrah’s Operating could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of Exchange Notes.”

The notes will be structurally subordinated to all liabilities of our and Harrah’s Entertainment’s non-guarantor subsidiaries.

The notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes, and the claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us. In addition, the guarantee of the notes by Harrah’s Entertainment is structurally subordinated to the CMBS Facilities of $6,500 million, as well as any other indebtedness of subsidiaries of Harrah’s Entertainment that are not also our subsidiaries that guarantee the notes offered hereby. See note 17 to our audited consolidated financial statements and note 15 to our unaudited consolidated financial statements for financial information regarding our non-guarantor subsidiaries.

The notes will not be guaranteed by any of non-U.S. subsidiaries or any other subsidiaries that are not wholly owned by Harrah’s Operating. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefore, whether by dividends, loans, distributions or other payments. Any right that we, Harrah’s Operating or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

You will be required to pay U.S. federal income tax on the toggle notes even if Harrah’s Operating does not pay cash interest.

None of the interest payments on the toggle notes will be qualified stated interest for U.S. federal income tax purposes, even if Harrah’s Operating never exercises the option to pay PIK interest, because the toggle notes provide Harrah’s Operating with the option to PIK interest for any interest payment period after the initial interest payment and prior to February 1, 2013. Consequently, the toggle notes will be treated as issued with original issue discount for U.S. federal income tax purposes, and U.S. holders will be required to include the original issue discount in gross income on a constant yield to maturity basis, regardless of whether interest is paid currently in cash. See “Certain U.S. Federal Income Tax Considerations.”

Our debt agreements contain restrictions that will limit our flexibility in operating our business.

Our debt agreements contain, and any future indebtedness of ours would likely contain, a number of covenants that will impose significant operating and financial restrictions on us, including restrictions on our and our subsidiaries ability to, among other things:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of Harrah’s Operating capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets or the Harrah’s Operating assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

As a result of these covenants, we will be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

A failure to comply with the covenants contained in the senior secured credit facilities or our other existing indebtedness could result in an event of default under the facilities or the other existing agreements, which, if not cured or waived, could have a material adverse affect on our business, financial condition and results of operations. In the event of any default under our senior secured credit facilities or our other indebtedness, the lenders thereunder:

•	will not be required to lend any additional amounts to us;

•	could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable and terminate all commitments to extend further credit;

•	require us to apply all of our available cash to repay these borrowings; or

•	prevent us from making debt service payments on the notes, any of which could result in an event of default under the notes.

Such actions by the lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under our senior secured credit facilities could proceed against the collateral granted to them to secure that indebtedness. We will pledge a significant portion of our assets as collateral under our senior secured credit facilities.

If the indebtedness under our senior secured credit facilities or our other indebtedness, including the notes, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See “Description of Other Indebtedness” and “Description of Exchange Notes.”

Because each subsidiary guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the subsidiary guarantors.

You have the benefit of the guarantees of the guarantors. However, the guarantees by the subsidiary guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, any such guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully below, a court under Federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Exchange Notes—Subsidiary Note Guarantees.”

Harrah’s Operating may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain specific kinds of change of control events, Harrah’s Operating will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that Harrah’s Operating will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our new credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of Exchange Notes—Change of Control.”

Federal and state statutes allow courts, under specific circumstances, to void notes and guarantees and require note holders to return payments received.

If Harrah’s Operating or any guarantor becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law a court may void or otherwise decline to enforce the notes or the guarantees. A court might do so if it found that when Harrah’s Operating issued the notes or the subsidiary guarantor entered into its guarantee, or in some states when payments became due under the notes or the guarantees, Harrah’s Operating could be subordinated to all other debts of that guarantor if, among other things, the subsidiary guarantor or we received less than reasonably equivalent value or fair consideration and either:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was left with inadequate capital to conduct its business; or

•	believed or reasonably should have believed that it would incur debts beyond its ability to pay.

The court might also void an issuance of notes or a guarantee, without regard to the above factors, if the court found that Harrah’s Operating issued the notes or the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors.

A court would likely find that we or a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for the notes or its guarantee, if an issuer or a guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the issuance of the notes or any guarantee you would no longer have any claim against an issuer or the applicable guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from an issuer or a guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Risks Related to Our Business

If we are unable to effectively compete against our competitors, our profits will decline.

The gaming industry is highly competitive and our competitors vary considerably in size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity. We also compete with other non-gaming resorts and vacation areas, and with various other entertainment businesses. Our competitors in each market may have substantially greater financial, marketing and other resources than we do and there can be no assurance that they will not in the future engage in aggressive pricing action to compete with us. Although we believe we are currently able to compete effectively in each of the various markets in which we participate, we cannot assure you that we will be able to continue to do so or that we will be capable of maintaining or further increasing our current market share. Our failure to compete successfully in our various markets could adversely affect our business, financial condition, results of operations and cash flow.

In recent years, with fewer new markets opening for development, many casino operators have been reinvesting in existing markets to attract new customers or to gain market share, thereby increasing competition in those markets. As companies have completed expansion projects, supply has typically grown at a faster pace than demand in some markets and competition has increased significantly. The expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of our competitors have increased competition in many markets in which we operate, and this intense competition is expected to continue. These competitive pressures have and are expected to continue to adversely affect our financial performance in certain markets.

In particular, our business may be adversely impacted by the additional gaming and room capacity in Nevada, New Jersey, New York, Connecticut, Pennsylvania, Mississippi, Missouri, Michigan, Indiana, Iowa, Kentucky, Illinois, Louisiana, Ontario, Spain, Uruguay, United Kingdom, Egypt and/or other projects not yet announced which may be competitive in the other markets where we operate or intend to operate. Several states and Native American tribes are also considering enabling the development and operation of casinos or casino-like operations in their jurisdictions. In addition, our operations located in New Jersey and Nevada may be adversely impacted by the expansion of Native American gaming in New York and California, respectively.

We are subject to extensive governmental regulation and taxation policies, the enforcement of which could adversely impact our business, financial condition and results of operations.

We are subject to extensive gaming regulations and political and regulatory uncertainty. Regulatory authorities in the jurisdictions where we operate have broad powers with respect to the licensing of casino operations and may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines and take other actions, any one of which could adversely impact our business, financial condition and results of operations. For example, revenues and income from operations were negatively impacted during July 2006 in Atlantic City by a three-day government—imposed casino shutdown.

From time to time, individual jurisdictions have also considered legislation or referendums, such as bans on smoking in casinos and other entertainment and dining facilities, which could adversely impact our operations. For example, the City Council of Atlantic City passed an ordinance earlier this year requiring that we segregate at least 75% of the casino gaming floor as a nonsmoking area, leaving no more than 25% of the casino gaming floor as a smoking area. The ordinance imposed timelines during which we had to construct physical separation for such space on the casino gaming floor and provide a ventilation system that separately exhausted the air from the nonsmoking areas and has impacted our financial results for the Atlantic City facilities since its enactment. Illinois has also passed the Smoke Free Illinois Act which became effective January 1, 2008, and bans smoking in nearly all public places, including bars, restaurants, work places, schools and casinos. The Act also bans smoking within 15 feet of any entrance, window or air intake area of these public places. The likelihood or outcome of similar legislation in other jurisdictions and referendums in the future cannot be predicted.

The casino entertainment industry represents a significant source of tax revenues to the various jurisdictions in which casinos operate. From time to time, various state and federal legislators and officials have proposed changes in tax laws, or in the administration of such laws, including increases in tax rates, which would affect the industry. If adopted, such changes could adversely impact our business, financial condition and results of operations.

The recent downturn in the national economy, high energy, and gasoline prices, the volatility and disruption of the capital and credit markets and adverse changes in the global economy could negatively impact our financial performance and our ability to access financing.

The recent severe economic downturn and adverse conditions in the local, regional, national and global markets have negatively affected our operations, and may continue to negatively affect our operations in the future. During periods of economic contraction such as the current period, our revenues may decrease while some of our costs remain fixed or even increase, resulting in decreased earnings. Gaming and other leisure activities we offer represent discretionary expenditures and participation in such activities may decline during economic downturns, during which consumers generally earn less disposable income. Even an uncertain economic outlook may adversely affect consumer spending in our gaming operations and related facilities, as consumers spend less in anticipation of a potential economic downturn. Furthermore, other uncertainties, including national and global economic conditions, terrorist attacks or other global events, could adversely affect consumer spending, increase gasoline prices and adversely affect our operations.

We use significant amounts of electricity, natural gas and other forms of energy. While we have generally not experienced any major shortages of energy, any substantial increases in the cost of electricity and natural gas in the United States, could negatively impact our operating results. The extent of any impact is subject to the magnitude and duration of the energy price increases and could be material.

Also, a majority of our patrons fly or drive to our properties. High gasoline prices may reduce automobile travel and decrease the number of patrons at our properties as rising gasoline prices and oil prices have affected Las Vegas and the economy in the past and may do so again in the future. Additionally, general economic conditions have caused a reduction in air travel capacity, including Las Vegas. As a result, our business, assets, financial condition and results of operations could be adversely affected by a weakening of national economic conditions, potentially high gasoline prices and/or adverse winter weather conditions.

We are a highly leveraged company. While we intend to finance expansion and renovation projects with existing cash, cash flow from operations and borrowings under our existing senior secured credit facilities, we may require additional financing to support our continued growth. However, due to the existing uncertainty in the capital and credit markets, our access to capital may not be available on terms acceptable to us or at all. Further, if adverse regional and national economic conditions persist or worsen, we could experience decreased revenues from our operations attributable to decreases in consumer spending levels and could fail to satisfy the financial and other restrictive covenants to which we are subject under our existing indebtedness.

The development and construction of new hotels, casinos and gaming venues and the expansion of existing ones are susceptible to delays, cost overruns and other uncertainties, which could have an adverse effect on our business, financial condition and results of operations.

We may decide to develop, construct and open new hotels, casinos and other gaming venues in response to opportunities that may arise including developments in Mississippi and Las Vegas previously disclosed. Future development projects and acquisitions may require significant capital commitments, the incurrence of additional debt, guarantees of third party-debt, the incurrence of contingent liabilities and an increase in amortization expense related to intangible assets, which could have an adverse effect upon our business, financial condition and results of operations. The development and construction of new hotels, casinos and gaming venues and the expansion of existing ones, such as our developments in Mississippi and Las Vegas are susceptible to various risks and uncertainties, such as:

•	the existence of acceptable market conditions and demand for the completed project;

•

general construction risks, including cost overruns, change orders and plan or specification modification, shortages of equipment, materials or skilled labor, labor disputes, unforeseen environmental, engineering or geological problems, work stoppages, fire and other natural disasters, construction scheduling problems and weather interferences;

•	changes and concessions required by governmental or regulatory authorities;

•	delays in obtaining, or inability to obtain, all licenses, permits and authorizations required to complete and/or operate the project; and

•	disruption of our existing operations and facilities.

Our failure to complete any new development or expansion project as planned, on schedule, within budget or in a manner that generates anticipated profits, could have an adverse effect on our business, financial condition and results of operations.

Acts of terrorism and war and natural disasters may negatively impact our future profits.

Terrorist attacks and other acts of war or hostility have created many economic and political uncertainties. We cannot predict the extent to which terrorism, security alerts or war, or hostilities in Iraq and other countries throughout the world will continue to directly or indirectly impact our business and operating results. As a consequence of the threat of terrorist attacks and other acts of war or hostility in the future, premiums for a variety of insurance products have increased, and some types of insurance are no longer available. Given current conditions in the global insurance markets, we are substantially uninsured for losses and interruptions caused by terrorist acts and acts of war. If any such event were to affect our properties, we would likely be adversely impacted.

In addition, natural disasters such as major fires, floods, hurricanes and earthquakes could also adversely impact our business and operating results.

For example, four of our properties were closed due to the damage sustained from Hurricanes Katrina and Rita in August and September 2005. Such events could lead to the loss of use of one or more of our properties for an extended period of time and disrupt our ability to attract customers to certain of our gaming facilities. If any such event were to affect our properties, we would likely be adversely impacted.

In most cases, we have insurance that covers portions of any losses from a natural disaster, but it is subject to deductibles and maximum payouts in many cases. Although we may be covered by insurance from a natural disaster, the timing of our receipt of insurance proceeds, if any, is out of our control.

Additionally, a natural disaster affecting one or more of our properties may affect the level and cost of insurance coverage we may be able to obtain in the future, which may adversely affect our financial position.

Work stoppages and other labor problems could negatively impact our future profits.

Some of our employees are represented by labor unions. A lengthy strike or other work stoppage at one of our casino properties or construction projects could have an adverse effect on our business and results of operations. From time to time, we have also experienced attempts to unionize certain of our non–union employees. While these efforts have achieved only limited success to date, we cannot provide any assurance that we will not experience additional and more successful union activity in the future. There has been a trend towards unionization for employees in Atlantic City and Las Vegas. For example, certain dealers, slot technicians and security guards at certain of our Atlantic City properties have voted to be represented by the United Auto Workers and the International Union, Security, Police and Fire Professionals of America, respectively. However, to date, there are no collective bargaining agreements in place. In addition, in 2007 Caesars Palace dealers in Las Vegas signed union authorization cards to be represented by the Transport Worker’s Union (the “TWU”). The TWU held elections supervised by the National Labor Relations Board on December 22, 2007 and won representation of the dealers. The impact of this union activity is undetermined and could negatively impact our profits.

We may not realize all of the anticipated benefits of potential future acquisitions.

Our ability to realize the anticipated benefits of potential future acquisitions will depend, in part, on our ability to integrate the businesses of such acquired company with our businesses. The combination of two independent companies is a complex, costly and time consuming process. This process may disrupt the business of either or both of the companies, and may not result in the full benefits expected. The difficulties of combining the operations of the companies include, among others:

•	coordinating marketing functions;

•	unanticipated issues in integrating information, communications and other systems;

•	unanticipated incompatibility of purchasing, logistics, marketing and administration methods;

•	retaining key employees;

•	consolidating corporate and administrative infrastructures;

•	the diversion of management’s attention from ongoing business concerns; and

•	coordinating geographically separate organizations.

There is no assurance that we will realize the full benefits anticipated for any future acquisitions.

The risks associated with our international operations could reduce our profits.

Some of our properties are located in countries outside the United States, and our acquisition of London Clubs in 2006 has increased the percentage of our revenue derived from operations outside the United States. International operations are subject to inherent risks including:

•	variation in local economies;

•	currency fluctuation;

•	greater difficulty in accounts receivable collection;

•	trade barriers;

•	burden of complying with a variety of international laws; and

•	political and economic instability.

The loss of the services of key personnel could have a material adverse effect on our business.

The leadership of our chief executive officer, Mr. Loveman, and other executive officers has been a critical element of our success. The death or disability of Mr. Loveman or other extended or permanent loss of his services, or any negative market or industry perception with respect to him or arising from his loss, could have a material adverse effect on our business. Our other executive officers and other members of senior management have substantial experience and expertise in our business and have made significant contributions to our growth and success. The unexpected loss of services of one or more of these individuals could also adversely affect us. We are protected by key man or similar life insurance covering Mr. Loveman, but such insurance may not be sufficient to offset the negative effects of any loss of his services. We are not protected by key man or similar life insurance covering other members of our senior management. We have employment agreements with Mr. Loveman and our other executive officers, but these agreements do not guarantee that any given executive will remain with the company.

If we are unable to attract, retain and motivate employees, we may not be able to compete effectively and will not be able to expand our business.

Our success and ability to grow are dependent, in part, on our ability to hire, retain and motivate sufficient numbers of talented people, with the increasingly diverse skills needed to serve clients and expand our business, in many locations around the world. Competition for highly qualified, specialized technical and managerial, and particularly consulting personnel, is intense. Recruiting, training, retention and benefits costs place significant demands on our resources. The inability to attract qualified employees in sufficient numbers to meet particular demands or the loss of a significant number of our employees could have an adverse effect on us.

We are controlled by the Sponsors, whose interests may not be aligned with ours or yours.

All of the voting common stock of Harrah’s Entertainment is held by Hamlet Holdings, the members of which are comprised of an equal number of individuals affiliated with each of the Sponsors. As such, the Sponsors will have the power to control our affairs and policies. The Sponsors also control the election of our board of directors, the appointment of management, the entering into of mergers, sales of substantially all of our assets and other extraordinary transactions.

Eight of our twelve directors have been appointed by the Sponsors. In addition, two of the three members of our Executive Committee are affiliated with the Sponsors. The members chosen by the Sponsors have the authority, subject to the terms of our debt, to issue additional shares, implement share repurchase programs, declare dividends, pay advisory fees and make other decisions, and they may have an interest in our doing so. The interests of the Sponsors could conflict with your interests in material respects. Furthermore, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us, as well as businesses that represent major customers of our businesses. The Sponsors may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. So long as the individuals affiliated with the Sponsors continue to control a significant amount of our outstanding voting common stock, the Sponsors will continue to be able to strongly influence or effectively control our decisions.

We are or may become involved in legal proceedings that, if adversely adjudicated or settled, could impact our financial condition.

From time to time, we are defendants in various lawsuits relating to matters incidental to our business. The nature of our business subjects us to the risk of lawsuits filed by customers, past and present employees, competitors, business partners, Native American tribes and others in the ordinary course of business. As with all litigation, no assurance can be provided as to the outcome of these matters and in general, litigation can be expensive and time consuming. For example, we have an ongoing dispute with the St. Regis Mohawk Tribe in which a motion to dismiss was not granted, on procedural grounds, in December 2007. In addition, an indirect subsidiary of Harrah’s Operating filed a complaint against two entities seeking declaratory judgment with respect to right to terminate an agreement to enter into a joint venture related to a project in the Bahamas. The entities filed a countersuit against the indirect subsidiary of Harrah’s Operating alleging wrongful termination, failure to make capital contributions and failure to perform its purported obligations. We may not be successful in the defense or prosecution of these lawsuits, which could result in settlements or damages that could significantly impact our business, financial condition and results of operations. See “Business—Litigation Related to Our Operations” and “Business— Litigation Related to Development”.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward looking statements because they contain words such as “believes,” “project,” “might,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward looking statements. In addition, we, through our senior management, from time to time make forward looking public statements concerning our expected future operations and performance and other developments. These forward looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward looking statements included in this prospectus. All subsequent written and oral forward looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	the impact of the substantial indebtedness incurred to finance the consummation of the Acquisition;

•	the effect of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industry in particular;

•

construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	the effects of environmental and structural building conditions relating to our properties;

•	access to available and reasonable financing on a timely basis;

•	changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

•	litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation;

•	the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store gaming revenue or hotel sales;

•	our ability to recoup costs of capital investments through higher revenues;

•	acts of war or terrorist incidents or natural disasters;

•	abnormal gaming holds;

•	the effects of competition, including locations of competitors and operating and market competition;

•	the potential difficulties in employee retention as a result of the Acquisition; and

•	the other factors set forth under “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward looking statements contained in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

MARKET AND INDUSTRY DATA AND FORECASTS

Information regarding market share, market position and industry data pertaining to our business contained in this prospectus consists of our estimates based on data and reports compiled by industry sources and professional organizations, including National Indian Gaming Commission, Casino City’s North American Gaming Almanac, 2007 AGA Survey of Casino Entertainment, Las Vegas Convention and Visitors Authority, Smith Travel Research, Nevada State Gaming Control Board—Nevada Gaming Abstract, South Jersey Transportation Authority, New Jersey Casino Control Commission, Macau Gaming Inspection and Coordination Bureau and on our management’s knowledge of our business and markets.

Although we believe that the third party sources are reliable, we and the initial purchasers have not independently verified market industry data provided by third parties or by industry or general publications, and we and the initial purchasers take no further responsibility for this data. Similarly, while we believe our internal estimates with respect to our industry are reliable, our estimates have not been verified by any independent sources, and we and the initial purchasers cannot assure you that they are accurate. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” above.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

We have entered into a registration rights agreement with the initial purchasers of the original notes, in which we agreed to file a registration statement relating to an offer to exchange the original notes for exchange notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our commercially reasonable efforts to file the registration statement with the SEC and to cause it to become effective under the Securities Act. The exchange notes will have terms substantially identical to the original notes except that the exchange notes will not contain terms with respect to transfer restrictions and registration rights and additional interest payable for the failure to consummate the exchange offers by the dates set forth in the registration rights agreement. Original cash pay notes in an aggregate principal amount of $4,932,417,000 and original toggle notes in aggregate principal amount of $1,402,583,000 were issued on February 1, 2008. After completion of the Private Exchange Offers, $4,200,153,000 aggregate principal amount of original cash pay notes and $1,052,583,000 aggregate principal amount of original toggle notes are outstanding.

Under the circumstances set forth below, we will use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the original notes and to keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

•	the exchange offers are not permitted by applicable law or SEC policy;

•

prior to the consummation of the exchange offers, existing SEC interpretations are changed such that the debt securities received by the holders in the exchange offers would not be transferable without restriction under the Securities Act;

•

if any initial purchaser so requests on or prior to the 60th day after consummation of this exchange offers with respect to original notes not eligible to be exchanged for the exchange notes and held by it following the consummation of this exchange offers; or

•

if any holder that participates in these exchange offers does not receive freely transferable exchange notes in exchange for tendered original notes and so requests on or prior to the 60th day after the consummation of the exchange offers.

Each holder of original notes that wishes to exchange such original notes for transferable exchange notes in the exchange offers will be required to make the following representations:

•	any exchange notes to be received by it will be acquired in the ordinary course of its business;

•

it has no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution (within the meaning of Securities Act) of the exchange notes in violation of the Securities Act;

•

it is not our “affiliate,” as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act; and

•

if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes and if such holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities and such holder will acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

In addition, each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued in the exchange offers in exchange for original notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such exchange notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such exchange notes.

Any holder who tenders in the exchange offers with the intention of participating in any manner in a distribution of the exchange notes:

•	cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the original notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned “Plan of Distribution” for more details regarding these procedures for the transfer of exchange notes. We have agreed that, for a period of 180 days after the exchange offers are consummated, we will make this prospectus available to any broker-dealer for use in connection with any resale of the exchange notes.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any original notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes surrendered under the exchange offers. Original notes may be tendered only in denominations of $2,000 and in integral multiples of $1,000.

The form and terms of the exchange notes will be substantially identical to the form and terms of the original notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to become effective, a registration statement. The exchange notes will evidence the same debt as the original notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding original notes. Consequently, both series of notes will be treated as a single class of debt securities under the indenture.

The exchange offers are not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

As of the date of this prospectus: (a) $4,932,417,000 million in aggregate principal amount of original cash pay notes were outstanding, and there was one registered holder, CDED & Co., a nominee of DTC, and (b) $1,402,583,000 million in aggregate principal amount of original toggle notes were outstanding and there was one registered holder, CDED & Co., a nominee of DTC. This prospectus and the letter of transmittal are being sent to all registered holders of original notes. There will be no fixed record date for determining registered holders of original notes entitled to participate in the exchange offers.

We will conduct the exchange offers in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Original notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the original notes.

We will be deemed to have accepted for exchange properly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offers, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Certain Conditions to the Exchange Offers.”

Holders who tender original notes in the exchange offers will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with the exchange offers. It is important that you read the section labeled “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date; Extensions; Amendments

The exchange offers will expire at 5:00 p.m., New York City time on                     , 2009 unless we extend it in our sole discretion.

In order to extend the exchange offers, we will notify the exchange agent orally or in writing of any extension. We will notify in writing or by public announcement the registered holders of original notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any original notes in connection with the extension of the exchange offers;

•

to extend the exchange offers or to terminate the exchange offers and to refuse to accept original notes not previously accepted if any of the conditions set forth below under “—Certain Conditions to the Exchange Offers” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offers in any manner, provided that in the event of a material change in the exchange offers, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offers following notice of the material change.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of original notes. If we amend the exchange offers in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of original notes of such amendment, provided that in the event of a material change in the exchange offers, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offers following notice of the material change. If we terminate these exchange offers as provided in this prospectus before accepting any original notes for exchange or if we amend the terms of these exchange offers in a manner that constitutes a fundamental change in the information set forth in the registration statement of which this prospectus forms a part, we will promptly file a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we will in all events comply with our obligation to make prompt payment for all original notes properly tendered and accepted for exchange in the exchange offers.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offers, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Certain Conditions to the Exchange Offers

Despite any other term of the exchange offers, we will not be required to accept for exchange, or exchange any exchange notes for, any original notes, and we may terminate the exchange offers as provided in this prospectus before accepting any original notes for exchange if in our reasonable judgment:

•

the exchange notes to be received will not be tradable by the holder without restriction under the Securities Act or the Exchange Act, and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offers, or the making of any exchange by a holder of original notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers.

In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made:

•	the representations described under “—Purpose and Effect of the Exchange Offers,” “—Procedures for Tendering” and “Plan of Distribution,” and

•

such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times on or prior to the scheduled expiration date of the exchange offers, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any original notes by giving written notice of such extension to the registered holders of the original notes. During any such extensions, all original notes previously tendered will remain subject to the exchange offers, and we may accept them for exchange unless they have been previously withdrawn. We will return any original notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.

We expressly reserve the right to amend or terminate the exchange offers on or prior to the scheduled expiration date of the exchange offers, and to reject for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the original notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may, in our sole discretion, assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times except that all conditions to the exchange offers must be satisfied or waived by us prior to the expiration of the exchange offers. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offers. Any waiver by us will be made by written notice or public announcement to the registered holders of the notes.

In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering

Only a holder of original notes may tender such original notes in the exchange offers. To tender in the exchange offers, a holder must:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive original notes along with the letter of transmittal; or

•

the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such original notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “—Exchange Agent” prior to the expiration date.

The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of original notes, the letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send us the letter of transmittal or original notes. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners’ behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its original notes, either:

•	make appropriate arrangements to register ownership of the original notes in such owner’s name; or

•	obtain a properly completed bond power from the registered holder of original notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the original notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any original notes listed on the original notes, such original notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the original notes and an eligible institution must guarantee the signature on the bond power.

If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offers electronically. They may do so by causing DTC to transfer the original notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering original notes that are the subject of such book-entry confirmation;

•

such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

•	the agreement may be enforced against such participant.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered original notes and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes the acceptance of which would, in the opinion of our counsel, be unlawful. Our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of original notes will not be deemed made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date or termination of the exchange offers, as applicable.

In all cases, we will issue exchange notes for original notes that we have accepted for exchange under the exchange offers only after the exchange agent timely receives:

•	original notes or a timely book-entry confirmation of such original notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By signing the letter of transmittal, each tendering holder of original notes will represent that, among other things:

•	any exchange notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution of the exchange notes;

•	if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

•

if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

•

the holder is not our “affiliate,” as defined in Rule 405 of the Securities Act, or, if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act.

In addition, each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offers promptly after the date of this prospectus; and any financial institution participating in DTC’s system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of original notes who are unable to deliver confirmation of the book-entry tender of their original notes into the exchange agent’s account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their original notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their original notes but whose original notes are not immediately available or who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date may tender if:

•	the tender is made through an eligible institution;

•

prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth the name and address of the holder, the registered number(s) of such original notes and the principal amount of original notes tendered;

•	stating that the tender is being made thereby; and

•

guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the original notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered original notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of original notes may withdraw their tenders at any time prior to the expiration date.

For a withdrawal to be effective:

•

the exchange agent must receive a written notice of withdrawal, which notice may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under “—Exchange Agent”; or

•	holders must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any such notice of withdrawal must:

•	specify the name of the person who tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the principal amount of such original notes; and

•	where certificates for original notes have been transmitted, specify the name in which such original notes were registered, if different from that of the withdrawing holder.

If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. We will deem any original notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers. Any original notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such original notes will be credited to an account maintained with DTC for original notes) promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn original notes may be retendered by following one of the procedures described under “—Procedures for Tendering” above at any time prior to the expiration date.

Exchange Agent

U.S. Bank National Association, has been appointed as exchange agent for the exchange offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

U.S. Bank National Association

(Exchange Agent/Depositary addresses)

By Registered & Certified Mail:	Regular Mail or Overnight Courier:

U.S. BANK NATIONAL ASSOCIATION	U.S. BANK NATIONAL ASSOCIATION
Corporate Trust Services	60 Livingston Avenue
EP-MN-WS3C	St. Paul, Minnesota 55107
60 Livingston Avenue	Attention: Specialized Finance
St. Paul, Minnesota 55107-1419

In Person by Hand Only:	By Facsimile (for Eligible Institutions only):

U.S. BANK NATIONAL ASSOCIATION	(651) 495-8158
60 Livingston Avenue
1st Floor—Bond Drop Window	For Information or Confirmation by Telephone:
St. Paul, Minnesota 55107
1-800-934-6802

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail, however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

Our expenses in connection with the exchange offers include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of original notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of original notes tendered;

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of original notes under the exchange offers.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their original notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

Holders of original notes who do not exchange their original notes for exchange notes under the exchange offers, including as a result of failing to timely deliver original notes to the exchange agent, together with all required documentation, including a properly completed and signed letter of transmittal, will remain subject to the restrictions on transfer of such original notes:

•

as set forth in the legend printed on the original notes as a consequence of the issuance of the original notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise as set forth in the prospectus distributed in connection with the private offering of the original notes.

In addition, you will no longer have any registration rights or be entitled to additional interest with respect to the original notes.

In general, you may not offer or sell the original notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to the exchange offers may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offers. Any holder who tenders in the exchange offers for the purpose of participating in a distribution of the exchange notes:

•	could not rely on the applicable interpretations of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

After the exchange offers are consummated, if you continue to hold any original notes, you may have difficulty selling them because there will be fewer original notes outstanding.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the original notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers.

Other

Participation in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered original notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any original notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered original notes.

USE OF PROCEEDS

These exchange offers are intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes in the exchange offers. In exchange for each of the exchange notes, Harrah’s Operating will receive original notes in like principal amount. Harrah’s Operating will retire or cancel all of the original notes tendered in the exchange offers. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our consolidated cash, cash equivalents and investments and capitalization of Harrah’s Entertainment as of September 30, 2008 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the Private Exchange Offers. The as adjusted basis assumes that the Private Exchange Offers are accounted for as substantial modifications of debt. You should read this table in conjunction with “Unaudited Pro forma Condensed Consolidated Financial Information of Harrah’s Entertainment, Inc.,” “Unaudited Pro Forma Condensed Consolidated Financial Information of Harrah’s Operating Company, Inc.,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Other Indebtedness” and our financial statements and the related notes included elsewhere in this prospectus.

	As of September 30, 2008
	Actual	As Adjusted
	($ in millions)
Cash and cash equivalents	$1,006	$717

Debt:
Term loan(1)	$7,214	$7,214
Revolving credit facility(2)	250	250
CMBS financing	6,500	6,500
2015 second lien notes(3)	—	118
2018 second lien notes(3)	—	424
Senior notes due 2016	4,932	4,200
Senior toggle notes due 2018	1,403	1,053
Senior unsecured cash pay interim loan(4)	343	343
Senior unsecured toggle interim loan(4)	97	97
Retained notes(5)	3,340	2,441
Other(6)	135	135

Total debt, including current portion	24,214	22,775

Preferred stock	2,206	2,206

Equity	3,609	3,609

Total capitalization	$30,029	$28,590

(1)	Upon the closing of the Acquisition, Harrah’s Operating entered into a seven-year $7,250 million term loan facility, all of which was drawn at the closing of the Acquisition. Harrah’s Entertainment guarantees this facility, and all of the material wholly-owned domestic subsidiaries of Harrah’s Operating have pledged their assets to secure this facility.
(2)	Upon the closing of the Acquisition, Harrah’s Operating entered into a six-year $2,000 million revolving credit facility, of which $250 was drawn at September 30, 2008. There were approximately $196 million in letters of credit outstanding under this facility at September 30, 2008. Harrah’s Entertainment guarantees this facility, and all of the material wholly-owned domestic subsidiaries of Harrah’s Operating have pledged their assets to secure this facility.
(3)	We are currently evaluating the accounting treatment of the second lien notes. Under the substantial modifications of debt treatment presented in the table above, the Company would recognize a gain on the extinguishment and record the second lien notes at fair value. The difference between the fair value and the principal amount of the loans will be amortized over the term of the loans as a component of interest expense.
(4)

Of the $5,275 million of senior unsecured cash pay interim loans borrowed at the closing of the Acquisition, $4,932 million were repaid with proceeds from the cash pay notes. These loans are scheduled to mature in

2016. Of the $1,500 million of senior unsecured PIK toggle interim loans borrowed at the closing of the Acquisition, $1,403 million were repaid with proceeds from the toggle notes. These loans are scheduled to mature in 2018.

(5)	Consists of the book values of the following notes: $328 million ($237 million post-Private Exchange Offers) of 8.125% Senior Subordinated Notes due 2011, $363 million ($299 million post-Private Exchange Offers) of 7.875% Senior Subordinated Notes due 2010, $72 million ($52 million post-Private Exchange Offers) of 8% Senior Notes due 2011, $500 million ($279 million post-Private Exchange Offers) of 5.375% Senior Notes due 2013, $718 million ($346 million post-Private Exchange Offers) of 5.5% Senior Notes due 2010, $1,000 million ($864 million post-Private Exchange Offers) of 5.625% Senior Notes due 2015, $750 million ($610 million post-Private Exchange Offers) of 5.75% Senior Notes due 2017, $750 million ($651 million post-Private Exchange Offers) of 6.5% Senior Notes due 2016, $5.1 million 7.5% Senior Notes due 2009, $0.9 million 7.5% Senior Notes due 2009, $0.6 million 7% Senior Notes due 2013 and $0.2 million Floating Rate Contingent Convertible Senior Notes due 2024, all of which are obligations of Harrah’s Operating and guaranteed by Harrah’s Entertainment.
(6)	Consists of the book values of the following debt: $25 million of 6% Secured Debt due 2010, $24 million of unsecured Uruguay bonds due 2010, $70 million of principal obligations to fund Clark County, Nevada, Special Improvement District bonds and approximately $17 million of miscellaneous other indebtedness.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

OF HARRAH’S ENTERTAINMENT, INC.

The following unaudited pro forma condensed consolidated financial information has been developed by applying pro forma adjustments to the historical audited consolidated financial statements and unaudited condensed consolidated financial statements of Harrah’s Entertainment and subsidiaries. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2008, and the year ended December 31, 2007 give effect to the Acquisition and Financing as if they had occurred on January 1, of the year presented. An unaudited condensed consolidated balance sheet giving effect to all of the Transactions appears elsewhere in this prospectus. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed consolidated financial information.

Pro forma adjustments were made to reflect:

•	changes in depreciation and amortization expenses resulting from fair value adjustments to tangible and intangible assets due to the Acquisition;

•

changes in interest expense resulting from additional indebtedness incurred in connection with the Financing and the refinancing of existing debt, including amortization of estimated debt issuance costs; and

•	the effect to deferred income taxes of the pro forma adjustments.

The unaudited pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not purport to represent what our actual consolidated results of operations or the consolidated financial condition would have been had the Acquisition and Financing actually occurred on the dates indicated, nor are they necessarily indicative of future consolidated results of operations or consolidated financial condition. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the information contained in “Prospectus Summary—The Transactions,” “Selected Historical Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this offering memorandum, as well as the audited and unaudited financial statements of Harrah’s Entertainment and the related notes in this prospectus. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed consolidated financial information.

The audited and unaudited financial statements from which the pro forma condensed consolidated financial information have been derived were prepared in accordance with U.S. GAAP. In making your investment decision, you should rely solely on the financial information contained in this prospectus.

The Acquisition was accounted for as business combination using the purchase method of accounting. The purchase price allocation is in process and will be completed within one year of the Acquisition; thus, for purposes of this pro forma consolidated condensed financial information, the preliminary allocation is based on preliminary valuation data. The purchase price is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determined the estimated fair values after review and consideration of relevant information including discounted cash flow analyses, quoted market prices and our own estimates. To the extent that the purchase price exceeded the fair value of the net identifiable tangible and intangible assets, such excess was allocated to goodwill. Goodwill and intangible assets that are determined to have an indefinite life are not amortized.

The following table reconciles the preliminary purchase price and financing adjustments in connection with the Acquisition and summarizes the estimated fair values of the assets and liabilities assumed at the date of the Acquisition. The purchase price allocation is in process and will be completed within one year of the Acquisition; thus, the allocation of the purchase price is subject to refinement. The preliminary allocation of the purchase price for property and equipment, intangible assets and deferred income taxes was based on preliminary valuation data.

	Predecessor		Successor
(In millions)	January 27, 2008	Merger Adjustments	January 28, 2008
Assets
Current assets	$1,658.6	$696.8	$2,355.4
Land, buildings, riverboats and equipment	15,621.3	2,167.2	17,788.5
Long-term assets	511.5	811.7	1,323.2
Intangible assets	2,030.2	4,385.7	6,415.9
Goodwill	3,549.7	5,765.3	9,315.0

Total assets	$23,371.3	$13,826.7	$37,198.0

Liabilities and Stockholders’ Equity
Current liabilities, including current portion of long-term debt	$1,797.9	$321.3	$2,119.2
Deferred income taxes	1,974.1	2,784.8	4,758.9
Long-term debt	12,367.5	11,535.0	23,902.5
Other long-term liabilities	499.3	1.0	500.3

Total liabilities	16,638.8	14,642.1	31,280.9
Minority interests	52.3	2.0	54.3
Stockholders’ equity	6,680.2	(817.4)	5,862.8

Total liabilities and stockholders’ equity	$23,371.3	$13,826.7	$37,198.0

Of the estimated $6,415.9 million of intangible assets, $2,729.4 million has been assigned to trademarks that are not subject to amortization, and $1,951.0 million has been assigned to gaming rights that are not subject to amortization. The remaining intangible assets include customer relationships of $1,454.5 million (12-year weighted-average useful life), contract/management rights estimated at $134.3 million (5-year weighted-average useful life), gaming rights estimated at $42.8 million (16-year estimated useful life), trademarks subject to amortization estimated at $10.4 million (5-year estimated useful life) and internally developed information technology systems estimated at $93.5 million (8-year estimated useful life). The weighted-average useful life of all amortizing intangible assets related to the Acquisition is approximately 11 years.

We anticipate that the goodwill related to the Acquisition will not be deductible for tax purposes.

HARRAH’S ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

(In millions)	Harrah’s Entertainment(1)	Acquisition and Financing		Pro Forma
Revenues
Casino	$6,267.8	$—		$6,267.8
Food and beverage	1,278.6	—		1,278.6
Rooms	990.6	—		990.6
Management fees	50.8	—		50.8
Other	505.1	—		505.1
Less: casino promotional allowances	(1,244.3)	—		(1,244.3)

Net revenues	7,848.6	—		7,848.6

Operating expenses
Direct
Casino	3,377.7	—		3,377.7
Food and beverage	536.6	—		536.6
Rooms	199.0	—		199.0
Property general and administrative, corporate and other	1,901.6	(1.1	)(2)	1,900.5
Depreciation and amortization	515.9	(10.9	)(2)	505.0
Write-downs, reserves and recoveries	(57.1)	—		(57.1)
Project opening costs	27.0	—		27.0
Merger and integration costs	148.7	—		148.7
Equity in losses of nonconsolidated affiliates	0.8	—		0.8
Amortization of intangible assets	124.7	13.3	(2)	138.0

Total operating expenses	6,774.9	1.3		6,776.2

Income from operations	1,073.7	(1.3)		1,072.4
Interest expense, net of interest capitalized	(1,559.1)	(140.0	)(3)	(1,699.1)
Loss on early extinguishments of debt	(203.9)	—		(203.9)
Other income, including interest income	19.8	—		19.8

Loss from continuing operations before income taxes and minority interests	(669.5)	(141.3)		(810.8)
Benefit for income taxes	173.7	36.2	(4)	209.9
Minority interests	(7.8)	—		(7.8)

Loss from continuing operations	$(503.6)	$(105.1)		$(608.7)

HARRAH’S ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(In millions)	Harrah’s Entertainment(1)	Acquisition and Financing		Pro Forma
Revenues
Casino	$8,831.0	$—		$8,831.0
Food and beverage	1,698.8	—		1,698.8
Rooms	1,353.6	—		1,353.6
Management fees	81.5	—		81.5
Other	695.9	—		695.9
Less: casino promotional allowances	(1,835.6)	—		(1,835.6)

Net revenues	10,825.2	—		10,825.2

Operating expenses
Direct
Casino	4,595.2	—		4,595.2
Food and beverage	716.5	—		716.5
Rooms	266.3	—		266.3
Property general and administrative, corporate and other	2,559.8	17.0	(2)	2,576.8
Depreciation and amortization	817.2	(187.5	)(2)	629.7
Write-downs, reserves and recoveries	109.7	—		109.7
Project opening costs	25.5	—		25.5
Merger and integration costs	13.4	—		13.4
Equity in losses of nonconsolidated affiliates	(3.9)	—		(3.9)
Amortization of intangible assets	73.5	110.5	(2)	184.0

Total operating expenses	9,173.2	(60.0)		9,113.2

Income from operations	1,652.0	60.0		1,712.0
Interest expense, net of interest capitalized	(800.8)	(1,643.0	)(3)	(2,443.8)
Loss of early extinguishments of debt	(2.0)	—		(2.0)
Other income, including interest income	43.3	—		43.3

Income/(loss) from continuing operations before income taxes and minority interests	892.5	(1,583.0)		(690.5)
(Provision)/benefit for income taxes	(350.1)	609.5	(4)	259.4
Minority interests	(15.2)	—		(15.2)

Income/(loss) from continuing operations	$527.2	$(973.5)		$(446.3)

HARRAH’S ENTERTAINMENT, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(1)	Represents the historical financial information of Harrah’s Entertainment.

(2)	Reflects the adjustment to depreciation and amortization resulting from estimated fair value adjustment and estimated useful lives assigned to buildings, riverboats and equipment and amortizing intangible assets as a result of the Transactions.

(3)	Reflects adjustments to pro forma interest expense, as follows:

(In millions)	Year Ended December 31, 2007	Nine Months Ended September 30, 2008
Reversal of historical interest expense(i)	$(421.6)	$(31.7)
Reversal of amortization of debt issuance costs(ii)	(7.1)	(0.6)
Interest expense on new indebtedness(iii)	1,706.1	128.0
Amortization expenses of debt issuance costs on the new indebtedness	100.1	7.8
Amortization expense from fair value adjustments(iv)	197.0	14.8
Interest rate swaps(v)	68.5	21.7

	$1,643.0	$140.0

(i)	Reversal of the historical interest expense related to existing indebtedness, which was repaid as a result of the Transactions;

(ii)	Reversal of the historical amortization of debt issuance costs related to existing indebtedness, which was repaid as a result of the Transactions;

(iii)	Increase in interest expense related to the new indebtedness, consisting of the senior unsecured cash pay debt and senior unsecured PIK toggle debt, borrowings under our new senior credit facility and the CMBS Financing, in the aggregate principal amount of $20,525;

(iv)	Effects on interest expense from the purchase accounting on the outstanding indebtedness.

The interest rates used for pro forma purposes are based on the rates effective upon closing of the Transactions. The weighted-average interest rate of the new indebtedness for pro forma purposes is 8.2%.

A 0.125% change in the interest rates on our new indebtedness, consisting of the senior unsecured cash pay debt, the senior unsecured PIK toggle debt, borrowings under our new senior credit facility and the CMBS Financing, would change pro forma interest expense by (i) $25.6 million for the year ended December 31, 2007; and (ii) $19.0 million for the nine months ended September 30, 2008.

(v)	Represents estimated interest expense on forward interest rate swap agreements, which were entered into in connection with the Transactions.

(4)	Reflects the income tax effect on the pro forma adjustments using an estimated combined statutory income tax rate of 38.5% for 2007. This rate is not necessarily indicative of our future effective tax rate.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

OF HARRAH’S OPERATING COMPANY, INC.

The following unaudited pro forma condensed consolidated financial information has been developed by applying pro forma adjustments to the historical audited consolidated financial statements and unaudited condensed consolidated financial statements of Harrah’s Entertainment and subsidiaries. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2008, and the year ended December 31, 2007 give effect to all of the Transactions as if they had occurred on January 1 of the year presented. The unaudited condensed combined balance sheet included in this section gives effect to all of the Transactions. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information.

Pro forma adjustments were made to reflect:

•	changes in depreciation and amortization expenses resulting from fair value adjustments to tangible and intangible assets due to the Acquisition;

•

changes in interest expense resulting from additional indebtedness incurred in connection with the Financing and the refinancing of existing debt, including amortization of estimated debt issuance costs; and

•	the effect to deferred income taxes of the pro forma adjustments.

The unaudited pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not purport to represent what our actual consolidated results of operations or the consolidated financial condition would have been had the Transactions actually occurred on the dates indicated, nor are they necessarily indicative of future consolidated results of operations or consolidated financial condition. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the information contained in “Prospectus Summary—The Transactions,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Unaudited Pro Forma Condensed Consolidated Financial Information of Harrah’s Entertainment, Inc.” appearing elsewhere in this prospectus, as well as the pro forma financial information of Harrah’s Entertainment appearing elsewhere in this prospectus and the audited and unaudited financial statements of Harrah’s Entertainment and the related notes in this prospectus. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed consolidated financial information.

The audited and unaudited financial statements from which the pro forma condensed consolidated financial information have been derived have been prepared in accordance with U.S. GAAP. In making your investment decision, you should rely solely on the financial information contained or incorporated in this offering memorandum.

The Acquisition will be accounted for as a business combination using the purchase method of accounting. The pro forma information presented, including the allocation of the purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed, available information as of the date of this offering memorandum and management assumptions and will be revised as additional information becomes available. The actual adjustments to our consolidated financial statements upon the closing of the Acquisition will depend on a number of factors, including additional information available and the actual balance sheet of our net assets on the closing date. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

The final purchase price allocation is dependant on, among other things, the finalization of asset and liability valuations. As of the date of this offering memorandum, we have not completed the valuation studies necessary to estimate the fair values of our assets and liabilities and the related allocation of purchase price. A final determination of these fair values will reflect our consideration of a final valuation, based on relevant information including discounted cash flow analyses, quoted market prices and our own estimates. This final valuation will be based on the actual net tangible and intangible assets that exist as of the closing date of the Acquisition. Any final adjustment will change the allocation price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial information, including a change to goodwill.

HARRAH’S OPERATING COMPANY, INC. (SUCCESSOR)

UNAUDITED CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2008

(In millions)	Harrah’s Entertainment(1)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts(2)	HOC(3)
ASSETS
Current assets
Cash and cash equivalents	$1,005.9	$(223.0)	$782.9
Receivables, net of allowance for doubtful accounts	405.3	(92.9)	312.4
Deferred income taxes	145.4	(22.2)	123.2
Prepayments and other	239.7	(90.6)	149.1
Inventories	70.3	(16.9)	53.4

Total current assets	1,866.6	(445.6)	1,421.0
Land, buildings, riverboats and equipment, net of accumulated depreciation	18,272.6	(5,662.6)	12,610.0
Assets held for sale	50.6	—	50.6
Goodwill and intangible assets	15,587.1	(4,550.6)	11,036.5
Deferred costs and other	1,235.4	(357.0)	878.4

	$37,012.3	$(11,015.8)	$25,996.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$403.1	$(93.9)	$309.2
Accrued expenses	1,547.4	(339.9)	1,207.5
Current portion of long-term debt	84.0	(0.2)	83.8

Total current liabilities	2,034.5	(434.0)	1,600.5
Long-term debt	24,130.2	(6,500.2)	17,630.0
Liabilities held for sale	0.7	—	0.7
Deferred credits and other	461.5	20.5	482.0
Deferred income taxes	4,513.0	(1,365.6)	3,147.4

	31,139.9	(8,279.3)	22,860.6
Minority interests	57.3	(5.3)	52.0
Preferred stock	2,206.2	(2,206.2)	—
Stockholders’ equity	3,608.9	(525.0)	3,083.9

	$37,012.3	$(11,015.8)	$25,996.5

(1)	Represents the financial information of Harrah’s Entertainment.
(2)	Represents the removal of (i) the financial information of subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties, and (ii) account balances at Harrah’s Entertainment.
(3)	Represents the financial information of HOC.

HARRAH’S OPERATING COMPANY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

(In millions)	Harrah’s Entertainment(1)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts(2)(3)	Harrah’s Operating Restructured(4)	Acquisition and Financing		Pro Forma
Revenues
Casino	$6,267.8	$(1,268.5)	$4,999.3	$—		$4,999.3
Food and beverage	1,278.6	(467.9)	810.7	—		810.7
Rooms	990.6	(415.8)	574.8	—		574.8
Management fees	50.8	—	50.8	—		50.8
Other	505.1	(97.1)	408.0	39.9	(5)	447.9
Less: casino promotional allowances	(1,244.3)	343.1	(901.2)	—		(901.2)

Net revenues	7,848.6	(1,906.2)	5,942.4	39.9		5,982.3

Operating expenses
Direct
Casino	3,377.7	(598.2)	2,779.5	—		2,779.5
Food and beverage	536.6	(224.1)	312.5	—		312.5
Rooms	199.0	(90.6)	108.4	—		108.4
Property general and administrative, corporate and other	1,901.6	(451.2)	1,450.4	36.3	(5)(6)	1,486.7
Depreciation and amortization	515.9	(128.0)	387.9	(4.6	)(6)	383.3
Write-downs, reserves and recoveries	(57.1)	(51.6)	(108.7)	—		(108.7)
Project opening costs	27.0	(1.3)	25.7	—		25.7
Merger and integration costs	148.7	—	148.7	—		148.7
Equity in income of nonconsolidated affiliates	0.8	(0.1)	0.7	—		0.7
Amortization of intangible assets	124.7	(39.8)	84.9	3.4	(6)	88.3

Total operating expenses	6,774.9	(1,584.9)	5,190.0	35.1		5,225.1

Income from operations	1,073.7	(321.3)	752.4	4.8		757.2
Interest expense, net of interest capitalized	(1,559.1)	261.2	(1,297.9)	(103.0	)(7)	(1,400.9)
Loss on early extinguishments of debt	(203.9)	—	(203.9)	—		(203.9)
Other income, including interest income	19.8	0.8	20.6	—		20.6

Loss from continuing operations before income taxes and minority interests	(669.5)	(59.3)	(728.8)	(98.2)		(827.0)
Benefit for income taxes	173.7	34.6	208.3	25.1	(8)	233.4
Minority interests	(7.8)	4.8	(3.0)	—		(3.0)

(Loss)/income from continuing operations	$(503.6)	$(19.9)	$(523.5)	$(73.1)		$(596.6)

HARRAH’S OPERATING COMPANY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(In millions)	Historical Harrah’s Entertainment(1)	Other Harrah’s Entertainment Subsidiaries and Accounts(2)	Historical Harrah’s Operating(4)	CMBS Spin-off(3)	London Clubs Transfer(9)	Subtotal	Acquisition and Financing		Pro Forma
Revenues
Casino	$8,831.0	$(262.6)	$8,568.4	$(1,748.2)	$262.6	$7,082.8	$—		$7,082.8
Food and beverage	1,698.8	(35.5)	1,663.3	(621.9)	35.5	1,076.9	—		1,076.9
Rooms	1,353.6	(2.8)	1,350.8	(561.9)	2.8	791.7	—		791.7
Management fees	81.5	(0.5)	81.0	—	0.5	81.5	—		81.5
Other	695.9	(10.3)	685.6	(239.1)	6.6	453.1	77.0	(5)	530.1
Less: casino promotional allowances	(1,835.6)	14.1	(1,821.5)	493.4	(14.1)	(1,342.2)	—		(1,342.2)

Net revenues	10,825.2	(297.6)	10,527.6	(2,677.7)	293.9	8,143.8	77.0		8,220.8

Operating expenses
Direct
Casino	4,595.2	(218.0)	4,377.2	(814.5)	218.0	3,780.7	—		3,780.7
Food and beverage	716.5	(13.5)	703.0	(301.1)	13.5	415.4	—		415.4
Rooms	266.3	(1.2)	265.1	(120.0)	1.2	146.3	—		146.3
Property general and administrative, corporate and other	2,559.8	(62.0)	2,497.8	(647.2)	61.0	1,911.6	64.0	(5)(6)	1,975.6
Depreciation and amortization	817.2	(14.2)	803.0	(204.8)	14.2	612.4	(134.9	)(6)	477.5
Write-downs, reserves and recoveries	109.7	(109.2)	0.5	(22.5)	109.2	87.2	—		87.2
Project opening costs	25.5	(15.6)	9.9	(1.9)	15.6	23.6	—		23.6
Merger and integration costs	13.4	—	13.4	—	—	13.4	—		13.4
Equity in (income)/losses of nonconsolidated affiliates	(3.9)	(0.5)	(4.4)	(0.1)	0.5	(4.0)	—		(4.0)
Amortization of intangible assets	73.5	(2.2)	71.3	(0.5)	2.2	73.0	44.8	(6)	117.8

Total operating expenses	9,173.2	(436.4)	8,736.8	(2,112.6)	435.4	7,059.6	(26.1)		7,033.5

Income/(loss) from operations	1,652.0	138.8	1,790.8	(565.1)	(141.5)	1,084.2	103.1		1,187.3
Interest expense, net of interest capitalized	(800.8)	15.5	(785.3)	—	(15.5)	(800.8)	(1,150.6	)(7)	(1,951.4)
Loss on early extinguishment of debt	(2.0)	2.0	—	—	(2.0)	(2.0)	—		(2.0)
Other income, including interest income	43.3	(12.4)	30.9	3.9	12.5	47.3	—		47.3

Income/(loss) from continuing operations before income taxes and minority interests	892.5	143.9	1,036.4	(561.2)	(146.5)	328.7	(1,047.5)		(718.8)
(Provision)/benefit for income taxes	(350.1)	(44.6)	(394.7)	195.7	46.4	(152.6)	403.5	(8)	250.9
Minority interests	(15.2)	(3.7)	(18.9)	5.9	3.7	(9.3)	—		(9.3)

Income/(loss) from continuing operations	$527.2	$95.6	$622.8	$(359.6)	$(96.4)	$166.8	$(644.0)		$(477.2)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS OF HARRAH’S OPERATING COMPANY INC.

(1)	Represents the financial information of Harrah’s Entertainment.
(2)	Represents the historical financial information of (i) all subsidiaries of Harrah’s Entertainment that have historically not been a component of HOC, namely, captive insurance companies and London Clubs and its subsidiaries; and (ii) accounts at Harrah’s Entertainment.
(3)	Reflects the removal of the historical operating results of the CMBS properties, pursuant to the CMBS spin-off in which certain properties and operations of HOC were spun-off into a separate borrowing structure and held side-by-side with HOC under Harrah’s Entertainment. The historical operating expenses of HOC include unallocated costs attributable to services that have been performed by HOC on behalf of the CMBS properties. These costs are primarily related to corporate functions such as accounting, tax, treasury, payroll and benefits administration, risk management, legal, and information management and technology. The CMBS transactions reflect the push-down of corporate expense of $34.7 million that was unallocated at January 27, 2008. Following the Acquisition, many of these services will continue to be provided by HOC pursuant to a shared services agreement with the CMBS properties.
(4)	Represents the historical financial information of HOC.
(5)	Represents the estimated revenue on the Shared Services Agreement with the CMBS Borrowers, which was entered into as a result of the Transactions, and related costs.
(6)	Reflects the adjustment to depreciation and amortization resulting from estimated fair value adjustments and estimated useful lives assigned to buildings, riverboats and equipment and amortizing intangible assets as a result of the Transactions.
(7)	Reflects adjustments to pro forma interest expense, as follows:

(In millions)	Year Ended December 31, 2007	Nine Months Ended September 30, 2008
Reversal of historical interest expense(i)	$(421.6)	$(31.7)
Reversal of amortization of debt issuance costs(ii)	(7.1)	(0.6)
Interest expense on new indebtedness(iii)	1,247.7	93.6
Amortization expenses of debt issuance costs on the new indebtedness	66.1	5.2
Amortization expense from fair value adjustments(iv)	197.0	14.8
Interest rate swaps(v)	68.5	21.7

	$1,150.6	$103.0

(i)	Reversal of the historical interest expense related to existing indebtedness, which was repaid as a result of the Transactions.
(ii)	Reversal of the historical amortization of debt issuance costs related to existing indebtedness, which was repaid as a result of the Transactions.
(iii)	Increase in interest expense related to the new indebtedness, consisting of the senior unsecured cash pay debt and senior unsecured PIK toggle debt and borrowings under our new senior credit facility, in the aggregate principal amount of $14,025.
(iv)	Effects on interest expense from the purchase accounting on the outstanding indebtedness.

The interest rates used for pro forma purposes are based on the rates effective upon closing of the Transactions. The weighted-average interest rate of the new indebtedness for pro forma purposes is 8.8%.

A 0.125% change in the interest rates on our new indebtedness, consisting of the senior unsecured cash pay debt, the senior unsecured PIK toggle debt and borrowings under our new senior credit facility, would change pro forma interest expense by (i) $17.5 million for the year ended December 31, 2007; and (ii) $13.0 million for the nine months ended September 30, 2008.

(v)	Represents estimated interest expense on forward interest rate swap agreements, which were entered into in connection with the Transactions.
(8)	Reflects the income tax effect on the pro forma adjustments using an estimated combined statutory income tax rate of 38.5% for 2007. This rate is not necessarily indicative of our future effective tax rate.
(9)	Reflects the inclusion of the London Clubs operating results pursuant to the London Clubs Transfer, in which London Clubs and its subsidiaries became subsidiaries of HOC.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected historical consolidated financial data as of December 31, 2006 and 2007 and for each of the years in the three-year period ended December 31, 2007 included in the table here have been derived from, and should be read in conjunction with, our audited consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated financial and other data for the years ended December 31, 2003 and 2004 and as of December 31, 2003, 2004 and 2005 have been derived from our audited consolidated financial statements not included in this prospectus. The summary historical financial information as of and for the nine months ended September 30, 2007 and as of September 30, 2008 and for the period from January 1, 2008 through January 27, 2008 and for the period from January 28, 2008 to September 30, 2008 are derived from, and should be read in conjunction with, our condensed consolidated financial statements included elsewhere in this prospectus, and, except as otherwise described herein, have been prepared on a basis consistent with our annual audited financial statements and, in the opinion of management, include all adjustments consisting of normal recurring accruals considered necessary for a fair presentation of such data.

Please refer to “Unaudited Pro Forma Consolidated Financial Data of Harrah’s Entertainment, Inc.,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included elsewhere in this prospectus. The audited consolidated financial statements as of December 31, 2007 and 2006 and for each of the years in the five-year period ended December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm.

	Predecessor							Successor
	Year Ended December 31,					Nine Months Ended Sept. 30, 2007	Jan. 1, 2008 through Jan. 27, 2008	Jan. 28, 2008 through Sept. 30, 2008
	2003	2004	2005	2006	2007
	(dollars in millions)
Revenues
Casino	$3,316.6	$3,922.9	$5,966.5	$7,868.6	$8,831.0	$6,686.7	$614.6	$5,653.2
Food and beverage	582.6	650.9	1,086.7	1,577.7	1,698.8	1,299.1	118.4	1,160.2
Rooms	331.7	382.2	786.2	1,240.7	1,353.6	1,035.9	96.4	894.2
Management fees	72.1	60.6	75.6	89.1	81.5	64.2	5.0	45.8
Other	188.5	215.9	424.7	611.0	695.9	525.1	42.7	462.4
Less: casino promotional allowances	(683.1)	(835.7)	(1,329.7)	(1,713.2)	(1,835.6)	(1,413.3)	(117.0)	(1,127.3)

Net revenues	3,808.4	4,396.8	7,010.0	9,673.9	10,825.2	8,197.7	760.1	7,088.5

Operating Expenses
Direct
Casino	1,664.5	1,972.5	2,984.6	3,902.6	4,595.2	3,444.8	340.6	3,037.1
Food and beverage	252.2	275.1	482.3	697.6	716.5	553.7	50.5	486.1
Rooms	65.1	66.7	151.5	256.6	266.3	201.1	19.6	179.4
Property general and administrative, corporate and other	858.7	964.9	1,562.1	2,384.3	2,559.8	1,893.1	186.7	1,714.9
Depreciation and amortization	280.6	313.1	485.7	667.9	817.2	601.4	63.5	452.4
Write-downs, reserves and recoveries	10.5	9.6	194.7	83.3	109.7	(83.0)	4.7	(61.8)
Project opening costs	7.4	9.4	16.4	20.9	25.5	22.1	0.7	26.3
Acquisition and integration costs	—	2.3	55.0	37.0	13.4	8.3	125.6	23.1
Equity in income in nonconsolidated affiliates	0.9	0.9	(1.2)	(3.6)	(3.9)	(3.6)	(0.5)	1.3
Amortization of intangible assets	4.8	9.5	49.9	70.7	73.5	53.5	5.5	119.2

Total operating expenses	3,144.7	3,624.0	5,981.0	8,117.3	9,173.2	6,691.4	796.9	5,978.0

Income from operations	663.7	772.8	1,029.0	1,556.6	1,652.0	1,506.3	(36.8)	1,110.5
Interest expense, net of interest capitalized	(232.1)	(269.3)	(479.6)	(670.5)	(800.8)	(578.4)	(89.7)	(1,469.4)
Losses on early extinguishments of debt	(19.1)	—	(3.3)	(62.0)	(2.0)	(2.0)		(203.9)
Other income, including interest income	2.9	9.5	8.0	10.7	43.3	28.7	1.1	18.7

Income (loss) from continuing operations before income taxes and minority interests	415.4	513.0	554.1	834.8	892.5	954.6	(125.4)	(544.1)
(Provision) benefit for income taxes	(151.1)	(185.1)	(225.9)	(295.6)	(350.1)	(354.1)	26.0	147.7
Minority interests	(11.6)	(8.6)	(11.9)	(15.3)	(15.2)	(17.2)	(1.6)	(6.2)

Income (loss) from continuing operations	$252.7	$319.3	$316.3	$523.9	$527.2	$583.3	$(101.0)	$(402.6)

Other Financial Data
Capital expenditures	$426.9	$702.9	$1,201.0	$2,548.3	$1,462.2	$1,113.8	$120.1	$1,001.2
Ratio of earnings to fixed charges(1)	2.6x	2.7x	2.1x	2.2x	2.1x	2.6x	—	—
Balance Sheet Data
Cash and cash equivalents	$397.9	$489.0	$724.4	$799.6	$710.0	$654.7		$1,005.9
Working capital	88.9	33.2	30.7	(610.2)	(126.1)	(183.4)		(167.9)
Total assets	6,578.8	8,585.6	20,517.6	22,284.9	23,357.7	23,186.3		37,012.3
Total debt	3,673.5	5,152.9	11,045.8	12,089.9	12,440.4	12,292.7		24,214.2
Total stockholders’ equity	1,738.4	2,035.2	5,665.1	6,071.1	6,626.9	6,649.0		3,608.9

(1)	For purposes of computing this ratio, “earnings” consist of income before income taxes plus fixed charges and minority interests, excluding equity in undistributed earnings of less-than-50%-owned investments. “Fixed charges” include interest, amortization of debt expense, discount or premium related to indebtedness and such portion of rental expense that we deem to be representative of interest. Our earnings were insufficient to cover our fixed charges by $122.5 million and $500.8 million for the Predecessor period ended January 27, 2008 and the Successor period ended September 30, 2008.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Harrah’s Entertainment, Inc., a Delaware corporation, was incorporated on November 2, 1989, and prior to such date operated under predecessor companies. In this discussion, the words “Harrah’s Entertainment,” “Company,” “we,” “our,” and “us” refer to Harrah’s Entertainment, Inc., together with its subsidiaries where appropriate.

Overview

We are one of the largest casino entertainment providers in the world. As of September 30, 2008, we operated 52 casinos in six countries, but primarily in the United States and the United Kingdom. Our facilities operate primarily under the Harrah’s, Caesars and Horseshoe brand names in the United States. Our properties include land-based casinos and casino hotels, dockside casinos, a combination greyhound racetrack and casino, a combination thoroughbred racetrack and casino, a combination harness racetrack and casino, casino clubs and managed casinos. We are focused on building customer loyalty through a unique combination of customer service, excellent products, unsurpassed distribution, operational excellence and technology leadership and on exploiting the value of our five major brands—Harrah’s, Caesars, Horseshoe, Total Rewards and the World Series of Poker. We believe that the customer-relationship marketing and business-intelligence capabilities fueled by Total Rewards, our customer loyalty program, are constantly bringing us closer to our customers so we better understand their preferences, and from that understanding, we are able to improve entertainment experiences we offer accordingly.

On January 28, 2008, Harrah’s Entertainment was acquired by affiliates of Apollo and TPG in the Acquisition, an all cash transaction valued at approximately $30.7 billion, including the assumption of $12.4 billion of debt and approximately $1.0 billion of acquisition costs. Holders of Harrah’s Entertainment stock received $90.00 in cash for each outstanding share of common stock. As a result of the Acquisition, the issued and outstanding shares of non-voting common stock and the non-voting preferred stock of Harrah’s Entertainment are owned by entities affiliated with the Sponsors and certain co-investors and members of management, and the issued and outstanding shares of voting common stock of Harrah’s Entertainment are owned by Hamlet Holdings, which is owned by certain individuals affiliated with the Sponsors. As a result of the Acquisition, our stock is no longer publicly traded.

Overall Operating Results

Certain of our properties were sold during each of the periods presented, and prior to their sales, their operating results were included in discontinued operations, if appropriate. Note 4 to our audited consolidated financial statements included elsewhere in this prospectus provides information regarding dispositions. The discussion that follows is related to our continuing operations.

In accordance with Generally Accepted Accounting Principles, we have separated our historical financial results for the Successor period and the Predecessor period; however, we have also combined the Successor and Predecessor periods results for the nine months ended September 30, 2008, in the presentations below because we believe that it enables a meaningful presentation and comparison of results.

	Successor Period Jan. 28, 2008 through Sept. 30, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$5,653.2	$614.6	$6,267.8	$6,686.7	(6.3)%
Net revenues	7,088.5	760.1	7,848.6	8,197.7	(4.3)%
Income/(loss) from operations	1,110.5	(36.8)	1,073.7	1,506.3	(28.7)%
(Loss)/income from continuing operations	(402.6)	(101.0)	(503.6)	583.3	N/M
Net (loss)/income	(314.2)	(100.9)	(415.1)	667.2	N/M
Operating margin	15.7%	(4.8)%	13.7%	18.4%	(4.7	)pts

	Predecessor			Percentage Increase/(Decrease)
	December 31,
	2007	2006	2005	07 vs. 06		06 vs. 05
	(dollars in millions)
Casino revenues	$8,831.0	$7,868.6	$5,966.5	12.2%		31.9%
Total revenues	10,825.2	9,673.9	7,010.0	11.9%		38.0%
Income from operations	1,652.0	1,556.6	1,029.0	6.1%		51.3%
Income from continuing operations	527.2	523.9	316.3	0.6%		65.6%
Net income	619.4	535.8	236.4	15.6%		N/M
Earnings per share—diluted
From continuing operations	2.77	2.79	2.10	(0.7)%		32.9%
Net income	3.25	2.85	1.57	14.0%		81.5%
Operating margin	15.3%	16.1%	14.7%	(0.8	)pt	1.4	pts

N/M = Not Meaningful

For the nine months ended September 30, 2008, revenues were 4.3% lower than in the prior year period, driven by declines in the Las Vegas market due to lower customer spend per trip and fewer hotel rooms available at three of our properties in Las Vegas, the impact of a smoking ban in Illinois, heavy rains and flooding affecting visitor volumes at our properties in the midwest and the temporary closure of Gulf Coast properties due to a hurricane. Income from continuing operations was also impacted by expense incurred in connection with the Acquisition, primarily related to the accelerated vesting of employee stock options, stock appreciation rights (“SARs”) and restricted stock, higher interest expense and losses on the early extinguishments of debt, partially offset by proceeds from the settlement of insurance claims related to hurricane damage in 2005.

The increase in 2007 revenues was driven by strong results from our properties in Las Vegas, the opening of slot play at Harrah’s Chester in January 2007, contributions from properties included in our acquisition of London Clubs International Limited (London Clubs) in late 2006 and a full year’s results from Harrah’s New Orleans and Grand Casino Biloxi, which were closed for a portion of 2006 due to hurricane damage in 2005. Income from operations was impacted by insurance proceeds, impairment charges related to certain intangible assets and the effect on the Atlantic City market of slot operations at facilities in Pennsylvania and New York and the implementation of new smoking regulations in New Jersey, all of which are discussed in the following regional discussions.

Increases in 2006 were the result of a full year’s results from properties acquired in the Caesars acquisition compared to six and a half months in 2005 and from results from Imperial Palace, which was acquired in December 2005. 2006 results were also impacted by higher development costs, expensing of stock-based compensation in compliance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” and charges for impairment of certain assets.

2005 included results from 15 properties acquired in the Caesars acquisition subsequent to June 13, 2005. Caesars properties contributed $2.1 billion in revenues and $321.4 million in income from operations in the approximate six months that we owned them in 2005.

Regional Results and Development Plans

The executive decision makers of our Company review operating results, assess performance and make decisions related to the allocation of resources on a property-by-property basis. We, therefore, consider each property to be an operating segment and that it is appropriate to aggregate and present the operations of our Company as one reportable segment. In order to provide more detail in a more understandable manner than would be possible on a consolidated basis, our properties have been grouped as follows to facilitate discussion of our operating results:

Las Vegas	Atlantic City	Louisiana/Mississippi	Iowa/Missouri
Caesars Palace	Harrah’s Atlantic City*	Harrah’s New Orleans	Harrah’s St. Louis
Bally’s Las Vegas	Showboat Atlantic City	Harrah’s Louisiana Downs	Harrah’s North Kansas City
Flamingo Las Vegas*	Bally’s Atlantic City	Horseshoe Bossier City	Harrah’s Council Bluffs
Harrah’s Las Vegas*	Caesars Atlantic City	Grand Biloxi	Horseshoe Council Bluffs /
Paris Las Vegas*	Harrah’s Chester(1)	Harrah’s Tunica(2)	Bluffs Run
Rio*		Horseshoe Tunica
Imperial Palace		Sheraton Tunica
Bill’s Gamblin’ Hall

Illinois/Indiana	Other Nevada	Managed/International/Other
Horseshoe Southern	Harrah’s Reno	Harrah’s Ak-Chin(4)
Indiana(3)	Harrah’s Lake Tahoe	Harrah’s Cherokee(4)
Harrah’s Joliet(1)	Harveys Lake Tahoe	Harrah’s Prairie Band (through 6/30/07)(4)
Harrah’s Metropolis	Bill’s Lake Tahoe	Harrah’s Rincon(4)
Horseshoe Hammond	Harrah’s Laughlin*	Conrad Punta del Este(1)
Caesars Windsor(5)
London Clubs International(6)

*	CMBS Assets
(1)	Not wholly owned by Harrah’s Entertainment.
(2)	Re-branded from Grand Casino Tunica in May 2008.
(3)	Re-branded from Caesars Indiana in July 2008.
(4)	Managed, not owned.
(5)	We have a 50 percent interest in Windsor Casino Limited, which manages this property. The province of Ontario owns the complex. The property was re-branded from Casino Windsor in June 2008.
(6)	Operates 11 casino clubs in the United Kingdom, 2 in Egypt and 1 in South Africa.

Included in income from operations for each grouping are project opening costs and write-downs, reserves and recoveries. Project opening costs include costs incurred in connection with the integration of acquired properties into Harrah’s Entertainment’s systems and technology and costs incurred in connection with expansion and renovation projects at various properties.

Write-downs, reserves and recoveries include various pretax charges to record asset impairments, contingent liability reserves, project write-offs, demolition costs, recoveries of previously recorded charges and other non-routine transactions. The components of write-downs, reserves and recoveries were as follows:

	Successor		Predecessor			Predecessor
	Jan 28, 2008 through September 30, 2008		Jan. 1, 2008, through Jan 27, 2008	Nine months Ended September 30, 2007		Year Ended December 31,
						2007	2006	2005
	(dollars in millions)
Impairment of goodwill and other intangible assets	$—		$—	$—		$169.6	$20.7	$138.6
Litigation awards and settlements	9.4		—	4.9		8.5	32.5	2.6
Corporate efficiencies project	5.0		0.6	19.1		21.5	5.2	—
Write-off of abandoned assets	47.6		—	1.8		21.0	0.2	0.8
Demolition costs	8.8		0.2	5.8		7.3	11.4	6.0
Permit remediation costs	35.3		4.4	—		8.1	—	—
Other	17.6		(0.5)	2.2		4.0	(0.1)	12.2
Insurance proceeds in excess of deferred costs	(185.5)		—	(116.8)		(130.3)	(10.2)	—
Impairment of investment securities	—		—	—		—	23.6	—
Hurricane expense	—		—	—		—	—	24.5
Contribution to The Harrah’s Foundation	—		—	—		—	—	10.0

		$(61.8)	$4.7		$(83.0)	$109.7	$83.3	$194.7

Discussion of the charges for impairment of goodwill and other intangible assets are included in the discussion of our Illinois/Indiana, Louisiana/Mississippi and Managed/International/Other results.

Impairment to investment securities resulted from an assessment of certain bonds classified as held-to-maturity and the determination that they were highly uncollectible.

See “—Hurricane Damaged Properties” for a discussion of insurance proceeds in excess of deferred costs.

Hurricane expense in 2005 includes insurance deductibles on policies for Harrah’s New Orleans, as well as expenses not reimbursable under our insurance plans.

The Harrah’s Foundation is a 501(c)(3) non-profit corporation that provides charitable contributions to qualifying organizations in the communities where employees of Harrah’s Entertainment and its subsidiaries work. The Harrah’s Foundation was formed in order to centralize certain of the various charitable contributions made by the Company and its subsidiaries. The Harrah’s Foundation is governed by a Board of Trustees that is comprised of officers of the Company and its subsidiaries. Larger discretionary donations to The Harrah’s Foundation, which are approved by our Board of Directors, are based on the financial performance of Harrah’s Entertainment.

Las Vegas Results

	Successor Period Jan. 28, 2008 through Sept. 30, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$1,186.2	$138.7	$1,324.9	$1,462.7	(9.4)%
Net revenues	2,279.2	253.6	2,532.8	2,721.5	(6.9)%
Income/(loss) from operation	497.3	51.9	549.2	687.3	(20.1)%
Operating margin	21.8%	20.5%	21.7%	25.3%	(3.6	)pts

	Predecessor			Percentage Increase/(Decrease)
	December 31,
	2007	2006	2005	07 vs. 06		06 vs. 05
	(dollars in millions)
Casino revenues	$1,986.6	$1,726.5	$1,054.8	15.1%		63.7%
Total revenues	3,626.7	3,267.2	1,950.0	11.0%		67.5%
Income from operations	886.4	828.2	441.1	7.0%		87.8%
Operating margin	24.4%	25.3%	22.6%	(0.9	)pt	2.7	pts

N/M= Not meaningful

For the first nine months of 2008, lower revenues and income from operations were driven by lower spend per trip in the market and declines in the number of hotel rooms available at Caesars Palace due to re-modeling and at Harrah’s Las Vegas and Rio due to room remediation projects.

An expansion and renovation of Caesars Palace Las Vegas is underway, which is expected to cost approximately $866 million and will include a 650-room hotel tower, including 75 luxury suites, additional meeting space, a remodeled and expanded pool area and other renovations and improvements. As of September 30, 2008, $239.0 million had been spent on this project. This expansion is scheduled for completion in phases in 2009. This expansion is scheduled for completion in phases in 2009. In addition, other renovation projects are underway at Caesars Palace that will update and enhance that property.

Increases in revenues and income from operations in 2007 were generated by increased visitor volume, cross-market play (defined as gaming by customers at Harrah’s Entertainment properties other than their “home” casinos) and the acquisition of Bill’s Gamblin’ Hall & Saloon.

On February 27, 2007, we exchanged certain real estate that we owned on the Las Vegas Strip for property formerly known as the Barbary Coast, located at the northeast corner of Flamingo Road and Las Vegas Boulevard, between Bally’s Las Vegas and Flamingo Las Vegas. We began operating the acquired property on March 1, 2007, as Bill’s Gamblin’ Hall & Saloon, and its results are included in our operating results from the date of its acquisition.

The increases in 2006 revenues and income from operations from 2005 were driven by the results from the Caesars properties for the full year in 2006 versus approximately six and a half months in 2005 and results from Imperial Palace, which was acquired in December 2005. Increased visitation and cross-market and cross-property play also contributed to the strong performance. The Caesars properties contributed $2.1 billion in revenues and $525.5 million in income from operations in 2006 vs. $975.5 million in revenues and $192.7 million in income from operations for the six and a half months of 2005.

Construction was completed in August 2005 on a 949-room, 26-story hotel tower and convention center at Caesars Palace. This project also included a fourth swimming pool, the upgrade and expansion of existing hotel registration areas, a VIP lounge, wedding chapels, new retail space and new dining and restaurant facilities.

Atlantic City Results

	Successor Period Jan. 28, 2008 through Sept. 30, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$1,632.9	$163.4	$1,796.3	$1,867.6	(3.8)%
Net revenues	1,663.2	160.8	1,824.0	1,810.2	0.8%
Income from operation	254.0	18.7	272.7	290.3	(6.1)%
Operating margin	15.3%	11.6%	15.0%	16.0%	(1.0	)pt

	Predecessor			Percentage Increase/(Decrease)
	December 31,
	2007	2006	2005	07 vs. 06		06 vs. 05
	(dollars in millions)
Casino revenues	$2,429.9	$2,147.2	$1,540.4	13.2%		39.4%
Total revenues	2,372.0	2,071.4	1,485.7	14.5%		39.4%
Income from operations	351.4	420.5	353.6	(16.4)%		18.9%
Operating margin	14.8%	20.3%	23.8%	(5.5	)pts	(3.5	)pts

N/M= Not meaningful

For the nine months ended September 30, 2008, Atlantic City regional revenues increased over the first nine months of 2007 due to the inclusion of Harrah’s Chester, which opened for simulcasting and live harness racing on September 10, 2006 and for slots play on January 22, 2007 and strong results from the partial opening of the new hotel tower at Harrah’s Atlantic City, but income from operations was flat compared to the prior year nine month period. The Atlantic City market continues to be affected by the opening of three slot competitor parlors in eastern Pennsylvania and one in Yonkers, New York, and smoking restrictions in Atlantic City.

Construction has been completed on a $528 million upgrade and expansion of Harrah’s Atlantic City, which includes a new hotel tower with approximately 960 rooms, a casino expansion, a retail and entertainment complex and a new buffet. Portions of the new hotel tower opened in the first and second quarters of 2008, and the remaining phase opened in July 2008.

Atlantic City regional revenues were higher in 2007 due to the inclusion of Harrah’s Chester. The Atlantic City market was affected by the opening of slot operations at three racing facilities in eastern Pennsylvania and one in Yonkers, New York, and the implementation of new smoking regulations in New Jersey, resulting in lower revenues for the market. Additionally, promotional and marketing costs aimed at attracting and retaining customers and a shift of revenues from Atlantic City to Pennsylvania, where tax rates are higher, resulted in higher operating expenses as compared to 2006.

Increases in revenues and income from operations in 2006 were due to the contributions from the Caesars properties for the full year versus approximately six and a half months of 2005. The two properties acquired from Caesars contributed $1.2 billion in total revenues and $235.7 million in income from operations in 2006 vs. $651.2 million in total revenues and $140.1 million in income from operations for the six and a half months of 2005.

2006 revenues and income from operations were negatively impacted by a three-day government-imposed casino shutdown during the year and increased competitive activity. Casinos in Atlantic City were closed from July 5 until July 8, 2006, as non-essential state agencies, including the New Jersey Casino Control Commission, were shut down by the state due to lack of a budget agreement for the state. In New Jersey, Casino Control Commission Inspectors must be on site in order for casinos to operate.

Louisiana/Mississippi Results

	Successor Period Jan. 28, 2008 through Sept. 30, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$946.3	$99.0	$1,045.3	$1,115.4	(6.3)%
Net revenues	1,010.8	106.1	1,116.9	1,171.1	(4.6)%
Income from operation	327.9	10.1	338.0	292.9	15.4%
Operating margin	32.4%	9.5%	30.3%	25.0%	5.3 pts

	Predecessor			Percentage Increase/(Decrease)
	December 31,
	2007	2006	2005	07 vs. 06		06 vs. 05
	(dollars in millions)
Casino revenues	$1,462.5	$1,351.4	$1,069.1	8.2%		26.4%
Total revenues	1,538.7	1,384.3	1,067.3	11.2%		29.7%
Income from operations	352.1	233.4	21.1	50.9%		N/M
Operating margin	22.9%	16.9%	2.0%	6.0	pts	14.9	pts

N/M= Not meaningful

Grand Casino Gulfport was sold in March 2006, and Harrah’s Lake Charles was sold in November 2006. Results of Grand Casino Gulfport and Harrah’s Lake Charles, through their sales dates, are classified as discontinued operations and are, therefore, not included in our Louisiana/Mississippi grouping.

Combined revenues for the nine months ended September 30, 2008, were 4.6% lower than in the nine month period of 2007 due to declines in visitation to the Tunica market and disruptions during the renovation at the former Grand Tunica. For the nine months ended September 30, 2008 and 2007, income from operations includes insurance proceeds of $185.4 million and $116.9 million, respectively, that are in excess of the net book value of the impacted assets and costs and expenses that were reimbursed under our business interruption claims. All proceeds from claims related to the 2005 hurricanes have now been received. Insurance proceeds are included in write-downs, reserves and recoveries in our consolidated condensed statements of operations included elsewhere in this prospectus.

In May 2008, Grand Casino Resort in Tunica, Mississippi, was re-branded to Harrah’s Tunica. In connection with the re-branding, renovations to the property costing approximately $45 million were completed. In conjunction with the renovation and re-branding project, a strategic alliance with Food Network star, Paula Deen, was formed, and a new Paula Deen Buffet also opened in May 2008.

We have decided to slow down construction of Margaritaville Casino & Resort in Biloxi, Mississippi, as we refine the design of that project and explore all of our alternatives related to the project and its financing. We are adjusting our plan for development to better align with the economic environment, market conditions on the Gulf Coast and the current financing environment. We license the Margaritaville name from an entity affiliated with the singer/songwriter Jimmy Buffett. As of September 30, 2008, $159.8 million had been spent on this project.

Combined 2007 revenues from our operations in Louisiana and Mississippi were higher than in 2006 due to contributions from Harrah’s New Orleans and Grand Casino Biloxi, which were closed for a portion of 2006 due to damage caused by Hurricane Katrina. Income from operations for the years ended December 31, 2007 and 2006, includes insurance proceeds of $130.3 million and $10.2 million, respectively, that are in excess of the net book value of the impacted assets and costs and expenses that are expected to be reimbursed under our business interruption claims. Income from operations was negatively impacted by increased promotional spending in the Tunica market and higher depreciation expense related to the 26-story, 450-room hotel at Harrah’s New Orleans that opened in September 2006.

For 2006, combined revenues and income from operations from our properties in Louisiana and Mississippi were higher than in 2005 due to contributions of the Caesars properties that were acquired in June 2005 and strong performances by other properties in the grouping. Harrah’s New Orleans re-opened February 17, 2006, after being closed for almost six months as a result of Hurricane Katrina. The Caesars properties contributed $399.6 million in total revenues and $68.1 million in income from operations in 2006. Grand Casino Gulfport was sold in March 2006, and Harrah’s Lake Charles was sold in November 2006. Results of Grand Casino Gulfport and Harrah’s Lake Charles, through their sales dates, are classified as discontinued operations and are, therefore, not included in our Louisiana/Mississippi grouping.

After being closed for a year due to Hurricane Katrina, Grand Casino Biloxi opened in August 2006 with approximately 650 slot machines and 20 table games, a 500-room hotel, restaurants and other amenities. In November 2006, we acquired the remaining assets of Casino Magic Biloxi, which is adjacent to the site of Grand Casino Biloxi.

In 2005, Caesars Mississippi properties contributed $221.7 million in revenues and losses from operations of $48.0 million. A charge of $88.7 million was recorded to our Consolidated Statement of Income in fourth quarter 2005 as a result of impairment of intangible assets at Grand Casino Biloxi, which was damaged by Hurricane Katrina.

We perform annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization as of September 30 each year. Based on the historical performance and projected performance of Harrah’s Louisiana Downs, a thoroughbred racetrack that was expanded to include slot machines in 2003, our 2006 analysis indicated that intangible assets of that property had been impaired. A charge of $20.7 million was recorded to our Consolidated Statement of Income in fourth quarter 2006. Our 2007 analysis indicated that the remaining intangible assets at Harrah’s Louisiana Downs were not impaired. In 2005, the entire $49.9 million of goodwill associated with this property was impaired, and a charge was recorded to our Consolidated Statement of Income in fourth quarter 2005. Harrah’s Louisiana Downs’ tangible assets were assessed for impairment applying the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” and our analysis indicated that the carrying value of the tangible assets was not impaired.

Iowa/Missouri Results

	Successor Period Jan. 28, 2008 through Sept. 30, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$503.9	$52.5	$556.4	$578.1	(3.8)%
Net revenues	537.3	55.8	593.1	613.8	(3.4)%
Income from operation	112.8	7.7	120.5	110.0	9.5%
Operating margin	21.0%	13.8%	20.3%	17.9%	2.4pts

	Predecessor			Percentage Increase/(Decrease)
	December 31,
	2007	2006	2005	07 vs. 06		06 vs. 05
	(dollars in millions)
Casino revenues	$764.1	$770.6	$729.3	(0.8)%		5.7%
Total revenues	811.4	809.7	734.9	0.2%		10.2%
Income from operations	143.6	132.2	119.1	8.6%		11.0%
Operating margin	17.7%	16.3%	16.2%	1.4	pts	0.1	pt

N/M= Not meaningful

For the nine months ended September 30, 2008, combined revenues at our Iowa and Missouri properties were 3.4% lower than in the same period of 2007. Strong results in Iowa and North Kansas City helped offset the impact of the revenue decline in St. Louis due to increased competition.

The increases in combined 2007 revenues and income from operations over 2006 were driven primarily by the capital improvements completed in March 2006 at Horseshoe Council Bluffs and higher operating margins at most properties in the group, driven by efficiencies and cost savings.

Combined 2006 revenues and income from operations at our Iowa and Missouri properties increased over 2005, driven by increased visitation and capital investments in those markets, including improved performance at our re-branded Horseshoe Council Bluffs. In March 2006, following an $87 million renovation and expansion, the former Bluffs Run Casino became Horseshoe Council Bluffs. The Bluffs Run Greyhound Racetrack remains in operation at the property.

Illinois/Indiana Results

	Successor Period Jan. 28, 2008 through Sept. 30, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$810.1	$86.9	$897.0	$1,012.6	(11.4)%
Net revenues	804.5	85.5	890.0	974.7	(8.7)%
Income from operation	91.3	8.7	100.0	158.9	(37.1)%
Operating margin	11.3%	10.2%	11.2%	16.3%	(5.1	)pts

	Predecessor			Percentage Increase/(Decrease)
	December 31,
	2007	2006	2005	07 vs. 06		06 vs. 05
	(dollars in millions)
Casino revenues	$1,330.8	$1,277.3	$1,045.4	4.2%		22.2%
Total revenues	1,285.8	1,239.5	999.5	3.7%		24.0%
Income from operations	135.3	225.2	177.1	(39.9)%		27.2%
Operating margin	10.5%	18.2%	17.7%	(7.7	)pts	0.5	pt

N/M= Not meaningful

Combined revenues and income from operations for the nine months ended September 30, 2008, were lower than in the same period of 2007 due to heavy rains and flooding and the imposition of a smoking ban in Illinois. Horseshoe Southern Indiana, formerly Caesars Indiana, was closed for four days in March 2008 due to flooding in the area.

In June 2008, the Illinois Supreme Court overturned an earlier ruling by a State court that had declared a 3% tax that was assessed on Harrah’s Joliet and three unrelated riverboats unconstitutional. Due to the uncertainty of the situation, we had continued to accrue and pay this tax while the matter was decided in the courts; therefore, this decision had no impact on the results of the operations of Harrah’s Joliet.

In July 2008, Caesars Indiana was re-branded to Horseshoe Southern Indiana. The re-branding and renovation project cost approximately $53.0 million.

In August 2008, construction was completed on the renovation and expansion of Horseshoe Hammond, which includes a two-level entertainment vessel including a 108,000-square-foot casino. The project cost approximately $485 million, $396.5 million of which had been spent as of September 30, 2008.

Combined 2007 revenues from our properties in Illinois and Indiana increased over 2006 revenues; however, income from operations was lower than 2006 due primarily to an impairment charge in 2007 related to certain intangible assets at Horseshoe Southern Indiana (formerly Caesars Indiana). Our 2007 annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization indicated that, based on the projected performance of Horseshoe Southern Indiana (formerly Caesars Indiana), its intangible assets were impaired, and a charge of $60.4 million was taken in fourth quarter 2007. Also contributing to the decline in income from operations are increased real estate taxes in Indiana and a 3% tax assessed by Illinois against certain gaming operations in July 2006. As of December 31, 2007, Harrah’s Joliet has paid approximately $17.7 million for this tax since it was first assessed in July 2006. Higher non-operating expenses in 2007 also impacted income from operations.

Combined 2006 revenues and income from operations increased over 2005 revenues and income from operations due to results from Horseshoe Southern Indiana (formerly Caesars Indiana) for the full year versus six and a half months in 2005 and strong performance at Harrah’s Joliet. Horseshoe Southern Indiana (formerly Caesars Indiana) contributed $347.1 million in total revenues and $57.7 million in income from operations in 2006. Also contributing to the improved results was the new 258-room hotel and event center at Harrah’s Metropolis that opened in late June 2006.

Horseshoe Southern Indiana (formerly Caesars Indiana) contributed $174.1 million in revenues and $28.6 million in income from operations to 2005 Illinois/Indiana results.

Other Nevada Results

	Successor Period Jan. 28, 2008 through Sept. 30, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$332.4	$30.2	$362.6	$385.0	(5.8)%
Net revenues	419.0	38.9	457.9	484.2	(5.4)%
Income from operation	59.7	0.5	60.2	79.4	(24.2)%
Operating margin	14.2%	1.3%	13.1%	16.4%	(3.3	)pts

	Predecessor			Percentage Increase/(Decrease)
	December 31,
	2007	2006	2005	07 vs. 06		06 vs. 05
	(dollars in millions)
Casino revenues	$508.0	$511.0	$489.4	(0.6)%		4.4%
Total revenues	632.4	640.8	615.7	(1.3)%		4.1%
Income from operations	93.0	107.7	103.3	(13.6)%		4.3%
Operating margin	14.7%	16.8%	16.8%	(2.1	)pts	—	pt

N/M= Not meaningful

Nine months ended September 30, 2008 revenues and income from operations from our Nevada properties outside of Las Vegas were lower than in nine months ended September 30, 2007 due to lower customer spend per trip, the opening of an expansion at a competing property in Reno and higher costs aimed at attracting and retaining customers.

2007 revenues and income from operations from our Nevada properties outside of Las Vegas were lower than 2006 due to higher customer complimentary costs and lower unrated play and retail customer visitation. Also contributing to the year-over-year declines were poor ski conditions in the Lake Tahoe market in the first quarter of 2007, a poor end to the spring ski season and fires in the Lake Tahoe area in late June.

Combined 2006 revenues and income from operations from our Nevada properties outside of Las Vegas were higher than in 2005 driven by strong visitation to the markets and favorable weather conditions in northern Nevada during first quarter of 2006.

Managed, International and Other

Managed, international and other results include income from our managed properties, results of our international properties and certain marketing and administrative expenses, including development costs, and income from our non-consolidated subsidiaries.

	Successor Period Jan. 28, 2008 through Sept. 30, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Revenues
Managed	$45.9	$5.0	$50.9	$64.6	(21.2)%
International	275.9	51.2	327.1	298.5	9.6%
Other	52.7	3.2	55.9	59.1	(5.4)%

Total revenues	$374.5	$59.4	$433.9	$422.2	2.8%

Income/(loss) from operations
Managed	$18.3	$4.0	$22.3	$53.1	(58.0)%
International	(65.2)	2.2	(63.0)	10.0	N/M
Other	(66.6)	(6.5)	(73.1)	(69.6)	(5.0)%

Total loss from operations	$(113.5)	$(0.3)	$(113.8)	$(6.5)	N/M

N/M= Not meaningful

	Predecessor			Percentage Increase/(Decrease)
	December 31,
	2007	2006	2005	07 vs. 06	06 vs. 05
	(dollars in millions)
Revenues
Managed	$81.5	$89.1	$75.6	(8.5)%	17.9%
International	396.4	99.8	44.8	N/M	N/M
Other	80.3	72.1	36.5	11.4	97.5%

Total revenues	$558.2	$261.0	$156.9	N/M	66.3%

Income/(loss) from operations
Managed	$64.7	$72.1	$60.9	(10.3)%	18.4%
International	(128.6)	12.8	1.5	N/M	N/M
Other	(94.4)	(261.0)	(96.0)	63.8%	N/M

Total loss from operations	$(158.3)	$(176.1)	$(33.6)	10.1	N/M

N/M= Not meaningful

Managed. We manage three tribal casinos and have consulting arrangements with casino companies in Australia. The table below gives the location and expiration date of the current management contracts for our Indian properties as of September 30, 2008.

Casino	Location	Expiration of Management Agreement
Harrah’s Ak-Chin	near Phoenix, Arizona	December 2009
Harrah’s Rincon	near San Diego, California	November 2013
Harrah’s Cherokee	Cherokee, North Carolina	November 2011

Our nine month ended September 30, 2008 results from managed properties were lower than in the nine month ended September 30, 2007 period due to the termination of our contract with the Prairie Band Potawatomi Nation on June 30, 2007, the impact of the economy on our managed properties and a change in the fee structure at one of our managed properties.

Revenues from our managed casinos were lower in 2007 due to the termination of our contract with the Prairie Band Potawatomi Nation on June 30, 2007.

2006 management revenues were higher than in 2005 primarily due to a full year of management consultant fees from an Australian gaming company pursuant to an agreement assumed in the Caesars acquisition and to improved performance at two casinos on Indian lands.

A $60 million expansion of Harrah’s Cherokee Smoky Mountains Casino in Cherokee, North Carolina, that included a 15-story hotel tower with approximately 320 rooms opened in July 2005. The Eastern Band of Cherokees have announced a $650 million plan to add another hotel tower, retail stores and more gaming space at its casino. The five-year project also calls for a new spa, a 3,000-seat showroom and new restaurants near the casino.

International. Favorable International revenues for the nine months ended September 30, 2008, are due to inclusion of three new properties of London Clubs that opened during 2007, partially offset by the impact of a new smoking ban enacted in mid-2007. Income from operations for London Clubs was further impacted by a lower table game hold percentage, higher gaming taxes imposed during 2007 and reserves for receivables due from a joint venture member that may not be collectible. As of September 30, 2008, London Clubs owned or managed eleven casinos in the United Kingdom, two in Egypt and one in South Africa. London Clubs also has one casino under development in the United Kingdom.

Revenues from our international properties increased in 2007 due to the inclusion of London Clubs, which was acquired fourth quarter 2006. Fourth quarter 2007 income from operations was impacted by project opening costs for two new casino clubs in the United Kingdom and a charge of $109.2 million in fourth quarter 2007 for the impairment of certain intangible assets. In performing our annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization as of September 30, 2007, we determined that, based on projected performance, intangible assets of London Clubs were impaired. Our 2007 analysis indicated that the remaining intangible assets of London Clubs were not impaired.

The increase in 2006 international results was primarily due to the inclusion of results from Punta del Este for a full year versus approximately six and a half months in 2005.

In September 2007, we acquired Macau Orient Golf, located on 175 acres on Cotai adjacent to the Lotus Bridge, one of the two border crossings into Macau from China, and rights to a land concession contract for a total consideration of approximately $577.7 million. The government of Macau owns most of the land in Macau, and private interests are obtained through long-term leases and other grants of rights to use land from the government. The term of the land concession is 25 years from its inception in 2001, with rights to renew for additional periods until 2049. Annual rental payments are approximately $90,000 and are adjustable at five-year intervals. Macau Orient Golf is one of only two golf courses in Macau and is the only course that is semi-private. The acquisition was funded through our existing credit facilities.

In December 2006, we completed our acquisition of all of the ordinary shares of London Clubs, which (as of September 30, 2008) owned or managed eleven casinos in the United Kingdom, two in Egypt and one in South Africa. London Clubs also has one casino under development in the United Kingdom. London Clubs’ results that were included in our consolidated financial statements were not material to our 2006 financial results.

In November 2005, we signed an agreement to develop a joint venture casino and hotel in the master-planned community of Ciudad Real, 118 miles south of Madrid, Spain. The joint venture between a subsidiary of the Company and El Reino de Don Quijote de La Mancha, S.A. is owned 60% and 40%, respectively. We expect to develop and operate a Caesars branded casino and hotel within the project. Completion of this project is subject to a number of conditions.

In January 2007, we signed a joint venture agreement with a subsidiary of Baha Mar Resort Holdings Ltd. to create the Caribbean’s largest single-phase destination in the Bahamas. The joint venture partners have also signed management agreements with subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. The joint venture is 57% owned by a subsidiary of Baha Mar Resort Holdings Ltd. and 43% by an indirect subsidiary of Harrah’s Operating. We have terminated our involvement in the Baha Mar development. See “Business—Litigation Related to Development.”

Other. Other results include certain marketing and administrative expenses, including development costs, results from domestic World Series of Poker marketing, and income from nonconsolidated subsidiaries. The favorable results in 2007 are due to lower development costs in 2007.

The unfavorable results in 2006 were driven by significantly higher development costs, charges for the impairment of certain assets and the accrual of anticipated litigation costs. Costs for pursuit of projects and concept development were $71.2 million in 2006 compared to $32.5 million in 2005.

Other Factors Affecting Net Income

(In millions)	Successor Period Jan. 28, 2008 through Sept. 30, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
(Income)/Expense
Corporate expense	$95.9	$8.5	$104.4	$97.7	6.9%
Acquisition and integration costs	23.1	125.6	148.7	8.3	N/M
Amortization of intangible assets	119.2	5.5	124.7	53.5	N/M
Interest expense, net	1,469.4	89.7	1,559.1	578.4	N/M
Losses on early extinguishments of debt	203.9	—	203.9	2.0	N/M
Other income	(18.7)	(1.1)	(19.8)	(28.7)	(31.0)%
Effective tax rate	(27.1)%	(20.7)%	(25.9)%	37.1%	N/M
Minority interests	$6.2	$1.6	$7.8	$17.2	(54.7)%
Discounted operations, net of income taxes	(88.4)	(0.1)	(88.5)	(83.9)	5.5%

	Predecessor			Percentage Increase/(Decrease)
(In millions)	2007	2006	2005	07 vs. 06		06 vs. 05
(Income)/Expense
Corporate expense	$138.1	$177.5	$97.7	(22.2)%		81.7%
Acquisition and integration costs	13.4	37.0	55.0	(63.8)%		(32.7)%
Amortization of intangible assets	73.5	70.7	49.9	4.0%		41.7%
Interest expense, net	800.8	670.5	479.6	19.4%		39.8%
Losses on early extinguishments of debt	2.0	62.0	3.3	(96.8)%		N/M
Other income	(43.3)	(10.7)	(8.0)	N/M		33.8%
Effective tax rate	39.2%	35.4%	40.8%	3.8	pts	(5.4	)pts
Minority interests	$15.2	$15.3	$11.9	(0.7)%		28.6%
Discontinued operations, net of income taxes	(92.2)	(11.9)	79.9	N/M		N/M

N/M= Not meaningful

Corporate Expense. Corporate expense was higher in the first nine months of 2008 due to a monitoring fee paid to affiliates of the Sponsors in periods subsequent to the Acquisition, partially offset by the continued realization of cost savings and efficiencies identified in an on-going project that began in September 2006.

Corporate expense decreased in 2007 from the prior year due to allocation of stock-based compensation expense to the applicable reporting unit and implementation of cost savings and efficiencies, which were identified in a project that began in September 2006 and continued through 2007.

Corporate expense increased in 2006 from the prior year due primarily to the implementation of SFAS No. 123(R), “Share-Based Payment,” in first quarter 2006, incremental corporate expense arising from the Caesars transaction and the cost of transforming our corporate centers to manage the combined company. Our 2006 financial results include $52.8 million in expense due to the implementation of SFAS No. 123(R).

Acquisition and Integration Costs. For the first nine months of 2008, merger and integration costs include costs incurred in connection with the Acquisition, including the expense related to the accelerated vesting of employee stock options, SARs and restricted stock. 2007 acquisition and integration costs include costs in connection with the Acquisition. 2006 acquisition and integration costs include costs in connection with the review of certain strategic matters by the special committee appointed by our Board of Directors and costs for consultants and dedicated internal resources executing the plans for the integration of Caesars into Harrah’s Entertainment. 2005 acquisition and integration costs represented costs related to the acquisition and integration of Caesars.

Amortization of Intangible Assets. Amortization of intangible assets was higher in the first nine months of 2008 due to higher estimated amortization of intangible assets identified in the preliminary purchase price allocation in connection with the Acquisition. We perform an annual assessment of intangible assets for impairment during the fourth quarter of each year. Our annual budget and forecasting process is also completed in the fourth quarter and provides key inputs into the impairment analysis. Interim testing is performed if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. An example of an event is a significant adverse change in the business climate, which we believe has occurred during the third quarter. However, the purchase price allocation related to the Acquisition has not yet been completed. Given that the asset values are not yet finalized and that other key inputs that support the impairment analysis are not yet available, it was not reasonably possible to develop an estimate of any potential impairment in the third quarter. The allocation of the purchase price related to the Acquisition and the annual impairment analysis will be completed during fourth quarter. We believe there is a reasonable possibility that the completion of these activities will result in a non-cash, impairment charge in the fourth quarter. The amount of the charge, however, cannot be reasonably estimated until the analysis is completed.

Higher amortization of intangible assets in 2007 was due primarily to amortization of intangible assets related to London Clubs.

2006 amortization of intangible assets was higher than in 2005 due to a full year of amortization of intangible assets acquired from Caesars vs. approximately six months of amortization in 2005.

Interest Expense, Net. Interest expense increased in first nine months of 2008 from the same period in 2007 primarily due to increased borrowings in connection with the Acquisition. Also included in interest expense in the nine months ended September 30, 2008, is a charge of $66.9 million representing the change in the fair values of our derivative instruments. In the nine months ended September 30, 2007, a loss of $10.8 million was recorded for the change in the fair value of the swap agreements. A change in interest rates on variable-rate debt will impact our financial results. For example, assuming a constant outstanding balance for our variable-rate debt, excluding $6.5 billion of variable-rate debt for which we have entered into interest rate swap agreements, for the next twelve months, a hypothetical 1% change in corresponding interest rates would change interest expense for the next twelve months by approximately $79.4 million, or $19.9 million per quarter. At September 30, 2008, our variable-rate debt, excluding $6.5 billion of variable-rate debt for which we have entered into interest rate swap agreements, represents approximately 32.8% of our total debt, while our fixed-rate debt is approximately 67.2% of our total debt.

Interest expense increased in 2007 due to increased borrowings. Included in interest expense for 2007 is $45.4 million representing the losses from the change in the fair values of our interest rate swaps. The average interest rate on our variable-rate debt, including the impact of our swap agreements, was 5.7% at December 31, 2007, compared to 5.9% at December 31, 2006. At December 31, 2007, our variable-rate debt, excluding $1.5 billion of variable-rate debt for which we have entered into interest rate swap agreements, represented approximately 39.6% of our total debt, while our fixed-rate debt was approximately 60.4% of our total debt.

Included in 2006 interest expense is $3.6 million to adjust the liability to market value of interest rate swaps that were terminated during the first quarter of 2006. (For discussion of our interest rate swap agreements, see “—Debt and Liquidity—Derivative Instruments.”

Losses on Early Extinguishment of Debt. Losses on early extinguishments of debt represent premiums paid and the write-offs of unamortized deferred financing costs and market value premiums. These changes for the first nine months of 2008 related to debt retired in connection with the Acquisition, offset by discounts related to the purchase of certain of our debt in the open market. The charges in 2007 were incurred in connection with the retirement of a $120.1 million credit facility of London Clubs. 2006 losses on early extinguishments of debt represented premiums paid and the write-off of unamortized deferred financing costs associated with the June 2006 retirement of portions of our 7.5% Senior Notes due in January 2009 and our 8.0% Senior Notes due in February 2011 and with the February 2005 retirement of a portion of our 7.875% Senior Subordinated Notes due in December 2005.

Other Income. Other income includes lower interest income on the cash surrender value of life insurance policies in 2008. Other income in 2007 and 2006 included gains on the sales of corporate assets. 2005 other income also included the receipt of a death benefit and collection of a previously reserved investment. Also included in other income for all years presented is interest income on the cash surrender value of life insurance policies.

Effective Tax Rate. For the nine months ended September 30, 2008, tax benefits were generated by operating losses caused by higher interest expense, partially offset by non-deductible merger costs, international income taxes and state income taxes. For the nine months ended September 30, 2007 and each of the three years ended December 31, 2007, the effective tax provision rate is higher than the federal statutory rate due primarily to state income taxes. The effective tax rates for all periods are higher than the federal statutory rate due primarily to state income taxes. Our 2007 effective tax rate was increased by the recording of a valuation allowance against certain foreign net operating losses. Our effective tax rate for 2005 was affected by non-deductible goodwill impairment charges, the change in the mix of taxable income among various states and the addition of foreign income subsequent to our acquisition of Caesars.

Minority Interests. Minority interests reflect minority owners’ shares of income from our majority owned subsidiaries.

Discontinued Operations, Net of Income Taxes. Discontinued operations for the nine months ended September 30, 2008, reflects insurance proceeds of $87.3 million, after taxes, representing the final funds received that were in excess of the net book value of the impacted assets and costs and expenses that were reimbursed under our business interruption claims for Grand Casino Gulfport. See “—Hurricane Damaged Properties” below. For the nine months ended September 30, 2007, discontinued operations reflected $82.6 million, after taxes, respectively, that were reimbursed under our business interruption claims for Grand Casino Gulfport and Harrah’s Lake Charles, both of which were sold in 2006. Pursuant to the terms of the sales agreements, we retained all insurance proceeds related to these properties.

2007 Discontinued operations reflected insurance proceeds of $89.6 million, after taxes, that were in excess of the net book value of the impacted assets and costs and expenses that are expected to be reimbursed under our business interruption claims for Harrah’s Lake Charles and Grand Casino Gulfport, both of which were sold in 2006. Discontinued operations for 2006 also included Reno Hilton, Flamingo Laughlin, Harrah’s Lake Charles and Grand Casino Gulfport, all of which were sold in 2006. 2006 Discontinued operations reflect the results of Harrah’s Lake Charles, Grand Casino Gulfport, Reno Hilton and Flamingo Laughlin through their respective sales dates and include any gain/loss on the sales. 2005 discontinued operations reflect the results of Harrah’s East Chicago and Harrah’s Tunica through the date of their sale in April 2005, including the gain on the sale, Harrah’s Lake Charles and subsequent to their acquisition on June 13, 2005, the operating results of Reno Hilton, Flamingo Laughlin, Grand Casino Gulfport and a hotel in Halifax, Nova Scotia through its sale in November 2005. 2005 results for Grand Casino Gulfport and Harrah’s Lake Charles include write-offs of $115.5 million, after taxes, for the impairment of goodwill and other intangible assets. (See Notes 3 and 4 to our Consolidated Financial Statements.)

Hurricane Damaged Properties

Hurricanes Katrina and Rita hit the Gulf Coast in third quarter 2005 and caused significant damage to our assets in Biloxi and Gulfport, Mississippi, and New Orleans and Lake Charles, Louisiana. The current status of the impacted operations is as follows:

•	Our New Orleans property re-opened on February 17, 2006.

•

We sold the Gulfport assets in their “as is” condition during first quarter 2006. No gain or loss was recognized as a result of this disposition. We are retaining all insurance proceeds related to the Gulfport property.

•	Grand Casino Biloxi re-opened in August 2006 in a smaller facility.

•	We sold the two subsidiaries that owned our Lake Charles operations to another casino company in fourth quarter 2006. We retained all insurance proceeds related to the Lake Charles operations.

Insurance proceeds exceeded the net book value of the impacted assets and costs and expenses that were reimbursed under our business interruption claims, and the excess is recorded as income in the line item, “Write-downs, reserves and recoveries,” for properties included in continuing operations and in the line item, “Income/(loss) from discontinued operations,” for properties included in discontinued operations. As of December 31, 2007, we have received approximately $849.5 million in advances and settlements from our insurance carriers related to the hurricane damaged properties, including those properties that were subsequently sold, and we have recorded $130.3 million and $10.2 million as of December 31, 2007 and 2006, respectively, for insurance proceeds included in write-downs, reserves and recoveries and $141.6 million and $3.2 million, as of December 31, 2007 and 2006, respectively, for insurance proceeds included in Discontinued operations in our Consolidated Condensed Statements of Income. In February 2008, we entered into a settlement agreement with our insurance carriers related to claims associated with damages incurred from Hurricane Katrina in Mississippi. Pursuant to the settlement agreement, the insurance carriers agreed to pay us approximately $950.2 million to settle all outstanding claims associated with damages incurred from the hurricane, including all property damage and business interruptions claims. Of the total settled amount, we had received approximately $612.0 million as of December 31, 2007. We received the remaining $338.2 million during the first quarter of 2008.

Strategic Acquisitions

In the three-year period ended December 31, 2007, we acquired two casino companies and two casinos in Las Vegas, Nevada. For each of these acquisitions, the purchase price was allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determine the estimated fair values after review and consideration of relevant information including discounted cash flow analyses, quoted market prices and our own estimates. For each transaction, the allocation of the purchase price was completed within one year from the date of the acquisition. To the extent that the purchase price exceeded the fair value of the net identifiable tangible and intangible assets acquired, such excess is allocated to goodwill. Goodwill and intangible assets that are determined to have an indefinite life are not amortized. Goodwill related to previous acquisitions was not recognized in the preliminary purchase price allocation for the Acquisition.

The table below summarizes our acquisition transactions completed in the three-year period ending December 31, 2007. Following the table is a brief review of our acquisitions. All of our acquisition transactions were accounted for as purchases. The number notation in the Geographic Location refers to the number of casino properties in that location.

Company	Date Acquired	Total Purchase Price(a)	Number of Casinos	Geographic Location
Bill’s Gamblin’ Hall & Saloon	February 2007	$371 million	1	Las Vegas, Nevada
London Clubs	December 2006	$591 million	10	United Kingdom(7)(b)
				Egypt(2)
				South Africa(1)(c)
Imperial Palace	December 2005	$373 million	1	Las Vegas, Nevada
Caesars	June 2005	$9.3 billion	15	Atlantic City, New Jersey(2)
				Las Vegas, Nevada(4)
				Reno, Nevada(d)
				Laughlin, Nevada(d)
				Biloxi, Mississippi
				Gulfport, Mississippi(e)
				Tunica, Mississippi(2)
				Elizabeth, Indiana
				Punta del Este, Uruguay(f)
				Ontario, Canada(g)

(a)	Total purchase price includes the market value of debt assumed determined as of the acquisition date.
(b)	We have a 50% ownership interest in the company that owns 50 St. James Limited in London, and we manage the facility. Other properties in the United Kingdom are 100% owned. In addition to the ten properties acquired, four properties were under development in the United Kingdom at the time of the acquisition. Three of those properties are now open.
(c)	We have a 70% ownership interest in the company that owns Emerald Safari Resort, and we manage the facility.
(d)	Subsequently sold.
(e)	Closed due to hurricane damage in August 2005. Remaining assets sold.
(f)	We have an approximate 95% ownership interest in the company that owns Conrad Punta del Este and we manage the property.
(g)	We have a 50% interest in the company that manages Casino Windsor. The province of Ontario owns the complex.

Bill’s Gamblin’ Hall & Saloon. In February 2007, we exchanged certain real estate, acquired for $371.4 million, that we owned on the Las Vegas Strip for property formerly known as the Barbary Coast, located at the northeast corner of Flamingo Road and Las Vegas Boulevard, between Bally’s Las Vegas and Flamingo Las Vegas. We began operating the acquired property on March 1, 2007, as Bill’s Gamblin’ Hall & Saloon, and its results are included in our operating results from the date of its acquisition.

London Clubs. In December 2006, we completed our acquisition of 100% of the ordinary shares of London Clubs for approximately $590.5 million, including acquisition costs, and assumed the entity’s debt of approximately $78.5 million. At the time of the acquisition, London Clubs owned or managed seven casinos in the United Kingdom, two in Egypt and one in South Africa. London Clubs currently owns or manages eleven casinos in the United Kingdom and has one casino under development in the United Kingdom.

The results for London Clubs are included in our operating results subsequent to its acquisition. With the initial acquisition of 29.6% of the shares of London Clubs in November 2006, we accounted for our ownership interest on the equity basis, and for the period subsequent to the acquisition of the remaining shares in December 2006, we consolidate their results. Results of London Clubs are consolidated into our financial results one month in arrears. London Clubs’ results were not material to our 2006 financial results.

Imperial Palace Hotel & Casino. On December 23, 2005, we acquired the assets of the Imperial Palace Hotel & Casino (“Imperial Palace”) in Las Vegas, Nevada, for approximately $373.3 million, including acquisition costs. No debt was assumed in the transaction. The Imperial Palace occupies an 18.5 acre site on the Las Vegas Strip that is situated between Harrah’s Las Vegas and the Flamingo and is across the Strip from Caesars Palace. The results for Imperial Palace are included in our operating results subsequent to its acquisition on December 23, 2005.

Caesars Entertainment. On June 13, 2005, we completed our acquisition of 100% of the outstanding shares of Caesars. The aggregate purchase price was approximately $9.3 billion, which consisted of $1.9 billion of cash, $3.3 billion of Harrah’s Entertainment’s common stock, assumption of Caesars debt with a fair value of approximately $4.0 billion (including value assigned to conversion rights of contingent convertible notes), assumption of employee stock grants valued at $98 million and acquisition costs of approximately $59 million. We issued approximately 67.9 million shares of our common stock, the fair value of which was based on a five-day average of the closing price two days before and two days after the terms of the acquisition were agreed to and announced.

The results of the Caesars properties are included with our operating results subsequent to their acquisition on June 13, 2005.

In connection with the Caesars acquisition, we engaged consultants and dedicated internal resources to plan for and execute the merger and integration of Caesars into Harrah’s Entertainment. These costs are included in Acquisition and integration costs in our Consolidated Condensed Statements of Income.

Competitive Pressures

Many casino operators are reinvesting in existing markets in an effort to attract new customers, thereby increasing competition in those markets. As companies have completed expansion projects, supply has sometimes grown at a faster pace than demand in certain markets and competition has increased significantly. Furthermore, several operators, including Harrah’s Entertainment, have announced plans for additional developments or expansions in some markets.

Several states and Indian tribes are considering legislation enabling the development and operation of casinos or casino-like businesses in their jurisdictions.

Although, historically, the short-term effect of such competitive developments on our Company generally has been negative, we are not able to determine the long-term impact, whether favorable or unfavorable, that development and expansion trends and events will have on current or future markets. We believe that the geographic diversity of our operations; our focus on multi-market customer relationships; our service training, our rewards and customer loyalty programs; and our continuing efforts to establish our brands as premier brands upon which we have built strong customer loyalty have well-positioned us to face the challenges present within our industry. We utilize the unique capabilities of WINet, a sophisticated nationwide customer database, and Total Rewards, a nationwide loyalty program that allows our customers to earn cash, comps and other benefits for playing at our casinos. We believe these sophisticated marketing tools provide us with competitive advantages, particularly with players who visit more than one market.

Debt and Liquidity

We generate substantial cash flows from operating activities, as reflected on the Consolidated Statements of Cash Flows. These cash flows reflect the impact on our consolidated operations of the success of our strategic acquisitions, our marketing programs and on-going cost containment focus. For the first nine months of 2008 and 2007, we reported cash flows from operating activities of $668.0 million and $1.2 million, respectively. For each of the years ended December 31, 2007 and 2006, we reported cash flows from operating activities of $1.5 billion, and 2005 cash flows from operating activities were $595.2 million. We use the cash flows generated by our operations to fund debt service, to reinvest in existing properties for both refurbishment and expansion projects, to pursue additional growth opportunities via strategic acquisitions of existing companies and new development opportunities and, prior to the closing of the Acquisition, to return capital to our stockholders in the form of dividends. When necessary, we supplement the cash flows generated by our operations with funds provided by financing activities to balance our cash requirements.

Our cash and cash equivalents totaled approximately $1.0 billion at September 30, 2008, compared to $654.7 million at September 30, 2007. Our cash and cash equivalents totaled $710.0 million at December 31, 2007, compared to $799.6 million at December 31, 2006. The following provides a summary of our cash flows for the years ended December 31, 2007, 2006 and 2005, respectively.

	Year Ended December 31,
	2007	2006	2005
	(in millions)
Cash provided by operating activities	$1,508.8	$1,539.6	$595.2
Capital investments	(1,376.7)	(2,500.1)	(1,108.5)
Payments for business acquisitions, net of cash acquired	(584.3)	(562.5)	(1,942.5)
Proceeds from sales of discontinued operations	—	457.3	649.5
Insurance proceeds for hurricane losses for continuing operations	15.7	124.9	69.0
Insurance proceeds for hurricane losses for discontinued operations	13.4	174.7	32.1
Other investing activities	8.3	62.0	11.3

Cash used in operating/investing activities	(414.8)	(704.1)	(1,693.9)
Cash provided by financing activities	236.5	764.8	1,956.1
Cash provided by/(used in) discontinued operations	88.7	14.5	(26.8)

Net (decrease)/increase in cash and cash equivalents	$(89.6)	$75.2	$235.4

We believe that our cash and cash equivalents balance, our cash flows from operations and the financing sources discussed herein, will be sufficient to meet our normal operating requirements during the next twelve months and to fund additional investments. In addition, we may consider issuing additional debt in the future to fund potential acquisitions or growth, to refinance existing debt or to finance specific capital projects. We continue to review additional opportunities to acquire or invest in companies, properties and other investments that meet our strategic and return on investment criteria. If a material acquisition or investment is completed, our operating results and financial condition could change significantly in future periods. In connection with the Acquisition, we have incurred substantial additional debt, which has significantly changed our financial position.

We may from time to time seek to retire or purchase our outstanding debt through cash purchases and/or exchanges, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

A substantial portion of the financing of the Acquisition is comprised of bank and bond financing obtained by Harrah’s Operating, a wholly-owned subsidiary of Harrah’s Entertainment. This financing is neither secured nor guaranteed by Harrah’s Entertainment’s other direct, wholly-owned subsidiaries, including the CMBS Borrowers. Pro forma information pertaining solely to the consolidated financial position and results of Harrah’s Operating and its subsidiaries can be found in “—Supplemental Discussion of Pro forma Harrah’s Operating Company Results.”

Long-term debt consisted of the following at September 30, 2008 and December 31, 2007:

	Successor at September 30, 2008			Predecessor at December 31, 2007
	HOC and Subsidiaries	Other Subsidiaries of Harrah’s Entertainment	Total Harrah’s Entertainment, Inc.	Total Harrah’s Entertainment, Inc.
	(in millions)
Credit facilities
Term loans, 5.919% at September 30, 2008, maturities to 2015	$7,213.8	$—	$7,213.8	$—
6.5%-7.0%, maturities to 2014	250.0	—	250.0	—
4.05%-6.25%, maturities to 2011	—	—	—	5,768.1
Subsidiary guaranteed debt
10.75% Senior Notes due 2016, including senior interim loans of $342.6, 9.25% at September 30, 2008	5,275.0	—	5,275.0	—
10.75%/11.5% Senior PIK Toggle Notes due 2018, including senior interim loans of $97.4, 9.25% at September 30, 2008	1,500.0	—	1,500.0	—
Unsecured Senior Notes
7.5%, maturity 2009	5.1	—	5.1	136.2
7.5%, maturity 2009	0.9	—	0.9	442.4
5.5%, maturity 2010	658.3	—	658.3	747.1
8.0%, maturity 2011	64.5	—	64.5	71.7
5.375%, maturity 2013	354.9	—	354.9	497.7
7.0%, maturity 2013	0.7	—	0.7	324.4
5.625%, maturity 2015	661.1	—	661.1	996.3
6.5%, maturity 2016	498.1	—	498.1	744.3
5.75%, maturity 2017	454.0	—	454.0	745.8
Floating Rate Contingent Convertible Senior Notes, maturity 2024	0.2	—	0.2	370.6
Floating Rate Notes, maturity 2008	—	—	—	250.0
Unsecured Senior Subordinated Notes
8.875%, maturity 2008	—	—	—	409.6
7.875%, maturity 2010	345.4	—	345.4	394.9
8.125%, maturity 2011	297.2	—	297.2	380.3
Other Secured Borrowings
CMBS financing, 5.470% at September 30, 2008, maturity 2013		6,500.0	6,500.0	—
S. Africa, prime less 1.5%, maturity 2009	7.6	—	7.6	10.5
6.0%, maturity 2010	25.0	—	25.0	25.0
4.25%–8.5%, maturities to 2037 at September 30, 2008	2.4	—	2.4	4.4
7.1%, maturity 2028	—	—	—	87.7
Other Unsecured Borrowings
LIBOR plus 4.5%, maturity 2010	23.5	—	23.5	29.1
5.3% special improvement district bonds, maturity 2037	69.7	—	69.7	—
Other, various maturities	1.3	0.1	1.4	1.6
Capitalized Lease Obligations
5.76%–10.0%, maturities to 2011	5.1	0.3	5.4	2.7

	17,713.8	6,500.4	24,214.2	12,440.4
Current portion of long-term debt	(83.8)	(0.2)	(84.0)	(10.8)

	$17,630.0	$6,500.2	$24,130.2	$12,429.6

In connection with the Acquisition, $7.7 billion, face amount, of our debt was retired, $4.6 billion, face amount, of our debt was retained and $20.5 billion, face amount, of new debt was issued, resulting in a very different debt structure from the one in place at September 30, 2007. The remainder of our discussion related to debt will refer to the debt structure after the Acquisition.

As of September 30, 2008, aggregate annual principal maturities for the four years subsequent to 2008 were: 2009, $95.0 million; 2010, $1,191.0 million; 2011, $474.9 million; and 2012, $74.1 million.

In connection with the Acquisition, the following debt was retired on or about January 28, 2008:

Debt Extinguished	Face Value
(in millions)
Credit Facilities due 2011	$5,795.8
7. 5% Senior Notes due 2009	131.2
8.875% Senior Subordinated Notes due 2008	394.3
7. 5% Senior Notes due 2009	424.2
7. 0% Senior Notes due 2013	299.4
Floating Rate Notes due 2008	250.0
Floating Rate Contingent Convertible Senior Notes due 2024	374.7

In connection with the Acquisition, the following debt was issued on or about January 28, 2008:

Debt Issued	Face Value
(in millions)
Term loan facility, maturity 2015	$7,250.0
10.75% Senior Notes due 2016(1)	5,275.0
10.75%/11.5% Senior PIK Toggle Notes due 2018(2)	1,500.0
CMBS Financing	6,500.0

(1)	Includes senior unsecured cash pay interim loans of $342.6 million.
(2)	Includes senior unsecured PIK toggle interim loans of $97.4 million.

At September 30, 2008, $5.1 million, face amount, of our 7.5% Senior Notes due January 15, 2009, and $0.8 million face amount, of our 7.5% Senior Notes due September 1, 2009, are classified as long-term in our Consolidated Condensed Balance Sheet because the Company has both the intent and the ability to refinance these notes. The majority of our debt is due after 2010. Payments of short-term debt obligations and other commitments are expected to be made from operating cash flows and from borrowings under our established debt programs. Long-term obligations are expected to be paid through operating cash flows, refinancing of debt, joint venture partners or, if necessary, additional debt offerings.

We may from time to time seek to retire or purchase our outstanding debt through cash purchases and/or exchanges, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material. In August 2008, the Board of Directors authorized the Company to spend, from time to time through cash purchases, up to $80 million to retire our outstanding debt in open market purchases, privately negotiated transactions or otherwise. These repurchases will be funded through available cash from operations and borrowings from our established debt programs. Such repurchases are dependent on prevailing market conditions, the Company’s liquidity requirements, contractual restrictions and other factors. As of September 30, 2008, $32.3 million, face amount, of our 5.5% Senior Notes due 2010, $12.1 million, face amount, of our 7.875% Senior Subordinated Notes due 2010 and $21.7 million, face amount, of our 8.125% Senior Subordinated Notes due 2011 were retired for a total of $53.3 million. Gains totaling $7.4 million, representing discounts associated with the early retirement of debt, were recorded and are included in Income from continuing operations in our Consolidated Condensed Statements of Operations for the period ended September 30, 2008.

In July 2008, Harrah’s Operating made the permitted election under the Indenture governing its 10.75%/11.5% Senior Toggle Notes due 2018 and the Senior Unsecured Interim Loan Agreement dated January 28, 2008, to pay all interest due on January 28, 2009, for the notes, and February 1, 2009, for the loan, in kind. The Company intends to use the cash savings generated by this election for general corporate purposes.

Senior Secured Credit Facility

Overview. Harrah’s Operating’s senior secured credit facilities provide for senior secured financing of up to $9.214 billion, consisting of senior secured term loan facilities in an aggregate principal amount of up to $7.214 billion maturing on January 28, 2015, and a senior secured revolving credit facility in an aggregate principal amount of $2.0 billion, maturing on January 28, 2014, including both a letter of credit sub-facility and a swingline loan sub-facility. As of September 30, 2008, $7.46 billion in borrowings was outstanding under the senior secured credit facilities with an additional $0.2 billion committed to back letters of credit. After consideration of these borrowings and letters of credit, $1.6 billion of additional borrowing capacity was available to us under the senior secured credit facilities as of September 30, 2008.

In addition, Harrah’s Operating may request one or more incremental term loan facilities and/or increase commitments under our revolving facility in an aggregate amount of up to $1.75 billion, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under the senior secured credit facilities without ratably securing the retained notes.

Proceeds from the term loan drawn on the closing date were used to repay extinguished debt in the table above, pay expenses related to the Acquisition and contribute equity to the Company. Proceeds of the revolving loan draws, swingline and letters of credit will be used for working capital and general corporate purposes.

Interest Rates and Fees. Borrowings under the senior secured facilities will bear interest at a rate equal to the then-current LIBOR rate or at a rate equal to the alternate base, in each case, plus an applicable margin. As of September 30, 2008, the senior secured credit facilities bore interest based upon 300 basis points over LIBOR for the term loans, 200 basis points over the alternate base rate for the revolver loan and 150 basis points over LIBOR for the swingline loan and bore a commitment fee for unborrowed amounts of 50 basis points.

In addition, on a quarterly basis, Harrah’s Operating is required to pay each lender a commitment fee in respect of any unused commitments under the revolving credit facility and a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the revolving credit facility.

Amortization. Harrah’s Operating’s senior secured credit facilities require scheduled quarterly payments on the term loans of $18.125 million each for six years and three quarters, with the balance paid at maturity.

Collateral and Guarantors. Harrah’s Operating’s senior secured credit facilities are guaranteed by Harrah’s Entertainment, and are secured by a pledge of Harrah’s Operating’s capital stock, and by substantially all of the existing and future property and assets of Harrah’s Operating and its material, wholly-owned domestic subsidiaries, including a pledge of the capital stock of Harrah’s Operating’s material, wholly-owned domestic subsidiaries and 65% of the capital stock of the first-tier foreign subsidiaries in each case subject to exceptions.

Restrictive Covenants and Other Matters. Harrah’s Operating’s senior credit facilities require, after an initial grace period, compliance on a quarterly basis with a maximum net senior secured first lien debt leverage test. In addition, the senior secured credit facilities include negative covenants, subject to certain exceptions, restricting or limiting Harrah’s Operating’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions

(iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with its affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt”.

Harrah’s Entertainment will not be bound by any financial or negative covenants contained in Harrah’s Operating’s credit agreement, other than with respect to the incurrence of liens on and the pledge of its stock of Harrah’s Operating.

Harrah’s Operating’s senior secured credit facilities also contain certain customary affirmative covenants and events of default.

On August 1, 2008, Harrah’s Operating entered into an agreement with Harrah’s Entertainment whereby Harrah’s Entertainment has agreed to extend to Harrah’s Operating an intercompany unsecured revolving credit facility in an aggregate principal amount not to exceed $200.0 million. The credit facility expires January 29, 2014, and bears interest at a rate per annum equal to BBA LIBOR (as defined in the Harrah’s Operating Credit Agreement) plus 3%. Interest payments are due annually; however, Harrah’s Operating may choose to add such interest to the loan balance instead of paying the interest. All or any portion of the outstanding principal balance may be prepaid at any time, from time to time, without premium or penalty.

10.75% Senior Notes, 10.75%/11.5% Senior PIK Toggle Notes and Senior Interim Loans

On January 28, 2008, Harrah’s Operating entered into a Senior Interim Loan Agreement for $6.775 billion, consisting of $5.275 billion Senior Interim Cash Pay Loans and $1.5 billion Interim Toggle Loans. On February 1, 2008, $4,932.4 billion of the Senior Interim Cash Pay Loans and $1,402.6 billion of the Interim Toggle Loans were repaid, and $4,932.4 billion of 10.75% Senior Notes due 2016 and $1,402.6 billion of 10.75%/11.5% Senior Toggle Notes due 2018 were issued.

The indenture governing the 10.75% Senior Notes, 10.75%/11.5% Senior Toggle Notes and the agreements governing the other cash pay debt and PIK toggle debt limits Harrah’s Operating’s (and most of its subsidiaries’) ability to among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends or make distributions in respect of our capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (viii) enter into certain transactions with its affiliates; and (ix) designate its subsidiaries as unrestricted subsidiaries. Subject to certain exceptions, the indenture governing the notes and the agreements governing the other cash pay debt and PIK toggle debt will permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

CMBS Financing

In connection with the Acquisition, eight of our properties (“the CMBS properties”) and their related operating assets were spun off from Harrah’s Operating to Harrah’s Entertainment through a series of distributions, liquidations, transfers and contributions (“the CMBS Spin-Off”). The CMBS properties are Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe. The CMBS properties borrowed $6.5 billion of mortgage loans and/or related mezzanine financing and/or real estate term loans (the “CMBS Financing”), which are secured by the assets of the CMBS properties and certain aspects of the financing is guaranteed by Harrah’s Entertainment. On May 22, 2008, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun off from Harrah’s Operating and its subsidiaries to Harrah’s Entertainment, and Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City and their related operating assets were transferred to subsidiaries of Harrah’s Operating from Harrah’s Entertainment (“the Post-Close CMBS exchange”).

2015 Second Lien Notes and 2018 Second Lien Notes

On December 24, 2008, Harrah’s Operating completed the Private Exchange Offers to exchange for its outstanding (i) 5.50% Senior Notes due 2010, (ii) 7.875% Senior Subordinated Notes due 2010, (iii) 8.0% Senior Notes due 2011, (iv) 8.125% Senior Subordinated Notes due 2011, (v) 5.375% Senior Notes due 2013, (vi) 5.625% Senior Notes due 2015, (vii) 6.50% Senior Notes due 2016, (viii) 5.75% Senior Notes due 2017; (ix) 10.75%/11.5% Senior Toggle Notes due 2018 and (x) 10.75% Senior Notes due 2016 (collectively, the “Old Notes”) for 10.00% Second-Priority Senior Secured Notes due 2015, for Old Notes maturing between 2010 and 2013, and (ii) 10.00% Second-Priority Senior Secured Notes due 2018, for Old Notes maturing between 2015 and 2018. Under the terms of the Private Exchange Offers, holders of Old Notes maturing in 2010 and 2011 could elect to receive cash in lieu of 2015 Second Lien Notes. Harrah’s Operating paid approximately $289 million to the holders that elected to receive cash in lieu of 2015 Second Lien Notes that they would have otherwise received in exchange for their Old Notes maturing in 2010 and 2011.

On December 24, 2008, Harrah’s Operating exchanged approximately $203 million of 2015 Second Lien Notes, $848 million of 2018 Second Lien Notes and $289 million in cash for the following Old Notes: (i) $371 million in aggregate principal amount at maturity of the 5.50% Senior Notes due 2010; (ii) $64 million in aggregate principal amount at maturity of the 7.875% Senior Subordinated Notes due 2010; (iii) $20 million in aggregate principal amount at maturity of the 8.0% Senior Notes due 2011; (iv) $91 million in aggregate principal amount at maturity of the 8.125% Senior Subordinated Notes due 2011; (v) $221 million in aggregate principal amount at maturity of the 5.375% Senior Notes due 2013; (vi) $136 million in aggregate principal amount at maturity of the 5.625% Senior Notes due 2015; (vii) $99 million in aggregate principal amount at maturity of the 6.50% Senior Notes due 2016; (viii) $140 million in aggregate principal amount at maturity of the 5.75% Senior Notes due 2017; (ix) $350 million in aggregate principal amount at maturity of the 10.75%/11.5% Senior Toggle Notes due 2018; (x) $732 million in aggregate principal amount at maturity of the 10.75% Senior Notes due 2016. In addition, Harrah’s Operating issued an aggregate of $12 million principal amount of 2015 Second Lien Notes to the dealer managers and to its financial advisor as compensation for their services in connection with the Private Exchange Offers.

The 2015 Second Lien Notes and 2018 Second Lien Notes are guaranteed by Harrah’s Entertainment and are secured on a second-priority basis by substantially all of the assets of Harrah’s Operating and the assets of its subsidiary pledgors that have pledged their assets to secure Harrah’s Operating’s obligations under the senior secured credit facilities. The purpose of the Private Exchange Offers was to reduce the outstanding principal amount of indebtedness of Harrah’s Operating and to extend the weighted average maturity of Harrah’s Operating’s outstanding indebtedness. The indenture governing the 2015 Second Lien Notes and 2018 Second Lien Notes limits Harrah’s Operating’s (and most of its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares, (ii) pay dividends or make distributions in respect of our capital stock or make other restricted payments; (iii) make certain investments, (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (viii) enter into certain transactions with its affiliates; and (ix) designate its subsidiaries as unrestricted subsidiaries. Subject to certain exceptions, the indenture governing the 2015 Second Lien Notes and 2018 Second Lien Notes will permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

Derivative Instruments

We account for derivative instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and all amendments thereto. SFAS No. 133 requires that all derivative instruments be recognized in the financial statements at fair value. Any changes in fair value are recorded in the income statement or in other comprehensive income, depending on whether the derivative is designated and qualifies for hedge accounting, the type of hedge transaction and the effectiveness of the hedge. The estimated fair values of our derivative instruments are based on market prices obtained from dealer quotes. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts.

Our derivative instruments contain a credit risk that the counterparties may be unable to meet the terms of the agreements. We minimize that risk by evaluating the creditworthiness of our counterparties, which are limited to major banks and financial institutions, and we do not anticipate nonperformance by the counterparties.

We use interest rate swaps to manage the mix of our debt between fixed and variable rate instruments. As of September 30, 2008, we had ten interest rate swap agreements for notional amounts totaling $6.5 billion. The difference to be paid or received under the terms of the interest rate swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense for the related debt. Changes in the variable interest rates to be paid or received pursuant to the terms of the interest rate swap agreement will have a corresponding effect on future cash flows. The major terms of the interest rate swaps are as follows:

Effective Date	Notional Amount	Fixed Rate Paid	Variable Rate Received as of September 30, 2008	Next Reset Date	Maturity Date
	(in millions)
April 25, 2007	$200	4.898%	2.800%	January 27, 2009	April 25, 2011
April 25, 2007	200	4.896%	2.800%	January 27, 2009	April 25, 2011
April 25, 2007	200	4.925%	2.800%	January 27, 2009	April 25, 2011
April 25, 2007	200	4.917%	2.800%	January 27, 2009	April 25, 2011
April 25, 2007	200	4.907%	2.800%	January 27, 2009	April 25, 2011
September 26, 2007	250	4.809%	2.800%	January 27, 2009	April 25, 2011
September 26, 2007	250	4.775%	2.800%	January 27, 2009	April 25, 2011
April 25, 2008	1,000	4.172%	2.800%	January 27, 2009	April 25, 2013
April 25, 2008	2,000	4.276%	2.800%	January 27, 2009	April 25, 2013
April 25, 2008	2,000	4.263%	2.800%	January 27, 2009	April 25, 2013

Until February 15, 2008, none of our interest rate swap agreements were designated as hedging instruments; therefore, gains or losses resulting from changes in the fair value of the swaps are recognized in earnings in the period of the change. On February 15, 2008, eight of our interest rate swap agreements for notional amounts totaling $3.5 billion were designated as hedging instruments, and on April 1, 2008, the remaining swap agreements were designated as hedging instruments. Upon designation as hedging instruments, only any measured ineffectiveness is recognized in earnings in the period of change. In the nine months ended September 30, 2008, a net charge of $54.6 million, respectively, representing the changes in the fair values of our swap agreements is included in interest expense in our consolidated condensed statement of operations compared with $10.8 million for the nine months ended September 30, 2007.

Additionally, on January 28, 2008, we entered into an interest rate cap agreement to partially hedge the risk of future increases in the variable rate of the CMBS debt. The interest rate cap agreement, which was effective January 28, 2008, and terminates February 13, 2013, is for a notional amount of $6.5 billion at a LIBOR cap rate of 4.5%. The interest rate cap was designated as a hedging instrument on May 1, 2008. In the nine months ended September 30, 2008, a net charge of $12.2 million is included in interest expense in our consolidated condensed statement of operations for the nine months ended September 30, 2008.

Guarantees of Third-Party Debt and Other Obligations and Commitments

The following tables summarize our contractual obligations and other commitments as of September 30, 2008.

	Payments Due by Period
Contractual Obligations(a) (in millions)	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Debt (including capitalized lease obligations)	$25,361.4	$90.1	$1,680.3	$6,649.1	$16,941.9
Estimated interest payments(b)	12,201.2	1,881.8	3,803.3	3,345.4	3,170.7
Operating lease obligations	1,957.8	24.0	144.2	119.4	1,670.2
Purchase orders obligations	56.6	56.6	—	—	—
Guaranteed payments to State of Louisiana	149.9	15.1	120.0	14.8	—
Community reinvestment	124.9	1.0	12.5	12.2	99.2
Construction commitments	832.6	832.6	—	—	—
Entertainment obligations	150.7	20.4	88.5	38.9	2.9
Other contractual obligations	300.8	32.6	33.1	24.1	211.0

	$41,135.9	$2,954.2	$5,881.9	$10,203.9	$22,095.9

(a)	In addition to the contractual obligations disclosed in this table, we have unrecognized tax benefits that, based on uncertainties associated with the items, we are unable to make reasonably reliable estimates of the period of potential cash settlements, if any, with taxing authorities.
(b)	Estimated interest for variable rate debt is based on rates in effect at September 30, 2008.

	Amount of Commitment Expiration Per Period
Other Commitments (in millions)	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Guarantees of loans	$—	$—	$—	$—	$—
Letters of credit	196.2	56.1	140.1	—	—
Minimum payments to tribes	45.0	3.5	27.0	13.4	1.1

The agreements pursuant to which we manage casinos on Indian lands contain provisions required by law that provide that a minimum monthly payment be made to the tribe. That obligation has priority over scheduled repayments of borrowings for development costs and over the management fee earned and paid to the manager. In the event that insufficient cash flow is generated by the operations to fund this payment, we must pay the shortfall to the tribe. Subject to certain limitations as to time, such advances, if any, would be repaid to us in future periods in which operations generate cash flow in excess of the required minimum payment. These commitments will terminate upon the occurrence of certain defined events, including termination of the management contract. Our aggregate monthly commitment for the minimum guaranteed payments, pursuant to the contracts for the three managed Indian-owned facilities now open, which extend for periods of up to 62 months from September 30, 2008, is $1.2 million. Each of these casinos currently generates sufficient cash flows to cover all of its obligations, including its debt service.

Significant Accounting Policies and Estimates

We prepare our Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States. Certain of our accounting policies, including the estimated lives assigned to our assets, the determination of bad debt, asset impairment, fair value of self-insurance reserves and the calculation of our income tax liabilities, require that we apply significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. Our judgments are based on our historical experience, terms of existing contracts, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. There can be no assurance that actual results will not differ from our estimates. The policies and estimates discussed below are considered by management to be those in which our policies, estimates and judgments have a significant impact on issues that are inherently uncertain.

Property and Equipment. We have significant capital invested in our property and equipment, which represents approximately 49% of our total assets at September 30, 2008. Judgments are made in determining the estimated useful lives of assets, salvage values to be assigned to assets and if or when an asset has been impaired. The accuracy of these estimates affects the amount of depreciation expense recognized in our financial results and whether we have a gain or loss on the disposal of the asset. We assign lives to our assets based on our standard policy, which is established by management as representative of the useful life of each category of asset. We review the carrying value of our property and equipment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition and other economic factors. In estimating expected future cash flows for determining whether an asset is impaired, assets are grouped at the operating unit level, which for most of our assets is the individual casino.

Goodwill and Other Intangible Assets. We have approximately $15.6 billion in goodwill and other intangible assets in our Consolidated Condensed Balance Sheet at September 30, 2008 resulting from the Acquisition. The purchase price of an acquisition is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determine the estimated fair values based on independent appraisals, discounted cash flows, quoted market prices and estimates made by management. To the extent that the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired, such excess is allocated to goodwill.

An accounting standard adopted in 2002 requires a review at least annually of goodwill and other nonamortizing intangible assets for impairment. We complete our annual assessment for impairment in fourth quarter each year. Based on the projected performance of Horseshoe Southern Indiana (formerly Caesars Indiana), which we acquired in June 2005, and London Clubs, which we acquired in late 2006, our 2007 analysis indicated that intangible assets of those reporting units had been impaired. A charge of $169.6 million was recorded to our Consolidated Statement of Income in fourth quarter 2007.

Based on the historical performance and projected performance of Harrah’s Louisiana Downs, a thoroughbred racetrack that was expanded to include slot machines in 2003, our 2006 analysis indicated that intangible assets of that property had been impaired. A charge of $20.7 million was recorded in fourth quarter 2006.

With our 2005 annual assessment, we determined that certain goodwill had been impaired, and we recorded impairment charges of $106.0 million in fourth quarter 2005. These charges related to goodwill acquired in our 2000 acquisition of a property in Lake Charles, Louisiana, and in our 2002 acquisition of Louisiana Downs. Since our acquisition of the Lake Charles property, competition had intensified in the market and the operating performance was declining. As a result of the operating trends, compounded by the impact of hurricane damage in September 2005, calculations indicated that the entire $56.1 million of goodwill was impaired. Based on the historical performance and projected performance of Louisiana Downs, our analysis indicated that the entire $49.9 million of goodwill associated with this property was impaired. Due to hurricane damage to our businesses in Biloxi and Gulfport, Mississippi, in the fourth quarter of 2005, we also wrote off $181.9 million, before taxes, of goodwill and intangible assets that were assigned to those properties in our preliminary purchase price allocation of the Caesars acquisition. Since Grand Casino Gulfport and Harrah’s Lake Charles were reported in our Discontinued operations, the write-off of goodwill and intangible assets for those properties of $115.5 million, after taxes, was included in Discontinued operations.

The annual evaluation of goodwill and other nonamortizing intangible assets requires the use of estimates about future operating results of each reporting unit to determine their estimated fair value. Changes in forecasted operations can materially affect these estimates. Once an impairment of goodwill or other intangible assets has been recorded, it cannot be reversed.

Total Rewards Point Liability Program. Our customer loyalty program, Total Rewards, offers incentives to customers who gamble at certain of our casinos throughout the United States. Under the program, customers are able to accumulate, or bank, Reward Credits over time that they may redeem at their discretion under the terms of the program. The Reward Credit balance will be forfeited if the customer does not earn a Reward Credit over the prior six-month period. As a result of the ability of the customer to bank the Reward Credits, we accrue the expense of Reward Credits, after consideration of estimated breakage, as they are earned. The value of the cost to provide Reward Credits is expensed as the Reward Credits are earned and is included in Casino expense on our Consolidated Statements of Income. To arrive at the estimated cost associated with Reward Credits, estimates and assumptions are made regarding incremental marginal costs of the benefits, breakage rates and the mix of goods and services for which Reward Credits will be redeemed. We use historical data to assist in the determination of estimated accruals. At September 30, 2008, and December 31, 2007, $71.0 million and $72.8 million, respectively, was accrued for the cost of anticipated Total Rewards credit redemptions.

In addition to Reward Credits, customers at certain of our properties can earn points based on play that are redeemable in cash (“cash-back points”). In 2007, certain of our properties introduced a modification to the cash-back program whereby points are redeemable in playable credits at slot machines where, after one play-through, the credits can be cashed out. We accrue the cost of cash-back points and the modified program, after consideration of estimated breakage, as they are earned. The cost is recorded as contra-revenue and included in Casino promotional allowances on our Consolidated Statements of Income. At September 30, 2008, and December 31, 2007, the liability related to outstanding cash-back points, which is based on historical redemption activity, was $13.1 million and $16.9 million, respectively.

Bad Debt Reserves. We reserve an estimated amount for receivables that may not be collected. Methodologies for estimating bad debt reserves range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves. At September 30, 2008, and December 31, 2007, we had $172.8 million and $126.2 million, respectively, in our bad debt reserve. As with many estimates, management must make judgments about potential actions by third parties in establishing and evaluating our reserves for bad debts.

Self-Insurance Accruals. We are self-insured up to certain limits for costs associated with general liability, workers’ compensation and employee health coverage. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of actuarial estimates of incurred but not reported claims. At September 30, 2008, and December 31, 2007, we had total self-insurance accruals reflected in our Consolidated Balance Sheets of $219.1 million and $210.5 million, respectively. In estimating these costs, we consider historical loss experience and make judgments about the expected levels of costs per claim. We also rely on consultants to assist in the determination of estimated accruals. These claims are accounted for based on actuarial estimates of the undiscounted claims, including those claims incurred but not reported. We believe the use of actuarial methods to account for these liabilities provides a consistent and effective way to measure these highly judgmental accruals; however, changes in health care costs, accident frequency and severity and other factors can materially affect the estimate for these liabilities. We continually monitor the potential for changes in estimates, evaluate our insurance accruals and adjust our recorded provisions.

Income Taxes. We are subject to income taxes in the United States as well as various states and foreign jurisdictions in which we operate. We account for income taxes under SFAS No. 109, “Accounting for Income Taxes,” whereby deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on differences between financial statement carrying amounts of existing assets and their respective tax bases using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on the income tax provision and deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As indicated in Note 11, we have provided a valuation allowance on foreign tax credits, certain foreign and state net operating losses (“NOLs”), and other deferred foreign and state tax assets. U.S. tax rules require us to allocate a portion of our total interest expense to our foreign operations for purposes of determining allowable foreign tax credits. Consequently, this decrease to taxable income from foreign operations results in a diminution of the foreign taxes available as a tax credit. Although we consistently generate taxable income on a consolidated basis, certain foreign and state NOLs and other deferred foreign and state tax assets were not deemed realizable because they are attributable to subsidiaries that are not expected to produce future earnings. Other than these exceptions, we are unaware of any circumstances that would cause the remaining deferred tax assets to not be realizable.

We adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), on January 1, 2007. As a result of the implementation of FIN 48, we recognized approximately a $12 million reduction to the January 1, 2007, balance of retained earnings.

We file income tax returns, including returns for our subsidiaries, with federal, state, and foreign jurisdictions. As a large taxpayer, we are under continual audit by the Internal Revenue Service (“IRS”) on open tax positions, and it is possible that the amount of the liability for unrecognized tax benefits could change during the next twelve months. We are participating in the IRS’s Compliance Assurance Program for the 2007 tax year. This program accelerates the examination of key transactions with the goal of resolving any issues before the tax return is filed. Our 2004, 2005, and 2006 federal income tax returns are currently being examined by the IRS in a traditional audit process.

We also are subject to examination by various state and foreign tax authorities, although tax years prior to 2004 are generally closed as the statutes of limitations have lapsed. However, various subsidiaries are still being examined by the New Jersey Division of Taxation for tax years as far back as 1999.

We classify reserves for tax uncertainties within Accrued expenses and Deferred credits and other in our Consolidated Balance Sheets, separate from any related income tax payable or deferred income taxes. In accordance with FIN 48, reserve amounts relate to any uncertain tax position, as well as potential interest or penalties associated with those items.

Recently Issued and Proposed Accounting Standards

The following are accounting standards adopted or issued in 2007 and the second quarter of 2008 that could have an impact to our Company.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements,” which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, but it does not require any new fair value measurements. The provisions of SFAS No. 157 were to be effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued Staff Position (“FSP”) No. 157-2, “Effective Date of FASB Statement No. 157.” FSP No. 157-2 defers the effective date of Statement No. 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in an entity’s financial statements on a recurring basis (at least annually). Also in February 2008, the FASB issued FSP No. 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting

Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement Under Statement 13.” FSP No. 157-1 excludes FASB Statement No. 13, “Accounting for Leases,” and other accounting pronouncements that address fair value measurements for purposes of lease classification or measurement under Statement 13. We adopted the required provisions of SFAS 157 on January 1, 2008. The required provisions did not have a material impact on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of SFAS No. 115,” which permits an entity to measure certain financial assets and financial liabilities at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. SFAS No. 159 was effective as of January 1, 2008. At this time, we do not expect to adopt the fair value option for assets and liabilities; however, future events and circumstances may impact that decision.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations.” SFAS No. 141(R) will significantly change the accounting for business combinations. Under SFAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141(R) will change the accounting treatment for certain specific items, including:

•	Acquisition costs will be generally expensed as incurred;

•	Assets that an acquirer does not intend to use will be recorded at fair value reflecting the assets’ highest and best use;

•	Noncontrolling interests (formerly known as “minority interests” —see Statement 160 discussion below) will be valued at fair value at the acquisition date;

•

Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

•	Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and

•	Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

SFAS No. 141(R) also includes a substantial number of new disclosure requirements. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. We are currently evaluating the impact of this statement on our financial statements.

In December 2007, the FASB also issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—An Amendment of Accounting Research Bulletin No. 51,” the provisions of which are effective for periods beginning after December 15, 2008. This statement requires an entity to classify noncontrolling interests in subsidiaries as a separate component of equity. Additionally, transactions between an entity and noncontrolling interests are required to be treated as equity transactions. We are currently evaluating the impact of this statement on our financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.” SFAS No. 161 requires enhanced disclosures about an entity’s derivative and hedging activities. It requires disclosures that allow financial statement users to understand (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Because SFAS No. 161 applies only to financial statement disclosures, it will not have a material impact on our consolidated financial position, results of operations and cash flows.

On April 25, 2008, the FASB issued FSP No. 142-3, “Determination of the Useful Life of Intangible Assets.” This Staff Position amends the list of factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under Statement 142. The FSP requires entities to disclose information for recognized intangible assets that enables financial statement users to understand the extent to which expected future cash flows associated with intangible assets are affected by the entity’s intent or ability to renew or extend the arrangement associated with the intangible asset. The FSP also requires the following disclosures in addition to those required by Statement 142:

•	The entity’s accounting policy on the treatment of costs incurred to renew or extend the term of a recognized intangible asset

•	In the period of acquisition or renewal, the weighted-average period prior to the next renewal or extension (both explicit and implicit), by major intangible asset class

•

For an entity that capitalizes renewal or extension costs, the total amount of costs incurred in the period to renew or extend the term of a recognized intangible asset for each period for which a statement of financial position is presented by major intangible asset class

This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods with in those fiscal years. While the guidance on determining the useful life of a recognized intangible asset must be applied prospectively only to intangible assets acquired after the FSP’s effective date, the disclosure requirements of the FSP must be applied prospectively to all intangible assets recognized as of, and after, the FSP’s effective date. Early adoption is prohibited. This FSP will affect intangible assets acquired by Harrah’s after the effective date as well as require additional disclosures for existing intangible assets.

Supplemental Discussion of Pro Forma Harrah’s Operating Company Results

On January 28, 2008, Harrah’s Entertainment was acquired by affiliates of Apollo and TPG in the Acquisition, an all cash transaction. A substantial portion of the financing of the Acquisition is comprised of bank and bond financing obtained by HOC, a wholly-owned subsidiary of Harrah’s Entertainment. This financing is neither secured nor guaranteed by Harrah’s Entertainment’s other wholly-owned subsidiaries, including the CMBS Borrowers, which own the CMBS Assets, properties that secure the $6.5 billion of CMBS financing. Therefore, we believe it is meaningful to provide pro forma information pertaining solely to the consolidated financial position and results of operations of HOC and its subsidiaries.

Operating Results and Development Plans for HOC

The results of operations and other financial information included in this section are adjusted to reflect the pro forma effect of the CMBS Transactions as if they had occurred on January 1, 2007. Pro forma adjustments relate primarily to the removal of the historical results of the CMBS properties after giving effect to the Post-Closing CMBS Transaction and other direct subsidiaries of Harrah’s Entertainment and do not include acquisition and financing adjustments and allocations of certain unallocated corporate costs that are being allocated to each group subsequent to the Acquisition. We believe that this is the most meaningful way to comment on HOC’s results of operations.

In accordance with Generally Accepted Accounting Principles, we have separated historical financial results for the HOC’s Successor period and the Predecessor period; however, we have also combined the Successor and Predecessor periods results for the nine months ended September 30, 2008, in the presentations below because we believe that it enables a meaningful presentation and comparison of results.

Overall Summary Statement of Operations Information for HOC

	Pro Forma
	Successor	Predecessor
	Period Jan. 28, 2008 through Sept. 30, 2008	Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$4,501.1	$498.2	$4,999.3	$5,370.9	(6.9)%
Net revenues	5,364.9	577.5	5,942.4	6,164.3	(3.6)%
Income/(loss) from operations	795.6	(43.2)	752.4	1,088.1	(30.9)%
(Loss)/income from continuing operations	(415.9)	(107.6)	(523.5)	330.6	N/M
Operating margin	14.8%	(7.5)%	12.7%	17.7%	(5.0	)pts

	Pro Forma Predecessor
	December 31,			Percentage Increase/(Decrease)
	2007	2006	2005	07 vs. 06	06 vs. 05
	(dollars in millions)
Casino revenues	$7,082.8	$6,194.7	$4,586.6	14.3%	35.1%
Net revenues	8,143.8	7,137.9	5,018.5	14.1%	42.2%
Income from operations	1,084.2	998.6	593.7	8.6%	68.2%

For the nine months ended September 30, 2008, revenues were 3.6% lower than in the same period last year, driven by declines in the Las Vegas market due to lower customer spend per trip and fewer hotel rooms available at Caesars Palace, the impact of a smoking ban in Illinois, heavy rains and flooding affecting visitor volumes at our properties in the Midwest and, the closures of our Gulf Coast casinos in advance of a hurricane. Income from continuing operations was also impacted by expense incurred in connection with the Acquisition, primarily related to the accelerated vesting of employee stock options, stock appreciation rights (“SARs”), and restricted stock, higher interest expense and losses on the early extinguishments of debt, partially offset by proceeds from the settlement of insurance claims related to hurricane damage in 2005.

The increase in 2007 revenues was driven by strong results from our properties in Las Vegas, the opening of slot play at Harrah’s Chester in January 2007, contributions from properties included in our acquisition of London Clubs International Limited in late 2006 and a full year’s results from Harrah’s New Orleans and Grand Casino Biloxi, which were closed for a portion of 2006 due to hurricane damage in 2005. Income from operations was impacted by insurance proceeds, impairment charges related to certain intangible assets and the effect on the Atlantic City market of slot operations at facilities in Pennsylvania and New York and the implementation of new smoking regulations in New Jersey, all of which are discussed in the following regional discussions.

Increases in 2006 were the result of a full year’s results from properties acquired in the Caesars acquisition compared to six and a half months in 2005 and from results from Imperial Palace, which was acquired in December 2005. 2006 results were also impacted by higher development costs, expensing of stock—based compensation in compliance with SFAS No. 123(R), “Share—Based Payment,” and charges for impairment of certain assets.

2005 included results from properties acquired in the Caesars acquisition subsequent to June 13, 2005. Caesars properties contributed $2.1 billion in revenues and $321 million in income from operations in the approximate six months that we owned them in 2005.

Regional Results and Development Plans of HOC

The executive officers of HOC review operating results, assess performance and make decisions related to the allocation of resources on a property-by-property basis. We, therefore, believe that each property is an operating segment and that it is appropriate to aggregate and present our operations as one reportable segment. In order to provide more detail than would be possible on a consolidated basis, our properties have been grouped as follows to facilitate discussion of our operating results:

Las Vegas	Atlantic City	Louisiana/Mississippi	Iowa/Missouri
Caesars Palace	Bally’s Atlantic City	Harrah’s New Orleans	Harrah’s St. Louis
Bally’s Las Vegas	Caesars Atlantic City	Harrah’s Louisiana Downs	Harrah’s North Kansas City
Imperial Palace	Showboat Atlantic City	Horseshoe Bossier City	Harrah’s Council Bluffs
Bill’s Gamblin’ Hall	Harrah’s Chester(1)	Grand Biloxi	Horseshoe Council Bluffs /
		Harrah’s Tunica(2)	Bluffs Run
Horseshoe Tunica
Sheraton Tunica

Illinois/Indiana	Other Nevada	Managed/International/Other
Horseshoe Southern Indiana(3)	Harrah’s Reno	Harrah’s Ak-Chin(4)
	Harrah’s Lake Tahoe	Harrah’s Cherokee(4)
Harrah’s Joliet(1)	Harveys Lake Tahoe	Harrah’s Prairie Band (through 6/30/07)(4)
Harrah’s Metropolis	Bill’s Lake Tahoe	Harrah’s Rincon(4)
Horseshoe Hammond		Conrad Punta del Este(1)
Caesars Windsor(5)
London Clubs International(6)

(1)	Not wholly owned by Harrah’s Operating.
(2)	Re-branded from Grand Casino Tunica in May 2008.
(3)	Re-branded from Caesars Indiana in July 2008.
(4)	Managed, not owned.
(5)	Harrah’s Operating has a 50 percent interest in Windsor Casino Limited, which manages this property. The province of Ontario owns the complex. The property was re-branded from Casino Windsor in June 2008.
(6)	Operates 11 casino clubs in the United Kingdom, 2 in Egypt and 1 in South Africa.

Included in income from operations for each grouping are project opening costs and write-downs, reserves and recoveries. Project opening costs include costs incurred in connection with the integration of acquired properties into Harrah’s Entertainment’s systems and technology and costs incurred in connection with expansion and renovation projects at various properties. Write-downs, reserves and recoveries include various pretax charges to record asset impairments, contingent liability reserves, project write-offs, demolition costs, recoveries of previously recorded charges and other non-routine transactions.

	Successor		Predecessor		Pro Forma December 31,
	Jan. 28, 2008 through Sept. 30, 2008		Jan. 1, 2008, through Jan. 27, 2008	Nine months Ended Sept. 30, 2007	2007	2006	2005
					(in millions)
Impairment of goodwill and other intangible assets	$—		$—	$—	$169.6	$20.7	$138.6
Corporate efficiencies project	5.6		—	19.1	21.5	5.2	—
Write-off of abandoned assets	45.6		0.6	0.9	10.2	—	—
Litigation awards and settlements	0.4		—	5.2	8.5	32.1	2.6
Demolition costs	7.9		0.1	4.4	5.7	7.2	3.4
Other	17.0		(0.5)	(0.2)	2.0	2.3	7.2
Insurance proceeds in excess of deferred costs	(185.4)		—	(116.9)	(130.3)	(10.2)	—
Impairment of investment securities	—		—	—	—	20.0	—
Hurricane expense	—		—	—	—	—	24.5
Contribution to the Harrah’s Foundation	—		—	—	—	—	10.0

		$(108.9)	$0.2	$(87.5)	$87.2	$77.3	$186.3

A discussion of the charges for impairment of goodwill and other intangible assets is included in the discussion of our “—Significant Accounting Policies and Estimates—Goodwill and Other Intangible Assets” found below.

Litigation awards and settlements for 2006 represents an accrual for damages awarded.

Impairment to investment securities resulted from an assessment of certain bonds classified as held-to-maturity and the determination that they were highly uncollectible.

Las Vegas Results of HOC

	Pro Forma
	Successor	Predecessor
	Period Jan. 28, 2008 through Sept. 30, 2008	Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$504.0	$67.7	$571.7	$657.5	(13.0)%
Net revenues	996.5	118.5	1,115.0	1,207.9	(7.7)%
Income from operations	207.1	29.7	236.8	306.8	(22.8)%
Operating margin	20.8%	25.1%	21.2%	25.4%	(4.2	)pts

	Pro Forma Predecessor
	December 31,			Percentage Increase/(Decrease)
	2007	2006	2005	07 vs. 06	06 vs. 05
	(dollars in millions)
Casino revenues	$903.6	$700.0	$275.6	29.1%	N/M
Net revenues	1,626.7	1,381.1	560.5	17.8%	N/M
Income from operations	414.5	341.9	96.3	21.2%	N/M

N/M = Not meaningful

The declines in revenues and income from operations in the first nine months of 2008 reflect lower visitation and spend per trip as our customers reacted to high travel costs and other economic concerns and declines in the number of hotel rooms available at Caesars Palace due to re-modeling.

An expansion and renovation of Caesars Palace Las Vegas is underway, which is expected to cost approximately $886 million and will include a 650-room hotel tower, including 75 luxury suites, additional meeting space, a remodeled and expanded pool area and other renovations and improvements. As of September 30, 2008, $239.0 million had been spent on this project. This expansion is scheduled for completion in phases in 2009. In addition, other renovation projects are underway at Caesars Palace that will update and enhance that property.

Increases in revenues and income from operations in 2007 were generated by the increased visitor volume, cross-market play (defined as gaming by customers at Harrah’s Entertainment properties other than their “home” casino) and the acquisition of Bill’s Gamblin’ Hall & Saloon, which contributed $49 million to revenues in 2007.

On February 27, 2007, we exchanged certain real estate that it owned on Las Vegas Boulevard (the “Las Vegas Strip”) for property formerly known as the Barbary Coast, which is located between Bally’s Las Vegas and Flamingo Las Vegas. We began operating the acquired property on March 1, 2007, as Bill’s Gamblin’ Hall & Saloon.

The increases in 2006 revenues and income from operations were partially influenced by including results from the Caesars properties for the full year in 2006 versus approximately six and one half months in 2005 and the results from Imperial Palace, which was acquired in December 2005. Increased visitation and cross-market and cross-property play also contributed to the strong performance. The Caesars properties contributed $1,201 million in revenues and $294 million in income from operations in 2006 versus $544 million in revenues and $98 million in income from operations for the six and one half months of 2005.

Construction was completed in August 2005 on a 949-room, 26-story hotel tower and convention center at Caesars Palace. This project also included a fourth swimming pool, the upgrade and expansion of existing hotel registration areas, a VIP lounge, wedding chapels, new retail space and new dining and restaurant facilities.

On June 13, 2005, we completed our acquisition of Caesars, adding 15 properties to our portfolio. The purchase price allocation process began in June 2005 and was completed within one year of the date of the acquisition. The results of the Caesars properties were included with our operating results from the date of the acquisition.

None of these results include Flamingo Las Vegas, Rio, Paris Las Vegas, Harrah’s Las Vegas, each of which is a CMBS Asset and was owned by Harrah’s Entertainment for the periods discussed above.

Atlantic City Results of HOC

	Pro Forma
	Successor	Predecessor
	Period Jan. 28, 2008 through Sept. 30, 2008	Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$1,262.7	$128.7	$1,391.4	$1,472.6	(5.5)%
Net revenues	1,276.0	125.8	1,401.8	1,430.0	(2.0)%
Income from operations	184.5	8.0	192.5	222.1	(13.3)%
Operating margin	14.5%	6.4%	13.7%	15.5%	(1.8	)pts

	Pro Forma Predecessor
	December 31,			Percentage Increase/(Decrease)
	2007	2006	2005	07 vs. 06	06 vs. 05
	(dollars in millions)
Casino revenues	$1,916.7	$1,643.8	$1,069.3	16.6%	53.7%
Net revenues	1,872.6	1,596.6	1,035.9	17.3%	54.1%
Income from operations	263.1	308.0	232.2	(14.6)%	32.6%

N/M = Not meaningful

For the nine months ended September 30, 2008, Atlantic City regional revenues were partially offset by the inclusion of Harrah’s Chester results, which opened for simulcasting and live harness racing on September 10, 2006 and for slots play on January 22, 2007. Income from operations was 13.3% lower than in the prior year nine-month period due to higher operating costs, including utilities and employee benefits. The Atlantic City market continues to be affected by the opening of three competitor slot parlors in eastern Pennsylvania and one in Yonkers, New York, and smoking restrictions in Atlantic City.

Atlantic City regional revenues were higher in 2007, due to the inclusion of Harrah’s Chester, a 5/8-mile harness racetrack and slots facility located approximately six miles south of Philadelphia International Airport. We own a 50 percent interest in Chester Downs & Marina, LLC (“CD&M”), an entity that owns Harrah’s Chester. Harrah’s Chester was developed for $429 million and commenced casino operations on January 22, 2007. We provided financing for the project and manage the property’s operations. We consolidate the results of CD&M in our financial statements.

In 2007, the Atlantic City market was adversely affected by new local competition, including the opening of slot operations at two racing facilities in eastern Pennsylvania and one in Yonkers, New York, as well as the implementation of new smoking regulations in New Jersey. Additionally, promotional and marketing costs aimed at attracting and retaining customers and a shift of revenues from Atlantic City to Pennsylvania, where taxes are higher, resulted in higher operating expenses as compared to 2006.

Our results in 2006 were positively impacted by the full-year inclusion of results from our Bally’s Atlantic City and Caesars Atlantic City properties, both of which were acquired in the Caesars acquisition. Offsetting this positive impact, 2006 revenues and income from operations were negatively impacted by a three-day government-imposed casino shutdown during the year, as well as increased competitive activity. During this government-imposed casino shutdown, casinos in Atlantic City were closed from July 5 until July 8, 2006, as certain nonessential state agencies, including the New Jersey Casino Control Commission, were shut down by the state in the absence of an agreed upon state budget. In New Jersey, Casino Control Commission Inspectors must be on site in order for casinos to operate.

None of these results include Harrah’s Atlantic City, which is a CMBS Asset and was owned by Harrah’s Entertainment for the periods discussed herein.

Louisiana/Mississippi Results of HOC

	Pro Forma
	Successor	Predecessor
	Period Jan. 28, 2008 through Sept. 30, 2008	Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$946.3	$99.0	$1,045.3	$1,115.4	(6.3)%
Net revenues	1,010.8	106.1	1,116.9	1,171.1	(4.6)%
Income from operations	327.9	10.1	338.0	292.9	15.4%
Operating margin	32.4%	9.5%	30.3%	25.0%	5.3	pts

	Pro Forma Predecessor
	December 31,			Percentage Increase/(Decrease)
	2007	2006	2005	07 vs. 06	06 vs. 05
	(dollars in millions)
Casino revenues	$1,462.5	$1,351.4	$1,069.1	8.2%	26.4%
Net revenues	1,538.7	1,384.3	1,067.3	11.2%	29.7%
Income from operations	352.1	233.4	21.1	50.9%	N/M

N/M = Not meaningful

Grand Casino Gulfport was sold in March 2006, and Harrah’s Lake Charles was sold in November 2006. Both properties ceased operations in the third quarter of 2005 due to hurricane damage. Results of Grand Casino Gulfport and Harrah’s Lake Charles, through their sales dates, are classified as discontinued operations and are, therefore, not included in our Louisiana/Mississippi results.

Combined revenues for the nine months ended September 30, 2008, were 4.6% lower than in the nine month period last year due to declines in visitation to the Tunica market and disruptions during the renovation at the former Grand Casino Tunica. For the nine months ended September 30, 2008 and 2007, income from operations includes insurance proceeds of $185.4 million and $116.9 million, respectively, that are in excess of the net book value of the impacted assets and costs and expenses that were reimbursed under our business interruption claims. All proceeds from claims related to the 2005 hurricanes have now been received. Insurance proceeds are included in Write-downs, reserves and recoveries in our Consolidated Condensed Statements of Operations.

In May 2008, Grand Casino Resort in Tunica, Mississippi, was re-branded to Harrah’s Tunica. In connection with the re-branding, renovations to the property costing approximately $45 million were completed. In conjunction with the renovation and re-branding project, a strategic alliance with Food Network star, Paula Deen, was formed, and a new Paula Deen Buffet also opened in May 2008.

We have decided to slow down construction of Margaritaville Casino & Resort in Biloxi, Mississippi, as we refine the design of that project and explore all of our alternatives related to the project and its financing. We are adjusting our plan for development to better align with the economic environment, market conditions on the Gulf Coast and the current financing environment. We license the Margaritaville name from an entity affiliated with the singer/songwriter Jimmy Buffett. As of September 30, 2008, $159.8 million had been spent on this project.

Combined 2007 revenues from our operations in Louisiana and Mississippi were higher than in 2006 due to contributions from Harrah’s New Orleans and Grand Casino Biloxi, which were closed for a portion of 2006 due to damage caused by Hurricane Katrina. Income from operations for the years ended December 31, 2007 and 2006, includes insurance proceeds of $130.3 million and $10.2 million, respectively, that are in excess of the net book value of the impacted assets and costs and expenses that are expected to be reimbursed under our business interruption claims. Income from operations was negatively impacted by increased promotional spending in the Tunica market and higher depreciation expense related to the 26-story, 450-room hotel at Harrah’s New Orleans that opened in September 2006.

For 2006, combined revenues and income from operations from our properties in Louisiana and Mississippi were higher than in 2005 due to contributions of the Caesars properties that were acquired in June 2005 and strong performances by other properties in the grouping. Harrah’s New Orleans re-opened February 17, 2006, after being closed for almost six months as a result of Hurricane Katrina. The Caesars properties contributed $399.6 million in total revenues and $68.1 million in income from operations in 2006.

After being closed for a year due to Hurricane Katrina, Grand Casino Biloxi opened in August 2006 with approximately 650 slot machines and 20 table games, a 500-room hotel, restaurants and other amenities. In November 2006, we acquired the remaining assets of Casino Magic Biloxi, which is adjacent to the site of Grand Casino Biloxi.

In 2005, Caesars properties in this region, Harrah’s Grand Biloxi and Sheraton Tunica contributed $222 million in revenues and losses from operations of $48 million. A charge of $89 million was recorded in fourth quarter 2005 as a result of impairment of intangible assets at Grand Casino Biloxi, which was damaged by Hurricane Katrina.

We perform annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization as of September 30 each year. Based on the historical performance and projected performance of Harrah’s Louisiana Downs, a thoroughbred racetrack that was expanded to include slot machines in 2003, our 2006 analysis indicated that intangible assets of that property had been impaired. A charge of $21 million was recorded in fourth quarter 2006. In 2005, the entire $50 million of goodwill associated with this property was impaired, and a charge was recorded in fourth quarter 2005. Harrah’s Louisiana Downs’ tangible assets were assessed for impairment applying the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” and our analysis indicated that the carrying value of the tangible assets was not impaired.

Iowa/Missouri Results of HOC

	Pro Forma
	Successor	Predecessor
	Period Jan. 28, 2008 through Sept. 30, 2008	Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$503.9	$52.5	$556.4	$578.1	(3.8)%
Net revenues	537.3	55.8	593.1	613.8	(3.4)%
Income from operations	112.8	7.7	120.5	110.0	9.5%
Operating margin	21.0%	13.8%	20.3%	17.9%	2.4	pts

	Pro Forma Predecessor
	December 31,			Percentage Increase/(Decrease)
	2007	2006	2005	07 vs. 06	06 vs. 05
	(dollars in millions)
Casino revenues	$764.1	$770.6	$729.3	(0.8)%	5.7%
Net revenues	811.4	809.7	734.9	0.2%	10.2%
Income from operations	143.6	132.2	119.1	8.6%	11.0%

For the nine months ended September 30, 2008, combined revenues at our Iowa and Missouri properties were 3.4% lower than in the same period last year. Strong results in Iowa and North Kansas City helped offset the impact of the revenue decline in St. Louis due to increased competition.

The increases in combined pro forma revenues and income from operations for the year ended December 31, 2007, were influenced by the capital improvements completed in March 2006 at Horseshoe Council Bluffs and higher operating margins at most properties in the group, driven by efficiencies and cost-savings.

Combined 2006 revenues and income from operations at our Iowa and Missouri properties increased over 2005, due to increased visitation and capital investments in those markets, including improved performance at our re-branded Horseshoe Council Bluffs. In March 2006, following an $87 million renovation and expansion, the former Bluffs Run Casino became Horseshoe Council Bluffs. The Bluffs Run Greyhound Racetrack remains in operation at the property.

Illinois/Indiana Results of HOC

	Pro Forma
	Successor	Predecessor
	Period Jan. 28, 2008 through Sept. 30, 2008	Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$810.1	$86.9	$897.0	$1,012.6	(11.4)%
Net revenues	804.5	85.5	890.0	974.7	(8.7)%
Income from operations	91.3	8.7	100.0	158.9	(37.1)%
Operating margin	11.3%	10.2%	11.2%	16.3%	(5.1	)pts

	Pro Forma Predecessor
	December 31,			Percentage Increase/(Decrease)
	2007	2006	2005	07 vs. 06	06 vs. 05
	(dollars in millions)
Casino revenues	$1,330.8	$1,277.3	$1,045.4	4.2%	22.2%
Net revenues	1,285.8	1,239.5	999.5	3.7%	24.0%
Income from operations	135.3	225.2	177.1	(39.9)%	27.2%

Combined revenues and income from operations for the nine months ended September 30, 2008, were lower than in the same period last year due to heavy rains and flooding and the smoking ban in Illinois. Horseshoe Southern Indiana, formerly Caesars Indiana, was closed for four days in March 2008 due to flooding in the area.

In June 2008, the Illinois Supreme Court overturned an earlier ruling by a State court that had declared a 3% tax that was assessed on Harrah’s Joliet and three unrelated riverboats unconstitutional. Due to the uncertainty of the situation, we had continued to accrue and pay this tax while the matter was decided in the courts; therefore, this decision had no impact on the results of the operations of Harrah’s Joliet.

In July 2008, Caesars Indiana was re-branded to Horseshoe Southern Indiana. The re-branding and renovation project cost approximately $53.0 million.

In August 2008, construction was completed on the renovation and expansion of Horseshoe Hammond, which will include a two-level entertainment vessel including a 108,000-square-foot casino. The project cost approximately $485 million, $396.5 million of which had been spent as of September 30, 2008.

In 2007, combined revenues increased over 2006, while income from operations was lower than in 2006 due primarily to an impairment charge in 2007 related to certain intangible assets at Horseshoe Southern Indiana (formerly Caesars Indiana). Our 2007 annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization indicated that, based on projected performance of Horseshoe Southern Indiana (formerly Caesars Indiana), its intangible assets were impaired, and a charge of $60 million was taken in fourth quarter 2007. Also contributing to the decline in income from operations are increased real estate taxes in Indiana and a 3% tax assessed by Illinois against certain gaming operations in July 2006. In second quarter 2007, a state court declared that the 3% tax that was assessed on Harrah’s Joliet and three unrelated riverboats was unconstitutional. As of December 31, 2007, Harrah’s Joliet has paid approximately $18 million for this tax since it was first assessed in July 2006. Higher non-operating expenses in 2007 also impacted income from operations.

Combined 2006 revenues and income from operations increased over 2005 revenues and income from operations due to results from Horseshoe Southern Indiana (formerly Caesars Indiana) for the full year versus six and one half months in 2005 and strong performance at Harrah’s Joliet. Horseshoe Southern Indiana (Caesars Indiana) contributed $347 million in total revenues and $58 million in income from operations in 2006. Also contributing to the improved results was the new 258-room hotel and event center at Harrah’s Metropolis that opened in late June of 2006.

Horseshoe Southern Indiana, formerly Caesars Indiana, contributed $174.1 million in revenues and $28.6 million in income from operations to 2005 Illinois/Indiana results.

Other Nevada Results of HOC

	Pro Forma
	Successor	Predecessor
	Period Jan. 28, 2008 through Sept. 30, 2008	Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Casino revenues	$232.6	$19.5	$252.1	$269.5	(6.5)%
Net revenues	299.8	26.8	326.6	347.2	(5.9)%
Income/(loss) from operations	40.5	(1.9)	38.6	43.8	(11.9)%
Operating margin	13.5%	(7.1)%	11.8%	12.6%	(0.8	)pt

	Pro Forma Predecessor
	December 31,			Percentage Increase/(Decrease)
	2007	2006	2005	07 vs. 06	06 vs. 05
	(dollars in millions)
Casino revenues	$356.1	$366.9	$359.9	(2.9)%	1.9%
Net revenues	454.2	468.8	456.6	(3.1)%	2.7%
Income/loss from operations	48.6	64.4	67.2	(24.5)%	(4.2)%

The first nine months of 2008 revenues and income from operations from our Nevada properties outside of Las Vegas were lower than in third quarter 2007 due to lower customer spend per trip, the opening of an expansion at a competing property in Reno and higher costs aimed at attracting and retaining customers.

Revenues and income from operations from our Nevada properties outside of Las Vegas during the year ended December 31, 2007, were lower than in 2006 due to higher customer complimentary costs, lower unrated play and retail customer visitation, poor ski conditions in the Lake Tahoe market in the first quarter of 2007, a poor end to the spring ski season and fires in the Lake Tahoe area in late June. We define retail customers as Total Rewards customers who typically spend up to $50 per visit.

Combined 2006 revenues from our Nevada properties outside of Las Vegas were higher than in 2005 driven by strong visitation to the markets and favorable weather conditions in northern Nevada during first quarter of 2006 compared to the prior year. Income from operations was down slightly from 2005. None of these results includes Harrah’s Laughlin which is a CMBS Asset and was owned by Harrah’s Entertainment for the periods discussed herein.

Managed/International/Other of HOC

	Successor Period Jan. 28, 2008 through Sept. 30, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(In millions)
Net revenues
Managed	$45.8	$5.0	$50.8	$64.6	(21.4)%
International	281.2	45.9	327.1	298.5	9.6%
Other	113.0	8.1	121.1	56.5	N/M

Total net revenues	$440.0	$59.0	$499.0	$419.6	18.9%

Income/(loss) from operations
Managed	$18.3	$4.0	$22.3	$53.0	(57.9)%
International	(63.5)	0.5	(63.0)	10.0	N/M
Other	(8.7)	(10.6)	(19.3)	(32.2)	40.1%

Total (Loss)/income from operations	$(53.9)	$(6.1)	$(60.0)	$30.8	N/M

	Pro Forma Predecessor
	December 31,			Percentage Increase/(Decrease)
	2007	2006	2005	07 vs 06	06 vs 05
	(dollars in millions)
Revenues
Managed	$81.5	$89.1	$75.6	(8.5)%	17.9%
International	396.4	99.8	44.8	N/M	N/M
Other	76.5	69.0	43.4	10.9%	59.0%

Total net revenues	$554.4	$257.9	$163.8	N/M	57.4%

Income/(loss) from operations
Managed	$64.7	$72.1	$60.9	(10.3)%	18.4%
International	(128.6)	12.8	1.5	N/M	N/M
Other	(96.6)	(265.3)	(102.0)	63.6%	N/M

Total (loss)/income from operations	$(160.5)	$(180.4)	$(39.6)	11.0%	N/M

N/M = Not Meaningful

Managed, international and other results include income from our managed properties, results of our international properties and certain marketing and administrative expenses, including development costs, and income from our non-consolidated subsidiaries. Favorable results are due to lower costs for pursuit of projects and concept development in 2007 and inclusion of results of London Clubs, which was acquired in fourth quarter 2006. As of September 30, 2008, London Clubs owned and/or managed eleven casinos in the United Kingdom, two in Egypt and one in South Africa.

Managed. Our nine month 2008 results from managed properties were lower than in the 2007 periods due to the termination of our contract with the Prairie Band Potawatomi Nation on June 30, 2007, the impact of the economy on our managed properties and a change in the fee structure at one of our managed properties. We manage three tribal casinos and have consulting arrangements with casino companies in Australia. The table below gives the location and expiration date of the current management contracts for our Native American properties as of September 30, 2008.

Casino	Location	Expiration of Management Agreement
Harrah’s Ak-Chin	Near Phoenix, Arizona	December 2009
Harrah’s Rincon	Near San Diego, California	November 2011
Harrah’s Cherokee	Cherokee, North Carolina	November 2011

Revenues from our managed casinos were lower in 2007 due to the termination of our contract with the Prairie Band Potawatomi Nation on June 30, 2007.

Management revenues were higher in 2006 as compared to 2005, due to a full year of management consultant fees from an Australian gaming company pursuant to an agreement assumed in the Caesars acquisition, as well as improved performance at two casinos we manage for the tribes.

A $60 million expansion of Harrah’s Cherokee Smoky Mountains Casino in Cherokee, North Carolina, that included a 15-story hotel tower with approximately 320 rooms opened in July 2005. The Eastern Band of Cherokees have announced a $650 million plan to add another hotel tower, retail stores and more gaming space at its casino. The five-year project also calls for a new spa, a 3,000-seat showroom and new restaurants near the casino. The tribe has financed this project.

International. Favorable International revenues the nine months ended September 30, 2008, are due to inclusion of three new properties of London Clubs that opened during 2007, partially offset by the impact of a new smoking ban enacted in mid-2007. Income from operations for London Clubs was further impacted by a lower table game hold percentage, higher gaming taxes imposed during 2007 and reserves for receivables due from a joint venture member that may not be collectible. As of September 30, 2008, London Clubs owned or managed eleven casinos in the United Kingdom, two in Egypt and one in South Africa.

Revenues from our international properties increased in 2007 due to the inclusion of London Clubs, which was acquired fourth quarter 2006. Fourth quarter 2007 income from operations was impacted by project opening costs for new casino clubs in the United Kingdom and a charge of $109.2 million in fourth quarter 2007 for the impairment of certain intangible assets. In performing our annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization as of September 30, 2007, we determined that, based on projected performance, intangible assets of London Clubs were impaired. Our 2007 analysis indicated that the remaining intangible assets of London Clubs were not impaired.

In September 2007, we acquired Macau Orient Golf, located on 175 acres on Cotai adjacent to the Lotus Bridge, one of the two border crossings into Macau from China, and rights to a land concession contract for a total consideration of approximately $578 million. The government of Macau owns most of the land in Macau, and private interests are obtained through long-term leases and other grants of rights to use land from the government. The term of the land concession is 25 years from its inception in 2001, with rights to renew for additional periods until 2049. Annual rental payments are approximately $90,000 and are adjustable at five-year intervals. Macau Orient Golf is one of only two golf courses in Macau and is the only course that is semi-private. The acquisition was funded through our existing credit facilities.

In December 2006, we completed our acquisition of all of the ordinary shares of London Clubs, which (as of September 30, 2008) owned or managed eleven casinos in the United Kingdom, two in Egypt and one in South Africa. London Clubs also has one casino under development in the United Kingdom. London Clubs’ results that were included in our consolidated financial statements were not material to our 2006 financial results.

In November 2005, we signed an agreement to develop a joint venture casino and hotel in the master-planned community of Ciudad Real, 118 miles south of Madrid. The joint venture between a subsidiary of the company and El Reino de Don Quijote de La Mancha, S.A. is owned 60% and 40%, respectively. We expect to develop and operate a Caesars branded casino and hotel within the project. Completion of this project is subject to a number of conditions.

In January 2007, we signed a joint venture agreement with a subsidiary of Baha Mar Resort Holdings Ltd. to create the Caribbean’s largest single-phase destination in the Bahamas. The joint venture partners have also signed management agreements with subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. The joint venture is 57% owned by a subsidiary of Baha Mar Resort Holdings Ltd. and 43% by an indirect subsidiary of Harrah’s Operating. We have terminated our involvement in the Baha Mar development. See “Business—Litigation Related to Development.”

Other. Other results include certain marketing and administrative expenses, including development costs, corporate expense, results from World Series of Poker marketing and licensing, and income from nonconsolidated subsidiaries. The favorable results in 2007 were due to lower development costs. The unfavorable results in 2006 were generated by significantly higher development costs, charges for the impairment of certain assets and the accrual of anticipated litigation costs. Costs for pursuit of projects and concept development were $71 million in 2006 compared to $33 million in 2005. 2005 development costs related to increased development activities in many jurisdictions, including international jurisdictions, considering allowing development and operation of casinos or casino-like operations.

Other Factors Affecting Net Income of HOC

	Pro Forma
	Successor	Predecessor
(Income)/expense	Period Jan. 28, 2008 through Sept. 30, 2008	Period Jan. 1, 2008 through Jan. 27, 2008	Combined Nine Months Ended Sept. 30, 2008	Predecessor Nine Months Ended Sept. 30, 2007	Percentage Increase/ (Decrease)
	(dollars in millions)
Corporate expense	$88.5	$(26.2)	$62.3	$68.9	(9.6)%
Acquisition and integration costs	23.1	125.6	148.7	8.3	N/M
Amortization of intangible assets	79.4	5.5	84.9	53.1	59.9%
Interest expense, net	1,208.2	89.7	1,297.9	578.4	N/M
Losses on early extinguishments of debt	203.9	—	203.9	2.0	N/M
Other income	(15.5)	(5.1)	(20.6)	(30.6)	(32.7)%
Effective tax rate (benefit)/provision	(31.1)%	(16.9)%	(28.6)%	36.3%	N/M
Minority interests	$1.6	$1.4	$3.0	$12.4	(75.8)%

	Pro Forma Predecessor
	December 31,			Percentage Increase/(Decrease)
(Income)/Expense	2007	2006	2005	07 vs 06	06 vs 05
	(dollars in millions)
Acquisition and integration costs	$13.4	$37.0	$55.0	(63.8)%	(32.7)%
Amortization of intangible assets	73.0	70.2	49.6	4.0%	41.5%
Interest expense, net	800.8	670.5	479.6	19.4%	39.8%
Losses on early extinguishments of debt	2.0	62.0	3.3	(96.8)%	N/M
Other income, including interest income	(47.3)	(14.1)	(12.6)	N/M	11.9%
Minority interests	9.3	9.3	9.0	—	3.3%

N/M = Not Meaningful

Corporate Expense. Corporate expense was higher in the first nine months of 2008 due to a monitoring fee paid to affiliates of the Sponsors in periods subsequent to the Acquisition, partially offset by the continued realization of cost savings and efficiencies identified in an on-going project that began in September 2006.

Acquisition and Integration Costs. For the nine months ended 2008, merger and integration costs include costs incurred in connection with the Acquisition, including the expense related to the accelerated vesting of employee stock options, SARs and restricted stock. We perform an annual assessment of intangible assets for impairment during the fourth quarter of each year. Our annual budget and forecasting process is also completed in the fourth quarter and provides key inputs into the impairment analysis. Interim testing is performed if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. An example of an event is a significant adverse change in the business climate, which we believe has occurred during the third quarter. However, the purchase price allocation related to the Acquisition has not yet been completed. Given that the asset values are not yet finalized and that other key inputs that support the impairment analysis are not yet available, it was not reasonably possible to develop an estimate of any potential impairment in the third quarter. The allocation of the purchase price related to the Acquisition and the annual impairment analysis will be completed during fourth quarter. We believe there is a reasonable possibility that the completion of these activities will result in a non-cash, impairment charge in the fourth quarter. The amount of the charge, however, cannot be reasonably estimated until the analysis is completed. Acquisition and integration costs in 2007 include costs in connection with the Transaction that we incurred prior to closing. Acquisition and integration costs in 2006 includes costs for consultants and dedicated internal resources executing the plans for the integration of Caesars into Harrah’s Entertainment. Acquisition and integration costs in 2005 represented costs related to the acquisition and integration of Caesars.

Amortization of Intangible Assets. Amortization of intangible assets was higher in the first nine months of 2008 due to higher estimated amortization of intangible assets identified in the preliminary purchase price allocation in connection with the Acquisition. Pro forma amortization of intangible assets includes estimated amortization of intangible assets identified in the preliminary purchase price allocation for the Transactions. Amortization of intangible assets was higher in 2006 than in 2005 due to a full year of amortization of intangible assets acquired from Caesars versus approximately six months of amortization in 2005.

Interest expense, Net. Interest expense increased in the first nine months of 2008 from the same period in 2007 primarily due to increased borrowings in connection with the Acquisition. Also included in interest expense in the nine months ended September 30, 2008, is a charge of $54.6 million representing the changes in the fair values of our interest rate swap agreements. In the nine months ended September 30, 2007, a loss of $10.8 million was recorded for the change in the fair value of the swap agreements. A change in interest rates on variable-rate debt will impact our financial results. For example, assuming a constant outstanding balance for our variable-rate debt, excluding $6.5 billion of variable-rate debt for which we have entered into interest rate swap agreements, for the next twelve months, a hypothetical 1% change in corresponding interest rates would change interest expense for the next twelve months by approximately $14.4 million, or $3.6 million per quarter. At September 30, 2008, our variable-rate debt, excluding $6.5 billion of variable-rate debt for which we have entered into interest rate swap agreements, represents approximately 8.1% of our total debt, while our fixed-rate debt is approximately 91.9% of our total debt.

Interest expense for 2007 and 2006 reflects interest on new indebtedness from the Financing. Included in interest expense for 2007 is $45 million, representing the losses from the change in the fair values of our interest rate swaps. Interest expense increased in 2006 from 2005 primarily due to new indebtedness from the Financing, debt assumed in the Caesars acquisition, increased borrowings related to our acquisition of Caesars and higher interest rates on our variable rate debt.

Losses on Early Extinguishments of Debt. Losses on early extinguishments of debt in 2008 represent premiums paid and the write-offs of unamortized deferred financing costs and market value premiums related to debt retired in connection with the Acquisition. Losses on early extinguishments of debt in 2007 and 2006 represent premiums paid and the write-offs of unamortized deferred financing costs. The charges in 2007 were incurred in connection with the retirement of a $120 million credit facility of London Clubs, our subsidiary in the United Kingdom. 2006 charges were associated with the retirements of portions of our 7.5% Senior Notes due in January 2009, our 8.0% Senior Notes due in February 2011 and our 7.875% Senior Subordinated Notes due in December 2006.

Other Income. Other income includes lower interest income on the cash surrender value of life insurance policies in 2008. Other income in the nine months ended September 30, 2007, included a gain on the sale of corporate assets. Other income was higher in 2007 than 2006 due primarily to gains on the sales of corporate assets. Included in other income for all periods is interest income on the cash surrender value of life insurance policies. Other income in 2005 also included the receipt of a death benefit and collection of a previously reserved investment.

Effective Tax Rate (Benefit)/Provisions. For the nine months ended September 30, 2008, tax benefits were generated by operating losses caused by higher interest expense, partially offset by non-deductible merger costs, international income taxes and state income taxes. For the nine months ended September 30, 2007, the effective tax provision rate is higher than the federal statutory rate due primarily to state income taxes. The effective tax rates for all periods are higher than the federal statutory rate due primarily to state income taxes. Our effective tax rate was lower in 2006 than in 2005 due to provision-to-return adjustments and adjustments to income tax reserves resulting from settlement of outstanding issues in 2006. Our effective tax rate for 2005 was affected by non-deductible goodwill impairment charges, the change in the mix of taxable income among various states and the addition of foreign income subsequent to our acquisition of Caesars.

Minority interests. Minority interests reflect minority owners’ shares of income from our majority owned subsidiaries.

Strategic Acquisitions of HOC

For information regarding HOC’s Strategic Acquisitions, see “—Strategic Acquisitions” above.

Debt and Liquidity of HOC

HOC generates substantial cash flows from operating activities, as reflected on the Consolidated Condensed Statements of Cash flows. These cash flows reflect the impact on our consolidated operations of the success of our marketing programs, HOC’s strategic acquisitions and on-going cost containment focus. For the first nine months of 2008 and 2007, HOC reported cash flows from operating activities of $502.4 million and $737.9 million, respectively.

HOC uses the cash flows generated by the Company to fund reinvestment in existing properties for both refurbishment and expansion projects, pursue additional growth opportunities via strategic acquisitions of existing companies or properties and new development opportunities and to fund debt services. When necessary, HOC supplements the cash flows generated by the operations of HOC with funds provided by financing activities.

The cash and cash equivalents of HOC totaled approximately $782.9 million at September 30, 2008, compared to $459.2 million at September 30, 2007.

HOC believes that its cash and cash equivalents balance, its cash flows from operations and the financing sources discussed herein, will be sufficient to meet its normal operating requirements during the next twelve months and to fund additional investments. In addition, HOC may consider issuing additional debt in the future to fund potential acquisitions or growth or to refinance existing debt. HOC continue to review additional opportunities to acquire or invest in companies, properties and other investments that meet its strategic and return on investment criteria. If a material acquisition or investment is completed, the operating results and financial condition of HOC could change significantly in future periods. In connection with the Acquisition, HOC incurred substantial additional debt, which significantly changed its financial position.

HOC may from time to time seek to retire or purchase its outstanding debt through cash purchases and/or exchanges, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, HOC’s liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

For more information regarding the long-term debt of HOC, see “—Debt and Liquidity” above.

In connection with the Acquisition, $7.7 billion, face amount, of HOC’s debt was retired, $4.6 billion, face amount, of HOC’s debt was retained and $20.5 billion, face amount, of new debt was issued, resulting in a very different debt structure for the Successor Company. Please see “—Debt and Liquidity” for further information.

At September 30, 2008, $5.1 million, face amount, of HOC’s 7.5% Senior Notes due January 15, 2009 and $0.8 million, face amount, of HOC’s 7.5% Senior notes due September 15, 2009, are classified as long-term in our consolidated condensed balance sheet because the company has both the intent and the ability to refinance these notes. The majority of HOC’s debt is due after 2010. Payments of short-term debt obligations and other commitments are expected to be made from operating cash flows and from borrowings under our established debt programs. Long-term obligations are expected to be paid through operating cash flows, refinancing of debt, joint venture partners or, if necessary, additional debt offerings.

On August 1, 2008, HOC entered into an agreement with Harrah’s Entertainment whereby Harrah’s Entertainment has agreed to extend to HOC an intercompany unsecured revolving credit facility in an aggregate principal amount not to exceed $200.0 million. The credit facility expires January 29, 2014, and bears interest at a rate per annum equal to BBA LIBOR (as defined in the senior secured credit facilities) plus 3%. Interest payments are due annually; however, HOC may choose to add such interest to the loan balance instead of paying the interest. All or any portion of the outstanding principal balance may be prepaid at any time, from time to time, without premium or penalty. At September 30, 2008, the entire $200 million was outstanding under this agreement.

HOC may from time to time seek to retire or purchase its outstanding debt through cash purchases and/or exchanges, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

In August 2008, the Board of Directors authorized HOC to spend, from time to time through cash purchases, up to $80 million to retire our outstanding debt in open market purchases, privately negotiated transactions or otherwise. These repurchases will be funded through available cash from operations and borrowings from our established debt programs. Such repurchases are dependent on prevailing market conditions, the Company’s liquidity requirements, contractual restrictions and other factors. As of September 30, 2008, $32.3 million, face amount, of our 5.5% Senior Notes due 2010, $12.1 million, face amount, of our 7.875% Senior Subordinated Notes due 2010 and $21.7 million, face amount, of our 8.125% Senior Subordinated Notes due 2011 were retired for a total of $53.3 million. Gains totaling $7.4 million, representing discounts associated with the early retirement of debt, were recorded and are included in Income from continuing operations in our Consolidated Condensed Statements of Operations for the period ended September 30, 2008.

In July 2008, HOC made the permitted election under the Indenture governing its 10.75%/11.5% Senior Toggle Notes due 2018 and the Senior Unsecured Interim Loan Agreement dated January 28, 2008, to pay all interest due on January 28, and February 1, 2009, for the loan in kind. The Company intends to use the cash savings generated by this election for general corporate purposes.

For more information regarding the long-term debt of HOC’s debt instruments and their terms, as well as HOC’s derivative instruments, see “—Debt and Liquidity” above.

Guarantees of Third-Party Debt and Other Obligations and Commitments of HOC

The tables below summarize HOC’s contractual obligations and other commitments as of September 30, 2008.

	Payments Due by Period
Contractual Obligations(a) (in millions)	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Debt, including capital lease obligations	$18,861.0	$89.8	$1,680.2	$149.2	$16,941.8
Estimated interest payments(b)	10,507.0	1,440.4	3,094.5	2,801.4	3,170.7
Operating lease obligations	1,954.2	22.2	142.6	119.2	1,670.2
Purchase orders obligations	34.3	34.3	—	—	—
Guaranteed payments to State of Louisiana	149.9	15.1	120.0	14.8	—
Community reinvestment	783.9	783.9	—	—	—
Construction commitments	124.9	1.0	12.5	12.2	99.2
Entertainment obligations	133.3	17.2	80.6	35.5	—
Other contractual obligations	297.9	29.7	33.1	24.1	211.0

	$32,846.4	$2,433.6	$5,163.5	$3,156.4	$22,092.9

(a)	In addition to the contractual obligations disclosed in this table, we have unrecognized tax benefits that, based on uncertainties associated with the items, we are unable to make reasonably reliable estimates of the period of potential cash settlements, if any, with taxing authorities.
(b)	Estimated interest for variable rate debt is based on rates in effect at September 30, 2008.

	Amount of Commitment Expiration Per Period
Other Commitments (in millions)	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Guarantees of loans	$—	$—	$—	$—	$—
Letters of credit	179.4	39.3	140.1	—	—
Minimum payments to tribes	45.0	3.5	27.0	13.4	1.1

The agreements pursuant to which we manage casinos on Indian lands contain provisions required by law that provide that a minimum monthly payment be made to the tribe. That obligation has priority over scheduled repayments of borrowings for development costs and over the management fee earned and paid to the manager. In the event that insufficient cash flow is generated by the operations to fund this payment, we must pay the shortfall to the tribe. Subject to certain limitations as to time, such advances, if any, would be repaid to us in future periods in which operations generate cash flow in excess of the required minimum payment. These commitments will terminate upon the occurrence of certain defined events, including termination of the management contract. Our aggregate monthly commitment for the minimum guaranteed payments, pursuant to these contracts for the four managed Indian-owned facilities now open, which extend for periods of up to 62 months from September 30, 2008, is $1.2 million. Each of these casinos currently generates sufficient cash flows to cover all of its obligations, including its debt service.

Debt Covenant Compliance of HOC

Certain covenants contained in the credit agreement governing our senior secured credit facilities, the indenture and other agreements governing our new 10.75% Senior Notes due 2016, 10.75% Senior Toggle Notes due 2018, senior interim loans and the 2015 Second Lien Notes and 2018 Second Lien Notes (i) require the maintenance of a senior secured debt to Adjusted EBITDA ratio and (ii) restrict our ability to take certain actions such as incurring certain kinds of additional debt such as new debt security issuances or making acquisitions if we are unable to meet defined Adjusted EBITDA to Fixed Charges, senior secured debt to Adjusted EBITDA and consolidated debt to Adjusted EBITDA ratios. The most restrictive of these covenants, the covenants that restrict certain kinds of additional indebtedness and the ability to make future acquisitions, require an Adjusted EBITDA to Fixed Charges ratio (measured on a trailing four-quarter basis and calculated differently than the ratio of earnings to fixed charges required by Item 503(d) of Regulation S-K appearing on pages 20 and 22 of this prospectus) of 2.0: 1.0. Failure to comply with these covenants can result in limiting our long-term growth prospects by hindering our ability to incur certain kinds of future indebtedness or grow through acquisitions. As of September 30, 2008, the ratio of Adjusted EBITDA to Fixed Charges was less than 2.0:1.0. Although these covenants do restrict our ability to incur certain kinds of indebtedness, and although currently our ratio of Adjusted EBITDA to Fixed Charges is less than 2.0:1.0, our indentures and senior secured credit facilities contain carve-outs for the incurrence of indebtedness such as revolving credit borrowings under our senior secured credit facilities, refinancing indebtedness and other debt required to maintain our day-to-day operations. HOC is currently in compliance with all of its debt covenants.

EBITDA is defined as income from continuing operations plus interest, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to income from continuing operations as a measure of operating performance or to cash flows from operations as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture and other agreements governing the senior notes, senior toggle notes and senior interim loans, the 2015 Second Lien Notes and 2018 Second Lien Notes and/or our new senior credit facilities. Fixed charges are defined as (a) the sum of consolidated interest expense, plus consolidated capitalized interest, plus commissions, discounts, yield and other charges incurred in connection with certain receivables financings, plus any cash interest payments (excluding items eliminated in consolidation) made on preferred stock minus (b) consolidated interest income.

Capital Spending and Development

Part of our plan for growth and stability includes disciplined capital improvement projects, and the nine months ended September 30, 2008 and 2007, respectively, and the years ended December 31, 2007, 2006 and 2005 were all periods of significant capital reinvestment.

In addition to the specific development and expansion projects discussed in “—Regional Results and Development Plans” above, we perform on-going refurbishment and maintenance at our casino entertainment facilities to maintain our quality standards. We also continue to pursue development and acquisition opportunities for additional casino entertainment facilities that meet our strategic and return on investment criteria. Prior to the receipt of necessary regulatory approvals, the costs of pursuing development projects are expensed as incurred. Construction-related costs incurred after the receipt of necessary approvals are capitalized and depreciated over the estimated useful life of the resulting asset. Project opening costs are expensed as incurred.

Our capital spending for the nine months ended September 30, 2008 totaled approximately $1.12 billion. Our capital spending for 2007 totaled approximately $1.5 billion, excluding our acquisitions of a golf course in Macau and Bill’s Gamblin’ Hall and Saloon. Capital spending in 2006 was approximately $2.5 billion, excluding the cost of our acquisition of London Clubs. 2005 capital spending was approximately $1.2 billion, excluding the cost of our acquisitions of Caesars and Imperial Palace Hotel & Casino (“Imperial Palace”). Estimated total capital expenditures for 2008 are expected to be between $1.35 billion and $1.50 billion. HOC’s capital spending for the first nine months of 2008 totaled approximately $957.2 million. HOC’s estimated total capital expenditures for 2008 are expected to be between $1.15 billion and $1.30 billion.

Our planned development projects, if they go forward, will require, individually and in the aggregate, significant capital commitments and, if completed, may result in significant additional revenues. The commitment of capital, the timing of completion and the commencement of operations of casino entertainment development projects are contingent upon, among other things, negotiation of final agreements and receipt of approvals from the appropriate political and regulatory bodies. We must also comply with the covenants and restrictions set forth in our debt agreements. Cash needed to finance projects currently under development as well as additional projects being pursued is expected to be made available from operating cash flows, established debt programs (see “—Debt and Liquidity), joint venture partners, specific project financing, guarantees of third-party debt and additional debt offerings.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to market risk, primarily changes in interest rates. We attempt to limit our exposure to interest rate risk by managing the mix of our debt between fixed rate and variable rate obligations. Of our approximate $17.9 billion total debt at September 30, 2008, $7.9 billion, excluding $6.5 billion of variable-rate debt for which we have entered into interest rate swap agreements, is subject to variable interest rates. The average interest rate on our variable-rate debt, including the impact of our swap agreements, was 7.1% at September 30, 2008. A change in interest rates will impact our financial results. We have hedging arrangements with respect to London Inter-Bank Offered Rate, or LIBOR, borrowings for a notional amount of $6.5 billion, all of which fix the floating rates of interest to fixed rates. Assuming a constant outstanding balance for our variable rate debt for the next twelve months, a hypothetical 1% change in interest rates would change interest expense for the next twelve months by approximately $14.4 million. We utilize interest rate swaps to manage the mix of our debt between fixed and variable rate instruments. We do not purchase or hold any derivative financial instruments for trading purposes.

The table below provides information as of September 30, 2008, about our financial instruments that are sensitive to changes in interest rates, including debt obligations and interest rate swaps. For debt obligations, the table presents principal cash flows and related weighted average interest rates by contractual maturity dates. Principal amounts are used to calculate the contractual payments to be exchanged under the contract and weighted average variable rates are based on implied forward rates in the yield curve as of September 30, 2008.

	2008	2009	2010	2011	2012	Thereafter	Total	Fair Value
(in millions)
Liabilities
Long-term debt
Fixed rate	$71.3	$74.6	$1,173.2	$467.6	$66.8	$15,572.5	$17,426.0	$11,558.6
Average interest rate	4.6%	4.9%	6.2%	7.6%	4.4%	7.3%	7.4%
Variable rate	$14.9	$20.3	$17.7	$7.3	$7.3	$1,367.5	$1,435.0	$1,388.3	(1)
Average interest rate	7.2%	8.9%	6.8%	5.8%	5.8%	7.1%	7.1%
Interest rate swaps
Fixed to variable	$—	$—	$—	$1,500.0	$1,000.0	$4,000.0	$6,500.0	$(121.8)
Average pay rate	4.4%	4.4%	4.4%	4.4%	4.2%	4.3%	4.4%
Average receive rate	3.0%	3.2%	3.2%	3.4%	4.5%	4.6%	3.6%

(1)	The fair values are based on the borrowing rates currently available for debt instruments with similar terms and maturities and market quotes of the Company’s publicly traded debt.

As of September 30, 2008, our long-term variable rate debt reflects borrowings under term loans and letter of credit facilities provided to us under a credit agreement by a consortium of banks with a total capacity of $9.25 billion. The interest rates charged on borrowings under these facilities are a function of the LIBOR rates. As such, the interest rates charged to us for borrowings under the facilities are subject to change as LIBOR changes.

Foreign currency translation gains and losses were not material to our results of operations for the nine months ended September 30, 2008. Our only material ownership interests in businesses in foreign countries are London Clubs and an approximate 95% ownership of a casino in Uruguay. Therefore, we have not been subject to material foreign currency exchange rate risk from the effects of exchange rate movements of foreign currencies in the past; however, with our currently planned international developments, foreign currency exchange rate risk may become material in the future.

From time to time, we hold investments in various available-for-sale equity securities; however, our exposure to price risk arising from the ownership of these investments is not material to our consolidated financial position, results of operations or cash flows.

INDUSTRY

Introduction

Casino gambling was first legalized in the U.S. by the State of Nevada in 1931. Since then, the industry has grown to 467 commercial casinos in 12 states with over $34.1 billion of gross gaming revenue, according to the American Gaming Association. Additionally, according to the National Indian Gaming Commission, the relatively recent development of Tribal gaming establishments has created another 382 gaming operations across 29 states. According to Casino City’s North American Gaming Almanac, there are over 663,000 slots and 25,000 table games (including poker) in the U.S., including Tribal casinos.

Historically, the U.S. gaming industry was predominately located in two cities, Las Vegas, NV and Atlantic City, NJ. In 2006, the Las Vegas Boulevard (the “Las Vegas Strip” or the “Strip”) and Atlantic City generated approximately $12 billion of revenue and accounted for approximately 37% of the total commercial casino revenues in the U.S. However, as casinos have gained more recognition as a key source of entertainment, jobs, and income, and as the demand for gaming has increased, there has been an increased proliferation of gaming in other regional markets. The following chart shows total revenues in the top 10 casino markets in the U.S. for 2006:

Source: 2007 AGA Survey of Casino Entertainment

Las Vegas

Las Vegas is the largest and most prominent gaming market in the U.S. with 160 licensed casinos, 131,900 nonrestricted slot machines, 4,800 licensed tables and $10.9 billion of gaming revenue in 2007 for Clark County. Las Vegas’ 130,000 hotel rooms consistently exhibit occupancy rates in the 80%—90% range and are home to 22 of 25 of the largest hotels in the U.S. During the past 10-15 years, Las Vegas has successfully focused on attracting more than just gamblers as operators have invested in non-gaming amenities. As a result, Las Vegas has become one of the nation’s most popular convention center destinations and draws travelers attracted to the city’s fine dining, shopping, and entertainment, as well as the gaming facilities. The city drew 39.2 million visitors in 2007.

Las Vegas effectively illustrates a supply-generated market dynamic. Each new wave of mega-resort openings has expanded the Las Vegas market in terms of visitation and total revenues. Since 1970, visitor volumes have grown at a faster pace than the Las Vegas room supply. This in turn has generated room demand and led to consistently strong occupancy rates. In addition, the average length of stay and amount spent per trip has increased as Las Vegas has evolved from a one-dimensional casino town into a diversified destination-resort market.

As a result, the Las Vegas market has shown consistent growth over the long term, both in terms of visitation and expenditures, and has exhibited one of the highest hotel occupancy rates of any major market in the U.S. According to the Las Vegas Convention and Visitors Authority, the number of visitors traveling to Las Vegas increased significantly over the last 17 years, from 21.0 million visitors in 1990 to 39.2 million visitors in 2007. Over this period, Las Vegas hotel room inventory has been highly correlated with visitation. Below is a chart showing Las Vegas hotel room inventory and visitation over that period and a chart comparing Las Vegas occupancy with that of other major U.S. markets.

Source: Las Vegas Convention and Visitors Authority

Source: Las Vegas Convention and Visitors Authority and Smith Travel Research.

The development and expansion of mega-resorts along the Strip has been a primary generator of the recent visitation growth in the market. As the Strip has continued to evolve there has been a substantial shift in revenue mix, with an increased focus on non-gaming amenities. Industry analysts believe that there are three primary influences for this shift in recent years:

(1)	newer, larger and more diverse resorts

(2)	greater focus on the convention market and

(3)	new marketing campaigns targeting a broader customer base

As the total room inventory in Las Vegas has grown via the increasing presence of mega-resorts, there has been a corresponding impact in non-gaming revenues. According to Nevada State Gaming Control Board—Nevada Gaming Abstract, while gaming revenues have continued to grow in terms of absolute dollars, from $2.6 billion in 1990 to $6.8 billion in 2007 (5.9% compound annual growth rate (“CAGR”)), the percentage of total Strip casino-hotel resort revenues represented by gaming (casino) has declined substantially over the past 17 years, from 61% of total revenues in 1990, to just 42% in 2007.

Much of this shift occurred after the second stage of mega-resorts began to come on-line in the late 1990s (Bellagio, Mandalay Bay, Venetian and Paris), offering more non-gaming amenities and targeting a more affluent customer. From 1990 to 2007 the percentage of revenues derived from hotel rooms increased by 9% to 25%, while food & beverage increased 3% to 19%.

Las Vegas continues to be an intensely competitive market with continued increases in new development and expansions. In April 2005, Wynn Resorts opened the first new resort on the Strip since 1999. Along with Wynn’s opening, several other competitors have recently opened new resorts or made announcements of their planned capital expenditures in the area. In early 2008, the Las Vegas Sands opened an adjacent property to the Venetian Resort and Casino, named the Palazzo. Wynn Resorts has announced plans to complete a new property adjacent to Wynn Las Vegas, called Encore, expected to open in late 2008. In November 2004, MGM Mirage announced plans to build the CityCenter, a multi-use property on 67 acres of land on the Strip between Bellagio and Monte Carlo, scheduled to open in late 2009. The Fontainebleau Resort & Hotel, expected to open in 2009, is currently being developed and is expected to include 2,607 rooms. Consistent with these trends, we are investing capital in the Las Vegas market to further bolster our leading market position. Our largest project, the renovation and expansion of Caesars Palace, is expected to open in 2009. This expansion will dramatically improve our food and beverage and retail offerings as well as further solidifying our leading position on the premier corner of the Strip.

The current state of the national economy has affected the bottom line of Nevada casinos much like what happened in the wake of the terrorist attacks of Sept. 11, 2001. For the first nine months of 2008, gaming revenues decreased as customers cut their discretionary spending, in some cases, dramatically. A company’s vulnerability will be determined by the duration and depth of the economic downturn.

Atlantic City

Atlantic City first legalized gaming in 1976 and is now the second largest gaming market in the U.S. Home to 11 casinos and over 34,000 slots, the Atlantic City market benefits from attractive demographics with 42 million adults within a 300 mile radius. 2006 brought 34.5 million visitors, according to South Jersey Transportation Authority, and the average customer visits seven times per year. Below is a chart depicting historical Atlantic City gaming revenues.

Source: New Jersey Casino Control Commission

Over the past five years, growth in the Atlantic City market can be attributed primarily to the expansion of select properties (Tropicana, Bally’s) and the opening of the Borgata Hotel, Casino and Spa. The Borgata, a joint venture between Boyd Gaming Corporation and MGM Mirage, opened in July 2003, in Atlantic City’s Marina District. The Borgata was the first casino to open in Atlantic City since April 1990 and currently accounts for 15.3% market share based on 2007 gaming revenue.

Several recent trends have negatively impacted Atlantic City properties. In 2004, Pennsylvania passed legislation to legalize slot machines at seven horse racing tracks, five independent slot parlors and two resort slot parlors. At least four of these facilities are expected to be in the greater Philadelphia area. Currently, seven facilities have opened in Pennsylvania with the balance expected to open after 2008. Movements are underway, though in varying stages of development, to legalize slot machines in Delaware, West Virginia, New York and at the New Jersey Meadowlands. Additionally, Atlantic City enacted a partial smoking ban on April 15, 2007 designating 75% of the gaming floor as smoke free. Revenues have been impacted in the periods following the enactment.

Several casino operators are continuing to invest in new Atlantic City projects aimed at improving the quality of gaming products to compete more effectively with neighboring jurisdictions which offer a more limited product offering. Recent and planned expansions and developments for the Borgata, MGM Grand Atlantic City and Harrah’s Atlantic City as well as renovations at Trump properties should continue to fuel growth in the near future. Specifically, in October 2007, MGM announced plans to develop a resort on 60-acres of land adjacent to the Borgata. It will feature three hotel towers with over 3,000 rooms and the city’s largest casino with 5,000 slots and 200 table games. Also, Phase II of the Borgata expansion, branded The Water Club at Borgata, includes an 800-room hotel tower and 18,000 square feet of meeting space. The expansion was completed in early 2008. In addition, Revel Entertainment, in partnership with Morgan Stanley, is planning to build a new facility located north of the Showboat Casino in Atlantic City. The project is expected to be completed in 2010 and will include two hotel towers with approximately, 1,900 rooms each and 150,000 square feet of casino space.

Consistent with these trends, Harrah’s Entertainment is pursuing projects to build on its leading position in the Atlantic City market. Construction recently concluded on an upgrade and expansion of Harrah’s Atlantic City, which includes the Waterfront Tower with approximately 960 rooms, a casino expansion, a retail and entertainment complex and a buffet. Other projects include the extensive room renovations at both Caesars and Bally’s, the introduction of the House of Blues along with additional room renovations at the Showboat and the completion of the Caesars Pier with its world-class retail offering.

Regional Markets

Regional markets have become increasingly popular with both casino operators and customers. Casinos are choosing to invest more capital in these regions as capital expenditure requirements are low relative to other major markets and several major markets have already been largely penetrated. Customers are traveling to these destinations more often due to both their close proximity and as an alternative form of entertainment. Additionally, an increasing number of states have been taking a more liberal approach to legalizing casinos as gaming has become a mainstream form of leisure entertainment with the potential to generate significant tax revenues. States with regional commercial gaming properties include Colorado, Illinois, Indiana, Iowa, Louisiana, Michigan, Mississippi, Missouri, Pennsylvania and South Dakota.

Many regional casinos directly compete with Tribal gaming properties. Tribal gaming began with the Indian Gaming Regulatory Act of 1988, which permitted states to authorize tribes to operate casinos on Native American reservations. Recently many tribes have built Las Vegas style casinos, with high-class accommodations and different forms of entertainment, such as concerts, as a way to entice younger people to their casinos. As a result of new properties and expansions, Tribal casinos have generated double-digit revenue growth over the past five years, including 11% growth in 2006 according to the National Indian Gaming Commission. Some of the largest tribal gaming markets include California, Connecticut, Arizona, Florida, and Oklahoma.

International Markets

International gaming growth is expected to continue. Macau is located on the Southeast coast of China to the western bank of the Pearl River Delta. Macau gaming revenue has grown from $2.0 billion in 2000 to $10.3 billion in 2007, an annual increase of 26%. The rapid pace of new casino growth in Macau should benefit casino operators who hold concessions, as well as gaming equipment suppliers. Other major international gaming markets include Australia, New Zealand, Malaysia, Great Britain and South Africa.

BUSINESS

Overview

Harrah’s Entertainment, Inc., a Delaware corporation, is one of the largest casino entertainment providers in the world. Our business is primarily conducted through a wholly-owned subsidiary, Harrah’s Operating Company, Inc., although certain material properties are not owned by Harrah’s Operating Company, Inc. As of September 30, 2008, we owned or managed through various subsidiaries 52 casinos in six countries, but primarily in the United States and the United Kingdom. Of these, Harrah’s Operating owned or managed 46. Our casino entertainment facilities operate primarily under the Harrah’s, Caesars and Horseshoe brand names in the United States, and include land-based casinos, casino clubs, riverboat or dockside casinos, casinos on Indian reservations, a combination greyhound racing facility and casino and combination thoroughbred racetrack and a harness racetrack and slot facility. We have a customer loyalty program, Total Rewards, which has over 40 million members that we use for marketing promotions and to generate play by our customers when they travel among our markets in the United States. We also own and operate the World Series of Poker tournament and brand.

We were incorporated on November 2, 1989 in Delaware, and prior to such date operated under predecessor companies. Our principal executive offices are located at One Caesars Palace Drive, Las Vegas, Nevada 89109, telephone (702) 407-6000. Until January 28, 2008, our common stock was traded on the New York Stock Exchange under the symbol “HET.”

Description of Business

Our casino business commenced operations in 1937. We own or manage casino entertainment facilities in more areas throughout the United States than any other participant in the casino industry. In addition to casinos, our facilities typically include hotel and convention space, restaurants and non-gaming entertainment facilities. Three of our properties are racetracks at which we have installed slot machines. The descriptions below are as of September 30, 2008, except where otherwise noted.

In southern Nevada, Harrah’s Las Vegas, Rio All-Suite Hotel & Casino, Caesars Palace, Bally’s Las Vegas, Flamingo Las Vegas, Paris Las Vegas, Imperial Palace Hotel & Casino and Bill’s Gamblin’ Hall & Saloon are located in Las Vegas, and draw customers from throughout the United States. Harrah’s Las Vegas, Rio, Flamingo Las Vegas and Paris Las Vegas are CMBS Assets. Harrah’s Laughlin is located near both the Arizona and California borders and draws customers primarily from the southern California and Phoenix metropolitan areas and, to a lesser extent, from throughout the U.S. via charter aircraft.

In northern Nevada, Harrah’s Lake Tahoe, Harveys Resort & Casino and Bill’s Casino are located near Lake Tahoe and Harrah’s Reno is located in downtown Reno, and these facilities draw customers primarily from Northern California, the Pacific Northwest and Canada.

Our Atlantic City casinos, Harrah’s Atlantic City, Showboat Atlantic City, Caesars Atlantic City and Bally’s Atlantic City, draw customers primarily from the Philadelphia metropolitan area, New York and New Jersey. Harrah’s Atlantic City is a CMBS Asset.

Harrah’s Chester is a combination harness racetrack and slot facility located approximately six miles south of Philadelphia International Airport which draws customers primarily from the Philadelphia metropolitan area and Delaware.

Our Chicagoland dockside casinos, Harrah’s Joliet in Joliet, Illinois, and Horseshoe Hammond in Hammond, Indiana, draw customers primarily from the greater Chicago metropolitan area. In southern Indiana, we own Horseshoe Southern Indiana (formerly Caesars Indiana), a dockside casino complex located in Elizabeth, Indiana, which draws customers primarily from Northern Kentucky, including the Louisville metropolitan area, and Southern Indiana, including Indianapolis.

In Louisiana, we own Harrah’s New Orleans, a land-based casino located in downtown New Orleans, which attracts customers primarily from the New Orleans metropolitan area. In northwest Louisiana, Horseshoe Bossier City, a dockside casino, and Harrah’s Louisiana Downs, a thoroughbred racetrack with slot machines, located in Bossier City, cater to customers in northwestern Louisiana and east Texas, including the Dallas/Fort Worth metropolitan area.

On the Mississippi gulf coast, we own the Grand Casino Biloxi, located in Biloxi, Mississippi, which caters to customers in Southern Mississippi, Southern Alabama and Northern Florida.

Harrah’s North Kansas City and Harrah’s St. Louis, both dockside casinos, draw customers from the Kansas City and St. Louis metropolitan areas, respectively. Harrah’s Metropolis is a dockside casino located in Metropolis, Illinois, on the Ohio River, drawing customers from Southern Illinois, Western Kentucky and Central Tennessee.

Horseshoe Tunica, Harrah’s Tunica (formerly Grand Casino Tunica) and Sheraton Casino & Hotel Tunica, dockside casino complexes located in Tunica, Mississippi, are approximately 30 miles from Memphis, Tennessee and draw customers primarily from the Memphis area.

Horseshoe Council Bluffs, a land-based casino, and Harrah’s Council Bluffs, a dockside casino facility, are located in Council Bluffs, Iowa, across the Missouri River from Omaha, Nebraska. The Bluffs Run Greyhound Racetrack is in operation at Horseshoe Council Bluffs as well. These facilities are located in Council Bluffs, Iowa, across the Missouri River from Omaha, Nebraska. At Bluffs Run, we own the assets other than gaming equipment, and lease these assets to the Iowa West Racing Association, or IWRA, a nonprofit corporation, and we manage the facility for the IWRA under a management agreement expiring in October 2024. Iowa law requires that a qualified nonprofit corporation hold Bluffs Run’s gaming and pari-mutuel licenses and its gaming equipment.

Casino Windsor, located in Windsor, Ontario, draws customers primarily from the Detroit metropolitan area and the Conrad Resort & Casino located in Punta Del Este, Uruguay, draws customers primarily from Argentina and Uruguay.

As part of the acquisition of London Clubs in December 2006, we own or manage five casinos in London: the Sportsman, the Golden Nugget, the Rendezvous, Fifty and The Casino at the Empire. Our casinos in London draw customers primarily from the London metropolitan area as well as international visitors. We also own Alea Nottingham, Alea Glasgow, Alea Leeds, Manchester235, Rendezvous Brighton and Rendezvous Southend-on-Sea in the provinces of the United Kingdom, which primarily draw customers from their local areas. We also manage two casinos in Cairo, Egypt at the Nile Hilton and Ramses Hilton, which draw customers primarily from other countries in the Middle East. Emerald Safari, located in the province of Gauteng in South Africa, draws customers primarily from South Africa.

We also earn fees through our management of three casinos for Indian tribes:

•

Harrah’s Phoenix Ak-Chin, located near Phoenix, Arizona, which we manage for the Ak-Chin Indian Community under a management agreement that expires in December 2009. Harrah’s Phoenix Ak-Chin draws customers from the Phoenix metropolitan area;

•

Harrah’s Rincon Casino and Resort, located near San Diego, California, which we manage for the Rincon San Luiseno Band of Mission Indians under a management agreement that expires in November 2011. Harrah’s Rincon draws customers from the San Diego metropolitan area and Orange County, California; and

•

Harrah’s Cherokee Casino and Hotel, which we manage for the Eastern Band of Cherokee Indians on their reservation in Cherokee, North Carolina under a management contract that expires November 2011. Harrah’s Cherokee draws customers from eastern Tennessee, western North Carolina, northern Georgia and South Carolina.

Until June 30, 2007, we managed Harrah’s Prairie Band Casino-Topeka, located near Topeka, Kansas, for the Prairie Band Potawatomi Nation.

We own and operate Bluegrass Downs, a harness racetrack located in Paducah, Kentucky, and own a one-half interest in Turfway Park LLC, which is the owner of the Turfway Park thoroughbred racetrack in Boone County, Kentucky. Turfway Park LLC owns a minority interest in Kentucky Downs LLC, which is the owner of the Kentucky Downs racetrack located in Simpson County, Kentucky.

We also operate the World Series of Poker tournament circuit and license trademarks for merchandise related to this brand.

Properties

The following table sets forth information about our owned or managed casino entertainment facilities as of September 30, 2008.

Property	Type of Casino	Casino Space– Sq. Ft.(a)	Slot Machines(a)	Table Games(a)	Hotel Rooms & Suites(a)
Atlantic City, New Jersey
Harrah’s Atlantic City(l)	Land-based	163,200	3,430	150	2,590
Showboat Atlantic City	Land-based	120,100	3,310	120	1,330
Bally’s Atlantic City	Land-based	173,900	4,790	210	1,760
Caesars Atlantic City	Land-based	145,000	3,070	170	1,140

Las Vegas, Nevada
Harrah’s Las Vegas(l)	Land-based	90,600	1,610	110	2,530
Rio(l)	Land-based	107,000	1,180	100	2,520
Caesars Palace	Land-based	129,900	1,450	160	3,290
Paris Las Vegas(l)	Land-based	85,000	1,170	100	2,920
Bally’s Las Vegas	Land-based	66,400	1,090	60	2,810
Flamingo Las Vegas(b)(l)	Land-based	76,800	1,420	130	3,460
Imperial Palace	Land-based	75,000	810	60	2,640
Bill’s Gamblin’ Hall & Saloon	Land-based	42,500	420	40	210

Laughlin, Nevada
Harrah’s Laughlin(l)	Land-based	47,000	900	40	1,510

Reno, Nevada
Harrah’s Reno	Land-based	41,600	880	50	930

Lake Tahoe, Nevada
Harrah’s Lake Tahoe	Land-based	57,600	870	70	510
Harveys Lake Tahoe	Land-based	63,300	870	80	740
Bill’s Lake Tahoe	Land-based	18,000	300	—	—

Chicago, Illinois area
Harrah’s Joliet (Illinois)(c)	Dockside	38,900	1,190	20	200
Horseshoe Hammond (Indiana)	Dockside	108,000	3,190	130	—

Metropolis, Illinois
Harrah’s Metropolis(d)	Dockside	31,000	1,160	30	260

Southern Indiana
Horseshoe Southern Indiana	Dockside	86,600	1,910	100	500

Property	Type of Casino	Casino Space– Sq. Ft.(a)	Slot Machines(a)	Table Games(a)	Hotel Rooms & Suites(a)
Council Bluffs, Iowa
Harrah’s Council Bluffs	Dockside	28,000	1,020	30	250
Horseshoe Council Bluffs(e)	Greyhound racing facility and land- based casino	78,800	1,840	70	—

Tunica, Mississippi
Horseshoe Tunica	Dockside	63,000	1,760	90	510
Harrah’s Tunica	Dockside	136,000	1,760	80	1,360
Sheraton Casino & Hotel	Dockside	31,000	1,100	30	130

Mississippi Gulf Coast
Grand Casino Biloxi	Dockside	28,800	830	40	490

St. Louis, Missouri
Harrah’s St. Louis	Dockside	111,500	2,820	90	500

North Kansas City, Missouri
Harrah’s North Kansas City	Dockside	60,100	1,760	60	390

New Orleans, Louisiana
Harrah’s New Orleans	Land-based	125,100	2,040	130	450

Bossier City, Louisiana
Louisiana Downs	Thoroughbred racing facility and land- based casino	14,900	1,270	—	—
Horseshoe Bossier City	Dockside	29,900	1,510	70	610

Chester, Pennsylvania
Harrah’s Chester(f)	Harness racing facility and land-based casino	92,900	2,870	—	—

Phoenix, Arizona
Harrah’s Ak-Chin(g)	Indian Reservation	50,300	1,090	30	150

Cherokee, North Carolina
Harrah’s Cherokee(g)	Indian Reservation	88,000	3,320	40	580

San Diego, California
Harrah’s Rincon(g)	Indian Reservation	69,900	1,600	80	660

Punta del Este, Uruguay
Conrad Punta del Este Resort and Casino(h)	Land-based	44,500	500	60	300

Ontario, Canada
Casino Windsor(i)	Land-based	100,000	2,620	80	760

United Kingdom
Golden Nugget	Land-based	5,100	20	40	—
Rendezvous Casino	Land-based	6,200	20	40	—
The Sportsman	Land-based	5,200	10	40	—
Fifty(j)	Land-based	3,200	—	20	—
Rendezvous Brighton	Land-based	7,800	20	70	—

Property	Type of Casino	Casino Space– Sq. Ft.(a)	Slot Machines(a)	Table Games(a)	Hotel Rooms & Suites(a)
Rendezvous Southend-on-Sea	Land-based	8,700	20	60	—
Manchester235	Land-based	11,500	20	100	—
The Casino at the Empire	Land-based	20,900	20	100	—
Alea Nottingham	Land-based	10,000	20	60	—
Alea Glasgow	Land-based	15,000	20	60	—
Alea Leeds	Land-based	10,300	20	60	—

Egypt
London Club Cairo-Nile(g)	Land-based	2,300	40	10	—
Rendezvous Cairo-Ramses(g)	Land-based	2,700	30	20	—

South Africa
Emerald Safari(k)	Land-based	37,700	660	20	190

(a)	Approximate.
(b)	Information includes O’Shea’s Casino, which is adjacent to this property.
(c)	We have an 80 percent ownership interest in and manage this property.
(d)	A hotel, in which we own a 12.5% special limited partnership interest, is adjacent to the Metropolis facility. A second 260-room hotel owned by us opened in 2006.
(e)	The property is owned by the Company, leased to the operator, and managed by the Company for the operator for a fee pursuant to an agreement that expires in October 2024. This information includes the Bluffs Run greyhound racetrack that operates at the property.
(f)	We have a 50 percent ownership interest in and manage this property. The slot facility at Harrah’s Chester opened on January 22, 2007.
(g)	Managed.
(h)	We have an approximate 95 percent ownership interest in and manage this property.
(i)	We have a 50 percent interest in Windsor Casino Limited, which manages this property. The province of Ontario owns the complex.
(j)	We have a 50 percent ownership interest in and manage this property.
(k)	We have a 70 percent interest in and manage this property.
(l)	Properties not owned by Harrah’s Operating Company, Inc. or its subsidiaries. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Debt and Liquidity—CMBS Financing.”

Sales and Marketing

We believe that our distribution system of casino entertainment facilities provides us the ability to generate play by our customers when they travel among markets, which we refer to as cross-market play. In addition, with the Caesars acquisition in June 2005, we have several critical multi-property markets like Las Vegas, Atlantic City and Tunica, and we have seen increased revenue from customers visiting multiple properties in the same market. We believe our customer loyalty program, Total Rewards, in conjunction with this distribution system, allows us to capture a growing share of our customers’ gaming budget and generate increasing same-store revenue.

Our Total Rewards customers are able to earn Reward Credits and redeem those Reward Credits at substantially all of our casino entertainment facilities located in the U.S. and Canada. Total Rewards is structured in tiers, providing customers an incentive to consolidate their play at our casinos. Depending on their level of play with us in a calendar year, customers may be designated as either Gold, Platinum, Diamond, or Seven Stars customers. Customers who do not participate in Total Rewards are encouraged to join, and those with a Total Rewards card are encouraged to consolidate their play through targeted promotional offers and rewards.

We have developed a database containing information for our customers and aspects of their casino gaming play. We use this information for marketing promotions, including through direct mail campaigns and the use of electronic mail and our website.

Patents and Trademarks

We own the following trademarks used in this document: Harrah’s®, Caesars®, Grand CasinoSM, Bally’s®, Flamingo®, Paris®, Caesars Palace®, Rio®, Showboat®, Bill’s®, Harveys®, Total Rewards®, Bluffs Run®, Louisiana Downs®, Reward Credits®, Horseshoe®, Seven Stars®, Winners Circle®, and World Series of Poker®. Trademark rights are perpetual provided that the mark remains in use by us. We consider all of these marks, and the associated name recognition, to be valuable to our business.

We have been issued five U.S. patents covering some of the technology associated with our Total Rewards program-U.S. Patent No. 5,613,912 issued March 25, 1997, expiring April 5, 2015 (which is the subject of a license agreement with Mikohn Gaming Corporation); U.S. Patent No. 5,761,647 issued June 2, 1998, expiring May 24, 2016; U.S. Patent No. 5,809,482 issued September 15, 1998, expiring September 15, 2015; U.S. Patent No. 6,003,013 issued December 14, 1999, expiring May 24, 2016; and U.S. Patent No. 6,183,362, issued February 6, 2001, expiring May 24, 2016. In 2001, we sued a competitor casino company in Federal Court seeking to enforce three of these patents. In June 2004, the trial court ruled against us on the competitor’s motion for summary judgment, holding that the claims of Patent Nos. 5,761,647 and 6,183,362 and portions of the claims of Patent No. 6,003,013 were invalid. The appeals court affirmed the trial court’s motion for summary judgment and we elected to not appeal this decision. We do not believe that the ruling will adversely affect our business or operations.

Competition

We own or manage land-based, dockside, riverboat and Indian casino facilities in most U.S. casino entertainment jurisdictions. We also own or manage properties in Canada, the United Kingdom, South Africa, Egypt and Uruguay. We compete with numerous casinos and casino hotels of varying quality and size in the market areas where our properties are located. We also compete with other non-gaming resorts and vacation areas, and with various other entertainment businesses. The casino entertainment business is characterized by competitors that vary considerably by their size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity.

In most markets, we compete directly with other casino facilities operating in the immediate and surrounding market areas. In some markets, we face competition from nearby markets in addition to direct competition within our market areas.

In recent years, with fewer new markets opening for development, competition in existing markets has intensified. Many casino operators, including us, have invested in expanding existing facilities, developing new facilities, and acquiring established facilities in existing markets, such as our acquisition of the casinos owned by Rio, Showboat, Players, Harveys, Horseshoe, Caesars and Imperial Palace. This expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of our competitors has increased competition in many markets in which we compete, and this intense competition can be expected to continue.

We believe we are well-positioned to take advantage of any further legalization of casino gaming in the U.S. and abroad, the continued positive consumer acceptance of casino gaming as an entertainment activity, and increased visitation to casino facilities. However, the expansion of casino entertainment into new markets, such as the recent expansion of tribal casino opportunities in New York and California and the approval of gaming facilities in Pennsylvania and Florida, could also present competitive issues for us. At this time, the ultimate impact that these events may have on the industry and on us is uncertain.

The casino entertainment industry is also subject to political and regulatory uncertainty. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overall Operating Results” and “—Regional Results and Development Plans.”

Acquisitions and Development

Macau. In September 2007, we acquired Macau Orient Golf, located on 175 acres on Cotai adjacent to the Lotus Bridge, one of the two border crossings into Macau from China, and rights to a land concession contract for a total consideration of approximately $577.7 million. The government of Macau owns most of the land in Macau, and private interests are obtained through long-term leases and other grants of rights to use land from the government. The term of the land concession is 25 years from its inception in 2001, with rights to renew for additional periods until 2049. Annual rental payments are approximately $90,000 and are adjustable at five-year intervals. Macau Orient Golf is one of only two golf courses in Macau and is the only course that is semi-private.

Las Vegas. On February 27, 2007, we exchanged certain real estate that we owned on Las Vegas Boulevard for property formerly known as the Barbary Coast, which is located between Bally’s Las Vegas and Flamingo Las Vegas. We began operating the acquired property on March 1, 2007, as Bill’s Gamblin’ Hall & Saloon.

In July 2007, we announced plans for an expansion and renovation of Caesars Palace Las Vegas, which is expected to cost approximately $1.3 billion and will include a 650-room hotel tower, including 75 luxury suites, additional meeting space, a remodeled and expanded pool area, and other renovations and improvements to the property. This expansion is slated for completion in phases in 2009 and 2010.

Biloxi. We have decided to slow down construction, which began in the third quarter of 2007, of Margaritaville Casino & Resort in Biloxi, Mississippi, as we refine the design of that project and explore all of our alternatives related to the project and its financing. We are adjusting our plan for development to better align with the economic environment, market conditions on the Gulf Coast and the current financing environment. We license the Margaritaville name from an entity affiliated with the singer/songwriter Jimmy Buffett. As of September 30, 2008, $159.8 million had been spent on this project.

Spain. We continue to work on a joint venture casino and hotel development in the master-planned community of Ciudad Real, 118 miles south of Madrid. The joint venture between a subsidiary of the Company and El Reino de Don Quijote de La Mancha, S.A. is owned 60% and 40%, respectively. The project contemplates the development of a Caesars branded casino and hotel. Completion of this project is subject to a number of conditions.

Litigation Related to Our Operations

In April 2000, the Saint Regis Mohawk Tribe (the “Tribe”) granted Caesars the exclusive rights to develop a casino project in the State of New York. On April 26, 2000, certain individual members of the Tribe purported to commence a class action proceeding in a “Tribal Court” in Hogansburg, New York, against Caesars seeking to nullify Caesars’ agreement with the Tribe. On March 20, 2001, the “Tribal Court” purported to render a default judgment against Caesars in the amount of $1,787 million. Prior to our acquisition of Caesars in June 2005, it was believed that this matter was settled pending execution of final documents and mutual releases. Although fully executed settlement documents were never provided, on March 31, 2003, the United States District Court for the Northern District of New York dismissed litigation concerning the validity of the judgment, without prejudice, while retaining jurisdiction to reopen that litigation, if, within three months thereof, the settlement had not been completed. On June 22, 2007, a lawsuit was filed in the United States District Court for the Northern District of New York against us by certain trustees of the Catskill Litigation Trust alleging the Catskill Litigation Trust had been assigned the “Tribal Court” judgment and seeks to enforce it, with interest. According to a “Tribal Court” order, accrued interest through July 9, 2007, was approximately $1,014 million. We filed a motion to dismiss the case which was denied the first week of December 2007 on procedural grounds. In the Court’s ruling, we were granted leave to renew our request for relief as a summary judgment motion, seeking the same relief (dismissal of the case), but employing a different procedural rule following limited discovery on the issues raised in the motion. Such limited discovery is now proceeding. We believe this matter to be without merit and will vigorously contest any attempt to enforce the judgment.

Litigation Related to the Acquisition

On October 5, 2006, Henoch Kaiman and Joseph Weiss filed a purported class action complaint in the Delaware Court of Chancery, Civil Action No. 2453-N, against Harrah’s Entertainment, its board of directors and the Sponsors, challenging the proposed transaction as inadequate and unfair to Harrah’s Entertainment’s public stockholders. Two similar putative class actions were subsequently filed in the Delaware Court of Chancery: Phillips v. Loveman, et al., Civil Action No. 2456-N; and Momentum Partners v. Atwood, et al., Civil Action No. 2455-N. On October 19, 2006, the Delaware Court of Chancery consolidated the three Delaware cases under the heading In Re Harrah’s Entertainment, Inc. Shareholder Litigation.

On December 22, 2006, Delaware plaintiffs’ counsel filed an amended and consolidated class action complaint against Harrah’s, its directors, the Sponsors, and added as defendants Apollo Management V, L.P., Hamlet Holdings and Merger Sub. The consolidated complaint (the “Complaint”) alleges that Harrah’s board of directors breached their fiduciary duties and that the Sponsors aided and abetted the alleged breaches of fiduciary duty in entering into the merger agreement. The consolidated complaint seeks, among other relief, class certification of the lawsuit, an injunction against the proposed transaction, compensatory and/or rescissory damages to the class, and an award of attorneys’ fees and expenses to plaintiffs. On February 14, 2007, defendants began to produce documents in response to plaintiff’s initial discovery request.

Subsequent to the entering of a memorandum of understanding and a stipulation of settlement by the parties, a Stipulation and Order of Dismissal was submitted to the Delaware Court of Chancery on April 29, 2008. On June 12, 2008, the court entered an Order and Final Judgment approving the settlement and dismissing the action.

Litigation Related to Development

On March 6, 2008, Caesars Bahamas Investment Corporation (“CBIC”), an indirect subsidiary of Harrah’s Operating Company terminated its previously announced agreement to enter into a joint venture in the Bahamas with Baha Mar Joint Venture Holdings Ltd. and Baha Mar JV Holding Ltd. (collectively, “Baha Mar”). To enforce its rights, on March 13, 2008, CBIC filed a complaint against Baha Mar, and the Baha Mar Development Company Ltd., in the Supreme Court of the State of New York, seeking a declaratory judgment with respect to CBIC’s rights under the Subscription and Contribution Agreement (the “Subscription Agreement”), between CBIC and Baha Mar, dated January 12, 2007. Pursuant to the Subscription Agreement, CBIC agreed, subject to certain conditions, to subscribe for shares in Baha Mar Joint Venture Holdings Ltd., which was formed to develop and construct a casino, golf course and resort project in the Bahamas. The complaint alleges that (i) the Subscription Agreement grants CBIC the right to terminate the agreement at any time prior to the closing of the transactions contemplated therein, if the closing does not occur on time; (ii) the closing did not occur on time; and, (iii) CBIC exercised its right to terminate the Subscription Agreement, and to abandon the transactions contemplated therein. The complaint seeks a declaratory judgment that the Subscription Agreement has been terminated in accordance with its terms and the transactions contemplated therein have been abandoned.

Baha Mar and Baha Mar Development Company Ltd. (“Baha Mar Development”) filed an Amended Answer and Counterclaims against CBIC and a Third Party Complaint dated June 18, 2008 against HOC in the Supreme Court of the State of New York. Baha Mar and the Baha Mar Development Company Ltd. allege that CBIC wrongfully terminated the Subscription Agreement and that CBIC wrongfully failed to make capital contributions under the Joint Venture Investors Agreement (“Investors Agreement”), by and between CBIC and Baha Mar, dated January 12, 2007. In addition, Baha Mar and Baha Mar Development allege that HOC wrongfully failed to perform its purported obligations under the Harrah’s Baha Mar Joint Venture Guaranty, dated January 12, 2007 (“Guaranty”). Baha Mar and Baha Mar Development assert claims for breach of contract, breach of fiduciary duty, promissory estoppel, equitable estoppel and negligent misrepresentation. Baha Mar and Baha Mar Development seek (i) declaratory relief; (ii) specific performance; (iii) the recovery of alleged monetary damages; (iv) the recovery of attorneys fees, costs, and expenses and (v) the dismissal with prejudice of CBIC’s Complaint. CBIC and HOC have each answered, denying all allegations of wrongdoing.

In addition, the Company is party to ordinary and routine litigation incidental to our business. We do not expect the outcome of any pending litigation to have a material adverse effect on our consolidated financial position or results of operations.

Governmental Regulation

The gaming industry is highly regulated, and we must maintain our licenses and pay gaming taxes to continue our operations. Each of our casinos is subject to extensive regulation under the laws, rules and regulations of the jurisdiction where it is located. These laws, rules and regulations generally concern the responsibility, financial stability and character of the owners, managers, and persons with financial interests in the gaming operations. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. See “Gaming Regulatory Overview.”

Our businesses are subject to various foreign, federal, state and local laws and regulations in addition to gaming regulations. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters, employees, currency transactions, taxation, zoning and building codes, and marketing and advertising. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our operating results.

Employee Relations

As of June 30, 2008, we had approximately 86,000 employees through our various subsidiaries. Despite a strike in Atlantic City in 2004 that was settled, we consider our labor relations with employees to be good. As of June 30, 2008, approximately 27,000 employees were covered by collective bargaining agreements with certain of our subsidiaries, relating to certain casino, hotel and restaurant employees at certain of our properties. Most of our employees covered by collective bargaining agreements are located at our properties in Las Vegas and Atlantic City. Our collective bargaining agreements with employees located at our Las Vegas properties expires in May 2012 and at our Atlantic City properties in September 2009.

GAMING REGULATORY OVERVIEW

The ownership and operation of casino entertainment facilities are subject to pervasive regulation under the laws, rules and regulations of each of the jurisdictions in which we operate. Gaming laws are based upon declarations of public policy designed to ensure that gaming is conducted honestly, competitively and free of criminal and corruptive elements. Since the continued growth and success of gaming is dependent upon public confidence, gaming laws protect gaming consumers and the viability and integrity of the gaming industry, including prevention of cheating and fraudulent practices. Gaming laws may also be designed to protect and maximize state and local revenues derived through taxation and licensing fees imposed on gaming industry participants and enhance economic development and tourism. To accomplish these public policy goals, gaming laws establish procedures to ensure that participants in the gaming industry meet certain standards of character and fitness, or suitability. In addition, gaming laws require gaming industry participants to:

•	Establish and maintain responsible accounting practices and procedures;

•	Maintain effective controls over their financial practices, including establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues;

•	Maintain systems for reliable record keeping;

•	File periodic reports with gaming regulators; and

•	Maintain strict compliance with various laws, regulations and required minimum internal controls pertaining to gaming.

Typically, regulatory environments in the jurisdictions in which we operate are established by statute and are administered by a regulatory agency or agencies with interpretive authority with respect to gaming laws and regulations and broad discretion to regulate the affairs of owners, managers, and persons/entities with financial interests in gaming operations. Among other things, gaming authorities in the various jurisdictions in which we operate:

•	Adopt rules and regulations under the implementing statutes;

•	Make appropriate investigations to determine if there has been any violation of laws or regulations

•	Enforce gaming laws and impose disciplinary sanctions for violations, including fines and penalties;

•	Review the character and fitness of participants in gaming operations and make determinations regarding their suitability or qualification for licensure;

•	Grant licenses for participation in gaming operations;

•	Collect and review reports and information submitted by participants in gaming operations;

•	Review and approve transactions, such as acquisitions or change of control transactions of gaming industry participants, securities offerings and debt transactions engaged in by such participants; and

•	Establish and collect fees and/or taxes.

Licensing and Suitability Determinations

Gaming laws require us, each of our subsidiaries engaged in gaming operations, certain of our directors, officers and employees, and in some cases, our stockholders and holders of our debt securities, to obtain licenses or findings of suitability from gaming authorities. Licenses or findings of suitability typically require a determination that the applicant qualifies or is suitable. Gaming authorities have very broad discretion in determining whether an applicant qualifies for licensing or should be deemed suitable. Subject to certain administrative proceeding requirements, the gaming regulators have the authority to deny any application or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, or fine any person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities. Criteria used in determining whether to grant a license or finding of suitability, while varying between jurisdictions, generally include consideration of factors such as:

•

The financial stability, integrity and responsibility of the applicant, including whether the operation is adequately capitalized in the jurisdiction and exhibits the ability to maintain adequate insurance levels;

•	The quality of the applicant’s casino facilities;

•	The amount of revenue to be derived by the applicable jurisdiction through operation of the applicant’s gaming facility;

•	The applicant’s practices with respect to minority hiring and training; and

•	The effect on competition and general impact on the community.

In evaluating individual applicants, gaming authorities consider the individual’s reputation for good character and criminal and financial history and the character of those with whom the individual associates.

Many jurisdictions limit the number of licenses granted to operate gaming facilities within the jurisdiction, and some jurisdictions limit the number of licenses granted to any one gaming operator. For example, in Indiana, state law allows us to only hold two gaming licenses. Licenses under gaming laws are generally not transferable unless the transfer is approved by the requisite regulatory agency. Licenses in many of the jurisdictions in which we conduct gaming operations are granted for limited durations and require renewal from time to time. In Iowa, our ability to continue our casino operations is subject to a referendum every eight years or at any time upon petition of the voters in the county in which we operate; the most recent referendum occurred in 2002. Our New Orleans casino operates under a contract with the Louisiana gaming authorities which extends until 2014, with a ten—year renewal period. There can be no assurance that any of our licenses or any of the above mentioned contracts will be renewed, or with respect to our gaming operations in Iowa, that continued gaming activity will be approved in any referendum.

In addition to us and our direct and indirect subsidiaries engaged in gaming operations, gaming authorities may investigate any individual or entity having a material relationship to, or material involvement with, any of these entities to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Certain jurisdictions require that any change in our directors or officers, including the directors or officers of our subsidiaries, must be approved by the requisite regulatory agency. Our officers, directors and certain key employees must also file applications with the gaming authorities and may be required to be licensed, qualified or be found suitable in many jurisdictions. Gaming authorities may deny an application for licensing for any cause which they deem reasonable. Qualification and suitability determinations require submission of detailed personal and financial information followed by a thorough investigation. The burden of demonstrating suitability is on the applicant, who must pay all the costs of the investigation. Changes in licensed positions must be reported to gaming authorities and in addition to their authority to deny an application for licensure, qualification or a finding of suitability, gaming authorities have jurisdiction to disapprove of a change in a corporate position.

If gaming authorities were to find that an officer, director or key employee fails to qualify or is unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with such person. In addition, gaming authorities may require us to terminate the employment of any person who refuses to file appropriate applications.

Moreover, in many jurisdictions, any of our stockholders or holders of our debt securities may be required to file an application, be investigated, and qualify or have his, her or its suitability determined. For example, under Nevada gaming laws, each person who acquires, directly or indirectly, beneficial ownership of any voting security, or beneficial or record ownership of any non-voting security or any debt security in a publicly traded corporation which is registered with the Nevada Gaming Commission (the “Commission”), such as Harrah’s Entertainment, may be required to be found suitable if the Commission has reason to believe that his or her acquisition of that ownership, or his or her continued ownership in general, would be inconsistent with the declared public policy of Nevada, in the sole discretion of the Commission. Any person required by the Commission to be found suitable shall apply for a finding of suitability within 30 days after the Commission’s request that he or she should do so and, together with his or her application for suitability, deposit with the Nevada Gaming Control Board (the “Board”) a sum of money which, in the sole discretion of the Board, will be adequate to pay the anticipated costs and charges incurred in the investigation and processing of that application for suitability, and deposit such additional sums as are required by the Board to pay final costs and charges.

Furthermore, any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, shall not be able to hold directly or indirectly the beneficial ownership of any voting security or the beneficial or record ownership of any nonvoting security or any debt security of any publicly traded corporation which is registered with the gaming authority, such as Harrah’s Entertainment, beyond the time prescribed by the gaming authority. A violation of the foregoing may constitute a criminal offense. A finding of unsuitability by a particular gaming authority impacts that person’s ability to associate or affiliate with gaming licensees in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licensees in other jurisdictions.

Many jurisdictions also require any person who acquires beneficial ownership of more than a certain percentage of our voting securities and, in some jurisdictions, our non-voting securities, typically 5%, to report the acquisition to gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability. Most gaming authorities, however, allow an “institutional investor” to apply for a waiver that allows the “institutional investor” to acquire, in most cases, up to 15% of our voting securities without applying for qualification or a finding of suitability. An “institutional investor” is generally defined as an investor acquiring and holding voting securities in the ordinary course of business as an institutional investor, and not for the purpose of causing, directly or indirectly, the election of a majority of the members of our board of directors, any change in our corporate charter, bylaws, management, policies or operations, or those of any of our gaming affiliates, or the taking of any other action which gaming authorities find to be inconsistent with holding our voting securities for investment purposes only. An application for a waiver as an institutional investor requires the submission of detailed information about the company and its regulatory filings, the name of each person that beneficially owns more than 5% of the institutional investor’s voting securities or other equivalent and a certification made under oath and under the penalty of perjury, that the voting securities were acquired and are held for investment purposes only. Even if a waiver is granted, an institutional investor generally may not take any action inconsistent with its status when the waiver was granted without once again becoming subject to the foregoing reporting and application obligations. A change in the investment intent of an institutional investor must be reported to certain regulatory authorities immediately after its decision.

Notwithstanding, each person who acquires directly or indirectly; beneficial ownership of any voting security; or beneficial or record ownership of any nonvoting security or any debt security in our company may be required to be found suitable if a gaming authority has reason to believe that such person’s acquisition of that ownership would otherwise be inconsistent with the declared policy of the jurisdiction.

Generally, any person who fails or refuses to apply for a finding of suitability or a license within the prescribed period after being advised it is required by gaming authorities may be denied a license or found unsuitable, as applicable. The same restrictions may also apply to a record owner if the record owner, after request fails to identify the beneficial owner. Any person found unsuitable or denied a license and who holds, directly or indirectly, any beneficial ownership of our securities beyond such period of time as may be prescribed by the applicable gaming authorities may be guilty of a criminal offense. Furthermore, we may be subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us or any of our subsidiaries, we:

•	pay that person any dividend or interest upon our voting securities;

•	allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person;

•	pay remuneration in any form to that person for services rendered or otherwise; or

•

fail to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value.

Although many jurisdictions generally require the individual holders of debt securities such as notes to be investigated and found suitable, gaming authorities may nevertheless retain the discretion to do so for any reason, including but not limited to, a default, or where the holder of the debt instruments exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability or otherwise qualify must generally pay all investigative fees and costs of the gaming authority in connection with such an investigation. If the gaming authority determines that a person is unsuitable to own a debt security, we may be subject to disciplinary action, including the loss of our approvals, if without the prior approval of the gaming authority, we:

•	pay to the unsuitable person any dividend, interest or any distribution whatsoever;

•	recognize any voting right by the unsuitable person in connection with those securities;

•	pay the unsuitable person remuneration in any form; or

•	make any payment to the unsuitable person by way of principal, redemption, conversion exchange, liquidation or similar transaction.

Certain jurisdictions impose similar restrictions in connection with debt securities and retain the right to require holders of debt securities to apply for a license or otherwise be found suitable by the gaming authority.

Under New Jersey gaming laws, if a holder of our debt or equity securities is required to qualify, the holder may be required to file an application for qualification or divest itself of the securities. If the holder files an application for qualification, it must place the securities in trust with an approved trustee. If the gaming regulatory authorities approve interim authorization, and while the application for plenary qualification is pending, such holder may, through the approved trustee, continue to exercise all rights incident to the ownership of the securities. If the gaming regulatory authorities deny interim authorization, the trust shall become operative and the trustee shall have the authority to exercise all the rights incident to ownership, including the authority to dispose of the securities and the security holder shall have no right to participate in casino earnings and may only receive a return on its investment in an amount not to exceed the actual cost of the investment (as defined by New Jersey gaming laws). If the security holder obtains interim authorization but the gaming authorities later find reasonable cause to believe that the security holder may be found unqualified, the trust shall become operative and the trustee shall have the authority to exercise all rights incident to ownership pending a determination on such holder’s qualifications. However, during the period the securities remain in trust, the security holder may petition the New Jersey gaming authorities to direct the trustee to dispose of the trust property and distribute proceeds of the trust to the security holder in an amount not to exceed the lower of the actual cost of the investment or the value of the securities on the date the trust became operative. If the security holder is ultimately found unqualified, the trustee is required to sell the securities and to distribute the proceeds of the sale to the applicant in an amount not exceeding the lower of the actual cost of the investment or the value of the securities on the date the trust became operative and to distribute the remaining proceeds to the state. If the security holder is found qualified, the trust agreement will be terminated.

Additionally, the Certificate of Incorporation of Harrah’s Entertainment contains provisions establishing the right to redeem the securities of disqualified holders if necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise, or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit denied or rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed. The Certificates of

Incorporation of Harrah’s Entertainment also contain, provisions defining the redemption price and the rights of a disqualified security holder. In the event a security holder is disqualified, the New Jersey gaming authorities are empowered to propose any necessary action to protect the public interest, including the suspension or revocation of the licenses for the casinos we own in New Jersey.

Many jurisdictions also require that manufacturers and distributors of gaming equipment and suppliers of certain goods and services to gaming industry participants be licensed and require us to purchase and lease gaming equipment, supplies and services only from licensed suppliers.

Violations of Gaming Laws

If we or our subsidiaries violate applicable gaming laws, our gaming licenses could be limited, conditioned, suspended or revoked by gaming authorities, and we and any other persons involved could be subject to substantial fines. Further, a supervisor or conservator can be appointed by gaming authorities to operate our gaming properties, or in some jurisdictions, take title to our gaming assets in the jurisdiction, and under certain circumstances, earnings generated during such appointment could be forfeited to the applicable jurisdictions. Furthermore, violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. As a result, violations by us of applicable gaming laws could have a material adverse effect on our financial condition, prospects and results of operations.

Reporting and Recordkeeping Requirements

We are required periodically to submit detailed financial and operating reports and furnish any other information about us and our subsidiaries which gaming authorities may require. Under both Nevada gaming law and federal law, we are required to record and submit detailed reports of currency transactions involving greater than $10,000 at our casinos and Suspicious Activity Reports (“SARCs”) if the facts presented so warrant. Effective July 1, 2007, the Nevada requirements for currency reporting were repealed and Nevada properties are now required to adhere to the federal law governing currency transactions. Some jurisdictions require us to maintain a log that records aggregate cash transactions in the amount of $3,000 or more. We are required to maintain a current stock ledger which may be examined by gaming authorities at any time. We may also be required to disclose to gaming authorities upon request the identities of the holders of our debt or other securities. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to gaming authorities. Failure to make such disclosure may be grounds for finding the record holder unsuitable. Gaming authorities may also require certificates for our stock to bear a legend indicating that the securities are subject to specified gaming laws. In certain jurisdictions, gaming authorities have the power to impose additional restrictions on the holders of our securities at any time.

Review and Approval of Transactions

Substantially all material loans, leases, sales of securities and similar financing transactions by us and our subsidiaries must be reported to, or approved by, gaming authorities. Neither we nor any of our subsidiaries may make a public offering of securities without the prior approval of certain gaming authorities if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in such jurisdictions, or to retire or extend obligations incurred for such purposes. Such approval, if given, does not constitute a recommendation or approval of the investment merits of the securities subject to the offering. Changes in control through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or otherwise require prior approval of gaming authorities. Entities seeking to acquire control of us or one of our subsidiaries must satisfy gaming authorities with respect to a variety of stringent standards prior to assuming control. Gaming authorities may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

Certain gaming laws and regulations in jurisdictions we operate in establish that certain corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting us or our subsidiaries may be injurious to stable and productive corporate gaming, and as a result, prior approval may be required before we may make exceptional repurchases of voting securities (such as repurchases which treat holders differently) above the current market price and before a corporate acquisition opposed by management can be consummated. In certain jurisdictions, the gaming authorities also require prior approval of a plan of recapitalization proposed by the board of directors of a publicly traded corporation which is registered with the gaming authority in response to a tender offer made directly to the registered corporation’s shareholders for the purpose of acquiring control of the registered corporation.

Because licenses under gaming laws are generally not transferable, our ability to grant a security interest in any of our gaming assets is limited and may be subject to receipt of prior approval from gaming authorities. A pledge of the stock of a subsidiary holding a gaming license and the foreclosure of such a pledge may be ineffective without the prior approval of gaming authorities. Moreover, our subsidiaries holding gaming licenses may be unable to guarantee a security issued by an affiliated or parent company pursuant to a public offering, or pledge their assets to secure payment of the obligations evidenced by the security issued by an affiliated or parent company, without the prior approval of gaming authorities. We are subject to extensive prior approval requirements relating to certain borrowings and security interests with respect to our New Orleans casino. If the holder of a security interest wishes operation of the casino to continue during and after the filing of a suit to enforce the security interest, it may request the appointment of a receiver approved by Louisiana gaming authorities, and under Louisiana gaming laws, the receiver is considered to have all our rights and obligations under our contract with Louisiana gaming authorities.

Some jurisdictions also require us to file a report with the gaming authority within a prescribed period of time following certain financial transactions and the offering of debt securities. Were they to deem it appropriate, certain gaming authorities reserve the right to order such transactions rescinded.

Certain jurisdictions require the implementation of a compliance review and reporting system created for the purpose of monitoring activities related to our continuing qualification. These plans require periodic reports to senior management of our company and to the regulatory authorities.

License Fees and Gaming Taxes

We pay substantial license fees and taxes in many jurisdictions, including the counties, cities, and any related agencies, boards, commissions, or authorities, in which our operations are conducted, in connection with our casino gaming operations, computed in various ways depending on the type of gaming or activity involved. Depending upon the particular fee or tax involved, these fees and taxes are payable either daily, monthly, quarterly or annually. License fees and taxes and are based upon such factors as:

•	a percentage of the gross revenues received;

•	the number of gaming devices and table games operated;

•	franchise fees for riverboat casinos operating on certain waterways; and

•	admission fees for customers boarding our riverboat casinos.

In Illinois, licensees are obligated to generate a specific dollar amount in gaming tax based on business volume and if the number falls short, the company must subsidize the amount to the State of Illinois.

In many jurisdictions, gaming tax rates are graduated with the effect of increasing as gross revenues increase. Furthermore, tax rates are subject to change, sometimes with little notice, and we have recently experienced tax rate increases in a number of jurisdictions in which we operate. A live entertainment tax is also paid in certain jurisdictions by casino operations where entertainment is furnished in connection with the selling or serving of food or refreshments or the selling of merchandise.

Operational Requirements

In many jurisdictions, we are subject to certain requirements and restrictions on how we must conduct our gaming operations. In many jurisdictions, we are required to give preference to local suppliers and include minority—owned and women—owned businesses in construction projects to the maximum extent practicable. Some jurisdictions also require us to give preferences to minority—owned and women—owned businesses in the procurement of goods and services. Some of our operations are subject to restrictions on the number of gaming positions we may have, the minimum or maximum wagers allowed by our customers, and the maximum loss a customer may incur within specified time periods.

Our land—based casino in New Orleans operates under a contract with the Louisiana Gaming Control Board and the Louisiana Economic Development and Gaming Act and related regulations. Under this authority, our New Orleans casino is subject to not only many of the foregoing operational requirements, but also to restrictions on our food and beverage operations, including with respect to the size, location and marketing of eating establishments at our casino entertainment facility. Furthermore, with respect to the hotel tower recently opened, we are subject to restrictions on the number of rooms within the hotel, the amount of meeting space within the hotel and how we may market and advertise the rates we charge for rooms.

In Mississippi, we are required to include adequate parking facilities (generally 500 spaces or more) in close proximity to our existing casino complexes, as well as infrastructure facilities, such as hotels, that will amount to at least 25% of the casino cost. The infrastructure requirement was increased to 100% of the casino cost for any new casinos in Mississippi.

To comply with requirements of Iowa gaming laws, we have entered into management agreements with Iowa West Racing Association, a non–profit organization. The Iowa Racing and Gaming Commission has issued a joint license to Iowa West Racing Association and Harveys Iowa Management Company, Inc. for the operation of the Harrah’s Council Bluffs Casino, which is an excursion gambling boat that is now permanently moored, and issued a license for the Horseshoe Council Bluffs Casino at Bluffs Run Greyhound Park which is a full service, land based casino and a greyhound racetrack. The company operates both facilities pursuant to the management agreements.

The United Kingdom Gaming Act of 1968 prohibits casino operators from advertising and from offering encouragement or inducement to the public to gamble. Casino operators are allowed to place a limited amount of advertising in certain sections of newspapers or publications. The United Kingdom Gambling Act of 2005 which became effective in September 2007 also contains certain prohibitions on advertising as well as provisions to establish regulations for the control of advertising.

Native American Gaming

The terms and conditions of management contracts and the operation of casinos and all gaming on Native American land in the United States are subject to the Indian Gaming Regulatory Act of 1988, (the “IGRA”), which is administered by the National Indian Gaming Commission, (the “NIGC”), the gaming regulatory agencies of tribal governments, and Class III gaming compacts between the tribes for which we manage casinos and the states in which those casinos are located. IGRA established three separate classes of tribal gaming—Class I, Class II and Class III. Class I includes all traditional or social games solely for prizes of minimal value played by a tribe in connection with celebrations or ceremonies. Class II gaming includes games such as bingo, pulltabs, punchboards, instant bingo and non-banked card games (those that are not played against the house) such as poker. Class III gaming includes casino-style gaming such as banked table games like blackjack, craps and roulette, and gaming machines such as slots and video poker, as well as lotteries and pari-mutuel wagering. Harrah’s Ak-Chin Phoenix and Rincon provide Class II gaming and, as limited by the tribal-state compact, Class III gaming. The Eastern Band Cherokee Casino currently provides only Class III gaming.

IGRA prohibits all forms of Class III gaming unless the tribe has entered into a written agreement or compact with the state that specifically authorizes the types of Class III gaming the tribe may offer. These compacts may address, among other things, the manner and extent to which each state will conduct background investigations and certify the suitability of the manager, its officers, directors, and key employees to conduct gaming on tribal lands. We have received our permanent certification from the Arizona Department of Gaming as management contractor for the Ak-Chin Native American Community’s casino and have been licensed by the relevant tribal gaming authorities to manage the Ak-Chin Native American Community’s casino, the Eastern Band of Cherokee Native Americans’ casino and the Rincon San Luiseno Band of Mission Native Americans, respectively.

IGRA requires NIGC approval of management contracts for Class II and Class III gaming as well as the review of all agreements collateral to the management contracts. Management contracts which are not so approved are void. The NIGC will not approve a management contract if a director or a 10% shareholder of the management company:

•	is an elected member of the Native American tribal government which owns the facility purchasing or leasing the games;

•	has been or is convicted of a felony gaming offense;

•	has knowingly and willfully provided materially false information to the NIGC or the tribe;

•	has refused to respond to questions from the NIGC; or

•

is a person whose prior history, reputation and associations pose a threat to the public interest or to effective gaming regulation and control, or create or enhance the chance of unsuitable activities in gaming or the business and financial arrangements incidental thereto.

In addition, the NIGC will not approve a management contract if the management company or any of its agents have attempted to unduly influence any decision or process of tribal government relating to gaming, or if the management company has materially breached the terms of the management contract or the tribe’s gaming ordinance, or a trustee, exercising due diligence, would not approve such management contract. A management contract can be approved only after the NIGC determines that the contract provides, among other things, for:

•	adequate accounting procedures and verifiable financial reports, which must be furnished to the tribe;

•	tribal access to the daily operations of the gaming enterprise, including the right to verify daily gross revenues and income;

•	minimum guaranteed payments to the tribe, which must have priority over the retirement of development and construction costs;

•	a ceiling on the repayment of such development and construction costs; and

•

a contract term not exceeding five years and a management fee not exceeding 30% of net revenues (as determined by the NIGC); provided that the NIGC may approve up to a seven year term and a management fee not to exceed 40% of net revenues if NIGC is satisfied that the capital investment required, and the income projections for the particular gaming activity require the larger fee and longer term.

Management contracts can be modified or cancelled pursuant to an enforcement action taken by the NIGC based on a violation of the law or an issue affecting suitability.

Native American tribes are sovereign with their own governmental systems, which have primary regulatory authority over gaming on land within the tribes’ jurisdiction. Therefore, persons engaged in gaming activities, including the company, are subject to the provisions of tribal ordinances and regulations on gaming. These ordinances are subject to review by the NIGC under certain standards established by IGRA. The NIGC may determine that some or all of the ordinances require amendment, and that additional requirements, including additional licensing requirements, may be imposed on us. The possession of valid licenses from the Ak-Chin Native American Community, the Eastern Band of Cherokee Native Americans and the Rincon San Luiseno Band of Mission Native Americans, are ongoing conditions of our agreements with these tribes.

Riverboat Casinos

In addition to all other regulations applicable to the gaming industry generally, some of our riverboat casinos are also subject to regulations applicable to vessels operating on navigable waterways, including regulations of the U.S. Coast Guard. These requirements set limits on the operation of the vessel, mandate that it must be operated by a minimum complement of licensed personnel, establish periodic inspections, including the physical inspection of the outside hull, and establish other mechanical and operational rules.

Racetracks

We own a full service casino which includes a full array of table games in conjunction with a greyhound racetrack in Council Bluffs, Iowa. The casino operation and the greyhound racing operation are regulated by the same state agency and are subject to the same regulatory structure established for all Iowa gaming facilities. A single operating license covers both parts of the operation in Council Bluffs. We also own slot machines at a thoroughbred racetrack in Bossier City, Louisiana, and we own slot machines at a horse track in southeastern Pennsylvania in which the company, through various subsidiary entities, owns a 50% interest in the entity licensed by the Pennsylvania Gaming Control Board. Generally, our slot operations at the Iowa racetrack is regulated in the same manner as our other gaming operations in Iowa. In addition, regulations governing racetracks are typically administered separately from our other gaming operations (except in Iowa), with separate licenses and license fee structures. For example, racing regulations may limit the number of days on which races may be held.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and members of our boards of directors.

Name	Age	Position(s)
Gary Loveman	48	Chairman of the Board and Director
Jonathan Halkyard	44	Senior Vice President, Chief Financial Officer and Treasurer
Thomas Jenkin	53	Western Division President
Janis Jones	59	Senior Vice President, Communications/Government Relations
David Norton	40	Senior Vice President and Chief Marketing Officer
John Payne	40	Central Division President
Timothy Stanley	42	Senior Vice President, Innovation and Gaming and Chief Information Officer
Mary Thomas	42	Senior Vice President, Human Resources
J. Carlos Tolosa	59	Eastern Division President
Jeffrey Benjamin	47	Director
David Bonderman	66	Director
Anthony Civale	34	Director
Jonathan Coslet	44	Director
Kelvin Davis	45	Director
Karl Peterson	37	Director
Eric Press	43	Director
Marc Rowan	46	Director
Jeanne Jackson	57	Director
Lynn Swann	56	Director
Christopher Williams	50	Director

Gary Loveman has been a Director since 2000; Chairman of the Board since January 1, 2005; Chief Executive Officer since January 2003; President since April 2001. Mr. Loveman also serves as a director of Coach, Inc., a designer and marketer of high-quality handbags and women’s and men’s accessories, and FedEx Corporation, a world-wide provider of transportation, e-commerce and business services, each of which are traded on the New York Stock Exchange.

Jonathan Halkyard became our Chief Financial Officer in August 2006, a Senior Vice President in July 2005 and Treasurer in November 2003. He served as a Vice President from November 2002 to July 2005, Assistant General Manager-Harrah’s Las Vegas from May 2002 to November 2002 and Vice President and Assistant General Manager-Harrah’s Lake Tahoe from September 2001 to May 2002.

Thomas Jenkin became our Western Division President in January 2004. He served as Senior Vice President-Southern Nevada from November 2002 to December 2003 and Senior Vice President and General Manager-Rio from July 2001 to November 2002.

Janis Jones became our Senior Vice President-Communications/Government Relations in November 1999. Prior to joining Harrah’s Entertainment, Ms. Jones served as Mayor of Las Vegas from 1991 to 1999.

David Norton became our Senior Vice President and Chief Marketing Officer in January 2008. Prior to that role, Mr. Norton served as our Senior Vice President-Relationship Marketing since January 2003. Prior to becoming a Senior Vice President, Mr. Norton served as Vice President-Loyalty Marketing from October 1998 to January 2003.

John Payne became our Central Division President in January 2007. Before becoming Central Division President, Mr. Payne served as Atlantic City Regional President from January 2006 to December 2006, Gulf

Coast Regional President from June 2005 to January 2006, Senior Vice President and General Manager-Harrah’s New Orleans from November 2002 to June 2005 and Senior Vice President and General Manager-Harrah’s Lake Charles from March 2000 to November 2002.

Timothy Stanley became our Senior Vice President-Innovation and Gaming in January 2007 and our Chief Information Officer in January 2003. He served as Senior Vice President-Information Technology from February 2004 to January 2007 and Vice President-Information Technology from February 2001 to February 2004.

Mary Thomas became our Senior Vice President-Human Resources in February 2006. Prior to joining our company, Ms. Thomas served as Senior Vice President-Human Resources North America for Allied Domecq Spirits & Wines from October 2000 to December 2005.

J. Carlos Tolosa became our Eastern Division President in January 2003. Prior to becoming our Eastern Division President, Mr. Tolosa served as our Western Division President from August 1997 to January 2003.

Jeffrey Benjamin became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Benjamin has been a Senior Advisor to Cyrus Capital Partners since June 2008, having previously been a senior advisor to Apollo since 2002. Mr. Benjamin also serves as a Consultant to Apollo with respect to investments in the gaming industry. Mr. Benjamin also serves on the boards of directors of Exco Resources, Inc. and Virgin Media Inc.

David Bonderman became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Bonderman is a founding partner of TPG. Prior to forming TPG in 1992, Mr. Bonderman was Chief Operating Officer of Keystone, Inc. (formerly known as the Robert M. Bass Group, Inc.). Mr. Bonderman also serves on the boards of directors of CoStar Group, Inc., Gemalto N.V., and Ryanair Holdings PLC, of which he is Chairman, the Wilderness Society, the Grand Canyon Trust, the World Wildlife Fund, the University of Washington Foundation, and the American Himalayan Foundation.

Anthony Civale became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Civale is a Partner at Apollo Global Management, LLC, where he has worked since 1999. Mr. Civale also serves on the boards of directors of Berry Plastics Holding Corporation and Prestige Cruise Holdings, Inc.

Jonathan Coslet became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Coslet is a Senior Partner at TPG Capital, LP. Mr. Coslet serves on the boards of directors of The Neiman Marcus Group, Inc., Petco Animal Supplies, Inc., J. Crew Group, Inc., Quintiles Transnational Corp., Iasis Healthcare Corp., and Biomet, Inc. Mr. Coslet also serves on the Harvard Business School Advisory Board for the West Coast and the Finance Committee of the Lucille Packard Children’s Hospital at Stanford.

Kelvin Davis became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Davis is a Senior Partner at TPG Capital, LP and Head of the firm’s North American Buyouts Group. Mr. Davis also serves as directors of Kraton Polymers LLP, Aleris International Inc., Metro-Goldwyn-Mayer Studios Inc., Graphic Packaging Holding Company, and Univision Communications, Inc.

Karl Peterson became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Peterson is a Partner at TPG Capital, LP, where he has worked since 2004. Prior to joining TPG, Mr. Peterson was President and Chief Executive Officer of Hotwire, Inc. from 2000 to 2003. Mr. Peterson also serves on the boards of directors of Univision Communications, Sabre Holdings and Norwegian Cruise Lines.

Eric Press became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Press is a Partner at Apollo Global Management, LLC, where he has worked since 1998.

Mr. Press also serves on the boards of directors of Prestige Cruise Holdings, Inc., Noranda Aluminum, Affinion Group, Metals USA Holdings and Innkeepers USA.

Marc Rowan became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Rowan is a managing partner of Apollo Global Management, LLC. Mr. Rowan also serves on the boards of directors of the general partner of AAA, an Apollo-sponsored multi-billion dollar alternative investment manager and Norwegian Cruise Lines. Mr. Rowan is a founding member and serves on the executive committee of the Youth Renewal Fund and also serves on the board of directors of the National Jewish Outreach Program, Riverdale Country School and the Undergraduate Executive Board of The Wharton School.

Jeanne Jackson became a member of our board of directors in April 2008. Ms. Jackson is founder and chief executive officer of MSP Capital, a private investment company. Ms. Jackson also serves as a director of Nike, Inc., McDonald’s Corporation, and Nordstrom, Inc.

Lynn Swann became a member of our board of directors in April 2008. Mr. Swann is president of Swann, Inc., a consulting firm specializing in marketing and communications and managing director of Diamond Edge Capital Partners, LLC, a New York based finance company. He also serves as a director on the Hershey Entertainment and Resorts Company Board and the H. J. Heinz Company.

Christopher Williams became a member of our board of directors in April 2008. Mr. Williams has been Chairman of the Board and Chief Executive Officer of Williams Capital Group, L.P., an investment bank, since 1994, and Chairman of the Board and Chief Executive Officer of Williams Capital Management, LLC, an investment management firm, since 2002. He was a director from November 2003 to January 2008, and was a member of the Audit Committee. He also serves as a director of The Partnership for New York City, the National Association of Securities Professionals, and Wal-Mart Stores, Inc.

Board Composition

Board Committees

Audit Committee. The Audit Committee consists of four members: Karl Peterson, Eric Press, Jeanne Jackson and Christopher Williams. In light of our status as a privately-held company and the absence of a public trading market for our common stock, our Board has not designated any member of the Audit Committee as an “audit committee financial expert.” Though not formally considered by our Board given that our securities are no longer registered or traded on any national securities exchange, based upon the listing standards of the New York Stock Exchange, the national securities exchange upon which our common stock was listed prior to the Acquisition, we do not believe that either of Messrs. Peterson or Press would be considered independent because of their relationships with certain affiliates of the Sponsors and other entities which hold 100% of our outstanding voting common stock, and other relationships with us.

Human Resources Committee. See “—Executive Compensation—Compensation Discussion and Analysis —Corporate Governance—Our Human Resources Committee”

Executive Committee. The Executive Committee consists of three members: Kelvin Davis, Marc Rowan and Gary Loveman. The Executive Committee has all the powers of our Board in the management of our business and affairs, including without limitation, the establishment of additional committees or subcommittees of our Board and the delegation of authority to such committees and subcommittees, and may act on behalf of our Board to the fullest extent permitted under Delaware law and our organizational documents. The Executive Committee serves at the pleasure of our Board and may act by a majority of its members, provided that at least one member affiliated with TPG or Apollo must approve any action of the Executive Committee.

Finance Committee. The Finance Committee consists of two members: Karl Peterson and Eric Press. The Finance Committee has been delegated management of our indebtedness and the indebtedness of our subsidiaries.

Code of Ethics

The Code of Business Conduct and Ethics that our Board adopted applies to our chairman, chief executive officer and president, chief operating officer, chief financial officer and chief accounting officer and is intended to qualify as a “code of ethics” as defined by rules of the Securities and Exchange Commission. This Code, is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code; and

•	accountability for adherence to the Code.

Executive Compensation

Compensation Discussion and Analysis

Corporate Governance

Our Human Resources Committee. The Human Resources Committee (the “Committee” or “HRC”) serves as the Company’s compensation committee with the specific purpose of designing, approving, and evaluating the administration of the Company’s compensation plans, policies, and programs. The Committee ensures that compensation programs are designed to encourage high performance, promote accountability and align employee interests with the interests of the Company’s stockholders. The Committee is also charged with reviewing and recommending the compensation of the Chief Executive Officer and our other senior executives, including all of the named executive officers. The Committee operates under the Harrah’s Entertainment, Inc. the Human Resources Committee Charter. The HRC Charter was last updated on April 15, 2008, and it is reviewed no less than once per year with any recommended changes provided to the Board of Directors of the Company (the “Board”) for approval.

As of September 30, 2008, the Committee was comprised of two members: Kelvin Davis and Marc Rowan. The qualifications of the Committee members stem from roles as corporate leaders, private investors, and board members of several large corporations. Their knowledge, intelligence, and experience in company operations, financial analytics, business operations, and understanding of human capital management enables the members to carry out the objectives of the Committee.

As of December 31, 2007, the Committee was comprised of five members: Frank J. Biondi, Jr. (Chair), Ralph Horn, R. Brad Martin, Robert G. Miller, and Boake A. Sells. Other than the 2007 bonus payments (paid in 2008), 2007 compensation decisions were made by the Committee in place prior to the Acquisition. The qualifications of the Committee members stem from roles as corporate leaders, private investors, and board members of several large corporations. Their knowledge, intelligence, and experience in company operations, financial analytics, business operations, and understanding of human capital management enables the members to carry out the objectives of the Committee.

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee or to specified executives of the Company, except that it shall not delegate its responsibilities for any matters where it has determined such compensation is intended to comply with (a) the exemptions under Section 16(b) of the Securities Exchange Act of 1934, or (b) Section 162(m) of the Internal Revenue Code.

HRC Consultant Relationships. The Committee has the authority to engage services of independent legal counsel, consultants and subject matter experts in order to analyze, review, and recommend actions with regard to Board compensation, executive officer compensation, or general compensation and plan provisions. The Company provides for appropriate funding for any such services commissioned by the Committee. These consultants are used by the HRC for purposes of executive compensation review, analysis, and recommendations. The HRC has in the past, and will continue in the future, to engage external consultants for the purposes of determining Chief Executive Officer and other senior executive compensation.

Roles in establishing compensation

Role of Human Resources Committee. The HRC has sole authority in setting the material compensation of the Company’s senior executives, including base pay, incentive pay (bonus) and equity awards. The HRC receives information and input from senior executives of the Company and outside consultants (as described below) to help establish these material compensation determinations, but the HRC is the final arbiter on these decisions.

Role of company executives in establishing compensation. When determining the pay levels for the Chief Executive Officer and our other senior executives, the Committee solicits advice and counsel from internal as well as external resources. Internal Company resources include the Chief Executive Officer, Senior Vice President of Human Resources and Vice President of Compensation, Benefits, and Human Resource Systems and Services. The Senior Vice President of Human Resources is responsible for developing and implementing the Company’s business plans and strategies for all companywide human resource functions, as well as day-to-day human resources operations. The Vice President of Compensation and Human Resource Systems and Services is responsible for the design, execution, and daily administration of the Company’s compensation, benefits, and human resources shared-services operations. Both of these Human Resources executives attend the HRC meetings and act as a source of informational resources and serve in an advisory capacity. The Corporate Secretary is also in attendance at each of the HRC meetings and oversees the legal aspects of the Company’s executive compensation plans, updates the Committee regarding changes in laws and regulations affecting the Company’s compensation policies, and records the minutes of each HRC meeting. The Chief Executive Officer also attends HRC meetings.

In 2007, the HRC Chair communicated directly with the Chief Executive Officer and top Human Resources executives in order to obtain external market data, industry data, internal pay information, individual and Company performance results, and updates on regulatory issues. The Committee Chair also delegated specific tasks to the Human Resources executives in order to facilitate the decision making process and to assist in the finalization of meeting agendas, documentation, and compensation data for Committee review and approval.

The Chief Executive Officer annually reviews the performance of our senior executives and, based on these reviews, recommends to the HRC compensation for all senior executives, other than his own compensation. The HRC, however, has the discretion to modify the recommendations and makes the final decisions regarding material compensation to senior executives, including base pay, incentive pay (bonus), and equity awards.

Role of outside consultants in establishing compensation. The Company’s internal Human Resources executives regularly engage outside consultants related to the Company’s compensation policies. Standing consulting relationships are held with several global consulting firms specializing in executive compensation, human capital management, and board of director pay practices. The consultants provided the information described above to the Company’s compensation department to help formulate information that is then provided to the HRC. The consultants did not interact with each other in 2007, as they each work on discrete areas of compensation.

Objectives of Compensation Programs

The Company’s executive compensation program is designed to achieve the following objectives:

•	align our rewards strategy with our business objectives, including enhancing stockholder value and customer satisfaction,

•	support a culture of strong performance by rewarding employees for results,

•	attract, retain and motivate talented and experienced executives, and

•	foster a shared commitment among our senior executives by aligning the Company’s and their individual goals.

•	These objectives are ever present and are at the forefront of our compensation philosophy and all compensation design decisions.

Compensation Philosophy

The Company’s compensation philosophy provides the foundation upon which all compensation programs are built. Our goal is to compensate our executives with a program that rewards loyalty, results-driven individual performance, and dedication to the organization’s overall success. These principles define our compensation philosophy and are used to align our compensation programs with our business objectives. Further, the HRC specifically outlines in its charter the following duties and responsibilities in shaping and maintaining the Company’s compensation philosophy:

•	Assess whether the components of executive compensation support the Company’s culture and business goals;

•	Consider the impact of executive compensation programs on stockholders;

•	Consider issues and approve policies regarding qualifying compensation for executives for tax deductibility purposes;

•	Approve the appropriate balance of fixed and variable compensation; and

•	Approve the appropriate role of performance based and retention based compensation.

The executive compensation program rewards our executives for their contributions in achieving the Company’s mission of providing outstanding customer service and attaining strong financial results, as discussed in more detail below. The Company’s executive compensation policy is designed to attract and retain high caliber executives and motivate them to superior performance for the benefit of the Company’s stockholders.

Various Company policies are in place to shape our executive pay plans, including:

•	Salaries are linked to competitive factors, internal equity, and can be increased as a result of successful job performance;

•	The annual bonus program is competitively based and provides incentive compensation based on our financial performance;

•	Long-term compensation is tied to enhancing stockholder value and to our financial performance; and

•	Qualifying compensation paid to senior executives is designed to maximize tax deductibility, where possible.

The executive compensation practices are to compensate executives primarily on performance, with a large portion of potential compensation at risk. In the past, the HRC has set senior executive compensation with two driving principals in mind: (1) delivering financial results to our stockholders and (2) ensuring that our customers receive a great experience when visiting our properties. To that end, historically the HRC has set our senior executive compensation so that at least 50% of our senior executives’ total compensation be at risk based on these objectives.

Although many legislative changes and accounting rules have changed over the past several years impacting our executive compensation programs and polices, in 2007 there was only one material change in our executive compensation program. Due to the pending Acquisition, our senior executives were not awarded equity compensation in 2007.

Compensation Program Design

The executive compensation program is designed with our executive compensation objectives in mind and is comprised of fixed and variable pay plans, cash and non-cash plans, and short and long-term payment structures in order to recognize and reward executives for their contributions to the Company today and in the future.

The table below reflects our short-term and long-term executive compensation programs:

Short-term	Long-term
Fixed and Variable Pay	Variable Pay
Base Salary	Equity Awards
Annual Management Bonus Plan	Executive Supplemental Savings Plan II
2005 Senior Executive Incentive Plan

The Company continually assesses and evaluates the internal and external competitiveness for all components of the executive compensation program. Internally, we look at critical and key positions that are directly linked to the profitability and viability of the Company. We ensure that the appropriate hierarchy of jobs is in place with appropriate ratios of Chief Executive Officer compensation to other senior executive compensation. We believe the appropriate ratio of Chief Executive Officer compensation compared to other senior executives ranges from 2:1 on the low end to 10:1 on the high end. These ratios are merely a reference point for the HRC in setting the compensation of our Chief Executive Officer, and were set after reviewing the job responsibilities of our Chief Executive Officer versus other senior executives and market practice. Internal equity is based on qualitative job evaluation methods, span of control, required skills and abilities, and long-term career growth opportunities. Externally, benchmarks are used to provide guidance and to ensure that our ability to attract, retain and recruit talented senior executives is intact. Due to the highly competitive nature of the gaming industry as well as the competitiveness across industries for talented senior executives, it is important for our pay plans to provide us the ability to internally develop executive talent, as well as recruit highly qualified senior executives.

External competitiveness is reviewed with the help of outside consultants and measured by data gathered from published executive compensation surveys and proxy data from peer companies. We define our peer group as one which operates under similar business conditions as the Company’s, such as large gaming companies, hotel and lodging companies and large companies in the consumer services industries. We did not do a peer review in 2007, but the companies comprising our peer group for 2006 were:

• American Real Estate Partners, L.P.	• Las Vegas Sands Corp.

• Aramark Corporation	• Marriott International, Inc.

• Boyd Gaming Corporation	• MGM MIRAGE

• Carnival Corporation	• Penn National Gaming, Inc.

• CBS Corporation	• Starbucks Corporation

• The DIRECTV Group, Inc.	• Starwood Hotels & Resorts Worldwide, Inc.

• GTECH Holdings Corporation	• Station Casinos, Inc.

• Hilton Hotels Corporation	• Wynn Resorts, Limited.

• IAC/InteractiveCorp	• YUM! Brands

• International Game Technology

When used in 2006, median revenue and market capitalization for the 19 peer companies listed above are $6 billion and $12 billion, respectively. The Company’s revenue and market capitalization each fell at the 68th percentile of the peer group in 2006.

The peer group is used to benchmark senior executive compensation, which includes base salary, bonus, and long-term incentive pay. Each compensation element is considered individually and as a portion of total compensation, particularly when applying marketing data, which means that if one element is under or over our target market position, a corresponding adjustment does not necessarily take place if the executive’s total compensation is positioned competitively. The Company targets its senior executive total direct compensation or “TDC” (base + bonus + long-term incentive opportunity) at the 75 – 90th percentile of the peer group. In June 2006, a TDC analysis was conducted in conjunction with Watson Wyatt Worldwide and the findings showed that we were within our 75 – 90th percentile range in base pay, bonus, long-term compensation, and total compensation. We target at the higher end of the market due to the competitive environment of the gaming industry, our goal to attract the most talented executives, and to support our efforts of retaining our executives for long-term business success.

The overall design of the executive compensation program and the elements thereof is a culmination of years of development and compensation plan design adjustments. Each year the plans have been reviewed for effectiveness, competitiveness, and legislative compliance. The current plans have been put into place with the approval of the HRC and in support of the principles of the compensation philosophy and objectives of the Company’s pay practices and policies.

Impact of Performance on Compensation

The impact of individual performance on compensation is present in base pay merit increases, setting the annual bonus plan payout percentages as compared to base pay, and the amount of equity awards granted. The impact of the Company’s financial performance and customer satisfaction is present in the calculation of the annual bonus payment and the intrinsic value of equity awards. Supporting a performance culture and providing compensation that is directly linked to outstanding individual and overall financial results is at the core of the Company’s compensation philosophy and human capital management strategy.

For senior executives, the most significant compensation plans that are directly affected by the attainment of performance goals is the Annual Management Bonus Plan and 2005 Senior Executive Incentive Plan. All bonus plan performance criteria, target percentages, and plan awards were set in February 2007 for the bonus payments for fiscal 2007 (paid in 2008). The financial measurements used to determine the bonus under the Annual Management Bonus Plan are (1) Return on Invested Capital (ROIC), (2) Adjusted Earnings per Share (EPS), and (3) Operating Income (OI). The non-financial measurement used to determine plan payments is customer satisfaction. The financial measure for the 2005 Senior Executive Incentive Plan is earnings before interest, taxes, depreciation and amortization (EBITDA), as more fully described below.

Based on performance goals set by the HRC each year, there are minimum requirements that must be met in order for a bonus plan payment to be provided. Just as bonus payments are increased as performance goals are exceeded, results falling short of goals reduce or eliminate bonus payments. In order for senior executives to receive a bonus, a minimum attainment of 80% of financial and customer satisfaction scores approved by the HRC must be met. The 2007 requirements were set at the February 2007 HRC meeting.

Elements of Compensation

Elements of Active Employment Compensation and Benefits

The total direct compensation mix for each Named Executive Officer (“NEO”) varies. For our Chief Executive Officer, the allocation for 2007 was 45% for base salary and 55% for annual bonus. For the other NEOs in 2007, the average allocation was 57% for base salary and 43% for annual bonus. Due to the pending Acquisition, equity compensation was not awarded to our senior executives in 2007. Each compensation element is considered individually and as a component within the total compensation package. In reviewing each element of our senior executive’s compensation, the HRC reviews peer data, internal and external benchmarks, the performance of the Company over the past 12 months (as compared to the Company’s internal plan as well as compared to other gaming companies) and the executive’s individual performance. Prior compensation and wealth accumulation is considered when making decisions regarding current and future compensation; however, it has not been a decision point used to cap a particular compensation element.

Base Salary

Salaries are reviewed each year and increases, if any, are based primarily on an executive’s accomplishment of various performance objectives and salaries of executives holding similar positions within the peer group, or within our Company. Adjustments in base salary may be attributed to one of the following:

•

Merit: increases in base salary as a reward for meeting or exceeding objectives during a review period. The size of the increase is directly tied to pre-defined and weighted objectives (qualitative and quantitative) set forth at the onset of the review period. The greater the achievement in comparison to the goals, generally, the greater the increase. Merit increases can sometimes be distributed as lump-sum bonuses rather than increasing base salary.

•	Market: increases in base salary as a result of a competitive market analysis, or in coordination with a long term plan to pay a position at a more competitive level.

•	Promotional: increases in base salary as a result of increased responsibilities associated with a change in position.

•	Additional Responsibilities: increases in base salary as a result of additional duties, responsibilities, or organizational change. A promotion is not necessarily involved.

•	Retention: increases in base salary as a result of a senior executive’s being recruited by or offered a position by another employer.

All of the above reasons for base salary adjustments for senior executives must be approved by the HRC and are not guaranteed as a matter of practice or in policy.

Our Chief Executive Officer did not receive an increase in base salary in 2007. The HRC determined in 2005 to provide an increase in Mr. Loveman’s base salary in order to adjust the salary for the increased responsibilities due to the nearly 100% growth in Company’s size as a result of the Caesars Entertainment, Inc. acquisition. The other NEOs average increase in base salary was 6.5% in 2007. The average increase for our NEOs reflect merit and market increases.

Senior Executive Incentive Plan

The 2005 Senior Executive Incentive Plan was approved by the Company’s stockholders in 2004 to provide participating executives with incentive compensation based upon the achievement of pre-established performance goals. The 2005 Senior Executive Incentive Plan is designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility by the Company of compensation paid to executive officers named in the Summary Compensation Table to $1 million. The Committee approves which officers will participate each calendar year prior to, or at the time of, establishment of the performance objectives for a calendar year. In 2007, Messrs. Loveman, Atwood and Halkyard participated in the 2005 Senior Executive Incentive Plan. The 2005 Senior Executive Incentive Plan’s objective for 2007 was based on the Company’s EBITDA. Under the 2005 Senior Executive Incentive Plan, EBITDA is adjusted for the following income statement line items: write-downs, reserves and recoveries, project opening costs, and any gain or loss on early extinguishment of debt. Bonus amounts were set at 0.5% of EBITDA. The HRC set the same objective and criteria for 2008.

The Committee has discretion to decrease bonuses under the 2005 Senior Executive Incentive Plan and it has been the Committee’s practice to decrease the bonuses by reference to the achieved performance goals and bonus formulas used under the Annual Management Bonus Plan discussed below. See the Summary Compensation Table for specific bonus amounts awarded to our NEOs in 2008 for 2007 performance. The HRC used their discretion to reduce the bonus amounts paid to the NEOs and other senior executives in order to align their payments with the formula outlined in the Annual Management Bonus Plan Administrative Rules.

The Committee has determined that Messrs. Loveman, Atwood and Halkyard and other officers will participate in the 2005 Senior Executive Incentive Plan for the year 2008. As noted above, the Committee has authority to reduce bonuses earned under the 2005 Senior Executive Incentive Plan and also has authority to approve bonuses outside of the 2005 Senior Executive Incentive Plan to reward executives for special personal achievement.

On December 11, 2008, the Harrah’s Entertainment, Inc. 2009 Senior Executive Incentive Plan was approved by its sole stockholder, to be effective January 1, 2009. The 2009 Senior Executive Incentive Plan replaces the 2005 Senior Executive Incentive Plan. The awards granted pursuant to the 2009 Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Eligibility to participate in the 2009 Senior Executive Incentive Plan is limited to senior executives of Harrah’s and its subsidiaries who are or at some future date may be, subject to Section 16 of the Securities Exchange Act of 1934, as amended. The HRC will select the 2009 Senior Executive Incentive Plan participants for each performance period. The 2009 Senior Executive Incentive Plan’s performance goal will be based upon Harrah’s EBITDA. The HRC will establish the performance goal for the performance period and adopt targeted awards for HRC participants for such performance period. Subject to the foregoing and to the maximum award limitations, no awards will be paid for any period unless Harrah’s achieves positive EBITDA.

Annual Management Bonus Plan

The Annual Management Bonus Plan (the “Bonus Plan”) provides the opportunity for the Company’s senior executives and other participants to earn an annual bonus payment based on meeting corporate financial and non-financial goals. These goals are set at the beginning of each fiscal year by the HRC. Under the Bonus Plan, the goals can pertain to operating income, pretax earnings, return on sales, earnings per share, a combination of objectives, or another objective approved by the Committee. For Messrs. Jenkin and Tolosa, who participated in the Bonus Plan for 2007, the objectives also include the operating income and customer satisfaction for their respective divisions. The goals may change annually to support the Company’s short or long-term business objectives. For the 2007 plan year, the plan’s goal consisted of a combination of earnings per share, income from operations, return on invested capital, and customer satisfaction improvement. Although officers that participate in the 2005 Senior Executive Incentive Plan do not participate in the Annual Management Bonus Plan, goals are set for all officers under this plan. The measurement used to gauge the attainment of these goals is called the “corporate score.”

For 2007, financial goals are comprised of these separate measures, representing up to 90 percent of the corporate score.

•

Adjusted Earnings Per Share: This is a common measure of company performance followed closely by investors and the business press. This measure helps us focus on the value we deliver to stockholders. Adjusted earnings per share is earnings per share adjusted for pre-opening costs, write-downs, reserves and recoveries, and unusual non-operating costs. Adjusted Earnings Per Share comprised 45% of the corporate score for 2007, and was set at $4.28 per share for 2007.

•

Operating Income: As income is the lifeblood of any organization, the Committee believes that this is an excellent indication of our overall business health. Although this measure includes depreciation on assets, amortization, and corporate expenses, our officers have the ability to influence the outcome of this measure by supporting revenue generating business objectives and decreasing expenses whenever possible. Operating Income comprised 22.5% of the corporate score for 2007, and was set at $2,035 million for 2007.

•	Return on Invested Capital: As the Company continues to make large, innovative investments, such as investments in capital improvements at existing properties, development of new properties, it is imperative that we generate attractive returns for our investors. Annual ROIC performance is determined by dividing the after-tax operating income by average invested capital. Return on Invested Capital comprised 22.5% of the corporate score for 2007, and was set at 5.75% for 2007.

Non-financial goals consist of one key measurement: customer satisfaction. We believe we distinguish ourselves from competitors by providing excellent customer service. Supporting our property team members who have daily interaction with our external customers is critical to maintaining and improving guest service. Customer satisfaction is measured by surveys taken by a third party of our loyalty program (Total Rewards) customers. These surveys are taken weekly across a broad spectrum of customers. Customers are asked to rate our casinos performance using a simple A-B-C-D-F rating scale. The survey questions focus on friendly/helpful and wait time in key operating areas, such as beverage service, slot services, Total Rewards, cashier services and hotel operation services. Each of our casinos properties works against an annual baseline defined by a composite of their performance in these key operating areas from the previous years. Customer satisfaction comprised 10% of the corporate score for 2007, and was set at 4% change from non-A to A scores for 2007.

In February 2007, the HRC determined the thresholds for the corporate score for 2007. Bonus plan payments would only be paid when all three financial measures are at least 80 percent of target. Additionally, customer satisfaction must achieve a one percent or higher shift in non-A to A scores.

After the corporate score has been determined, a bonus matrix approved by the Committee provides for bonus amounts of participating executive officers and other participants that will result in the payment of a specified percentage of the participant’s salary if the target objective is achieved. This percentage of salary is adjusted upward or downward based upon the level of corporate score achievement.

In April 2005, the Committee reviewed a report on executive compensation that it commissioned from the Hay Group. Based on that report, the Committee approved an enhancement to the bonus target percentages for the Chief Executive Officer and other senior executives. This enhancement affects the target bonus percentages by applying a multiplier triggered by a corporate score of 1.1 or greater. The multiplier starts at 121% and caps at 250% for a corporate score of 1.1 and 1.5, respectively.

After the end of the fiscal year, the Chief Executive Officer assesses the Company’s performance against the financial and customer satisfaction targets set by the HRC. Taking into account the Company’s performance against the targets set by the HRC, the Chief Executive Officer will develop and recommend a performance score of 0 to 1.5 to the Committee.

The Committee has the authority under the Annual Management Bonus Plan to adjust any goal or bonus points with respect to executive officers. These decisions are subjective and based generally on a review of the circumstances affecting results to determine if any events were unusual or unforeseen. For 2007, the HRC reviewed the corporate score and approved adjustments based on information presented by the Chief Executive Officer. The HRC, similarly, approved adjustments to the corporate score for 2006. The adjustments approved by the HRC for 2007 were based on unexpected occurrences that were beyond the control of the Company’s management (such as union elections in Atlantic City and Las Vegas, fires in Lake Tahoe and San Diego, affecting Harrah’s Rincon), and acquisitions that were not planned for (such as our acquisition in 2007 of a golf course in Macau).

The 2007 corporate score of .80 was approved by the HRC in February 2008 and payments will be made in accordance with the Annual Management Bonus Plan based on this score. For 2007, the HRC approved bonuses as a percent of eligible earnings for the Named Executive Officers as follows: 120% Mr. Loveman, 100% for Mr. Atwood, 86% for Mr. Jenkin, 60% for Mr. Halkyard, and 60% for Mr. Tolosa. Although officers that participate in the 2005 Senior Executive Incentive Plan do not participate in the Annual Management Bonus Plan, goals are set for all officers under this plan.

See “—Human Resource Committee Actions Taken After Fiscal Year 2007—Establishment of Performance Goals” for a description of the goals that have been set for 2008 under the Annual Management Bonus Plan.

Equity Awards

As approved by stockholders in 2006, the Harrah’s Entertainment, Inc. Amended and Restated 2004 Equity Incentive Award Plan (2004 EIAP) promoted the success and enhances the value of the Company by linking the personal interests of the members of the Board, employees, and senior executives to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The 2004 EIAP was intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees. The 2004 EIAP provided for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals.

Historically, the annual grant process for all eligible employees takes place during the summer HRC meeting. The actual timing of the annual grant process is driven by the natural building of pay elements as the year progresses (base, bonus, and then equity). In the first and second quarters of the calendar year, the Company’s management team is heavily involved in performance reviews, corresponding merit increases, and bonus payments. During the second and third quarters, the Company focuses on the equity grants. The second reason for the timing of grants is simply a product of the work load throughout the year, and with a summer equity grant date the administrative burden placed on the Company can be more easily absorbed. Lastly, the timing of the equity grants corresponds with the annual review of base salary by the HRC for our Chief Executive Officer and the other senior executives of the Company. Grant approvals can also be placed on the HRC agendas through the year, if necessary or appropriate. All equity grant dates coincide with the date the award is approved by the HRC, and as prescribed by the 2004 EIAP, the grant price is the average of the high and low price on the date prior to grant.

Historically, the HRC has approved the award grants after considering the recommendations made by the Chief Executive Officer for senior executives, and determines the grant size for the Chief Executive Officer. Generally, historically, the size of an equity grant is based on a target percent of base pay, but is adjusted higher or lower from the target percent based on individual performance, job responsibilities, and expected future performance. The Committee determines awards that it believes will be suitable for providing an adequate incentive for both performance and retention purposes. The dollar value of the award is determined by applying conventional methods for valuing equity awards.

As a result of the Acquisition, all unvested awards under the 2004 EIAP (and all predecessor equity incentive plans) vested at the closing in January 2008. Except for options awarded under the 2004 EIAP that were rolled over into the post-acquisition Company by Mr. Loveman, participants in the 2004 EIAP (and all predecessor plans) received consideration in the Acquisition for their awards. Participants who held restricted shares pursuant to the 2004 EIAP Plan (and any predecessor plans) received $90.00 per share, less any applicable withholding taxes. Participants who held options or stock appreciation rights under the 2004 EIAP (and any predecessor plans) received a cash payment equal to the excess of (a) the product of the number of shares subject to such options or stock appreciation right and the $90.00 per share merger consideration, over (b) the aggregate exercise price of the options or stock appreciation right, less any applicable withholding taxes. As a result of the Acquisition, no further awards will be made under the 2004 EIAP or any predecessor equity incentive plan.

In February 2008, the Board of Directors approved and adopted the Harrah’s Entertainment, Inc. Management Equity Incentive Plan (the “Equity Plan”). The purpose of the Equity Plan is to promote our long term financial interests and growth by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of our business; to motivate management personnel by means of growth-related incentives to achieve long range goals; and to further the alignment of interests of participants with those of our stockholders.

In February 2008, the Board of Directors approved grants as follows to our named executive officers:

Executive	Number of Shares of Time Based Options	Number of Shares of Performance Based Options
Gary Loveman	466,729	549,224
Charles Atwood	40,212	24,127
Jonathan Halkyard	51,417	30,688
Thomas Jenkin	68,785	41,271
Carlos Tolosa	29,630	17,778

Except as described below, the time based options vest and become exercisable in equal increments of 20% on each of the first five anniversaries of the Acquisition. The time vested options have a strike price equivalent to fair market value on the date of grant (as determined reasonably and in good faith by the Board of Directors). Messrs Atwood and Tolosa have time based options which vest 50% at 18 months after the date of the Acquisition and 50% at the third anniversary of the Acquisition.

The performance based options vest based on investment return to our stockholders. One-half of the performance based options become eligible to vest upon the stockholders receiving cash proceeds equal to two times their amount invested (the “2X options”), and one-half of the performance based options become eligible to vest upon the stockholders receiving cash proceeds equal to three times their amount invested (the “3X options”). In addition, the performance based options may vest earlier at lower thresholds upon liquidity events prior to December 31, 2011, as well as pro-rata, in certain circumstances.

The combination of time and performance based vesting of the options is designed to compensate executives for long term commitment to the Company, while motivating sustained increases in our financial performance and helping ensure the stockholders have received an appropriate return on their invested capital.

Employment Agreements and Severance Agreements

We have entered into employment agreements with each of our NEO’s, and severance agreements with each of our NEO’s, other than Mr. Loveman. The HRC and the board of directors have put these agreements in place in order to attract and retain the highest quality executives. At least annually, the Company’s compensation department reviews our termination and change in control arrangements against peer companies as part of its review of the Company’s overall compensation package for executives to ensure that it is competitive. The compensation department’s analysis is performed by reviewing each of our executives under several factors, including the individual’s role in the organization, the importance of the individual to the organization, the ability to replace the executive if he/she were to leave the organization, and the level of competitiveness in the marketplace to replace an executive while minimizing the affect to the on-going business of the Company. The compensation department presents its assessment to the Committee for feedback. The Committee reviews the information, and determines if changes are necessary to the termination and severance packages of our executives.

Policy Concerning Tax Deductibility

The HRC’s policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may be paid to executive officers when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would be considered disadvantageous to the best interests of the Company. For 2007, Messrs. Loveman, Atwood, Jenkin and Tolosa received total compensation over the $1 million deductibility limit so that $2,667,630, $5,266,431, $3,343,567 and $5,241,834, respectively, of their total compensation will not be deductible by the Company. The Company’s 2005 Senior Executive Incentive Plan is intended to comply with Section 162(m) of the Internal Revenue Code so that annual bonuses paid under these plans will be eligible for deduction by the Company. See “Senior Executive Incentive Plan” above.

Stock Ownership Requirements

In 2002, our board of directors adopted a policy requiring our executives to own shares of our common stock, excluding stock options or unvested restricted stock, having a value equal to or greater than an established multiple ranging between one times and three times the executive’s annual base salary. We maintained these guidelines in an effort to firmly align the interests of our executives with those of our stockholders and to ensure our executives maintained a significant stake in our long term performance. As a privately held company, we no longer have a policy regarding stock ownership.

Chief Executive Officer’s Compensation

The objectives of our Chief Executive Officer are approved annually by the Committee. These objectives are revisited each year. The objectives for 2007 were:

•	developing and implementing the Company’s strategic direction;

•	maximizing stockholder value, increasing the Company’s earnings per share to established goals and ensuring implementation of measures related to reducing corporate overhead;

•	fostering the Company’s commitment to financial integrity, legal and regulatory compliance, and ethical business conduct;

•	preserving and enhancing the Company’s leadership in promoting responsible gaming;

•	assuring customer satisfaction and loyalty through operational and service excellence and technological innovation;

•	enhancing employee effectiveness by creating a high performance employee culture and removing layers in operating reporting structure; and

•	pursuing new development opportunities for the Company.

The Committee’s assessment of the Chief Executive Officer’s performance is based on a subjective review of performance against these objectives. Specific weights may be assigned to particular objectives at the discretion of the Committee, and those weightings, or more focused objectives are communicated to the Chief Executive Officer at the time the goals are set forth. However, no specific weights were set against the Chief Executive Officer’s objectives in 2007.

As Chief Executive Officer, Mr. Loveman’s base salary was based on his performance, his responsibilities and the compensation levels for comparable positions in other companies in the hospitality, gaming, entertainment, restaurant and retail industries. Merit increases in his salary are a subjective determination by the Committee, which bases its decision upon his prior year’s performance versus his objectives as well as upon an analysis of competitive salaries. Although base salary increases are subjective, the Committee reviews Mr. Loveman’s base salary against peer groups, his roles and responsibilities within the Company, his contribution to the Company’s success and his individual performance against his stated objective criteria.

The Committee used the 2005 Senior Executive Incentive Plan to determine the Chief Executive Officer’s bonus for 2007. Under this plan, bonus is based on the Company achieving a specific financial objective. For 2007, the objective was based on the Company’s EBITDA, as more fully described above. The HRC has discretion to reduce bonuses (as permitted by Section 162(m) of the Internal Revenue Code), and it is the normal practice of the Committee to reduce the Chief Executive Officer’s bonus by reference to the achievement of performance goals and bonus formulas used under the Annual Management Bonus Plan. For 2007, the Committee reviewed the Chief Executive Officer’s performance against his objectives, and determined to pay him a bonus in an amount that would have been paid under the Annual Management Bonus Plan as if he was a participant under that plan, as more fully described above.

Mr. Loveman’s salary, bonus and equity awards differ from those of our other named executive officers in order to (a) keep Mr. Loveman’s compensation in line with Chief Executive Officer’s of our other gaming, hotel and lodging companies, as well as other consumer oriented companies, (b) compensate him for the role as the leader and public face of the Company and (c) compensate him for attracting and retaining the Company’s senior executive team.

Personal Benefits and Perquisites

During 2007, all of our NEOs received a financial counseling reimbursement benefit, and were eligible to participate in the Company’s deferred compensation plan, the Executive Supplemental Savings Plan II, and the Company’s health and welfare benefit plans, including the Harrah’s Savings and Retirement Plan. The NEOs also received matching amounts from the Company pursuant to the plan documents, which are the same for all employees eligible for these plans. Amounts received by each NEO pursuant to these benefits are included in the “Summary Compensation Table” set forth herein.

Additionally, we provided for their personal use company aircraft for Messrs. Loveman and Tolosa at certain times during 2007. Lodging expenses were incurred by Mr. Loveman for use of his Las Vegas-based residence. We also provided security for Mr. Loveman and his family. The decision to provide Mr. Loveman with the personal security benefit was prompted by the results of an analysis provided by an independent professional consulting firm specializing in executive safety and security. Based on these results, the HRC approved personal security services to Mr. Loveman and his family.

These perquisites are more fully described in the “Summary Compensation Table” set forth herein.

Our use of perquisites as an element of compensation is limited. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.

Under the Company’s group life insurance program, senior executives, including the NEOs, are eligible for an employer provided life insurance benefit equal to three times their base annual salary, with a maximum benefit of $5.0 million. Mr. Loveman is provided with a life insurance benefit of $3.5 million under our group life insurance program and additional life insurance policies with a benefit of $2.5 million.

In addition to the standard group long term disability benefit, the Chief Executive Officer and all other NEOs are covered under a Company-paid individual long-term disability insurance policy paying an additional $5,000 monthly benefit. Mr. Loveman is also covered under a supplemental long-term disability policy with a maximum benefit of $5,000,000 payable in a lump sum.

Elements of Post-Employment Compensation and Benefits

Employment Arrangements

Chief Executive Officer. Mr. Loveman entered into a new employment agreement on January 28, 2008, which provides that Mr. Loveman will serve as Chief Executive Officer and President until January 28, 2013, and the agreement shall extend for additional one year terms thereafter unless terminated by the Company or Mr. Loveman at least 60 days prior to each anniversary thereafter. Mr. Loveman’s annual salary is $2,000,000, subject to annual merit reviews by the Human Resources Committee. Pursuant to the agreement, Mr. Loveman received a grant of stock options pursuant to the Equity Plan (described above).

Pursuant to his employment agreement, Mr. Loveman is entitled to participate in the annual incentive bonus compensation programs with a minimum target bonus of 1.5 times his annual salary. In addition, the agreement entitles Mr. Loveman to an individual long-term disability policy with a $180,000 annual maximum benefit and an individual long term disability excess policy with an additional $540,000 annual maximum benefit.

Mr. Loveman is also entitled to life insurance with a death benefit of at least three times his base annual salary. In addition, Mr. Loveman is entitled to financial counseling reimbursed by the Company, up to $50,000 per year. The agreement also requires Mr. Loveman, for security purposes, to use the Company’s aircraft, or other private aircraft, for himself and his family for business and personal travel. The agreement also provides that Mr. Loveman will be provided with accommodations while performing his duties in Las Vegas, and the Company will also pay Mr. Loveman a gross-up payment for any taxes incurred for such accommodations. Our Board can terminate the employment agreement with or without cause, and Mr. Loveman can resign, at any time.

If the Company terminates the agreement without cause, or if Mr. Loveman resigns for good reason:

•	Mr. Loveman will be paid, in equal installments over a 24 month period, two times his annual salary plus his target bonus;

•	Mr. Loveman will continue to have the right to participate in Company benefit plans (other than bonus and long-term incentive plans) for a period of two years beginning on the date of termination; and

•	his pro-rated bonus (at target) for the year of termination.

“Cause” is defined under the agreement as:

(i)	the willful failure of Mr. Loveman to substantially perform his duties with the Company or to follow a lawful reasonable directive from the Board of Directors of the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Mr. Loveman by the Board which specifically identifies the manner in which the Board believes that Mr. Loveman has willfully not substantially performed his duties or has willfully failed to follow a lawful reasonable directive and Mr. Loveman is given a reasonable opportunity (not to exceed thirty (30) days) to cure any such failure, if curable.

(ii)	(a) any willful act of fraud, or embezzlement or theft by Mr. Loveman, in each case, in connection with his duties under the employment agreement or in the course of his employment or (b) Mr. Loveman’s admission in any court, or conviction of, or plea of novo contender to, a felony that could reasonably be expected to result in damage to the business or reputation of the Company.

(iii)	Mr. Loveman being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in Arizona, California, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nevada, New Jersey, New York, or North Carolina.

(iv)	(x) Mr. Loveman’s willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002, provided that such violation or noncompliance resulted in material economic harm to the Company, or (y) a final judicial order or determination prohibiting Mr. Loveman from service as an officer pursuant to the Securities and Exchange Act of 1934 or the rules of the New York Stock Exchange.

“Good Reason” shall mean, without Mr. Loveman’s express written consent, the occurrence of any of the following circumstances unless, in the case of paragraphs (a), (d), (e), (f), or (g) such circumstances are fully corrected prior to the date of termination specified in the written notice given by Mr. Loveman notifying the Company of his resignation for Good Reason:

(a)	The assignment to Mr. Loveman of any duties materially inconsistent with his status as Chief Executive Officer of the Company or a material adverse alteration in the nature or status of his responsibilities, duties or authority;

(b)	The requirement that Mr. Loveman report to anyone other than the Board;

(c)	The failure of Mr. Loveman to be elected/re-elected as a member of the Board;

(d)	A reduction by the Company in Mr. Loveman’s annual base salary of Two Million Dollars ($2,000,000.00), as the same may be increased from time to time pursuant by the HRC;

(e)	The relocation of the Company’s principal executive offices from Las Vegas, Nevada, to a location more than fifty (50) miles from such offices, or the Company’s requiring Mr. Loveman either: (i) to be based anywhere other than the location of the Company’s principal offices in Las Vegas (except for required travel on the Company’s business to an extent substantially consistent with Mr. Loveman’s present business travel obligations); or (ii) to relocate his primary residence from Boston to Las Vegas;

(f)	The failure by the Company to pay to Mr. Loveman any material portion of his current compensation, except pursuant to a compensation deferral elected by Mr. Loveman, or to pay to Mr. Loveman any material portion of an installment of deferred compensation under any deferred compensation program of the Company within thirty (30) days of the date such compensation is due;

(g)	The failure by the Company to continue in effect compensation plans (and Mr. Loveman’s participation in such compensation plans) which provide benefits on an aggregate basis that are not materially less favorable, both in terms of the amount of benefits provided and the level of Mr. Loveman’s participation relative to other participants at Mr. Loveman’s grade level, to those in which Mr. Loveman is participating as of January 28, 2008;

(h)	The failure by the Company to continue to provide Mr. Loveman with benefits substantially similar to those enjoyed by him under the Savings and Retirement Plan and the life insurance, medical, health and accident, and disability plans in which Mr. Loveman is participating as of January 28, 2008, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Mr. Loveman of any material fringe benefit enjoyed by Mr. Loveman as of January 28, 2008, except as permitted by the employment agreement;

(i)	Delivery of a written Notice of non-renewal of the employment agreement by the Company to Mr. Loveman; or

(j)	The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the employment agreement.

If the Company terminates the agreement for cause or Mr. Loveman terminates without good reason, Mr. Loveman’s salary will end as of the termination date.

After his employment with the Company terminates for any reason, Mr. Loveman will be entitled to participate in the Company’s group health insurance plans applicable to corporate executives, including family coverage, for his lifetime. The Company will pay 80% of the premium on an after-tax basis for this coverage, and Mr. Loveman will incur imputed taxable income equal to the amount of the Company’s payment. When Mr. Loveman becomes eligible for Medicare coverage, the Company’s group health insurance plan will become secondary, and Mr. Loveman will be eligible for the same group health benefits as normally provided to our other retired management directors. He will incur imputed taxable income equal to the premium cost of this benefit.

If a change in control were to occur during the term of Mr. Loveman’s employment agreement, and his employment was terminated involuntarily or he resigned for good reason within two years after the change in control, or if his employment was involuntarily terminated within six months before the change in control by reason of the request of the buyer, Mr. Loveman would be entitled to receive the benefits described above under termination without cause by the Company or by Mr. Loveman for good reason, except that (a) the multiplier would be three times (in lieu of two times) and (b) the payment would be in a lump sum (as opposed to over a 24 month period). In addition, if the payments are subject to a federal excise tax imposed on Mr. Loveman (the “Excise Tax”), the employment agreement requires the Company to pay Mr. Loveman an additional amount (the “Gross-Up Payment”) so that the net amount retained by Mr. Loveman after deduction of any Excise Tax on the change in control payments and all Excise Taxes and other taxes on the Gross-Up Payment, will equal the initial change in control payment, less normal taxes.

The agreement provides that Mr. Loveman will not compete with the Company or solicit employees to leave the Company above a certain grade level for a period of two years after termination of his active full time employment (which for this purpose does not include the salary continuation period).

Named Executive Officer Employment Arrangements

We also have employment agreements with our other NEOs and members of our senior management team, which provides for a base salary, subject to merit increases as our Human Resources Committee of the Board of Directors may approve. The agreements of Messrs. Jenkin, Halkyard and Tolosa expire on February 28, 2008; and Mr. Atwood’s agreement expires January 27, 2010. As discussed below under “—HRC Actions Taken After Fiscal Year 2007,” we have entered into new employment agreements with each of Messrs. Jenkin, Halkyard, Tolosa and Atwood.

During the term of these employment agreements, each executive is entitled to participate in the incentive compensation programs and other benefits accorded to our senior officers, including eligibility to receive bonus compensation and equity awards under the 2004 EIAP as approved by the Human Resources Committee. The Company can terminate the employment agreement immediately with or without cause upon 30 days prior written notice. The executive can voluntarily resign upon 30 days prior written notice, or upon six months prior written notice if he or she is going to work or act in competition with the Company.

If the Company terminates any of these agreements without cause or does not renew the agreement upon expiration, the executive will receive eighteen months’ salary continuation and will not compete with the Company during that time. Stock options, restricted stock and stock appreciation rights will generally continue to be exercisable and to vest during the salary continuation, including vesting upon a change in control. If there were a change in control during the salary continuation and noncompete period, any unvested stock options would vest.

If (a) the executive attains age fifty (50) and, when added to his or her number of years of continuous service with the company, including any period of salary continuation, the sum of his or her age and years of service equals or exceeds sixty-five (65), and at any time after the occurrence of both such events Executive’s employment is terminated and his employment then terminates either (1) without cause or (2) due to non-renewal of the agreement, or (b) the executive attains age fifty-five (55) and, when added to his number of years of continuous service with the company, including any period of salary continuation, the sum of his age and years of service equals or exceeds sixty-five (65) and Executive’s employment is terminated other than for cause, he will be entitled to lifetime coverage under our group health insurance plan. The executive will be required to pay 20% of the premium for this coverage and the Company will pay the remaining premium, which will be imputed taxable income to the executive. This insurance coverage terminates if the executive competes with the Company.

Severance Agreements

We have entered into severance agreements with each of the NEOs, other than Mr. Loveman. The severance agreements relate to a change in control, which occurred pursuant to the definition of change in control in the severance agreements on January 28, 2008 as a result of the Acquisition. We believe these agreements reinforce and encourage the attention and dedication of our executives if they are faced with the possibility of a change in control of the Company that could affect their employment. The Severance Agreements of Messrs. Atwood, Jenkin, Halkyard and Tolosa became effective January 1, 2004.

The severance agreements provide, under the circumstances described below, for a compensation payment (the “Compensation Payment”) of:

•

three times “annual compensation” (which includes salary and bonus (calculated as the average of the Executive’s annual bonuses for the three highest calendar years during the five calendar years preceding the calendar year in which the change in control occurred) amounts but excludes restricted stock vestings and compensation or dividends related to restricted stock, stock options or stock appreciation rights).

•	any bonus accrued for the prior year and pro-rata for the current year up to the date of termination.

•

an additional payment (the “Gross-Up Payment”) so that the net amount retained on the payments made under the Severance Agreement (“Severance Payments”) which are subject to a federal excise tax imposed on the executive (the “Excise Tax”) will equal the initial Severance Payments less normal taxes.

•	life, accident and health insurance benefits for twenty four months substantially similar to those which the executive was receiving immediately prior to termination.

•	reasonable legal fees and expenses incurred by the executive as a result of termination.

The severance agreements entitle each of them to the Compensation Payment after a change in control if, within two years of the change in control, their employment is terminated without cause, or they resign with good reason, or if their employment is terminated without cause within six months before a change in control at the request of the buyer.

“Good Reason” is defined under the severance agreements as, without the executive’s express written consent, the occurrence after Change in Control of the Company, of any of the following circumstances unless such circumstances occur by reason of their death, disability or the executive’s voluntary termination or voluntary retirement, or, in the case of paragraphs (i), (ii), (iii), (iv) or (v), such circumstances are fully corrected prior to the date of termination, respectively, given in respect thereof:

(i)	The assignment to executive of any duties materially inconsistent with his status immediately prior to the Change in Control or a material adverse alteration in the nature or status of his or her responsibilities;

(ii)	A reduction by the Company in executive’s annual base salary as in effect on the date of the severance agreement or as the same may have been increased from time to time;

(iii)	The relocation of the Company’s executive offices where executive is located just prior to the Change in Control to a location more than fifty (50) miles from such offices, or the Company’s requiring executive to be based anywhere other than the location of such executive offices (except for required travel on the Company’s business to an extent substantially consistent with your business travel obligations during the year prior to the Change in Control);

(iv)	The failure by the Company to pay to executive any material portion of current compensation, except pursuant to a compensation deferral elected by executive required by agreement, or to pay any material portion of an installment of deferred compensation under any deferred compensation program of the Company within thirty (30) days of the date such compensation is due;

(v)	Except as permitted by any agreement, the failure by the Company to continue in effect any compensation plan in which executive is participating immediately prior to the Change in Control which is material to executive’s total compensation, including but not limited to, the Company’s annual bonus plan, the ESSP, or the Stock Option Plan or any substitute plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants at grade level;

(vi)

The failure by the Company to continue to provide executive with benefits substantially similar to those enjoyed by executive under the Savings and Retirement Plan and the life insurance, medical, health and accident, and disability plans in which executive is participating at the time of the Change in

Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive executive of any material fringe benefit enjoyed by executive at the time of Change in Control;

(vii)	The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement; or

(viii)	Any purported termination of executive’s employment by the Company which is not effected pursuant to a notice of termination satisfying the requirements set forth in the severance agreement.

A Change in Control is defined in the Severance Agreements as the occurrence of any of the following:

1.	any person becomes the beneficial owner of 25% or more of our then outstanding voting securities, regardless of comparative voting power of such securities;

2.	within a two-year period, members of the Board of Directors at the beginning of such period and their approved successors no longer constitute a majority of the Board;

3.	the closing of a merger or other reorganization where the voting securities of the Company prior to the merger or reorganization represent less than a majority of the voting securities after the merger or consolidation; or

4.	stockholder approval of the liquidation or dissolution of the Company.

In addition to payments described above, under the severance agreements, NEOs receive accelerated vesting of certain stock options, or if the executive’s employment terminates subsequent to a change in control or within six months before the change in control by request of the buyer, accelerated vesting of all options (“Accelerated Payments”). Any unvested restricted stock and stock options granted prior to 2001 will vest automatically upon a change in control regardless of whether the executive is terminated, as will any stock options granted in 2001 or later which are not assumed by the acquiring company. All unvested stock options granted in 2001 and later, including those assumed by the acquiring company, will vest if the executive becomes eligible for a Compensation Payment. At the election of the Company, the Company may “cash out” all or part of the executive’s outstanding and unexercised options, with the cash payment based upon the higher of the closing price of the Company’s common stock on the date of termination and the highest per share price for Company common stock actually paid in connection with any change in control. The Acquisition constituted a Change in Control under the Severance Agreements and all equity awards held by Messrs. Atwood, Jenkin, Halkyard and Tolosa were cancelled and cashed-out at the merger consideration of $90.00 per share (less applicable exercise prices and withholding taxes).

None of the executives is entitled to the Compensation Payment after a change in control if their termination is (i) by the Company for cause, or (ii) voluntary and not for good reason (as defined above).

For purposes of the severance agreements, “Cause” shall mean:

(i)	willful failure to perform substantially duties or to follow a lawful reasonable directive from a supervisor or the Board, as applicable, (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered by a supervisor or the Board, as applicable, which specifically identifies the manner in which a supervisor or the Board, as applicable, believe that the executive has not substantially performed his or her duties or to follow a lawful reasonable directive and you are given a reasonable opportunity (not to exceed thirty (30 days) to cure any such failure to substantially perform, if curable;

(ii)	(A) any willful act of fraud, or embezzlement or theft, in each case, in connection with the executive’s duties to the Company of in the course of employment with the Company or (B) admission in any court, or conviction of, a felony involving moral turpitude, fraud, or embezzlement, theft or misrepresentation, in each case against the Company;

(iii)	being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in Arizona, California, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nevada, New Jersey, New York and North Carolina;

(iv)	(A) willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes Oxley Act of 2002 if applicable, provided that such violation or noncompliance resulted in material economic harm to the Company, or (B) a final judicial order of determination prohibiting the executive from service as an officer pursuant to the Securities Exchange Act of 1934 and the rules of the New York Stock Exchange.

If an executive officer becomes entitled to payments under a severance agreement (“Severance Payments”) which is subject to a federal excise tax imposed on the executive (the “Excise Tax”), the severance agreements require the Company to pay the executive an additional amount (the “Gross-Up Payment”) so that the net amount retained by the executive after deduction of any Excise Tax on the Severance Payments and all Excise Taxes and other taxes on the Gross-Up Payment, will equal the initial Severance Payments less normal taxes.

Each severance agreement has a term of one calendar year and is renewed automatically each year starting January 1 unless we give the executive six months notice of non-renewal. In cases where a potential change in control (as defined) has occurred or the non-renewal is done in contemplation of a potential change in control, we must give the executive one year’s notice. Each severance agreement provides that if a change in control occurs during the original or extended term of the agreement, then the agreement will automatically continue in effect for a period of 24 months beyond the month in which the change in control occurred. Therefore, since the Acquisition was a change in control under the severance agreement, each NEOs severance agreement shall continue in effect until January 2010 (24 months after the change in control occurred).

Deferred Compensation Plans

The Company has one deferred compensation plan, the Executive Supplemental Savings Plan II (“ESSP II”), currently active, although there are five other plans that contain deferred compensation assets: Harrah’s Executive Deferred Compensation Plan (“EDCP”), the Harrah’s Executive Supplemental Savings Plan (“ESSP”), Harrah’s Deferred Compensation Plan, the Restated Park Place Entertainment Corporation Executive Deferred Compensation Plan, and the Caesars World, Inc. Executive Security Plan.

Further deferrals into the EDCP were terminated in 2001 when the Human Resources Committee approved the ESSP, which permits certain key employees, including executive officers, to make deferrals of specified percentages of salary and bonus. No deferrals were allowed after December 2004 into ESSP, and the Company approved the ESSP II, which complies with the American Jobs Creation Act of 2004 and allowed deferrals starting in 2005. ESSP II, similar to ESSP, allows participants to choose from a selection of varied investment alternatives and the results of these investments will be reflected in their deferral accounts. To assure payment of these deferrals, a trust fund was established similar to the escrow fund for the EDCP. The trust fund is funded to match the various types of investments selected by participants for their deferrals.

ESSP and ESSP II do not provide a fixed interest rate, as the EDCP does, and therefore the market risk of plan investments is borne by participants rather than the Company. To encourage EDCP participants to transfer their account balances to the ESSP thereby reducing the Company’s market risk, the Company approved a program in 2001 that provided incentives to a limited number of participants to transfer their EDCP account balances to the ESSP. Under this program, a currently employed EDCP participant who was five or more years away from becoming vested in the EDCP retirement rate, including any executive officers who were in this group, received an enhancement in his or her account balance if the participant elected to transfer the account balance to the ESSP. The initial enhancement was the greater of (a) twice the difference between the participant’s termination account balance and retirement account balance, (b) 40% of the termination account balance, not to exceed $100,000, or (c) four times the termination account balance not to exceed $10,000. Upon achieving eligibility for the EDCP retirement rate (age 55 and 10 years of service), the participant electing this program will receive an additional enhancement equal to 50% of the initial enhancement. Pursuant to the ESSP, the additional enhancement vested upon the closing of the Acquisition. Mr. Loveman elected to participate in this enhancement program, and therefore no longer has an account in the EDCP.

Messrs. Atwood, Jenkin and Tolosa maintain a balance in the EDCP. Under the EDCP, the executive earns the retirement rate under the EDCP if he attains (a) specified age and service requirements (55 years of age plus 10 years of service or 60 years of age) or (2) attains specified age and service requirements (is at least 50 years old, and when added to years of service, equals 65 or greater) and if his employment is terminated without cause pursuant to his employment agreement. The executive receives service credit under the EDCP for any salary continuation and noncompete period. Additionally, if an executive is “separated from service” within 24 months of the Acquisition, the executive earns the retirement rate under the EDCP. Messrs. Atwood and Tolosa have attained the specified age and service requirements under the EDCP to earn the retirement rate. Mr. Jenkin will receive the retirement rate if he (1) is terminated without cause under his employment agreement, (2) is “separated from service” within 24 months after the Acquisition, or (3) he meets the age requirement.

While further deferrals into the EDCP were terminated, and while most EDCP participants transferred their EDCP account balance to the ESSP, amounts deferred pursuant to the EDCP prior to its termination and not transferred to the ESSP remain subject to the terms and conditions of the EDCP and will continue to earn interest as described above.

Under the deferred compensation plans, a change in control of the Company (such as the Acquisition) requires that the trust and escrow fund be fully funded.

Human Resource Committee Actions Taken After Fiscal 2007

Employment Agreements

On February 28, 2008, we entered into new employment agreements with Charles L. Atwood, Jonathan S. Halkyard, Thomas M. Jenkin and J. Carlos Tolosa. These new employment agreements supercede and replace any prior employment agreements that these NEOs had with the Company. Below is a description of the material terms and conditions of these new employment agreements. Mr. Atwood retired from the Company effective December 19, 2008.

The agreement with each of Messrs. Atwood and Tolosa is for a term of three years beginning on the closing of the Acquisition and is automatically renewed for successive one year terms unless either the Company or the executive delivers a written notice of nonrenewal at least 60 days prior to the end of the term. The agreement with each of Messrs. Halkyard and Jenkin is for a term of four years beginning on the closing of the Acquisition and is automatically renewed for successive one year terms unless either the Company or the executive delivers a written notice of nonrenewal at least 60 days prior to the end of the term.

Pursuant to the employment agreements, the executives will receive base salaries as follows: Mr. Atwood, $1,300,000; Mr. Halkyard, $600,000; Mr. Jenkin, $1,200,000 and Mr. Tolosa, $1,075,000. The HRC will review base salaries on an annual basis with a view towards merit increases (but not decreases) in such salary. In addition, each executive will participate in the Company’s annual incentive bonus program applicable to the executive’s position and shall have the opportunity to earn an annual bonus based on the achievement of performance objectives. In addition, the agreement provides for a stock option grant to be made following the effective date of the employment agreement with vesting based on both the passage of time and the achievement of performance objectives.

Each executive will be entitled to participate in benefits and perquisites at least as favorable to the executive as such benefits and perquisites currently available to the executives, group health insurance, long term disability benefits, life insurance, financial counseling, vacation, reimbursement of expenses, director and officer insurance and the ability to participate in the Company’s 401(k) plan. If (a) the executive attains age fifty (50) and, when added to his or her number of years of continuous service with the company, including any period of salary continuation, the sum of his or her age and years of service equals or exceeds sixty-five (65), and at any time after the occurrence of both such events Executive’s employment is terminated and his employment then terminates either (1) without cause or (2) due to non-renewal of the agreement, or (b) the executive attains age fifty-five (55) and, when added to his number of years of continuous service with the company, including any period of salary continuation, the sum of his age and years of service equals or exceeds sixty-five (65) and Executive’s employment is terminated other than for cause, he will be entitled to lifetime coverage under our group health insurance plan. The executive will be required to pay 20% of the premium for this coverage and the Company will pay the remaining premium, which will be imputed taxable income to the executive. This insurance coverage terminates if the executive competes with the Company.

In the event that the executive is terminated by the Company without cause (as defined in the severance agreement) or the executive resigns for good reason (as defined in the severance agreement) during the two year period following the effective date of the employment agreement, the executive’s severance agreement (described above under “Named Executive Officer Employment Arrangements—Severance Agreements”) will govern the executive’s severance benefits, if any, and the executive will be subject to the restrictive covenants set forth in the severance agreement, however, the executive shall retain the right to the retiree medical coverage described above.

Upon a termination without cause (as defined in the employment agreement and set forth below), a resignation by the executive for good reason (as defined in the employment agreement and set forth below) or upon the Company’s delivery of a non-renewal notice, the executive shall be entitled to his accrued but unused vacation, unreimbursed business expenses and base salary earned but not paid through the date of termination. In addition, the executive will receive a cash severance payment equal to 1.5 times his base salary payable in equal installments during the 18 months following such termination and pro-rated bonus for the year in which the termination occurs based on certain conditions. In the event that the executive’s employment is terminated by reason of his disability, he will be entitled to apply for the Company’s long term disability benefits, and, if he is accepted for such benefits, he will receive 18 months of base salary continuation offset by any long term disability benefits to which he is entitled during such period of salary continuation. Furthermore, during the time that the executive receives his base salary during the period of salary continuation, he will be entitled to all benefits. Payment of any severance benefits is contingent upon the execution of a general release in favor of the Company and its affiliates.

“Cause” under the employment agreements is defined as:

(i)	The willful failure of executive to substantially perform executive’s duties with the Company or to follow a lawful, reasonable directive from the Board or the chief executive officer of the Company (the “CEO”) or such other executive officer to whom executive reports (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to executive by the Board (or the CEO, as applicable) which specifically identifies the manner in which the Board (or the CEO, as applicable) believes that executive has willfully not substantially performed executive’s duties or has willfully failed to follow a lawful, reasonable directive;

(ii)	(A) Any willful act of fraud, or embezzlement or theft, by executive, in each case, in connection with executive’s duties hereunder or in the course of executive’s employment hereunder or (B) executive’s admission in any court, or conviction of, or plea of nolo contendere to, a felony;

(iii)	executive being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in any jurisdiction in which the Company or Harrah’s Entertainment, Inc. conducts gaming operations;

(iv)

(A) executive’s willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002, provided that such violation or noncompliance resulted in material economic harm to the Company, or (B) a final judicial order or determination prohibiting executive from service as an officer pursuant to the Securities and Exchange Act of 1934 or the rules of the New York Stock Exchange; or

(v)	A willful breach by executive of non competition provisions or confidentiality provisions of the agreement.

For purposes of definition, no act or failure to act on the part of executive, shall be considered “willful” unless it is done, or omitted to be done, by executive in bad faith and without reasonable belief that executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by executive in good faith and in the best interests of the Company. The cessation of employment of executive shall not be deemed to be for Cause unless and until executive has been provided with written notice of the claim(s) against him or her under the above provision(s) and a reasonable opportunity (not to exceed thirty (30) days) to cure, if possible, and to contest said claim(s) before the Board.

“Good Reason” under the employment agreements is defined as:

The occurrence, without executive’s express written consent, of any of the following circumstances unless such circumstances are fully corrected prior to the date of termination specified in the written notice given by executive notifying the Company of his or her intention to terminate his or her Employment for Good Reason:

(a)	A reduction by the Company in executive’s annual base salary, other than a reduction in base salary that applies to a similarly situated class of employees of the Company or its affiliates;

(b)	Any material diminution in the duties or responsibilities of executive as of the date of the employment agreement; provided that a change in control of the Company that results in the Company becoming part of a larger organization will not, in and of itself and unaccompanied by any material diminution in the duties or responsibilities of executive, constitute Good Reason;

(c)	(i) The failure by the Company to pay or provide to executive any material portion of his or her then current Base Salary or then current benefits under the employment agreement (except pursuant to a compensation deferral elected by executive) or (ii) the failure to pay executive any material portion of deferred compensation under any deferred compensation program of the Company within thirty (30) days of the date such compensation is due and permitted to be paid under Section 409A of the Code, in each case other than any such failure that results from a modification to any compensation arrangement or benefit plan that is generally applicable to similarly situated officers;

(d)	The Company’s requiring executive to be based anywhere other than Atlantic City or Las Vegas (except for required travel on the Company’s business to an extent substantially consistent with executive’s present business travel obligations); or

(e)	The Company’s failure to obtain a satisfactory agreement from any successor to assume and agree to perform the employment agreement.

The executives each have covenants to not compete, not to solicit and not to engage in communication in a manner that is detrimental to the business. The executive’s “non-compete period” varies based on the type of termination that they executive has. If the executive has a voluntarily termination of employment with the Company without Good Reason, the non-compete period is 6 months, if the Company has terminated the executive’s employment without cause, or the executive has terminated for Good Reason, the Company has delivered a notice of non-renewal to the executive or if the executive’s employment terminates by reason of disability, the non-compete period is for 18 months, if the executive’s employment is terminated for cause, the non-compete period is for 6 months. The non-solicitation and non communication periods last for 18 months following termination. A breach of the non compete covenant will cause the Company’s obligations under the agreement to terminate. In addition, the executives each have confidentiality obligations.

Establishment of Performance Goals

The HRC established targets under the Bonus Plan relating to fiscal 2008. The goals are based on the Company’s financial achievement of $3,106 million of adjusted EBITDA and $449 million of Corporate Expense. In addition, there is a Customer Satisfaction target of 4% change from non-A to A scores. For each executive that is eligible to participate in the plan, his or her bonus is weighted as follows: 70% on the achievement of the adjusted EBITDA target, 20% on the achievement of the Corporate Expense target and 10% on the achievement of the Customer Satisfaction target. The targets also provide that there is no bonus payout in each of the following circumstances: if Adjusted EBITDA is 80% of target, if Corporate Expense exceeds 20% or more of target or if Customer Satisfaction is at less than a 1% shift in non-A to A scores.

Summary Compensation Table

The Summary Compensation Table below sets forth certain compensation information concerning the Company’s Chief Executive Officer, Chief Financial Officer and our three additional most highly compensated executive officers during 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards and Stock Appreciation Rights ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total($)
Gary W. Loveman,	2007	2,000,000	—	937,504	8,509,684	2,400,000	—	1,575,044	15,422,232
Chairman, President and CEO	2006	2,000,000	—	937,504	7,673,070	2,490,000	—	1,139,271	14,239,845

Jonathan S. Halkyard,	2007	560,769	—	—	445,580	336,461	—	39,882	1,382,692
Senior Vice President, Chief Financial Officer and Treasurer(1)	2006	420,740	—	—	494,175	236,772	—	15,832	1,167,519

Charles L. Atwood,	2007	1,300,000	—	—	2,569,501	1,300,000	2,310	55,940	5,227,751
Vice Chairman and Former Chief Financial Officer(2)	2006	1,122,885	—	393,970	2,617,175	1,164,993	2,322	164,783	5,466,128

Thomas M. Jenkin,	2007	1,134,615	—	—	1,242,669	978,605	213,821	57,559	3,627,269
President, Western Division	2006	1,035,769	—	181,449	1,262,919	1,326,432	198,963	115,323	4,120,855

J. Carlos Tolosa,	2007	1,075,000	—	—	2,116,274	645,000	96,286	334,653	4,267,213
President, Eastern Division	2006	1,035,773	—	295,770	1,745,111	602,290	91,049	357,605	4,127,598

(1)	Mr. Halkyard became our Chief Financial Officer on August 1, 2006.
(2)	Mr. Atwood retired on December 19, 2008.
(3)	The value of stock awards, option awards and stock appreciation rights was determined as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)). See Note 15 in the Notes to Consolidated Financial Statements for details on assumptions used in the valuation. The Acquisition triggered accelerated vesting of the unvested restricted stock, option awards, and stock appreciation rights. The value of the 2008 vesting of option awards and stock appreciation rights as a result of the Acquisition is as follows: Mr. Loveman, $10,329,474; Mr. Halkyard, $237,232; Mr. Atwood, $1,668,170; Mr. Jenkin, $774,778; and Mr. Tolosa, $777,169.
(4)

Non-Equity Incentive Plan Compensation amounts for 2007 were determined in February 2008 by the HRC pursuant to the Senior Executive Incentive Plan for Messrs. Loveman, Atwood and Halkyard and the Annual Management Bonus Plan for Messrs. Jenkin and Tolosa. The plans provide the opportunity for the Company’s senior executives and other participants to earn an annual bonus payment based on meeting corporate financial and non-financial goals, which are established each plan year by the HRC. See “—Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Management Bonus Plan” for more details on the plan.

(5)	Includes above market earnings on the balance the executives maintain in the EDCP. Mr. Atwood and Mr. Tolosa have attained the specified age and service requirements such that they earn the retirement rate of interest on their EDCP balances. Mr. Jenkin has not attained the specified age and service requirements to earn the retirement rate of interest. However, we have assumed Mr. Jenkin will attain the specified age and service requirements in calculating the above market earnings on his EDCP balance. In October 1995, the HRC approved a fixed retirement rate of 15.5% for all account balances under the EDCP as of December 31, 1995 (subject to plan minimum rates contained in the EDCP). The interest rates on post 1995 deferrals continue to be approved each year by the Committee. The retirement rate on post 1995 deferrals during 2007 was the EDCP’s minimum retirement rate which was 9.1%.
(6)	All Other Compensation includes the amounts in the following table:

Name	Year	Executive Security ($)	Allocated amount for aircraft usage ($)	Allocated amount for company lodging and the associated taxes ($)	Matching contributions to the ESSP II ($)	Dividends paid on unvested stock awards ($)
Gary W. Loveman	2007	693,991	461,977	162,448	—	—
	2006	276,720	435,786	141,665	—	123,958
Charles L. Atwood	2006	—	—	—	28,119	91,500
Thomas M. Jenkin	2007	—	—	—	28,967	—
	2006	—	—	—	25,823	61,000
J. Carlos Tolosa	2007	—	248,196	—	—	—
	2006	—	174,696	—	—	97,600

All other compensation is detailed in the above table only to the extent that the amount of any individual perquisite item exceeds the greater of $25,000 or 10% of the executive’s total perquisites.

Mr. Loveman is required to have executive security protection which is provided at the Company’s cost; See “Compensation Discussion & Analysis—Personal Benefits and Perquisites” for additional information.

The amount allocated to Messrs. Loveman and Tolosa for personal and/or commuting aircraft usage is calculated based on the incremental cost to us of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other miscellaneous variable costs. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase costs of the Company-owned aircraft, and the cost of maintenance not specifically related to trips. For security reasons, Mr. Loveman is required to use Company aircraft for personal and commuter travel.

The amount allocated to Mr. Loveman for company lodging while in Las Vegas and the associated taxes are based on his respective taxable earnings for such lodging.

The Company does not provide a fixed benefit pension plan for its executives but maintains a deferred compensation plan, the Executive Supplemental Savings Plan II (“ESSP II”), under which the executives may defer a portion of their compensation. The ESSP II is a variable investment plan that allows the executives to direct their investments by choosing among several investment alternatives.

The executives received quarterly dividends during 2007 on their unvested restricted stock awards on the same basis as all stockholders of the Company and as all other employees holding unvested restricted stock awards.

As a result of the Acquisition, the executives received the following payments due to the acceleration of vesting and cash out of all awards under our equity award plans: Mr. Loveman, $89,097,053; Mr. Halkyard, $4,811,551; Mr. Atwood, $11,774,775; Mr. Jenkin, $6,698,600 and Mr. Tolosa, $14,030,134.

Discussion of Summary Compensation Table

Each of our named executive officers have entered into employment and severance agreements (except Mr. Loveman who does not have a severance agreement) with the Company that relate to the benefits that the named executive officers receive upon termination. See “—Executive Compensation—Compensation Discussion & Analysis—Elements of Post Employment Compensation and Benefits—Employment Arrangements” for additional information.

Grants of Plan-Based Awards

The following table gives information regarding potential incentive compensation for 2007 to our executive officers named in the Summary Compensation Table. No equity awards were granted to any of our executive officers named in the Summary Compensation Table in 2007.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options/ SARs (#)	Exercise or Base Price of Option/ SARs Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Grant date fair value of stock and option/ SARs awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary W. Loveman	n/a	2,400,000	3,000,000	5,000,000	—	—	—	—	—	—	—	—
Jonathan S. Halkyard	n/a	336,461	420,577	1,051,442	—	—	—	—	—	—	—	—
Charles L. Atwood	n/a	1,300,000	1,625,000	4,062,500	—	—	—	—	—	—	—	—
Thomas M. Jenkin	n/a	680,769	850,961	2,127,403	—	—	—	—	—	—	—	—
J. Carlos Tolosa	n/a	645,000	806,250	2,015,625	—	—	—	—	—	—	—	—

(1)	Represents potential threshold, target and maximum incentive compensation for 2007. Amounts actually paid for 2007 are described in the “Non Equity Incentive Plan Compensation” column in the Summary Compensation Table.

Discussion of Grants of Plan Based Awards Table

The Harrah’s Entertainment, Inc. Amended and Restated 2004 Equity Incentive Award Plan (“2004 EIAP”) promotes the success and enhances the value of the Company by linking the personal interests of the members of the Board, employees, and senior executives to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.

Historically, each executive officer is normally granted an equity award that will give such officer an estimated dollar value of stock compensation targeted to equal a percentage of salary. This percentage increases commensurate with the grade level of the officer and is determined by an assessment of competitive stock awards. The Human Resource Committee determines awards that it believes will be suitable for providing an adequate incentive for both performance and retention purposes. The dollar value of the award is determined by applying conventional methods for valuing equity awards. For a more detailed discussion of how equity grants are determined, see “—Executive Compensation—Compensation Discussion & Analysis—Elements of Compensation—Equity Awards.” However, due to the pending Acquisition, no equity awards were granted to any of our executive officers named in the Summary Compensation Table in 2007.

Other than as noted below related to Mr. Loveman, pursuant to the merger agreement, all vested and unvested equity awards were terminated upon the consummation of the Acquisition in exchange for (a) $90.00 per share for restricted stock and (b) the difference between $90.00 per share and the exercise price per share for options and stock appreciation rights.

On January 27, 2008, Mr. Loveman and the Company entered into a stock option rollover agreement that provides for the conversion of options to purchase shares of the Company prior to the Acquisition into options to purchase shares of the Company following the Acquisition with such conversion preserving the intrinsic “spread value” of the converted option. The rollover option is immediately exercisable with respect to 133,333 shares of non-voting common stock of the Company at an exercise price of $25.00 per share. The rollover options expire on June 17, 2012.

Outstanding Equity Awards at Fiscal Year-End

In February 2008, the Board of Directors approved and adopted the Harrah’s Entertainment, Inc. Management Equity Incentive Plan and awarded grants to each of our named executive officers. See “—Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation-Equity Awards” for more information.

Name	Options/SARs Awards					Stock Awards
	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Options /SARs Exercise Price ($)	Options/SARs Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary W. Loveman	350,000	—	—	28.8125	11/15/2010	—	—	—	—
	136,600	—	—	25.6250	1/2/2011	—	—	—	—
	85,000	—	—	47.0250	6/19/2009	—	—	—	—
	170,694	170,695	—	46.1350	9/5/2009	—	—	—	—
	130,000	—	—	43.4950	6/18/2010	—	—	—	—
	250,000	—	—	52.5850	6/16/2011	—	—	—	—
	400,000	600,000	—	73.9500	6/17/2012	—	—	—	—
	70,000	280,000	—	64.9700	7/19/2013	—	—	—	—
	—	—	—	—	—	54,189	4,809,274	—	—

Jonathan S. Halkyard	8,387	—	—	43.4950	6/18/2010	—	—	—	—
	50,000	—	—	43.4350	11/11/2010	—	—	—	—
	25,000	—	—	52.5850	6/16/2011	—	—	—	—
	26,667	13,333	—	73.9500	6/17/2012	—	—	—	—
	8,202	16,404	—	64.9700	7/19/2013	—	—	—	—

Charles L. Atwood	25,000	—	—	43.4950	6/18/2010	—	—	—	—
	82,000	—	—	52.5850	6/16/2011	—	—	—	—
	133,333	66,667	—	73.9500	6/17/2012	—	—	—	—
	57,719	115,438	—	64.9700	7/19/2013	—	—	—	—

Thomas M. Jenkin	18,978	—	—	43.4950	6/18/2010	—	—	—	—
	18,333	—	—	47.1000	11/13/2010	—	—	—	—
	37,733	—	—	52.5850	6/16/2011	—	—	—	—
	66,667	33,333	—	73.9500	6/17/2012	—	—	—	—
	26,805	53,609	—	64.9700	7/19/2013	—	—	—	—

J. Carlos Tolosa	51,208	51,209	—	46.1350	9/05/2009	—	—	—	—
	75,000	—	—	43.4950	6/18/2010	—	—	—	—
	65,000	—	—	52.5850	6/16/2011	—	—	—	—
	66,667	33,333	—	73.9500	6/17/2012	—	—	—	—
	26,805	53,609	—	64.9700	7/19/2013	—	—	—	—

(1)

Except for certain grants made to Mr. Loveman, annual option and SARs awards granted to employees vest in  1/3 increments over a two and one half to three year period. Other award grants vest as determined by the Human Resource Committee.

(2)	The options and SARs granted to the executives after February 2002 expire seven years from the original date of grant. Options granted prior to February 2002 expire ten years from the date of grant.
(3)	The unvested stock awards granted to Mr. Loveman vested on January 1, 2008.
(4)	The market value of the awards is $88.75 per share, the closing price of our stock on December 31, 2007.

For a discussion of the treatment of equity awards in the Acquisition, see above under “—Discussion of Grants of Plan Based Awards Table.”

Option Exercises and Stock Vested

The following table gives certain information concerning stock option exercises during 2007 by our executive officers named in the Summary Compensation Table. It also gives information concerning option values.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Gary W. Loveman	—	—	27,095	2,241,298
Jonathan S. Halkyard(2)	6,458	246,933	—	—
Charles L. Atwood	—	—	60,000	4,963,200
Thomas M. Jenkin	—	—	40,000	3,308,800
J. Carlos Tolosa	—	—	64,000	5,294,080

(1)	Vested on January 1, 2007 at $82.72 per share
(2)	Exercised on March 20, 2007 at $83.62 per share

For a discussion of the treatment of equity awards in the Acquisition, see above under “—Discussion of Grants of Plan Based Awards Table.”

Nonqualified Deferred Compensation

Name	Executive Contributions in 2007 ($)(1)	Registrant Contributions in 2007 ($)(1)	Aggregate Earnings in 2007 ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance in 2007 ($)(2)
Gary W. Loveman	2,228,750	53,700	635,009	—	12,668,012
Jonathan S. Halkyard	104,054	11,025	37,721	—	498,941
Charles L. Atwood	—	—	199,132	—	1,958,851
Thomas M. Jenkin	445,070	28,967	643,540	—	7,186,113
J. Carlos Tolosa	290,250	25,950	324,986	—	4,195,870

(1)	The following deferred compensation contribution and earnings amounts were reported in the 2007 Summary Compensation Table.

Name	Contributions in 2007 ($)	Above Market Earnings in 2007 ($)
Gary W. Loveman	2,282,450	—
Jonathan S. Halkyard	115,079	—
Charles L. Atwood	—	2,310
Thomas M. Jenkin	474,037	213,821
J. Carlos Tolosa	316,200	96,286

All other earnings were at market rates from deferred compensation investments directed by the executives.

(2)	The following deferred compensation contribution and earnings amounts were reported in the Summary Compensation Table in previous years.

Name	Prior Year Contributions and Above Market Earnings Amounts ($)
Gary W. Loveman	8,951,799
Jonathan S. Halkyard	68,750
Charles L. Atwood	1,258,758
Thomas M. Jenkin	—
J. Carlos Tolosa	—

Discussion of Nonqualified Deferred Compensation Table

The Company does not provide a fixed benefit pension plan for its executives but maintains deferred compensation plans (collectively, “DCP”) and an Executive Supplemental Savings Plan II (“ESSP II”). During 2007, certain key employees, including executive officers, could defer a portion of their salary and bonus into the ESSP II. The ESSP II is a variable investment plan that allows the executives to direct their investments by choosing among several investment alternatives. All the named executives were participants in the ESSP II during 2007. The contributions of the executives and the Company into the ESSP II during 2007 are reflected in the above table. The earnings of the executives in 2007 on current and prior year deferrals are also reflected in the above table.

The ESSP II replaced our Executive Supplemental Savings Plan (“ESSP”) for future deferrals beginning on January 1, 2005. No deferrals were allowed after December 2004 into ESSP, and the Company approved the ESSP II, which complies with the American Jobs Creation Act of 2004 and allowed deferrals starting in 2005. All the named executives maintain a balance in the ESSP and their earnings for 2007 are included in the above table.

Messrs. Atwood, Jenkin and Tolosa also maintain a balance in the Executive Deferred Compensation Plan (“EDCP”). Under the EDCP, the executive earns the retirement rate under the EDCP if he attains (a) specified age and service requirements (55 years of age plus 10 years of service or 60 years of age) or (2) attains specified age and service requirements (is at least 50 years old, and when added to years of service, equals 65 or greater) and if his employment is terminated without cause pursuant to his employment agreement. The executive receives service credit under the EDCP for any salary continuation and noncompete period. Additionally, if an executive is “separated from service” within 24 months of the Acquisition, the executive earns the retirement rate under the EDCP. Messrs. Atwood and Tolosa have attained the specified age and service requirements under the EDCP to earn the retirement rate. Mr. Jenkin will receive the retirement rate if he (1) is terminated without cause under his employment agreement, (2) is “separated from service” within 24 months after the Acquisition, or (3) he meets the age requirement. Further deferrals into the EDCP were terminated in 2001. The Human Resources Committee approves the EDCP retirement rate (which cannot be lower than a specified formula rate) annually. In October 1995, the Human Resources Committee approved a fixed retirement rate of 15.5% for all account balances under the EDCP as of December 31, 1995 (subject to plan minimum rates contained in the EDCP). The interest rates on post-1995 deferrals continue to be approved each year by the Committee. The retirement rate on post-1995 deferrals during 2007 was the Plan’s minimum retirement rate of 9.12%. Messrs. Atwood’s, Jenkin’s and Tolosa’s earnings in 2007 under the EDCP are included in the above table.

The table below shows the investment funds available under the ESSP and the ESSP II and the annual rate of return for each fund for the year ended December 31, 2007:

Name of Fund	2007 Rate of Return	Name of Fund	2007 Rate of Return
500 Index Trust B	5.25%	Mid Cap Stock Trust	23.59%
Aggressive Growth Lifecycle	8.70%	Mid Value Trust	0.51%
Brandes International Equity	8.01%	Moderate Lifecycle	8.30%
Conservative Lifecycle	8.10%	Money Market Trust B	4.82%
Diversified Research	1.36%	Small Cap Growth Trust	13.98%
Equity-Income Trust	3.39%	Small Cap Value Trust	(2.92)%
Growth Lifecycle	8.60%	Turner Core Growth	22.43%
Managed Bond	8.13%

Pursuant to the terms of the DCP and ESSP II, any unvested amounts of the participants in the plans became fully vested upon the Acquisition.

Potential Payments Upon Termination or Change of Control

We have entered into employment and severance agreements (other than with Mr. Loveman who only has an employment agreement) with the named executive officers that require us to make payments and provide various benefits to the executives in the event of the executive’s termination or a change of control in the Company. The terms of the agreements are described above under “—Executive Compensation—Compensation Discussion and Analysis— Elements of Post-Employment Compensation and Benefits—Employment Arrangements.” The estimated value of the payments and benefits due to the executives pursuant to their agreements under various termination events are detailed below.

As a result of the Acquisition, certain payments were made to our named executive officers due to the acceleration of vesting and cash-out of all awards under our equity award plans. In addition, unvested amounts, if any, under our Savings and Retirement Plan and Deferred Compensation Plans became vested. The table below outlines the payments made and other additional amounts accrued as a result of the Acquisition which occurred on January 28, 2008.

Executive Benefits and Payments at the Change in Control	Gary Loveman(1)	Charles Atwood(2)	Jonathan Halkyard(3)	Carlos Tolosa(4)	Thomas Jenkin(5)
Compensation:
Stock Options/SARS Unvested and Accelerated	$13,428,400	$2,889,413	$410,592	$1,341,833	$1,341,833
Stock Options/SARS Vested and Unexercised	75,618,653	8,885,362	4,400,959	12,688,301	5,356,767
Benefits and Perquisites:
Acceleration of Interest from conversion to ESSP	50,000	—	—	—	—

Totals	$89,097,053	$11,774,775	$4,811,551	$14,030,134	$6,698,600

(1)	On January 27, 2008, Mr. Loveman and the Company entered into a stock option rollover agreement that provides for the conversion of options to purchase shares of the Company prior to the Acquisition into options to purchase shares of the Company following the Acquisition with such conversion preserving the intrinsic “spread value” of the converted option. The rollover option is immediately exercisable with respect to 133,333 shares of non-voting common stock of the Company at an exercise price of $25.00 per share. The rollover options expire on June 17, 2012. In addition, Mr. Loveman invested $14,999,990 of the proceeds noted above in the equity of the Company after the Acquisition.
(2)	Mr. Atwood invested $4,100,000 of the proceeds noted above in the equity of the Company after the Acquisition.
(3)	Mr. Halkyard invested $1,719,395 of the proceeds noted above in the equity of the Company after the Acquisition.
(4)	Mr. Tolosa invested $4,400,000 of the proceeds noted above in the equity of the Company after the Acquisition.
(5)	Mr. Jenkin invested $2,227,500 of the proceeds noted above in the equity of the Company after the Acquisition.

In addition, the following tables show the estimated amount of potential cash severance payable to each of the named executive officers, as well as the estimated value of continuing benefits, based on compensation and benefit levels in effect on December 31, 2007, assuming the executive’s employment terminates effective December 31, 2007. For Mr. Loveman, we have assumed that his new employment agreement dated January 28, 2008 was in place as of December 31, 2007.

For each of the named executive officers, we have assumed that their employment was terminated on December 31, 2007, and the market value of their unvested equity awards was $88.75, which was the closing market price of our stock on December 31, 2007. Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid can only be determined upon an executive’s termination of employment.

Gary W. Loveman	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	10,000,000	—	15,000,000	4,000,000	—
Short Term Incentive	—	—	3,000,000	—	3,000,000	—	—
Long Term Incentives:
Unvested and Accelerated Restricted Stock	—	—	4,809,274	—	4,809,274	4,809,274	2,404,637
Unvested and Accelerated Stock Options and SARs	—	—	16,523,567	—	22,812,567	22,812,567	19,175,484

Benefits and Perquisites:
Post-retirement Health Care(2)	283,575	283,575	283,575	283,575	283,575	283,575	—
Life & Accident Insurance and Benefits(3)	—	—	21,068	—	21,068	21,068	6,000,000
Disability Insurance and Benefits(4)	—	—	—	—	—	30,000 per mo. and 5,000,000	—
Acceleration of Interest from conversion to ESSP	—	—	—	—	50,000	—	—
Accrued Vacation Pay	—	—	—	—	—	—	—
Financial Planning	—	—	—	—	—	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—
Totals	283,575	283,575	34,637,484	283,575	45,976,484	36,926,484 and 30,000 per mo.	27,580,121

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under the Company’s health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated amount of proceeds payable to the executive in the event of the executive’s disability.

Assuming the employment of Messrs Atwood, Halkyard, Jenkin and Tolosa was terminated on December 31, 2007, and the market value of the executive’s unvested equity awards was $88.75, which was the market price of our stock on December 31, 2007, the executive would be eligible for the following payments and benefits:

Jonathan S. Halkyard	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	900,000	—	2,481,772	900,000	—
Short Term Incentive	—	—	336,461	—	420,577	336,461	—
Long Term Incentives:
Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	587,416	—	587,416	587,416	293,708

Benefits and Perquisites:
Post-retirement Health Care(2)	—	—	—	—	19,096	323,599	—
Life & Accident Insurance and Benefits(3)	—	—	—	—	3,336	—	1,800,000
Disability Insurance and Benefits(4)	—	—	—	—	—	30,000 per mo.	—
Accrued Vacation Pay	10,514	10,514	10,514	10,514	10,514	10,514	10,514
Financial Planning	—	—	7,500	—	7,500	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	987,795	—	—

Totals	10,514	10,514	1,841,891	10,514	4,518,006	2,157,990 and 30,000 per mo.	2,104,222

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under the Company’s health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated amount of proceeds payable to the executive in the event of the executive’s disability.

Assuming the employment of Messrs Atwood, Halkyard, Jenkin and Tolosa was terminated on December 31, 2007, and the market value of the executive’s unvested equity awards was $88.75, which was the market price of our stock on December 31, 2007, the executive would be eligible for the following payments and benefits:

Charles L. Atwood	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	1,950,000	—	7,807,493	1,950,000	—
Short Term Incentive	—	—	1,300,000	—	1,625,000	1,300,000	—
Long Term Incentives:
Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	3,731,787	—	3,731,787	3,731,787	1,865,894

Benefits and Perquisites:
Post-retirement Health Care(2)	166,291	166,291	166,291	—	166,291	166,291	—
Life & Accident Insurance and Benefits(3)	—	—	—	—	32,659	—	3,500,000
Disability Insurance and Benefits(4)	—	—	—	—	—	30,000 per mo.	—
Accrued Vacation Pay	44,282	44,282	44,282	44,282	44,282	44,282	44,282
Financial Planning	—	—	15,000	—	15,000	—	—
Gross-Up Payment for Excise Taxes		—	—	—	—	—	—

Totals	210,573	210,573	7,207,360	44,282	13,422,512	7,192,360 and 30,000 per mo.	5,410,176

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under the Company’s health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated amount of proceeds payable to the executive in the event of the executive’s disability.

Thomas M. Jenkin	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	1,800,000	—	7,041,432	1,800,000	—
Short Term Incentive	—	—	978,605	—	850,961	978,605	—
Long Term Incentives:
Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	1,768,150	—	1,768,150	1,768,150	884,074
Benefits and Perquisites:
Post-retirement Health Care(2)	235,174	235,174	235,174	—	235,174	235,174	—
Life & Accident Insurance and Benefits(3)	—	—	—	—	13,855	—	3,500,000
Disability Insurance and Benefits(4)	—	—	—	—	—	30,000 per mo.	—
Acceleration of vesting in EDCP retirement interest rate	—	—	1,459,243	—	1,459,243	1,459,243	—
Accrued Vacation Pay	106,154	106,154	106,154	106,154	106,154	106,154	106,154
Financial Planning	—	—	15,000	—	15,000	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	2,610,143	—	—

Totals	341,328	341,328	6,362,326	106,154	14,100,112	6,347,326 and 30,000 per mo.	4,490,228

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under the Company’s health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated present value of the cost of coverage for disability insurance and the amount of proceeds payable to the executive in the event of the executive’s disability.

J. Carlos Tolosa	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	1,612,500	—	5,327,290	1,612,500	—
Short Term Incentive	—	—	645,000	—	806,250	645,000	—
Long Term Incentives:
Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	3,950,422	—	3,950,422	3,950,422	1,975,211
Benefits and Perquisites:
Post-retirement Health Care(2)	197,153	197,153	197,153	—	197,153	197,153	99,803
Life & Accident Insurance and Benefits(3)	—	—	—	—	30,186	—	3,225,000
Disability Insurance and Benefits(4)	—	—	—	—	—	30,000 per mo.	—
Accrued Vacation Pay	76,737	76,737	76,737	76,737	76,737	76,737	76,737
Financial Planning	—	—	15,000	—	15,000	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—

Totals	273,890	273,890	6,496,812	76,737	10,403,038	6,481,812 and 30,000 per mo.	5,376,751

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under the Company’s health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated amount of proceeds payable to the executive in the event of the executive’s disability.

Compensation of Directors

During 2007, directors who were not employees of the Company or any of our subsidiaries earned a monthly fee of $14,583.33 plus $1,500 for each non-regularly scheduled committee meeting they attended as a committee member. Committee chairpersons received an additional monthly retainer as follows: Audit Committee received $1,666.67, Human Resources Committee received $833.33, and Nominating/Corporate Governance Committee received $416.67. Directors were reimbursed for expenses reasonably incurred in connection with their service on the Board.

Pursuant to a director stock program, each director automatically received 50% of his or her director fees in our common stock in lieu of cash fees. Each director had the right to make an annual election to receive the remaining 50% of his or her director fees in common stock in lieu of cash fees for the duration of the program.

Grants of our common stock pursuant to the director stock program were made quarterly for an amount of our common stock, based on the market value on the grant date, equal in value to 50% of the fees that the director earned during the previous three-month grant period (or 100% of the fees if the director elected to receive the remaining 50% of fees in our common stock). Shares of our common stock that were granted could be disposed of until at least six months after the date of grant. A director could make an annual election to defer the grant of shares to be made the ensuing fiscal year. Prior to January 28, 2008, deferred shares were granted within 30 days after the director left our Board in a lump sum or in up to ten annual installments, as he or she elected. Those elections were made prior to each fiscal year. We created a trust to assure the payment of benefits pursuant to the directors stock program. Pursuant to the consummation of the Acquisition, the directors who elected to defer the grant of shares received $90.00 per share in accordance with their payment election.

All of these directors resigned as of January 28, 2008.

The following table sets forth the compensation provided by the Company to non-management directors during 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Barbara T. Alexander	—	207,000	7,450	—	—	—	214,450
Frank J. Biondi, Jr.	95,000	95,000	9,110	—	—	7,943	207,053
Stephen F. Bollenbach	92,000	92,000	—	—	—	2,852	186,852
Ralph Horn	—	175,000	—	—	11,494	42,327	228,821
R. Brad Martin	6,000	175,000	—	—	—	45,311	226,311
Gary G. Michael(1)	102,750	93,750	7,626	—	—	8,856	212,982
Robert G. Miller	87,500	89,872	—	—	—	360	177,732
Boake A. Sells	—	177,794	—	—	389,783	53,940	621,517
Christopher J. Williams	—	187,000	5,401	—	—	12,283	204,684

(1)	Mr. Michael was a member of our Compliance Committee, which oversees our compliance programs for gaming and other laws and regulations we are subject to. Mr. Michael was appointed to the Compliance Committee because he is a member of the Audit Committee. For his services on the Compliance Committee, Mr. Michael received a per meeting fee in 2007 of $1,000, and was paid an annual retainer of $5,000. In 2007, Mr. Michael received $10,000 for his service on the Compliance Committee, which was paid in cash.

(2)	Totals reflect grants made pursuant to our director stock program in payment of fees and the 2007 compensation expense for stock awards made to Messrs. Miller and Sells under the stock grant program for non-management directors. The stock grant program was terminated on February 21, 2001.

(3)	Totals reflect 2007 compensation expense for option awards made to Ms. Alexander, Mr. Biondi, Mr. Michael and Mr. Williams under the stock option programs for non-management directors. These programs have been discontinued.

(4)	The value of stock and option awards was determined as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)). See Note 15 in the Notes to Consolidated Financial Statements for details on assumptions used in the valuation of the awards. Outstanding stock and option awards at December 31, 2007 for each director are as follows: Ms. Alexander: 7,000 option awards; Mr. Biondi: 9,000 option awards; Mr. Horn: 4,000 option awards; Mr. Martin: 4,000 option awards; Mr. Michael: 6,500 option awards; Mr. Miller: 4,000 option awards and 200 stock awards; Mr. Sells: 4,000 option awards and 200 stock awards; Mr. Williams: 5,000 option awards. The closing of the Acquisition on January 28, 2008 triggered accelerated vesting of the unvested stock awards and option awards. The value of the 2008 vesting of stock awards and option awards is as follows: Ms. Alexander, $24,275; Mr. Biondi, $38,812; Mr. Michael, $24,848; Mr. Miller, $2,372; Mr. Sells, $2,794; and Mr. Williams, $13,010.

(5)	Messrs. Horn and Sells maintain a balance in our Executive Deferred Compensation Plan (“EDCP”). In October 1995, the Human Resources Committee approved a fixed retirement rate of 15.5% for all account balances under the EDCP as of December 31, 1995 (subject to plan minimum rates contained in the EDCP). The interest rates on post 1995 deferrals continue to be approved each year by the Committee. The retirement rate on post 1995 deferrals during 2007 was the Plan’s minimum retirement rate of 9.12%, and the retirement rate during 2007 for post 1995 deferrals has been approved once again at the Plan’s minimum retirement rate.

(6)	All Other Compensation includes the following:

The cost of participation in the Company’s group health insurance plan for Messrs. Horn, Martin and Sells was $1,593, $16,301 and $15,543, respectively.

Quarterly dividends on unvested restricted stock awards and quarterly dividend reinvestments on deferred stock grants pursuant to the directors stock program. Totals for quarterly dividends on unvested restricted stock awards for 2007 were as follows: Mr. Miller, $360; and Mr. Sells, $360. Totals for quarterly dividend reinvestments for 2007 were as follows: Mr. Biondi, $7,943; Mr. Bollenbach, $2,852; Mr. Horn, $40,734; Mr. Martin, $29,010; Mr. Michael, $8,856; Mr. Sells, $38,037; and Mr. Williams, $12,283.

Until May 1, 1996, directors were eligible to participate in an unfunded compensation deferral program, the Executive Deferred Compensation Plan. Two non-management directors who served in 2007 deferred part of their cash fees pursuant to the Executive Deferred Compensation Plan prior to May 1, 1996 and currently have account balances in the Plan. See “—Executive Compensation—Compensation Discussion and Analysis—Elements of Post-Employment Compensation—Deferred Compensation Plans” for more information about the Executive Deferred Compensation Plan.

Each non-management director was also provided with travel accident insurance of $500,000 while traveling on behalf of the Company. Incumbent non-management directors who served on the Board as of February 21, 2001, are entitled to participate in the Company’s standard group health insurance plans while serving as a director. This program was not available to directors elected or appointed after February 21, 2001. The Company paid the premium cost for this insurance. Each director receiving these benefits incurred taxable income equal to the premium cost of the group insurance.

Non-management directors elected prior to February 21, 2001 received a grant of 1,000 shares of restricted stock vesting in ten annual installments over ten years. Directors who served a full ten years under this program received another ten-year grant of 1,000 shares. Messrs. Miller and Sells received this grant. This program was terminated on February 21, 2001, with respect to further grants to new directors. Non-management directors who were initially elected between February 2001 and January 2004 received a non-qualified stock option grant of 5,000 shares upon being elected or appointed to the Board. Directors serving during that same time period received an annual nonqualified stock option grant of 2,000 shares. These stock option programs have been discontinued.

Pursuant to the Company’s Amended and Restated 2004 Equity Incentive Award Plan, directors were eligible for grants of equity awards as may be approved by the Human Resources Committee from time to time. No equity awards were granted to our directors during 2007.

In November 2003, our Board of Directors implemented stock ownership guidelines for its non-management members. Within two years of first being elected, a director was expected to own and maintain a number of shares of the Company’s common stock having a minimum value equal to two times his or her annual retainer. Shares granted to a director for his or her service on the Company’s Board of Directors were included in determining the value of the director’s holdings. As a privately held company, we no longer have a policy regarding stock ownership guidelines.

Pursuant to the consummation of the Acquisition, all options held by non-management directors, vested and unvested, were cancelled in consideration for the difference between $90.00 per share and the exercise per share of each option held.

In recognition for the years of dedication and service to the Harrah’s stockholders prior to the Acquisition, the non-management directors that resigned effective upon the closing of the Acquisition were each given an antique slot machine and complimentary stays in a suite (or best available room) at our properties for the next 5 years, subject to availability. Each stay is limited to three complimentary nights. Complimentary privileges include golf and tickets to entertainment performances, subject to certain limitations.

Currently, only Messrs. Williams and Swan and Ms. Jackson receive compensation for their services as a member of our Board of Directors. These directors received a one time option grant on July 1, 2008, which vests ratably over five years from the date of election to our Board. Mr. Williams and Ms. Jackson received an option to purchase 2,822 shares of non-voting common stock and Mr. Swann received an option to purchase 2,117 shares. In addition, each of these directors receives annual cash compensation paid quarterly in arrears. Ms. Jackson and Mr. Williams receive $100,000 annually and Mr. Swann receives $75,000 annually. The remaining directors do not receive compensation for their service as a member of our Board of Directors. All of our directors are reimbursed for any expenses incurred in connection with their service.

Human Resources Committee Interlocks and Insider Participation

During 2007, the members of the Human Resources Committee Frank J. Biondi, Jr., Ralph Horn, R. Brad Martin, Robert G. Miller, and Boake A. Sells. None of these individuals were current or former officers or employees of the Company or any of our subsidiaries. During 2007, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Human Resources Committee.

After the closing of the Acquisition, the Committee was reconstituted with two members: Kelvin Davis and Marc Rowan. Neither of these individuals are current or former officers or employees of the Company or any of our subsidiaries.

Equity Compensation Plan Information

The table below sets forth information regarding our equity compensation plans as of December 31, 2007.

Plan Category	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(2)	11,200,113	$60.93	7,939,543
Equity compensation plans not approved by stockholders(3)	50,097	57.49	8,897
Total	11,250,210	60.91	7,948,440

(1)	The weighted average remaining contract life for the options, warrants and rights set forth in this column is 4.2 years.
(2)	Includes the Company’s Amended and Restated 2004 Equity Incentive Award Plan, 2001 Executive Stock Incentive Plan, 1996 Non-Management Directors Stock Incentive Plan, 1990 Restricted Stock Plan, 1990 Stock Option Plan, Park Place Entertainment Corporation 1998 Stock Incentive Plan, and the Caesars Entertainment, Inc. 2004 Long-Term Incentive Plan.
(3)	Includes the Harrah’s Entertainment, Inc. 2001 Broad-Based Stock Incentive Plan. The 2001 Broad-Based Stock Incentive Plan was not required to be approved by stockholders pursuant to rules of the New York Stock Exchange in existence at that time.

All of the Company’s equity award plans in place were terminated as of the date of the Acquisition. In February 2008, our Board of Directors approved the Harrah’s Entertainment, Inc. Management Equity Incentive Plan and granted options to purchase our non-voting common stock to certain of our officers and employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of our common stock as of September 30, 2008, by Hamlet Holdings, Inc., the Sponsors, all current directors, our five executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

Name	Shares of Stock Beneficially Owned			Ownership Percentage
	Voting Common Stock	Non-Voting Common Stock	Non-Voting Preferred Stock	Voting Common Stock	Non-Voting Common Stock	Non-Voting Preferred Stock
Apollo(1)(2)	—	31,387,726	15,351,275	—%	77%	77%
TPG(2)(3)	—	31,387,726	15,351,275	—	77	77
Hamlet Holdings(4)	10	—	—	100	—	—
Charles Atwood(5)	—	27,533.09	13,466.91	—	*	*
Jeffrey Benjamin(1)	—	—	—	—	—	—
David Bonderman(3)(4)	—	—	—	17	—	—
Anthony Civale(1)	—	—	—	—	—	—
Jonathan Coslet(3)(4)	—	—	—	17	—	—
Kelvin Davis(3)	—	—	—	—	—	—
Jonathan Halkyard	—	11,546.41	5,647.54	—	*	*
Jeanne Jackson	—	—	—	—	—	—
Thomas Jenkin	—	14,958.53	7,316.47	—	*	*
Gary Loveman(6)	—	234,063.76	49,269.14	—	*	*
Karl Peterson(3)	—	—	—	—	—	—
Eric Press(1)	—	—	—	—	—	—
Marc Rowan(1)(4)	—	—	—	17	—	—
Lynn Swann	—	—	—	—	—	—
J. Carlos Tolosa	—	29,547.71	14,452.29	—	*	*
Christopher Williams	—	—	—	—	—	—
All directors and executive officers as a group(4)(7)	10	364,769.25	113,297.26	50	1	1

*	Indicates less than one percent.
(1)	Includes all of the non-voting capital stock held by Apollo Hamlet Holdings, LLC and Apollo Hamlet Holdings B, LLC. Each of Apollo Hamlet Holdings, LLC and Apollo Hamlet Holdings B, LLC is an affiliate of, and is controlled by, affiliates of Apollo. Each of Messrs. Benjamin, Civale, Press and Rowan may be deemed to be a beneficial owner of these interests due to his status as an employee of or consultant to Apollo, and each such person disclaims beneficial ownership of any such interests in which he does not have a pecuniary interest. The address of Messrs. Benjamin, Civale, Press and Rowan and Apollo is c/o Apollo Global Management, LLC, 9 West 57th Street, New York, New York 10019.
(2)	Includes all of the non-voting capital stock held by certain co-investors, the disposition of which will be jointly controlled by Apollo and TPG.
(3)	Includes all of the non-voting capital stock held by TPG Hamlet Holdings, LLC and TPG Hamlet Holdings B, LLC. Each of TPG Hamlet Holdings, LLC and TPG Hamlet Holdings B, LLC is an affiliate of, and is controlled by, affiliates of TPG. Each of Messrs. Bonderman, Coslet, Davis and Peterson may be deemed to be a beneficial owner of these interests due to his status as an employee of TPG, and each such person disclaims beneficial ownership of any such interests in which he does not have a pecuniary interest. The address of Messrs. Bonderman, Coslet, Davis and Peterson and TPG is c/o TPG Capital, LP, 345 California Street, Suite 3300, San Francisco, California 94104.
(4)	The members of Hamlet Holdings are Leon Black, Joshua Harris, Marc Rowan, each of whom is affiliated with Apollo, and David Bonderman, James Coulter and Jonathan Coslet, each of whom is affiliated with TPG. Each member holds approximately 17% of the limited liability company interests of Hamlet Holdings.
(5)	Charles Atwood retired on December 19, 2008.
(6)	Includes 133,333 non-voting common shares that may be acquired within 60 days pursuant to outstanding stock options.
(7)	The address of each of our named executive officers is c/o Harrah’s Entertainment, Inc., One Caesars Palace Drive, Las Vegas, Nevada 89109.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Our board of directors has approved related party transaction policy and procedures which gives our Audit Committee the power to approve or disapprove potential related party transactions of our directors and executive officers, their immediate family members and entities where they hold a 5% or greater beneficial ownership interest. The Audit Committee is charged with reviewing all relevant facts and circumstances of a related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the person’s interest in the transaction.

The policy has pre-approved the following related party transactions:

•	Compensation to an executive officer or director that is reported in the company’s public filings and has been approved by the Human Resources Committee or our board of directors;

•

Transactions where the interest arises only from (a) the person’s position as a director on the related party’s board; (b) direct or indirect ownership of less than 5% of the related party or (c) the person’s position as a partner with the related party with less than 5% interest and not the general partner of the partnership; and

•	Transactions involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

•

Related Party Transaction is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect interest.

The following discussion reflects our relationships and related party transactions entered into in connection with the Acquisition and does not reflect relationships prior to that time.

Hamlet Holdings Operating Agreement

All holders of Hamlet Holdings’ equity securities are parties to Hamlet Holdings’ limited liability company operating agreement. The operating agreement provides, among other things, for the various responsibilities of the members. The members include Leon Black, Joshua Harris and Marc Rowan, each of whom is affiliated with Apollo (the “Apollo Members”), and David Bonderman, James Coulter and Jonathan Coslet, each of whom is affiliated with TPG (the “TPG Members” and, together with the Apollo Members, the “Members”). The Members have the full and exclusive right to manage Hamlet Holdings and the consent of at least one member from Apollo and one member from TPG is required for all decisions by or on behalf of Hamlet Holdings. The operating agreement also contains customary indemnification rights.

Stockholders’ Agreement

In connection with the Acquisition, Hamlet Holdings, the Sponsors and certain of their affiliates, the co-investors and certain of their affiliates entered into a stockholders’ agreement with the Company. The stockholders’ agreement contains, among other things, the agreement among the stockholders to restrict their ability to transfer stock of the Company as well as rights of first refusal, tag-along rights, drag-along rights and piggyback rights. Pursuant to the stockholders’ agreement, certain of the stockholders have, subject to certain exceptions, preemptive rights on future offerings of equity securities by the Company. The stockholders’ agreement also provides the stockholders with certain rights with respect to the approval of certain matters and the designation of nominees to serve on the Board of Directors of the Company, as well as registration rights of securities of the Company that they own.

The Board of Directors of the Company was initially comprised of at least nine (9) directors, (i) four (4) of whom were designated by the Apollo Members and (ii) four (4) of whom were designated by the TPG Members, and (iii) one (1) of whom was designated the chairman, and subsequently increased to thirteen (13) directors. As ownership in the Company by either of the Sponsors decreases, the stockholders’ agreement provides for the reduction in the number of directors each of the Apollo Members or TPG Members can designate.

Pursuant to the stockholders’ agreement, approval of the Board of Directors and at least two directors (one designated by Apollo Members and one designed by TPG Members) are required for various transactions by us, including, among other things, our liquidation, dissolution, merger, sale of all or substantially all of our assets as well as the issuance of our securities in connection with certain acquisitions and joint ventures.

Management Investor Rights Agreement

In connection with the Acquisition, the Company entered into a Management Investor Rights Agreement with certain holders of securities of the Company, including certain members of management of the Company. The agreement governs certain aspects of the Company’s relationship with its management securityholders. The agreement, among other things:

•

restricts the ability of management securityholders to transfer shares of non-voting common stock or non-voting preferred stock of the Company, with certain exceptions, prior to a qualified public offering;

•

allows the Sponsors to require management securityholders to participate in sale transactions in which the Sponsors sell more than 40% of their shares of non-voting common stock and non-voting preferred stock;

•	allows management securityholders to participate in sale transactions in which the Sponsors sell shares of non-voting common stock and non-voting preferred stock, subject to certain exceptions;

•

allows management securityholders to participate in registered offerings in which the Sponsors sell their shares of non-voting common stock and non-voting preferred stock, subject to certain limitations;

•

allows management securityholders below the level of senior vice president to require Harrah’s Entertainment to repurchase shares of non-voting common stock and non-voting preferred stock in the event that a management securityholder below the level of senior vice president experiences an economic hardship prior to an initial public offering, subject to annual limits on the company’s repurchase obligations;

•

allows management securityholders to require the Company to repurchase shares of non-voting common stock and non-voting preferred stock upon termination of employment without cause or for good reason; and

•

allows the Company to repurchase, subject to applicable laws, all or any portion of the Company’s non-voting common stock and non-voting preferred stock held by management securityholders upon the termination of their employment with the Company or its subsidiaries, in certain circumstances.

The agreement will terminate upon the earliest to occur of the dissolution of Hamlet Holdings or the occurrence of any event that reduces the number of securityholders to one.

Services Agreement

Upon the completion of the Acquisition, the Sponsors and their affiliates entered into a services agreement with the Company relating to the provision of certain financial and strategic advisory services and consulting services. The Company paid the Sponsors a one time transaction fee of $200 million for structuring the Acquisition and will pay an annual fee for their management services and advice equal to the greater of $30 million and 1% of the Company’s earnings before interest, taxes, depreciation and amortization. Also, under the services agreement, the Sponsors will have the right to act, in return for additional fees based on a percentage of the gross transaction value, as our financial advisor or investment banker for any merger, acquisition, disposition, financing or the like if we decide we need to engage someone to fill such a role. We will agree to indemnify the Sponsors and their affiliates and their directors, officers and representatives for losses relating to the services contemplated by the services agreement and the engagement of affiliates of the Sponsors pursuant to, and the performance by them of the services contemplated by, the services agreement.

Shared Services Agreement

Harrah’s Operating entered into a shared services agreement with the certain of our entities involved in the CMBS financing (the “CMBS Entities”), pursuant to which Harrah’s Operating provides to the CMBS Entities certain corporate services. The services include but are not limited to: information technology services; website management services; operations and production services; vendor relationship management services; strategic sourcing services; real estate services; development services; construction services; finance and accounting services; procurement services; treasury and trust services; human resources services; marketing and public relations services; legal services; insurance services; corporate/executive services; payroll services; security and surveillance services; government relation services; communication services; consulting services; and data access services.

Pursuant to the agreement, Harrah’s Operating granted the CMBS Entities the right to use certain software and other intellectual property rights granted or licensed to us and/or our direct or indirect subsidiaries. The agreement provides that the cost of the services described above will be allocated between Harrah’s Operating and the CMBS Entities on the property-level basis that the Company has historically used to allocate such costs, and on a 70%/30% basis for those costs that have not previously been allocated to the various properties, or pursuant to such other methods as the board of directors of the Company determines in good faith to be an equitable allocation of such costs between us and the CMBS Entities. The agreement also memorializes certain short-term cash management arrangements and other operating efficiencies that reflect the way in which the Company has historically operated its business. Payments made to Harrah’s Operating under the shared services agreement are subordinated to the obligations of the CMBS Entities under the CMBS financing. In addition, the agreement provides that certain insurance proceeds payable in respect of assets underling the CMBS financing and Harrah’s Operating properties will be paid first to the CMBS Entities to the extent of amounts payable thereto. The agreement terminates in January 2014 and may be terminated by the parties at any time prior to January 2014.

License Agreement

One of HOC’s subsidiaries entered into license agreements with certain of the CMBS Entities pursuant to which the CMBS Entities license certain trademarks that are owned or licensed by such subsidiary.

Director Independence

As of September 30, 2008, our Board of Directors was composed of Jeffrey Benjamin, David Bonderman, Anthony Civale, Jonathan Coslet, Kelvin Davis, Gary Loveman, Karl Peterson, Eric Press, Marc Rowan, Jeanne Jackson, Lynn Swann, Christopher Williams and Charles Atwood. Though not formally considered by our Board given that our securities are no longer registered or traded on any national securities exchange, based upon the listing standards of the New York Stock Exchange, the national securities exchange upon which our common stock was listed prior to the Acquisition, we believe Messrs. Swann and Williams and Ms. Jackson would be independent, but all other directors would be considered not independent because of their relationships with certain affiliates of the funds and other entities which hold 100% of our outstanding voting common stock, and other relationships with us.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

General. Our senior secured credit facilities provide for senior secured financing of up to $9,250 million, consisting of:

•	senior secured term loan facilities in an aggregate principal amount of up to $7,250 million with a maturity of seven years; and

•

a senior secured revolving credit facility in an aggregate principal amount of $2,000 million with a maturity of six years, including both a letter of credit sub-facility and a swingline loan sub-facility.

In addition, we may request one or more incremental term loan facilities and/or increase commitments under our revolving facility in an aggregate amount of up to $1,750 million, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

All borrowings under our senior secured revolving credit facility following the date the term loan facility is initially drawn are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under our senior secured credit facilities without ratably securing the Retained Notes.

Proceeds of the term loans and, if applicable, the revolving loans, drawn on the closing date, together with other sources of funds described under “Use of Proceeds,” were used to repay existing debt. Proceeds of the revolving loans drawn after the closing date of the Transactions, swingline loans and letters of credit will be used for working capital and general corporate purposes. See “Use of Proceeds.” In addition, up to $250 million of proceeds of the revolving loans drawn after the closing date of the Transaction, swingline loans and letters of credit may be distributed to or issued on behalf of the subsidiaries of Harrah’s Entertainment that are not also the subsidiaries of Harrah’s Operating (including the CMBS Borrowers) for working capital and general corporate purposes of such subsidiaries.

Interest Rates and Fees. Borrowings under the senior secured credit facilities bear interest at a rate equal to, at our option, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs (the “Eurocurrency Rate”) or (b) a base rate determined by reference to the higher of (i) the federal funds rate plus 0.50% and (ii) the prime rate of Bank of America in each case plus an applicable margin. The initial applicable margin for borrowings is (A) 3.00% with respect to Eurocurrency borrowings and 2.00% with respect to base rate borrowings under the revolving credit facility and the term loan facility and (B) 1.50% with respect to swingline loans. The applicable margins for borrowings under the senior credit facilities may be reduced if we and our subsidiaries on a consolidated basis attain certain leverage ratios.

In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The commitment fee rate is initially 0.50% per annum and may be reduced if we and our subsidiaries on a consolidated basis attain certain leverage ratios. We are also required to pay letter of credit fees computed at a rate equal to one-eighth of 1% per annum of the dollar equivalent of the daily stated amount of the letter of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges.

Prepayments. The senior secured credit facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

•

50% (which percentage will be reduced to 25% if our consolidated first lien net senior secured leverage ratio is 2.75x or less but greater than 2.50x and to 0% if our consolidated first lien net senior secured leverage ratio is 2.50x or less) of our annual excess cash flow, as defined;

•

100% (which percentage will be reduced to 0% if our consolidated first lien net senior secured leverage ratio is 2.50x or less) of the net cash proceeds of all nonordinary-course asset sales, other dispositions of property or certain casualty events, in each case subject to certain exceptions and provided that we may reinvest or commit to reinvest those proceeds in assets to be used in its business, or commit to make certain other permitted investments, within 15 months; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the senior secured credit facilities.

The foregoing mandatory prepayments will be applied among the term loan facilities in a manner determined at our discretion and specified to the administrative agent. A prepayment premium may be applicable if any portion of tranche B-3 of the term loan facilities is prepaid before the third anniversary of the closing of the senior secured credit facilities.

We may voluntarily repay outstanding loans under the senior secured credit facilities at any time, subject to certain prepayment premia that may be applicable to tranche B-2 and tranche B-3 of the term loan facilities under certain circumstances and customary “breakage” costs with respect to Eurocurrency rate loans.

Amortization. Our senior secured credit facilities require scheduled quarterly payments on the term loans in amounts equal to 0.25% of the original principal amount of the term loans for six years and three quarters, with the balance paid at maturity.

Collateral and Guarantors. Our senior secured credit facilities are guaranteed by Harrah’s Entertainment, and are secured by a pledge of our capital stock, and by substantially all of the existing and future property and assets of us and our material, wholly-owned domestic subsidiaries including a pledge of the capital stock of the pledgors specified above and 65% of the capital stock of the first-tier foreign subsidiaries in each case subject to exceptions. The collateral and guarantor package will be modified upon the closing of the Post-Closing CMBS Transaction to reflect the structure discussed herein.

The lenders under our senior secured credit facilities will also be entitled to the benefits of the “turn-over” provisions in the intercreditor agreement. See “Description of Exchange Notes—Intercreditor Agreement.”

Restrictive Covenants and Other Matters. Our new senior credit facilities require, after an initial grace period, compliance on a quarterly basis with a maximum net senior secured first lien debt leverage test. In addition, the senior secured credit facilities include negative covenants, subject to certain exceptions, restricting or limiting our ability and the ability of our restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with its affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify in any manner materially adverse to lenders the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt.”

Harrah’s Entertainment is not bound by any financial or negative covenants contained in the credit agreement, other than with respect to the incurrence of liens on and the pledge of its stock of Harrah’s Operating.

The senior secured credit facilities also contain certain customary affirmative covenants and events of default.

Existing Indebtedness

In conjunction with the transaction, Harrah’s Entertainment rolled over $4,633 million of existing debt consisting of $4,560 million of retained notes, $63 million of other indebtedness and approximately $10 million of borrowings under a South African credit facility at our sister company holding the London Clubs’ South Africa operations.

Retained Notes. Upon the closing of the Transactions, Harrah’s Operating had, and currently has, an aggregate principal amount of face value of $4,560 million of Retained Notes, of which $3,829 million are senior notes and of which $731 million are senior subordinated notes, consisting of the following series:

•	$750 million aggregate principal amount of 5.5% Senior Notes due 2010;

•	$375 million aggregate principal amount of 7.875% Senior Subordinated Notes due 2010;

•	$72 million aggregate principal amount of 8% Senior Notes due 2011;

•	$350 million aggregate principal amount of 8.125% Senior Subordinated Notes due 2011;

•	$500 million aggregate principal amount of 5.375% Senior Notes due 2013;

•	$1,000 million aggregate principal amount of 5.625% Senior Notes due 2015;

•	$750 million aggregate principal amount of 6.5% Senior Notes due 2016;

•	$750 million aggregate principal amount of 5.75% Senior Notes due 2017; and

•	$13 million aggregate principal amount of debt securities not tendered in the Tender Offer.

These notes contain covenants that limit the amount of secured indebtedness we may incur and our ability to enter into sale/leaseback transactions. Harrah’s Entertainment is a guarantor of these notes. Subject to the terms of the senior secured credit facilities and the indenture governing the notes, we may refinance these notes with debt that is guaranteed by our subsidiaries and/or secured by their and our assets.

Senior Unsecured Debt

Overview of Senior Unsecured Interim Loans. In connection with the Transactions, we entered into a senior unsecured loan agreement (the “Interim Loan Agreement”) with Citibank, N.A., as administrative agent, consisting of (a) a senior unsecured cash pay interim loan in an aggregate principal amount of $5,275 million with a term of eight years and (b) a senior unsecured PIK toggle interim loan in an aggregate principal amount of up to $1,500 million with a term of ten years (together, the “senior unsecured interim loans”). We used the proceeds from the notes to repay a portion of these senior unsecured interim loans on a dollar-for-dollar basis. Currently, $343 million of senior unsecured cash pay interim loans and $97 million of senior unsecured PIK toggle interim loans remain outstanding.

If any senior unsecured interim loans remain outstanding on the one-year anniversary (the “initial maturity date”) of the closing of the senior unsecured interim loans, the lenders in respect of the (i) senior unsecured interim cash pay loans have the option at any time or from time to time to exchange senior unsecured interim cash pay loans for senior cash pay notes (the “senior cash pay exchange notes”) and (ii) senior unsecured interim PIK toggle loans have the option at any time or from time to time to exchange senior unsecured interim PIK toggle loans for senior PIK toggle notes (the “senior PIK toggle exchange notes” and, together with the senior cash pay exchange notes, the “senior exchange notes”) that we will issue under a senior exchange note indenture, which may, at our option be the indenture governing the notes. The maturity date of any senior unsecured interim loans that are not exchanged for senior exchange notes will automatically be extended to the (i) in the case of the senior cash pay exchanges notes, the eighth anniversary (the “senior cash pay maturity date”) after the closing of the senior unsecured credit facilities and (ii) in the case of senior PIK toggle exchange notes, the tenth anniversary (the “final maturity date”) after the closing of the senior unsecured credit facilities. The senior cash pay exchange notes also mature on the senior cash pay maturity date and the senior PIK toggle exchange notes also mature on the final maturity date. Holders of the senior exchange notes have registration rights.

Obligations under the Interim Loan Agreement and the notes are treated as a single class for voting purposes.

Interest Rate. Subject to specific caps, borrowings under the Interim Loan Agreement for the first six-month period from the closing of the Interim Loan Agreement bear interest at a rate equal to the greater of (a) 9.25% and (b) either (i) a base rate (an “ABR”) plus a margin of 275 basis points or (ii) a Eurocurrency Rate plus a margin of 375 basis points. Interest for the three-month period commencing at the end of the initial six-month period, subject to specified caps, shall be payable at the greater of (A) 9.25% and (B) the then-prevailing ABR or Eurocurrency Rate plus (1) the initial margin plus (2) 50 basis points. Thereafter, subject to specified caps, interest will be increased by an additional 50 basis points at the beginning of each three-month period subsequent to the initial nine-month period, for so long as the senior unsecured interim loans are outstanding. Interest on the senior unsecured interim PIK toggle loans and senior PIK toggle exchange notes is payable in cash or, at our election by the addition of such interest to outstanding principal (or the issuance of additional notes in the case of the senior PIK toggle exchange notes). Any interest paid on the senior unsecured interim PIK toggle loans or senior PIK toggle exchange notes in the form of additional principal or notes will be increased by 75 basis points. If issued, the interest rate on the senior exchange notes will be fixed at the then-existing interest rate borne by the senior interim loans for which such notes were exchanged.

Prepayments and Redemptions. Until January 28, 2009 (the “Rollover Date”), we are required to prepay outstanding senior unsecured interim loans with the net proceeds of refinancing debt, including from the notes. We are required to make an offer to repay loans under the Interim Loan Agreement and, following the Rollover Date, repurchase any senior exchange notes with net proceeds from specified asset sales, subject to our obligations under the senior secured credit facilities and certain reinvestment rights. In addition, upon the occurrence of a change of control, after any payments required to repay the senior secured credit facilities, we are required to repay loans (prior to the Rollover Date) and, after the Rollover Date, make an offer to repay loans and, if issued, to repurchase the senior exchange notes. We may voluntarily repay outstanding loans under the Interim Loan Agreement, in whole or in part, at our option at any time upon three-business-days’ prior notice, at par plus accrued and unpaid interest and subject to, in the case of loans based on Eurocurrency interest rates, customary “breakage” costs with respect to such Eurocurrency loans.

Any senior exchange notes will be callable at a specified premium at any time after February 1, 2012, in the case of Senior Cash Pay Exchange Notes and at any time after February 1, 2013, in the case of senior PIK toggle exchange notes. Such senior exchange notes will also be subject to equity clawback and make-whole redemption provisions. In the case of any senior cash pay exchange note, the premium will decline ratably on each yearly anniversary of February 1, 2012 to zero on February 1, 2014 and thereafter. In the case of any senior PIK toggle exchange note, the premium will decline ratably on each yearly anniversary of February 1, 2013 to zero on February 1, 2016 and thereafter.

Guarantee. All obligations under the senior unsecured credit facilities are, and, if the senior exchange notes are issued, the senior exchange note indenture are, jointly and severally guaranteed on a senior basis by Harrah’s Entertainment and each material direct or indirect wholly-owned domestic subsidiary of ours that pledges its assets to secure our obligations under the senior secured credit facilities.

Certain Covenants and Events of Default. The senior unsecured credit facilities and the senior exchange notes indenture contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of our capital stock, or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, the senior unsecured credit facilities and the senior exchange notes indenture imposes certain requirements as to future subsidiary guarantors. The senior unsecured credit facilities and the senior exchange note indenture also contains certain customary affirmative covenants consistent with those in the senior secured credit facilities, to the extent applicable, and certain customary events of default.

Other Indebtedness. As of September 30, 2008, Harrah’s Operating had other indebtedness in the aggregate principal amount of $135 million as described below.

•	$70 million of principal obligations to fund Clark County, Nevada, Special Improvement District bonds;

•	$25 million aggregate principal amount of 6% secured promissory note due 2010 issued by Hole in the Wall, LLC, a Nevada limited liability company, to certain lenders;

•	$24 million aggregate principal amount of unsecured Uruguay bonds due 2010, issued by Baluma, S.A., a Uruguay corporation; and

•	approximately $16 million of miscellaneous other indebtedness.

2015 Second Lien Notes and 2018 Second Lien Notes

On November 14, 2008, in connection with the Private Exchange Offers, Harrah’s Operating issued (i) approximately $215 million of 10.00% Second-Priority Senior Secured Notes due 2015 for Old Notes maturing between 2010 and 2013, and (ii) approximately $848 new 10.00% Second-Priority Senior Secured Notes due 2018, for Old Notes maturing between 2015 and 2018.

The 2015 Second Lien Notes and 2018 Second Lien Notes are guaranteed by Harrah’s Entertainment and are secured on a second-priority basis by substantially all of the assets of Harrah’s Operating and the assets of its subsidiary pledgors that have pledged their assets to secure Harrah’s Operating’s oblations under the senior secured credit facilities. The purpose of the Private Exchange Offers was to reduce the outstanding principal amount of indebtedness of Harrah’s Operating and to extend the weighted average maturity of Harrah’s Operating’s outstanding indebtedness. The indenture governing the 2015 Second Lien Notes and 2018 Second Lien Notes limits Harrah’s Operating’s (and most of its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares, (ii) pay dividends or make distributions in respect of our capital stock or make other restrictive payments; (iii) make certain investment, (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all substantially all of its assets: (viii) enter into certain transactions with its affiliates; and (ix) designate its subsidiaries as unrestricted subsidiaries. Subject to certain exceptions, in the indenture governing the 2015 Second Lien Notes and 2018 Second Lien Notes will permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

DESCRIPTION OF EXCHANGE NOTES

General

Harrah’s Operating Company, Inc., a Delaware corporation (“Harrah’s Operating” or, the “Issuer”) issued $4,932,417,000 aggregate principal amount of 10.75% Senior Notes due 2016 and $1,402,583,000 aggregate principal amount of 10.75%/11.5% Optional PIK Interest Senior Notes due 2018 under an indenture (the “Indenture”), dated as of March 25, 2008, by and among itself, the Note Guarantors and U.S. Bank National Association, as Trustee.

The Issuer will issue the senior cash pay exchange notes and the senior toggle exchange notes under the Indenture. The terms of the exchange notes are identical in all material respects to the original notes except that upon completion of the exchange offers, the exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights. For purposes of this section, the original cash pay notes and the cash pay exchange notes are referred to as the “Cash Pay Notes,” and the original toggle notes and the exchange toggle notes are referred to as the “Toggle Notes.” References herein to the “Notes” include the Cash Pay Notes and the Toggle Notes. However, the Cash Pay Notes and the Toggle Notes are two separate series of notes under the Indenture for purposes of, among other things, payments of principal and interest, rescinding certain Events of Default and consenting to certain amendments to the Indenture and the Notes.

The following summary of certain provisions of the Indenture, the Notes, and the Intercreditor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein and those terms made a part thereof by the TIA. Capitalized terms used in this “Description of Exchange Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.” As used in this “Description of Exchange Notes” section, “Harrah’s Operating” and “HOC” mean Harrah’s Operating and its Subsidiaries, and the “Issuer” refers only to Harrah’s Operating but not to any of its Subsidiaries.

Harrah’s Operating issued Notes with an initial aggregate principal amount of $6,335 million, comprised of $4,932 million in initial aggregate principal amount of original Cash Pay Notes and $1,403 million in initial aggregate principal amount of original Toggle Notes. The Issuer may issue additional Notes from time to time after this offering. Any offering of additional Notes is subject to the covenants described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” The Cash Pay Notes and any additional Cash Pay Notes subsequently issued under the Indenture may, at our election, be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Exchange Notes,” references to the Cash Pay Notes include any additional Cash Pay Notes actually issued. The Toggle Notes and any additional Toggle Notes subsequently issued under the Indenture may, at our election, be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Exchange Notes,” references to the Toggle Notes include any additional Toggle Notes actually issued. In addition, in connection with the payment of PIK Interest or Partial PIK Interest in respect of the Toggle Notes, the Issuer is entitled to, without the consent of the holders, increase the outstanding principal amount of the Toggle Notes or issue additional Toggle Notes (the “PIK Notes”) under the Indenture on the same terms and conditions as the Toggle Notes (in each case, a “PIK Payment”). Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Exchange Notes” include any PIK Notes, and references to “principal amount” of the Notes includes any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency designated by the Issuer (which initially shall be the principal corporate trust office of the Trustee).

The Notes were issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof (rounded to the nearest $1 in the case of any PIK Notes). No service charge was made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

Cash Pay Notes

The Cash Pay Notes are senior obligations of the Issuer and will mature on February 1, 2016. Each Cash Pay Note bears interest at a rate of 10.75% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on January 15 or July 15 immediately preceding the interest payment date on February 1 and August 1 of each year, commencing August 1, 2008.

Toggle Notes

The Toggle Notes are senior obligations of the Issuer and will mature on February 1, 2018. Each Toggle Note bears interest at a rate of 10.75% per annum with respect to Cash Interest (as defined below) and 11.5% per annum with respect to any PIK Interest (as defined below) from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on January 15 or July 15 immediately preceding the interest payment date on February 1 and August 1 of each year.

For any interest payment period after the initial interest payment period and prior to February 1, 2013, the Issuer may, at its option, elect to pay interest on the Toggle Notes:

•	entirely in cash (“Cash Interest”);

•	entirely by increasing the principal amount of the outstanding Toggle Notes or by issuing PIK Notes (“PIK Interest”); or

•

on 50% of the outstanding principal amount of the Toggle Notes in cash and on 50% of the principal amount by increasing the principal amount of the outstanding Toggle Notes or by issuing PIK Notes (“Partial PIK Interest”).

The Issuer must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee prior to the beginning of each interest period. The Trustee shall promptly deliver a corresponding notice to the holders. In the absence of such an election for any interest period, interest on the Toggle Notes shall be payable according to the election for the previous interest period. Interest for the first interest period commencing on the Issue Date shall be payable entirely in cash. After February 1, 2013, the Issuer will make all interest payments on the Toggle Notes entirely in cash. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of Toggle Notes as described under “—Optional Redemption—Toggle Notes” shall be made solely in cash.

On July 2, 2008, Harrah’s Operating Company, Inc., made the permitted election under the (i) Indenture governing its 10.75%/11.5% Senior Toggle Notes due 2018 and (ii) Senior Unsecured Interim Loan Agreement dated January 28, 2008, to pay all interest due on February 1, 2009 for the notes and February 2, 2009 for the loan in kind. The Company intends to use the cash savings generated by this election for general corporate purposes. The Company is evaluating opportunities to retire other of its debt instruments in order to take advantage of current debt market conditions and thereby extend the weighted average maturity of its capital structure.

Cash Interest on the Toggle Notes accrues at a rate of 10.75% per annum and be payable in cash. Any PIK Interest on the Toggle Notes accrues at a rate of 11.5% per annum and is payable (x) with respect to Toggle Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding global Toggle Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1) and (y) with respect to Toggle Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of holders. In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the Toggle Notes held by such holder on the relevant record date and PIK Interest in respect of 50% of the principal amount of the Toggle Notes held by such holder on the relevant record date. Following an increase in the principal amount of the outstanding global Toggle Notes as a result of a PIK Payment, the global Toggle Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Toggle Notes issued pursuant to a PIK Payment will mature on February 1, 2018 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Toggle Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note.

If the Toggle Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each accrual period ending after the fifth anniversary of the Toggle Notes’ issuance (each, an “AHYDO redemption date”), the Issuer will be required to redeem for cash a portion of each Toggle Note then outstanding equal to the “Mandatory Principal Redemption Amount” (such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of each Toggle Note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. The “Mandatory Principal Redemption Amount” means the portion of a Toggle Note that must be required to be redeemed to prevent such Toggle Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Toggle Notes prior to the AHYDO redemption date pursuant to any other provision of the indenture will alter the Issuer’s obligation to make the Mandatory Principal Redemption with respect to any Toggle Notes that remain outstanding on the AHYDO redemption date.

Additional interest is payable with respect to the Toggle Notes in certain circumstances if the Issuer does not consummate the exchange offers (or shelf registration, if applicable) as provided in the Registration Rights Agreement. Any additional interest with respect to the Toggle Notes shall be payable in the same form as the interest election for such period.

Optional Redemption

Cash Pay Notes

On or after February 1, 2012, the Issuer may redeem the Cash Pay Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

Period	Redemption Price
2012	105.375%
2013	102.688%
2014 and thereafter	100.000%

In addition, prior to February 1, 2012, the Issuer may redeem the Cash Pay Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Cash Pay Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to February 1, 2011, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Cash Pay Notes (calculated after giving effect to any issuance of additional Cash Pay Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 110.75%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Cash Pay Notes (calculated after giving effect to any issuance of additional Cash Pay Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Cash Pay Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Toggle Notes

On or after February 1, 2013, the Issuer may redeem the Toggle Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

Period	Redemption Price
2013	105.375%
2014	103.583%
2015	101.792%
2014 and thereafter	100.000%

In addition, prior to February 1, 2013, the Issuer may redeem the Toggle Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Toggle Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to February 1, 2011, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Toggle Notes (calculated after giving effect to any issuance of additional Toggle Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 110.75%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Toggle Notes (calculated after giving effect to any issuance of additional Toggle Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Toggle Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Selection

In the case of any partial redemption other than a Mandatory Principal Redemption, selection of Cash Pay Notes or Toggle Notes, as the case may be, for redemption will be made by the Trustee on a pro rata basis to the extent practicable; provided that no Notes of $2,000 (and integral multiples of $1,000 in excess thereof) or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the Notes to be redeemed.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

Except as set forth in the fifth paragraph under “—Terms of the Notes—Toggle Notes,” the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the captions “—Change of Control” and “—Certain Covenants—Asset Sales.” In addition, in the event any holder is found unsuitable by a Gaming Authority to hold the Notes, the Notes may be redeemed by the Issuer pursuant to the procedures described under the caption “Mandatory Disposition Pursuant to Gaming Laws.” Harrah’s Operating may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

The indebtedness evidenced by the Notes is senior unsecured Indebtedness of the Issuer, is equal in right of payment to all existing and future Pari Passu Indebtedness of the Issuer, is effectively subordinated to all Secured Indebtedness of the Issuer to the extent of the value of the assets securing such Indebtedness and is senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer.

The indebtedness evidenced by the Note Guarantees is senior unsecured Indebtedness of the applicable Note Guarantor, is equal in right of payment to all existing and future Pari Passu Indebtedness of such Note Guarantor, is effectively subordinated to all Secured Indebtedness of such Note Guarantor to the extent of the value of the assets securing such Indebtedness and is senior in right of payment to all existing and future Subordinated Indebtedness of such Note Guarantor. In addition, notwithstanding the foregoing, so long as the Intercreditor Agreement is in effect, the Note Guarantors are effectively subordinated to Bank Indebtedness under the Credit Agreement, as amounts received by the holders in respect of a Note Guarantee must be paid over to the lenders under the Credit Agreement subject to the terms of the Intercreditor Agreement.

At September 30, 2008, after giving pro forma effect to the Private Exchange Offers,

(1)	the Issuer and its Subsidiaries had $8,527 million of Secured Indebtedness outstanding (excluding $196 million of letters of credit, and $1,554 million of availability under our revolving credit facility);

(2)	the Issuer and its Subsidiaries had $8,502 million of senior unsecured Indebtedness outstanding, including the Notes, of which $2,809 million was not guaranteed or issued by its Subsidiaries; and

(3)	the Issuer and its Subsidiaries had $536 million of Subordinated Indebtedness outstanding.

Further, on September 30, 2008, the Real Estate Subsidiaries of Harrah’s Entertainment, Inc. (“Harrah’s Entertainment”) had $6,500 million of additional Indebtedness.

Although the Indenture limits the Incurrence of Indebtedness and the issuance of Disqualified Stock by the Issuer and its Restricted Subsidiaries and the issuance of Preferred Stock by the Restricted Subsidiaries of the Issuer that are not Note Guarantors, such limitation is subject to a number of significant qualifications and exceptions. Under certain circumstances, the Issuer and its Subsidiaries may be able to Incur substantial amounts of Indebtedness. Such Indebtedness may be Secured Indebtedness. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” In addition, neither the Parent Guarantor nor any of its Subsidiaries (including the Real Estate Subsidiaries, but other than the Issuer and the Restricted Subsidiaries) are subject to the covenants of the Indenture. See “—Parent Guarantee.”

A significant portion of the operations of the Issuer are conducted through its Subsidiaries. Unless a Subsidiary is a Note Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including holders of the Notes. The Notes, therefore, are effectively subordinated to claims of creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer that are not Note Guarantors. See note 17 to our audited consolidated financial statements and note 15 to our unaudited consolidated financial statements for financial information regarding our non-guarantor subsidiaries. See “Risk Factors—Risks Related to Our Indebtedness and the Notes.”

Intercreditor Agreement

The holders of the Notes are subject to the Intercreditor Agreement, which provides that the Trustee and the holders of the Notes pay over to the lenders of the Bank Indebtedness outstanding under the Credit Agreement referred to in clause (i) of the definition thereof any payment actually received in respect of any guarantee by a Subsidiary Note Guarantor to the extent such payment consists of assets constituting collateral (or proceeds from assets securing collateral) securing such Credit Agreement until such Bank Indebtedness is paid in full. Any other payments on any guarantee by a Subsidiary Note Guarantor shall be shared ratably (based on the aggregate outstanding principal amounts of the applicable indebtedness) among the holders of the Notes and lenders under the Credit Agreement.

Subsidiary Note Guarantees

Each of the Issuer’s direct and indirect Wholly-owned Restricted Subsidiaries that are Domestic Subsidiaries on the Issue Date that are pledgors under the Credit Agreement jointly and severally irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or additional interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Note Guarantors being herein called the “Guaranteed Obligations”). Such Subsidiary Note Guarantors agreed to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Note Guarantees.

Each Subsidiary Note Guarantee is limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Note Guarantor without rendering the Subsidiary Note Guarantee, as it relates to such Subsidiary Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risk Factors Related Our Indebtedness and the Notes—Because each subsidiary guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the subsidiary guarantors.” After the Issue Date, the Issuer will cause each Wholly-owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary) that Incurs or guarantees certain Indebtedness of the Issuer or any of its Restricted Subsidiaries or issues shares of Disqualified Stock to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same unsecured senior basis. See “—Certain Covenants—Future Note Guarantors.”

Each Subsidiary Note Guarantee is a continuing guarantee and shall:

(1)	remain in full force and effect until payment in full of all the Guaranteed Obligations;

(2)	subject to the next succeeding paragraph, be binding upon each such Subsidiary Note Guarantor and its successors; and

(3)	inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

A Subsidiary Note Guarantee is automatically released upon:

(1)	the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Note Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Note Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the Indenture;

(2)	the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock of the applicable Subsidiary Note Guarantor in connection with the Post-Closing CMBS Transaction;

(3)	the Issuer designating such Subsidiary Note Guarantor to be an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(4)	the release or discharge of the pledge by such Subsidiary Note Guarantor of the Credit Agreement or other Indebtedness or the guarantee of any other Indebtedness which resulted in the obligation to guarantee the Notes; and

(5)	the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance” or if the Issuer’s obligations under the Indenture are discharged in accordance with the terms of the Indenture.

A Subsidiary Note Guarantee also will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof.

Parent Guarantee

The Parent Guarantor jointly and severally with the Subsidiary Note Guarantors, irrevocably and unconditionally guarantees on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or additional interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Parent Guarantor being herein called the “Parent Guaranteed Obligations”). The Parent Guarantor agrees to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Parent Guarantee.

The Parent Guarantee is subject to important limitations. The Parent Guarantor and each of its Subsidiaries (including the Real Estate Subsidiaries, but other than the Issuer and the Restricted Subsidiaries) are not subject to any of the covenants set forth below other than those described under “—Certain Covenants—Future Note Guarantors” and “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”, and each of the Subsidiaries of the Parent Guarantor (including the Real Estate Subsidiaries, but other than the Issuer and the Restricted Subsidiaries) do not guarantee or otherwise are required to provide credit support for the Notes. As a result, the Parent Guarantee is effectively subordinated to the present and future liabilities of the Parent Guarantor’s Subsidiaries (other than the Issuer and the Restricted Subsidiaries). As of September 30, 2008, these liabilities were approximately $11,100 million.

After the Issue Date, the Issuer will cause the Parent Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Parent Guarantor will guarantee payment of the Notes on the same unsecured senior basis. See “—Certain Covenants—Future Note Guarantors.”

The Parent Guarantee is a continuing guarantee and shall:

(1)	remain in full force and effect until payment in full of all the Parent Guaranteed Obligations;

(2)	subject to the next succeeding paragraph, be binding upon the Parent Guarantor and its successors; and

(3)	inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

The Parent Guarantee is automatically released upon:

(1)	the Issuer ceasing to be a Wholly-owned Subsidiary of Harrah’s Entertainment;

(2)	the Issuer’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a Wholly-owned Subsidiary of Harrah’s Entertainment in accordance with the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets,” and such transferee entity assumes the Issuer’s obligations under the Indenture; and

(3)	the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance” or if the Issuer’s obligations under the Indenture are discharged in accordance with the terms of the Indenture.

In addition, the Parent Guarantee is automatically released upon the election of the Issuer and notice to the Trustee if the guarantee by Harrah’s Entertainment of the Credit Agreement, the Retained Notes or any other Indebtedness which resulted in the obligation to guarantee the Notes has been released or discharged.

Change of Control

Upon the occurrence of a Change of Control, each holder will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously or concurrently elected to redeem Notes as described under “—Optional Redemption.”

In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuer shall:

(1)	repay in full all Bank Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or noteholder who has accepted such offer; or

(2)	obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Harrah’s Operating may not be able to repurchase the Notes upon a change of control.”

Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption as described under “—Optional Redemption,” the Issuer shall mail a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1)	that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts and financial information regarding such Change of Control;

(3)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions determined by the Issuer, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between the Issuer and the initial purchasers. The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’s capital structure or credit rating.

The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuer may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the Notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to Our Indebtedness and this Offering—We may not be able to repurchase the Notes upon a change of control.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” under New York law, which governs the Indenture, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed under the following captions in this “Description of Exchange Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2)	“—Limitation on Restricted Payments”;

(3)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4)	“—Asset Sales”;

(5)	“—Transactions with Affiliates”; and

(6)	clause (4) of the first paragraph of “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.”

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below or one of the clauses set forth in the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance

of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries during the Suspension Period.

For purposes of the “—Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Indenture provides that:

(1)	the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2)	the Issuer will not permit any of its Restricted Subsidiaries (other than a Note Guarantor) to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Note Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and, subject to the third paragraph of this covenant, any Restricted Subsidiary of the Issuer that is not a Note Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations do not apply to:

(a)	the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder up to an aggregate principal amount of $11,000 million;

(b)	the Incurrence by the Issuer and the Note Guarantors of Indebtedness represented by the Notes (not including any additional Notes, but including any PIK Notes issued as interest from time to time) and the Note Guarantees (including exchange Notes and related guarantees thereof) and any loans under the Senior Interim Loan Facility (including any PIK interest thereon) outstanding of the Issue Date (other than any loans repaid with the proceeds of the Notes on the Issue Date);

(c)	Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

(d)	Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets);

(e)	Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(f)	Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions or any other acquisition or disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g)	Indebtedness of the Issuer to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Note Guarantor is subordinated in right of payment to the obligations of the Issuer under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (g);

(h)	shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

(i)	Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Note Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Note Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Note Guarantee of such Note Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

(j)

(x) Hedging Obligations entered into in connection with the Transaction and (y) Hedging Obligations that are not incurred for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(k)	obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(l)	Indebtedness or Disqualified Stock of the Issuer or, subject to the third paragraph of this covenant, Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed the greater of $1,100 million and 5.0% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred pursuant to this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l));

(m)	Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not greater than 200.0% of the net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are contributed to the Issuer or its Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clauses (2) and (3) of the definition of Cumulative Credit to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the third paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(n)	any guarantee by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Note Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Note Guarantor’s Note Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Note Guarantee of such Restricted Subsidiary, as applicable and (ii) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with the covenant described under “—Future Note Guarantors” solely to the extent such covenant is applicable;

(o)

the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (b), (c), (d), (l), (m), (o), (p), (t) and (x) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso,

“Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(2)	to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes or the Note Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the Notes or the Note Guarantee of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

(3)	shall not include (x) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Note Guarantor that refinances Indebtedness of the Issuer or a Note Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

provided, further, that subclause (1) of this clause (o) will not apply to any refunding or refinancing of any Secured Indebtedness and subclauses (1) and (2) of this clause (o) will not apply to any refunding or refinancing of any of the Retained Notes.

(p)	Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or, subject to the third paragraph of this covenant, any of its Restricted Subsidiaries incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged, consolidated or amalgamated with or into the Issuer or any of its Restricted Subsidiaries in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1)	the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(2)	the Fixed Charge Coverage Ratio of the Issuer would be greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

(q)	Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(r)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(s)	Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(t)

Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (t), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (t), does not exceed the greater of $250.0 million and 7.5% of Total Assets of the Foreign Subsidiaries at any one time outstanding (it being understood that any Indebtedness incurred pursuant to this clause (t) shall cease to be deemed incurred or outstanding for purposes of this clause (t) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (t));

(u)	Indebtedness of the Issuer or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(v)	Indebtedness consisting of Indebtedness issued by the Issuer or a Restricted Subsidiary of the Issuer to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies to the extent described in clause (4) of the third paragraph of the covenant described under “—Limitation on Restricted Payments”;

(w)	Indebtedness incurred in connection with any Project Financing;

(x)	Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary not in excess, at any one time outstanding, of $300.0 million; and

(y)	Indebtedness of any Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged, consolidated or amalgamated with or into the Issuer or any of its Restricted Subsidiaries in connection with the Post-Closing CMBS Transaction.

Restricted Subsidiaries that are not Note Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock under the first paragraph of this covenant or clauses (l) or (p)(x) of the second paragraph of this covenant if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness and Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Note Guarantors incurred or issued pursuant to the first paragraph of this covenant and clauses (l) and (p)(x) of the second paragraph of this covenant, collectively, would exceed the greater of $2,000 million and 5.0% of Total Assets.

For purposes of determining compliance with this covenant:

(1)	in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (y) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; and

(2)	at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above without giving pro forma effect to the Indebtedness Incurred pursuant to the second paragraph above when calculating the amount of Indebtedness that may be Incurred pursuant to the first paragraph above.

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)	purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(3)	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness or Long-Term Retained Notes of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness or Long-Term Retained Notes in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)	no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)	immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof), (6)(c), (8), (13)(b) and (20) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

“Cumulative Credit” means the sum of (without duplication):

(1)	50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from January 1, 2008 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2)	100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date (other than net proceeds to the extent such net proceeds have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer), plus

(3)	100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), plus

(4)	100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)	100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from:

(A)	the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) of the succeeding paragraph),

(B)	the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or

(C)	a distribution or dividend from an Unrestricted Subsidiary, plus

(6)	in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer in such Unrestricted Subsidiary (which, if the fair market value of such investment shall exceed $250.0 million, shall be determined by the Board of Directors of the Issuer, a copy of the resolution of which with respect thereto shall be delivered to the Trustee) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) of the succeeding paragraph or constituted a Permitted Investment).

The foregoing provisions do not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)	(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Note Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”),

(b)	the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock, and

(c)	if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)	the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Note Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Note Guarantor which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(a)	the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

(b)	such Indebtedness is subordinated to the Notes or the related Note Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(c)	such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and

(d)	such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(4)	a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $50.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $100.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering of common stock); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a)	the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under “—Limitation on Restricted Payments”), plus

(b)	the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Issue Date, plus

(c)	the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer in connection with Transactions that are foregone in return for the receipt of Equity Interests;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (a), (b) and (c) above in any calendar year; and provided, further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer, any of its Restricted Subsidiaries or its direct or indirect parents in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)	the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)	(a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(b)	a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated

Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (b) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

(c)	the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)	Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed $250.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)	the payment of dividends on the Issuer’s common stock (or a Restricted Payment to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6% per annum of the net proceeds received by the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer, other than public offerings with respect to the Issuer’s (or such direct or indirect parent’s) common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(9)	Restricted Payments that are made with Excluded Contributions;

(10)	other Restricted Payments in an aggregate amount not to exceed the greater of $500.0 million and 2.5% of Total Assets at the time made;

(11)	the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

(12)	the payment of dividends or other distributions to any direct or indirect parent of the Issuer that files a consolidated tax return that includes the Issuer and its subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members) in an amount not to exceed the amount that the Issuer and its Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) if the Issuer and its Restricted Subsidiaries paid such taxes as a stand-alone taxpayer (or standalone group);

(13)	the payment of Restricted Payment, if applicable:

(a)	in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer and general corporate operating and overhead expenses of any direct or indirect parent of the Issuer in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;

(b)	in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)	in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent;

(14)	any Restricted Payment used to fund the Transactions and the payment of fees and expenses incurred in connection with the Transactions or owed by the Issuer or any direct or indirect parent of the Issuer or Restricted Subsidiaries of the Issuer to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of the Issuer to enable it to make payments, in connection with the consummation of the Transactions or as contemplated by the Acquisition Documents, whether payable on the Issue Date or thereafter, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(15)	any Restricted Payment of Real Estate Assets that is made for the purpose of transferring such assets to a Real Estate Subsidiary on the Issue Date;

(16)	any Restricted Payment made under the Operations Management Agreement and any Restricted Payment made in connection with the Post-Closing CMBS Transaction;

(17)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(18)	purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(19)	Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(20)	the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Change of Control” and “—Asset Sales”; provided that all Notes tendered by holders of the Notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(21)	payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by the Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(22)	payments made to repay, defease, discharge or otherwise refinance Retained Notes or to service Retained Notes; and

(23)

Restricted Payments made in connection with the incurrence of Indebtedness under the revolving portion of the Credit Agreement for the account or benefit of the Subsidiaries of Harrah’s Entertainment other than the Issuer or any of its Subsidiaries (including the distribution of the proceeds of any such Indebtedness and with respect to the issuance of, or payments in respect of drawings under, letters of credit), in each case for general corporate purposes of such Subsidiaries (including, without limitation, for business acquisitions and project development and, in the case of letters of credit, for the back-up or replacement of existing letters of credit) in an aggregate amount not to exceed $250.0 million at any time outstanding, so long as such proceeds are not distributed to the stockholders of Harrah’s Entertainment.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6)(b), (7), (10), (11) and (13)(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on, or in respect of, the Issuer’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (10) of the second paragraph of this covenant or clauses (9), (10), (15) or (20) of the definition of “Permitted Investments,” if (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Company would be greater than 7.25 to 1.00; (y) prior to or at the time of such payment the Issuer has made an election to pay PIK Interest and has not made a subsequent payment of Cash Interest or (z) such payment is not otherwise in compliance with this covenant.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)	(i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c)	sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents;

(2)	the Indenture, the Notes (and any exchange Notes and guarantees thereof);

(3)	applicable law or any applicable rule, regulation or order;

(4)

any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, and any agreement or other instrument existing on the date of the Post-Closing CMBS Transaction with respect to properties and assets that are subject to the Post-Closing CMBS Transaction;

(5)	contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6)	Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9)	purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

(10)	customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11)	any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12)	other Indebtedness, Disqualified Stock or Preferred Stock (a) of any Restricted Subsidiary of the Issuer that is a Note Guarantor or a Foreign Subsidiary, (b) of any Restricted Subsidiary that is not a Note Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuer) or (c) of any Restricted Subsidiary incurred in connection with any Project Financing, provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date by the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(13)	any Restricted Investment not prohibited by the covenant described under “—Limitation on Restricted Payments” and any Permitted Investment; or

(14)	any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a)	any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the Notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets,

(b)	any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(c)	any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 5.0% of Total Assets and $850.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 15 months after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(1)	to repay (a) Indebtedness constituting Bank Indebtedness and other Pari Passu Indebtedness that is secured by a Lien permitted under the Indenture (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (b) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor, (c) Obligations under the Notes or (d) other Pari Passu Indebtedness (provided that if the Issuer or any Note Guarantor shall so reduce Obligations under unsecured Pari Passu Indebtedness, the Issuer will equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes), in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; or

(2)	to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale.

In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further that the Issuer or such Restricted

Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all holders of Notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made by the Trustee; provided that no Notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any

Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million, unless:

(a)	such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions do not apply to the following:

(1)	transactions between or among the Issuer and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2)	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments;

(3)	(x) the entering into of any agreement (and any amendment or modification of any such agreement so long as, in the good faith judgment of the Board of Directors of the Issuer, any such amendment is not disadvantageous to the Holders when taken as a whole, as compared to such agreement as in effect on the Issue Date) to pay, and the payment of, management, consulting, monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (A) $30 million and (B) 1% of EBITDA of the Issuer and its Restricted Subsidiaries for the immediately preceding fiscal year, plus out-of-pocket expense reimbursement; provided, however, that any payment not made in any fiscal year may be carried forward and paid in the following two fiscal years and (y) the payment of the present value of all amounts payable pursuant to any agreement described in clause 3(x) in connection with the termination of such agreement;

(4)	the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary, any direct or indirect parent of the Issuer;

(5)	payments by the Issuer or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with the Sponsors described in this prospectus or (y) approved by a majority of the Board of Directors of the Issuer in good faith;

(6)	transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7)	payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

(8)	any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

(9)	the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, Acquisition Documents, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in this prospectus and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(10)	the execution of the Transactions and the Post-Closing CMBS Transaction, and the payment of all fees and expenses related to the Transactions and the Post-Closing CMBS Transaction, including fees to the Sponsors, which are described in this prospectus or contemplated by the Acquisition Documents;

(11)	any transfer of Real Estate Assets to a Real Estate Subsidiary on the Issue Date, any transactions made pursuant to any Operations Management Agreement and any transactions in connection with the use of the revolving credit facility under the Credit Agreement for the account or benefit of the Subsidiaries of Harrah’s Entertainment other than the Issuer and its Subsidiaries (including the distribution of the proceeds of any such revolving credit Indebtedness and with respect to the issuance of, or payments in respect of drawings under, letters of credit);

(12)	(a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(13)	any transaction effected as part of a Qualified Receivables Financing;

(14)	the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(15)	the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(16)	the entering into of any tax sharing agreement or arrangement that complies with clause (12) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(17)	any contribution to the capital of the Issuer;

(18)	transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”;

(19)

transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(20)	pledges of Equity Interests of Unrestricted Subsidiaries;

(21)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(22)	any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(23)	transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture.

Liens

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness of the Issuer or a Restricted Subsidiary unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien. Any Lien which is granted to secure the Notes or such Note Guarantee pursuant to this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Note Guarantee.

Reports and Other Information

The Indenture provides that notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(1)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3)	promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4)	any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, subject, in the case of any such information, certificates or reports provided prior to the effectiveness of the exchange offer registration statement or shelf registration statement, to exceptions consistent with the presentation of financial information in this prospectus.

Notwithstanding the foregoing, the Issuer is not required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the exchange offer registration statement or shelf registration statement.

In the event that:

(a)	the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, or

(b)	any direct or indirect parent of the Issuer is or becomes a Note Guarantor of the Notes,

consolidating reporting at the parent entity’s level in a manner consistent with that described in this covenant for the Issuer will satisfy this covenant, and the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Note Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

In addition, the Issuer will make such information available to prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer is deemed to have furnished such reports referred to above to the Trustee and the holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, the requirements of this covenant shall be deemed satisfied prior to the commencement of the exchange offers contemplated by the Registration Rights Agreement relating to the Notes or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offers registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant and/or (2) the posting of reports that would be required to be provided to the Trustee and the holders on the Issuer’s website (or that of any of its parent companies).

Future Note Guarantors

The Indenture provides that the Issuer will cause each Wholly-owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Domestic Subsidiary that is wholly owned by one or more Foreign Subsidiaries and created to enhance the tax efficiency of the Issuer and its Subsidiaries) and that guarantees any Indebtedness of the Issuer or any of the Note Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes and a joinder to the Intercreditor Agreement. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Note

Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under “—Subsidiary Note Guarantees.”

Mandatory Disposition Pursuant to Gaming Laws

Federal, state and local authorities in several jurisdictions regulate extensively our casino entertainment operations. The nature of such regulation is described in detail in “Gaming Regulatory Overview.” The Gaming Authority of any jurisdiction in which Harrah’s Operating or any of its subsidiaries conduct or propose to conduct gaming may require that a holder of the Notes or the beneficial owner of the Notes of a holder be approved, licensed, qualified or found suitable under applicable gaming laws. Under the Indenture, each person that holds or acquires beneficial ownership of any of the Notes shall be deemed to have agreed, by accepting such notes, that if any such Gaming Authority requires such person to be approved, licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or finding of suitability within the required time period.

If a person required to apply or become licensed or qualified or be found suitable fails to do so (a “Disqualified Holder”), the Issuer shall have the right, at its election, (1) to require such person to dispose of its notes or beneficial interest therein within 30 days of receipt of notice of such election or such earlier date as may be required by such Gaming Authority or (2) to redeem such notes at a redemption price that, unless otherwise directed by such Gaming Authority, shall be at a redemption price that is equal to the lesser of:

•	such person’s cost, or

•	100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of (1) the redemption date or (2) the date such person became a Disqualified Holder.

Harrah’s Operating will notify the Trustee and applicable Gaming Authority in writing of any such redemption as soon as practicable. Harrah’s Operating will not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or finding of suitability.

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Indenture provides that the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1)	the Issuer is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2)	the Successor Issuer (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)

immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(4)	immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either

(a)	the Successor Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)	the Fixed Charge Coverage Ratio for the Successor Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5)	if the Issuer is not the Successor Issuer, each Note Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations under the Indenture and the Notes; and

(6)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

The Indenture further provides that, subject to certain limitations in the Indenture governing release of a Note Guarantee upon the sale or disposition of a Restricted Subsidiary of the Issuer that is a Note Guarantor, no Subsidiary Note Guarantor will, and the Issuer will not permit any Subsidiary Note Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Note Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than any such sale, assignment, transfer, lease, conveyance or disposition in connection with the Transactions or the Post-Closing CMBS Transaction described in this prospectus) unless:

(1)

either (a) such Subsidiary Note Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Note Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Note Guarantor or such Person, as the case may be, being herein called the “Successor Note Guarantor”) and the Successor Subsidiary Note Guarantor (if other than such Subsidiary Note Guarantor) expressly assumes all the obligations of such Subsidiary Note Guarantor under the Indenture and such Subsidiary

Note Guarantors’ Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption “—Certain Covenants—Asset Sales”; and

(2)	the Successor Subsidiary Note Guarantor (if other than such Subsidiary Note Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Subsidiary Note Guarantor (if other than such Subsidiary Note Guarantor) will succeed to, and be substituted for, such Subsidiary Note Guarantor under the Indenture and such Subsidiary Note Guarantor’s Note Guarantee, and such Subsidiary Note Guarantor will automatically be released and discharged from its obligations under the Indenture and such Subsidiary Note Guarantor’s Note Guarantee. Notwithstanding the foregoing, (1) a Subsidiary Note Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Note Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Subsidiary Note Guarantor is not increased thereby and (2) a Subsidiary Note Guarantor may merge, amalgamate or consolidate with another Subsidiary Note Guarantor or the Issuer.

In addition, notwithstanding the foregoing, any Subsidiary Note Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to the Issuer or any Subsidiary Note Guarantor.

In addition, the Indenture provides that, subject to certain limitations in the Indenture governing release of Harrah’s Entertainment’s Note Guarantee upon the sale or disposition of the Issuer or the Issuer’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a Wholly-owned Subsidiary of Harrah’s Entertainment in accordance with the first two paragraphs of this covenant, Harrah’s Entertainment will not consolidate, amalgamate or merge with or into or wind up into (whether or not Harrah’s Entertainment is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than any such sale, assignment, transfer, lease, conveyance or disposition in connection with the Transactions described in this prospectus) unless:

(1)	either Harrah’s Entertainment or the Issuer (provided that if the Issuer is to be the surviving Person, then such transaction shall comply with the first two paragraphs of this covenant) is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Harrah’s Entertainment) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Harrah’s Entertainment or such Person, as the case may be, being herein called the “Successor Parent Note Guarantor”) and the Successor Parent Note Guarantor (if other than Harrah’s Entertainment) expressly assumes all the obligations of Harrah’s Entertainment under the Indenture and Harrah’s Entertainment’s Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; and

(2)	the Successor Parent Note Guarantor (if other than Harrah’s Entertainment) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Parent Note Guarantor (if other than Harrah’s Entertainment) will succeed to, and be substituted for, Harrah’s Entertainment under the Indenture, Harrah’s Entertainment’s Note Guarantee, and Harrah’s Entertainment will automatically be released and discharged from its obligations under the Indenture and such Note Guarantee.

Defaults

An Event of Default is defined in the Indenture with respect to a series of notes as:

(1)	a default in any payment of interest (including any additional interest) on any Note of such series when due, continued for 30 days,

(2)	a default in the payment of principal or premium, if any, of any Note of such series when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3)	the failure by the Issuer or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Notes of such series or the Indenture,

(4)	the failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $150.0 million or its foreign currency equivalent (the “cross-acceleration provision”),

(5)	certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the “bankruptcy provisions”),

(6)	failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $150.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”), or

(7)	any Note Guarantee of the Parent Guarantor or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to such series of Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or the Parent Guarantor or any Note Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under the Indenture or any Note Guarantee with respect to such series of Notes and such Default continues for 10 days.

The foregoing constitutes Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (3) will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of outstanding Notes of such series notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (3) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs with respect to a series of notes and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding Notes of such series by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes of such series to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after the giving of written notice to the Issuer and the Representative under the Credit Agreement and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing,

(2)	holders of at least 30% in principal amount of the outstanding Notes of the applicable series have requested the Trustee to pursue the remedy,

(3)	such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)	the holders of a majority in principal amount of the outstanding Notes of the applicable series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Issuer is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with respect to each series of Notes with the consent of the holders of a majority in principal amount of the Notes of such series then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes of such series then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1)	reduce the amount of Notes whose holders must consent to an amendment,

(2)	reduce the rate of or extend the time for payment of interest on any Note,

(3)	reduce the principal of or change the Stated Maturity of any Note,

(4)	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above,

(5)	make any Note payable in money other than that stated in such Note,

(6)	expressly subordinate the Notes or any Note Guarantee to any other Indebtedness of the Issuer or any Note Guarantor;

(7)	impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes, or

(8)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions; or

(9)	except as expressly permitted by the Indenture, modify or release the Guarantee of any Significant Subsidiary in any manner adverse to the holders of the Notes.

In addition, without the consent of at least 75% in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not:

(1)	modify any provisions of the Indenture or Intercreditor Agreement dealing with the application of trust moneys in any manner materially adverse to the holders other than in accordance with the Indenture and the Intercreditor Agreement; or

(2)	modify the Intercreditor Agreement in any manner materially adverse to the holders other than in accordance with the Indenture and the Intercreditor Agreement.

Without the consent of any holder, the Issuer and Trustee may amend the Indenture or the Intercreditor Agreement to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for the assumption by a Successor Issuer of the obligations of the Issuer under the Indenture and the Notes, to provide for the assumption by a Successor Guarantor of the obligations of a Note Guarantor under the Indenture and its Note Guarantee, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add a Note Guarantee with respect to the Notes, to secure the Notes, to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any holder, to conform the text of the Indenture, Note Guarantees, the Notes or the Intercreditor Agreement, to any provision of this “Description of Exchange Notes” to the extent that such provision in this “Description of Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, Note Guarantees, the Notes or the Intercreditor Agreement, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA to effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of additional Cash Pay Notes or Toggle Notes.

The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuer is required to mail to the respective noteholders a notice briefly describing such amendment. However, the failure to give such notice to all noteholders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent corporation, as such, has any liability for any obligations of the Issuer under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes were issued in registered form and the registered holder of a Note is treated as the owner of such Note for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1)	either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Issuer and/or the Note Guarantors have paid all other sums payable under the Indenture; and

(3)	the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuer at any time may terminate all its obligations under the Notes and the Indenture with respect to the holders of the Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuer at any time may terminate its obligations under the covenants described under “—Certain Covenants” for the benefit of the holders of the Notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under “—Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the Notes) and the undertakings and covenants contained under “—Change of Control” and “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the holders of the Notes. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4) and (5) (with respect only to Significant Subsidiaries), (6) or (7) under “—Defaults” or because of the failure of the Issuer to comply with the first clause (4) under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In order to exercise its defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law). Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and a Paying Agent with regard to the Notes.

Governing Law

The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition by Affiliates of the Sponsors of substantially all of the outstanding shares of capital stock of Harrah’s Entertainment, Inc., pursuant to the Merger Agreement.

“Acquisition Documents” means the Merger Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Issue Date or thereafter.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)	1% of the then outstanding principal amount of the Note; and

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the Note, at February 1, 2012 (in the case of the Cash Pay Notes) and, February 1, 2013 (in the case of the Toggle Notes) (such redemption price being set forth in the applicable table appearing above under “—Optional Redemption”) plus (ii) all required interest payments (in the case of the Toggle Notes, calculated based on the cash interest rate payable on the Toggle Notes) due on the Note through February 1, 2012 (in the case of the cash Pay Notes) and February 1, 2013 (in the case of the Toggle Notes) (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the then outstanding principal amount of the Note.

“Asset Sale” means:

(1)	the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/ Leaseback Transaction) outside the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a “disposition”) or

(2)	the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a)	a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b)	the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(c)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d)	any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $50.0 million;

(e)	any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer;

(f)	any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g)	foreclosure or any similar action with respect to any property or other asset of the Issuer or any of its Restricted Subsidiaries;

(h)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)	the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j)	any sale of inventory or other assets in the ordinary course of business;

(k)	any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l)	in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(m)	a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(n)	any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by the Indenture;

(o)	any disposition in connection with the Post-Closing CMBS Transaction;

(p)	dispositions in connection with Permitted Liens;

(q)	any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(r)	any disposition made pursuant to an Operations Management Agreement;

(s)	the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property;

(t)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and

(u)	any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit

Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

“Cash Equivalents” means:

(1)	U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)	securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)	readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)	Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8)	investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Cash Interest” has the meaning set forth under “—Terms of the Notes—Toggle Notes.”

“Change of Control” means the occurrence of either of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2)	the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of (prior to a Qualified IPO or upon or after an Issuer IPO) the Issuer or (upon or after a Holdco Qualified IPO) the Holdco Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding additional interest in respect of the Notes, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)	commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and its Restricted Subsidiaries; minus

(4)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Indebtedness (other than Qualified Non-Recourse Debt) of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing CMBS Transaction) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing CMBS Transaction), discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight-line basis during such period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions and the Post-Closing CMBS Transaction) and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 3 to the “Summary Pro Forma Consolidated Financial Data” under “Summary” in the offering memorandum related to the original notes dated January 29, 2008 to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)	any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments made under the Acquisition Documents or otherwise related to the Transactions or the Post-Closing CMBS Transaction, in each case, shall be excluded;

(2)	effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Restricted Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)	any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(5)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Issuer) shall be excluded;

(6)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)	the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary or a Qualified Non-Recourse Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof (other than a Qualified Non-Recourse Subsidiary of such referent Person) in respect of such period;

(8)

solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Note Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9)	an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (12) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10)	any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(11)	any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(12)	any (a) one-time non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(13)	accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(14)	solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly-owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15)	(a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(16)	any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded; and

(17)	to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a

Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Agreement” means (i) the credit agreement entered into in connection with, and on or prior to, the consummation of the Acquisition, among the Issuer, the pledgors named therein, the financial institutions named therein, and Bank of America, N.A., as Administrative Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3)	is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)	Consolidated Taxes; plus

(2)	Fixed Charges; plus

(3)	Consolidated Depreciation and Amortization Expense; plus

(4)	Consolidated Non-cash Charges; plus

(5)

any expenses or charges (other than Consolidated Depreciation or Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Bank Indebtedness, (ii) any amendment or other modification of the Notes or other Indebtedness, (iii) any additional interest in respect of the Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(6)	business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus

(7)	the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under “—Certain Covenants—Transactions with Affiliates”; plus

(8)	the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(9)	any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Note Guarantor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(10)	Pre-Opening Expenses;

less, without duplication,

(11)	non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1)	public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;

(2)	issuances to any Subsidiary of the Issuer; and

(3)	any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after the Issue Date from:

(1)	contributions to its common equity capital, and

(2)	the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Issuer on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges (other than Fixed Charges in respect of Qualified Non-Recourse Debt) of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing CMBS Transaction) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing CMBS Transaction), discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight line basis during such period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions and the Post-Closing CMBS Transaction), and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 3 to the “Summary Pro Forma Consolidated Financial Data” under “Summary” in the offering memorandum related to the original notes dated January 29, 2008 to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense of such Person for such period, and

(2)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Gaming Authorities” means, in any jurisdiction in which Issuer or any of its subsidiaries manages or conducts any casino, gaming business or activities, the applicable gaming board, commission, or other governmental gaming regulatory body or agency which (a) has, or may at any time after issuance of the Notes have, jurisdiction over the gaming activities of the Issuer or any of its subsidiaries, or any successor to such authority or (b) is, or may at any time after the issuance of the Notes be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws” means all applicable constitutions, treatises, laws and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities, and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino, gaming businesses or activities of Issuer or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdco Issuer” means the issuer in any Holdco Qualified IPO.

“Holdco Qualified IPO” means any Qualified IPO in which a direct or indirect parent of the Issuer is the issuer.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)	the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)	to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)	to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing or (5) obligations under the Acquisition Documents.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Intercreditor Agreement” means the intercreditor agreement among Bank of America, N.A., as agent under the Credit Agreement Documents, the Trustee, the Issuer and each Note Guarantor that is a Subsidiary of the Issuer, as it may be amended from time to time in accordance with the Indenture and any representative on behalf of other holders of securities or lenders of indebtedness ranking pari passu with the Notes and Guarantees that are incurred from time to time and incurred or guaranteed by a Note Guarantor that is a Subsidiary.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include July 31, 2008.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)	securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3)	investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)	corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)

“Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)	the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b)	the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means the date on which the Notes are originally issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Long-Term Retained Notes” means the Issuer’s 5.625% Senior Notes due 2015, 6.500% Senior Notes due 2016 and 5.75% Senior Notes due 2017.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable.

“Merger Agreement” means the Agreement and Plan of Merger among Hamlet Holdings LLC, Hamlet Merger Inc. and Harrah’s Entertainment, Inc., dated as of December 19, 2006, as amended, supplemented or modified from time to time prior to the Issue Date or thereafter, in accordance with its terms.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Project” means each capital project which is either a new project or a new feature of an existing project owned by the Issuer or its Restricted Subsidiaries which receives a certificate of completion or occupancy and all relevant licenses, and in fact commences operations.

“Note Guarantee” means any guarantee of the obligations of the Issuer under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Note Guarantor” means any Person that Incurs a Note Guarantee; provided that upon the release or discharge of such Person from its Note Guarantee in accordance with the Indenture, such Person ceases to be a Note Guarantor.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, which meets the requirements set forth in the Indenture.

“Operations Management Agreement” means each of the real estate management agreements and any other operating management agreement entered into by the Issuer or any of its Restricted Subsidiaries with Harrah’s Entertainment or with any other direct or indirect Subsidiary of Harrah’s Entertainment, including, without limitation, any Real Estate Subsidiary, and any and all modifications thereto, substitutions therefor and replacements thereof so long as such modifications, substitutions and replacements are not materially less favorable, taken as a whole, to the Issuer and its Restricted Subsidiaries than the terms of such agreements as in effect on the Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Pari Passu Indebtedness” means:

(1)	with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2)	with respect to any Note Guarantor, its Note Guarantee and any Indebtedness which ranks pari passu in right of payment to such Note Guarantor’s Note Guarantee.

“Parent Guarantee” means a Note Guarantee of Harrah’s Entertainment and its successors.

“Parent Guarantor” means Harrah’s Entertainment and its successors.

“Permitted Holders” means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of the Issuer and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Issuer, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) above, holds more than 50% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Issuer (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)	any Investment in the Issuer or any Restricted Subsidiary;

(2)	any Investment in Cash Equivalents or Investment Grade Securities;

(3)	any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)	any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)	any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

(6)	advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $25.0 million at any one time outstanding;

(7)	any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9)	any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $500.0 million and (y) 4.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)	additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $950.0 million and (y) 4.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11)	loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(12)	Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments”;

(13)	any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (6), (7), (11) and (12)(b) of such paragraph);

(14)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)	guarantees issued in accordance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Future Note Guarantors,” including, without limitation, any guarantee or other obligation issued or incurred under the Credit Agreement in connection with any letter of credit issued for the account of Harrah’s Entertainment or any of its subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16)	Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(17)	any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18)	any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

(19)	any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivable Financing;

(20)	additional Investments in joint ventures not to exceed at any one time in the aggregate outstanding under this clause (20), the greater of $350.0 million and 2.0% of Total Assets; provided, however, that if any Investment pursuant to this clause (20) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be a Restricted Subsidiary;

(21)	Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(22)	any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)	Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)

(A) Liens on assets of a Restricted Subsidiary that is not a Note Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified

Stock and Preferred Stock”, (B) Liens securing Indebtedness permitted to be incurred under the Credit Agreement, including any letter of credit facility relating thereto, that was permitted to be incurred pursuant to clause (a) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (C) Liens securing obligations in respect of any Indebtedness permitted to be incurred by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing obligations permitted under this clause (C), at the time of incurrence and after giving pro forma effect thereto, the Secured Indebtedness Leverage Ratio of the Issuer would not exceed 4.50 to 1.00, and (D) Liens securing Indebtedness permitted to be Incurred pursuant to clause (d), (l), (p) (t), (w) or (y) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (provided that (1) in the case of clause (d), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any proceeds or products thereof, (2) in the case of clause (t), such Lien does not extend to the property or assets of any Subsidiary of the Issuer other than a Foreign Subsidiary, and (3) in the case of clause (w) and (y) such Lien applies solely to acquired property or asset of the acquired entity, as the case may be);

(7)	Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement);

(8)	Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9)	Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)	Liens securing Hedging Obligations not incurred in violation of the Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15)	Liens in favor of the Issuer or any Note Guarantor;

(16)	Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)	grants of software and other technology licenses in the ordinary course of business;

(20)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B);

(21)	Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)	Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(25)	other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(26)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(27)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary; and

(28)	Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution.

For purposes of this definition, notwithstanding anything in the foregoing clauses (1) through (28), any Lien that secures Retained Notes or Long-Term Retained Notes shall not under any circumstances be deemed Permitted Liens.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock Issuer, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Closing CMBS Transaction” means the transaction described as the “Post-Closing CMBS Transaction” under “Prospectus Summary—The Transactions—CMBS Transactions.”

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to capital projects that are classified as “pre-opening expenses” on the applicable financial statements of the Issuer and its Restricted Subsidiaries for such period, prepared in accordance with GAAP.

“Project Financings” means (1) any Capitalized Lease Obligations, mortgage financing, purchase money Indebtedness or other Indebtedness incurred in connection with the acquisition, lease, construction, repair, replacement, improvement or financing related to any of the Margaritaville Casino & Resort in Biloxi, Mississippi, the retail facilities related to the Margaritaville Casino & Resort, the planned casino and hotel in the community of Ciudad Real, Spain, and a hotel project with Baha Mar Resort Holdings Ltd. in the Bahamas or any refinancing of any such Indebtedness that does not extend to any assets other than the assets listed above and (2) any Sale/Leaseback Transaction with respect to any of the Margaritaville Casino & Resort in Biloxi, Mississippi, the retail facilities related to the Margaritaville Casino & Resort, the planned casino and hotel in the community of Ciudad Real, Spain, and a hotel project with Baha Mar Resort Holdings Ltd. in the Bahamas.

“Qualified IPO” means any underwritten public Equity Offering.

“Qualified Non-Recourse Debt” means Indebtedness that (1) is (a) incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of any property (real or personal) or equipment (whether through the direct purchase of property or the Equity Interests of any person owning such property and whether in a single acquisition or a series of related acquisitions) or (b) assumed by a Qualified Non-Recourse Subsidiary, (2) is non-recourse to the Issuer and any Note Guarantor and (3) is non-recourse to any Restricted Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” means (1) a Restricted Subsidiary that is not a Note Guarantor and that is formed or created after the Closing Date in order to finance an acquisition, lease, construction, repair, replacement or improvement of any property or equipment (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt and (2) any Restricted Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)	the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2)	all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Notes or any Refinancing Indebtedness with respect to the Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Real Estate Assets” means collectively, all Real Property that is to be transferred on the Issue Date constituting any of the following: Harrah’s Las Vegas, Rio and Flamingo Las Vegas in Las Vegas, Nevada; Harrah’s Atlantic City and Showboat Atlantic City in Atlantic City, New Jersey; and Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe in Lake Tahoe, Nevada, as well as the Capital Stock of any Subsidiary the assets of which are comprised of such Real Property.

“Real Estate Facility” means the mortgage financing and mezzanine financing arrangements between the Real Estate Subsidiaries, which are direct or indirect subsidiaries of Harrah’s Entertainment, and JPMorgan Chase Bank N.A. and its successors and assigns on behalf of the noteholders dated as of the Issue Date, as amended, restated, supplemented, extended, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including in connection with the Post-Closing CMBS Transaction).

“Real Estate Subsidiary” means those Subsidiaries of Harrah’s Entertainment that are party to (prior to, on or after the Closing Date) the Real Estate Facility (and their respective Subsidiaries) secured by the Real Estate Assets collateralizing such facility on the Issue Date plus any additional Real Property sold, contributed or transferred to such Subsidiaries by the Issuer or any Restricted Subsidiary (whether directly or indirectly through the sale, contribution or transfer of the Capital Stock of a Subsidiary the assets of which are comprised solely of such Real Property) subsequent to the Issue Date in accordance with the terms of the covenant described under “—Certain Covenants—Asset Sales” or in connection with the Post-Closing CMBS Transaction.

“Real Property” means, collectively, all right, title and interests (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas and improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly-owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(a)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)	with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(c)	to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer, except for (i) such cash and Cash Equivalents subject only to such restrictions that are contained in agreements governing Indebtedness permitted under the Indenture and that is secured by such cash or Cash Equivalents and (ii) cash and Cash Equivalents constituting “cage cash.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of Exchange Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Retained Notes” means the Issuer’s 5.500% Senior Notes due 2010, 8.00% Senior Notes due 2011, 5.375% Senior Notes due 2013, 7.875% Senior Subordinated Notes due 2010, and 8.125% Senior Subordinated Notes due 2011.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness (other than Qualified Non-Recourse Debt) of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing CMBS Transaction) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing CMBS Transaction), discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight line basis during such period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions and the Post-Closing CMBS Transaction) and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 3 to the “Summary Historical and Unaudited Pro Forma Financial Data” under “Summary” in the offering memorandum related to the original notes dated January 29, 2008 to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Interim Loan Facility” means the interim loan agreement, dated as of January 28, 2008 by and among the Issuer, as borrower, and the guarantors, the lenders party thereto in their capacities as lenders thereunder and Citibank N.A., as administrative agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Sponsors” means (i) Apollo Management, L.P. and any of its respective Affiliates other than any portfolio companies (collectively, the “Apollo Sponsors”), (ii) Texas Pacific Group and any of its respective Affiliates other than any portfolio companies (collectively, the “Texas Pacific Sponsors”), (iii) any individual who is a partner or employee of an Apollo Sponsor or a Texas Pacific Sponsor that is licensed by a relevant gaming authority on the Issue Date or thereafter replaces such licensee and (iv) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors and/or Texas Pacific Sponsors; provided that the Apollo Sponsors and/or the Texas Pacific Sponsors (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of the Issuer.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Note Guarantor, any Indebtedness of such Note Guarantor which is by its terms subordinated in right of payment to its Note Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Note Guarantee” means a Note Guarantee of a Note Guarantor that is a Restricted Subsidiary.

“Subsidiary Note Guarantor” means a Note Guarantor that is a Restricted Subsidiary.

“Tax Distributions” means any distributions described in clause (12) of the covenant entitled “—Certain Covenants—Limitation on Restricted Payments.”

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, without giving effect to any amortization of the amount of intangible assets since the Issue Date.

“Transactions” means, with the exception of the Post-Closing CMBS Transaction, the transactions described under “Prospectus Summary—The Transactions.”

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to February 1, 2012, in the case of the Cash Pay Notes, and February 1, 2013, in the case of the Toggle Notes; provided, however, that if the period from such redemption date to February 1, 2012 or February 1, 2013, as applicable, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1)	any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)	who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary;

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

(a)	the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)	if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)	(1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)	no Event of Default shall have occurred and be continuing.

Any such designation by Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly-owned Restricted Subsidiary” is any Wholly-owned Subsidiary that is a Restricted Subsidiary.

“Wholly-owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly-owned Subsidiaries of such Person.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

To ensure compliance with Internal Revenue Service Circular 230, holders are hereby notified that any discussion of tax matters set forth in the this offering memorandum was written in connection with the promotion or marketing of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by any holder, for the purpose of avoiding tax-related penalties under federal, state or local tax law. Each holder should seek advice based on its particular circumstances from an independent tax advisor.

General

The following is a summary of material U.S. federal income tax consequences of the exchange of original notes for exchange notes pursuant to the exchange offers, but does not address any other aspects of U.S. federal income tax consequences to holders of original notes or exchange notes. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations thereunder, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof and published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive. This summary is not binding on the Internal Revenue Service or on the courts, and no ruling will be requested from the Internal Revenue Service on any issues described below. There can be no assurance that the Internal Revenue Service will not take a different position concerning the matters discussed below and that such positions of the Internal Revenue Service would not be sustained.

Except as expressly stated otherwise, this summary applies only to U.S. holders that exchange original notes for exchange notes in the exchange offers and who hold the original notes as capital assets within the meaning of Section 1221 of the Code. It does not address the tax consequences to holders who are subject to special rules under U.S. federal income tax laws (such as financial institutions, tax-exempt organizations and insurance companies). A “U.S. holder” means a beneficial owner of a note and is, for U.S. federal income tax purposes: (i) an individual resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all its substantial decisions or if a valid election to be treated as a United States person is in effect with respect to such trust.

This summary does not represent a detailed description of the U.S. federal income and tax consequences to holders in light of their particular circumstances and does not address the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular holder of notes.

Persons considering the exchange of original notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Exchange of an Old Note for an Exchange Note Pursuant to the Exchange Offers

The exchange by any holder of an original note for an exchange note should not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by holders that exchange original notes for exchange notes pursuant to the exchange offers. For purposes of determining gain or loss upon the subsequent sale or exchange of exchange notes, a holder’s tax basis in an exchange will be the same as such holder’s tax basis in the original note exchanged therefor. Holders will be considered to have held the exchange notes from the time of their acquisition of the original notes.

PLAN OF DISTRIBUTION

Until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes only where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the date on which the exchange offers are consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                      2009, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days from the date on which the exchange offers are consummated, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers, other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the enforceability of obligations under the exchange notes and guarantees being issued are being passed upon for us by O’Melveny & Myers LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, included in this prospectus, and the related consolidated financial statement schedule included elsewhere in the Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and includes an explanatory paragraph relating to Harrah’s Entertainment’s change in 2007 in its method of accounting for uncertainty in income taxes to conform to Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, and Harrah’s Entertainment’s change in 2006 in its method of accounting for stock-based employee compensation costs to conform to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment) and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual and quarterly reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Our reports and other information that we have filed, or may in the future file, with the SEC are not incorporated by reference into and do not constitute part of this prospectus.

We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the original notes. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

HARRAH’S ENTERTAINMENT, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Harrah’s Entertainment, Inc.

Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of Harrah’s Entertainment, Inc. and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2007. Our audits also included the consolidated financial statement schedule listed in the Index at Item 21. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Harrah’s Entertainment, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Notes 1 and 11 to the Consolidated Financial Statements, the Company changed its method of accounting for uncertainty in income taxes to conform to Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, in 2007. As discussed in Notes 1 and 15 to the Consolidated Financial Statements, the Company changed its method of accounting for stock-based employee compensation costs to conform to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, in 2006.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

February 29, 2008

(October 29, 2008 as to Note 17)

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	December 31,
	2007	2006
Assets
Current assets
Cash and cash equivalents	$710.0	$799.6
Receivables, less allowance for doubtful accounts of $126.2 and $94.7	476.4	429.6
Deferred income taxes (Note 11)	200.0	143.6
Income tax receivable	5.0	28.5
Prepayments and other	216.2	166.5
Inventories	70.3	63.0

Total current assets	1,677.9	1,630.8

Land, buildings, riverboats and equipment
Land and land improvements	5,392.8	4,821.5
Buildings, riverboats and improvements	9,270.7	8,165.6
Furniture, fixtures and equipment	3,186.6	2,993.1
Construction in progress	903.4	764.7

	18,753.5	16,744.9
Less: accumulated depreciation	(3,182.0)	(2,723.9)

	15,571.5	14,021.0
Assets held for sale (Note 4)	4.5	387.3
Goodwill (Notes 2 and 5)	3,553.6	3,689.4
Intangible assets (Notes 2 and 5)	2,039.5	2,044.5
Investments in and advances to nonconsolidated affiliates (Note 16)	18.6	25.9
Deferred costs and other	492.1	486.0

	$23,357.7	$22,284.9

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$442.0	$465.0
Accrued expenses (Note 7)	1,351.2	1,324.8
Current portion of long-term debt (Note 8)	10.8	451.2

Total current liabilities	1,804.0	2,241.0
Liabilities held for sale (Note 4)	0.6	0.6
Long-term debt (Note 8)	12,429.6	11,638.7
Deferred credits and other	464.8	384.2
Deferred income taxes (Note 11)	1,979.6	1,896.9

	16,678.6	16,161.4

Minority interests	52.2	52.4

Stockholders’ equity (Notes 6, 8, 15 and 16)
Common stock, $0.10 par value, authorized—720,000,000 shares, outstanding-188,778,819 and 186,146,738 shares (net of 36,033,752 and 35,735,329 shares held in treasury)	18.9	18.6
Capital surplus	5,395.4	5,148.2
Retained earnings	1,197.2	907.1
Accumulated other comprehensive income/(loss)	15.4	(2.8)

	6,626.9	6,071.1

	$23,357.7	$22,284.9

See accompanying Notes to Consolidated Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	Year Ended December 31,
	2007	2006	2005
Revenues
Casino	$8,831.0	$7,868.6	$5,966.5
Food and beverage	1,698.8	1,577.7	1,086.7
Rooms	1,353.6	1,240.7	786.2
Management fees	81.5	89.1	75.6
Other	695.9	611.0	424.7
Less: casino promotional allowances	(1,835.6)	(1,713.2)	(1,329.7)

Net revenues	10,825.2	9,673.9	7,010.0

Operating expenses
Direct
Casino	4,595.2	3,902.6	2,984.6
Food and beverage	716.5	697.6	482.3
Rooms	266.3	256.6	151.5
Property general, administrative and other	2,421.7	2,206.8	1,464.4
Depreciation and amortization	817.2	667.9	485.7
Write-downs, reserves and recoveries (Note 10)	109.7	83.3	194.7
Project opening costs	25.5	20.9	16.4
Corporate expense	138.1	177.5	97.7
Merger and integration costs	13.4	37.0	55.0
Income on interests in nonconsolidated affiliates (Note 16)	(3.9)	(3.6)	(1.2)
Amortization of intangible assets (Note 5)	73.5	70.7	49.9

Total operating expenses	9,173.2	8,117.3	5,981.0

Income from operations	1,652.0	1,556.6	1,029.0
Interest expense, net of interest capitalized (Note 12)	(800.8)	(670.5)	(479.6)
Losses on early extinguishments of debt (Note 8)	(2.0)	(62.0)	(3.3)
Other income, including interest income	43.3	10.7	8.0

Income from continuing operations before income taxes and minority interests	892.5	834.8	554.1
Provision for income taxes (Note 11)	(350.1)	(295.6)	(225.9)
Minority interests	(15.2)	(15.3)	(11.9)

Income from continuing operations	527.2	523.9	316.3

Discontinued operations (Note 4)
Income from discontinued operations (including gain on disposal of $119.6 in 2005)	145.4	16.4	16.6
Provision for income taxes	(53.2)	(4.5)	(96.5)

Income/(loss) from discontinued operations	92.2	11.9	(79.9)

Net income	$619.4	$535.8	$236.4

Earnings per share—basic
Income from continuing operations	$2.83	$2.85	$2.14
Discontinued operations, net	0.50	0.06	(0.54)

Net income	$3.33	$2.91	$1.60

Earnings per share—diluted
Income from continuing operations	$2.77	$2.79	$2.10
Discontinued operations, net	0.48	0.06	(0.53)

Net income	$3.25	$2.85	$1.57

Dividends declared per share	$1.60	$1.53	$1.39

Weighted average common shares outstanding	186.3	184.0	148.0
Additional shares based on average market price for period applicable to:
Restricted stock	0.2	0.8	0.5
Stock options	2.4	2.1	1.5
Stock appreciation rights	0.2	—	—
Convertible debt	1.5	1.1	0.2

Weighted average common and common equivalent shares outstanding	190.6	188.0	150.2

See accompanying Notes to Consolidated Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

(In millions)

(Notes 6, 8, 15 and 16)

	Common Stock		Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income/(Loss)	Deferred Compensation Related to Restricted Stock	Total	Comprehensive Income
	Shares Outstanding	Amount
Balance—December 31, 2004	112.7	$11.3	$1,394.5	$638.4	$1.0	$(10.0)	$2,035.2
Net income				236.4			236.4	$236.4
Net loss on derivative instruments qualifying as cash flow hedges, net of tax benefit of $3.4					(6.3)		(6.3)	(6.3)
Reclassification of loss on derivative instrument from other comprehensive income to net income, net of tax provision of $0.2					0.4		0.4	0.4
Foreign currency translation adjustments, net of tax benefit of $0.2					(0.4)		(0.4)	(0.4)
Cash dividends				(208.2)			(208.2)
Net shares issued in acquisition of Caesars	67.9	6.8	3,302.7				3,309.5
Market value of conversion option on convertible debt, net of tax provision of $38.3			70.4				70.4
Net shares issued under incentive compensation plans, including income tax benefit of $29.9	3.2	0.3	240.8	(12.2)		(0.8)	228.1

2005 Comprehensive Income								$230.1

Balance—December 31, 2005	183.8	18.4	5,008.4	654.4	(5.3)	(10.8)	5,665.1
Reclassification of deferred compensation to Capital Surplus			(10.8)			10.8
Net income				535.8			535.8	$535.8
Reclassification of loss on derivative instrument from other comprehensive income to net income, net of tax provision of $0.3					0.6		0.6	0.6
Foreign currency translation adjustments, net of tax provision of $1.0					1.9		1.9	1.9
Cash dividends				(282.7)			(282.7)
Net shares issued under incentive compensation plans, including share-based compensation expense of $52.8 and income tax benefit of $23.0	2.3	0.2	150.6	(0.4)			150.4

2006 Comprehensive Income								$538.3

Balance—December 31, 2006	186.1	18.6	5,148.2	907.1	(2.8)	—	6,071.1
Net income				619.4			619.4	$619.4
Pension adjustment related to London Clubs International, net of tax benefit of $0.8					(1.8)		(1.8)	(1.8)
Reclassification of loss on derivative instrument from other comprehensive income to net income, net of tax provision of $0.3					0.6		0.6	0.6
Foreign currency translation adjustments, net of tax provision of $15.5					19.4		19.4	19.4
Cash dividends				(299.2)			(299.2)
Adjustment for initial adoption of FIN 48				(12.3)			(12.3)
Net shares issued under incentive compensation plans, including share-based compensation expense of $53.0 and income tax benefit of $47.7	2.7	0.3	247.2	(17.8)			229.7

2007 Comprehensive Income								$637.6

Balance—December 31, 2007	188.8	$18.9	$5,395.4	$1,197.2	$15.4	$—	$6,626.9

See accompanying Notes to Consolidated Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Note 12)

	Year Ended December 31,
	2007	2006	2005
Cash flows from operating activities
Net income	$619.4	$535.8	$236.4
Adjustments to reconcile net income to cash flows from operating activities:
Income from discontinued operations, before income taxes	(145.4)	(16.4)	(16.6)
Income from insurance claims for hurricane damage	(130.3)	—	—
Losses on early extinguishments of debt	2.0	62.0	3.3
Depreciation and amortization	905.8	711.4	523.0
Write-downs, reserves and recoveries	195.8	39.9	160.8
Deferred income taxes	(35.0)	73.7	(30.1)
Share-based compensation expense	53.0	52.8	—
Tax benefit from stock equity plans	1.8	1.7	29.9
Other noncash items	134.6	37.2	26.5
Minority interests’ share of net income	15.2	15.3	11.9
Income on interests in nonconsolidated affiliates	(3.9)	(3.6)	(1.2)
Net change in insurance receivables for hurricane damage	(0.7)	81.8	(87.3)
Insurance proceeds for hurricane losses from business interruption	119.1	—	—
Returns on investment in nonconsolidated affiliate	1.8	2.5	1.2
Net (gains)/losses from asset sales	(8.0)	(5.5)	14.6
Net change in long-term accounts	(45.1)	(35.4)	(80.5)
Net change in working capital accounts	(171.3)	(13.6)	(196.7)

Cash flows provided by operating activities	1,508.8	1,539.6	595.2

Cash flows from investing activities
Land, buildings, riverboats and equipment additions	(1,379.5)	(2,511.3)	(1,149.5)
Payments for businesses acquired, net of cash acquired	(584.3)	(562.5)	(1,942.5)
Insurance proceeds for hurricane losses for continuing operations	15.7	124.9	69.0
Insurance proceeds for hurricane losses for discontinued operations	13.4	174.7	32.1
Proceeds from other asset sales	99.6	47.1	37.0
Purchase of minority interest in subsidiary	(8.5)	(2.3)	—
Investments in and advances to nonconsolidated affiliates	(1.8)	(0.9)	(5.5)
Increase in construction payables	2.8	11.2	41.0
Proceeds from sales of discontinued operations	—	457.3	649.5
Proceeds from sale of long-term investments	—	49.4	2.7
Other	(81.0)	(31.3)	(22.9)

Cash flows used in investing activities	(1,923.6)	(2,243.7)	(2,289.1)

Cash flows from financing activities
Borrowings under lending agreements, net of financing costs of $6.4, $4.4 and $7.6	39,124.4	6,946.5	11,599.4
Repayments under lending agreements	(37,619.5)	(5,465.8)	(10,522.9)
Early extinguishments of debt	(120.1)	(1,195.0)	(690.5)
Scheduled debt retirements	(1,001.7)	(5.0)	(307.5)
Dividends paid	(299.2)	(282.7)	(208.2)
Proceeds from exercises of stock options	126.2	66.3	106.7
Excess tax benefit from stock equity plans	51.7	21.3	—
Minority interests’ distributions, net of contributions	(20.0)	(1.9)	(12.2)
Proceeds from issuance of senior notes, net of discount and issue costs of $-, $10.9 and $20.7	—	739.1	2,004.3
Premiums paid on early extinguishments of debt	—	(56.7)	(4.9)
Losses on derivative instruments	—	(2.6)	(7.9)
Other	(5.3)	1.3	(0.2)

Cash flows provided by financing activities	236.5	764.8	1,956.1

Cash flows from discontinued operations
Cash flows from operating activities	88.9	19.3	(3.7)
Cash flows from investing activities	(0.2)	(4.8)	(23.1)

Cash flows provided by/(used in) discontinued operations	88.7	14.5	(26.8)

Net (decrease)/increase in cash and cash equivalents	(89.6)	75.2	235.4
Cash and cash equivalents, beginning of year	799.6	724.4	489.0

Cash and cash equivalents, end of year	$710.0	$799.6	$724.4

See accompanying Notes to Consolidated Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In these footnotes, the words “Company,” “Harrah’s Entertainment,” “we,” “our” and “us” refer to Harrah’s Entertainment, Inc., a Delaware corporation, and its wholly-owned subsidiaries, unless otherwise stated or the context requires otherwise.

Note 1—Summary of Significant Accounting Policies

BASIS OF PRESENTATION AND ORGANIZATION. As of December 31, 2007, we operated 50 casinos in six countries, primarily under the Harrah’s, Caesars and Horseshoe brand names in the United States, including 31 land-based casinos, 12 riverboat or dockside casinos, one combination thoroughbred racetrack and casino, one combination greyhound racetrack and casino, one harness racetrack and casino, three managed casinos on Indian lands and one managed casino in Canada. We view each property as an operating segment and aggregate all operating segments into one reporting segment.

Certain of our properties were sold during some of the periods presented, and prior to their sales, assets and liabilities of these properties were classified in our Consolidated Balance Sheets as Assets/Liabilities held for sale, and their operating results through the dates of their sales were presented as discontinued operations, if appropriate. In addition to the completed sales, we also have announced plans to sell certain assets and liabilities of other properties that we have classified as Assets/Liabilities held for sale in our Consolidated Balance Sheets and, if appropriate, have included their results in discontinued operations. See Note 4 for further information regarding dispositions and planned sales.

ACQUISITION BY PRIVATE EQUITY FIRMS. On January 28, 2008, Harrah’s Entertainment was acquired by affiliates of Apollo Global Management, LLC (“Apollo”) and TPG Capital, LP (“TPG”) in an all cash transaction, hereinafter referred to as the “Acquisition,” valued at approximately $30.9 billion, including the assumption of $12.4 billion of debt and approximately $1.2 billion of acquisition costs. Holders of Harrah’s Entertainment stock received $90.00 in cash for each outstanding share of common stock. As a result of the Acquisition, the issued and outstanding shares of non-voting common stock and the non-voting preferred stock of Harrah’s Entertainment are owned by entities affiliated with Apollo/TPG and certain co-investors and members of management, and the issued and outstanding shares of voting common stock of Harrah’s Entertainment are owned by Hamlet Holdings LLC, which is owned by certain individuals affiliated with Apollo/TPG. As a result of the Acquisition, our stock is no longer publicly traded. (See Note 18.)

PRINCIPLES OF CONSOLIDATION. Our Consolidated Financial Statements include the accounts of Harrah’s Entertainment and its subsidiaries after elimination of all significant intercompany accounts and transactions.

CASH AND CASH EQUIVALENTS. Cash includes the minimum cash balances required to be maintained by state gaming commissions or local and state governments, which totaled approximately $25.4 million and $27.5 million at December 31, 2007 and 2006, respectively. Cash equivalents are highly liquid investments with an original maturity of less than three months and are stated at the lower of cost or market value.

ALLOWANCE FOR DOUBTFUL ACCOUNTS. We reserve an estimated amount for receivables that may not be collected. Methodologies for estimating the allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves.

INVENTORIES. Inventories, which consist primarily of food, beverage, retail merchandise and operating supplies, are stated at average cost.

LAND, BUILDINGS, RIVERBOATS AND EQUIPMENT. Land, buildings, riverboats and equipment are stated at cost. Land includes land not currently identified for use in our operations, which totaled $113.3 million and $119.6 million at December 31, 2007 and 2006, respectively. We capitalize the costs of improvements that extend the life of the asset. We expense maintenance and repairs cost as incurred. Gains or losses on the dispositions of land, buildings, riverboats or equipment are included in the determination of income. Interest expense is capitalized on internally constructed assets at our overall weighted average borrowing rate of interest. Capitalized interest amounted to $20.4 million, $24.3 million and $14.1 million in 2007, 2006 and 2005, respectively.

We depreciate our buildings, riverboats and equipment using the straight-line method over the shorter of the estimated useful life of the asset or the related lease term, as follows:

Buildings and improvements	10 to 40 years
Riverboats and barges	30 years
Furniture, fixtures and equipment	2 to 15 years

We review the carrying value of land, buildings, riverboats and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the asset. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition and other economic factors. In estimating expected future cash flows for determining whether an asset is impaired, assets are grouped at the operating unit level, which for most of our assets is the individual casino.

GOODWILL AND OTHER INTANGIBLE ASSETS. We have approximately $5.6 billion in goodwill and other intangible assets on our balance sheet resulting from our acquisitions of other businesses. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” we perform an annual assessment of goodwill and intangible assets with indefinite lives for impairment during the fourth quarter of each year. (See Note 5.)

The purchase price of an acquisition is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determine the estimated fair values after review and consideration of relevant information including discounted cash flow analyses, quoted market prices and our own estimates. To the extent that the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired, such excess is allocated to goodwill. Intangible assets determined to have a finite life are amortized on a straight-line basis over the determined useful life of the asset. (See Note 5.)

UNAMORTIZED DEBT ISSUE COSTS. Debt discounts or premiums incurred in connection with the issuance of debt are capitalized and amortized to interest expense using the effective interest method. Debt issuance costs are amortized to interest expense based on the related debt agreements using the straight-line method, which approximates the effective interest method. Unamortized deferred financing charges are included in Deferred costs and other on our Consolidated Balance Sheets.

TOTAL REWARDS POINT LIABILITY PROGRAM. Our customer loyalty program, Total Rewards, offers incentives to customers who gamble at certain of our casinos throughout the United States. Under the program, customers are able to accumulate, or bank, Reward Credits over time that they may redeem at their discretion under the terms of the program. The Reward Credit balance will be forfeited if the customer does not earn a Reward Credit over the prior six-month period. As a result of the ability of the customer to bank the Reward Credits, we accrue the expense of Reward Credits, after consideration of estimated breakage, as they are earned. The value of the cost to provide Reward Credits is expensed as the Reward Credits are earned and is included in Casino expense on our Consolidated Statements of Income. To arrive at the estimated cost associated with Reward Credits, estimates and assumptions are made regarding incremental marginal costs of the benefits, breakage rates and the mix of goods and services for which Reward Credits will be redeemed. We use historical data to assist in the determination of estimated accruals. At December 31, 2007 and 2006, $72.8 million and $76.6 million, respectively, was accrued for the cost of anticipated Total Rewards credit redemptions.

In addition to Reward Credits, customers at certain of our properties can earn points based on play that are redeemable in cash (“cash-back points”). In 2007, certain of our properties introduced a modification to the cash-back program whereby points are redeemable in playable credits at slot machines where, after one play-through, the credits can be cashed out. We accrue the cost of cash-back points and the modified program, after consideration of estimated breakage, as they are earned. The cost is recorded as contra-revenue and included in Casino promotional allowances on our Consolidated Statements of Income. At December 31, 2007 and 2006, the liability related to outstanding cash-back points, which is based on historical redemption activity, was $16.9 million and $21.3 million, respectively.

SELF-INSURANCE ACCRUALS. We are self-insured up to certain limits for costs associated with general liability, workers’ compensation and employee health coverage. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of actuarial estimates of incurred but not reported claims. At December 31, 2007 and 2006, we had total self-insurance accruals reflected on our Consolidated Balance Sheets of $210.5 million and $193.8 million, respectively. In estimating those costs, we consider historical loss experience and make judgments about the expected levels of costs per claim. We also rely on consultants to assist in the determination of estimated accruals. These claims are accounted for based on actuarial estimates of the undiscounted claims, including those claims incurred but not reported. We believe the use of actuarial methods to account for these liabilities provides a consistent and effective way to measure these highly judgmental accruals; however, changes in health care costs, accident frequency and severity and other factors can materially affect the estimate for these liabilities. We continually monitor the potential for changes in estimates, evaluate our insurance accruals and adjust our recorded provisions.

TREASURY STOCK. The shares of Harrah’s Entertainment common stock were held in treasury at December 31, 2007 and 2006, are reflected in our Consolidated Balance Sheets and our Consolidated Statements of Stockholders’ Equity and Comprehensive Income as if those shares were retired.

REVENUE RECOGNITION. Casino revenues consist of net gaming wins. Food and beverage and rooms revenues include the aggregate amounts generated by those departments at all consolidated casinos and casino hotels.

Casino promotional allowances consist principally of the retail value of complimentary food and beverages, accommodations, admissions and entertainment provided to casino patrons. Also included is the value of coupons redeemed for cash at our properties. The estimated costs of providing such complimentary services, which we classify as casino expenses for continuing operations through interdepartmental allocations, were as follows:

(In millions)	2007	2006	2005
Food and beverage	$582.9	$544.0	$387.5
Rooms	192.3	168.0	121.6
Other	95.6	75.2	70.8

	$870.8	$787.2	$579.9

ADVERTISING. The Company expenses the production costs of advertising the first time the advertising takes place. Advertising expense for continuing operations was $294.9 million, $287.5 million and $203.4 million for the years 2007, 2006 and 2005, respectively.

STOCK-BASED EMPLOYEE COMPENSATION. Effective January 1, 2006, we adopted SFAS No. 123 (revised 2004), “Share-Based Payment,” using the modified prospective application, and, therefore, results for prior periods have not been restated.

As a result of adopting SFAS No. 123(R), we recognized $53.0 million and $52.8 million for stock option and stock appreciation rights (“SARs”) expense in 2007 and 2006, respectively. In 2007, we began allocating a portion of the expense related to stock options and SARs to the applicable reporting segment, whereas, in 2006 that expense was included in Corporate expense in our Consolidated Statement of Income. For the year ended December 31, 2007, $10.3 million of the expense is included in Property general, administrative and other, and $42.7 million is included in Corporate expense. The total income tax benefit recognized for 2007 and 2006, was approximately $21.1 million and $20.4 million, respectively.

Prior to the adoption of SFAS No. 123(R), we accounted for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” under which no compensation expense was recorded as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share as if the Company had adopted SFAS No. 123(R) in the prior period. Had compensation expense for the stock option plans been determined in accordance with SFAS No. 123(R), total stock-based employee compensation expense, net of tax effects, would have been $31.7 million for the year ended December 31, 2005, and our pro forma Net income and Earnings per share for the indicated period would have been:

	2005
(In millions, except per share amounts)	As Reported	Pro Forma
Net income	$236.4	$204.7
Earnings per share
Basic	1.60	1.38
Diluted	1.57	1.32

The fair value of each option and SARs grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	2007	2006	2005
Expected dividend yield	1.9%	2.4%	2.1%
Expected stock price volatility	25.1%	30.3%	32.9%
Risk-free interest rate	4.6%	5.0%	3.9%
Expected average life of options (years)	5	5	5

INCOME TAXES. We are subject to income taxes in the United States as well as various states and foreign jurisdictions in which we operate. We account for income taxes under SFAS No. 109, “Accounting for Income Taxes,” whereby deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on differences between financial statement carrying amounts of existing assets and their respective tax bases using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on the income tax provision and deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As indicated in Note 11, we have provided a valuation allowance on foreign tax credits, certain foreign and state net operating losses (“NOLs”), and other deferred foreign and state tax assets. U.S. tax rules require us to allocate a portion of our total interest expense to our foreign operations for purposes of determining allowable foreign tax credits. Consequently, this decrease to taxable income from foreign operations results in a diminution of the foreign taxes available as a tax credit.

Although we consistently generate taxable income on a consolidated basis, certain foreign and state NOLs and other deferred foreign and state tax assets were not deemed realizable because they are attributable to subsidiaries that are not expected to produce future taxable earnings. Other than these exceptions, we are unaware of any circumstances that would cause the remaining deferred tax assets to not be realizable.

We adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), on January 1, 2007. As a result of the implementation of FIN 48, we recognized an approximate $12 million reduction to the January 1, 2007, balance of retained earnings.

We file income tax returns, including returns for our subsidiaries, with federal, state, and foreign jurisdictions. As a large taxpayer, we are under continual audit by the Internal Revenue Service (“IRS”) on open tax positions, and it is possible that the amount of the liability for unrecognized tax benefits could change during the next twelve months. We are participating in the IRS’s Compliance Assurance Program for the 2007 tax year. This program accelerates the examination of key transactions with the goal of resolving any issues before the tax return is filed. Our 2004, 2005, and 2006 federal income tax returns are currently being examined by the IRS in a traditional audit process.

We also are subject to exam by various state and foreign tax authorities, although tax years prior to 2004 are generally closed as the statutes of limitations have lapsed. However, various subsidiaries are still being examined by the New Jersey Division of Taxation for tax years as far back as 1999.

We classify reserves for tax uncertainties within Accrued expenses and Deferred credits and other in our Consolidated Balance Sheets, separate from any related income tax payable or deferred income taxes. In accordance with FIN 48, reserve amounts relate to any uncertain tax position, as well as potential interest or penalties associated with those items.

EARNINGS PER SHARE. In accordance with the provisions of SFAS No. 128, “Earnings Per Share,” we compute our Basic earnings per share by dividing Net income by the number of Weighted average common shares outstanding during the year. Our Diluted earnings per share is computed by dividing Net income by the number of Weighted average common and common equivalent shares outstanding during the year. For each of the three years ended December 31, 2007, common equivalent shares included net restricted shares of 190,771, 789,776 and 539,844, respectively, and stock options outstanding of 2,358,826, 2,157,811 and 1,481,765, respectively, under our employee stock benefit plans. For the years ended December 31, 2007 and 2006, respectively, common equivalent shares also included 1,502,534 and 1,085,144 potential shares related to the conversion spread of our convertible debt. For the years ended December 31, 2007 and 2006, common equivalent shares also included 230,592 and 3,055 SARs, respectively. (See Note 15.)

USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the reporting period. Our actual results could differ from those estimates.

Note 2—Acquisitions

In the three-year period ended December 31, 2007, we acquired two casino companies and two casinos in Las Vegas, Nevada. For each of these acquisitions, the purchase price is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determine the estimated fair values after review and consideration of relevant information including discounted cash flow analyses, quoted market prices and our own estimates. For each transaction, the allocation of the purchase price was, or will be, completed within one year from the date of the acquisition. To the extent that the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired, such excess is allocated to goodwill. Goodwill and intangible assets that are determined to have an indefinite life are not amortized.

The table below summarizes our acquisition transactions completed in the three-year period ending December 31, 2007.

Company	Date Acquired	Total Purchase Price(a)	Goodwill Assigned	Number of Casinos	Geographic Location
Bill’s Gamblin’ Hall & Saloon	February 2007	$371 million	$—	1	Las Vegas, Nevada
London Clubs	December 2006	$591 million	$322 million	10	United Kingdom(7)(b)
					Egypt(2)
					South Africa(1)(c)
Imperial Palace	December 2005	$373 million	$—	1	Las Vegas, Nevada
Caesars	June 2005	$9.3 billion	$2 billion	15	Atlantic City, New Jersey(2)
					Las Vegas, Nevada(4)
					Reno, Nevada(d)
					Laughlin, Nevada(d)
					Biloxi, Mississippi
					Gulfport, Mississippi(e)
					Tunica, Mississippi(2)
					Elizabeth, Indiana
					Punta del Este, Uruguay(f)
					Ontario, Canada(g)

(a)	Total purchase price includes the market value of debt assumed determined as of the acquisition date.
(b)	We have a 50% ownership interest in the company that owns 50 St. James Limited in London, and we manage the facility. Other properties in the United Kingdom are 100% owned. In addition to the ten properties acquired, four properties were under development in the United Kingdom at the time of the acquisition. Three of those properties are now open.
(c)	We have a 70% ownership interest in the company that owns Emerald Safari Resort, and we manage the facility.
(d)	Subsequently sold.
(e)	Closed due to hurricane damage in August 2005. Remaining assets sold.
(f)	We have an approximate 95% ownership interest in the company that owns Conrad Punta del Este and we manage the property.
(g)	We have a 50% interest in the company that manages Casino Windsor. The province of Ontario owns the complex.

BILL’S GAMBLIN’ HALL & SALOON. In February 2007, we exchanged certain real estate, acquired for $371.4 million, that we owned on the Las Vegas Strip for property formerly known as the Barbary Coast, located at the northeast corner of Flamingo Road and Las Vegas Boulevard, between Bally’s Las Vegas and Flamingo Las Vegas. We began operating the acquired property on March 1, 2007, as Bill’s Gamblin’ Hall & Saloon, and its results are included in our operating results from the date of its acquisition. For purposes of these financial statements, we have assumed that the excess of the purchase price over the net book value of the assets acquired is land costs. Values assigned to assets, including land, will be revised upon finalization of the purchase price allocation, which will be within one year of the acquisition.

LONDON CLUBS. In December 2006, we completed our acquisition of 100% of the ordinary shares of London Clubs for approximately $590.5 million, including acquisition costs, and assumed the entity’s debt of approximately $78.5 million. At the time of the acquisition, London Clubs owned or managed seven casinos in the United Kingdom, two in Egypt and one in South Africa. London Clubs currently owns and/or manages eleven casinos in the United Kingdom, two in Egypt and one in South Africa and has one casino under development in the United Kingdom.

The results for London Clubs are included in our operating results subsequent to its acquisition. With the initial acquisition of 29.6% of the shares of London Clubs in November 2006, we accounted for our ownership interest on the equity basis. For the period subsequent to the acquisition of the remaining shares in December 2006, we consolidate their results. Results of London Clubs are consolidated into our financial results one month in arrears. London Clubs’ results were not material to our 2006 financial results.

The purchase price allocation for London Clubs was completed in 2007. The following table summarizes the values assigned to the assets acquired and liabilities assumed at the date of acquisition.

(In millions)
Current assets	$56.1
Land, buildings and equipment	153.7
Goodwill and other intangible assets	646.6

Total assets acquired	856.4

Current liabilities	64.5
Long-term debt	76.4
Other long-term liabilities	43.9
Deferred income tax	81.1

Liabilities assumed	265.9

Net assets acquired	$590.5

Of the approximate $325.0 million of acquired intangible assets, $304.1 million has been assigned to gaming rights that are not subject to amortization, and $20.9 million has been assigned to contract rights with a 6-12 year life that are subject to amortization.

The goodwill related to the London Clubs acquisition will not be deductible for tax purposes.

IMPERIAL PALACE HOTEL & CASINO. On December 23, 2005, we acquired the assets of the Imperial Palace Hotel & Casino (“Imperial Palace”) in Las Vegas, Nevada, for approximately $373.3 million, including acquisition costs. No debt was assumed in the transaction. The Imperial Palace occupies an 18.5 acre site on the Las Vegas Strip that is situated between Harrah’s Las Vegas and the Flamingo and is across the Strip from Caesars Palace. The results of Imperial Palace are included in our operating results subsequent to its acquisition on December 23, 2005.

The purchase price allocation for Imperial Palace was completed in fourth quarter 2006, and there were no material changes from the initial purchase price allocation.

CAESARS ENTERTAINMENT. On June 13, 2005, we completed our acquisition of 100 percent of the outstanding shares of Caesars. The aggregate estimated purchase price was approximately $9.3 billion, which consisted of $1.9 billion of cash, $3.3 billion of Harrah’s Entertainment’s common stock, assumption of Caesars debt with a fair value of approximately $4.0 billion (including value assigned to conversion rights of contingent convertible notes), assumption of employee stock grants valued at $98 million and acquisition costs of approximately $59 million. We issued approximately 67.9 million shares of our common stock, the fair value of which was based on a five-day average of the closing price two days before and two days after the terms of the acquisition were agreed to and announced.

The results of the Caesars properties are included with our operating results subsequent to their acquisition on June 13, 2005.

In May 2005, Caesars reached an agreement to sell the Reno Hilton, and that sale closed in June 2006. Also included in the Caesars acquisition were the Flamingo Laughlin Casino and a hotel in Halifax, Nova Scotia, that we determined to classify as Assets held for sale in our Consolidated Balance Sheets, along with Reno Hilton. We sold the Halifax hotel in November 2005 and Flamingo Laughlin in May 2006. No gains or losses were recorded on these sales.

Note 3—Hurricane Damaged Properties

Hurricanes Katrina and Rita hit the Gulf Coast in third quarter 2005 and caused significant damage to our assets in Biloxi and Gulfport, Mississippi, and New Orleans and Lake Charles, Louisiana. The current status of the impacted operations is as follows:

•	Our New Orleans property re-opened on February 17, 2006.

•

We sold the Gulfport assets in their “as is” condition during first quarter 2006. No gain or loss was recognized as a result of this disposition. We are retaining all insurance proceeds related to the Gulfport property.

•	Grand Casino Biloxi re-opened in August 2006 in a smaller facility.

•	We sold the two subsidiaries that owned our Lake Charles operations to another casino company in fourth quarter 2006. We are retaining all insurance proceeds related to the Lake Charles operations.

Insurance proceeds have exceeded the net book value of the impacted assets and costs and expenses that are expected to be reimbursed under our business interruption claims, and the excess is recorded as income in the line item, “Write-downs, reserves and recoveries,” for properties included in continuing operations and in the line item, “Income/(loss) from discontinued operations,” for properties included in discontinued operations. As of December 31, 2007, we have received approximately $849.5 million in advances and settlements from our insurance carriers related to the hurricane damaged properties, including those properties that were subsequently sold, and we have recorded $130.3 million and $10.2 million as of December 31, 2007 and 2006, respectively, for insurance proceeds included in Write-downs, reserves and recoveries and $141.6 million and $3.2 million, as of December 31, 2007 and 2006, respectively, for insurance proceeds included in Discontinued operations in our Consolidated Condensed Statements of Income. In February 2008, we entered into a settlement agreement with our insurance carriers related to claims associated with damages incurred from Hurricane Katrina in Mississippi. Pursuant to the settlement agreement, the insurance carriers agreed to pay us approximately $950.2 million to settle all outstanding claims associated with damages incurred from the hurricane, including all property damage and business interruption claims. Of the total settled amount, we had received approximately $612.0 million as of December 31, 2007. We received the remaining $338.2 million during the first quarter of 2008.

Note 4—Dispositions

The following properties were sold in the three-year period ended December 31, 2007.

HARRAH’S LAKE CHARLES. In first quarter 2006, we determined that Harrah’s Lake Charles should be classified as assets held for sale and discontinued operations. These assets were classified in Assets held for sale in our Consolidated Balance Sheets, and we ceased depreciating these assets. Results for Harrah’s Lake Charles, until its sale in November 2006, are presented as discontinued operations in each of the years presented. We reported a pretax gain of approximately $10.9 million on this sale in fourth quarter 2006.

RENO HILTON. Prior to our acquisition of Caesars, an agreement was reached to sell the Reno Hilton, and that sale closed in June 2006. Prior to its sale, Reno Hilton’s results are presented as discontinued operations. No depreciation was recorded subsequent to its acquisition, and no gain or loss was recorded on the sale.

FLAMINGO LAUGHLIN. Included in the Caesars acquisition was the Flamingo Laughlin Casino in Laughlin, Nevada, that we determined to classify as Assets/Liabilities held for sale in our 2005 Consolidated Balance Sheet. Operating results for Flamingo Laughlin are presented as discontinued operations from its acquisition until its sale in May 2006, and no depreciation was recorded. No gain or loss was recorded on this sale.

GRAND GULFPORT. In March 2006, we sold the assets of Grand Casino Gulfport, which had been damaged in a hurricane in August 2005, in their “as is” condition (see Note 3), and those assets were included in Assets/Liabilities held for sale in our 2005 Consolidated Balance Sheet. Operating results for Grand Casino Gulfport are presented as discontinued operations until its sale. No gain or loss was recorded on this sale.

HALIFAX HOTEL. Included in the Caesars acquisition was a hotel in Halifax, Nova Scotia, that we determined as of the acquisition date to classify as Assets/Liabilities held for sale in our Consolidated Balance Sheet, and its operating results were presented as part of our discontinued operations. The hotel was sold in November 2005. No gain or loss was recorded on the sale.

HARRAH’S EAST CHICAGO AND HARRAH’S TUNICA. On April 26, 2005, we sold the assets and certain related liabilities of Harrah’s East Chicago and Harrah’s Tunica. Until their sale, Harrah’s East Chicago and Harrah’s Tunica were classified in Assets/Liabilities held for sale in our Consolidated Balance Sheets, and we ceased depreciating their assets in September 2004. Results for Harrah’s East Chicago and Harrah’s Tunica are presented as discontinued operations for all periods presented. We reported a pretax gain of approximately $119.6 million on the sale of these two properties in the second quarter of 2005.

SUMMARY FINANCIAL INFORMATION

Summary operating results for the discontinued operations reflect the results of Harrah’s Lake Charles through the date of its sale in November 2006, including the gain on the sale and insurance recoveries; the operating results of Reno Hilton, Flamingo Laughlin, Grand Casino Gulfport and a hotel in Halifax, Nova Scotia beginning June 13, 2005 through the dates of their sales in June 2006, May 2006, March 2006 and November 2005, respectively, including insurance recoveries related to Grand Casino Gulfport; and Harrah’s East Chicago and Harrah’s Tunica through the date of their sale in April 2005, including the gain on the sale. 2005 results for Grand Casino Gulfport and Harrah’s Lake Charles include the write-off of $115.5 million, after taxes, for the impairment of intangible assets.

(In millions)	2007	2006	2005
Net revenues	$0.2	$106.8	$401.1
Pretax income from discontinued operations	145.4	16.4	16.6
Discontinued operations, net of tax	92.2	11.9	(79.9)

Assets held for sale at December 31, 2007, primarily consists of non-operating land parcels.

Note 5—Goodwill and Other Intangible Assets

We account for our goodwill and other intangible assets in accordance with SFAS No. 142, which provides guidance regarding the recognition and measurement of intangible assets, eliminates the amortization of certain intangibles and requires assessments for impairment of intangible assets that are not subject to amortization at least annually.

We determine the fair value of a reporting unit as a function, or multiple, of earnings before interest, taxes, depreciation and amortization (“EBITDA”), or by using discounted cash flows, common measures used to value and buy or sell cash intensive businesses such as casinos. Based on our annual assessment for impairment as of September 30, 2007, we determined that, based on historical and projected performance, intangible assets at

London Clubs and Horseshoe Southern Indiana (formerly Caesars Indiana) had been impaired, and we recorded impairment charges of $169.6 million in fourth quarter 2007. These charges are included Write-downs, reserves and recoveries in our 2007 Consolidated Statement of Income. At December 31, 2007, London Clubs and Horseshoe Southern Indiana (formerly Caesars Indiana) had intangible assets of $225.1 million and $193.4 million, respectively, that were not deemed to be impaired. The properties’ tangible assets were assessed for impairment applying the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” and our analysis indicated that the carrying value of the tangible assets was not impaired.

Our annual assessment for impairment as of September 30, 2006, indicated that intangible assets at Harrah’s Louisiana Downs were impaired, and a charge of $20.7 million was recorded in fourth quarter 2006. At December 31, 2006, Harrah’s Louisiana Downs had $27.3 million of intangible assets that were not deemed to be impaired.

Our annual assessment for impairment as of September 30, 2005, indicated that the entire $49.9 million of goodwill associated with Harrah’s Louisiana Downs was impaired, and a charge was recorded in fourth quarter 2005. Due to hurricane damage to our business in Biloxi, Mississippi, in the fourth quarter of 2005, we also wrote off $88.7 million of goodwill and intangible assets that were assigned to that property in our purchase price allocation of the Caesars acquisition. These charges are included in Write-downs, reserves and recoveries in our 2005 Consolidated Statement of Income.

Our 2005 assessment for impairment also indicated that certain goodwill and intangible assets related to properties reported as part of our Discontinued operations were impaired. These charges related to goodwill acquired in our 2000 acquisition of a property in Lake Charles, Louisiana, and to our 2005 acquisition of a property in Gulfport, Mississippi, which was severely damaged by Hurricane Katrina in August 2005. Since our acquisition of the Lake Charles property, competition had intensified in the market and the operating performance was declining. As a result of the operating trends, compounded by the impact of hurricane damage in September 2005, calculations indicated that the entire $56.1 million of goodwill was impaired. This property had no other intangible assets. All of the goodwill and intangible assets related to Grand Casino Gulfport were deemed to be impaired, and a charge of $93.2 million was taken in fourth quarter 2005. Since Harrah’s Lake Charles and Grand Casino Gulfport are reported in our Discontinued operations, the write-off of goodwill and intangible assets for those properties of $115.5 million, after taxes, is included in Discontinued operations.

The following table sets forth changes in goodwill for the years ended December 31, 2006, and December 31, 2007.

(In millions)
Balance at December 31, 2005	$3,135.5
Additions or adjustments:
Acquisition of London Clubs	467.9
Finalization of purchase price allocation for Caesars	83.5
Adjustments for taxes related to acquisitions	2.5

Balance at December 31, 2006	3,689.4
Additions or adjustments:
Finalization of purchase price allocation for London Clubs	(146.3)
Foreign currency translation	17.0
Adjustments for taxes related to acquisitions	(14.9)
Purchase of additional interest in subsidiary	8.4

Balance at December 31, 2007	$3,553.6

The following table provides the gross carrying value and accumulated amortization for each major class of intangible assets.

	December 31, 2007			December 31, 2006
(In millions)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizing intangible assets:
Trademarks	$31.0	$15.8	$15.2	$31.0	$9.6	$21.4
Gaming rights	37.5	3.3	34.2	37.4	2.0	35.4
Contract rights	153.5	52.7	100.8	131.7	36.6	95.1
Customer relationships	654.2	143.0	511.2	654.2	93.0	561.2

	$876.2	$214.8	661.4	$854.3	$141.2	713.1

Nonamortizing intangible assets:
Trademarks			570.4			570.2
Gaming rights			807.7			761.2

			1,378.1			1,331.4

Total			$2,039.5			$2,044.5

The aggregate amortization expense for the years ended December 31, 2007, 2006 and 2005 for those assets that continue to be amortized under provisions of SFAS No. 142 was $73.5 million, $70.7 million and $49.9 million, respectively. Estimated annual amortization expense for those assets for the years ending December 31, 2008, 2009, 2010, 2011 and 2012 is $71.9 million, $70.4 million, $63.3 million, $57.7 million and $57.6 million, respectively. The amount of amortization to be recorded in future periods is subject to change as the purchase price allocations are refined and finalized.

Note 6—Stockholders’ Equity

In addition to its common stock, Harrah’s Entertainment had the following classes of stock authorized but unissued as of December 31, 2007:

Preferred stock, $100 par value, 150,000 shares authorized

Special stock, $1.125 par value, 5,000,000 shares authorized— Series A Special Stock, 4,000,000 shares designated

Under the terms of our equity incentive award programs in place as of December 31, 2007, we had reserved shares of Harrah’s Entertainment common stock for issuance under the Amended and Restated 2004 Equity Incentive Award Plan and the 2001 Broad-based Incentive Plan. (See Note 15 for a description of the plans.) The 2004 Equity Incentive Award Plan was an equity compensation plan approved by our stockholders and the 2001 Broad-based Incentive Plan was an equity compensation plan not approved by our stockholders. As of December 31, 2007, 7,939,543 shares were authorized and unissued under the 2004 Equity Incentive Award Plan and 8,897 shares were authorized and unissued under the 2001 Broad-based Incentive Plan. Incentive award programs in place at December 31, 2007, were terminated in connection with the Acquisition.

In connection with the Caesars acquisition, we assumed various equity award plans of Caesars; however, amendments to those plans provide that no further shares will be issued under the plans.

In connection with the Caesars acquisition, at a special meeting held in March 2005, our stockholders voted to approve an amendment to Harrah’s Entertainment’s certificate of incorporation to increase the number of authorized shares of Harrah’s Entertainment common stock from 360 million to 720 million. Upon consummation of the Caesars acquisition, we issued 67.9 million shares of Harrah’s Entertainment common stock. Since these additional shares were outstanding only since June 13, 2005, our average shares outstanding calculation for 2005 was only partially impacted by the transaction.

In connection with the Acquisition, the Company was recapitalized with 120,000,020 shares of stock, consisting of: (1) 20 shares of Voting Common Stock, par value $0.01 per share, (2) 80,000,000 shares of Non-Voting Common Stock, par value $0.01 per share, and (3) 40,000,000 shares of Preferred Stock, par value $0.01 per share, 20,000,000 of which have been designated as Non-Voting Perpetual Preferred Stock.

The table below presents quarterly cash dividends per common share that were declared and paid in 2007, 2006 and 2005:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2007	$0.40	$0.40	$0.40	$0.40
2006	0.3625	0.3625	0.40	0.40
2005	0.33	0.33	0.3625	0.3625

Note 7—Detail of Certain Balance Sheet Accounts

Accrued expenses consisted of the following as of December 31:

(In millions)	2007	2006
Payroll and other compensation	$309.3	$312.3
Insurance claims and reserves	210.5	193.8
Accrued interest payable	107.8	145.3
Accrued taxes	139.1	128.8
Other accruals	584.5	544.6

	$1,351.2	$1,324.8

Note 8—Debt

Long-term debt consisted of the following as of December 31:

(In millions)	2007	2006
Credit facilities
5.825%–7.25% at December 31, 2006, maturities to 2011	$5,768.1	$4,307.0
Secured Debt
6.0%, maturity 2010	25.0	25.0
7.1%, maturity 2028	87.7	89.3
LIBOR plus 1%–2.75%, maturity 2011	—	67.0
S. African prime less 1.5%, maturity 2009	10.5	11.4
4.25%–10.125%, maturities to 2035	4.4	6.8
Unsecured Senior Notes
7.125%, maturity 2007	—	497.8
Floating Rate Notes, maturity 2008	250.0	250.0
7.5%, maturity 2009*	136.2	136.2
7.5%, maturity 2009	442.4	452.4
5.5%, maturity 2010	747.1	746.0
8.0%, maturity 2011	71.7	71.7
5.375%, maturity 2013	497.7	497.4
7.0%, maturity 2013*	324.4	328.4
5.625%, maturity 2015	996.3	995.9
6.5%, maturity 2016	744.3	743.8
5.75%, maturity 2017	745.8	745.5
Floating Rate Contingent Convertible Senior Notes, maturity 2024*	370.6	367.8
Unsecured Senior Subordinated Notes
9.375%, maturity 2007*	—	499.2
8.875%, maturity 2008*	409.6	423.3
7.875%, maturity 2010*	394.9	403.4
8.125%, maturity 2011*	380.3	388.2
Other Unsecured Borrowings
LIBOR plus 4.5%, maturity 2010	29.1	33.9
Other, various maturities	1.6	1.6
Capitalized Lease Obligations
5.77%–11.5%, maturities to 2011	2.7	0.9

	12,440.4	12,089.9
Current portion of long-term debt	(10.8)	(451.2)

	$12,429.6	$11,638.7

*	Assumed in our acquisition of Caesars

We recorded the debt assumed in the Caesars acquisition at its market value, and the premium recorded is being amortized as a credit to interest expense using the effective interest method. The debt was assumed by Harrah’s Operating Company, Inc. (“Harrah’s Operating” or “HOC”), a wholly-owned subsidiary of Harrah’s Entertainment, and is guaranteed by Harrah’s Entertainment.

$400 million, face amount, of our 8.875% Senior Subordinated Notes due in September 2008, and $250 million, face amount, of our Floating Rate Senior Notes due in February 2008, are classified as long-term in our Consolidated Balance Sheet as of December 31, 2007, because the Company has both the intent and the ability to refinance that portion of these notes.

As of December 31, 2007, aggregate annual principal maturities for the four years subsequent to 2008 were: 2009, $954.5 million; 2010, $2.3 billion; 2011, $5.0 billion; and 2012, $2.4 million.

DEBT FOLLOWING THE JANUARY 28, 2008, ACQUISITION AND FINANCING (Unaudited)

In connection with the Acquisition, $7.7 billion, face amount, of our debt was retired, $4.6 billion, face amount of our debt was retained and $20.5 billion, face amount, of new debt was issued, resulting in a very different debt structure from the one in place at December 31, 2007. The remainder of our discussion related to debt will refer to the debt structure after the Acquisition.

Following the Acquisition, long-term debt consisted of the following:

(In millions)	HOC and Subsidiaries	Other Subsidiaries of Harrah’s Entertainment	Total Harrah’s Entertainment, Inc.
Credit facilities
Term loans, 6.244% at January 28, 2008, maturities to 2015	$7,250.0	—	$7,250.0
Subsidiary guaranteed debt
10.75% Senior Notes due 2016, including senior interim loans of $342.6, 9.25% at January 28, 2008	5,275.0	—	5,275.0
10.75%/11.5% Senior PIK Toggle Notes due 2018, including senior interim loans of $97.4, 9.25% at January 28, 2008	1,500.0	—	1,500.0
Unsecured Senior Notes
7.5%, maturity 2009	0.9	—	0.9
7.5%, maturity 2009	5.0	—	5.0
5.5%, maturity 2010	669.1	—	669.1
8.0%, maturity 2011	62.7	—	62.7
5.375%, maturity 2013	342.3	—	342.3
7.0%, maturity 2013	0.7	—	0.7
5.625%, maturity 2015	640.6	—	640.6
6.5%, maturity 2016	486.0	—	486.0
5.75%, maturity 2017	443.0	—	443.0
Floating Rate Contingent Convertible Senior Notes, maturity 2024*	0.2	—	0.2
Unsecured Senior Subordinated Notes
8.875%, maturity 2008	5.9	—	5.9
7.875%, maturity 2010	349.5	—	349.5
8.125%, maturity 2011	307.4	—	307.4
Other Secured Borrowings
CMBS financing, 6.244% at January 28, 2008, maturity 2013		$6,500.0	6,500.0
S. Africa, prime less 1.5%, maturity 2009		10.3	10.3
6.0%, maturity 2010	25.0	—	25.0
4.25%–10.125%, maturities to 2035	3.8	—	3.8
Other Unsecured Borrowings
LIBOR plus 4.5%, maturity 2010	29.1	—	29.1
Other, various maturities	1.6	—	1.6
Capitalized Lease Obligations
5.77%–10.0%, maturities to 2011	2.5	—	2.5

	17,400.3	6,510.3	23,910.6
Current portion of long-term debt	(71.4)	(1.5)	(72.9)

	$17,328.9	$6,508.8	$23,837.7

As of January 28, 2008, aggregate annual principal maturities for the four years subsequent to 2008 were: 2009, $96.8 million; 2010, $1.2 billion; 2011, $0.5 billion; and 2012, $0.2 billion.

In connection with the Acquisition, the following debt was retired on or about January 28, 2008:

Debt Extinguished	Face Value
(in millions)
Credit Facilities due 2011	$5,795.8
7. 5% Senior Notes due 2009	131.2
8.875% Senior Subordinated Notes due 2008	394.3
7. 5% Senior Notes due 2009	424.2
7. 0% Senior Notes due 2013	299.4
Floating Rate Notes due 2008	250.0
Floating Rate Contingent Convertible Senior Notes due 2024	374.7

In connection with the Acquisition, the following debt was issued on or about January 28, 2008:

Debt Issued	Face Value
(in millions)
Term loan facility, maturity 2015	$7,250.0
10.75% Senior Notes due 2016(a)	5,275.0
10.75%/11.5% Senior PIK toggle debt due 2018(b)	1,500.0
CMBS financing	6,500.0

(a)	includes senior unsecured cash pay interim loans of $342.6 million
(b)	includes senior unsecured PIK toggle interim loans of $97.4 million

Senior Secured Credit Facility

Overview. HOC’s senior secured credit facilities provide for senior secured financing of up to $9.25 billion, consisting of senior secured term loan facilities in an aggregate principal amount of up to $7.25 billion with a maturity of seven years, and a senior secured revolving credit facility in an aggregate principal amount of $2.0 billion with a maturity of six years, including both a letter of credit sub-facility and a swingline loan sub-facility. None of the $2.0 billion credit facility was drawn at the closing of the Acquisition; however, approximately $188.1 million in letters of credit were outstanding under this facility at closing.

In addition, HOC may request one or more incremental term loan facilities and/or increase commitments under our revolving facility in an aggregate amount of up to $1.75 billion, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under our senior secured credit facilities without ratably securing the retained notes.

Proceeds from the term loan drawn on the closing date were used to repay extinguished debt in the table above, pay expenses related to the Acquisition and contribute equity to the Company. Proceeds of the revolving loan draws, swingline and letters of credit will be used for working capital and general corporate purposes.

Interest Rates and Fees. Borrowings under the senior secured facilities will bear interest at a rate equal to the then-current LIBOR rate or at a rate equal to the alternate base, in each case, plus an applicable margin.

In addition, on a quarterly basis, HOC is required to pay each lender a commitment fee in respect of any unused commitments under the revolving credit facility and a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the revolving credit facility.

Amortization. HOC’s senior secured credit facilities require scheduled quarterly payments on the term loans of $18.125 million each for six years and three quarters, with the balance paid at maturity.

Collateral and Guarantors. HOC’s senior secured credit facilities are guaranteed by Harrah’s Entertainment, and are secured by a pledge of HOC’s capital stock, and by substantially all of the existing and future property and assets of HOC and its material, wholly-owned domestic subsidiaries, including a pledge of the capital stock of HOC’s material, wholly-owned domestic subsidiaries and 65% of the capital stock of the first-tier foreign subsidiaries in each case subject to exceptions.

Restrictive Covenants and Other Matters. HOC’s new senior credit facilities require, after an initial grace period, compliance on a quarterly basis with a maximum net senior secured first lien debt leverage test. In addition, the senior secured credit facilities include negative covenants, subject to certain exceptions, restricting or limiting HOC’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with its affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt”.

Harrah’s Entertainment will not be bound by any financial or negative covenants contained in HOC’s credit agreement, other than with respect to the incurrence of liens on and the pledge of its stock of HOC.

HOC’s senior secured credit facilities also contain certain customary affirmative covenants and events of default.

10.75% Senior Notes, 10.75%/11.5% Senior PIK Toggle Notes and Senior Interim Loans

On January 28, 2008, HOC entered into a Senior Interim Loan Agreement for $6.775 billion, consisting of $5.275 billion Senior Interim Cash Pay Loans and $1.5 billion Interim Toggle Loans. On February 1, 2008, $4,932.4 billion of the Senior Interim Cash Pay Loans and $1,402.6 billion of the Interim Toggle Loans were repaid, and $4,932.4 billion of 10.75% Senior Notes due 2016 and $1,402.6 billion of 10.75%/11.5% Senior Toggle Notes due 2018 were issued.

The indenture governing the 10.75% Senior Notes, 10.75%/11.5% Senior Toggle Notes and the agreements governing the other cash pay debt and PIK toggle debt will limit HOC’s (and most of its subsidiaries’) ability to among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends or make distributions in respect of our capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) with respect to HOC only, engage in any business or own any material asset other than all of the equity interest of HOC so long as certain investors hold a majority of the notes; (vi) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vii) create liens on certain assets to secure debt; (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (ix) enter into certain transactions with its affiliates; and (x) designate its subsidiaries as unrestricted subsidiaries. Subject to certain exceptions, the indenture governing the notes and the agreements governing the other cash pay debt and PIK toggle debt will permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

Commercial Mortgaged-Backed Securities (“CMBS”) Financing

In connection with the Acquisition, eight of our properties and their related operating assets were spun off from HOC to Harrah’s Entertainment through a series of distributions, liquidations, transfers and contributions. The eight properties, as of the closing, are Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe. Subsequent to the closing of the Acquisition and subject to regulatory approvals, Paris Las Vegas and Harrah’s Laughlin and their related operating assets will be spun off from HOC and its subsidiaries to Harrah’s Entertainment, and Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City and their related operating assets will be transferred to subsidiaries of HOC from Harrah’s Entertainment. The properties to be spun off from HOC and owned by Harrah’s Entertainment, whether at closing or after the subsequent transfer, will collectively be referred to as the “CMBS properties.” At closing, the CMBS properties borrowed $6.5 billion of mortgage loans and/or related mezzanine financing and/or real estate term loans (the “CMBS Financing”). The CMBS Financing is secured by the assets of the CMBS properties and certain aspects of the financing is guaranteed by Harrah’s Entertainment.

DERIVATIVE INSTRUMENTS

We account for derivative instruments in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and all amendments thereto. SFAS No. 133 requires that all derivative instruments be recognized in the financial statements at fair value. Any changes in fair value are recorded in the income statement or in other comprehensive income, depending on whether the derivative is designated and qualifies for hedge accounting, the type of hedge transaction and the effectiveness of the hedge. The estimated fair values of our derivative instruments are based on market prices obtained from dealer quotes. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts.

Our derivative instruments contain a credit risk that the counterparties may be unable to meet the terms of the agreements. We minimize that risk by evaluating the creditworthiness of our counterparties, which are limited to major banks and financial institutions, and we do not anticipate nonperformance by the counterparties.

We use interest rate swaps to manage the mix of our debt between fixed and variable rate instruments. As of December 31, 2007, we had seven variable-to-fixed interest rate swap agreements for a total notional amount of $1.5 billion. The difference to be paid or received under the terms of the interest rate swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense for the related debt. Changes in the variable interest rates to be paid or received pursuant to the terms of the interest rate swap agreement will have a corresponding effect on future cash flows. The major terms of the interest rate swaps are as follows:

Effective Date	Notional Amount	Fixed Rate Paid	Variable Rate Received as of Dec. 31, 2007	Next Reset Date	Maturity Date
	(In millions)
April 25, 2007	$200	4.898%	5.08375%	April 25, 2008	April 25, 2011
April 25, 2007	200	4.896%	5.08375%	April 25, 2008	April 25, 2011
April 25, 2007	200	4.925%	5.08375%	April 25, 2008	April 25, 2011
April 25, 2007	200	4.917%	5.08375%	April 25, 2008	April 25, 2011
April 25, 2007	200	4.907%	5.08375%	April 25, 2008	April 25, 2011
September 26, 2007	250	4.809%	5.08375%	April 25, 2008	April 25, 2011
September 26, 2007	250	4.775%	5.08375%	April 25, 2008	April 25, 2011

Our interest rate swap agreements are not designated as hedging instruments; therefore, gains or losses resulting from changes in the fair value of the swaps are recognized in earnings in the period of the change. Interest rate swaps increased our 2007 and 2006 interest expense by $44.0 million and $7.2 million, respectively. The income statement impact for 2006 includes a charge to terminate $300 million of interest rate swaps.

In addition to the swaps in place at December 31, 2007, in January 2008, at or about the date of the Acquisition, we entered into the following forward interest rate swap agreements:

(Unaudited)

Effective Date	Notional Amount	Fixed Rate Paid	Variable Rate Received	Next Reset Date	Maturity Date
	(In millions)
April 25, 2008	$1,000	4.172%	3 month LIBOR	April 25, 2008	April 25, 2013
April 25, 2008	2,000	4.276%	3 month LIBOR	April 25, 2008	April 25, 2013
April 25, 2008	2,000	4.263%	3 month LIBOR	April 25, 2008	April 25, 2013

Additionally, on January 28, 2008, we entered into an interest rate cap agreement to partially hedge the risk of future increases in the variable rate of the CMBS debt. The interest rate cap agreement, which was effective January 28, 2008, and terminates February 13, 2013, is for a notional amount of $6.5 billion at a LIBOR cap rate of 4.5%.

FAIR MARKET VALUE

Based on the borrowing rates available as of December 31, 2007, for debt with similar terms and maturities and market quotes of our publicly traded debt, the fair value of our long-term debt at December 31 was as follows:

(In millions)	2007		2006
	Carrying Value	Market Value	Carrying Value	Market Value
Outstanding debt	$12,440.4	$11,723.1	$12,089.9	$11,876.4
Interest rate swaps (used for hedging purposes)	45.9	45.9	2.0	2.0

Note 9—Leases

We lease both real estate and equipment used in our operations and classify those leases as either operating or capital leases following the provisions of SFAS No. 13, “Accounting for Leases.” At December 31, 2007, the remaining lives of our operating leases ranged from one to 85 years, with various automatic extensions totaling up to 86 years.

Rental expense associated with operating leases for continuing operations is charged to expense in the year incurred and was included in the Consolidated Statements of Income as follows:

(In millions)	2007	2006	2005
Noncancelable
Minimum	$88.9	$70.0	$57.1
Contingent	5.2	3.0	3.5
Sublease	(1.2)	(0.2)	(0.2)
Other	33.9	35.7	26.9

	$126.8	$108.5	$87.3

Our future minimum rental commitments as of December 31, 2007, were as follows:

(In millions)	Noncancelable Operating Leases
2008	$95.4
2009	76.7
2010	69.9
2011	67.4
2012	64.4
Thereafter	2,073.5

Total minimum lease payments	$2,447.3

In addition to these minimum rental commitments, certain of these operating leases provide for contingent rentals based on a percentage of revenues in excess of specified amounts.

Note 10—Write-downs, Reserves and Recoveries

Our operating results include various pretax charges to record asset impairments, contingent liability reserves, project write-offs, demolition costs, recoveries of previously recorded reserves and other non-routine transactions. The components of Write-downs, reserves and recoveries for continuing operations were as follows:

(In millions)	2007	2006	2005
Impairment of goodwill and other intangible assets	$169.6	$20.7	$138.6
Litigation awards and settlements	8.5	32.5	2.6
Corporate efficiencies project	21.5	5.2	—
Write-off of abandoned assets	21.0	0.2	0.8
Demolition costs	7.3	11.4	6.0
Other	12.1	(0.1)	12.2
Insurance proceeds in excess of deferred costs	(130.3)	(10.2)	—
Impairment of investment securities	—	23.6	—
Hurricane expense	—	—	24.5
Contribution to The Harrah’s Foundation	—	—	10.0

	$109.7	$83.3	$194.7

See Note 5 for a discussion of the charges for impairment of goodwill and other intangible assets.

Litigation awards and settlements for 2006 represent an accrual for damages awarded.

Impairment to investment securities resulted from an assessment of certain bonds classified as held-to-maturity and the determination that they were highly uncollectible.

We began a project in September 2006 to identify efficiencies and cost savings in our corporate organization. This project continued through 2007.

Hurricane expense includes insurance deductibles on policies for Harrah’s New Orleans and Harrah’s Lake Charles and payroll and benefits that we believe are not reimbursable under our insurance plans.

The Harrah’s Foundation is a 501(c)(3) non-profit corporation that provides charitable contributions to qualifying organizations in the communities where employees of Harrah’s Entertainment and its subsidiaries work. The Harrah’s Foundation was formed in order to centralize all of the various charitable contributions made by the Company and its subsidiaries. The Harrah’s Foundation is governed by a Board of Trustees that is comprised of officers of the Company and its subsidiaries. Larger discretionary donations to The Harrah’s Foundation, which are approved by our Board of Directors, are based on the financial performance of Harrah’s Entertainment.

We account for the impairment of long-lived assets to be held and used by evaluating the carrying value of the long-lived assets in relation to the operating performance and future undiscounted cash flows of the underlying operating unit when indications of impairment are present. Long-lived assets to be disposed of are evaluated in relation to the estimated fair value of such assets less costs to sell.

Note 11—Income Taxes

Our federal and state income tax provision/(benefit) allocable to our Consolidated Statements of Income and our Consolidated Balance Sheets line items was as follows:

(In millions)	2007	2006	2005
Income from continuing operations before income taxes and minority interests	$350.1	$295.6	$225.9
Discontinued operations	53.2	4.5	96.5
Stockholders’ equity
Unrealized gain/(loss) on available-for-sale securities	—	—	—
Unrealized gain/(loss) on derivatives qualifying as cash flow hedges	0.3	0.3	(3.2)
Compensation expense for tax purposes in excess of amounts recognized for financial reporting purposes	(47.7)	(23.0)	(29.9)

	$355.9	$277.4	$289.3

Income tax expense attributable to Income from continuing operations before income taxes and minority interests consisted of the following:

(In millions)	2007	2006	2005
United States
Current
Federal	$341.2	$245.0	$189.3
State	24.9	28.9	33.7
Deferred	7.1	13.7	(0.7)
Other countries
Current	11.0	7.2	6.4
Deferred	(34.1)	0.8	(2.8)

	$350.1	$295.6	$225.9

The differences between the statutory federal income tax rate and the effective tax rate expressed as a percentage of Income from continuing operations before income taxes and minority interests were as follows:

	2007	2006	2005
Statutory tax rate	35.0%	35.0%	35.0%
Increases/(decreases) in tax resulting from:
State taxes, net of federal tax benefit	1.3	2.1	3.6
Foreign income taxes, net of credit	3.1	0.6	0.5
Goodwill amortization	—	—	6.2
Tax credits	(0.5)	(0.7)	(2.1)
Political contributions/lobbying expenses	0.1	1.0	0.3
Officers’ life insurance/insurance proceeds	(0.5)	(0.6)	(0.6)
Acquisition and acquisition costs	0.5	0.4	—
Meals and entertainment	0.1	0.1	0.1
Minority interests in partnership earnings	(0.6)	(0.6)	(0.8)
Income tax reserve	0.4	(1.5)	—
Other	0.3	(0.4)	(1.4)

Effective tax rate	39.2%	35.4%	40.8%

The components of our net deferred tax balance included in our Consolidated Balance Sheets at December 31 were as follows:

(In millions)	2007	2006
Deferred tax assets
Compensation programs	$169.6	$159.2
Bad debt reserve	61.2	59.8
Self-insurance reserves	38.5	40.0
Deferred income	0.2	1.0
Debt costs	8.1	13.6
Foreign tax credit	24.3	27.6
Valuation allowance on foreign tax credit	(18.9)	(23.0)
State and foreign net operating losses	131.1	74.0
Other	152.2	73.7
Valuation allowance on net operating losses and other deferred foreign and state tax assets	(148.7)	(79.3)

	417.6	346.6

Deferred tax liabilities
Property	(1,522.6)	(1,502.2)
Management and other contracts	(26.3)	(29.8)
Intangibles	(464.4)	(495.5)
Investments in nonconsolidated affiliates	(40.9)	(30.0)
Undistributed foreign earnings	(4.7)	(4.8)
Project opening costs and prepaid expenses	(138.3)	(37.6)

	(2,197.2)	(2,099.9)

Net deferred tax liability	$(1,779.6)	$(1,753.3)

We anticipate that state net operating losses (“NOLs”) valued at $0.9 million (subject to a full valuation allowance) will expire in 2008. The remaining state NOLs valued at $93.6 million (subject to a full valuation allowance) will expire between 2009 and 2022. Foreign NOLs valued at $36.6 million (subject to a full valuation allowance) have an indefinite carryforward period. In the event the valuation allowance of $148.7 million for 2007 is ultimately unnecessary, $65.2 million of this total would be treated as a reduction to goodwill while the remaining $83.5 million would reduce tax expense. Included in deferred tax expense above is the utilization of state NOLs in the amount of $1.7 million.

As discussed in Note 1, we adopted the provisions of FIN 48, on January 1, 2007. As a result of the implementation of FIN 48, we recognized an approximate $12 million reduction to the January 1, 2007, balance of retained earnings. A reconciliation of the beginning and ending amounts of unrecognized tax benefits are as follows.

(in millions)
Balance at January 1, 2007	$183
Additions based on tax positions related to the current year	11
Additions for tax positions of prior years	12
Reductions for tax positions for prior years	(27)
Settlements	(37)
Expiration of statutes	—

Balance at December 31, 2007	$142

We recognize interest and penalties accrued related to unrecognized tax benefits in income tax expense. We accrued approximately $9 million during 2007; additionally, we had approximately $40 million and $38 million for the payment of interest and penalties accrued at January 1, 2007, and December 31, 2007, respectively. Included in the balance of unrecognized tax benefits at January 1, 2007, and December 31, 2007, are $48 million and $49 million, respectively, of unrecognized tax benefits that, if recognized, would impact the effective tax rate. As a result of the expected resolution of examination issues with both federal and state tax authorities, the lapsing of various state statutes, and the remittance of tax payments, we believe it is reasonably possible that the amount unrecognized tax benefits will decrease during 2008 between $30 million and $80 million. Included in this range are expected adjustments from the IRS to increase income tax for prior years as well as the recognition of previously unrecognized tax benefits attributable to various federal audit issues.

We file income tax returns, including returns for our subsidiaries, with federal, state, and foreign jurisdictions. As a large taxpayer, we are under continual audit by the Internal Revenue Service (“IRS”) on open tax positions, and it is possible that the amount of the liability for unrecognized tax benefits could change during the next twelve months. We are participating in the IRS’s Compliance Assurance Program for the 2007 tax year. This program accelerates the examination of key transactions with the goal of resolving any issues before the tax return is filed. Our 2004, 2005, and 2006 federal income tax returns are currently being examined by the IRS in a traditional audit process.

We also are subject to exam by various state and foreign tax authorities, although tax years prior to 2004 are generally closed as the statutes of limitations have lapsed. However, various subsidiaries are still being examined by the New Jersey Division of Taxation for tax years as far back as 1999.

Note 12—Supplemental Cash Flow Information

The change in Cash and cash equivalents due to the changes in long-term and working capital accounts was as follows:

(In millions)	2007	2006	2005
Long-term accounts
Deferred costs and other	$(30.4)	$(28.1)	$(26.9)
Deferred credits and other	(14.7)	(7.3)	(53.6)

Net change in long-term accounts	$(45.1)	$(35.4)	$(80.5)

Working capital accounts
Receivables	$(145.7)	$(119.0)	$(77.3)
Inventories	(6.8)	(0.8)	3.8
Prepayments and other	1.6	7.5	(10.8)
Accounts payable	(25.0)	78.3	56.8
Accrued expenses	4.6	20.4	(169.2)

Net change in working capital accounts	$(171.3)	$(13.6)	$(196.7)

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR INTEREST AND TAXES. The following table reconciles our Interest expense, net of interest capitalized, as reported in the Consolidated Statements of Income, to cash paid for interest.

(In millions)	2007	2006	2005
Interest expense, net of interest capitalized	$800.8	$670.5	$479.6
Adjustments to reconcile to cash paid for interest:
Net change in accruals	43.3	(4.2)	(94.1)
Amortization of deferred finance charges	(10.1)	(8.4)	(9.6)
Net amortization of discounts and premiums	40.2	71.0	43.2
Amortization of other comprehensive income	(0.9)	—	—
Change in fair value of interest rate swaps	(45.9)	—	—

Cash paid for interest, net of amount capitalized	$827.4	$728.9	$419.1

Cash payments for income taxes, net of refunds	$372.6	$238.8	$585.7

Note 13—Commitments and Contingencies

CONTRACTUAL COMMITMENTS. We continue to pursue additional casino development opportunities that may require, individually and in the aggregate, significant commitments of capital, up-front payments to third parties, guarantees by Harrah’s Entertainment of third-party debt and development completion guarantees. As of December 31, 2007, we had guaranteed debt incurred by the Rincon San Luiseno Band of Mission Native Americans in California, to fund development of the casino on the tribe’s land. The outstanding balance of that debt as of December 31, 2007, was $164.4 million. In January 2008, the Rincon tribe secured new financing to replace that debt, and we do not guarantee the new debt.

In February 2007, we entered into an agreement with the State of Louisiana whereby we extended our guarantee of an annual payment obligation of JCC, our wholly-owned subsidiary, of $60 million owed to the State of Louisiana. The guarantee was extended for one year to March 31, 2010.

The agreements under which we manage casinos on Indian lands contain provisions required by law which provide that a minimum monthly payment be made to the tribe. That obligation has priority over scheduled payments of borrowings for development costs and over the management fee earned and paid to the manager. In the event that insufficient cash flow is generated by the operations of the Indian-owned properties to fund this payment, we must pay the shortfall to the tribe. Subject to certain limitations as to time, such advances, if any, would be repaid to us in future periods in which operations generate cash flow in excess of the required minimum payment. These commitments will terminate upon the occurrence of certain defined events, including termination of the management contract. As of December 31, 2007, the aggregate monthly commitment for the minimum guaranteed payments pursuant to these contracts, which extend for periods of up to 71 months from December 31, 2007, is $1.2 million. The maximum exposure for the minimum guaranteed payments to the tribes is unlikely to exceed $55.3 million as of December 31, 2007.

In addition to the guarantees discussed above, as of December 31, 2007, we had commitments and contingencies of $1,846.4 million, consisting primarily of construction-related commitments.

SEVERANCE AGREEMENTS. As of December 31, 2007, the Company has severance agreements with 26 of its senior executives, which provide for payments to the executives in the event of their termination after a change in control, as defined. These agreements provide, among other things, for a compensation payment of 1.5 to 3.0 times the executive’s average annual compensation, as defined, as well as for accelerated payment or accelerated vesting of any compensation or awards payable to the executive under any of Harrah’s Entertainment’s incentive plans. The estimated amount, computed as of December 31, 2007, that would be payable under the agreements to these executives based on the compensation payments and stock awards aggregated approximately $249.7 million. The estimated amount that would be payable to these executives does not include an estimate for the tax gross-up payment, provided for in the agreements, that would be payable to the executive if the executive becomes entitled to severance payments which are subject to a federal excise tax imposed on the executive. The Acquisition met the definition of change in control under the severance agreements.

SELF-INSURANCE. We are self-insured for various levels of general liability, workers’ compensation and employee medical coverage. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of actuarial estimates of incurred but not reported claims.

Note 14—Litigation

In connection with our acquisition of Caesars, we assumed Caesars’ litigation matters, including, but not limited to, the following litigation.

In April 2000, the Saint Regis Mohawk Tribe (the “Tribe”) granted Caesars the exclusive rights to develop a casino project in the State of New York. On April 26, 2000, certain individual members of the Tribe purported to commence a class action proceeding in a “Tribal Court” in Hogansburg, New York, against Caesars seeking to nullify Caesars’ agreement with the Tribe. On March 20, 2001, the “Tribal Court” purported to render a default judgment against Caesars in the amount of $1,787 million. Prior to our acquisition of Caesars in June 2005, it was believed that this matter was settled pending execution of final documents and mutual releases. Although fully executed settlement documents were never provided, on March 31, 2003, the United States District Court for the Northern District of New York dismissed litigation concerning the validity of the judgment, without prejudice, while retaining jurisdiction to reopen that litigation, if, within three months thereof, the settlement had not been completed. On June 22, 2007, a lawsuit was filed in the United States District Court for the Northern District of New York against us by certain trustees of the Catskill Litigation Trust alleging the Catskill Litigation Trust had been assigned the “Tribal Court” judgment and seeks to enforce it, with interest. According to a “Tribal Court” order, accrued interest through July 9, 2007, was approximately $1,014 million. We filed a motion to dismiss the case which was denied the first week of December 2007 on procedural grounds. In the Court’s ruling, we were granted leave to renew our request for relief as a summary judgment motion, seeking the same relief (dismissal of the case), but employing a different procedural rule following limited discovery on the issues raised in the motion. Such limited discovery is now proceeding. We believe this matter to be without merit and will vigorously contest any attempt to enforce the judgment.

Additionally, we are subject to the following litigation matters that relate to the pending sale of the Company.

Delaware Lawsuits

On October 5, 2006, Henoch Kaiman and Joseph Weiss filed a purported class action complaint in the Delaware Court of Chancery, Civil Action No. 2453-N, against Harrah’s, its board of directors and the Sponsors, challenging the proposed transaction as inadequate and unfair to Harrah’s public stockholders. Two similar putative class actions were subsequently filed in the Delaware Court of Chancery: Phillips v. Loveman, et al., Civil Action No. 2456-N; and Momentum Partners v. Atwood, et al., Civil Action No. 2455-N. On October 19, 2006, the Delaware Court of Chancery consolidated the three Delaware cases under the heading In Re Harrah’s Entertainment, Inc. Shareholder Litigation.

On December 22, 2006, Delaware plaintiffs’ counsel filed an amended and consolidated class action complaint against Harrah’s, its directors, the Sponsors, and added as defendants Apollo Management V, L.P., Hamlet Holdings and Harrah’s Entertainment. The consolidated complaint alleges that Harrah’s board of directors breached their fiduciary duties and that the Sponsors aided and abetted the alleged breaches of fiduciary duty in entering into the merger agreement. The consolidated complaint seeks, among other relief, class certification of the lawsuit, an injunction against the proposed transaction, compensatory and/or rescissory damages to the class, and an award of attorneys’ fees and expenses to plaintiffs. On February 14, 2007, defendants began to produce documents in response to plaintiff’s initial discovery request. See “Settlement Procedures” below for an update.

Initial Nevada Lawsuits

On October 3, 2006, Natalie Gordon filed a putative class action lawsuit in the state district court in Clark County, Nevada, Case No. A529183, against Harrah’s, its board of directors and the Sponsors, challenging the proposed transaction as inadequate and unfair to Harrah’s public stockholders.

Eight similar putative class actions were subsequently filed in the Clark County district court: Phillips v. Harrah’s Entertainment, Inc., et al., Case No. A529184; Murphy v. Harrah’s Entertainment, Inc., et al., Case No. A529246; Shapiro v. Alexander, et al., Case No. A529247; Barnum v. Alexander, et al., Case No. A529277; Iron Workers Tennessee Valley Pension Fund v. Harrah’s Entertainment, Inc., et al., Case No. A529449; Staehr v. Harrah’s Entertainment, Inc., et al., Case No. A529385; Berliner v. Harrah’s Entertainment, Inc., et al., Case No. A529508; and Frechter v. Harrah’s Entertainment, Inc., et al., Case No. A529680. All of the complaints name Harrah’s and its current directors as defendants. Four of the complaints also name the Sponsors as defendants. One complaint further names two former directors of Harrah’s, Joe M. Henson and William Barron Hilton, as defendants. On October 6, 2006, the Clark County district court consolidated these complaints under the heading In Re Harrah’s Shareholder Litigation and appointed liaison counsel for the consolidated action.

On October 17, 2006, a consolidated class action complaint was filed naming Harrah’s, Entertainment, its current board of directors and the Sponsors as defendants. The consolidated complaint alleges that Harrah’s Entertainment’s board of directors breached their fiduciary duties and the Sponsors aided and abetted the alleged breaches of fiduciary duty in connection with the proposed transaction. The consolidated complaint seeks, among other relief, class certification of the lawsuit, an injunction against the proposed transaction, declaratory relief, compensatory and/or rescissory damages to the class, and an award of attorneys’ fees and expenses to plaintiffs.

On October 25, 2006, Harrah’s removed the consolidated action to the United States District Court for the District of Nevada as In Re Harrah’s Shareholder Litigation, Case 2:06-CV-01356, pursuant to the Securities Litigation Uniform Standards Act (“SLUSA”). On November 27, 2006, plaintiffs Gordon, Phillips, Murphy, Shapiro and Barnum filed a motion for remand. Also on that date, plaintiff Iron Workers Tennessee Valley Pension Fund filed a separate motion for remand. On December 5, 2006, plaintiff Frechter joined Iron Workers’

motion for remand. On January 5, 2007, the plaintiff in Iron Workers filed notice of its intention to voluntarily dismiss its action. On that same date, plaintiffs Gordon, Phillips, Murphy, Shapiro and Barnum filed a notice of withdrawal of their motion for remand. The court approved these notices on January 9, 2007. On January 23, 2007, defendants moved to dismiss the remaining actions pursuant to SLUSA. On February 5, 2007, plaintiffs Gordon, Phillips, Murphy, Shapiro and Barnum filed a First Amended Consolidated Class Action Complaint, adding a claim that the December 2006 14A filings by Harrah’s with the SEC in connection with the merger were false and misleading. Accordingly, eight consolidated cases currently remain in the United States District Court for the District of Nevada. On February 12, 2007, the court denied the Frechter motion for remand under the SLUSA. On February 23, 2007, the defendants filed a reply brief renewing their request that the court dismiss the actions in their entirety. See “Settlement Procedures” below for an update.

Subsequent Nevada Lawsuits

On November 22, 2006, two putative class action lawsuits were filed in the state district court in Clark County, Nevada against Harrah’s and its board of directors: Eisenstein v. Harrah’s Entertainment, Inc., et al., Case No. A531963; and NECA-IBEW Pension Fund v. Harrah’s Entertainment, Inc., et al., Case No. A531965. Both complaints allege that Harrah’s board of directors breached their fiduciary duties in connection with the proposed transaction. The complaints seek, among other things, declaratory and injunctive relief; neither of them seeks damages.

On January 3, 2007, plaintiffs in both actions filed a joint Motion to Designate Litigation as Complex, Consolidate Cases, and for Appointment of Lead Counsel. A hearing on plaintiffs’ motion, which had been scheduled for January 30, 2007, was vacated pursuant to a stipulation between the parties, dated January 25, 2007.

On January 26, 2007, in accordance with the parties’ January 25, 2007 stipulation, the Clark County district court ordered the consolidation of the Eisenstein and NECA-IBEW Pension Fund complaints and appointed lead and liaison counsel. See “Settlement Procedures” below for an update.

Settlement Procedures

On March 8, 2007, Harrah’s, its board of directors, and the other named defendants in the Delaware and Nevada Lawsuits above entered into a memorandum of understanding with plaintiffs’ counsel in those lawsuits. Under the terms of the memorandum, Harrah’s, its board of directors, the other named defendants, and the plaintiffs have agreed in principle that the Initial Nevada Lawsuits and the Delaware Lawsuit will be dismissed without prejudice and, subject to court approval, the Subsequent Nevada Lawsuits would be dismissed with prejudice. The parties subsequently entered into a stipulation of settlement (“Stipulation”) incorporating the terms of the memorandum of understanding.

Harrah’s, its board of directors, and the other defendants deny all of the allegations in the lawsuits. Nevertheless, the defendants agreed in principle to settle the purported class action litigations in order to avoid costly litigation and mitigate the risk that the litigation may have caused a delay to the closing of the Acquisition. Pursuant to the terms of the Stipulation, Harrah’s has agreed to provide certain additional information to stockholders that was included in its definitive proxy statement dated March 8, 2007. In addition, Harrah’s or its successor has agreed to pay the legal fees and expenses of plaintiffs’ counsel, up to a certain limit and subject to approval by the court. Class members have the right to opt out of the proposed settlement; however, Defendants have the right to terminate the proposed settlement if the holders of more than a designated amount of shares elect to opt out. The entry of a final judgment and the grant of a release against Harrah’s, its board of directors and the other named defendants will not affect the rights of any stockholders who timely and validly request exclusion from the settlement class pursuant to applicable law.

On February 4, 2008, the Stipulation was submitted to a district court in Nevada, where it was approved and an order was entered for notice and a hearing in this matter. Per the court’s order, a settlement hearing is to be held on April 21, 2008.

Additional details of the settlement in principle are set forth in a separate notice that has been sent to stockholders of the Company prior to a court hearing to consider the settlement, including any award of attorneys’ fees. Class members have the right to opt out of the proposed settlement, including any award of attorneys’ fees.

In addition, the Company is party to ordinary and routine litigation incidental to our business. We do not expect the outcome of any pending litigation to have a material adverse effect on our consolidated financial position or results of operations.

Note 15—Employee Benefit Plans

We have established a number of employee benefit programs for purposes of attracting, retaining and motivating our employees. The following is a description of the basic components of these programs as of December 31, 2007.

EQUITY INCENTIVE AWARDS. In April 2006, our stockholders approved the Harrah’s Entertainment, Inc. Amended and Restated 2004 Equity Incentive Award Plan (the “2004 Plan”), which, among other things, increased the number of shares of common stock that may be issued by 11.5 million. Under the 2004 Plan, non-qualified stock options, restricted stock, SARs, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards and performance-based awards may be granted to employees or consultants of the Company and members of our Board of Directors. Only non-qualified stock options, SARs and restricted stock were ever issued under the 2004 Plan.

Our employees may also be granted restricted stock or options to purchase shares of common stock under the Harrah’s Entertainment, Inc. 2001 Broad-based Stock Incentive Plan (the “2001 Plan”). Two hundred thousand shares were authorized for issuance under the 2001 Plan, which is an equity compensation plan not approved by stockholders.

In connection with the Acquisition, all equity awards under these plans (and all of our equity award plans) were terminated and cashed out.

In February 2008, the Board of Directors approved and adopted the Harrah’s Entertainment, Inc. Management Equity Incentive Plan (the “Equity Plan”). The Board of Directors approved the grant of options to purchase 3,218,020 shares of our non-voting common stock in February 2008.

Effective January 1, 2006, we adopted SFAS No. 123 (revised 2004), “Share-Based Payment,” using the modified prospective application, and, therefore, results for prior periods have not been restated. Under the modified-prospective transition method of SFAS No. 123(R), we were permitted to calculate a cumulative memo balance of windfall tax benefits from post-1995 years for calculating the opening pool of windfall tax benefits as prescribed in FASB Staff Position No. FAS 123(R)-3, “Transition Election to Accounting for the Tax Effects of Share-Based Payments Awards”. We elected to apply the “short-cut” method for determining the pool of windfall tax benefits.

As a result of adopting SFAS No. 123(R), we recognized $53.0 million and $52.8 million for stock option and stock appreciation rights expense (“SARs”) in 2007 and 2006, respectively. In 2007, we began allocating a portion of the expense related to stock options and stock appreciation rights to the applicable reporting unit, whereas, in 2006 that expense was included in Corporate expense in our Consolidated Statement of Income. For the year ended December 31, 2007, $10.3 million of the expense is included in Property general, administrative and other, and $42.7 million is included in Corporate expense. The total income tax benefit recognized for 2007 and 2006, was approximately $21.1 million and $20.4 million, respectively.

Stock Options. Prior to the Acquisition, stock option awards typically vested in equal installments on January 1 following the grant date and on January 1 in each of the two subsequent years and allowed the option holder to purchase stock over specified periods of time, generally seven years from the date of grant, at a fixed price equal to the market value at the date of grant.

In connection with the Acquisition, on January 28, 2008, outstanding and unexercised stock options, whether vested or unvested, were cancelled and converted into the right to receive a cash payment equal to the product of (a) the number of shares of common stock underlying the options and (b) the excess, if any, of the merger consideration over the exercise price per share of common stock previously subject to such options, less any required withholding taxes.

The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. The expected volatility is a rate based upon the historical volatility of our stock. The expected term is based upon observation of actual time elapsed between the date of grant and exercise of options for all employees. No stock options were awarded in 2007 or 2006. The assumptions and resulting fair values of options granted in 2005 are as follows:

2005
Expected volatility	32.9%
Expected dividend yield	2.1%
Expected term (in years)	4.8
Risk-free interest rate	3.9%
Weighted average fair value per share of options granted	$23.96

The following table presents our stock options granted, exercised and forfeited/expired during 2007.

	Weighted Avg. Exercise Price	Number of Options Outstanding	Weighted Avg. Remaining Contractual Term	Aggregate Intrinsic Value
	(Per Share)			(in millions)
Balance—January 1, 2006	$53.84	12,925,170
Granted	—	—
Exercised	40.18	(1,651,034)
Forfeited/expired	63.07	(500,074)

Balance—December 31, 2006	55.50	10,774,062	4.31	$598.0
Granted	—	—
Exercised	48.51	(2,602,177)
Forfeited/expired	67.05	(178,857)

Balance—December 31, 2007	57.51	7,993,028	3.54	249.3

Exercisable at December 31, 2007	53.72	5,835,262	3.42	204.2

The total intrinsic value of options exercised was $99.3 million for the year ended December 31, 2007, $58.3 million for the year ended December 31, 2006 and $73.7 million for the year ended December 31, 2005. As of December 31, 2007, there was $12.7 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested stock options, which was recognized first quarter 2008 in connection with the Acquisition.

Cash received from option exercises was $126.2 million during 2007. The tax benefit realized for the tax deduction from option exercises totaled $34.9 million in 2007. In 2006 and 2005, cash received from option exercises was $66.3 million and $105.4 million, respectively, and the tax benefit realized for the tax deduction from option exercises totaled $20.5 million and $26.1 million, respectively.

Stock Appreciation Rights. Prior to the Acquisition, SARs typically vested in equal installments on June 30 following the grant date and on June 30 in each of the two subsequent years. SARs allowed the holder to receive a payment, in stock, equal to the excess of the fair market value of a specified number of shares of stock on the date the SARs were exercised over an exercise price per share, which typically is the fair market value on the date the SARs were granted.

In connection with the Acquisition, on January 28, 2008, outstanding SARs, whether vested or unvested, were cancelled and converted into the right to receive a cash payment equal to the product of (a) the number of shares of common stock underlying the SARs and (b) the excess, if any, of the merger consideration over the exercise price per share of common stock previously subject to such SARs, less any required withholding taxes.

The fair value of SARs at the date of grant was estimated using the Black-Scholes option pricing model. The expected volatility is a rate based upon the historical volatility of our stock over a time period commensurate with the expected term of the SARs. The expected term is based upon past experience of actual time elapsed between the date of grant and exercise of options for employee groups with similar exercise behaviors. No SARs were awarded prior to first quarter 2006. The assumptions and resulting fair values of SARs granted in 2007 and 2006 are as follows:

	Year Ended December 31, 2007	Year Ended December 31, 2006
Expected volatility	25.1%	30.3%
Expected dividend yield	1.9%	2.4%
Expected term (in years)	4.8	5.1
Risk-free interest rate	4.6%	5.0%
Weighted average fair value per share of SARs granted	$21.06	$18.98

The following table presents our SARs granted, exercised and forfeited/expired during 2007 and 2006.

	Weighted Avg. Exercise Price	Number of SARs Outstanding	Weighted Avg. Remaining Contractual Term	Aggregate Intrinsic Value
	(Per Share)			(in millions)
Balance—January 1, 2006		—
Granted	$65.38	3,150,322
Exercised	—	—
Forfeited/expired	66.81	(174,287)

Balance—December 31, 2006	65.29	2,976,035	6.52	$194.3
Granted	85.43	656,606
Exercised	65.82	(212,354)
Forfeited/expired	66.40	(163,105)

Balance—December 31, 2007	69.26	3,257,182	5.74	63.3

Exercisable at December 31, 2007	65.38	764,299	5.53	17.8

SARs were first issued in first quarter 2006, and no SARs were exercised in 2006. The total intrinsic value of SARs exercised in 2007 was $4.6 million. As of December 31, 2007, there was $38.2 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested SARs, which was recognized first quarter 2008 in connection with the Acquisition.

The tax benefit realized for the tax deduction from SARs exercises totaled $1.6 million in 2007.

Restricted Stock. Restricted shares granted have restrictions that may include, but not be limited to, the right to vote, receive dividends on or transfer the restricted stock. Restricted shares may be subject to forfeiture during a specified period or periods prior to vesting. The shares issued under the 2004 Plan generally vest in equal annual installments over a three year period. The compensation arising from a restricted stock grant is based upon the market price at the grant date. Such expense is deferred and amortized to expense over the vesting period.

In connection with the Acquisition, on January 28, 2008, outstanding restricted shares vested and became free of restrictions, and each holder received $90 in cash for each outstanding share.

As of December 31, 2007, members of the Board of Directors can receive either 50% or 100% of his or her director fees in restricted shares. Shares issued to Board members as director fees cannot be disposed of until at least six months after the date of grant.

Pursuant to a Time Accelerated Restricted Stock Award Plan (“TARSAP”), certain key executives were granted restricted stock awards. A portion of these awards were eligible, but did not qualify, for earlier annual vesting beginning in 2003 based on the Company’s financial performance in each year. The remaining unvested shares vested on January 1, 2007. The expense arising from TARSAP awards was amortized over the periods in which the restrictions lapsed.

The following table presents the number and weighted average grant-date fair values of restricted shares granted, vested and forfeited during 2007, including the TARSAP awards and issues to our Board of Directors.

	Grant Date Fair Value	Number of Shares
	(Per Share)
Unvested shares—January 1, 2006	$36.69	983,231
Granted	65.69	764,401
Vested	48.93	(123,852)
Forfeited	68.20	(76,991)

Unvested shares—December 31, 2006	48.47	1,546,789
Granted	85.40	268,625
Vested	41.02	(1,015,302)
Forfeited	66.65	(75,797)

Unvested shares—December 31, 2007	70.71	724,315

For 2007, we recognized $22.9 million of compensation expense related to restricted stock. The total tax benefit recognized for 2007 was $29.9 million. For 2006 and 2005, we recognized $15.1 million and $8.0 million, respectively, of compensation expense related to restricted stock. The total tax benefit recognized for 2006 and 2005 was $3.0 million and $1.7 million, respectively. As of December 31, 2007, there was $36.6 million of unrecognized compensation cost related to unvested restricted stock, which was recognized first quarter 2008 in connection with the Acquisition.

SAVINGS AND RETIREMENT PLAN. We maintain a defined contribution savings and retirement plan, which, among other things, allows pretax and after-tax contributions to be made by employees to the plan. Under the plan, participating employees may elect to contribute up to 50% of their eligible earnings. The Company fully matches 50% of the first six percent of employees’ contributions. The Acquisition was a change in control under the savings and retirement plan, and therefore, all unvested Company match as of the Acquisition became vested. Amounts contributed to the plan are invested, at the participant’s direction, in up to 20 separate funds, including a Harrah’s company stock fund prior to the Acquisition. Participants become vested in the matching contribution over five years of credited service. Our contribution expense for this plan was $33.1 million, $17.6 million and $15.2 million in 2007, 2006 and 2005, respectively.

Employees of Horseshoe Gaming continued to participate in the Horseshoe Gaming Holding Corp. 401(k) Plan until January 1, 2006, when they became eligible to participate in Harrah’s Entertainment’s plan. Under the Horseshoe Gaming plan, employees could elect to make pretax contributions of up to 50% of their eligible earnings (five percent for certain executives). The Company fully matched the first two percent of employees’ contributions and 50% of the next four percent of the employees’ contributions. Amounts contributed to the plan were invested, at the participant’s direction, in up to 12 separate funds plus, effective January 2005, a Harrah’s company stock fund. Participants become vested in the matching contributions over four years of credited service. Harrah’s Entertainment’s contribution expense for 2005 was $4.0 million.

Employees of Caesars continued to participate in Caesars’ 401(k) savings plans until January 1, 2007, when they became eligible to participate in Harrah’s Entertainment’s plan. Under the Caesars plans, employees could elect to make pretax contributions of up to 50% of their eligible earnings (five percent for certain executives). The Company matched 50% of the first six percent of the employees’ contributions and an additional 25% for employees who have five or more years of service. Amounts contributed to the plan are invested, at the participant’s direction, in up to 18 separate funds plus, effective January 2006, a Harrah’s company stock fund. Participants become vested in the matching contributions over five years of credited service. Harrah’s Entertainment’s contribution expense for this plan was $10.9 million and $6.8 million, in 2006 and 2005, respectively.

DEFERRED COMPENSATION PLANS. Harrah’s maintains deferred compensation plans, (collectively, “DCP”) and an Executive Supplemental Savings Plan (“ESSP”) under which certain employees may defer a portion of their compensation. Amounts deposited into these plans are unsecured liabilities of the Company. Amounts deposited into DCP earn interest at rates approved by the Human Resources Committee of the Board of Directors. The ESSP is a variable investment plan, which allows employees to direct their investments by choosing from several investment alternatives. In connection with the Caesars acquisition, we assumed the outstanding liability for Caesars’ deferred compensation plan; however, the balance was frozen and former Caesars employees may no longer contribute to that plan. The total liability included in Deferred credits and other for these plans at December 31, 2007 and 2006 was $213.3 million and $208.6 million, respectively. In connection with the administration of one of these plans, we have purchased company-owned life insurance policies insuring the lives of certain directors, officers and key employees.

Beginning in 2005, we implemented Executive Supplemental Savings Plan II (“ESSPII”) for certain executive officers, directors and other key employees of the Company to replace the ESSP, which was frozen for new contributions as of December 31, 2004. Eligible employees may elect to defer a percentage of their salary and/or bonus under ESSPII, and the Company may make matching contributions with respect to deferrals of salary to those participants who are eligible to receive matching contributions under the Company’s 40l(k) plan and discretionary contributions. Employees vest in matching and discretionary contributions over five years or, under certain conditions, employees may immediately vest.

The Acquisition was a change in control under our deferred compensation plans, and therefore, all unvested Company match as of the Acquisition became vested. The change in control also requires that the trust and escrow funds related to our deferred compensation plans be fully funded.

MULTI-EMPLOYER PENSION PLAN. We have approximately 28,000 employees covered under collective bargaining agreements, and the majority of those employees are covered by union sponsored, collectively bargained multi-employer pension plans. We contributed and charged to expense $35.9 million, $34.6 million and $21.5 million in 2007, 2006 and 2005, respectively, for such plans. Our 2005 contribution and charge to expense include contribution and expense for Caesars employees subsequent to our acquisition of Caesars on June 13, 2005. The plans’ administrators do not provide sufficient information to enable us to determine our share, if any, of unfunded vested benefits.

PENSION COMMITMENTS. With the acquisition of London Clubs in December 2006, we assumed a defined benefit plan, which provides benefits based on final pensionable salary. The assets of the plan are held in a separate trustee-administered fund, and death-in-service benefits, professional fees and other expenses are paid by the pension plan. The most recent actuarial valuation of the plan showed a deficit of approximately $15.9 million, which is recognized as a liability in our Consolidated Balance Sheet at December 31, 2007. The London Clubs pension plan is not material to our Company.

With our acquisition of Caesars, we assumed certain obligations related to the Employee Benefits and Other Employment Matters Allocation Agreement by and between Hilton Hotels Corporation and Caesars dated December 31, 1998, pursuant to which we shall retain or assume, as applicable, liabilities and excess, if any, related to the Hilton Hotels Retirement Plan based on the ratio of accrued benefits of Hilton employees and the Company’s employees covered under the plan. Based on this ratio, our share of any benefit or obligation would be approximately 30 percent of the total. The Hilton Hotels Retirement Plan is a defined benefit plan that provides benefits based on years of service and compensation, as defined. Since December 31, 1996, employees have not accrued additional benefits under this plan. The plan is administered by Hilton Hotels Corporation. Hilton Hotels Corporation has informed the Company that as of December 31, 2007, the plan benefit obligations exceeded the fair value of the plan assets by $5.2 million, of which $1.6 million is our share; however, no contributions to the plan were required during 2007, and no contributions are expected to be required for 2008.

Note 16—Nonconsolidated Affiliates

As of December 31, 2007, our investments in nonconsolidated affiliates consisted primarily of interests in a company that provides management services to a casino in Windsor, Canada, a casino club in the United Kingdom, a horse-racing facility in Florence, Kentucky, a hotel in Metropolis, Illinois and a joint venture to construct a hotel at our combination thoroughbred racetrack and casino in Bossier City, Louisiana.

Our Investments in and advances to nonconsolidated affiliates are reflected in our accompanying Consolidated Balance Sheets as follows:

(In millions)	2007	2006
Investments in and advances to nonconsolidated affiliates
Accounted for under the equity method	$16.6	$25.7
Accounted for at historical cost	2.0	0.2

	$18.6	$25.9

Note 17—Consolidating Financial Information of Guarantors and Issuers

As of December 31, 2007, HOC, a 100% owned subsidiary of Harrah’s Entertainment, was the principal asset of Harrah’s Entertainment and the issuer of certain debt securities that were guaranteed by Harrah’s Entertainment. In connection with the Acquisition and as discussed in Note 8, the debt structure of the Company was changed subsequent to December 31, 2007. As a result, HOC is the issuer of certain debt securities that have been guaranteed by Harrah’s Entertainment and certain subsidiaries of HOC; therefore, the following schedules reflect the new debt structure and present condensed consolidating financial information for Harrah’s Entertainment, Inc., the parent and guarantor, HOC, the subsidiary issuer; the guarantor subsidiaries of HOC; and the non-guarantor subsidiaries of Harrah’s Entertainment and HOC, which includes the CMBS properties, as of December 31, 2007, 2006 and 2005.

The condensed consolidating financial information as of December 31, 2007 has been recast to reflect the results of HOC based on its legal ownership of guarantor and non-guarantor subsidiaries that existed as of that date. We believe this alternative presentation is more meaningful as it includes the operations and financial positions of these subsidiaries consolidated by HOC at that time and is therefore the preferable method.

CONDENSED CONSOLIDATING BALANCE SHEET

December 31, 2007

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Assets
Current assets
Cash and cash equivalents	$—	$15.2	$353.1	$341.7	$—	$710.0
Receivables, net of allowance for doubtful accounts	—	55.3	300.1	121.0	—	476.4
Deferred income taxes	—	114.1	70.2	15.7	—	200.0
Income tax receivable	—	—	2.9	2.1	—	5.0
Prepayments and other	—	11.8	96.5	107.9	—	216.2
Inventories	—	1.6	46.5	22.2	—	70.3
Intercompany receivables	—	288.6	151.2	69.8	(509.6)	—

Total current assets	—	486.6	1,020.5	680.4	(509.6)	1,677.9

Land, buildings, riverboats and equipment, net of accumulated depreciation	—	352.6	9,919.4	5,304.8	(5.3)	15,571.5
Assets held for sale	—	—	4.5	—	—	4.5
Goodwill	—	—	2,575.8	977.8	—	3,553.6
Intangible assets	—	—	1,608.4	431.1	—	2,039.5
Investments in and advances to nonconsolidated affiliates	6,628.1	16,446.1	10.8	7.8	(23,074.2)	18.6
Deferred costs and other	—	169.4	261.9	60.8	—	492.1
Intercompany notes receivable	—	2,296.0	1,902.7	1,915.4	(6,114.1)	—

	$6,628.1	$19,750.7	$17,304.0	$9,378.1	$(29,703.2)	$23,357.7

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$—	$149.1	$186.7	$106.2	$—	$442.0
Accrued expenses	1.2	408.6	567.5	373.9	—	1,351.2
Current portion of long-term debt	—	—	2.5	8.3	—	10.8
Intercompany payables	—	10.7	437.8	61.1	(509.6)	—

Total current liabilities	1.2	568.4	1,194.5	549.5	(509.6)	1,804.0
Liabilities held for sale	—	—	0.6	—	—	0.6
Long-term debt	—	12,279.4	118.0	32.2	—	12,429.6
Deferred credits and other	—	308.4	108.0	48.4	—	464.8
Deferred income taxes	—	(110.7)	1,449.0	641.3	—	1,979.6
Intercompany notes payable	—	98.1	2,564.7	3,451.3	(6,114.1)	—

	1.2	13,143.6	5,434.8	4,722.7	(6,623.7)	16,678.6
Minority interests	—	—	—	52.2	—	52.2
Stockholders’ equity	6,626.9	6,607.1	11,869.2	4,603.2	(23,079.5)	6,626.9

	$6,628.1	$19,750.7	$17,304.0	$9,378.1	$(29,703.2)	$23,357.7

CONDENSED CONSOLIDATING BALANCE SHEET

December 31, 2006

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Assets
Current assets
Cash and cash equivalents	$—	$12.6	$471.4	$315.6	$—	$799.6
Receivables, net of allowance for doubtful accounts	—	13.6	292.1	123.9	—	429.6
Deferred income taxes	—	56.6	73.8	13.2	—	143.6
Income tax receivable	—	20.1	0.3	8.1	—	28.5
Prepayments and other	1.0	19.7	95.0	50.8	—	166.5
Inventories	—	1.2	42.8	19.0	—	63.0
Intercompany receivables	—	179.0	83.1	183.8	(445.9)	—

Total current assets	1.0	302.8	1,058.5	714.4	(445.9)	1,630.8

Land, buildings, riverboats and equipment, net of accumulated depreciation	—	416.9	9,332.6	4,275.2	(3.7)	14,021.0
Assets held for sale	—	11.8	374.3	1.2	—	387.3
Goodwill	—	—	2,994.8	694.6	—	3,689.4
Intangible assets	—	—	1,372.1	672.4	—	2,044.5
Investments in and advances to nonconsolidated affiliates	6,070.1	17,248.7	7.6	18.3	(23,318.8)	25.9
Deferred costs and other	—	173.6	266.0	46.4	—	486.0
Intercompany notes receivable	—	928.6	3,071.4	2,349.9	(6,349.9)	—

	$6,071.1	$19,082.4	$18,477.3	$8,772.4	$(30,118.3)	$22,284.9

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$—	$168.8	$201.2	$95.0	$—	$465.0
Accrued expenses	—	416.9	562.3	345.6	—	1,324.8
Current portion of long-term debt	—	442.7	2.0	6.5	—	451.2
Intercompany payables	—	79.8	261.5	104.6	(445.9)	—

Total current liabilities	—	1,108.2	1,027.0	551.7	(445.9)	2,241.0
Liabilities held for sale	—	—	0.6	—	—	0.6
Long-term debt	—	11,411.0	121.3	106.4	—	11,638.7
Deferred credits and other	—	163.3	141.9	79.0	—	384.2
Deferred income taxes	—	(50.4)	1,401.5	545.8	—	1,896.9
Intercompany notes payable	—	405.3	2,692.0	3,252.6	(6,349.9)	—

	—	13,037.4	5,384.3	4,535.5	(6,795.8)	16,161.4
Minority interests	—	—	—	52.4	—	52.4
Stockholders’ equity	6,071.1	6,045.0	13,093.0	4,184.5	(23,322.5)	6,071.1

	$6,071.1	$19,082.4	$18,477.3	$8,772.4	$(30,118.3)	$22,284.9

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2007

(In millions)	HET Parent	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Consolidated Total
Revenues
Casino	$—	$109.1	$5,953.1	$2,768.8	$—	$8,831.0
Food and beverage	—	24.0	963.0	711.8	—	1,698.8
Rooms	—	22.2	752.2	579.2	—	1,353.6
Management fees	—	8.1	87.2	—	(13.8)	81.5
Other	—	5.1	398.1	364.1	(71.4)	695.9
Less: casino promotional allowances	—	(26.8)	(1,217.0)	(591.8)	—	(1,835.6)

Net revenues	—	141.7	6,936.6	3,832.1	(85.2)	10,825.2

Operating Expenses
Direct
Casino	—	59.2	3,015.5	1,520.5	—	4,595.2
Food and beverage	—	12.8	374.1	329.6	—	716.5
Rooms	—	3.3	138.1	124.9	—	266.3
Property general, administrative and other	—	104.8	1,569.6	832.3	(85.0)	2,421.7
Depreciation and amortization	—	14.3	545.0	258.1	(0.2)	817.2
Write-downs, reserves and recoveries	—	25.5	16.1	68.1	—	109.7
Project opening costs	—	—	3.1	22.4	—	25.5
Corporate expense	0.2	122.0	15.8	0.1	—	138.1
Acquisition and integration costs	—	13.4	—	—	—	13.4
Income on interests in nonconsolidated affiliates	(621.1)	(1,306.9)	40.9	(113.1)	1,996.3	(3.9)
Amortization of intangible assets	—	—	69.8	3.7	—	73.5

Total operating expenses	(620.9)	(951.6)	5,788.0	3,046.6	1,911.1	9,173.2

Income from operations	620.9	1,093.3	1,148.6	785.5	(1,996.3)	1,652.0
Interest expense, net of interest capitalized	—	(818.3)	(245.1)	(328.3)	590.9	(800.8)
Losses on early extinguishment of debt	—	—	—	(2.0)	—	(2.0)
Other income, including interest income	(0.1)	136.0	284.2	214.1	(590.9)	43.3

Income from continuing operations before income taxes and minority interests	620.8	411.0	1,187.7	669.3	(1,996.3)	892.5
Provision for income taxes	(1.4)	308.3	(471.0)	(186.0)	—	(350.1)
Minority interests	—	—	—	(15.2)	—	(15.2)

Income from continuing operations	619.4	719.3	716.7	468.1	(1,996.3)	527.2

Discontinued operations
Income from discontinued operations	—	—	145.4	—	—	145.4
Provision for income taxes	—	—	(53.2)	—	—	(53.2)

Income (loss) from discontinued operations, net	—	—	92.2	—	—	92.2

Net income	$619.4	$719.3	$808.9	$468.1	$(1,996.3)	$619.4

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

(In millions)	HET Parent	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$112.6	$5,650.9	$2,105.1	$—	$7,868.6
Food and beverage	—	24.1	922.0	631.6	—	1,577.7
Rooms	—	20.5	684.7	535.5	—	1,240.7
Management fees	—	7.8	154.3	1.1	(74.1)	89.1
Other	—	5.4	293.5	313.2	(1.1)	611.0
Less: casino promotional allowances	—	(27.3)	(1,164.0)	(521.9)	—	(1,713.2)

Net revenues	—	143.1	6,541.4	3,064.6	(75.2)	9,673.9

Operating Expenses
Direct
Casino	—	61.4	2,823.8	1,017.4	—	3,902.6
Food and beverage	—	12.0	372.2	313.4	—	697.6
Rooms	—	3.4	135.6	117.6	—	256.6
Property general, administrative and other	—	181.4	1,448.5	652.1	(75.2)	2,206.8
Depreciation and amortization	—	14.4	457.5	196.0	—	667.9
Write-downs, reserves and recoveries	—	63.2	10.3	9.8	—	83.3
Project opening costs	—	—	12.1	8.8	—	20.9
Corporate expense	0.2	161.4	18.9	(3.0)	—	177.5
Acquisition and integration costs	—	37.0	—	—	—	37.0
Income on interests in nonconsolidated affiliates	(536.9)	(1,233.0)	68.9	(3.4)	1,700.8	(3.6)
Amortization of intangible assets	—	1.0	68.2	1.5	—	70.7

Total operating expenses	(536.7)	(697.8)	5,416.0	2,310.2	1,625.6	8,117.3

Income from operations	536.7	840.9	1,125.4	754.4	(1,700.8)	1,556.6
Interest expense, net of interest capitalized	—	(704.6)	(139.9)	(218.0)	392.0	(670.5)
Losses on early extinguishment of debt	—	(62.0)	—	—	—	(62.0)
Other income, including interest income	—	32.6	210.8	159.3	(392.0)	10.7

Income from continuing operations before income taxes and minority interests	536.7	106.9	1,196.3	695.7	(1,700.8)	834.8
Provision for income taxes	(0.9)	394.7	(455.2)	(234.2)	—	(295.6)
Minority interests	—	—	0.2	(15.5)	—	(15.3)

Income from continuing operations	535.8	501.6	741.3	446.0	(1,700.8)	523.9

Discontinued operations
Income from discontinued operations	—	14.0	2.4	—	—	16.4
Provision for income taxes	—	—	(4.5)	—	—	(4.5)

Income(loss) from discontinued operations, net	—	14.0	(2.1)	—	—	11.9

Net income	$535.8	$515.6	$739.2	$446.0	$(1,700.8)	$535.8

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2005

(In millions)	HET Parent	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$110.4	$4,128.8	$1,727.3	$—	$5,966.5
Food and beverage	—	23.1	598.7	464.9	—	1,086.7
Rooms	—	18.7	380.6	386.9	—	786.2
Management fees	—	44.3	31.1	4.7	(4.5)	75.6
Other	—	28.4	183.3	260.4	(47.4)	424.7
Less: casino promotional allowances	—	(26.8)	(871.2)	(431.7)	—	(1,329.7)

Net revenues	—	198.1	4,451.3	2,412.5	(51.9)	7,010.0

Operating Expenses
Direct
Casino	—	62.2	2,110.4	812.0	—	2,984.6
Food and beverage	—	11.2	236.7	234.4	—	482.3
Rooms	—	2.9	65.3	83.3	—	151.5
Property general, administrative and other	—	142.4	865.3	508.6	(51.9)	1,464.4
Depreciation and amortization	—	12.4	322.5	150.8	—	485.7
Write-downs, reserves and recoveries	—	8.6	177.0	9.1	—	194.7
Project opening costs	—	—	13.7	2.7	—	16.4
Corporate expense	0.2	87.6	10.7	(0.8)	—	97.7
Acquisition and integration costs	—	55.0	—	—	—	55.0
Income on interests in nonconsolidated affiliates	(238.4)	(733.5)	(40.3)	(2.1)	1,013.1	(1.2)
Amortization of intangible assets	—	1.2	47.9	0.8	—	49.9

Total operating expenses	(238.2)	(350.0)	3,809.2	1,798.8	961.2	5,981.0

Income from operations	238.2	548.1	642.1	613.7	(1,013.1)	1,029.0
Interest expense, net of interest capitalized	—	(504.8)	(113.6)	(161.5)	300.3	(479.6)
Losses on early extinguishment of debt	—	(3.3)	—	—	—	(3.3)
Other income, including interest income	—	42.7	150.9	114.7	(300.3)	8.0

Income from continuing operations before income taxes and minority interests	238.2	82.7	679.4	566.9	(1,013.1)	554.1
Provision for income taxes	(1.8)	225.1	(267.2)	(182.0)	—	(225.9)
Minority interests	—	—	—	(11.9)	—	(11.9)

Income from continuing operations	236.4	307.8	412.2	373.0	(1,013.1)	316.3

Discontinued operations
Income from discontinued operations	—	5.4	11.2	—	—	16.6
Provision for income taxes	—	—	(96.5)	—	—	(96.5)

Income(loss) from discontinued operations, net	—	5.4	(85.3)	—	—	(79.9)

Net income	$236.4	$313.2	$326.9	$373.0	$(1,013.1)	$236.4

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2007

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by operating activities	$65.4	$(450.9)	$639.4	$1,254.9	$—	$1,508.8

Cash flows from investing activities
Land, buildings, riverboats and equipment additions	—	(59.1)	(777.3)	(543.1)	—	(1,379.5)
Insurance proceeds for hurricane losses from asset recovery	—	—	29.1	—	—	29.1
Payments for businesses acquired, net of cash acquired	—	—	—	(584.3)	—	(584.3)
Purchase of minority interest in subsidiary	—	—	—	(8.5)	—	(8.5)
Investments in and advances to nonconsolidated affiliates	—	—	(1.8)	—	—	(1.8)
Proceeds from other asset sales	—	88.2	7.7	3.7	—	99.6
(Decrease)/increase in construction payables	—	(2.4)	—	5.2	—	2.8
Other	—	—	(21.3)	(59.7)	—	(81.0)

Cash flows used in investing activities	—	26.7	(763.6)	(1,186.7)	—	(1,923.6)

Cash flows from financing activities
Proceeds from issuance of long-term debt, net of issue costs	—	39,072.3	—	52.1	—	39,124.4
Repayments under lending agreements	—	(37,617.6)	—	(1.9)	—	(37,619.5)
Early extinguishment of debt	—	—	—	(120.1)	—	(120.1)
Scheduled debt retirements	—	(996.7)	—	(5.0)	—	(1,001.7)
Dividends paid	(299.2)	—	—	—	—	(299.2)
Proceeds from exercises of stock options	126.2	—	—	—	—	126.2
Excess tax benefit from stock equity plans	51.7	—	—	—	—	51.7
Minority interests’ contributions/(distributions), net	—	—	—	(20.0)	—	(20.0)
Other	—	(2.7)	(2.4)	(0.2)	—	(5.3)
Transfers from/(to) affiliates	55.9	(28.5)	(80.4)	53.0	—	—

Cash flows provided by/(used in) financing activities	(65.4)	426.8	(82.8)	(42.1)	—	236.5

Cash flows from discontinued operations
Cash flows from operating activities	—	—	88.9	—	—	88.9
Cash flows from investing activities	—	—	(0.2)	—	—	(0.2)

Cash flows provided by discontinued operations	—	—	88.7	—	—	88.7

Net increase/(decrease) in cash and cash equivalents	—	2.6	(118.3)	26.1	—	(89.6)
Cash and cash equivalents, beginning of period	—	12.6	471.4	315.6	—	799.6

Cash and cash equivalents, end of period	$—	$15.2	$353.1	$341.7	$—	$710.0

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2006

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by/(used in) operating activities	$61.2	$(705.6)	$887.4	$1,296.6	$—	$1,539.6

Cash flows from investing activities
Land, buildings, riverboats and equipment additions	—	(1,050.5)	(938.5)	(522.3)	—	(2,511.3)
Insurance proceeds for hurricane losses from asset recovery	—	—	299.6	—	—	299.6
Payments for businesses acquired, net of cash acquired	—	—	—	(562.5)	—	(562.5)
Purchase of minority interest in subsidiary	—	—	—	(2.3)	—	(2.3)
Investments in and advances to nonconsolidated affiliates	—	—	(0.9)	—	—	(0.9)
Proceeds from sales of discontinued operations	—	—	457.3	—	—	457.3
Proceeds from sale of long-term investments	—	49.4	—	—	—	49.4
Proceeds from other asset sales	—	43.3	3.3	0.5	—	47.1
(Decrease)/increase in construction payables	—	(7.3)	3.1	15.4	—	11.2
Other	—	(1.3)	(26.4)	(3.6)	—	(31.3)

Cash flows used in investing activities	—	(966.4)	(202.5)	(1,074.8)	—	(2,243.7)

Cash flows from financing activities
Proceeds from issuance of long-term debt, net of issue costs	—	7,685.6	—	—	—	7,685.6
Repayments under lending agreements	—	(5,465.8)	—	—	—	(5,465.8)
Early extinguishment of debt	—	(1,195.0)	—	—	—	(1,195.0)
Premiums paid on early extinguishment of debt	—	(56.7)	—	—	—	(56.7)
Scheduled debt retirements	—	—	—	(5.0)	—	(5.0)
Losses on derivative instruments	—	(2.6)	—	—	—	(2.6)
Proceeds from exercises of stock options	66.3	—	—	—	—	66.3
Excess tax benefit from stock equity plans	21.3	—	—	—	—	21.3
Dividends paid	(282.7)	—	—	—	—	(282.7)
Minority interests’ contributions/(distributions), net	—	—	—	(1.9)	—	(1.9)
Other	—	3.5	(2.2)	—	—	1.3
Transfers from/(to) affiliates	133.9	693.8	(674.5)	(153.2)	—	—

Cash flows (used in)/provided by financing activities	(61.2)	1,662.8	(676.7)	(160.1)	—	764.8

Cash flows from discontinued operations
Cash flows from operating activities	—	—	19.3	—	—	19.3
Cash flows from investing activities	—	—	(4.8)	—	—	(4.8)

Cash flows provided by discontinued operations	—	—	14.5	—	—	14.5

Net (decrease)/increase in cash and cash equivalents	—	(9.2)	22.7	61.7	—	75.2
Cash and cash equivalents, beginning of period	—	21.8	448.7	253.9	—	724.4

Cash and cash equivalents, end of period	$—	$12.6	$471.4	$315.6	$—	$799.6

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2005

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by operating activities	$25.9	$89.1	$203.4	$276.8	$—	$595.2

Cash flows from investing activities
Land, buildings, riverboats and equipment additions	—	(171.5)	(739.7)	(238.3)	—	(1,149.5)
Insurance proceeds for hurricane losses from asset recovery	—	—	101.1	—	—	101.1
Payments for businesses acquired, net of cash acquired	—	(1,942.5)	—	—	—	(1,942.5)
Investments in and advances to nonconsolidated affiliates	—	—	(5.5)	—	—	(5.5)
Proceeds from sales of discontinued operations	—	—	605.6	43.9	—	649.5
Proceeds from sale of long-term investments	—	—	—	2.7	—	2.7
Proceeds from other asset sales	—	19.8	2.3	14.9	—	37.0
(Decrease)/increase in construction payables	—	9.6	33.9	(2.5)	—	41.0
Other	—	—	(19.0)	(3.9)	—	(22.9)

Cash flows used in investing activities	—	(2,084.6)	(21.3)	(183.2)	—	(2,289.1)

Cash flows from financing activities
Proceeds from issuance of long-term debt, net of issue costs	—	13,578.7	25.0	—	—	13,603.7
Repayments under lending agreements	—	(10,522.9)	—	—	—	(10,522.9)
Early extinguishment of debt	—	(690.5)	—	—	—	(690.5)
Premiums paid on early extinguishment of debt	—	(4.9)	—	—	—	(4.9)
Scheduled debt retirements	—	(300.0)	—	(7.5)	—	(307.5)
Losses on derivative instruments	—	(7.9)	—	—	—	(7.9)
Proceeds from exercises of stock options	106.7	—	—	—	—	106.7
Dividends paid	(208.2)	—	—	—	—	(208.2)
Minority interests’ contributions/(distributions), net	—	—	—	(12.2)	—	(12.2)
Other	—	2.0	(2.2)	—	—	(0.2)
Transfers from/(to) affiliates	75.6	(51.8)	(11.8)	(12.0)	—	—

Cash flows (used in)/provided by financing activities	(25.9)	2,002.7	11.0	(31.7)	—	1,956.1

Cash flows from discontinued operations
Cash flows from operating activities	—	—	(3.7)	—	—	(3.7)
Cash flows from investing activities	—	—	(23.1)	—	—	(23.1)

Cash flows provided by discontinued operations	—	—	(26.8)	—	—	(26.8)

Net increase in cash and cash equivalents	—	7.2	166.3	61.9	—	235.4
Cash and cash equivalents, beginning of period	—	14.6	282.4	192.0	—	489.0

Cash and cash equivalents, end of period	$—	$21.8	$448.7	$253.9	$—	$724.4

Note 18—Subsequent Event

On January 28, 2008, Harrah’s Entertainment was acquired by affiliates of Apollo/TPG in an all cash transaction, hereinafter referred to as “the Acquisition,” valued at approximately $30.9 billion, including the assumption of $12.4 billion of debt and approximately $1.2 billion of acquisition costs. Holders of Harrah’s Entertainment stock received $90.00 in cash for each outstanding share of common stock. As a result of the Acquisition, the issued and outstanding shares of non-voting common stock and the non-voting preferred stock of Harrah’s Entertainment are owned by entities affiliated with Apollo/TPG and certain co-investors and members of management, and the issued and outstanding shares of voting common stock of Harrah’s Entertainment are owned by Hamlet Holdings LLC, which is owned by certain individuals affiliated with Apollo/TPG. As a result of the Acquisition, our stock is no longer publicly traded.

The purchase price allocation process began in fourth quarter 2007 and will be completed within one year of the acquisition. Due to the timing of the closing of the Acquisition, it is not practicable to present a condensed balance sheet to disclose amounts assigned to major assets and liabilities. Values will be assigned to assets upon review of reports from third parties that we have engaged to perform valuation studies.

Note 19—Quarterly Results of Operations (Unaudited)

(In millions, except per share amounts)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
2007(1)

Revenues	$2,655.6	$2,701.7	$2,840.3	$2,627.5	$10,825.2
Income from operations	451.2	477.9	577.2	145.8	1,652.0
Income/(loss) from continuing operations	167.2	195.5	220.6	(56.1)	527.2
Net income/(loss)	185.3	237.5	244.4	(47.8)	619.4
Earnings/(loss) per share—basic(3)
From continuing operations	0.90	1.05	1.18	(0.30)	2.83
Net income/(loss)	1.00	1.28	1.31	(0.26)	3.33
Earnings/(loss) per share—diluted(3)
From continuing operations	0.88	1.03	1.16	(0.30)	2.77
Net income/(loss)	0.98	1.25	1.28	(0.26)	3.25
2006(2)

Revenues	$2,356.9	$2,373.9	$2,512.5	$2,430.6	$9,673.9
Income from operations	453.1	431.7	441.9	229.7	1,556.6
Income from continuing operations	177.6	128.7	178.3	39.4	523.9
Net income	182.4	128.6	177.2	47.6	535.8
Earnings per share—basic(3)
From continuing operations	0.97	0.70	0.97	0.21	2.85
Net income	1.00	0.70	0.96	0.26	2.91
Earnings per share—diluted(3)
From continuing operations	0.95	0.69	0.96	0.21	2.79
Net income	0.98	0.69	0.95	0.25	2.85

(1)	2007 includes the following:

(Income)/loss	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Pretax charges for
Project opening costs	$8.9	$8.3	$4.8	$3.4	$25.5
Insurance proceeds for hurricane losses	(18.7)	(37.0)	(61.1)	(13.4)	(130.3)
Impairment of intangible assets	—	—	—	169.6	169.6
Write-downs, reserves and recoveries	11.3	16.2	6.6	36.4	70.4
Acquisition and integration costs	4.0	3.5	0.7	5.1	13.4
After-tax write-downs, reserves and recoveries for discontinued operations	0.2	(0.1)	(1.1)	(1.4)	(2.4)
Insurance proceeds for hurricane losses, net of tax	(18.2)	(42.0)	(22.5)	(7.0)	(89.6)

(2)	2006 includes the following:

(Income)/loss	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Pretax charges for
Project opening costs	$4.5	$4.7	$5.7	$6.0	$20.9
Write-downs, reserves and recoveries	3.2	7.2	(1.3)	74.3	83.3
Acquisition and integration costs	13.4	6.4	3.9	13.3	37.0
After-tax write-downs, reserves and recoveries for discontinued operations	(0.2)	0.1	1.7	(1.5)	—

(3)	The sum of the quarterly per share amounts may not equal the annual amount reported, as per share amounts are computed independently for each quarter and for the full year.

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HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

	Successor	Predecessor
(In millions, except share amounts)	September 30, 2008	December 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$1,005.9	$710.0
Receivables, less allowance for doubtful accounts of $172.8 and $126.2	405.3	476.4
Deferred income taxes	145.4	200.0
Income tax receivable	7.4	5.0
Prepayments and other	232.3	216.2
Inventories	70.3	70.3

Total current assets	1,866.6	1,677.9

Land, buildings, riverboats and equipment	18,718.8	18,753.5
Less: accumulated depreciation	(446.2)	(3,182.0)

	18,272.6	15,571.5
Assets held for sale	50.6	4.5
Goodwill (Note 4)	9,315.0	3,553.6
Intangible assets (Note 4)	6,272.1	2,039.5
Investments in and advances to nonconsolidated affiliates	32.9	18.6
Deferred costs and other	1,202.5	492.1

	$37,012.3	$23,357.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$403.1	$442.0
Accrued expenses	1,547.4	1,351.2
Current portion of long-term debt (Note 6)	84.0	10.8

Total current liabilities	2,034.5	1,804.0
Liabilities held for sale	0.7	0.6
Long-term debt (Note 6)	24,130.2	12,429.6
Deferred credits and other	461.5	464.8
Deferred income taxes	4,513.0	1,979.6

	31,139.9	16,678.6

Minority interests	57.3	52.2

Commitments and contingencies (Notes 6, 8, 9 and 10)
Preferred stock of Successor Entity; $0.01 par value; 40,000,000 shares authorized; 19,930,196 shares issued and outstanding at September 30, 2008 (net of 5,338 shares held in treasury)	2,206.2	—

Stockholders’ equity (Notes 5 and 6)
Common stock non-voting and voting of Successor Entity; $0.01 par value; 80,000,020 shares authorized; 40,747,298 shares issued and outstanding at September 30, 2008 (net of 10,912 shares held in treasury)	0.4	—
Common stock of Predecessor Entity; $0.10 par value, authorized - 720,000,000 shares, outstanding -188,778,819 shares (net of 36,033,752 shares held in treasury) at December 31, 2007	—	18.9
Additional paid-in capital	3,876.5	5,395.4
Retained (deficit)/earnings	(314.2)	1,197.2
Accumulated other comprehensive income	46.2	15.4

	3,608.9	6,626.9

	$37,012.3	$23,357.7

See accompanying Notes to Consolidated Condensed Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

			Successor	Predecessor	Predecessor
	Successor	Predecessor	January 28, 2008 Through Sept. 30, 2008	January 1, 2008 Through January 27, 2008	Nine Months Ended Sept. 30, 2007
	Third Quarter Ended
(In millions)	Sept. 30, 2008	Sept. 30, 2007
Revenues
Casino	$2,130.1	$2,333.6	$5,653.2	$614.6	$6,686.7
Food and beverage	427.6	445.1	1,160.2	118.4	1,299.1
Rooms	316.7	341.6	894.2	96.4	1,035.9
Management fees	16.6	20.5	45.8	5.0	64.2
Other	181.9	184.8	462.4	42.7	525.1
Less: casino promotional allowances	(427.0)	(485.3)	(1,127.3)	(117.0)	(1,413.3)

Net revenues	2,645.9	2,840.3	7,088.5	760.1	8,197.7

Operating expenses
Direct
Casino	1,129.4	1,195.9	3,037.1	340.6	3,444.8
Food and beverage	178.1	194.3	486.1	50.5	553.7
Rooms	64.9	67.0	179.4	19.6	201.1
Property general, administrative and other	631.8	592.7	1,619.0	178.2	1,795.4
Depreciation and amortization	152.0	206.8	452.4	63.5	601.4
Write-downs, reserves and recoveries	46.8	(54.5)	(61.8)	4.7	(83.0)
Project opening costs	16.3	4.8	26.3	0.7	22.1
Corporate expense	34.7	37.6	95.9	8.5	97.7
Acquisition and integration costs	1.0	0.7	23.1	125.6	8.3
Loss/(income) on interests in nonconsolidated affiliates	2.5	0.1	1.3	(0.5)	(3.6)
Amortization of intangible assets	38.8	17.7	119.2	5.5	53.5

Total operating expenses	2,296.3	2,263.1	5,978.0	796.9	6,691.4

Income/(loss) from operations	349.6	577.2	1,110.5	(36.8)	1,506.3
Interest expense, net of interest capitalized	(533.4)	(216.1)	(1,469.4)	(89.7)	(578.4)
Gains/(losses) on early extinguishments of debt	7.4	(2.0)	(203.9)	—	(2.0)
Other income, including interest income	7.2	4.9	18.7	1.1	28.7

(Loss)/income from continuing operations before income taxes and minority interests	(169.2)	364.0	(544.1)	(125.4)	954.6
Benefit/(provision) for income taxes	46.0	(137.4)	147.7	26.0	(354.1)
Minority interests	(7.2)	(6.0)	(6.2)	(1.6)	(17.2)

(Loss)/income from continuing operations	(130.4)	220.6	(402.6)	(101.0)	583.3

Discontinued operations
Income from discontinued operations	0.7	39.0	141.6	0.1	133.3
Provision for income taxes	—	(15.2)	(53.2)	—	(49.4)

Income from discontinued operations, net	0.7	23.8	88.4	0.1	83.9

Net (loss)/income	$(129.7)	$244.4	$(314.2)	$(100.9)	$667.2

See accompanying Notes to Consolidated Condensed Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Successor	Predecessor	Predecessor
(In millions)	January 28, 2008 Through Sept. 30, 2008	January 1, 2008 Through January 27, 2008	Nine Months Ended Sept. 30, 2007
Cash flows from operating activities
Net (loss)/income	$(314.2)	$(100.9)	$667.2
Adjustments to reconcile net (loss)/income to cash flows from operating activities:
Income from discontinued operations, before income taxes	(141.6)	(0.1)	(133.3)
Income from insurance claims for hurricane losses	(185.5)	—	(116.9)
Losses on early extinguishment of debt	203.9	—	2.0
Depreciation and amortization	744.4	104.9	664.8
Write-downs, reserves and recoveries	37.5	(0.1)	3.1
Other non-cash items	91.1	34.4	23.2
Share-based compensation expense	11.8	50.9	39.4
Deferred income taxes	(251.2)	(19.0)	84.6
Tax benefit from stock equity plans	—	42.6	1.3
Minority interests’ share of income	6.2	1.6	17.2
Loss/(income) on interests in nonconsolidated affiliates	1.3	(0.5)	(3.6)
Net change in insurance receivables for hurricane damage	0.9	—	0.2
Returns on investment in nonconsolidated affiliate	2.5	0.1	1.3
Insurance proceeds for hurricane losses	97.9	—	63.9
Net losses/(gains) from asset sales	8.0	(7.4)	(16.9)
Net change in long-term accounts	(42.6)	68.3	4.8
Net change in working capital accounts	390.4	(167.6)	(117.4)

Cash flows provided by operating activities	660.8	7.2	1,184.9

Cash flows from investing activities
Land, buildings, riverboats and equipment additions	(966.9)	(117.4)	(1,035.8)
Insurance proceeds for hurricane losses for discontinued operations	83.3	—	58.2
Insurance proceeds for hurricane losses for continuing operations	98.1	—	58.0
Payment for Acquisition	(17,490.2)	—	—
Payments for businesses acquired, net of cash acquired	—	0.1	(579.6)
Investments in and advances to nonconsolidated affiliates	(5.9)	—	(0.8)
Proceeds from other asset sales	4.6	3.1	95.8
Increase/(decrease) in construction payables	1.9	(8.2)	(15.1)
Other	(31.4)	(1.7)	(76.2)

Cash flows used in investing activities	(18,306.5)	(124.1)	(1,495.5)

Cash flows from financing activities
Proceeds from issuance of long-term debt, net of issue costs	20,101.2	11,316.3	23,607.8
Repayments under lending agreements	(5,834.8)	(11,288.8)	(22,263.9)
Early extinguishments of debt	(1,941.5)	(87.7)	(120.1)
Premiums paid on early extinguishments of debt	(225.9)	—	—
Scheduled debt retirements	(6.5)	—	(1,001.7)
Dividends paid	—	—	(224.2)
Equity contribution from buyout	6,007.0	—	—
Minority interests’ distributions, net of contributions	(7.6)	(1.6)	(12.8)
Proceeds from exercises of stock options	—	2.4	71.3
Excess tax benefit from stock equity plans	(50.5)	77.5	32.4
Other	(2.3)	(0.8)	(1.6)

Cash flows provided by financing activities	18,039.1	17.3	87.2

Cash flows from discontinued operations
Cash flows from operating activities	1.6	0.5	78.7
Cash flows from investing activities	—	—	(0.2)

Cash flows provided by discontinued operations	1.6	0.5	78.5

Net increase/(decrease) in cash and cash equivalents	395.0	(99.1)	(144.9)
Cash and cash equivalents, beginning of period	610.9	710.0	799.6

Cash and cash equivalents, end of period	$1,005.9	$610.9	$654.7

See accompanying Notes to Consolidated Condensed Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE (LOSS)/INCOME

(UNAUDITED)

	Successor	Predecessor	Successor	Predecessor	Predecessor
			January 28, 2008 Through Sept. 30, 2008	January 1, 2008 Through January 27, 2008	Nine Months Ended Sept. 30, 2007
	Third Quarter Ended
(In millions)	Sept. 30, 2008	Sept. 30, 2007
Net (loss)/income	$(129.7)	$244.4	$(314.2)	$(100.9)	$667.2

Other comprehensive (loss)/income:
Foreign currency translation adjustments, net of tax benefit of $14.2, $2.6, $21.1, $3.1 and $1.9	(29.9)	(3.2)	(36.1)	(1.8)	(2.2)
Minimum pension liability adjustment, net of tax (benefit)/provision of $0.0, $(2.7), $0.0, $0.0 and $4.0	—	(6.4)	—	—	9.2
Fair market value of interest rate cap agreements on commercial mortgage-backed securities, net of tax (benefit)/provision of $(11.4), $0.0, $8.5, $0.0 and $0.0	(20.3)	—	14.7	—	—
Reclassification of loss on derivative instruments from other comprehensive income to net income, net of tax provision of $0.1, $0.1, $0.2, $0.0 and $0.2	0.1	0.1	0.4	—	0.4
Fair market value of swap agreements, net of tax (benefit)/provision of $(22.6), $0.0, $36.5, $0.0 and $0.0	(41.3)	—	67.2	—	—

	(91.4)	(9.5)	46.2	(1.8)	7.4

Comprehensive (loss)/income	$(221.1)	$234.9	$(268.0)	$(102.7)	$674.6

See accompanying Notes to Consolidated Condensed Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

(UNAUDITED)

Note 1—Basis of Presentation and Organization

Harrah’s Entertainment, Inc. (“Harrah’s Entertainment,” the “Company,” “we,” “our” or “us,” and including our subsidiaries where the context requires) is a Delaware corporation. As of September 30, 2008, we own or manage 52 casinos, primarily under the Harrah’s, Caesars and Horseshoe brand names in the United States. Our casino entertainment facilities include 33 land-based casinos, 12 dockside casinos, three managed casinos on Indian lands, one combination thoroughbred racetrack and casino, one combination greyhound racetrack and casino, one combination harness racetrack and casino and one managed casino in Canada. Our 33 land-based casinos include one in Uruguay, eleven in the United Kingdom, two in Egypt and one in South Africa. We view each property as an operating segment and aggregate all operating segments into one reporting segment.

On January 28, 2008, Harrah’s Entertainment was acquired by affiliates of Apollo Global Management, LLC (“Apollo”) and TPG Capital, LP (“TPG”) in an all cash transaction, hereinafter referred to as the “Acquisition.” Although Harrah’s Entertainment continued as the same legal entity after the Acquisition, the accompanying Consolidated Condensed Statement of Operations, the Consolidated Condensed Statement of Cash Flows and the Consolidated Condensed Statement of Comprehensive Income for the nine months ended September 30, 2008, are presented as the Predecessor period for the period preceding the Acquisition and as the Successor period for the period succeeding the Acquisition. As a result of the application of purchase accounting as of the Acquisition date, the consolidated condensed financial statements for the Successor period and the Predecessor period are presented on different bases and are, therefore, not comparable.

Certain of our properties were sold in 2006, and prior to their sales, assets and liabilities of these properties were classified in our Consolidated Condensed Balance Sheets as Assets/Liabilities held for sale, and their operating results through the date of their sales were presented as discontinued operations. See Note 12 for further information regarding discontinued operations.

Note 2—The Acquisition

As discussed in Note 1, the Acquisition was completed on January 28, 2008, and was financed by a combination of borrowings under the Company’s new term loan facility due 2015, the issuance of Senior Notes due 2016, Senior PIK Toggle Notes due 2018, senior cash pay interim loans due 2016 and senior PIK toggle interim loans due 2018, mortgage loans and/or related mezzanine financing and/or real estate term loans and equity investments of Apollo/TPG, co-investors and members of management. See Note 6 for a discussion of our debt.

The purchase price was approximately $30.7 billion, including the assumption of $12.4 billion of debt and approximately $1.0 billion of transaction costs. All of the outstanding shares of Harrah’s Entertainment stock were acquired, with shareholders receiving $90.00 in cash for each outstanding share of common stock.

The purchase price allocation is in process and will be completed within one year of the Acquisition; thus, for purposes of these financial statements, the preliminary allocation of the purchase price for property and equipment, intangible assets and deferred income taxes is based on preliminary valuation data. The purchase price is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determined the estimated fair values after review and consideration of relevant information including discounted cash flow analyses, quoted market prices and our own estimates. To the extent that the purchase price exceeds the fair value of the net identifiable tangible and intangible assets, such excess is allocated to goodwill. Goodwill and intangible assets that are determined to have an indefinite life are not amortized.

The following table reconciles the preliminary purchase price and financing adjustments in connection with the Acquisition and summarizes the estimated fair values of the assets and liabilities assumed at the date of the Acquisition. The purchase price allocation is in process and will be completed within one year of the Acquisition; thus, the allocation of the purchase price is subject to refinement. The preliminary allocation of the purchase price for property and equipment, intangible assets and deferred income taxes is based on preliminary valuation data.

	Predecessor		Successor
(In millions)	January 27, 2008	Acquisition Adjustments	January 28, 2008
Assets
Current assets	$1,658.6	$696.8	$2,355.4
Land, buildings, riverboats and equipment	15,621.3	2,167.2	17,788.5
Long-term assets	511.5	811.7	1,323.2
Intangible assets	2,030.2	4,385.7	6,415.9
Goodwill	3,549.7	5,765.3	9,315.0

Total assets	$23,371.3	$13,826.7	$37,198.0

Liabilities and Stockholders’ Equity
Current liabilities, including current portion of long-term debt	$1,797.9	$321.3	$2,119.2
Deferred income taxes	1,974.1	2,784.8	4,758.9
Long-term debt	12,367.5	11,535.0	23,902.5
Other long-term liabilities	499.3	1.0	500.3

Total liabilities	16,638.8	14,642.1	31,280.9
Minority interests	52.3	2.0	54.3
Stockholders’ equity	6,680.2	(817.4)	5,862.8

Total liabilities and stockholders’ equity	$23,371.3	$13,826.7	$37,198.0

Of the estimated $6,415.9 million of intangible assets, $2,729.4 million has been assigned to trademarks that are not subject to amortization and $1,951.0 million has been assigned to gaming rights that are not subject to amortization. The remaining intangible assets include customer relationships of $1,454.5 million (12-year weighted-average useful life), contract/management rights estimated at $134.3 million (5-year weighted-average useful life), gaming rights estimated at $42.8 million (16-year estimated useful life), trademarks subject to amortization estimated at $10.4 million (5-year estimated useful life) and internally developed information technology systems estimated at $93.5 million (8-year estimated useful life). The weighted-average useful life of all amortizing intangible assets related to the Acquisition is approximately 11 years.

We anticipate that the goodwill related to the Acquisition will not be deductible for tax purposes.

The following unaudited pro forma consolidated financial information assumes that the Acquisition was completed at the beginning of 2008 and 2007.

	Third Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2008	2007	2008	2007
Net revenues	$2,645.9	$2,840.3	$7,848.6	$8,197.7

Loss from continuing operations	$(145.6)	$(92.3)	$(608.7)	$(164.3)

Net loss	$(144.8)	$(68.5)	$(520.2)	$(80.4)

For the quarter ended September 30, 2008, pro forma results include $1.0 million of costs related to the Acquisition. Pro forma results for the nine months ended September 30, 2008, include non-recurring charges of $82.8 million related to the accelerated vesting of stock options, stock appreciation rights (“SARs”) and restricted stock and $65.9 million of other costs related to the Acquisition. Results for the quarter and nine months ended September 30, 2007, included $0.7 million and $8.3 million, respectively, for costs related to the Acquisition.

Note 3—Stock-Based Employee Compensation

Prior to the completion of the Acquisition, the Company granted stock options, SARs and restricted stock for a fixed number of shares to employees and directors under share-based compensation plans. The exercise prices of the stock options and SARs were equal to the fair market value of the underlying shares at the date of grant. Compensation expense for restricted stock awards was measured at fair value on the date of grant based on the number of shares granted and the quoted market price of the Company’s common stock. Such value was recognized as expense over the vesting period of the award adjusted for actual forfeitures.

In connection with the Acquisition, on January 28, 2008, outstanding and unexercised stock options and SARs, whether vested or unvested, were cancelled and converted into the right to receive a cash payment equal to the product of (a) the number of shares of common stock underlying the options and (b) the excess, if any, of the Acquisition consideration over the exercise price per share of common stock previously subject to such options, less any required withholding taxes. In addition, outstanding restricted shares vested and became free of restrictions, and each holder received $90 in cash for each outstanding share.

The following is a summary of activity under the equity incentive plans that were in effect upon adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004) through the effective date of the Acquisition, when all of the stock options and SARs were cancelled and restricted shares were vested:

	Predecessor Entity
Plan	Outstanding at January 1, 2008	Cancelled	Outstanding at January 27, 2008
Stock options
2004 Equity Incentive Award Plan	7,303,293	7,303,293	—
Broad-Based Stock Incentive Plan	50,097	50,097	—
2004 Long Term Incentive Plan	537,387	537,387	—
1998 Caesars Plans	102,251	102,251	—

Total options outstanding	7,993,028	7,993,028	—

Weighted average exercise price per option	$57.51	$57.51	—
Weighted average remaining contractual term per option	3.5 years	—	—

Options exercisable at January 27, 2008:
Number of options			—
Weighted average exercise price			—
Weighted average remaining contractual term			—

SARs
2004 Equity Incentive Award Plan	3,229,487	3,229,487	—
Broad-Based Stock Incentive Plan	—	—	—
2004 Long Term Incentive Plan	27,695	27,695	—
1998 Caesars Plans	—	—	—

Total SARs outstanding	3,257,182	3,257,182	—

Weighted average exercise price per SAR	$69.26	$69.26	—
Weighted average remaining contractual term per SAR	5.7 years	—	—

SARs exercisable at January 27, 2008:
Number of SARs			—
Weighted average exercise price			—
Weighted average remaining contractual term			—

Restricted shares		Vested
2004 Equity Incentive Award Plan	687,624	687,624	—
Broad-Based Stock Incentive Plan	—	—	—
2004 Long Term Incentive Plan	36,691	36,691	—
1998 Caesars Plans	—	—	—

Total restricted shares outstanding	724,315	724,315	—

Grant date fair value per restricted share	$70.71	$70.71	—

Prior to the Acquisition, our employees were also granted restricted stock or options to purchase shares of common stock under the Harrah’s Entertainment, Inc. 2001 Broad-based Stock Incentive Plan (the “2001 Plan”). Two hundred thousand shares were authorized for issuance under the 2001 Plan, which was an equity compensation plan not approved by stockholders.

There were no share-based grants during the period January 1, 2008 through January 27, 2008 (predecessor entity).

The total intrinsic value of stock options and SARs cancelled and restricted shares vested due to the Acquisition was approximately $456.9 million, $225.3 million and $46.9 million, respectively, for the period January 1, 2008 through January 27, 2008 (predecessor entity).

The following is a summary of the activity for nonvested stock option and SAR grants and restricted share awards as of January 27, 2008 and the changes for the period January 1, 2008 to January 27, 2008:

	Predecessor Entity
	Stock Options		SARs		Restricted Shares
	Options	Fair Value(1)	SARs	Fair Value(1)	Shares	Fair Value(1)
Nonvested at January 1, 2008	2,157,766	$19.87	2,492,883	$19.51	724,315	$70.71
Grants	—	—	—	—	—	—
Vested	(1,505,939)	19.82	(16,484)	23.71	(724,315)	70.71
Cancelled	(651,827)	20.00	(2,476,399)	19.48	—	—

Nonvested at January 27, 2008	—	—	—	—	—	—

(1)	Represents the weighted-average grant date fair value per share-based unit, using the Black-Scholes option-pricing model for stock options and SARs and the average high/low market price of the Company’s common stock for restricted shares.

The total fair value of stock options and SARs cancelled and restricted shares vested during the period from January 1, 2008, through January 27, 2008, (predecessor entity) was approximately $42.9 million, $48.6 million and $51.2 million, respectively.

As of December 31, 2007, there was approximately $12.7 million, $38.2 million and $36.6 million of total unrecognized compensation cost related to stock option grants, SARs and restricted share awards, respectively, under the stock-based compensation plans. The consummation of the Acquisition accelerated the recognition of compensation cost of $82.8 million, which was included in Acquisition and integration costs in the Consolidated Condensed Statements of Operations in the period from January 1, 2008, through January 27, 2008 (predecessor entity).

Share-based Compensation Plans—Successor Entity

In February 2008, the Board of Directors approved and adopted the Harrah’s Entertainment, Inc. Management Equity Incentive Plan (the “Equity Plan”). The Board of Directors approved the grant of options to purchase 3,218,020 shares of our non-voting common stock in February 2008. The Equity Plan authorizes equity award options to be granted to management and other personnel and key service providers. Grants may be either shares of time-based options or shares of performance-based options, or a combination. Time-based options generally vest in equal increments of 20% on each of the first five anniversaries of the grant date. The performance-based options vest based on the investment returns of our stockholders. One-half of the performance-based options become eligible to vest upon the stockholders receiving cash proceeds equal to two times their amount vested, and one-half of the performance-based options become eligible to vest upon the stockholders receiving cash proceeds equal to three times their amount vested subject to certain conditions and limitations. In addition, the performance-based options may vest earlier at lower thresholds upon liquidity events prior to December 31, 2009 and 2011, as well as pro rata, in certain circumstances.

The following is a summary of share-based option activity for the period January 28, 2008 through September 30, 2008:

	Successor Entity
Options	Shares	Weighted Average Exercise Price	Fair Value(1)	Weighted Average Remaining Contractual Term (years)
Outstanding at January 28, 2008	133,133	$25.00	$20.82
Options granted	3,321,476	100.00	36.52
Exercised	—	—	—
Cancelled	(192,347)	100.00	36.60

Outstanding at September 30, 2008	3,262,262	96.94	$35.02	9.2

Exercisable at September 30, 2008(2)	133,133	25.00	$20.82	3.7

(1)	Represents the weighted-average grant date fair value per option, using the Monte Carlo simulation option-pricing model for performance-based options, and the Black-Scholes option-pricing model for time-based options.
(2)	On January 27, 2008, an executive and the Company entered into a stock option rollover agreement that provides for the conversion of options to purchase shares of the Company prior to the Acquisition into options to purchase shares of the Company following the Acquisition with such conversion preserving the intrinsic “spread value” of the converted option. The rollover option is immediately exercisable with respect to 133,133 shares of non-voting common stock of the Company at an exercise price of $25.00 per share. The rollover options expire on June 17, 2012.

There are no provisions in the Equity Plan for the issuance of SARs or restricted shares.

The weighted-average grant date fair value of options granted during the quarter ended September 30, 2008 was $38.32. There were no stock option exercises during the period January 28, 2008 through September 30, 2008.

The Company utilized historical optionee behavioral data to estimate the option exercise and termination rates used in the option-pricing models. The expected term of the options represents the period of time the options were expected to be outstanding based on historical trends. Expected volatility was based on the historical volatility of the common stock of Harrah’s Entertainment and its competitor peer group for a period approximating the expected life. The Company does not expect to pay dividends on common stock. The risk-free interest rate within the expected term was based on the U.S. Treasury yield curve in effect at the time of grant.

The assumptions and fair value of options granted during the quarter ended September 30, 2008 and the period January 28, 2008 through September 30, 2008 are as follows:

	Quarter Ended Sept. 30, 2008 Successor Entity	January 28 to Sept. 30, 2008 Successor Entity
Expected volatility	34.6%	34.9%
Expected dividend yield	—	—
Expected term (in years)	5.7	6.0
Risk-free interest rate	3.2%	3.3%
Weighted average fair value per share of options granted	$38.32	$36.51

As of September 30, 2008, there was approximately $74.6 million of total unrecognized compensation cost related to stock option grants. This cost is expected to be recognized over a remaining weighted-average period of 2.2 years. The compensation cost that has been charged against income for stock option grants was approximately $4.9 million and $11.8 million for the quarter ended September 30, 2008 and for the period January 28, 2008 through September 30, 2008, respectively. $3.4 million was included in Corporate expense and $1.5 million was included in Property general, administrative and other in the Consolidated Condensed Statements of Operations for the quarter ended September 30, 2008 and $8.5 million was included in Corporate expense and $3.3 million was included in Property general, administrative and other in the Consolidated Condensed Statements of Operations for the period January 28, 2008 through September 30, 2008.

Note 4—Goodwill and Other Intangible Assets

The following table sets forth changes in our goodwill for the nine months ended September 30, 2008.

(In millions)
Balance at December 31, 2007 (Predecessor)	$3,553.6
Additions or adjustments	(3.9)

Balance at January 27, 2008 (Predecessor)	3,549.7
Elimination of Predecessor goodwill	(3,549.7)
Goodwill assigned in preliminary purchase price allocation	9,315.0

Balance at September 30, 2008 (Successor)	$9,315.0

The following table provides the gross carrying value and accumulated amortization for each major class of intangible assets.

	Predecessor
(In millions)	As of December 31, 2007	Additions/ Other Changes	Amortization	As of January 27, 2008
Amortizing intangible assets
Trademarks	$15.2	$—	$(0.4)	$14.8
Gaming rights	34.2	—	(0.1)	34.1
Contract rights	100.8	—	(1.3)	99.5
Customer relationships	511.2	—	(3.7)	507.5

	661.4	—	(5.5)	655.9

Nonamortizing intangible assets
Trademarks	570.4	—		570.4
Gaming rights	807.7	(3.8)		803.9

	1,378.1	(3.8)		1,374.3

Total	$2,039.5	$(3.8)	$(5.5)	$2,030.2

	Successor
(In millions)	As of January 28, 2008	Additions/ Other Changes	Amortization	As of Sept. 30, 2008
Amortizing intangible assets
Trademarks	$10.4	$—	$(1.4)	$9.0
Gaming rights	42.8	—	(1.7)	41.1
Patented technology	93.5	—	(7.8)	85.7
Contract rights	134.3	(2.7)	(24.6)	107.0
Customer relationships	1,454.5	—	(83.7)	1,370.8

	1,735.5	(2.7)	(119.2)	1,613.6

Nonamortizing intangible assets
Trademarks	2,729.4	—		2,729.4
Gaming rights	1,951.0	(21.9)		1,929.1

	4,680.4	(21.9)		4,658.5

Total	$6,415.9	$(24.6)	$(119.2)	$6,272.1

The aggregate amortization for the quarter and nine months ended September 30, 2008, for those assets that are amortized under the provisions of SFAS No. 142 was $38.8 million and $124.7 million, respectively. Estimated annual amortization expense for those assets for the years ending December 31, 2008, 2009, 2010, 2011 and 2012 is $162.0 million, $175.5 million, $162.0 million, $156.3 million and $155.0 million, respectively. The amount of amortization to be recorded in future periods is subject to change as the purchase price allocation is refined and finalized.

We perform an annual assessment of intangible assets for impairment during the fourth quarter of each year. Our annual budget and forecasting process is also completed in the fourth quarter and provides key inputs into the impairment analysis. The provisions of SFAS No. 142 call for interim testing if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. An example of an event is a significant adverse change in the business climate, which we believe has occurred during the third quarter. However, as discussed in Note 2, the purchase price allocation related to the Acquisition has not yet been completed. Given that the asset values are not yet finalized and that other key inputs that support the impairment analysis are not yet available, it was not reasonably possible to develop an estimate of any potential impairment in the third quarter. The allocation of the purchase price related to the Acquisition and the annual impairment analysis will be completed during fourth quarter. We believe there is a reasonable possibility that the completion of these activities will result in a non-cash, impairment charge in the fourth quarter. The amount of the charge, however, cannot be reasonably estimated until the analysis is completed.

Note 5—Preferred and Common Stock

Preferred Stock

As of September 30, 2008, the authorized Preferred Stock shares are 40,000,000, par value $0.01 per share, stated value $100.00 per share.

On January 28, 2008, the Board adopted a resolution authorizing the creation and issuance of a series of Preferred Stock to be known as the Non-Voting Perpetual Preferred Stock. The number of shares constituting such series shall be 20,000,000.

On a quarterly basis, each share of non-voting preferred stock accrues dividends at a rate of 15.0% per annum, compounded quarterly. Dividends will be paid in cash, when, if and as declared by the board of directors, subject to approval by relevant regulators. We currently do not expect to pay cash dividends. Dividends on Non-Voting Perpetual Preferred Stock are cumulative. As of September 30, 2008, such dividends in arrears are

$213.0 million. Shares of the non-voting preferred stock rank prior in right of payment to the non-voting and voting common stock and are entitled to a liquidation preference.

Upon the occurrence of any liquidating event, each holder of non-voting preferred stock shall have the right to require the Company to repurchase each outstanding share of non-voting preferred stock before any payment or distribution shall be made to the holders of non-voting common stock, voting common stock or any other junior stock. After the payment to the holders of non-voting preferred stock of the full preferential amounts, the holders of non-voting preferred stock shall have no right or claim to any of the remaining assets of the Company. Non-voting preferred stock may be converted into non-voting common stock on a pro rata basis with the consent of the holders of a majority of the non-voting preferred stock. Neither the non-voting preferred stock nor the non-voting common stock will have any voting rights.

Common Stock

As of September 30, 2008, the authorized Common Stock of the Company totaled 80,000,020 shares, consisting of 20 shares of Voting Common Stock, par value $0.01 per share and 80,000,000 shares of Non-Voting Common Stock, par value $0.01 per share. The voting common stock represents less than 1% of the capital stock of Harrah’s Entertainment, with the non-voting common stock and non-voting preferred stock together representing the remainder.

The Voting Common Stock has no economic rights or privileges, including rights in liquidation. The holders of Voting Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Company.

Subject to the rights of holders of Preferred Stock, when, as and if dividends are declared on the Common Stock, the holders of Non-Voting Common Stock shall be entitled to share in dividends equally, share for share.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Non-Voting Common Stock will receive a pro rata distribution of any remaining assets after payment of or provision for liabilities and the liquidation preference on preferred stock (including the Non-Voting Preferred Stock), if any.

Note 6—Debt

Long-term debt consisted of the following:

(In millions)	Successor At Sept. 30, 2008	Predecessor At December 31, 2007
Credit facilities
Term loans, 5.8% at September 30, 2008, maturities to 2015	$7,213.8	$—
6.5%-7.0%, maturities to 2014	250.0	—
4.05%-6.25%, maturities to 2011	—	5,768.1
Subsidiary guaranteed debt
10.75% Senior Notes due 2016, including senior interim loans of $342.6, 9.25% at September 30, 2008	5,275.0	—
10.75%/11.5% Senior PIK Toggle Notes due 2018, including senior interim loans of $97.4, 10.0% at September 30, 2008	1,500.0	—
Unsecured Senior Notes
7.5%, maturity 2009	5.1	136.2
7.5%, maturity 2009	0.9	442.4
5.5%, maturity 2010	658.3	747.1
8.0%, maturity 2011	64.5	71.7
5.375%, maturity 2013	354.9	497.7
7.0%, maturity 2013	0.7	324.4
5.625%, maturity 2015	661.1	996.3
6.5%, maturity 2016	498.1	744.3
5.75%, maturity 2017	454.0	745.8
Floating Rate Contingent Convertible Senior Notes, maturity 2024	0.2	370.6
Floating Rate Notes, maturity 2008	—	250.0
Unsecured Senior Subordinated Notes
8.875%, maturity 2008	—	409.6
7.875%, maturity 2010	345.4	394.9
8.125%, maturity 2011	297.2	380.3
Other Secured Borrowings
CMBS financing, 5.49% at September 30, 2008, maturity 2013	6,500.0	—
S. Africa, prime less 1.5%, maturity 2009	7.6	10.5
6.0%, maturity 2010	25.0	25.0
4.25%–8.5%, maturities to 2037 at September 30, 2008	2.4	4.4
7.1%, maturity 2028	—	87.7
Other Unsecured Borrowings
LIBOR plus 4.5%, maturity 2010	23.5	29.1
5.3% special improvement district bonds, maturity 2037	69.7	—
Other, various maturities	1.4	1.6
Capitalized Lease Obligations
5.75%–10.0%, maturities to 2011	5.4	2.7

	24,214.2	12,440.4
Current portion of long-term debt	(84.0)	(10.8)

	$24,130.2	$12,429.6

In connection with the Acquisition, $7.7 billion, face amount, of our debt was retired, $4.6 billion, face amount, of our debt was retained and $20.5 billion, face amount, of new debt was issued, resulting in a very different debt structure for the successor entity. The discussion that follows is intended to update the information provided in our 2007 Annual Report on Form 10-K.

Charges of $211.3 million were recorded in the first quarter of 2008 for premiums paid and write-offs of unamortized deferred financing costs and market value premiums associated with the early retirement of debt in connection with the Acquisition.

At September 30, 2008, $5.1 million, face amount, of our 7.5% Senior Notes due January 15, 2009, and $0.8 million, face amount, of our 7.5% Senior Notes due September 1, 2009, are classified as long-term in our Consolidated Condensed Balance Sheet because the Company has both the intent and the ability to refinance these notes. The majority of our debt is due after 2010. Payments of short-term debt obligations and other commitments are expected to be made from operating cash flows and from borrowings under our established debt programs. Long-term obligations are expected to be paid through operating cash flows, refinancing of debt, joint venture partners or, if necessary, additional debt offerings.

In August 2008, our Board of Directors authorized the Company to spend, from time to time through cash purchases, up to $80 million to retire our outstanding debt in open market purchases, privately negotiated transactions or otherwise. These repurchases will be funded through available cash from operations and borrowings from our established debt programs. Such repurchases are dependent on prevailing market conditions, the Company’s liquidity requirements, contractual restrictions and other factors. As of September 30, 2008, $32.3 million, face amount, of our 5.5% Senior Notes due 2010, $12.1 million, face amount, of our 7.875% Senior Subordinated Notes due 2010 and $21.7 million, face amount, of our 8.125% Senior Subordinated Notes due 2011 were retired for a total of $53.3 million. Gains totaling $7.4 million, representing discounts associated with the early retirement of debt, were recorded and are included in Income from continuing operations in our Consolidated Condensed Statements of Operations for the period ended September 30, 2008.

In July 2008, Harrah’s Operating Company (“HOC”), a wholly-owned subsidiary of the Company and the holder of a majority of its debt, made the permitted election under the Indenture governing its 10.75%/11.5% Senior Toggle Notes due 2018 and the Senior Unsecured Interim Loan Agreement dated January 28, 2008, to pay all interest due on January 28, and February 1, 2009, for the loan in kind. The Company intends to use the cash savings generated by this election for general corporate purposes, including the early retirement of other debt.

Credit Agreement

As of September 30, 2008, our senior secured credit facilities (the “Credit Facilities”) provide for senior secured financing of up to $9.214 billion, consisting of (i) senior secured term loan facilities in an aggregate principal amount of up to $7.214 billion maturing on January 28, 2015 and (ii) a senior secured revolving credit facility in an aggregate principal amount of $2.0 billion, maturing January 28, 2014, including both a letter of credit sub-facility and a swingline loan sub-facility. Interest on the Credit Agreement is based on our debt ratings and leverage ratio and is subject to change. In addition, we may request one or more incremental term loan facilities and/or increase commitments under our revolving facility in an aggregate amount of up to $1.75 billion, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders. As of September 30, 2008, $7.46 billion in borrowings was outstanding under the Credit Facilities with an additional $0.2 billion committed to back letters of credit. Our total borrowings outstanding at September 30, 2008, include $250 million that we borrowed on September 19, 2008, to provide us with greater financial flexibility in light of the turmoil in the financial markets. After consideration of these borrowings and letters of credit, $1.6 billion of additional borrowing capacity was available to the Company under the Credit Facilities as of September 30, 2008. As of the date of this filing, we have drawn an additional $250 million of the available borrowing capacity to further preserve our financial flexibility.

Borrowings under the Credit Facilities bear interest at a rate equal to the then-current LIBOR rate or at a rate equal to the alternate base rate, in each case plus an applicable margin. In addition, on a quarterly basis, we are required to pay each lender (i) a commitment fee in respect of any unused commitments under the revolving credit facility and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the revolving credit facility. As of September 30, 2008, the Credit Facilities bore interest based upon 300 basis points over LIBOR for the term loans, 200 basis points over the alternate base rate for the revolver loan and

150 basis points over LIBOR for the swingline loan and bore a commitment fee for unborrowed amounts of 50 basis points.

The Credit Facilities require scheduled quarterly payments on the term loans in amounts equal to 0.25% of the original principal amount of the term loans for six years and three quarters, with the balance paid at maturity.

CMBS Financing

In connection with the Acquisition, eight of our properties (“the CMBS properties”) and their related assets were spun out of HOC to Harrah’s Entertainment. As of the Acquisition date, the CMBS properties were Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe. The CMBS properties borrowed $6.5 billion secured by the assets of the CMBS properties. On May 22, 2008, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun out of HOC to Harrah’s Entertainment and became property secured under the CMBS loans, and Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City were transferred to HOC from Harrah’s Entertainment as contemplated under the debt agreements effective pursuant to the Acquisition.

Derivative Instruments

We account for derivative instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and all amendments thereto. SFAS No. 133 requires that all derivative instruments be recognized in the financial statements at fair value. Any changes in fair value are recorded in the statements of operations or in other comprehensive income/(loss), depending on whether the derivative is designated and qualifies for hedge accounting, the type of hedge transaction and the effectiveness of the hedge. The estimated fair values of our derivative instruments are based on market prices obtained from dealer quotes. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts.

Our derivative instruments contain a credit risk that the counterparties may be unable to meet the terms of the agreements. We minimize that risk by evaluating the creditworthiness of our counterparties, which are limited to major banks and financial institutions, and we do not anticipate nonperformance by the counterparties.

We use interest rate swaps to manage the mix of our debt between fixed and variable rate instruments. As of September 30, 2008, we have ten interest rate swap agreements for notional amounts totaling $6.5 billion. The difference to be paid or received under the terms of the interest rate swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense for the related debt. Changes in the variable interest rates to be paid or received pursuant to the terms of the interest rate swap agreements will have a corresponding effect on future cash flows. The major terms of the interest rate swap agreements are as follows.

Effective Date	Notional Amount	Fixed Rate Paid	Variable Rate Received as of September 30, 2008	Next Reset Date	Maturity Date
	(In millions)
April 25, 2007	$200	4.898%	2.800%	October 27, 2008	April 25, 2011
April 25, 2007	200	4.896%	2.800%	October 27, 2008	April 25, 2011
April 25, 2007	200	4.925%	2.800%	October 27, 2008	April 25, 2011
April 25, 2007	200	4.917%	2.800%	October 27, 2008	April 25, 2011
April 25, 2007	200	4.907%	2.800%	October 27, 2008	April 25, 2011
September 26, 2007	250	4.809%	2.800%	October 27, 2008	April 25, 2011
September 26, 2007	250	4.775%	2.800%	October 27, 2008	April 25, 2011
April 25, 2008	1,000	4.172%	2.800%	October 27, 2008	April 25, 2012
April 25, 2008	2,000	4.276%	2.800%	October 27, 2008	April 25, 2013
April 25, 2008	2,000	4.263%	2.800%	October 27, 2008	April 25, 2013

Until February 15, 2008, none of our interest rate swap agreements were designated as hedging instruments; therefore, gains or losses resulting from changes in the fair value of the swaps were recognized in earnings in the period of the change. On February 15, 2008, eight of our interest rate swap agreements for notional amounts totaling $3.5 billion were designated as hedging instruments, and on April 1, 2008, the remaining swap agreements were designated as hedging instruments. Upon designation as hedging instruments, only any measured ineffectiveness is recognized in earnings in the period of change. In the quarter and nine months ended September 30, 2008, a credit of $13.9 million and a net charge of $54.6 million, respectively, representing the changes in the fair values of our swap agreements are included in Interest expense in our 2008 Consolidated Condensed Statement of Operations, compared with $25.2 million and $10.8 million, respectively, for the quarter and nine months ended September 30, 2007.

Additionally, on January 28, 2008, we entered into an interest rate cap agreement to partially hedge the risk of future increases in the variable rate of the CMBS debt. The interest rate cap agreement, which was effective January 28, 2008, and terminates February 13, 2013, is for a notional amount of $6.5 billion at a LIBOR cap rate of 4.5%. The interest rate cap was designated as a hedging instrument on May 1, 2008. In the quarter and nine months ended September 30, 2008, a credit of $0.1 million and a net charge of $12.2 million, respectively, are included in Interest expense in our Consolidated Condensed Statement of Operations.

Note 7—Fair Value Measurements

We adopted the required provisions of SFAS No. 157, “Fair Value Measurements,” on January 1, 2008. SFAS No. 157 outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures.

FASB Staff Position 157-2, “Effective Date of FASB Statement No. 157,” defers the effective date of SFAS No. 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in an entity’s financial statements on a recurring basis (at least annually). At this time, we have chosen not to apply SFAS No. 157 early for nonrecurring measurements made for nonfinancial assets and nonfinancial liabilities. There were no nonfinancial assets or nonfinancial liabilities recognized or disclosed at fair value during the first nine months of 2008.

Under SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of SFAS No. 115,” entities are permitted to choose to measure many financial instruments and certain other items at fair value. We did not elect the fair value measurement option under SFAS No. 159 for any of our financial assets or financial liabilities.

In accordance with the fair value hierarchy described in SFAS No. 157, the following table shows the fair value of our financial assets and financial liabilities that are required to be measured at fair value as of September 30, 2008.

(In millions)	Balance at Sept. 30, 2008	Level 1	Level 2	Level 3
Assets:
Derivative instruments	$142.0	$—	$142.0	$—
Deferred compensation plan assets	128.0	—	128.0	—

Liabilities:
Derivative instruments	(121.8)	—	(121.8)	—
Deferred compensation plan liabilities	(109.7)	—	(109.7)	—

The following section describes the valuation methodologies used to measure fair value, key inputs, and significant assumptions:

Derivative instruments—The estimated fair values of our derivative instruments are based on market prices obtained from dealer quotes. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts. Derivative instruments are included in the Deferred costs and other and Deferred credits and other lines of our Consolidated Condensed Balance Sheets. See Note 6 for more information on our derivative instruments.

Deferred compensation plan assets and liabilities—The estimated fair values of our deferred compensation plan assets and liabilities are based on the market values of the underlying account funds. Deferred compensation plan assets and liabilities are included in the Deferred costs and other and Deferred credits and other lines of our Consolidated Condensed Balance Sheets.

Note 8—Supplemental Cash Flow Disclosures

Cash Paid for Interest and Taxes

The following table reconciles our Interest expense, net of interest capitalized, per the Consolidated Condensed Statements of Operations, to cash paid for interest:

	Successor	Predecessor	Predecessor
(In millions)	January 28, 2008 Through Sept. 30, 2008	January 1, 2008 Through January 27, 2008	Nine Months Ended Sept. 30, 2007
Interest expense, net of interest capitalized	$1,469.4	$89.7	$578.4
Adjustments to reconcile to cash paid for interest:
Net change in accruals	(210.3)	8.7	0.4
Amortization of deferred finance charges	(67.4)	(0.8)	(7.6)
Net amortization of discounts and premiums	(92.8)	2.9	30.6
Amortization of other comprehensive income	(0.6)	(0.1)	(0.7)
Change in accrual (related to PIK)	(26.9)	—	—
Change in fair value of interest rate swaps	(27.7)	(39.2)	(10.8)

Cash paid for interest, net of amount capitalized	$1,043.7	$61.2	$590.3

Cash payments of income taxes, net	$5.5	$1.0	$278.8

Note 9—Commitments and Contingent Liabilities

Contractual Commitments

We continue to pursue additional casino development opportunities that may require, individually and in the aggregate, significant commitments of capital, up-front payments to third parties and development completion guarantees. The agreements pursuant to which we manage casinos on Indian lands contain provisions required by law that provide that a minimum monthly payment be made to the tribe. That obligation has priority over scheduled repayments of borrowings for development costs and over the management fee earned and paid to the manager. In the event that insufficient cash flow is generated by the operations to fund this payment, we must pay the shortfall to the tribe. Subject to certain limitations as to time, such advances, if any, would be repaid to us in future periods in which operations generate cash flow in excess of the required minimum payment. These commitments will terminate upon the occurrence of certain defined events, including termination of the management contract. Our aggregate monthly commitment for the minimum guaranteed payments, pursuant to these contracts for the three managed Indian-owned facilities now open, which extend for periods of up to 62 months from September 30, 2008, is $1.2 million. Each of these casinos currently generates sufficient cash flows to cover all of its obligations, including its debt service.

In February 2008, we entered into an agreement with the State of Louisiana whereby we extended our guarantee of an annual payment obligation of JCC, our wholly-owned subsidiary, of $60 million owed to the State of Louisiana. The guarantee was extended for one year to end March 31, 2011.

In addition to the guarantees discussed above, as of September 30, 2008, we had commitments and contingencies of $1,605.2 million, including construction-related commitments.

Severance Agreements

As of September 30, 2008, we have severance agreements with 20 of our executives, which provide for payments to the executives in the event of their termination after a change in control, as defined. These agreements provide, among other things, for a compensation payment of 1.5 to 3.0 times the executive’s average annual compensation, as defined. The estimated amount, computed as of September 30, 2008, that would be payable under the agreements to these executives aggregated approximately $53.4 million. The estimated amount that would be payable to these executives does not include an estimate for the tax gross-up payment, provided for in the agreements, that would be payable to the executive if the executive becomes entitled to severance payments which are subject to federal excise tax imposed on the executive.

Employment Agreement

We entered into an employment agreement with one executive that replaced his severance agreement as of January 28, 2008. The employment agreement provides for payments to the executive in the event of his termination after a change in control, as defined, and provides for, among other things, a compensation payment of 3.0 times the executive’s average annual compensation, as defined. The estimated amount, computed as of September 30, 2008, that would be payable under the agreement to the executive based on the compensation payment aggregated approximately $17.3 million. The estimated amount that would be payable to the executive does not include an estimate for the tax gross-up payment, provided for in the agreement, that would be payable to the executive if the executive becomes entitled to severance payments which are subject to federal excise tax imposed on the executive.

Self-Insurance

We are self-insured for various levels of general liability, workers’ compensation and employee medical coverage. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of actuarial estimates of incurred but not reported claims.

Note 10—Litigation

Certain of our legal proceedings are reported in our Annual Report on Form 10-K for the year ended December 31, 2007, with material developments since that report described below.

Litigation Related to the Acquisition

On October 5, 2006, Henoch Kaiman and Joseph Weiss filed a purported class action complaint in the Delaware Court of Chancery, Civil Action No. 2453-N, against Harrah’s, its board of directors and the Sponsors, challenging the proposed transaction as inadequate and unfair to Harrah’s public stockholders. Two similar putative class actions were subsequently filed in the Delaware Court of Chancery: Phillips v. Loveman, et al., Civil Action No. 2456-N; and Momentum Partners v. Atwood, et al., Civil Action No. 2455-N. On October 19, 2006, the Delaware Court of Chancery consolidated the three Delaware cases under the heading In Re Harrah’s Entertainment, Inc. Shareholder Litigation.

On December 22, 2006, Delaware plaintiffs’ counsel filed an amended and consolidated class action complaint against Harrah’s, its directors, the Sponsors, and added as defendants Apollo Management V, L.P., Hamlet Holdings and Merger Sub. The consolidated complaint alleges that Harrah’s board of directors breached their fiduciary duties and that the Sponsors aided and abetted the alleged breaches of fiduciary duty in entering into the merger agreement. The consolidated complaint seeks, among other relief, class certification of the lawsuit, an injunction against the proposed transaction, compensatory and/or rescissory damages to the class, and an award of attorneys’ fees and expenses to plaintiffs. On February 14, 2007, defendants began to produce documents in response to plaintiff’s initial discovery request.

Subsequent to the entering of a memorandum of understanding and a stipulation of settlement by the parties, a Stipulation and Order of Dismissal was submitted to the Delaware Court of Chancery on April 29, 2008. On June 12, 2008, the court entered an Order and Final Judgment approving the settlement and dismissing the action.

Litigation Related to Development

On March 6, 2008, Caesars Bahamas Investment Corporation (“CBIC”), an indirect subsidiary of HOC, terminated its previously announced agreement to enter into a joint venture in the Bahamas with Baha Mar Joint Venture Holdings Ltd. and Baha Mar JV Holding Ltd. (collectively, “Baha Mar”). To enforce its rights, on March 13, 2008, CBIC filed a complaint against Baha Mar, and the Baha Mar Development Company Ltd., in the Supreme Court of the State of New York, seeking a declaratory judgment with respect to CBIC’s rights under the Subscription and Contribution Agreement (the “Subscription Agreement”), between CBIC and Baha Mar, dated January 12, 2007. Pursuant to the Subscription Agreement, CBIC agreed, subject to certain conditions, to subscribe for shares in Baha Mar Joint Venture Holdings Ltd., which was formed to develop and construct a casino, golf course and resort project in the Bahamas. The complaint alleges that (i) the Subscription Agreement grants CBIC the right to terminate the agreement at any time prior to the closing of the transactions contemplated therein, if the closing does not occur on time; (ii) the closing did not occur on time; and, (iii) CBIC exercised its right to terminate the Subscription Agreement, and to abandon the transactions contemplated therein. The complaint seeks a declaratory judgment that the Subscription Agreement has been terminated in accordance with its terms and the transactions contemplated therein have been abandoned.

Baha Mar and Baha Mar Development Company Ltd. (“Baha Mar Development”) filed an Amended Answer and Counterclaims against CBIC and a Third Party Complaint dated June 18, 2008 against HOC in the Supreme Court of the State of New York. Baha Mar and the Baha Mar Development Company Ltd. allege that CBIC wrongfully terminated the Subscription Agreement and that CBIC wrongfully failed to make capital contributions under the Joint Venture Investors Agreement (“Investors Agreement”), by and between CBIC and Baha Mar, dated January 12, 2007. In addition, Baha Mar and Baha Mar Development allege that HOC wrongfully failed to perform its purported obligations under the Harrah’s Baha Mar Joint Venture Guaranty, dated January 12, 2007 (“Guaranty”). Baha Mar and Baha Mar Development assert claims for breach of contract, breach of fiduciary duty, promissory estoppel, equitable estoppel and negligent misrepresentation. Baha Mar and Baha Mar Development seek (i) declaratory relief; (ii) specific performance; (iii) the recovery of alleged monetary damages; (iv) the recovery of attorneys’ fees, costs, and expenses and (v) the dismissal with prejudice of CBIC’s Complaint. CBIC and HOC have each answered, denying all allegations of wrongdoing.

In addition, the Company is party to ordinary and routine litigation incidental to our business. We do not expect the outcome of any pending litigation to have a material adverse effect on our consolidated financial position or results of operations.

Note 11—Income Taxes

We are subject to income taxes in the United States as well as various states and foreign jurisdictions in which we operate. We account for income taxes under SFAS No. 109, “Accounting for Income Taxes,” whereby deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on differences between financial statement carrying amounts of existing assets and their respective tax bases using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

We adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), on January 1, 2007. As a result of the implementation of FIN 48, we recognized an approximate $12 million reduction to the January 1, 2007, balance of retained earnings.

We file income tax returns, including returns for our subsidiaries, with federal, state, and foreign jurisdictions. As a large taxpayer, we are under continual audit by the Internal Revenue Service (“IRS”) on open tax positions, and it is possible that the amount of the liability for unrecognized tax benefits could change during the next twelve months. We are participating in the IRS’s Compliance Assurance Program for the 2007 and 2008 tax years. This program accelerates the examination of key transactions with the goal of resolving any issues before the tax return is filed. Our 2004, 2005, and 2006 federal income tax returns are currently being examined by the IRS in a traditional audit process.

We also are subject to exam by various state and foreign tax authorities, although tax years prior to 2004 are generally closed as the statutes of limitations have lapsed. However, various subsidiaries are still being examined by the New Jersey Division of Taxation for tax years beginning with 1999.

We classify reserves for tax uncertainties within Accrued expenses and Deferred credits and other in our Consolidated Condensed Balance Sheets, separate from any related income tax payable or deferred income taxes. In accordance with FIN 48, we reserve amounts related to any uncertain tax position, as well as potential interest or penalties associated with those items.

Note 12—Discontinued Operations

Discontinued operations consist of insurance proceeds from the settlement of claims related to hurricane damages to Grand Casino Gulfport, which we sold in March 2006. Operating results for Grand Casino Gulfport were presented as discontinued operations until its sale. No gain or loss was recorded on this sale. Pursuant to the terms of the sale agreement, we were to retain all insurance proceeds related to Grand Casino Gulfport, and in the nine months ended September 30, 2008, $141.1 million of insurance proceeds related to Mississippi Gulf Coast claims are reported in Discontinued operations in our Consolidated Condensed Statement of Operations.

Note 13—Insurance Proceeds Related to Hurricane-Damaged Properties

In first quarter 2008, we entered into a settlement agreement with our insurance carriers related to the remaining unsettled claims associated with damages incurred in Mississippi from Hurricane Katrina in 2005, and the final payment of $338.1 million was received in first quarter. Insurance proceeds exceeded the net book value of the impacted assets and costs and expenses that were reimbursed under our business interruption claims, and the excess is recorded as income in the line item, Write-downs, reserves and recoveries, for properties included in continuing operations and in the line item, Income from discontinued operations, for properties included in discontinued operations. In the nine months ended September 30, 2008, $185.4 million of insurance proceeds are included in Write-downs, reserves and recoveries and $141.1 million of insurance proceeds are included in Discontinued operations in our Consolidated Condensed Statements of Operations.

Note 14—Related Party Transactions

In connection with the Acquisition, Apollo/TPG and their affiliates entered into a services agreement with Harrah’s Entertainment relating to the provision of financial and strategic advisory services and consulting services. We paid Apollo/TPG a one-time transaction fee of $200 million for structuring the Acquisition and debt financing negotiations. This amount has been included in the overall purchase price of the Acquisition. In addition, we pay an annual monitoring fee equal to the greater of $30 million or 1% of the Company’s EBITDA, as defined, for management services and advice.

Note 15—Consolidating Financial Information of Guarantors and Issuers

As of September 30, 2008, HOC, a 100% owned subsidiary of Harrah’s Entertainment, is the issuer of certain debt securities that have been guaranteed by Harrah’s Entertainment and certain subsidiaries of HOC. The following consolidating schedules present condensed financial information for Harrah’s Entertainment, the parent and guarantor; HOC, the subsidiary issuer; guarantor subsidiaries of HOC; and non-guarantor subsidiaries of Harrah’s Entertainment and HOC, which includes the CMBS properties, as of September 30, 2008, and December 31, 2007, and for the successor companies for the three months ended September 30, 2008, and the period January 28, 2008, through September 30, 2008, and for the predecessor companies for the periods from January 1, 2008, through January 27, 2008, and for the three months and nine months ended September 30, 2007. The condensed consolidating financial information as of December 31, 2007, has been recast to reflect the results of HOC based on its legal ownership of guarantor and non-guarantor subsidiaries that existed as of that date. We believe this alternative presentation is more meaningful as it includes the operations and financial position of the subsidiaries consolidated by HOC at that time and is therefore the preferable method.

The financial information included in this section reflects ownership of the CMBS properties pursuant to the spin-off and transfer described in Note 6—Debt, CMBS Financing.

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING BALANCE SHEET

SEPTEMBER 30, 2008

(UNAUDITED)

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non Guarantors	Consolidating/ Eliminating Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$52.7	$404.7	$254.5	$294.0	$—	$1,005.9
Receivables, less allowance for doubtful accounts	—	7.3	274.0	124.0	—	405.3
Deferred income taxes	—	59.7	63.2	22.5	—	145.4
Income tax receivable	—	4.0	1.6	1.8	—	7.4
Prepayments and other	—	13.8	105.7	112.8	—	232.3
Inventories	—	1.9	45.9	22.5	—	70.3
Intercompany receivables	—	231.5	127.2	147.7	(506.4)	—

Total current assets	52.7	722.9	872.1	725.3	(506.4)	1,866.6
Land, buildings, riverboats and equipment, net of accumulated depreciation	—	263.2	10,960.2	7,053.6	(4.4)	18,272.6
Assets held for sale	—	36.1	14.5	—	—	50.6
Goodwill	—	8.9	5,304.6	4,001.5	—	9,315.0
Intangible assets	—	7.1	5,377.3	887.7	—	6,272.1
Investments in and advances to nonconsolidated affiliates	5,572.0	19,058.0	4.5	28.4	(24,630.0)	32.9
Deferred costs and other	—	586.7	250.3	365.5	—	1,202.5
Intercompany receivables	200.0	1,315.8	1,687.7	1,202.4	(4,405.9)	—

	$5,824.7	$21,998.7	$24,471.2	$14,264.4	$(29,546.7)	$37,012.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$—	$148.3	$170.8	$84.0	$—	$403.1
Accrued expenses	7.6	538.5	578.1	423.2	—	1,547.4
Current portion of long-term debt	—	72.5	3.5	8.0	—	84.0
Intercompany payables	—	16.7	275.4	214.3	(506.4)	—

Total current liabilities	7.6	776.0	1,027.8	729.5	(506.4)	2,034.5
Liabilities held for sale	—	—	0.7	—	—	0.7
Long-term debt	—	17,506.7	99.7	6,523.8	—	24,130.2
Deferred credits and other	—	371.3	38.2	52.0	—	461.5
Deferred income taxes	—	161.5	2,890.3	1,461.2	—	4,513.0
Intercompany notes	2.0	298.1	1,973.4	2,132.4	(4,405.9)	—

	9.6	19,113.6	6,030.1	10,898.9	(4,912.3)	31,139.9
Minority interests	—	—	—	57.3	—	57.3
Preferred stock	2,206.2	—	—	—	—	2,206.2
Stockholders’ equity	3,608.9	2,885.1	18,441.1	3,308.2	(24,634.4)	3,608.9

	$5,824.7	$21,998.7	$24,471.2	$14,264.4	$(29,546.7)	$37,012.3

HARRAH’S ENTERTAINMENT, INC.

(PREDECESSOR ENTITY)

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2007

(UNAUDITED)

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non Guarantors	Consolidating/ Eliminating Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$—	$15.2	$353.1	$341.7	$—	$710.0
Receivables, net of allowance for doubtful accounts	—	55.3	300.1	121.0	—	476.4
Deferred income taxes	—	114.1	70.2	15.7	—	200.0
Income tax receivable	—	—	2.9	2.1	—	5.0
Prepayments and other	—	11.8	96.5	107.9	—	216.2
Inventories	—	1.6	46.5	22.2	—	70.3
Intercompany receivables	—	288.6	151.2	69.8	(509.6)	—

Total current assets	—	486.6	1,020.5	680.4	(509.6)	1,677.9
Land, buildings, riverboats and equipment, net of accumulated depreciation	—	352.6	9,919.4	5,304.8	(5.3)	15,571.5
Assets held for sale	—	—	4.5	—	—	4.5
Goodwill	—	—	2,575.8	977.8	—	3,553.6
Intangible assets	—	—	1,608.4	431.1	—	2,039.5
Investments in and advances to nonconsolidated affiliates	6,628.1	16,446.1	10.8	7.8	(23,074.2)	18.6
Deferred costs and other	—	169.4	261.9	60.8	—	492.1
Intercompany receivables	—	2,296.0	1,902.7	1,915.4	(6,114.1)	—

	$6,628.1	$19,750.7	$17,304.0	$9,378.1	$(29,703.2)	$23,357.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$—	$149.1	$186.7	$106.2	$—	$442.0
Accrued expenses	1.2	408.6	567.5	373.9	—	1,351.2
Current portion of long-term debt	—	—	2.5	8.3	—	10.8
Intercompany payables	—	10.7	437.8	61.1	(509.6)	—

Total current liabilities	1.2	568.4	1,194.5	549.5	(509.6)	1,804.0
Liabilities held for sale	—	—	0.6	—	—	0.6
Long-term debt	—	12,279.4	118.0	32.2	—	12,429.6
Deferred credits and other	—	308.4	108.0	48.4	—	464.8
Deferred income taxes	—	(110.7)	1,449.0	641.3	—	1,979.6
Intercompany notes	—	98.1	2,564.7	3,451.3	(6,114.1)	—

	1.2	13,143.6	5,434.8	4,722.7	(6,623.7)	16,678.6
Minority interests	—	—	—	52.2	—	52.2
Stockholders’ equity	6,626.9	6,607.1	11,869.2	4,603.2	(23,079.5)	6,626.9

	$6,628.1	$19,750.7	$17,304.0	$9,378.1	$(29,703.2)	$23,357.7

HARRAH’S ENTERTAINMENT, INC.

(PREDECESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE PERIOD

JANUARY 1, 2008 THROUGH JANUARY 27, 2008

(UNAUDITED)

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$5.7	$400.5	$208.4	$—	$614.6
Food and beverage	—	1.5	65.7	51.2	—	118.4
Rooms	—	1.3	52.7	42.4	—	96.4
Management fees	—	0.7	6.0	0.1	(1.8)	5.0
Other	—	0.7	26.3	22.0	(6.3)	42.7
Less: casino promotional allowances	—	(1.5)	(76.9)	(38.6)	—	(117.0)

Net revenues	—	8.4	474.3	285.5	(8.1)	760.1

Operating expenses
Direct
Casino	—	4.1	217.8	118.7	—	340.6
Food and beverage	—	1.0	26.0	23.5	—	50.5
Rooms	—	0.2	10.0	9.4	—	19.6
Property general, administrative and other	—	5.6	112.7	68.0	(8.1)	178.2
Depreciation and amortization	—	1.1	41.9	20.5	—	63.5
Write-downs, reserves and recoveries	—	0.6	(0.4)	4.5	—	4.7
Project opening costs	—	—	(0.2)	0.9	—	0.7
Corporate expense	—	7.9	0.6	—	—	8.5
Acquisition and integration costs	—	125.6	—	—	—	125.6
Losses/(income) on interests in nonconsolidated affiliates	102.3	(1.3)	1.6	(0.2)	(102.9)	(0.5)
Amortization of intangible assets	—	—	5.2	0.3	—	5.5

Total operating expenses	102.3	144.8	415.2	245.6	(111.0)	796.9

(Loss)/income from operations	(102.3)	(136.4)	59.1	39.9	102.9	(36.8)
Interest expense, net of interest capitalized	—	(89.3)	(7.1)	(27.3)	34.0	(89.7)
Other income, including interest income	—	12.6	9.8	12.7	(34.0)	1.1

(Loss)/income from continuing operations before income taxes and minority interests	(102.3)	(213.1)	61.8	25.3	102.9	(125.4)
Benefit/(provision) for income taxes	1.4	56.3	(18.9)	(12.8)	—	26.0
Minority interests	—	—	—	(1.6)	—	(1.6)

(Loss)/income from continuing operations	(100.9)	(156.8)	42.9	10.9	102.9	(101.0)

Discontinued operations
Income from discontinued operations	—	—	0.1	—	—	0.1
Provision for income taxes	—	—	—	—	—	—

Income from discontinued operations, net	—	—	0.1	—	—	0.1

Net (loss)/income	$(100.9)	$(156.8)	$43.0	$10.9	$102.9	$(100.9)

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE PERIOD

JANUARY 28, 2008 THROUGH SEPTEMBER 30, 2008

(UNAUDITED)

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$68.6	$3,745.3	$1,839.3	$—	$5,653.2
Food and beverage	—	15.4	657.6	487.2	—	1,160.2
Rooms	—	14.4	492.0	387.8	—	894.2
Management fees	—	6.3	47.1	(0.1)	(7.5)	45.8
Other	—	29.2	303.6	210.9	(81.3)	462.4
Less: casino promotional allowances	—	(19.2)	(733.4)	(374.7)	—	(1,127.3)

Net revenues	—	114.7	4,512.2	2,550.4	(88.8)	7,088.5

Operating expenses
Direct
Casino	—	41.3	1,994.4	1,001.4	—	3,037.1
Food and beverage	—	8.1	254.4	223.6	—	486.1
Rooms	—	1.5	92.6	85.3	—	179.4
Property general, administrative and other	—	40.5	1,046.8	598.8	(67.1)	1,619.0
Depreciation and amortization	—	5.4	290.2	156.8	—	452.4
Write-downs, reserves and recoveries	9.0	5.7	(143.1)	66.6	—	(61.8)
Project opening costs	—	—	20.3	6.0	—	26.3
Corporate expense	22.7	58.6	17.0	19.3	(21.7)	95.9
Acquisition and integration costs	—	23.1	—	—	—	23.1
Losses/(income) on interests in nonconsolidated affiliates	294.6	(435.7)	(52.7)	0.8	194.3	1.3
Amortization of intangible assets	—	0.4	77.2	41.6	—	119.2

Total operating expenses	326.3	(251.1)	3,597.1	2,200.2	105.5	5,978.0

(Loss)/income from operations	(326.3)	365.8	915.1	350.2	(194.3)	1,110.5
Interest expense, net of interest capitalized	—	(1,178.2)	(150.4)	(369.2)	228.4	(1,469.4)
Losses on early extinguishments of debt	—	(203.9)	—	—	—	(203.9)
Other income, including interest income	3.6	79.9	89.9	73.7	(228.4)	18.7

(Loss)/income from continuing operations before income taxes and minority interests	(322.7)	(936.4)	854.6	54.7	(194.3)	(544.1)
Benefit/(provision) for income taxes	8.5	467.9	(290.7)	(38.0)	—	147.7
Minority interests	—	—	0.1	(6.3)	—	(6.2)

(Loss)/income from continuing operations	(314.2)	(468.5)	564.0	10.4	(194.3)	(402.6)

Discontinued operations
Income from discontinued operations	—	—	141.6	—	—	141.6
Provision for income taxes	—	—	(53.2)	—	—	(53.2)

Income from discontinued operations, net	—	—	88.4	—	—	88.4

Net (loss)/income	$(314.2)	$(468.5)	$652.4	$10.4	$(194.3)	$(314.2)

HARRAH’S ENTERTAINMENT, INC.

(PREDECESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$81.4	$4,523.6	$2,081.7	$—	$6,686.7
Food and beverage	—	18.2	738.8	542.1	—	1,299.1
Rooms	—	17.8	574.3	443.8	—	1,035.9
Management fees	—	6.0	69.2	0.2	(11.2)	64.2
Other	—	3.6	298.4	281.1	(58.0)	525.1
Less: casino promotional allowances	—	(20.5)	(944.2)	(448.6)	—	(1,413.3)

Net revenues	—	106.5	5,260.1	2,900.3	(69.2)	8,197.7

Operating Expenses
Direct
Casino	—	44.3	2,279.6	1,120.9	—	3,444.8
Food and beverage	—	9.4	282.1	262.2	—	553.7
Rooms	—	2.7	104.9	93.5	—	201.1
Property general, administrative and other	—	75.7	1,181.3	607.4	(69.0)	1,795.4
Depreciation and amortization	—	10.7	402.6	188.3	(0.2)	601.4
Write-downs, reserves and recoveries		21.3	(44.8)	(59.5)	—	(83.0)
Project opening costs	—	—	2.3	19.8	—	22.1
Corporate expense	0.1	82.9	14.7	—	—	97.7
Acquisition and integration costs	—	8.3	—	—	—	8.3
(Income)/losses on interests in nonconsolidated affiliates	(668.6)	(1,340.3)	(45.4)	(1.8)	2,052.5	(3.6)
Amortization of intangible assets	—	—	52.3	1.2	—	53.5

Total operating expenses	(668.5)	(1,085.0)	4,229.6	2,232.0	1,983.3	6,691.4

Income/(loss) from operations	668.5	1,191.5	1,030.5	668.3	(2,052.5)	1,506.3
Interest expense, net of interest capitalized	—	(595.2)	(181.9)	(246.8)	445.5	(578.4)
Loss on early extinguishment of debt	—	—	—	(2.0)	—	(2.0)
Other income, including interest income	(0.1)	91.5	223.1	159.7	(445.5)	28.7

Income/(loss) from continuing operations before income taxes and minority interests	668.4	687.8	1,071.7	579.2	(2,052.5)	954.6
(Provision)/benefit for income taxes	(1.2)	226.1	(409.4)	(169.6)	—	(354.1)
Minority interests	—	—	—	(17.2)	—	(17.2)

Income/(loss) from continuing operations	667.2	913.9	662.3	392.4	(2,052.5)	583.3

Discontinued operations
Income from discontinued operations	—	—	133.3	—	—	133.3
Provision for income taxes	—	—	(49.4)	—	—	(49.4)

Income from discontinued operations, net	—	—	83.9	—	—	83.9

Net income/(loss)	$667.2	$913.9	$746.2	$392.4	$(2,052.5)	$667.2

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD

JANUARY 28, 2008 THROUGH SEPTEMBER 30, 2008

(UNAUDITED)

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows (used in)/provided by operating activities	$(13.1)	$(495.0)	$850.1	$318.8	$—	$660.8

Cash flows from investing activities
Land, buildings, riverboats and equipment additions	—	(24.2)	(775.2)	(167.5)	—	(966.9)
(Decrease)/increase in construction payables	—	(0.6)	8.0	(5.5)	—	1.9
Insurance proceeds for hurricane losses from asset recovery	—	—	181.4	—	—	181.4
Payment for Acquisition	(17,490.2)	—	—	—	—	(17,490.2)
Investments in and advances to nonconsolidated affiliates	—	—	—	(5.9)	—	(5.9)
Proceeds from other asset sales	—	0.1	4.2	0.3	—	4.6
Other	—	—	(13.8)	(17.6)	—	(31.4)

Cash flows used in investing activities	(17,490.2)	(24.7)	(595.4)	(196.2)	—	(18,306.5)

Cash flows from financing activities
Proceeds from issuance of long-term debt, net of issue costs	—	13,771.3	—	6,329.9	—	20,101.2
Repayments under lending agreements	—	(5,832.1)	—	(2.7)	—	(5,834.8)
Early extinguishments of debt	—	(1,941.5)	—	—	—	(1,941.5)
Premiums paid on early extinguishments of debt	—	(225.9)	—	—	—	(225.9)
Scheduled debt retirement	—	—	—	(6.5)	—	(6.5)
Equity contribution from buyout	6,007.0	—	—	—	—	6,007.0
Minority interests’ distributions, net of contributions	—	—	—	(7.6)	—	(7.6)
Excess tax benefit from stock equity plans	(50.5)	—	—	—	—	(50.5)
Other	—	(2.0)	(0.2)	(0.1)	—	(2.3)
Transfers from/(to) affiliates	11,597.2	(4,855.9)	(264.6)	(6,476.7)	—	—

Cash flows provided by/(used in) financing activities	17,553.7	913.9	(264.8)	(163.7)	—	18,039.1

Cash flows from discontinued operations
Cash flows from operating activities	—	—	1.6	—	—	1.6
Cash flows from investing activities	—	—	—	—	—	—

Cash flows provided by discontinued operations	—	—	1.6	—	—	1.6

Net increase/(decrease) in cash and cash equivalents	50.4	394.2	(8.5)	(41.1)	—	395.0
Cash and cash equivalents, beginning of period	2.3	10.5	263.0	335.1	—	610.9

Cash and cash equivalents, end of period	$52.7	$404.7	$254.5	$294.0	$—	$1,005.9

HARRAH’S ENTERTAINMENT, INC.

(PREDECESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD

JANUARY 1, 2008 THROUGH JANUARY 27, 2008

(UNAUDITED)

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by/(used in) operating activities	$43.9	$(106.4)	$(25.3)	$95.0	$—	$7.2

Cash flows from investing activities
Land, buildings, riverboats and equipment additions	—	(1.0)	(69.1)	(47.3)	—	(117.4)
Payments for businesses acquired, net of cash acquired	—	—	—	0.1	—	0.1
Proceeds from other asset sales	—	—	0.1	3.0	—	3.1
(Decrease)/increase in construction payables	—	(0.4)	2.8	(10.6)	—	(8.2)
Other	—	—	(1.2)	(0.5)	—	(1.7)

Cash flows used in investing activities	—	(1.4)	(67.4)	(55.3)	—	(124.1)

Cash flows from financing activities
Proceeds from issuance of long-term debt, net of issue costs	—	11,316.3	—	—	—	11,316.3
Repayments under lending agreements	—	(11,288.6)	—	(0.2)	—	(11,288.8)
Early extinguishments of debt	—	—	(87.7)	—	—	(87.7)
Minority interests’ distributions, net of contributions	—	—	—	(1.6)	—	(1.6)
Proceeds from exercises of stock options	2.4	—	—	—	—	2.4
Excess tax benefit from stock equity plans	77.5	—	—	—	—	77.5
Other	—	—	(0.7)	(0.1)	—	(0.8)
Transfers (to)/from affiliates	(121.5)	75.4	90.5	(44.4)	—	—

Cash flows (used in)/provided by financing activities	(41.6)	103.1	2.1	(46.3)	—	17.3

Cash flows from discontinued operations
Cash flows from operating activities	—	—	0.5	—	—	0.5
Cash flows from investing activities	—	—	—	—	—	—

Cash flows provided by discontinued operations	—	—	0.5	—	—	0.5

Net increase/(decrease) in cash and cash equivalents	2.3	(4.7)	(90.1)	(6.6)	—	(99.1)
Cash and cash equivalents, beginning of period	—	15.2	353.1	341.7	—	710.0

Cash and cash equivalents, end of period	$2.3	$10.5	$263.0	$335.1	$—	$610.9

HARRAH’S ENTERTAINMENT, INC.

(PREDECESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows (used in)/provided by operating activities	$(165.7)	$(460.5)	$1,515.7	$295.4	$—	$1,184.9

Cash flows from investing activities
Land, buildings, riverboats and equipment additions	—	(50.1)	(548.9)	(436.8)	—	(1,035.8)
Insurance proceeds for hurricane losses from asset recovery	—	—	116.2	—	—	116.2
Payments for businesses acquired, net of cash acquired	—	—	—	(579.6)	—	(579.6)
Investments in and advances to nonconsolidated affiliates	—	—	(1.8)	1.0	—	(0.8)
Proceeds from other asset sales	—	89.3	4.2	2.3	—	95.8
(Decrease)/increase in construction payables	—	(2.9)	(17.1)	4.9	—	(15.1)
Other	—	—	(17.2)	(59.0)	—	(76.2)

Cash flows provided by/(used in) investing activities	—	36.3	(464.6)	(1,067.2)	—	(1,495.5)

Cash flows from financing activities
Proceeds from issuance of long-term debt, net of issue costs	—	23,556.4	—	51.4	—	23,607.8
Repayments under lending agreements	—	(22,262.5)	—	(1.4)	—	(22,263.9)
Early extinguishment of debt	—	—	—	(120.1)	—	(120.1)
Scheduled debt retirements	—	(996.7)	—	(5.0)	—	(1,001.7)
Dividends paid	(224.2)	—	—	—	—	(224.2)
Proceeds from exercises of stock options	71.3	—	—	—	—	71.3
Excess tax benefit from stock equity plans	32.4	—	—	—	—	32.4
Minority interests’ distributions, net of contributions	—	—	—	(12.8)	—	(12.8)
Other	—	0.2	(1.7)	(0.1)	—	(1.6)
Transfers from/(to) affiliates	286.2	127.6	(1,276.2)	862.4	—	—

Cash flows provided by/(used in) financing activities	165.7	425.0	(1,277.9)	774.4	—	87.2

Cash flows from discontinued operations
Cash flows from operating activities	—	—	78.7	—	—	78.7
Cash flows from investing activities	—	—	(0.2)	—	—	(0.2)

Cash flows provided by discontinued operations	—	—	78.5	—	—	78.5

Net increase/(decrease) in cash and cash equivalents	—	0.8	(148.3)	2.6	—	(144.9)
Cash and cash equivalents, beginning of period	—	12.6	471.4	315.6	—	799.6

Cash and cash equivalents, end of period	$—	$13.4	$323.1	$318.2	$—	$654.7

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

California Registrants: California Clearing Corporation and Harrah South Shore Corporation are incorporated under the laws of California.

Section 317 of the California Corporations Code provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made in certain circumstances by action of the company through a majority vote of a quorum of the corporation’s Board of Directors consisting of directors who are not party to the proceedings; approval of shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or such court in which the proceeding is or was pending upon application by designated parties.

The bylaws of Harrah’s South Shore Corporation provide for indemnification of any person made party to or threatened to be made party to any proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the company, or is or was acting at the request of the corporation as a director, officer, employee or agent of another entity, provided such person acted in good faith, in a manner reasonably believed to be in the best interests of the corporation, and, in the case of a criminal action or proceeding, had no reason to believe that such conduct was unlawful. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action or suit by or in the right of the company by reason of the fact that such person is or was a director, officer, employee or agent of the company, or was serving at the request of the company as the agent of another entity, against expenses, including attorney’s fees, reasonably incurred by such person in the defense or settlement of such action, provided such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company; except that no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the company, unless and only to the extent that there has been a determination by the court in which such action was brought that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnification. Any indemnification made under the operating agreement shall be made only as authorized by an appropriate determination that indemnification is proper because the person has met the applicable standard of conduct for such indemnification.

There is no provision for indemnification in the articles of incorporation or bylaws of California Clearing Corporation.

Delaware Registrants:

(a) Bally’s Midwest Casino, Inc., Bally’s Operator, Inc., Caesars Palace Corporation, Harrah’s International Holding Company, Inc., Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., and Sheraton Tunica Corporation are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The bylaws of all the Delaware registrants indemnify to the fullest extent of the law every director and officer against expenses incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.

Under the bylaws of Harrah’s Operating Company, Inc., Bally’s Midwest Casino, Inc., Caesars Palace Corporation and Harrah’s International Holding Company, Inc., no indemnification shall be made in respect of any claim as to which such person has been adjudged to be liable to the corporation unless the court in which such action was brought shall determine that, despite adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. For these registrants, any indemnification shall be made by the corporation only as authorized by (i) the Board of Directors, (ii) independent legal counsel if the Board of Directors cannot obtain a quorum, or (iii) by the stockholders. However, to the extent that a director or officer has been successful on the merits or otherwise in defense of any action, he shall be indemnified against expenses without authorization. Expenses incurred in defending or investigating a threatened or pending action may be paid by the corporation in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

(b) AJP Holdings, LLC, AJP Parent, LLC, Biloxi Hammond, LLC, Biloxi Hammond, LLC, Biloxi Village Walk Development, LLC, Chester Facility Holding Company, LLC, Harrah’s Chester Downs Investment Company, LLC, Harrah’s Maryland Heights LLC, Harrah’s MH Project, LLC, Harrah’s Operating Company Memphis, LLC, Harrah’s Shreveport/Bossier City Holding Company, LLC, Harrah’s Shreveport/Bossier City Investment Company, LLC, Harrah’s Sumner Investment Company, LLC, Harrah’s Sumner Management Company, LLC, Harrah’s West Warwick Gaming Company, LLC, Horseshoe Gaming Holding, LLC, JCC Holding Company II LLC, Koval Holdings Company, LLC, Reno Crossroads, LLC, Showboat Atlantic City Mezz 1, LLC, Showboat Atlantic City Mezz 2, LLC, Showboat Atlantic City Mezz 3, LLC, Showboat Atlantic City Mezz 4, LLC, Showboat Atlantic City Mezz 5, LLC, Showboat Atlantic City Mezz 6, LLC, Showboat Atlantic City Mezz 7, LLC, Showboat Atlantic City Mezz 8, LLC, Showboat Atlantic City Mezz 9, LLC, Showboat Atlantic City Propco, LLC, Tahoe Garage Propco, LLC , Village Walk Construction, LLC, Winnick Parent, LLC, and Winnick Holdings, LLC are each organized as limited liability companies under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act permits a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The operating agreements of Delaware limited liability registrant, except for Harrah’s West Warwick Gaming Company, LLC, indemnifies the members of the limited liability company to the fullest extent of the law. Additionally, the operating agreement for each of these companies allows for the member to cause the company to indemnify the managers and/or officers for actions arising in connection with the company.

Notwithstanding the foregoing, any and all indemnification obligations of any company shall be satisfied only from the assets of that company.

There is no provision for indemnification in the organizational document or operating agreement of Warwick Gaming Company, LLC.

(c) Bally’s Olympia Limited Partnership is organized as a limited partnership under the laws of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The limited partnership agreement of Bally’s Olympia Limited Partnership provides that the partnership shall indemnify the general partner and its officers, directors, shareholders, employees and agents from and against any loss, expense, damage or injury suffered or sustained by it or them by reason of any acts omissions or alleged acts or omissions on behalf of the partnership within the scope of the authority conferred on the general partner by this agreement or by law, including any payments made by the general partner to any of its officers, directors, employees or agents pursuant to an indemnification agreement or at law or pursuant to the general partner’s articles of incorporation or bylaws, if the acts, omissions or alleged acts or omissions upon which such actual or threatened proceeding is based were not performed or omitted fraudulently, in violation of the limited partnership agreement or Delaware law, with gross negligence, willful misconduct or in bad faith by such party.

Florida Registrant: Caesars World, Inc. is incorporated under the laws of Florida.

Section 607.0831 of the Florida Business Corporation Act (the “FBCA”) provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision or failure to act by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (1) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit; (3) a circumstance under which the liability provisions of Section 607.0834 of the FBCA (relating to the liability of the directors for improper distributions) are applicable; (4) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholders or (5) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0850 of the FBCA permits a company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer, employee or agent of the company (or is or was serving at the request of the company in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

The FBCA requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

There is no provision for indemnification in the articles of incorporation or bylaws of Caesars World, Inc.

Illinois Registrant: Southern Illinois Riverboat/Casino Cruises, Inc. is incorporated under the laws of Illinois.

Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), provides for a limitation of director liability. Under Section 8.75 of the IBCA, directors and officers may be indemnified by the corporation against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as the corporation’s representative, or by reason of the fact that such director or officer serves or served as a representative of another entity at the corporation’s request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests.

The IBCA also permits the purchase and maintenance of insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCA.

The bylaws of Southern Illinois Riverboat/Casino Cruises, Inc. provides that the corporation shall indemnify, to the fullest extent permitted by law, any and all persons whom it shall have the power to indemnify from and against any and all expenses, liabilities, or other matters. In addition, the indemnification provided for in the bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

Indiana Registrants:

(a) Casino Computer Programming, Inc., Roman Entertainment Corporation of Indiana, and Roman Holding Corporation of Indiana are incorporated under the laws of Indiana.

Section 23-1-37-8 of the Indiana Business Corporation Law provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual’s conduct was lawful; or (B) had no reasonable cause to believe the individual’s conduct was unlawful.

The bylaws of each of Roman Entertainment Corporation of Indiana and Roman Holding Corporation indemnify the directors and officers of each corporation against any and all liability incurred by such person in connection with any claim (i) if such person is wholly successful with respect to such claim or (ii) such person is determined, in accordance with the certificate of incorporation, to have acted in good faith, in what such person reasonably believed to be the best interests of the corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim, is determined to have had reasonable cause to believe that his or her conduct was lawful and had no cause to believe that such conduct was unlawful.

The bylaws of Casino Computer Programming, Inc. indemnify its directors and officers if they are made party to a proceeding in connection with their capacities as such, to the fullest extent of the law, against all liability incurred by such a person in connection with the proceeding, provided a determination is made that such indemnification is permissible in the circumstances because such person has met the standard of conduct for indemnification as specified under applicable law. In addition, the corporation shall indemnify any person who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, without the requirement of a determination as set forth above.

(b) Caesars Riverboat Casino, LLC and Horseshoe Hammond, LLC are limited liability companies organized under the laws of Indiana.

Under 23-18-2-2(14) of the Indiana Limited Liability Company Act, a company may indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement.

The operating agreement of Caesars Riverboat Casino, LLC provides that the company shall indemnify any person who was or is a party, or is threatened to be made a party, to any claim or threatened claim by reason of the fact that such party is or was a general manager, director or member of the company, is or was serving at the request of the company as a director, officer, partner, manager, member, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses and other costs actually or reasonably incurred in accordance with such a claim, except in cases of malfeasance.

The operating agreement of Horseshoe Hammond, LLC provides that the company shall indemnify any person who is a party or is threatened to be made a party to any action, other than one by or in the right of the company, by reason of the fact that he is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the corporation as an officer, director, employee, or agent of another entity, against costs and expenses actually and reasonably incurred by him in connection with such an action, provided such person acted in good faith and in a manner reasonably believed to be in or not opposed to the bests interests of the company, and, with respect to any criminal action, such person had no reasonable cause to believe such conduct was unlawful. In addition, in the case of an action by or in the right of the company, such person shall be entitled to indemnification against all expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged liable to the company unless and only to the extent that the court in which such an action shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee, or agent of the company has been successful, on the merits or otherwise in defense of any such action, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Kentucky Registrant: Players Bluegrass Downs, Inc. is incorporated under the laws of Kentucky.

Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act; provides that, subject to restrictions contained in the statute, a corporation may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan. A person who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified against expenses (including attorneys’ fees) reasonably incurred by him in connection therewith. Indemnification is authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or if such a quorum cannot be obtained, by a majority vote of a committee of the board, duly designated to so act by a majority of the full board, consisting solely of two or more directors who are not parties to the action; or by special legal counsel selected by the board or a committee thereof; or by the shareholders who are not parties to such action, suit or proceeding. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written affirmation by the director of his good faith belief that he has met the applicable standard of conduct required, a written undertaking by or on behalf of the director to repay such advance if it is ultimately determined that he did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. The indemnification provided by statute shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, which shall inure to the benefit of the heirs, executors and administrators of such a person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if he had served the resulting or surviving corporation in the same capacity.

The articles of incorporation of Players Bluegrass Downs, Inc. provide that directors shall not be liable to the corporation or its shareholders for monetary damages for breach of duty as a director except: (i) in connection with a transaction in which the director’s personal financial interest is in conflict with the financial interest of the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (iii) for unlawful distributions under Kentucky Revised Statutes Section 271B.8-330; and (iv) for any transaction from which the director derived an improper personal benefit.

Louisiana Registrants:

(a) Horseshoe Entertainment is a limited partnership organized under the laws of Louisiana.

Under the laws of Louisiana, there is no statutory indemnification of officers or others persons affiliated with a limited partnership.

The limited partnership agreement of Horseshoe Entertainment does not provide for indemnification of officers or other persons due to actions undertaken in connection with their affiliation with the limited partnership.

(b) Harrah’s Bossier City Investment Company, LLC, Horseshoe Shreveport, L.L.C., Jazz Casino Company, LLC, JCC Fulton Development, LLC, and Players Riverboat II, LLC are limited liability companies organized under the laws of Louisiana.

Section 12:1315(2) of the Louisiana Limited Liability Company Act provides for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager.

The operating agreements of Jazz Casino Company, LLC and JCC Fulton Development, LLC provides that no member shall be personally liable for monetary damages for breach of any duty provided for under LSA-R.S. 12:1314, and that the companies shall indemnify, defend, and hold harmless all members against expenses incurred because such person or entity was a member of the company. In addition, the companies may in, each’s sole and absolute discretion, indemnify and hold harmless their officers, employees or agents of the company against expenses incurred because such person was an officer, employee or agent of the company, except in the case of such person’s fraud, willful misconduct, malfeasance or bad faith.

The limited liability company agreement of Harrah’s Bossier City Investment Company, LLC provides that the company shall indemnify the member, to the fullest extent permitted by law, against all costs and expenses of any nature, arising from any and all claims and actions of any nature in which the member may be involved, or threatened to be involved, as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the company. In addition, the member may cause the company to indemnify any managers and/or officers against any and all costs arising out of any and all actions in connection with the business of the company.

The limited liability company agreements and operating agreements of Horseshoe Shreveport, LLC and Players Riverboat II, LLC do not provide for indemnification of officers and directors.

Minnesota Registrants:

(a) BL Development Corp., GCA Acquisition Subsidiary, Inc., Grand Casinos, Inc., and Grand Media Buying, Inc. are incorporated under the laws of Minnesota.

Unless prohibited in a corporation’s articles or bylaws, Section 302A.521 of the Minnesota Business Corporation Act (“MBCA”) requires indemnification of officers, directors, employees and agents, under certain circumstances, against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to the acts or omissions of such person in his official capacity, except where such persons have not acted in good faith.

The bylaws of the Minnesota corporations provide that each company shall indemnify its officers, directors, employees, and agents to the fullest extent permitted by Minnesota law.

(b) Grand Casinos of Biloxi, LLC is a limited liability company organized under the laws of Minnesota.

Section 322B.699 of the Minnesota Limited Liability Company Act provides that a limited liability company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another organization or employee benefit plan for the same judgment, penalty or fine incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and Section 322B.666, relating to conflicts of interest, if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the limited liability company, or in the case of acts or omissions occurring in connection with a conflict of interest, reasonably believed that the conduct was not opposed to the best interests of the limited liability company.

Subdivision 4 of Section 322B.699 of the Minnesota Limited Liability Company Act further provides that the articles of organization, a member control agreement, or bylaws either may prohibit indemnification or advances of expenses otherwise required by Section 322B.699, or may impose conditions on indemnification or advancement of expenses in addition to the conditions contained in Section 322B.699.

The operating agreement of Grand Casinos of Biloxi, LLC provides that the company shall indemnify and hold harmless the member to the fullest extent permitted by law against any and all costs and expenses of any nature arising out of any and all claims in which the member may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the company. In addition, the member may cause the company to indemnify any managers and/or officers against any and all costs and expenses arising from any and all actions arising in connection with the business of the company or by virtue of such person’s capacity as an agent of the company.

Mississippi Registrants:

(a) Bally’s Tunica, Inc., East Beach Development Corporation, and Robinson Property Group Corp. are incorporated under the laws of Mississippi.

Section 79-4-2.02(b)(5) of the Mississippi Business Corporation Act (the “MBCA”) permits the corporation to include an obligatory indemnification for directors in its Articles of Incorporation for all acts other than: (i) distributions made in excess of standards established by Mississippi law or in the corporation’s articles of incorporation, for which Section 79-4-8.33 imposes personal liability on directors to the corporation; and (ii) circumstances where, in his performance as a director, a director has received a financial benefit to which he is not entitled, he intentionally inflicts harm on the corporation or its stockholders or he intentionally violates any criminal law. The law further permits us to advance all expenses for defense of a director in any lawsuit brought against a director in his capacity as a director. The MBCA specifically provides in Section 79-4-8.53 that such advances are allowed by Mississippi law. Such advances may be made under the MBCA only after a determination that the director met all relevant standards of conduct.

Section 79-4-8.56 of the MBCA permits a Mississippi corporation to indemnify any officer to the same extent as to a director. Indemnification of officers and directors against reasonable expenses is mandatory under Section 79-4-8.52 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification.

The bylaws of Bally’s Tunica, Inc. and Robinson Property Group Corp. provide that each company respectively shall indemnify its directors and officers to the extent permitted by Mississippi law.

Under its bylaws, indemnification by Robinson Property Group Corp shall be made by the corporation only as authorized in the specific case upon a determination that indemnification if proper in the circumstances because the director or officer has met the applicable standard of conduct.

The certificate of incorporation and bylaws of East Beach Development Corp. do not provide for the indemnification of officers and directors.

(b) Grand Casinos of Mississippi, LLC Gulfport is a limited liability company organized under the laws of Mississippi.

Section 72-29-110 of the Mississippi Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, manager or other person made a party to a proceeding because he is or was a member, manager or agent of the limited liability company against liability incurred in the proceeding if: (a) he conducted himself in good faith; and (b) he reasonably believed: (i) in the case of conduct in his official capacity with the limited liability company, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

A limited liability company may not indemnify a member, manager, or other person under Section 79-29-110: (a) in connection with a proceeding by or in the right of the limited liability company in which the member, manager or other person was adjudged liable to the limited liability company; or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 79-29-110 further provides that, unless otherwise provided in its certificate of formation or limited liability company agreement, a limited liability company shall indemnify a member, manager or other person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a member, manager or agent of the limited liability company against reasonable expenses incurred by him in connection with the proceeding.

The operating agreement of Grand Casinos of Mississippi, LLC Gulfport provides that the company shall indemnify the managers and make advancements for their expenses to the maximum extent permitted by law.

Missouri Registrant: Harrah’s North Kansas City LLC is a limited liability company organized under the laws of Missouri.

The Missouri Limited Liability Company Act is silent as to indemnification. Section 351.355 of the General and Business Corporation Law of Missouri, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful.

New Jersey Registrants:

(a) Bally’s Park Place, Inc., Boardwalk Regency Corporation, Caesars New Jersey, Inc., Caesars World Marketing Corporation, GNOC, Corp., Martial Development Corp., Ocean Showboat, Inc. and Players Services, Inc. are incorporated under the laws of New Jersey.

Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act (“NJBCA”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise, against reasonable costs (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful. In connection with any proceeding by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The charter and/or bylaws of Bally’s Park Place, Inc., Caesars New Jersey, Inc., Caesars World Marketing Corporation, Martial Development Corp. and Players Services, Inc. provide indemnification of their directors and officers to the fullest extent permitted by law.

The charters and bylaws of the Boardwalk Regency Corp., GNOC, Corp. and Ocean Showboat, Inc. do not provide for the indemnification of their directors or officers.

(b) Atlantic City Country Club 1, LLC and Showboat Atlantic City Operating Company, LLC are limited liability companies organized under the laws of New Jersey.

Section 42:2B-10 of the New Jersey Limited Liability Company Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The operating agreement of Atlantic City Country Club I, LLC provides that the company shall indemnify and hold harmless the member to the fullest extent permitted by law against any and all costs and expenses of any nature arising out of any and all claims in which the member may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the company. In addition, the member may cause the company to indemnify any managers and/or officers against any and all costs and expenses arising from any and all actions arising in connection with the business of the company or by virtue of such person’s capacity as an agent of the company.

The operating agreement of Showboat Atlantic City Operating Company, LLC indemnifies its member, officers, directors, employees and agents to the fullest extent permitted by law against liability arising in connection with the good faith discharge of such person’s obligations, except for any fraudulent, criminal or grossly negligent act or omission. Expenses incurred in defending or investigating a threatened or pending action may be paid by the corporation in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

Nevada Registrants:

(a) B I Gaming Corporation, Benco, Inc., Caesars Entertainment Golf, Inc., Caesars Entertainment Akwesasne Consulting Corp., Caesars Entertainment Canada Holding, Inc., Caesars Entertainment Finance Corp., Caesars Entertainment Retail, Inc., Caesars Palace Realty Corp., Caesars Palace Sports Promotions, Inc., Caesars United Kingdom, Inc., Caesars World Merchandising, Inc., CEI-Sullivan County Development Company, Consolidated Supplies, Services and Systems, Desert Palace, Inc., Dusty Corporation, FHR Corporation, Flamingo-Laughlin, Inc., Harrah’s Alabama Corporation, Harrah’s Arizona Corporation, Harrah’s Illinois Corporation, Harrah’s Imperial Palace Corp., Harrah’s Interactive Investment Company, Harrah’s Investments, Inc., Harrah’s Kansas Casino Corporation, Harrah’s Management Company, Harrah’s Marketing Services Corporation, Harrah’s Maryland Heights Operating Company, Harrah’s New Orleans Management Company, Harrah’s Pittsburgh Management Company, Harrah’s Reno Holding Company, Inc., Harrah’s Southwest Michigan Casino Corporation, Harrah’s Travel, Inc., Harrah’s Tunica Corporation, Harrah’s Vicksburg Corporation, Harveys BR Management Company, Inc., Harveys C.C. Management Company, Inc., Harveys Iowa Management Company, Inc., HBR Realty Company, Inc., HCR Services Company, Inc., HEI Holding Company One, Inc., Harveys Tahoe Management Company, Inc., HEI Holding Company Two, Inc., HTM Holding, Inc., Las Vegas Resort Development, Inc., LVH Corporation, Parball Corporation, Players Development, Inc., Players Resources Inc., Reno Projects, Inc., Rio Development Company, Inc., Showboat Holding, Inc., Tele/Info, Inc., and Trigger Real Estate Corporation are incorporated under the laws of Nevada.

Chapter 78 of the Nevada Revised Statutes allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the registrant may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the applicable statutory provisions mandate that the company indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense. The company will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the company.

The charters and/or bylaws of the following corporations provide indemnity provisions for directors and officers who are party to suits of a the corporation, except that in each case such indemnification shall not exceed the amount permitted by the Nevada Revised Statutes and the charters and bylaws may specify the circumstances under which the corporation will indemnify a director or officer: B I Gaming Corporation, Benco, Inc., Caesars Entertainment Golf, Inc., Caesars Entertainment Akwesasne Consulting Corp., Caesars Entertainment Canada Holding, Inc., Caesars Entertainment Finance Corp., Caesars Entertainment Retail, Inc., Caesars Palace Realty Corp., Caesars United Kingdom, Inc., CEI-Sullivan County Development Company, Consolidated Supplies, Services and Systems, Desert Palace, Inc., Dusty Corporation, FHR Corporation, Flamingo-Laughlin, Inc., Harrah’s Alabama Corporation, Harrah’s Arizona Corporation, Harrah’s Illinois Corporation, Harrah’s Imperial Palace Corp., Harrah’s Interactive Investment Company, Harrah’s Investments, Inc., Harrah’s Kansas Casino Corporation, Harrah’s Management Company, Harrah’s Marketing Services Corporation, Harrah’s Maryland Heights Operating Company, Harrah’s New Orleans Management Company, Harrah’s Pittsburgh Management Company, Harrah’s Reno Holding Company, Inc., Harrah’s Southwest Michigan Casino Corporation, Harrah’s Travel, Inc., Harrah’s Tunica Corporation, Harrah’s Vicksburg Corporation, Harveys BR Management Company, Inc., Harveys C.C. Management Company, Inc., Harveys Iowa Management Company, Inc., HBR Realty Company, Inc., HCR Services Company, Inc., HEI Holding Company One, Inc., Harveys Tahoe Management Company, Inc., HEI Holding Company Two, Inc., HTM Holding, Inc., Las Vegas Resort Development, Inc., LVH Corporation, Parball Corporation, Players Development, Inc., Players Resources Inc., Reno Projects, Inc., Rio Development Company, Inc., Showboat Holding, Inc., and Trigger Real Estate Corporation.

Neither the charter nor bylaws of the following companies provide for the indemnification of directors or officers: Caesars Palace Sports Promotions, Inc., Caesars World Merchandising, Inc. and Tele/Info, Inc.

(b) 190 Flamingo, LLC, Caesars India Sponsor Company, LLC, Corner Investment Company, LLC, Caesars Entertainment Development, LLC, DCH Exchange, LLC, DCH Lender, LLC, Desert Club, LLC, Durante Holdings, LLC, Harrah’s Bossier City Management Company, LLC, Harrah’s Chester Downs Management Company, LLC, Harrah’s License Company, LLC, Harrah’s Shreveport Investment Company, LLC, Harrah’s Shreveport Management Company, LLC, H-BAY, LLC, HCAL, LLC, HHLV Management Company, LLC, Hole in the Wall, LLC, Horseshoe GP, LLC, Koval Investment Company, LLC, Las Vegas Golf Management, LLC, Nevada Marketing, LLC, Players Holding, LLC, Players International, LLC, Players LC, LLC, Players Maryland Heights Nevada, LLC, Players Riverboat Management, LLC, Players Riverboat, LLC, Roman Empire Development, LLC, and TRB Flamingo, LLC are organized as limited liability companies under the laws of Nevada.

The operating agreement and/or bylaws of the following companies indemnify the members to the fullest extent of the law: 190 Flamingo, LLC, Caesars India Sponsor Company, LLC, Corner Investment Company, LLC, Caesars Entertainment Development, LLC, DCH Exchange, LLC, DCH Lender, LLC, Desert Club, LLC, Durante Holdings, LLC, Harrah’s Bossier City Management Company, LLC, Harrah’s Chester Downs Management Company, LLC, Harrah’s License Company, LLC, Harrah’s Shreveport Investment Company, LLC, Harrah’s Shreveport Management Company, LLC, HCAL, LLC, HHLV Management Company, LLC, Hole in the Wall, LLC, Horseshoe GP, LLC, Koval Investment Company, LLC, Las Vegas Golf Management, LLC, Nevada Marketing, LLC, and TRB Flamingo, LLC. Additionally the member of all companies, except for Hole in the Wall, LLC, provide that the member may cause the company to indemnify managers and/or officer against actions arising in connection with the company. Hole in the Wall, LLC provides for the indemnification of managers and officers to the fullest extent of the law.

Neither the limited liability company agreements nor the operating agreements for the following companies provide for indemnification of members, managers or officers: H-BAY, LLC, Players Holding, LLC, Players International, LLC, Players LC, LLC, Players Maryland Heights Nevada, LLC, Players Riverboat Management, LLC, Players Riverboat, LLC, and Roman Empire Development, LLC.

(c) New Gaming Capital Partnership is organized as a limited partnership under the laws of Nevada.

Under the laws of Nevada, there is no statutory indemnification of officers or directors affiliated with a limited liability partnership.

The limited liability partnership agreement of New Gaming Capital Partnership provides that the partnership shall indemnify the general partner and its respective directors, officers, employees and agents against any loss incurred by virtue of their performance of the duties of general partner in connection with the partnership’s business, provided the person acted in good faith, in a manner reasonably believed to be in the best interests of the partnership, and provided such conduct does not constitute gross negligence or willful misconduct.

North Carolina Registrant: Harrah’s NC Casino Company, LLC is a limited liability company organized under the laws of North Carolina.

Section 57C-3-32 of the North Carolina Limited Liability Company Act provides that the articles of organization or a written operating agreement may eliminate or limit the personal liability of a manager, director, or executive for monetary damages for breach of any duty as manager, director, or executive and provides for indemnification of a manager, member, director, or executive for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member, manager, director, or executive is a party because the person is or was a manager, member, director, or executive.

No provision permitted under this section shall limit, eliminate, or indemnify against the liability of a manager, director, or executive for: (i) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (ii) any transaction from which the manager, director, or executive derived an improper personal benefit, or (iii) acts or omissions occurring prior to the date the provision became effective, except that indemnification may be provided if approved by all the members.

The operating agreement of Harrah’s NC Casino Company, LLC provides that the company shall indemnify each manager from any and all payments made and personal liabilities reasonably incurred by such manager at any time by reason of or arising out of the authorized conduct of the company’s business or the preservation of its business or property. The company shall indemnify a member or manager who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because such person is or was a member or manager against reasonable expenses incurred by him in connection with the proceeding. In addition, in accordance with North Carolina law, no manager shall be liable for monetary damages for breach of any duty set forth in Section 57C-3-22 of the North Carolina General Statutes. If approved by all of the members, the company may indemnify a manager or member for expenses of any kind incurred in a proceeding to which the member or manager is a party because such person is or was a manager or member; provided, however, that notwithstanding anything to the contrary contained within the operating agreement, no such relief shall limit, eliminate, or indemnify against the liability of a manager for (i) acts or omissions that the manager knew at the time were clearly in conflict with the interest of the company, (ii) any transaction from which the manager derived an improper personal benefit or (iii) acts or omissions occurring prior to the effective date of the operating agreement.

Item 21.	Exhibits and Financial Schedules.

(a)	Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b)	Financial Statement Schedules

Schedules for the years ended December 31, 2007, 2006 and 2005, are as follows:

Schedule II—Consolidated valuation and qualifying accounts.

Schedule I, III, IV, and V are not applicable and have therefore been omitted.

Item 22.	Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)	Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Entertainment Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S ENTERTAINMENT, INC.

By:	/S/ GARY W. LOVEMAN
Gary W. Loveman Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ GARY W. LOVEMAN Gary W. Loveman	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	December 24, 2008

* Jonathan S. Halkyard	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 24, 2008

* Anthony D. McDuffie	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	December 24, 2008

*	Director	December 24, 2008
Jeffrey Benjamin

*	Director	December 24, 2008
David Bonderman

*	Director	December 24, 2008
Anthony Civale

*	Director	December 24, 2008
Jonathan Coslet

*	Director	December 24, 2008
Kelvin Davis

[Signatures continue]

Signature	Capacity	Date

*	Director	December 24, 2008
Jeanne P. Jackson

*	Director	December 24, 2008
Karl Peterson

*	Director	December 24, 2008
Eric Press

*	Director	December 24, 2008
Marc Rowan

*	Director	December 24, 2008
Lynn C. Swann

*	Director	December 24, 2008
Christopher Williams

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Operating Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S OPERATING COMPANY, INC.

By:	*
Gary W. Loveman Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	Chief Executive Officer, President and Director (Principal Executive Officer)	December 24, 2008

* Anthony D. McDuffie	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	December 24, 2008

* Jonathan S. Halkyard	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, California Clearing Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CALIFORNIA CLEARING CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of California Clearing Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bally’s Midwest Casino, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

BALLY’S MIDWEST CASINO, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Bally’s Midwest Casino, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bally’s Operator, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

BALLY’S OPERATOR, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Bally’s Operator, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars Palace Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS PALACE CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Caesars Palace Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s International Holding Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S INTERNATIONAL HOLDING COMPANY, INC.

By:	*
Gary W. Loveman President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

* Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sheraton Tunica Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SHERATON TUNICA CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Sheraton Tunica Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AJP Holdings, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

AJP HOLDINGS, LLC

By:	AJP Parent, its sole member,

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature		Capacity	Date

AJP Parent

By:	Harrah’s Operating Company, Inc., its sole member	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AJP Parent, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

AJP PARENT, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biloxi Hammond, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

BILOXI HAMMOND, LLC

By:	Grand Casinos of Biloxi, LLC, its sole member,

By:	Grand Casinos, Inc., its sole member,

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

The undersigned sole member of Biloxi Hammond, LLC does hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in its name and on its behalf in its capacity as sole member and to execute any and all instruments for it and in its name in the capacity indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for it in its name in the capacity indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

Grand Casinos of Biloxi, LLC	Sole Member	December 24, 2008

By:	Grand Casinos, Inc., its sole member

By:	/S/ JONATHAN S. HALKYARD
Name: Title:	Jonathan S. Halkyard Senior Vice President and Treasurer

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biloxi Village Walk Development, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

BILOXI VILLAGE WALK DEVELOPMENT, LLC

By:	Grand Casinos of Biloxi, LLC, its sole member

By:	Grand Casinos, Inc., its sole member

By:	/S/ JONATHAN S. HALKYARD
Jonathan S. Halkyard, Senior Vice President and Treasurer

POWER OF ATTORNEY

The undersigned sole member of Biloxi Village Walk Development, LLC does hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in its name and on its behalf in its capacity as sole member and to execute any and all instruments for it and in its name in the capacity indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for it in its name in the capacity indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature		Capacity	Date

Grand Casinos of Biloxi, LLC		Sole Member	December 24, 2008

By:	Grand Casinos, Inc., its sole member

By:	/S/ JONATHAN S. HALKYARD
Name:	Jonathan S. Halkyard
Title:	Senior Vice President and Treasurer

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chester Facility Holding Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CHESTER FACILITY HOLDING COMPANY, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Chester Downs Investment Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S CHESTER DOWNS INVESTMENT COMPANY, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned officers and sole member of Harrah’s Chester Downs Investment Company, LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* J. Carlos Tolosa	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Maryland Heights LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S MARYLAND HEIGHTS LLC

By:	Harrah’s Maryland Heights Operating Company, its managing member

By:	/S/ JONATHAN S. HALKYARD
Jonathan S. Halkyard Senior Vice President and Treasurer

POWER OF ATTORNEY

The undersigned managing member of Harrah’s Maryland Heights LLC does hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in its name and on its behalf in its capacity as managing member and to execute any and all instruments for it and in its name in the capacity indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for it in its name in the capacity indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Maryland Heights Operating Company	Managing Member	December 24, 2008

By:	/S/ JONATHAN S. HALKYARD
Name:	Jonathan S. Halkyard
Title:	Senior Vice President and Treasurer

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s MH Project, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S MH PROJECT, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Operating Company Memphis, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S OPERATING COMPANY MEMPHIS, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned officers and sole member of Harrah’s Operating Company Memphis, LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Shreveport/Bossier City Holding Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S SHREVEPORT/BOSSIER CITY HOLDING COMPANY, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Shreveport/Bossier City Investment Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S SHREVEPORT/BOSSIER CITY INVESTMENT COMPANY, LLC

By:	Harrah’s Shreveport/Bossier City Holding Company LLC, its managing member,

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Shreveport/Bossier City Holding Company, LLC	Managing Member	December 24, 2008

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel, and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Sumner Investment Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S SUMNER INVESTMENT COMPANY, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Sumner Management Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S SUMNER MANAGEMENT COMPANY, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s West Warwick Gaming Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S WEST WARWICK GAMING COMPANY, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Horseshoe Gaming Holding, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HORSESHOE GAMING HOLDING, LLC

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned officers and sole member of Horseshoe Gaming Holding, LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as sole officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, JCC Holding Company II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

JCC HOLDING COMPANY II, LLC

By:	*
Gary W. Loveman Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and sole member of JCC Holding Company II, LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	Chief Executive Officer and President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Koval Holdings Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

KOVAL HOLDINGS COMPANY, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Reno Crossroads, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

RENO CROSSROADS, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/s/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Village Walk Construction, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

VILLAGE WALK CONSTRUCTION, LLC

By:	Grand Casinos of Biloxi, LLC, its sole member

By:	Grand Casinos, Inc., its sole member

By:	/S/ JONATHAN S. HALKYARD
Jonathan S. Halkyard Senior Vice President and Treasurer

POWER OF ATTORNEY

The undersigned sole member of Village Walk Construction, LLC does hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in its name and on its behalf in its capacity as sole member and to execute any and all instruments for it and in its name in the capacity indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for it in its name in the capacity indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Grand Casinos of Biloxi, LLC	Sole Member	December 24, 2008

	By:	Grand Casinos, Inc.,
its sole member

By:	/S/ JONATHAN S. HALKYARD
Name:	Jonathan S. Halkyard
Title:	Senior Vice President and Treasurer

*	/s/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Winnick Parent, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

WINNICK PARENT, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/s/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Winnick Holdings, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

WINNICK HOLDINGS, LLC

By:	/s/ JONATHAN S. HALKYARD
Jonathan S. Halkyard President

POWER OF ATTORNEY

We, the undersigned officers and sole member of Winnick Holdings, LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	President (Principal Executive Officer)	December 24, 2008

* Michael D. Cohen	Secretary (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

Winnick Parent, LLC	Sole Member	December 24, 2008

	By:	Harrah’s Operating Company, Inc.
its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/s/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bally’s Olympia Limited Partnership has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

BALLY’S OLYMPIA LIMITED PARTNERSHIP

By:	Bally’s Operator, Inc., its general partner

By:	/s/ JONATHAN S. HALKYARD
Jonathan S. Halkyard Senior Vice President, Treasurer and Director

POWER OF ATTORNEY

We, the undersigned general partner of Bally’s Olympia Limited Partnership do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as general partner and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

Bally’s Operator, Inc.	General Partner	December 24, 2008

By:	/s/ JONATHAN S. HALKYARD
Jonathan S. Halkyard Senior Vice President, Treasurer and Director

*	/s/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars World, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS WORLD, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Caesars World, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/s/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southern Illinois Riverboat/Casino Cruises, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SOUTHERN ILLINOIS RIVERBOAT/CASINO CRUISES, INC.

By:	*
J. Carlos Tolosa President

POWER OF ATTORNEY

We, the undersigned directors and officers of Southern Illinois Riverboat/Casino Cruises, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* J. Carlos Tolosa	President (Principal Executive Officer)	December 24, 2008

/s/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/s/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Casino Computer Programming, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CASINO COMPUTER PROGRAMMING, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Casino Computer Programming, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/s/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/s/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Roman Entertainment Corporation of Indiana has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

ROMAN ENTERTAINMENT CORPORATION OF INDIANA

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Roman Entertainment Corporation of Indiana do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Roman Holding Corporation of Indiana has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

ROMAN HOLDING CORPORATION OF INDIANA

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Roman Holding Corporation of Indiana do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars Riverboat Casino, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS RIVERBOAT CASINO, LLC

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned officers and member of Caesars Riverboat Casino, LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

Harrah’s Operating Company, Inc.	Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Horseshoe Hammond, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HORSESHOE HAMMOND, LLC

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned officers of Horseshoe Hammond, LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

Horseshoe Gaming Holding, LLC	Sole Member	December 24, 2008

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Players Bluegrass Downs, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

PLAYERS BLUEGRASS DOWNS, INC.

By:	*
J. Carlos Tolosa President

POWER OF ATTORNEY

We, the undersigned directors and officers of Players Bluegrass Downs, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* J. Carlos Tolosa	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Bossier City Investment Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S BOSSIER CITY INVESTMENT COMPANY, LLC

By:	Harrah’s Shreveport / Bossier City Holding Company, its managing member,

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Shreveport/Bossier City Holding Company	Managing Member	December 24, 2008

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel, and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Horseshoe Shreveport, L.L.C. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HORSESHOE SHREVEPORT, L.L.C.

By:	Horseshoe Gaming Holding, LLC, its sole member

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date
Horseshoe Gaming Holding, LLC	Sole Member	December 24, 2008

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel, and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Jazz Casino Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

JAZZ CASINO COMPANY, LLC

By:	*
John Payne President

POWER OF ATTORNEY

We, the undersigned officers and sole member of Jazz Casino Company, LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* John Payne	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

JCC Holding Company II, LLC	Sole Member	December 24, 2008

By:	Harrah’s Operating Company, LLC its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, JCC Fulton Development, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

JCC FULTON DEVELOPMENT, LLC

By:	JCC Holding Company II, LLC, its sole member,

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date
JCC Holding Company II, LLC	Sole Member	December 24, 2008

By:	Harrah’s Operating Company, Inc.,
its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel, and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Players Riverboat II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

PLAYERS RIVERBOAT II, LLC

By:	Players Riverboat, LLC, its sole member

By:	Players Holding, LLC, its sole member,

By:	Players International, LLC, its sole member,

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

Players Riverboat, LLC	Member	December 24, 2008

By:	Players Holding, LLC, its sole member

By:	Players International, LLC, its sole member

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel, and Secretary

[Signatures follow]

Signature	Capacity	Date

Players Riverboat Management, LLC	Member	December 24, 2008

By:	Players Holding, LLC, its sole member

By:	Players International, LLC, its sole member

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel, and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Horseshoe Entertainment has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HORSESHOE ENTERTAINMENT

By:	New Gaming Capital Partnership, its general partner,

By:	Horseshoe GP, LLC, its general partner,

By:	Horseshoe Gaming Holding, LLC, its sole member,

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following in the capacities and on the dates indicated.

Signature	Capacity	Date

New Gaming Capital Partnership	General Partner	December 24, 2008

By:	Horseshoe GP, LLC, its General Partner

By:	Horseshoe Gaming Holding, LLC, its sole member,

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel, and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BL Development Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

BL DEVELOPMENT CORP.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of BL Development Corp. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, GCA Acquisition Subsidiary, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

GCA ACQUISITION SUBSIDIARY, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of GCA Acquisition Subsidiary, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Grand Casinos, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

GRAND CASINOS, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Grand Casinos, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Grand Media Buying, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

GRAND MEDIA BUYING, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Grand Media Buying, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Grand Casinos of Biloxi, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

GRAND CASINOS OF BILOXI, LLC

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned officers and sole member of Grand Casinos of Biloxi, LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

Grand Casinos, Inc.	Sole Member	December 24, 2008

By:	/S/ JONATHAN S. HALKYARD
Name:	Jonathan S. Halkyard
Title:	Senior Vice President and Treasurer

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bally’s Tunica, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

BALLY’S TUNICA, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Bally’s Tunica, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, East Beach Development Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

EAST BEACH DEVELOPMENT CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of East Beach Development Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Robinson Property Group Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

ROBINSON PROPERTY GROUP CORP.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Robinson Property Group Corp. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Grand Casinos of Mississippi, LLC - Gulfport has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

GRAND CASINOS OF MISSISSIPPI, LLC - GULFPORT

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned officers and sole member of Grand Casinos of Mississippi, LLC - Gulfport do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

Grand Casinos, Inc.	Sole Member	December 24, 2008

By:	/S/ JONATHAN S. HALKYARD
Name:	Jonathan S. Halkyard
Title:	Senior Vice President and Treasurer

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s North Kansas City LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S NORTH KANSAS CITY LLC

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned officers and sole member of Harrah’s North Kansas City LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, B I Gaming Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

B I GAMING CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of B I Gaming Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Benco, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

BENCO, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Benco, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars Entertainment Golf, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS ENTERTAINMENT GOLF, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Caesars Entertainment Golf, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars Entertainment Akwesasne Consulting Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS ENTERTAINMENT AKWESASNE CONSULTING CORP.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Caesars Entertainment Akwesasne Consulting Corp. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars Entertainment Canada Holding, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS ENTERTAINMENT CANADA HOLDING, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Caesars Entertainment Canada Holding, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars Entertainment Finance Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS ENTERTAINMENT FINANCE CORP.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Caesars Entertainment Finance Corp. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars Entertainment Retail, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS ENTERTAINMENT RETAIL, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Caesars Entertainment Retail, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars Palace Realty Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS PALACE REALTY CORP.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Caesars Palace Realty Corp. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars Palace Sports Promotions, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS PALACE SPORTS PROMOTIONS, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Caesars Palace Sports Promotions, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars United Kingdom, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS UNITED KINGDOM, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Caesars United Kingdom, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars World Merchandising, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS WORLD MERCHANDISING, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Caesars World Merchandising, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CEI-Sullivan County Development Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CEI-SULLIVAN COUNTY DEVELOPMENT COMPANY

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of CEI-Sullivan County Development Company do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Consolidated Supplies, Services and Systems has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CONSOLIDATED SUPPLIES, SERVICES AND SYSTEMS

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Consolidated Supplies, Services and Systems do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Desert Palace, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

DESERT PALACE, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Desert Palace, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dusty Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

DUSTY CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Dusty Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, FHR Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

FHR CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of FHR Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Flamingo-Laughlin, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

FLAMINGO-LAUGHLIN, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Flamingo-Laughlin, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Alabama Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S ALABAMA CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Alabama Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Arizona Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S ARIZONA CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Arizona Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Illinois Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S ILLINOIS CORPORATION

By:	*
J. Carlos Tolosa President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Illinois Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* J. Carlos Tolosa	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Imperial Palace Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S IMPERIAL PALACE CORP.

By:	*
Jonathan S. Halkyard President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Interactive Investment Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S INTERACTIVE INVESTMENT COMPANY

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Interactive Investment Company do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Investments, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S INVESTMENTS, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Investments, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Kansas Casino Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S KANSAS CASINO CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Kansas Casino Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Management Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S MANAGEMENT COMPANY

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Management Company do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Marketing Services Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S MARKETING SERVICES CORPORATION

By:	*
Thomas M. Jenkin President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Marketing Services Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Thomas M. Jenkin	President	December 24, 2008
(Principal Executive Officer)

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Maryland Heights Operating Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S MARYLAND HEIGHTS OPERATING COMPANY

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Maryland Heights Operating Company do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s New Orleans Management Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S NEW ORLEANS MANAGEMENT COMPANY

By:	*
Gary W. Loveman Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s New Orleans Management Company do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Pittsburgh Management Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S PITTSBURGH MANAGEMENT COMPANY

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Pittsburgh Management Company do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Reno Holding Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S RENO HOLDING COMPANY, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Reno Holding Company, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Southwest Michigan Casino Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S SOUTHWEST MICHIGAN CASINO CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Southwest Michigan Casino Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer, and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Travel, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S TRAVEL, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Travel, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Tunica Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S TUNICA CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Tunica Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Vicksburg Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S VICKSBURG CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harrah’s Vicksburg Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harveys BR Management Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARVEYS BR MANAGEMENT COMPANY, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harveys BR Management Company, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harveys C.C. Management Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARVEYS C.C. MANAGEMENT COMPANY, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harveys C.C. Management Company, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harveys Iowa Management Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARVEYS IOWA MANAGEMENT COMPANY, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harveys Iowa Management Company, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, HBR Realty Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HBR REALTY COMPANY, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of HBR Realty Company, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	President and Director (Principal Executive Officer)	December 24, 2008
Gary W. Loveman

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, HCR Services Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HCR SERVICES COMPANY, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of HCR Services Company, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	President and Director (Principal Executive Officer)	December 24, 2008
Gary W. Loveman

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, HEI Holding Company One, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HEI HOLDING COMPANY ONE, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of HEI Holding Company One, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	President and Director (Principal Executive Officer)	December 24, 2008
Gary W. Loveman

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, HEI Holding Company Two, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HEI HOLDING COMPANY TWO, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of HEI Holding Company Two, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	President and Director (Principal Executive Officer)	December 24, 2008
Gary W. Loveman

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Las Vegas Resort Development, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

LAS VEGAS RESORT DEVELOPMENT, INC.

By:	*
Jonathan S. Halkyard President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	Director	December 24, 2008
Gary W. Loveman

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, LVH Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

LVH CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of LVH Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Parball Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

PARBALL CORPORATION

By:	*
Jonathan S. Halkyard President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Players Development, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

PLAYERS DEVELOPMENT, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Players Development, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Players Resources, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

PLAYERS RESOURCES, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Players Resources, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Chief Executive Officer and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Reno Projects, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

RENO PROJECTS, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Reno Projects, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Rio Development Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

RIO DEVELOPMENT COMPANY, INC.

By:	*
Thomas M. Jenkin President

POWER OF ATTORNEY

We, the undersigned directors and officers of Rio Development Company, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Thomas M. Jenkin	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Director	December 24, 2008

* Kevin Ortzman	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tele/Info, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

TELE/INFO, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Tele/Info, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Trigger Real Estate Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

TRIGGER REAL ESTATE CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Trigger Real Estate Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	President and Director (Principal Executive Officer)	December 24, 2008
Gary W. Loveman

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, 190 Flamingo, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

190 FLAMINGO, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars India Sponsor Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS INDIA SPONSOR COMPANY, LLC

By:	California Clearing Corporation, its sole member

By:	/S/ JONATHAN S. HALKYARD
Name:	Jonathan S. Halkyard
Title:	Senior Vice President

POWER OF ATTORNEY

The undersigned sole member of Caesars India Sponsor Company, LLC does hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in its name and on its behalf in its capacity as sole member and to execute any and all instruments for it and in its name in the capacity indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for it in its name in the capacity indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

California Clearing Corporation	Sole Member	December 24, 2008

By:	/S/ JONATHAN S. HALKYARD
Name:	Jonathan S. Halkyard
Title:	Senior Vice President

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Corner Investment Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CORNER INVESTMENT COMPANY, LLC

By:	*
Jonathan S. Halkyard President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, DCH Exchange, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

DCH EXCHANGE, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Bossier City Management Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S BOSSIER CITY MANAGEMENT COMPANY, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name: Title:	Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date
Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Chester Downs Management Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S CHESTER DOWNS MANAGEMENT COMPANY, LLC

By:	*
J. Carlos Tolosa President

POWER OF ATTORNEY

We, the undersigned officers and sole member of Harrah’s Chester Downs Management Company, LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	President (Principal Executive Officer)	December 24, 2008
J. Carlos Tolosa

/S/ JONATHAN S. HALKYARD	Secretary and Treasurer	December 24, 2008
Jonathan S. Halkyard	(Principal Financial Officer and Principal Accounting Officer)

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s License Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S LICENSE COMPANY, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name: Title:	Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date
Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Shreveport Investment Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S SHREVEPORT INVESTMENT COMPANY, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General
Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date
Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Shreveport Management Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S SHREVEPORT MANAGEMENT COMPANY, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date
Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, H-BAY, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

H-BAY, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date
Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, HCAL, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HCAL, LLC

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned officers and sole member of HCAL, LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	President	December 24, 2008
Gary W. Loveman	(Principal Executive Officer)

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer	December 24, 2008
(Principal Financial Officer and Principal Accounting Officer)

Harrah’s Operating Company, Inc.	Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General
Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, HHLV Management Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HHLV MANAGEMENT COMPANY, LLC

By:	*
Thomas M. Jenkin President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	President	December 24, 2008
Thomas M. Jenkin	(Principal Executive Officer)

*	Treasurer	December 24, 2008
Jonathan S. Halkyard	(Principal Financial Officer and Principal Accounting Officer)

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hole in the Wall, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HOLE IN THE WALL, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Horseshoe GP, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HORSESHOE GP, LLC

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned officers and sole member of Horseshoe GP, LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

Horseshoe Gaming Holding, LLC	Sole Member	December 24, 2008

By:	Harrah’s Operating Company, Inc.,
its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Koval Investment Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

KOVAL INVESTMENT COMPANY, LLC

By:	Koval Holdings Company, LLC, its sole member

By:	Harrah’s Operating Company, LLC, its sole member

By:	*
Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Koval Holdings Company, LLC	Sole Member	December 24, 2008

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Las Vegas Golf Management, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

LAS VEGAS GOLF MANAGEMENT, LLC

By:	*
Jonathan S. Halkyard Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Michael D. Cohen	Manager	December 24, 2008

Harrah’s Operating Company, INC.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Nevada Marketing, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

NEVADA MARKETING, LLC

By:	Harrah’s Operating
Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date
Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Players Holding, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

PLAYERS HOLDING, LLC

By:	Players International, LLC, its sole member,

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature		Capacity	Date

Players International, LLC		Sole Member	December 24, 2008

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel, and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Players International, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

PLAYERS INTERNATIONAL, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name: Title:	Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Players LC, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

PLAYERS LC, LLC

By:	Players Holding, LLC, its sole member,

By:	Players International, LLC, its sole member,

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name: Title:	Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature		Capacity	Date

Players Holding, LLC		Sole Member	December 24, 2008

By:	Players International, LLC, its sole member

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel, and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Players Maryland Heights Nevada, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

PLAYERS MARYLAND HEIGHTS NEVADA, LLC

By:	Players Holding, LLC, its sole member,

By:	Players International, LLC, its sole member,

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name: Title:	Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Players Holding, LLC	Sole Member	December 24, 2008

By:	Players International, LLC, its sole member

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel, and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Players Riverboat Management, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

PLAYERS RIVERBOAT MANAGEMENT, LLC

By:	Players Holding, LLC, its sole member,

By:	Players International, LLC, its sole member,

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name: Title:	Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Players Holding, LLC	Sole Member	December 24, 2008

By:	Players International, LLC, its sole member

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel, and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Players Riverboat, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

PLAYERS RIVERBOAT, LLC

By:	Players Holding, LLC, its sole member,

By:	Players International, LLC, its sole member,

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name: Title:	Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Players Holding, LLC	Sole Member	December 24, 2008

By:	Players International, LLC, its sole member

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel, and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Roman Empire Development, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

ROMAN EMPIRE DEVELOPMENT, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name: Title:	Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TRB Flamingo, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

TRB FLAMINGO, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name: Title:	Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date
Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New Gaming Capital Partnership has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

NEW GAMING CAPITAL PARTNERSHIP

By:	Horseshoe GP, LLC, its general partner,

By:	Horseshoe Gaming Holding LLC, its sole member,

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name: Title:	Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
Horseshoe GP, LLC	General Partner	December 24, 2008

By:	Horseshoe Gaming Holding, LLC, its sole member

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel, and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bally’s Park Place, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

BALLY’S PARK PLACE, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Bally’s Park Place, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/s/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Boardwalk Regency Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

BOARDWALK REGENCY CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Boardwalk Regency Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/s/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars New Jersey, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS NEW JERSEY, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Caesars New Jersey, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/s/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars World Marketing Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS WORLD MARKETING CORPORATION

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Caesars World Marketing Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/s/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, GNOC, Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

GNOC, CORP.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of GNOC, Corp. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/s/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Martial Development Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

MARTIAL DEVELOPMENT CORP.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Martial Development Corp. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	President and Director (Principal Executive Officer)	December 24, 2008
Gary W. Loveman

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Players Services, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

PLAYERS SERVICES, INC.

By:	*
Gary W. Loveman President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Players Services, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President, Chief Executive Officer and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Atlantic City Country Club 1, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

ATLANTIC CITY COUNTRY CLUB 1, LLC

By:	*
Gary W. Loveman
President

POWER OF ATTORNEY

We, the undersigned officers and sole member of Atlantic City Country Club 1, LLC do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

Bally’s Park Place, Inc.	Sole Member	December 24, 2008

By:	/S/ JONATHAN S. HALKYARD
Name:	Jonathan S. Halkyard
Title:	Senior Vice President, Treasurer, and Director

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s NC Casino Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH’S NC CASINO COMPANY, LLC

By:	Harrah’s Operating Company, Inc., its Managing Member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

Harrah’s Operating Company, Inc.	Managing Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah South Shore Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARRAH SOUTH SHORE CORPORATION

By:	*
Gary W. Loveman Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned director and officers of Harrah South Shore Corporation do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	Chief Executive Officer and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Showboat Atlantic City Mezz 1, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SHOWBOAT ATLANTIC CITY MEZZ 1, LLC

By:	*
Jonathan S. Halkyard President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Showboat Atlantic City Mezz 2, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SHOWBOAT ATLANTIC CITY MEZZ 2, LLC

By:	*
Jonathan S. Halkyard President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Showboat Atlantic City Mezz 3, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SHOWBOAT ATLANTIC CITY MEZZ 3, LLC

By:	*
Jonathan S. Halkyard President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Showboat Atlantic City Mezz 4, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SHOWBOAT ATLANTIC CITY MEZZ 4, LLC

By:	*
Jonathan S. Halkyard President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Showboat Atlantic City Mezz 5, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SHOWBOAT ATLANTIC CITY MEZZ 5, LLC

By:	*
Jonathan S. Halkyard President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Showboat Atlantic City Mezz 6, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SHOWBOAT ATLANTIC CITY MEZZ 6, LLC

By:	*
Jonathan S. Halkyard President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Showboat Atlantic City Mezz 7, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SHOWBOAT ATLANTIC CITY MEZZ 7, LLC

By:	*
Jonathan S. Halkyard President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Showboat Atlantic City Mezz 8, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SHOWBOAT ATLANTIC CITY MEZZ 8, LLC

By:	*
Jonathan S. Halkyard President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Showboat Atlantic City Mezz 9, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SHOWBOAT ATLANTIC CITY MEZZ 9, LLC

By:	*
Jonathan S. Halkyard President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Showboat Atlantic City Propco, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SHOWBOAT ATLANTIC CITY PROPCO, LLC

By:	*
Jonathan S. Halkyard President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tahoe Garage Propco, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

TAHOE GARAGE PROPCO, LLC

By:	*
Jonathan S. Halkyard President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harveys Tahoe Management Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HARVEYS TAHOE MANAGEMENT COMPANY, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Harveys Tahoe Management Company, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, HTM Holding, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

HTM HOLDING, INC.

By:	*
Jonathan S. Halkyard President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Showboat Holding, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SHOWBOAT HOLDING, INC.

By:	*
Jonathan S. Halkyard President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jonathan S. Halkyard	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

* Gary W. Loveman	Director	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, DCH Lender, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

DCH LENDER, LLC

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name: Title:	Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date
Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Durante Holdings, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

DURANTE HOLDINGS, LLC

By:	AJP Holdings, LLC, its sole member

By:	AJP Parent, LLC, its sole member

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name: Title:	Michael D. Cohen Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date

AJP Holdings, LLC	Sole Member	December 24, 2008

By:	AJP Parent, LLC its sole member

By:	Harrah’s Operating Company, Inc., its sole member

By:	*
Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars Entertainment Development, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

CAESARS ENTERTAINMENT
DEVELOPMENT, LLC

	By:	Harrah’s Operating
Company, Inc.,
its sole member

By:	*

Michael D. Cohen
Vice President, Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacity and on the dates indicated.

Signature	Capacity	Date
Harrah’s Operating Company, Inc.	Sole Member	December 24, 2008

By:	*

Name:	Michael D. Cohen
Title:	Vice President, Associate General Counsel and Secretary

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ocean Showboat, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

OCEAN SHOWBOAT, INC.

By:	*
Gary W. Loveman President

POWER OF ATTORNEY

We, the undersigned directors and officers of Ocean Showboat, Inc. do hereby constitute and appoint Michael D. Cohen and Jonathan S. Halkyard the true and lawful attorneys-in-fact and agents of the undersigned, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Showboat Atlantic City Operating Company, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of December, 2008.

SHOWBOAT ATLANTIC CITY OPERATING COMPANY, LLC

By:	*
Gary W. Loveman President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Gary W. Loveman	President and Director (Principal Executive Officer)	December 24, 2008

* Jonathan S. Halkyard	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 24, 2008

*	/S/ JONATHAN S. HALKYARD
	Name:	Jonathan S. Halkyard
	Title:	Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger among Hamlet Holdings LLC, Hamlet Merger Inc. and Harrah’s Entertainment, Inc. dated as of December 19, 2006. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed December 20, 2006.)

†3.1	Restated Certificate of Incorporation of Harrah’s Operating Company, Inc. (f/k/a Embassy Suites, Inc.), as amended.

†3.2	Bylaws of Harrah’s Operating Company, Inc., as amended.

†3.3	Certificate of Incorporation of Harrah’s Entertainment, Inc. (f/k/a The Promus Companies Incorporated), as amended.

†3.4	Bylaws of Harrah’s Entertainment, Inc., as amended.

†3.5	Articles of Incorporation of California Clearing Corporation.

†3.6	Bylaws of California Clearing Corporation.

†3.7	Certificate of Incorporation of Bally’s Midwest Casino, Inc.

†3.8	Bylaws of Bally’s Midwest Casino, Inc.

†3.9	Certificate of Incorporation of Bally’s Operator, Inc.

†3.10	Bylaws of Bally’s Operator, Inc.

†3.11	Certificate of Incorporation of Caesars Palace Corporation.

†3.12	Bylaws of Caesars Palace Corporation.

†3.13	Certificate of Incorporation of Harrah’s International Holding Company, Inc.

†3.14	Bylaws of Harrah’s International Holding Company, Inc.

†3.15	Certificate of Incorporation of Sheraton Tunica Corporation.

†3.16	Bylaws of Sheraton Tunica Corporation.

†3.17	Certificate of Formation of AJP Holdings, LLC.

†3.18	Operating Agreement of AJP Holdings, LLC.

†3.19	Certificate of Formation of AJP Parent, LLC.

†3.20	Operating Agreement of AJP Parent, LLC.

†3.21	Certificate of Formation of Biloxi Hammond, LLC.

†3.22	Operating Agreement of Biloxi Hammond, LLC.

†3.23	Certificate of Formation of Biloxi Village Walk Development, LLC.

†3.24	Operating Agreement of Biloxi Village Walk Development, LLC.

†3.25	Certificate of Formation of Chester Facility Holding Company, LLC.

†3.26	Operating Agreement of Chester Facility Holding Company, LLC.

†3.27	Certificate of Formation of Harrah’s Chester Downs Investment Company, LLC, as amended.

†3.28	Amended and Restated Operating Agreement of Harrah’s Chester Downs Investment Company, LLC.

†3.29	Certificate of Formation of Harrah’s Maryland Heights LLC, as amended.

†3.30	Amended and Restated Limited Liability Company Agreement of Harrah’s Maryland Heights LLC.

†3.31	Certificate of Formation of Harrah’s MH Project, LLC.

Exhibit No.	Exhibit
†3.32	Operating Agreement of Harrah’s MH Project, LLC.

†3.33	Certificate of Formation of Harrah’s Operating Company Memphis, LLC (f/k/a Harrah’s Operating Company Memphis, Inc.).

†3.34	Operating Agreement of Harrah’s Operating Company Memphis, LLC.

†3.35	Certificate of Formation of Harrah’s Shreveport/Bossier City Holding Company, LLC.

†3.36	Limited Liability Company Agreement of Harrah’s Shreveport/Bossier City Holding Company, LLC.

†3.37	Certificate of Formation of Harrah’s Shreveport/Bossier City Investment Company, LLC, as amended.

†3.38	Operating Agreement of Harrah’s Shreveport/Bossier City Investment Company, LLC.

†3.39	Certificate of Formation of Harrah’s Sumner Investment Company, LLC.

†3.40	Operating Agreement of Harrah’s Sumner Investment Company, LLC.

†3.41	Certificate of Formation of Harrah’s Sumner Management Company, LLC.

†3.42	Operating Agreement of Harrah’s Sumner Management Company, LLC.

†3.43	Certificate of Formation of Harrah’s West Warwick Gaming Company, LLC.

†3.44	Certificate of Incorporation of Horseshoe Gaming Holding, LLC (f/k/a Horseshoe Gaming Holding Corp.).

†3.45	Operating Agreement of Horseshoe Gaming Holding, LLC.

†3.46	Certificate of Formation of JCC Holding Company II, LLC.

†3.47	Operating Agreement of JCC Holding Company II, LLC.

†3.48	Certificate of Formation of Koval Holdings Company, LLC.

†3.49	Operating Agreement of Koval Holdings Company, LLC.

†3.50	Certificate of Formation of Reno Crossroads, LLC.

†3.51	Amended and Restated Operating Agreement of Reno Crossroads, LLC.

†3.52	Certificate of Formation of Village Walk Construction, LLC.

†3.53	Operating Agreement of Village Walk Construction, LLC.

†3.54	Certificate of Formation of Winnick Parent, LLC.

†3.55	Certificate of Formation of Winnick Holdings, LLC.

†3.56	Amended and Restated Operating Agreement of Winnick Holdings, LLC.

†3.57	Amended and Restated Certificate of Limited Partnership of Bally’s Olympia Limited Partnership (f/k/a VVG Limited Partnership), as amended.

†3.58	Limited Partnership Agreement of Bally’s Olympia Limited Partnership.

†3.59	Amended and Restated Articles of Incorporation of Caesars World, Inc. (f/k/a Lum’s Inc., f/k/a Lum’s Bar, Inc.), as amended.

†3.60	Amended and Restated Bylaws of Caesars World, Inc.

†3.61	Articles of Incorporation of Southern Illinois Riverboat/Casino Cruises, Inc.

†3.62	Bylaws of Southern Illinois Riverboat/Casino Cruises, Inc.

Exhibit No.	Exhibit
†3.63	Articles of Incorporation of Casino Computer Programming, Inc.

†3.64	Bylaws of Casino Computer Programming, Inc.

†3.65	Articles of Incorporation of Roman Entertainment Corporation of Indiana

†3.66	Bylaws of Roman Entertainment Corporation of Indiana

†3.67	Certificate of Incorporation of Roman Holding Corporation of Indiana

†3.68	Bylaws of Roman Holding Corporation of Indiana

†3.69	Restated Articles of Organization of Caesars Riverboat Casino, LLC (f/k/a RDI/Caesars Riverboat Casino, LLC, f/k/a Harco Entertainment Company, LLC), as amended.

†3.70	Amended and Restated Operating Agreement of Caesar’s Riverboat Casino, LLC (f/k/a RDI/Caesars Riverboat Casino, LLC).

†3.71	Articles of Incorporation of Horseshoe Hammond, LLC (f/k/a Lake Michigan Charters, Ltd., f/k/a Empress Casino Hammond Corporation, f/k/a Horseshoe Hammond, Inc.), as amended.

†3.72	Operating Agreement of Horseshoe Hammond, LLC

†3.73	Articles of Incorporation of Players Bluegrass Downs, Inc.

†3.74	Bylaws of Players Bluegrass Downs, Inc.

†3.75	Articles of Organization of Harrah’s Bossier City Investment Company, LLC

†3.76	Limited Liability Company Agreement of Harrah’s Bossier City Investment Company, LLC

†3.77	Articles of Organization of Horseshoe Shreveport, LLC.

†3.78	Second Amended and Restated Articles of Organization of Jazz Casino Company, LLC

†3.79	Second Amended and Restated Operating Agreement of Jazz Casino Company, LLC

†3.80	Articles of Organization JCC Fulton Development, LLC (f/k/a FP Development LLC), as amended.

†3.81	Second Amended and Restated Operating Agreement of JCC Fulton Development, LLC.

†3.82	Articles of Organization of Players Riverboat II, LLC.

†3.83	Limited Partnership Agreement of Horseshoe Entertainment.

†3.84	Articles of Incorporation of BL Development Corp.

†3.85	Bylaws of BL Development Corp.

†3.86	Articles of Incorporation of GCA Acquisition Subsidiary, Inc.

†3.87	Bylaws of GCA Acquisition Subsidiary, Inc.

†3.88	Second Amended and Restated Articles of Incorporation of Grand Casinos, Inc. (f/k/a Grand Casinos Management, Corp).

†3.89	Amended and Restated Bylaws of Grand Casinos, Inc.

†3.90	Second Amended and Restated Articles of Incorporation of Grand Media Buying, Inc. (f/k/a Grand Casinos of Mississippi, Inc.).

†3.91	Bylaws of Grand Media Buying, Inc. (f/k/a Grand Casinos of Mississippi, Inc.).

†3.92	Articles of Incorporation of Grand Casinos of Biloxi, LLC (f/k/a Grand Casinos of Mississippi, Inc. - Biloxi.).

Exhibit No.	Exhibit
†3.93	Operating Agreement of Grand Casinos of Biloxi, LLC.

†3.94	Articles of Incorporation of Bally’s Tunica, Inc.

†3.95	Bylaws of Bally’s Tunica, Inc.

†3.96	Articles of Incorporation of East Beach Development Corporation.

†3.97	Bylaws of East Beach Development Corporation.

†3.98	Articles of Incorporation of Robinson Property Group Corp.

†3.99	Bylaws of Robinson Property Group Corp.

†3.100	Certificate of Formation of Grand Casinos of Mississippi, LLC-Gulfport.

†3.101	Limited Liability Company Operating Agreement of Grand Casinos of Mississippi, LLC-Gulfport.

†3.102	Articles of Organization of Harrah’s North Kansas City I, LLC.

†3.103	Operating Agreement of Harrah’s North Kansas City I, LLC.

†3.104	Articles of Incorporation of B I Gaming Corporation.

†3.105	Bylaws of B I Gaming Corporation.

†3.106	Articles of Incorporation of Benco, Inc. (f/k/a Park Place Marketing, Inc.), as amended.

†3.107	Bylaws of Benco, Inc. (f/k/a Park Place Marketing, Inc.).

†3.108	Articles of Incorporation of Caesars Entertainment Golf, Inc. (f/k/a PPE-Golf, Inc.), as amended.

†3.109	Bylaws of Caesars Entertainment Golf, Inc. (f/k/a PPE-Golf, Inc.).

†3.110	Articles of Incorporation of Caesars Entertainment Akwesasne Consulting Corp. (f/k/a Park Place Akwesasne Consulting Corp.), as amended.

†3.111	Bylaws of Caesars Entertainment Akwesasne Consulting Corp. (f/k/a Park Place Akwesasne Consulting Corp.).

†3.112	Articles of Incorporation of Caesars Entertainment Canada Holding, Inc. (f/k/a Park Place Canada Holding, Inc.), as amended.

†3.113	Bylaws of Caesars Entertainment Canada Holding, Inc. (f/k/a Park Place Canada Holding, Inc.).

†3.114	Articles of Incorporation of Caesars Entertainment Finance Corp. (f/k/a Park Place Financial Corp.), as amended.

†3.115	Bylaws of Caesars Entertainment Finance Corp. (f/k/a Park Place Financial Corp.).

†3.116	Articles of Incorporation of Caesars Entertainment Retail, Inc. (f/k/a Park Place Entertainment Retail, Inc.)

†3.117	Bylaws of Caesars Entertainment Retail, Inc. (f/k/a Park Place Entertainment Retail, Inc.).

†3.118	Articles of Incorporation of Caesars Palace Realty Corp.

†3.119	Bylaws of Caesars Palace Realty Corp.

†3.120	Articles of Incorporation of Caesars Palace Sports Promotions, Inc. (f/k/a Caesar’s Palace Productions, Inc.), as amended.

†3.121	Amended and Restated Bylaws of Caesars Palace Sports Promotions, Inc.

†3.122	Articles of Incorporation of Caesars United Kingdom, Inc.

†3.123	Bylaws of Caesars United Kingdom, Inc.

Exhibit No.	Exhibit
†3.124	Articles of Incorporation of Caesars World Merchandising, Inc. (f/k/a Caesars Tahoe Productions, Inc.).

†3.125	Bylaws of Caesars World Merchandising, Inc. (f/k/a Caesars Tahoe Productions, Inc.).

†3.126	Articles of Incorporation of CEI-Sullivan County Development Company (f/k/a PPE-Sullivan Country Development Company).

†3.127	Bylaws of CEI-Sullivan County Development Company (f/k/a PPE-Sullivan Country Development Company).

†3.128	Articles of Incorporation of Consolidated Supplies, Services and Systems.

†3.129	Bylaws of Consolidated Supplies, Services and Systems.

†3.130	Articles of Incorporation of Desert Palace, Inc., as amended.

†3.131	Bylaws of Desert Palace, Inc.

†3.132	Articles of Incorporation of Dusty Corporation.

†3.133	Bylaws of Dusty Corporation.

†3.134	Articles of Incorporation of FHR Corporation.

†3.135	Bylaws of FHR Corporation.

†3.136	Articles of Incorporation of Flamingo-Laughlin, Inc. (f/k/a Flamingo Hilton - Laughlin, Inc.), as amended.

†3.137	Bylaws of Flamingo-Laughlin, Inc. (f/k/a Flamingo Hilton - Laughlin, Inc.).

†3.138	Articles of Incorporation of Harrah’s Alabama Corporation.

†3.139	Amended and Restated Bylaws of Harrah’s Alabama Corporation.

†3.140	Articles of Incorporation of Harrah’s Arizona Corporation.

†3.141	Amended and Restated Bylaws of Harrah’s Arizona Corporation.

†3.142	Articles of Incorporation of Harrah’s Illinois Corporation.

†3.143	Amended and Restated Bylaws of Harrah’s Illinois Corporation.

†3.144	Articles of Incorporation of Harrah’s Imperial Palace Corp.

†3.145	Bylaws of Harrah’s Imperial Palace Corp.

†3.146	Articles of Incorporation of Harrah’s Interactive Investment Company.

†3.147	Amended and Restated Bylaws of Harrah’s Interactive Investment Company.

†3.148	Articles of Incorporation of Harrah’s Investments, Inc. (f/k/a Harrah’s Wheeling Corporation).

†3.149	Amended and Restated Bylaws of Harrah’s Investments, Inc. (f/k/a Harrah’s Wheeling Corporation).

†3.150	Articles of Incorporation of Harrah’s Kansas Casino Corporation (f/k/a Harrah’s Maine Corporation).

†3.151	Amended and Restated Bylaws of Harrah’s Kansas Casino Corporation.

†3.152	Articles of Incorporation of Harrah’s Management Company (f/k/a Nob Hill Casino, Inc.), as amended.

†3.153	Amended and Restated Bylaws of Harrah’s Management Company.

Exhibit No.	Exhibit
†3.154	Articles of Incorporation of Harrah’s Marketing Services Corporation.

†3.155	Bylaws of Harrah’s Marketing Services Corporation.

†3.156	Certificate of Incorporation of Harrah’s Maryland Heights Operating Company.

†3.157	Amended and Restated Bylaws of Harrah’s Maryland Heights Operating Company.

†3.158	Articles of Incorporation of Harrah’s New Orleans Management Company, as amended.

†3.159	Amended and Restated Bylaws of Harrah’s New Orleans Management Company.

†3.160	Articles of Incorporation of Harrah’s Pittsburgh Management Company, as amended.

†3.161	Amended and Restated Bylaws of Harrah’s Pittsburgh Management Company.

†3.162	Articles of Incorporation of Harrah’s Reno Holding Company, Inc., as amended.

†3.163	Bylaws of Harrah’s Reno Holding Company, Inc.

†3.164	Articles of Incorporation of Harrah’s Southwest Michigan Casino Corporation.

†3.165	Amended and Restated Bylaws of Harrah’s Southwest Michigan Casino Corporation.

†3.166	Articles of Incorporation of Harrah’s Travel, Inc.

†3.167	Bylaws of Harrah’s Travel, Inc.

†3.168	Articles of Incorporation of Harrah’s Tunica Corporation (f/k/a Harrah’s Casino Hotel Management Corporation), as amended.

†3.169	Amended and Restated Bylaws of Harrah’s Tunica Corporation.

†3.170	Articles of Incorporation of Harrah’s Vicksburg Corporation (f/k/a Mississippi Holding Company, Inc.), as amended.

†3.171	Amended and Restated Bylaws of Harrah’s Vicksburg Corporation.

†3.172	Articles of Incorporation of Harveys BR Management Company, Inc.

†3.173	Bylaws of Harveys BR Management Company, Inc.

†3.174	Articles of Incorporation of Harveys C.C. Management Company, Inc., as amended.

†3.175	Revised Bylaws of Harveys C.C. Management Company, Inc.

†3.176	Articles of Incorporation of Harveys Iowa Management Company, Inc.

†3.177	Bylaws of Harveys Iowa Management Company, Inc.

†3.178	Articles of Incorporation of HBR Realty Company, Inc.

†3.179	Bylaws of HBR Realty Company, Inc.

†3.180	Articles of Incorporation of HCR Services Company, Inc.

†3.181	Bylaws of HCR Services Company, Inc.

†3.182	Articles of Incorporation of HEI Holding Company One, Inc.

†3.183	Bylaws of HEI Holding Company One, Inc.

†3.184	Articles of Incorporation of HEI Holding Company Two, Inc.

†3.185	Bylaws of HEI Holding Company Two, Inc.

†3.186	Articles of Incorporation of Las Vegas Resort Development, Inc., as amended.

†3.187	Bylaws of Las Vegas Resort Development, Inc.

Exhibit No.	Exhibit
†3.188	Articles of Incorporation of LVH Corporation.

†3.189	Bylaws of LVH Corporation.

†3.190	Articles of Incorporation of Parball Corporation.

†3.191	Bylaws of Parball Corporation.

†3.192	Articles of Incorporation of Players Development, Inc.

†3.193	Bylaws of Players Development, Inc.

†3.194	Articles of Incorporation of Players Resources, Inc.

†3.195	Bylaws of Players Resources, Inc.

†3.196	Articles of Incorporation of Reno Projects, Inc.

†3.197	Bylaws of Reno Projects, Inc.

†3.198	Articles of Incorporation of Rio Development Company, Inc. (f/k/a Marcor Development Company, Inc., f/k/a Marcor Development - Nevada, Inc.), as amended.

†3.199	Bylaws of Rio Development Company, Inc. (f/k/a Marcor Development Company, Inc., f/k/a Marcor Development - Nevada, Inc.), as amended.

†3.200	Articles of Incorporation of Tele/Info, Inc.

†3.201	Bylaws of Tele/Info, Inc.

†3.202	Articles of Incorporation of Trigger Real Estate Corporation.

†3.203	Bylaws of Trigger Real Estate Corporation.

†3.204	Articles of Organization of 190 Flamingo, LLC.

†3.205	Operating Agreement of 190 Flamingo, LLC.

†3.206	Articles of Organization of Caesars India Sponsor Company, LLC.

†3.207	Operating Agreement of Caesars India Sponsor Company, LLC.

†3.208	Articles of Organization of Corner Investment Company, LLC, as amended.

†3.209	Amended and Restated Operating Agreement of Corner Investment Company, LLC.

†3.210	Articles of Organization of DCH Exchange, LLC.

†3.211	Operating Agreement of DCH Exchange, LLC.

3.212	[Reserved.]

3.213	[Reserved.]

†3.214	Articles of Organization of Harrah’s Bossier City Management Company, LLC.

†3.215	Operating Agreement of Harrah’s Bossier City Management Company, LLC.

†3.216	Articles of Organization of Harrah’s Chester Downs Management Company, LLC.

†3.217	Operating Agreement of Harrah’s Chester Downs Management Company, LLC.

†3.218	Articles of Organization of Harrah’s License Company, LLC.

†3.219	Operating Agreement of Harrah’s License Company, LLC.

†3.220	Articles of Organization of Harrah’s Shreveport Investment Company, LLC.

†3.221	Operating Agreement of Harrah’s Shreveport Investment Company, LLC.

Exhibit No.	Exhibit
†3.222	Articles of Organization of Harrah’s Shreveport Management Company, LLC.

†3.223	Operating Agreement of Harrah’s Shreveport Management Company, LLC.

†3.224	Articles of Organization of H-BAY, LLC.

†3.225	Articles of Organization of HCAL, LLC.

†3.226	Operating Agreement of HCAL, LLC.

†3.227	Articles of Organization of HHLV Management Company, LLC, as amended.

†3.228	Operating Agreement of HHLV Management Company, LLC.

†3.229	Articles of Organization of Hole in the Wall, LLC.

†3.230	Amended and Restated Operating Agreement of Hole in the Wall, LLC.

†3.231	Articles of Organization of Horseshoe GP, LLC (f/k/a Horseshoe GP, Inc.).

†3.232	Operating Agreement of Horseshoe GP, LLC.

†3.233	Articles of Organization of Koval Investment Company, LLC.

†3.234	Operating Agreement of Koval Investment Company, LLC.

†3.235	Articles of Organization of Las Vegas Golf Management, LLC (f/k/a Harrah’s Las Vegas National Golf Management, LLC, f/k/a HWood, LLC), as amended.

†3.236	Amended and Restated Operating Agreement of Las Vegas Golf Management, LLC (f/k/a Harrah’s Las Vegas National Golf Management, LLC, f/k/a HWood, LLC).

†3.237	Articles of Organization of Nevada Marketing, LLC (f/k/a Harrah’s Nevada Marketing Fund, LLC).

†3.238	Operating Agreement of Nevada Marketing, LLC.

†3.239	Articles of Organization of Players Holding, LLC.

†3.240	Articles of Organization of Players International, LLC.

†3.241	Articles of Organization of Players LC, LLC.

†3.242	Articles of Organization of Players Maryland Heights Nevada, LLC.

†3.243	Articles of Organization of Players Riverboat Management, LLC.

†3.244	Articles of Organization of Players Riverboat, LLC.

†3.245	Articles of Organization of Roman Empire Development, LLC.

†3.246	Articles of Organization of TRB Flamingo, LLC, as amended.

†3.247	Amended and Restated Operating Agreement of TRB Flamingo, LLC.

†3.248	Certificate of Limited Partnership of New Gaming Capital Partnership, as amended.

†3.249	Second Amended and Restated Limited Partnership Agreement of New Gaming Capital Partnership.

†3.250	Certificate of Incorporation of Bally’s Park Place, Inc. (f/k/a Bally Manufacturing of New Jersey, Inc., f/k/a Bally of New Jersey, Inc.), as amended.

†3.251	Amended and Restated Bylaws of Bally’s Park Place, Inc.

†3.252	Certificate of Incorporation of Boardwalk Regency Corporation (f/k/a Desert Palace of New Jersey, Inc.), as amended.

†3.253	Bylaws of Boardwalk Regency Corporation (f/k/a Desert Palace of New Jersey, Inc.).

Exhibit No.	Exhibit
†3.254	Certificate of Incorporation of Caesars New Jersey, Inc., as amended.

†3.255	Amended and Restated Bylaws of Caesars New Jersey, Inc.

†3.256	Certificate of Incorporation of Caesars World Marketing Corporation (f/k/a Caesars World Branch Office Marketing, Inc., f/k/a Caesars National Marketing, Inc.).

†3.257	Bylaws of Caesars World Marketing Corporation (f/k/a Caesars World Branch Office Marketing, Inc., f/k/a Caesars National Marketing, Inc.).

†3.258	Certificate of Incorporation of GNOC, Corp., as amended.

†3.259	Bylaws of GNOC, Corp.

†3.260	Certificate of Incorporation of Martial Development Corp.

†3.261	Bylaws of Martial Development Corp.

†3.262	Certificate of Incorporation of Players Services, Inc.

†3.263	Bylaws of Players Services, Inc.

†3.264	Certificate of Formation of Atlantic City Country Club 1, LLC.

†3.265	Operating Agreement of Atlantic City Country Club 1, LLC.

†3.266	Articles of Organization of Harrah’s NC Casino Company, LLC.

†3.267	Operating Agreement of Harrah’s NC Casino Company, LLC.

†3.268	Articles of Incorporation of Harrah South Shore Corporation, as amended.

†3.269	Amended and Restated Bylaws of Harrah South Shore Corporation.

†3.270	Certificate of Formation of Showboat Atlantic City Mezz 1, LLC.

†3.271	Amended and Restated Operating Agreement of Showboat Atlantic City Mezz 1, LLC.

†3.272	Certificate of Formation of Showboat Atlantic City Mezz 2, LLC.

†3.273	Amended and Restated Operating Agreement of Showboat Atlantic City Mezz 2, LLC.

†3.274	Certificate of Formation of Showboat Atlantic City Mezz 3, LLC.

†3.275	Amended and Restated Operating Agreement of Showboat Atlantic City Mezz 3, LLC.

†3.276	Certificate of Formation of Showboat Atlantic City Mezz 4, LLC.

†3.277	Amended and Restated Operating Agreement of Showboat Atlantic City Mezz 4, LLC.

†3.278	Certificate of Formation of Showboat Atlantic City Mezz 5, LLC.

†3.279	Amended and Restated Operating Agreement of Showboat Atlantic City Mezz 5, LLC.

†3.280	Certificate of Formation of Showboat Atlantic City Mezz 6, LLC.

†3.281	Amended and Restated Operating Agreement of Showboat Atlantic City Mezz 6, LLC.

†3.282	Certificate of Formation of Showboat Atlantic City Mezz 7, LLC.

†3.283	Amended and Restated Operating Agreement of Showboat Atlantic City Mezz 7, LLC.

†3.284	Certificate of Formation of Showboat Atlantic City Mezz 8, LLC.

†3.285	Amended and Restated Operating Agreement of Showboat Atlantic City Mezz 8, LLC.

†3.286	Certificate of Formation of Showboat Atlantic City Mezz 9, LLC.

†3.287	Amended and Restated Operating Agreement of Showboat Atlantic City Mezz 9, LLC.

Exhibit No.	Exhibit
†3.288	Certificate of Formation of Showboat Atlantic City Propco, LLC.

†3.289	Amended and Restated Operating Agreement of Showboat Atlantic City Propco, LLC.

†3.290	Certificate of Formation of Tahoe Garage Propco, LLC.

†3.291	Amended and Restated Operating Agreement of Tahoe Garage Propco, LLC.

†3.292	Articles of Incorporation of Harveys Tahoe Management Company, Inc.

†3.293	Bylaws of Harveys Tahoe Management Company, Inc.

†3.294	Articles of Incorporation of HTM Holding, Inc. (f/k/a HTM Operating Company, Inc.)

†3.295	Bylaws of HTM Holding, Inc. (f/k/a HTM Operating Company, Inc.)

†3.296	Articles of Incorporation of Showboat Holding, Inc.

†3.297	Bylaws of Showboat Holding, Inc.

†3.298	Articles of Organization of DCH Lender, LLC.

†3.299	Operating Agreement of DCH Lender, LLC.

†3.300	Articles of Organization of Durante Holdings, LLC.

†3.301	Amended and Restated Operating Agreement of Durante Holdings, LLC.

†3.302	Articles of Organization of Caesars Entertainment Development, LLC (f/k/a PPE Development, LLC), as amended.

†3.303	Amended and Restated Operating Agreement of Caesars Entertainment Development, LLC (f/k/a PPE Development, LLC).

†3.304	Certificate of Incorporation of Ocean Showboat, Inc., as amended.

†3.305	Amended and Restated Bylaws of Ocean Showboat, Inc.

†3.306	Certificate of Formation of Showboat Atlantic City Operating Company, LLC.

†3.307	Limited Liability Company Agreement of Showboat Atlantic City Operating Company, LLC.

4.1	Certificate of Designation of Non-Voting Perpetual Preferred Stock of Harrah’s Entertainment, Inc., dated January 28, 2008. (Incorporated by reference to the exhibit to the Company’s Registration Statement on Form S-8 filed January 31, 2008.)

4.2	Indenture, dated as of December 18, 1998, among Harrah’s Operating Company, Inc. as obligor, Harrah’s Entertainment, Inc., as Guarantor, and IBJ Schroder Bank & Trust Company, as Trustee relating to the 7 1/2% Senior Notes Due 2009. (Incorporated by reference to the exhibit to the Registration Statement on Form S-3 of Harrah’s Entertainment, Inc. and Harrah’s Operating Company, Inc., File No. 333-69263, filed December 18, 1998.)

4.3	Indenture, dated as of November 9, 1999 between Park Place Entertainment Corp., as Issuer, and Norwest Bank Minnesota, N.A., as Trustee relating to the 8.5% Senior Notes due 2006 and 8.875% Senior Subordinated Notes due 2008. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.)

4.4	Officers’ Certificate, dated as of September 12, 2000 with respect to the 8.875% Senior Subordinated Notes due 2008. (Incorporated by reference to the exhibit to Park Place Entertainment Corporation’s Current Report on Form 8-K, filed September 19, 2000.)

4.5	First Supplemental Indenture, dated as of June 13, 2005, to Indenture dated as of November 9, 1999, between Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., Caesars Entertainment, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to the 8.5% Senior Notes due 2006 and the 8.875% Senior Subordinated Notes due 2008. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.)

Exhibit No.	Exhibit
4.6	Second Supplemental Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and Wells Fargo Bank, National Association, as Trustee, to the Indenture, dated as of November 9, 1999, as supplemented by certain Officers’ Certificates dated as of November 9, 1999 and September 12, 2000, and as further amended and supplemented by a First Supplemental Indenture, dated as of June 13, 2005, with respect to the 8.5% Senior Notes due 2006 and the 8.875% Senior Subordinated Notes due 2008. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed August 2, 2005.)

4.7	Indenture, dated as of January 29, 2001, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and Bank One Trust Company, N.A., as Trustee, relating to the 8.0% Senior Notes Due 2011. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)

4.8	Indenture, dated as of May 14, 2001, between Park Place Entertainment Corp., as Issuer, and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to the 8 1/8% Senior Subordinated Notes due 2011. (Incorporated by reference to the exhibit to the Registration Statement on Form S-4 of Park Place Entertainment Corporation, File No. 333-62508, filed June 7, 2001.)

4.9	First Supplemental Indenture, dated as of June 13, 2005, to Indenture, dated as of May 14, 2001, between Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., Caesars Entertainment, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to the 8 1/8% Senior Subordinated Notes due 2011. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.)

4.10	Second Supplemental Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and Wells Fargo Bank, National Association, as Trustee, to the Indenture, dated as of May 14, 2001, as amended and supplemented by a First Supplemental Indenture, dated as of June 13, 2005, with respect to the 8 1/8% Senior Subordinated Notes due 2011. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed August 2, 2005.)

4.11	Indenture, dated as of August 22, 2001, between Park Place Entertainment Corp., as Issuer, and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to the 7.50% Senior Notes due 2009. (Incorporated by reference to the exhibit to the Registration Statement on Form S-4 of Park Place Entertainment Corporation, File No. 333-69838, filed September 21, 2001.)

4.12	First Supplemental Indenture, dated as of June 13, 2005, to Indenture, dated as of August 22, 2001, between Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., Caesars Entertainment, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to the 7.50% Senior Notes due 2009. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.)

4.13	Second Supplemental Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and Wells Fargo Bank, National Association, as Trustee, to the Indenture, dated as of August 22, 2001, as amended and supplemented by a First Supplemental Indenture, dated as of June 13, 2005, with respect to the 7.50% Senior Notes due 2009. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed August 2, 2005.)

4.14	Indenture, dated as of March 14, 2002, between Park Place Entertainment Corp., as Issuer, and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to the 7 7/8% Senior Subordinated Notes due 2010. (Incorporated by reference to the exhibit to the Registration Statement on Form S-4 of Park Place Entertainment Corporation, File No. 333-86142, filed April 12, 2002.)

Exhibit No.	Exhibit
4.15	First Supplemental Indenture, dated as of June 13, 2005, to Indenture, dated as of March 14, 2002, between Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., Caesars Entertainment, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to the 7 7/8% Senior Subordinated Notes due 2010. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.)

4.16	Second Supplemental Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and Wells Fargo Bank, National Association, as Trustee, to the Indenture, dated as of March 14, 2002, as amended and supplemented by a First Supplemental Indenture, dated as of June 13, 2005, with respect to the 7 7 /8% Senior Subordinated Notes due 2010. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed August 2, 2005.)

4.17	Indenture, dated as of April 11, 2003, between Park Place Entertainment Corp., as Issuer, and U.S. Bank National Association, as Trustee, with respect to the 7% Senior Notes due 2013. (Incorporated by reference to the exhibit to the Registration Statement on Form S-4 of Park Place Entertainment Corporation, File No. 333-104829, filed April 29, 2003.)

4.18	First Supplemental Indenture, dated as of June 13, 2005, to Indenture, dated as of April 11, 2003, between Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., Caesars Entertainment, Inc. and U.S. Bank National Association, as Trustee, with respect to the 7% Senior Notes due 2013. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.)

4.19	Second Supplemental Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and U.S. Bank National Association, as Trustee, to the Indenture, dated as of April 11, 2003, as amended and supplemented by a First Supplemental Indenture, dated as of June 13, 2005, with respect to the 7% Senior Notes due 2013. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed August 2, 2005.)

4.20	Indenture, dated as of December 11, 2003, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.375% Senior Notes due 2013. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.)

4.21	Indenture, dated as of June 25, 2004, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.50% Senior Notes due 2010. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.)

4.22	Indenture, dated as of February 9, 2005, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the Senior Floating Rate Notes due 2008. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.)

4.23	Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed August 2, 2005.)

4.24	First Supplemental Indenture, dated as of September 9, 2005, to Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc. as Guarantor, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024. (Incorporated by reference to the exhibit to the Registration Statement on Form S-3/A of Harrah’s Entertainment, Inc., File No. 333-127210, filed September 19, 2005.)

Exhibit No.	Exhibit
4.25	Second Supplemental Indenture, dated as of January 8, 2008, to Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc. as Guarantor, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

4.26	Third Supplemental Indenture, dated as of January 28, 2008, to Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc. as Guarantor, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed January 28, 2008)

4.27	Indenture, dated as of May 27, 2005, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.625% Senior Notes due 2015. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed June 3, 2005.)

4.28	First Supplemental Indenture, dated as of August 19, 2005, to Indenture, dated as of May 27, 2005, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.625% Senior Notes due 2015. (Incorporated by reference to the exhibit to the Registration Statement on Form S-4 of Harrah’s Entertainment, Inc., File No. 333-127840, filed August 25, 2005.)

4.29	Second Supplemental Indenture, dated as of September 28, 2005, to Indenture, dated as of May 27, 2005, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.625% Senior Notes due 2015. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed October 3, 2005.)

4.30	Indenture dated as of September 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.75% Senior Notes due 2017. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed October 3, 2005.)

4.31	Indenture, dated as of June 9, 2006, between Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. National Bank Association, as Trustee, relating to the 6.50% Senior Notes due 2016. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 14, 2006.)

4.32	Officers’ Certificate, dated as of June 9, 2006, pursuant to Sections 301 and 303 of the Indenture dated as of June 9, 2006 between Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. National Bank Association, as Trustee, relating to the 6.50% Senior Notes due 2016. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 14, 2006.)

4.33	Indenture, dated as of February 1, 2008, by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, relating to the 10.5% Senior Cash Pay Notes due 2016 and 10.5%/11.5% Senior Toggle Notes due 2018. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed February 4, 2008.)

4.34	First Supplemental Indenture, dated as of June 12, 2008, by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, relating to the 10.5% Senior Cash Pay Notes due 2016 and 10.5%/11.5% Senior Toggle Notes due 2018. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

Exhibit No.	Exhibit
4.35	Registration Rights Agreement, dated as of February 1, 2008, by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein), Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA), LLC, Deutsche Bank Securities, Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Sterns & Co., Inc., Goldman, Sachs & Co., Morgan Stanley & Co. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed February 4, 2008.)

4.36	Stockholders’ Agreement, dated as of January 28, 2008, by and among Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC, Co-Invest Hamlet Holdings B, LLC, Hamlet Holdings LLC and Harrah’s Entertainment, Inc., and, solely with respect to Sections 3.01 and 6.07, Apollo Investment Fund VI, L.P. and TPG V Hamlet AIV, L.P. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

4.37	Services Agreement, dated as of January 28, 2008, by and among Harrah’s Entertainment, Inc., Apollo Management VI, L.P., Apollo Alternative Assets, L.P. and TPG Capital, L.P. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

4.38	Management Investor Rights Agreement, dated as of January 28, 2008, by and among Harrah’s Entertainment, Inc., Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Hamlet Holdings LLC and the stockholders that are parties thereto (incorporated by reference to Exhibit 4.2 to Harrah’s Entertainment, Inc.’s Registration Statement on Form S-8 filed January 31, 2008)

*4.39	Indenture, dated as of December 24, 2008, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as Trustee, relating to the 10.00% Second-Priority Senior Secured Notes due 2018 and 10.00% Second-Priority Senior Secured Notes due 2015.

*4.40	Collateral Agreement, dated as of December 24, 2008, by and among Harrah’s Operating Company, Inc. as Issuer, each Subsidiary of the Issuer identified therein, and U.S. Bank National Association, as Collateral Agent.

*5.1	Opinion of O’Melveny & Myers LLP regarding the validity of the 10.75% Senior Notes and the 10.75%/11.5% Senior Toggle Notes offered hereby

10.1	Credit Agreement, dated as of January 28, 2008, by and among Hamlet Merger Inc., Harrah’s Operating Company, Inc. as Borrower, the Lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent and Collateral Agent, Deutsche Bank AG New York Branch, as Syndication Agent, and Citibank, N.A., Credit Suisse, Cayman Islands Branch, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc., and Bear Sterns Corporate Lending, Inc., as Co-Documentation Agents. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

10.2	Guaranty and Pledge Agreement, dated as of January 28, 2008, made by Hamlet Merger Inc. in favor of Bank of America, N.A., as Administrative Agent and Collateral Agent. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

Exhibit No.	Exhibit
10.3	Senior Unsecured Interim Loan Agreement, dated as of January 28, 2008, by and among Harrah’s Operating Company, Inc., as Borrower, the Lenders party thereto from time to time, Citibank, N.A., as Administrative Agent, Deutsche Bank AG New York Branch, as Syndication Agent, Banc of America Bridge LLC, Credit Suisse, Cayman Islands Branch, JPMorgan Chase Bank, N.A., and Merrill Lynch Capital Corporation, as Co-Documentation Agents, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Bookrunners and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as Joint Lead Arrangers. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

10.4	Amended and Restated Loan Agreement, dated as of May 22, 2008, by and among Harrah’s Las Vegas Propco, LLC, Harrah’s Atlantic City Propco, LLC, Rio Propco, LLC, Flamingo Las Vegas Propco, LLC, Paris Las Vegas Propco, LLC and Harrah’s Laughlin Propco, LLC, as Borrowers, and JPMorgan Chase Bank, N.A., as Lender. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.5	Amended and Restated First Mezzanine Loan Agreement, dated as of May 22, 2008, by and among Harrah’s Las Vegas Mezz 1, LLC, Harrah’s Atlantic City Mezz 1, LLC, Rio Mezz 1, LLC, Flamingo Las Vegas Mezz 1, LLC, Paris Las Vegas Mezz 1, LLC and Harrah’s Laughlin Mezz 1, LLC, as Borrowers, and JPMorgan Chase Bank, N.A., as Lender. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.6	Amended and Restated Second Mezzanine Loan Agreement, dated as of May 22, 2008, by and among Harrah’s Las Vegas Mezz 2, LLC, Harrah’s Atlantic City Mezz 2, LLC, Rio Mezz 2, LLC, Flamingo Las Vegas Mezz 2, LLC, Paris Las Vegas Mezz 2, LLC and Harrah’s Laughlin Mezz 2, LLC, as Borrowers, and JPMorgan Chase Bank, N.A., as Lender. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.7	Amended and Restated Third Mezzanine Loan Agreement, dated as of May 22, 2008, by and among Harrah’s Las Vegas Mezz 3, LLC, Harrah’s Atlantic City Mezz 3, LLC, Rio Mezz 3, LLC, Flamingo Las Vegas Mezz 3, LLC, Paris Las Vegas Mezz 3, LLC and Harrah’s Lauglin Mezz 3, LLC, as Borrowers, and JPMorgan Chase Bank, N.A., as Lender. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.8	Amended and Restated Fourth Mezzanine Loan Agreement, dated as of May 22, 2008, by and among Harrah’s Las Vegas Mezz 4, LLC, Harrah’s Atlantic City Mezz 4, LLC, Rio Mezz 4, LLC, Flamingo Las Vegas Mezz 4, LLC, Paris Las Vegas Mezz 4, LLC and Harrah’s Laughlin Mezz 4, LLC, as Borrowers, and JPMorgan Chase Bank, N.A., as Lender. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.9	Amended and Restated Fifth Mezzanine Loan Agreement, dated as of May 22, 2008, by and among Harrah’s Las Vegas Mezz 5, LLC, Harrah’s Atlantic City Mezz 5, LLC, Rio Mezz 5, LLC, Flamingo Las Vegas Mezz 5, LLC, Paris Las Vegas 5, LLC and Harrah’s Laughlin Mezz 5, LLC, as Borrowers, and JPMorgan Chase Bank, N.A., as Lender. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.10	Amended and Restated Sixth Mezzanine Loan Agreement, dated as of May 22, 2008, by and among Harrah’s Las Vegas Mezz 6, LLC, Harrah’s Atlantic City Mezz 6, LLC, Rio Mezz 6, LLC, Flamingo Las Vegas Mezz 6, LLC, Paris Las Vegas Mezz 6, LLC and Harrah’s Laughlin Mezz 6, LLC, as Borrowers, and JPMorgan Chase Bank, N.A., as Lender. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.11	Amended and Restated Seventh Mezzanine Loan Agreement, dated as of May 22, 2008, by and among Harrah’s Las Vegas Mezz 7, LLC, Harrah’s Atlantic City Mezz 7, LLC, Rio Mezz 7, LLC, Flamingo Las Vegas Mezz 7, LLC, Paris Las Vegas Mezz 7, LLC and Harrah’s Laughlin Mezz 7, LLC, as Borrowers, and JPMorgan Chase Bank, N.A., as Lender. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

Exhibit No.	Exhibit
10.12	Amended and Restated Eighth Mezzanine Loan Agreement, dated as of May 22, 2008, by and among Harrah’s Las Vegas Mezz 8, LLC, Harrah’s Atlantic City Mezz 8, LLC, Rio Mezz 8, LLC, Flamingo Las Vegas Mezz 8, LLC, Paris Las Vegas Mezz 8, LLC and Harrah’s Laughlin Mezz 8, LLC, as Borrowers, and JPMorgan Chase Bank, N.A., as Lender. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.13	Amended and Restated Ninth Mezzanine Loan Agreement, dated as of May 22, 2008, by and among Harrah’s Las Vegas Mezz 9, LLC, Harrah’s Atlantic City Mezz 9, LLC, Rio Mezz 9, LLC, Flamingo Las Vegas Mezz 9, LLC, Paris Las Vegas Mezz 9, LLC and Harrah’s Laughlin Mezz 9, LLC, as Borrowers, and JPMorgan Chase Bank, N.A., as Lender. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.14	Employment Agreement, dated as of January 28, 2008, by and between Harrah’s Entertainment, Inc. and Gary W. Loveman. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

10.15	Rollover Option Agreement, dated as of January 28, 2008, by and between Harrah’s Entertainment, Inc. and Gary W. Loveman. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

10.16	Form of Employment Agreement between Harrah’s Operating Company, Inc. and Charles L. Atwood and J. Carlos Tolosa. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed April 11, 2008.)

10.17	Form of Employment Agreement between Harrah’s Operating Company, Inc. and Jonathan S. Halkyard and Thomas M. Jenkin. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed April 11, 2008.)

10.18	Form of Severance Agreement entered into with Charles L. Atwood, Jonathan S. Halkyard, Thomas M. Jenkin and J. Carlos Tolosa. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.)

10.19	Form of Indemnification Agreement entered into by The Promus Companies Incorporated and each of its directors and executive officers. (Incorporated by reference to the exhibit to the Registration Statement of Harrah’s Entertainment, Inc. on Form 10, File No. 1-10410, filed on December 13, 1989.)

10.20	Form of Supplemental Indemnification Agreement entered into by Harrah’s Entertainment, Inc. and each of its directors and executive officers. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed July 21, 2006.)

10.21	Financial Counseling Plan of Harrah’s Entertainment, Inc. as amended June 1996. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995.)

10.22	Summary Plan Description of Executive Term Life Insurance Plan. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996.)

10.23	Harrah’s Entertainment, Inc. 2005 Senior Executive Incentive Plan. (Incorporated by reference from Annex C to the Company’s Proxy Statement, filed March 4, 2004.)

10.24	The 2001 Restatement of the Harrah’s Entertainment, Inc. Savings And Retirement Plan, effective January 1, 2002. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.)

10.25	First Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan effective January 1, 1997. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.)

Exhibit No.	Exhibit
10.26	Second Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan effective January 1, 2002. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.)

10.27	Third Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan effective November 24, 2003. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.)

10.28	Fourth Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan executed December 22, 2003. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.)

10.29	Fifth Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan effective January 1, 2005. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.)

10.30	Sixth Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan adopted July 20, 2005. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.)

10.31	Seventh Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan effective August 30, 2005. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.)

10.32	Eighth Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan adopted September 20, 2006. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.)

10.33	Ninth Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan adopted November 7, 2006. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.)

10.34	Tenth Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan executed December 29, 2006. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.)

10.35	Eleventh Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan executed July 11, 2008. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.36	Trust Agreement dated June 20, 2001 by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank Minnesota, N.A. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.)

10.37	Escrow Agreement, dated February 6, 1990, by and between The Promus Companies Incorporated, certain subsidiaries thereof, and Sovran Bank, as escrow agent (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 1989.)

10.38	Amendment to Escrow Agreement dated as of October 29, 1993 among The Promus Companies Incorporated, certain subsidiaries thereof, and NationsBank, formerly Sovran Bank. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993.)

10.39	Amendment, dated as of June 7, 1995, to Escrow Agreement among The Promus Companies Incorporated, certain subsidiaries thereof and NationsBank. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed June 15, 1995.)

10.40	Amendment, dated as of July 18, 1996, to Escrow Agreement between Harrah’s Entertainment, Inc. and NationsBank. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.)

Exhibit No.	Exhibit
10.41	Amendment, dated as of October 30, 1997, to Escrow Agreement between Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc. and NationsBank. (Incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed March 10, 1998, File No. 1-10410.)

10.42	Amendment to Escrow Agreement, dated April 26, 2000, between Harrah’s Entertainment, Inc. and Wells Fargo Bank Minnesota, N.A., Successor to Bank of America, N.A. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.)

10.43	Letter Agreement with Wells Fargo Bank Minnesota, N.A., dated August 31, 2000, concerning appointment as Escrow Agent under Escrow Agreement for deferred compensation plans. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.)

10.44	Harrah’s Entertainment, Inc. Amended and Restated Executive Deferred Compensation Trust Agreement dated January 11, 2006 by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank, N.A. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

10.45	Amendment to the Harrah’s Entertainment, Inc. Amended and Restated Executive Deferred Compensation Trust Agreement effective January 28, 2008 by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank, N.A. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

10.46	Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Deferred Compensation Plan, effective August 3, 2007. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.)

10.47	Amendment and Restatement of Harrah’s Entertainment, Inc. Deferred Compensation Plan, effective as of August 3, 2007. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.)

10.48	Amendment and Restatement of Park Place Entertainment Corporation Executive Deferred Compensation Plan, effective as of August 3, 2007. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.)

10.49	Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan, effective as of August 3, 2007. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.)

10.50	Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II, effective as of August 3, 2007. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.)

10.51	Harrah’s Entertainment, Inc. Management Equity Incentive Plan, effective as of February 27, 2008. (Incorporated by reference to the exhibit to the Company’s Registration Statement on Form S-8 filed April 28, 2008.)

10.52	Stock Option Grant Agreement dated February 27, 2008 between Gary W. Loveman and Harrah’s Entertainment, Inc. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.53	Stock Option Grant Agreement dated February 27, 2008 between Charles L. Atwood and Harrah’s Entertainment, Inc. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.54	Stock Option Grant Agreement dated February 27, 2008 between Jonathan S. Halkyard and Harrah’s Entertainment, Inc. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

Exhibit No.	Exhibit
10.55	Stock Option Grant Agreement dated February 27, 2008 between J. Carlos Tolosa and Harrah’s Entertainment, Inc. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.56	Stock Option Grant Agreement dated February 27, 2008 between Thomas M. Jenkin and Harrah’s Entertainment, Inc. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.57	Form of Stock Option Grant Agreement dated July 1, 2008 between Harrah’s Entertainment, Inc. and each of Jeanne P. Jackson, Lynn C. Swann and Christopher J. Williams. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.)

10.58	Form of Indemnification Agreement entered into by the Company and each of its directors and executive officers. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed October 6, 2008.)

*12	Computation of Ratio of Earnings to Fixed Charges.

14	Harrah’s Entertainment, Inc. Code of Business Conduct and Ethics for Principal Officers, adopted February 26, 2003. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed March 10, 2003.)

†21	Subsidiaries of Harrah’s Entertainment, Inc.

†23.1	Consent of independent registered public accounting firm to use of report relating to the consolidated financial statements of the Company, dated December 24, 2008.

*23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)

†24	Powers of Attorney (included on signature pages of this Registration Statement.)

†25	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of U.S. National Bank Association, as Trustee with respect to the Indenture governing the 10.75% Senior Notes due 2016 and the 10.75%/11.5% Senior Toggle Notes due 2018.

†99.1	Form of Transmittal Letter.

†99.2	Form of Notice of Guaranteed Delivery.

†99.3	Form of Letter to Brokers.

†99.4	Form of Letter to Clients.

*	Filed herewith.
†	Previously Filed

Schedule II

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

(In millions)

Column A	Column B	Column C			Column D		Column E
Description	Balance at Beginning of Period	Additions			Deductions from Reserves		Balance at End of Period
		Charged to Costs and Expenses	Charged to Other Accounts
YEAR ENDED DECEMBER 31, 2007
Allowance for doubtful accounts
Current	$94.7	$135.3	$—		$(103.8	) (a)	$126.2

Long-term	$0.3	$—	$—		$—		$0.3

Liability to sellers under acquisition agreement (b)	$2.0	$—	$—		$(0.2)		$1.8

YEAR ENDED DECEMBER 31, 2006
Allowance for doubtful accounts
Current	$111.8	$71.8	$—		$(88.9	) (a)	$94.7

Long-term	$0.3	$—	$—		$—		$0.3

Liability to sellers under acquisition agreement (b)	$3.6	$—	$—		$(1.6)		$2.0

YEAR ENDED DECEMBER 31, 2005
Allowance for doubtful accounts
Current	$48.6	$29.5	$75.8	(c)	$(42.1	) (a)	$111.8

Long-term	$—	$—	$0.3	(c)	$—		$0.3

Liability to sellers under acquisition agreement (b)	$23.6	$—	$—		$(20.0)		$3.6

Reserve for structural repairs (d)	$0.7	$—	$—		$(0.7)		$—

(a)	Uncollectible accounts written off, net of amounts recovered.

(b)	We acquired Players International, Inc., (“Players”) in March 2000. In 1995, Players acquired a hotel and land adjacent to its riverboat gaming facility in Lake Charles, Louisiana, for cash plus future payments to the seller based on the number of passengers boarding the riverboat casinos during a defined term. In accordance with the guidance provided by APB 16 regarding the recognition of liabilities assumed in a business combination accounted for as a purchase, Players estimated the net present value of the future payments to be made to the sellers and recorded that amount as a component of the total consideration paid to acquire these assets. Our recording of this liability in connection with the purchase price allocation process following the Players acquisition was originally reported in 2000. Our casino operations in Lake Charles sustained significant damage in late third quarter 2005 as a result of Hurricane Rita. As a result of hurricane damage, and upon the Company’s subsequent decision to scale back operations in Lake Charles and ultimately sell the property, the current and long-term portions of this obligation were written down in fourth quarter 2005; the credit is included in Discontinued operations on our Consolidated Statements of Income. We sold Harrah’s Lake Charles in fourth quarter 2006. Prior to the sale, the current and long-term portions of this obligation were included in Liabilities held for sale on our Consolidated Balance Sheets. The remaining long-term portion of this liability is included in Deferred credits and other on our Consolidated Balance Sheets; the current portion of this obligation is included in Accrued expenses on our Consolidated Balance Sheets.

(c)	2005 Charged to Other Accounts consists primarily of the balances acquired from our acquisition of Caesars Entertainment, Inc., on June 13, 2005.

(d)	During 2002, we discovered that water leaks had caused considerable damage to a hotel tower at our property in Reno, Nevada. Following an initial assessment of the extent of the damage, our design and construction department (assisted by third-party experts) estimated that the costs to repair the damage would total approximately $5 million.